As filed with the U.S. Securities and Exchange Commission on September 19, 2025

Registration No. 333-289396

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

K WAVE MEDIA LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	7819	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

121 South Church Street

George Town, Grand Cayman,

KY1-1104

Cayman Islands

(Address of principal executive offices)

Tel: 703-790-0717

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Andrew M. Tucker

Duane Morris LLP

901 New York Avenue

N.W., Suite 700 East

Washington, DC 20001-4795

Telephone: (202) 776-5248

Approximate date of commencement of proposed sale to public: From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED September 19, 2025

K Wave Media Ltd.

Up to 14,603,234 Ordinary Shares

This prospectus of K Wave Media Ltd., a Cayman Islands exempted company (“we,” “us,” “our,” “K Wave,” “Pubco,” or the “Company”) relates to the resale by Anson Investments Master Fund, LP and Anson East Master Fund LP (each, a “Selling Shareholder,” and, together, the “Selling Shareholders”) from time to time of up to 14,603,234 ordinary shares, par value $0.0001 (“Ordinary Shares”) (the “Offered Shares”).

The Ordinary Shares to which this prospectus relates may be issued by us to the Selling Shareholders pursuant to (i) the Senior Secured Convertible Notes issued by the Company on July 11, 2025 to the Selling Shareholders pursuant to the Securities Purchase Agreement, dated as of July 3, 2025, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”), in the aggregate principal amount of $15,789,473.68 (the “Initial Notes”), which Initial Notes are convertible into an aggregate of 4,449,761 Ordinary Shares (assuming interest is payable on such notes at a rate of 12% commencing on the date of issuance of the applicable SPA Note and ending on the date that is 2 years thereafter); (ii) the warrants to purchase an aggregate of 4,312,180 Ordinary Shares issued by the Company on July 11, 2025 to the Selling Shareholders pursuant to the SPA (the “Initial Warrants”); (iii) Senior Secured Convertible Notes which may be issued by the Company to the Selling Shareholders pursuant to the SPA in the aggregate principal amount of $10,526,315.79 (the “Second Notes”), which Second Notes are convertible into an aggregate of 2,996,507 Ordinary Shares (assuming interest is payable on such notes at a rate of 12% commencing on the date of issuance of the applicable SPA Note and ending on the date that is 2 years thereafter); and (iv) warrants to purchase an aggregate of 2,874,786 Ordinary Shares which may be issued by the Company to the Selling Shareholders pursuant to the SPA (the “Second Warrants” and, together with the Initial Notes, the Initial Warrants, and the Second Notes, the “Securities”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders. We will, however, receive the proceeds of any cash exercise of the Initial Warrant and/or Second Warrant by the Selling Shareholders.

The Selling Shareholders may sell or otherwise dispose of the Offered Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Shareholders may sell or otherwise dispose of our Ordinary Shares pursuant to this prospectus.

We will pay the expenses incurred in registering under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of our Ordinary Shares to which this prospectus relates by the Selling Shareholders, including legal and accounting fees. See section titled “Plan of Distribution” beginning on page 203 of this prospectus.

To the extent the Selling Shareholders decide to sell their Ordinary Shares, we will not control or determine the price at which the shares are sold.

You should read this prospectus, together with additional information described under the headings “Where You Can Find Additional Information” carefully before you invest in any of our securities.

Our Ordinary Shares and our Warrants (as defined below) are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “KWM” and “KWMWW”, respectively. The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on September 17, 2025, was $2.36 per share. We urge prospective purchasers of our Ordinary Shares to obtain current information about the market prices of our Ordinary Shares.

Investing in our Ordinary Shares involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 11 of this prospectus and in our filings with the U.S. Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Shareholders may, from time to time, sell the securities offered by them described in this prospectus. The Selling Shareholders may sell up to 14,603,234 Ordinary Shares from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offerings. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of the Ordinary Shares, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Shareholders will not make an offer to sell the Ordinary Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, is accurate only as of the date on the respective cover. Our business, prospects, financial condition or results of operations may have changed since those dates. This prospectus contains, and any prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable. Accordingly, investors should not place undue reliance on this information.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” “Pubco” or “K Wave” refer to K Wave Media Ltd., a Cayman Islands exempted company with limited liability, and its consolidated subsidiaries. In addition, in this prospectus:

●	“Acquisition Merger” refer to the merger, described in the Merger Agreement, between K Enter and Merger Sub, whereby K Enter is the surviving corporation;

●	“bitcoin” or “BTC” refers to the native cryptocurrency on the Bitcoin network;

●	“Blockchain” refers to a distributed ledger of transactions created by software (the blockchain protocol) that relies on advanced cryptography and a consensus mechanism to verify and record information;

●	“Blockchain network” refers to the network of computers that have downloaded and are running the publicly available source code, or protocol, for a given blockchain. A blockchain network is the collection of all miners, nodes or validators, wallets, and other network participants that use computing power to send transactions, maintain the ledger, and add new blocks to the blockchain. Blockchain networks are designed for different purposes. For example, Bitcoin was designed to serve as a peer-to-peer electronic cash system and then evolved into a store of value, whereas Ethereum was designed to be a smart contract and decentralized application platform;

●	“Business Combination” refer to the closing of the transactions under the Merger Agreement, including the Reincorporation Merger and the Acquisition Merger;

●	“Closing Date” refers to the date on which the Business Combination was consummated, which was May 13, 2025;

●	“Daily Traded Amount” shall mean the daily trading volume of the Company’s Ordinary Shares on the Principal Market during regular trading hours as reported by Bloomberg L.P.;

●	“Crypto rails” refers to the underlying infrastructure and technology that facilitate the transfer, storage, and exchange of digital assets. This includes blockchain networks and other systems that enable seamless and secure transactions within the digital asset ecosystem;

●	“Custodial wallet” refers to a type of digital asset wallet where a third party holds a user’s private keys and crypto assets. With a custodial wallet, a user must trust a third party to secure their funds and return them upon request. The most common custodial wallets are web-based exchange wallets;

●	“Custodian” refers to a person responsible for securely storing digital assets for another institution or individual. Typically, custodial services are targeted at institutional investors who hold large amounts of cryptocurrency. Custodians are often exchanges that host digital asset wallets for their users. A digital asset custodian must manage private cryptographic keys or material, backup and recovery of such material, and secure means of transaction construction and production of cryptographic signatures;

●	“Custody” refers to the storing and safekeeping of a user’s private keys and digital assets by a third party, often to protect against theft or loss. Custody solutions may include managing private keys and ensuring secure access to funds. For example, digital asset exchanges often custody their users’ private keys and cryptocurrency holdings;

●	“Digital asset” refers to a bearer asset that exists on a public blockchain network. As used in this prospectus, it is synonymous with crypto asset and cryptocurrency. These terms encompass a wide variety of assets, including cryptocurrencies, tokens, digital stocks, and non-fungible tokens;

●	“Ethereum” refers to a blockchain protocol that helped spawn innovations like smart contracts, stablecoins, and dApps and DeFi applications;

●	“Exchange Act” refer to the Securities Exchange Act of 1934, as amended;

●	“First Amendment” refer to the First Amendment to Merger Agreement, dated March 11, 2024, by and among Global Star, K Enter, K Wave and Merger Sub;

●	“Founder Shares” means the outstanding shares of GLST Class B Ordinary shares held by the Sponsor, Global Star’s directors and affiliates of Global Star’s management team in the total amount of 2,140,000 shares.

●	“Fourth Amendment” means the Fourth Amendment to Merger Agreement, dated December 11, 2024, by and among Global Star, K Enter, K Wave and Merger Sub;

●	“Global Star” or “GLST” or the “Company” refer to Global Star Acquisition Inc., a Delaware corporation;

●	“IFRS” refers to International Financial Reporting Standards issued by the IFRS Foundation and the International Accounting Standards Board;

●	“Initial Stockholders” are the initial stockholders of Global Star, including Anthony Ang, Nicholas Khoo, Shan Cui, Stephen Drew, Argon Lam Chun Win, Yang Kan Chong, Hai Chwee Chew and Jukka Rannila and excluding the Sponsor;

●	“IPO” refers to the initial public offering of 8,000,000 units of Global Star consummated on September 22, 2022;

●	“Joinder Agreement” refer to as the Joinder Agreement, dated July 13, 2023, entered into among K Wave, Merger Sub, Global Star and K Enter;

●	“K Enter” refers to K Enter Holdings Inc., a Delaware corporation;

●	“K Enter Charter” refers to K Enter’s Second Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on May 31, 2023;

●	“K Enter Ordinary shares” refer to the shares of K Enter’s ordinary shares, $0.0001 par value per share;

●	“Merger Agreement” refer to the Merger Agreement, dated June 15, 2023, by and between Global Star and K Enter, as modified by the Joinder Agreement, dated July 13, 2023, the First Amendment to Merger Agreement, dated March 11, 2024, the Second Amendment to Merger Agreement, dated June 28, 2024, the Third Amendment to Merger Agreement to Merger Agreement, dated July 25, 2024 and the Fourth Amendment to Merger Agreement dated December 11, 2024;

●	“Merger Sub” refer to GLST Merger Sub, Inc., a Delaware corporation;

●	“K Wave” refers to K Enter after the closing of the six (6) equity purchase agreements with (1) Play Company Co., Ltd.; (2) Solaire Partners LLC; (3) Apeitda Co., Ltd.; (4) The LAMP Co., Ltd.: (5) Bidangil Pictures Co., Ltd.; and (6) Studio Anseilen Co., Ltd.

●	“Plan of Merger” refers to the statutory plan of merger to be filed with the Registrar of Companies in the Cayman Islands to effect the Reincorporation Merger;

●	“Preferred Stock” refers to the Series A Preferred Stock and the Series A-1 Preferred Stock combined.

●	“Principal Market” shall mean the Nasdaq Stock Market (including the Capital Market, Global Market and/or the Global Select Market) (the “Nasdaq”); provided however, that in the event the Ordinary Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Ordinary Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Ordinary Shares;

●	“Protocol” refers to software establishing how computers within a given network communicate with one another. In the cryptoeconomy, the term is often used as a shorthand for blockchain protocol, such as the Bitcoin or Ethereum protocols;

●	“Private key” refers to a string of alphanumeric characters that allows a person to access and manage their digital assets in a digital wallet or other custodial solution, similar to a password. All private keys have a unique corresponding public key;

●	“Public key” refers to a cryptographic code that corresponds with a private key and allows for derivation of a blockchain address. Public keys bind control of blockchain addresses to secret private keys. This binding allows for transparent sending of assets to a public address while also ensuring exclusive control by the holder of the private key;

●	“K Wave” or the “Registrant” refer to K Wave Media Ltd., a Cayman Islands exempted company;

●	“K Wave Ordinary Shares” refer to K Wave’s ordinary shares;

●	“K Wave Charter” refers to K Wave’s Amended and Restated Memorandum and Articles of Association, in effect as of the consummation of the Business Combination.

●	“K Wave Rights” refer to K Wave’s rights which entitle the holder to receive 1/10 of one K Wave Ordinary Share upon the consummation of the Acquisition Merger;

●	“Reincorporation Merger” refer to the merger, described in the Merger Agreement, between Global Star and K Wave, whereby K Wave is the surviving corporation.

●	“Second Amendment” refer to the Second Amendment to Merger Agreement, dated June 28, 2024, by an among Global Star, K Enter, K Wave and Merger Sub;

●	“Series A Preferred Stock” refer to the shares of K Enter’s Series A Convertible Preferred Stock, $0.0001 par value per share.

●	“Series A-1 Preferred Stock” refer to the shares of K Enter’s Series A-1 Convertible Preferred Stock, $0.0001 par value per share.

●	“Sponsor” refers to Global Star Acquisition 1 LLC;

●	“Six Korean Entities” refers to (1) Play Company Co., Ltd., (2) Solaire Partners LLC, (3) Apeitda Co., Ltd., (4)The LAMP Co., Ltd., (5) Bidangil Pictures Co., Ltd., and (6) Studio Anseilen Co., Ltd., collectively;

v

●	“Stablecoin” refers to a digital asset that is expected to have a stable price relative to another asset such as fiat currency or a commodity (such as precious metals or industrial metals);

●	“Third Amendment” refer to the Third Amendment to Merger Agreement, dated July 25, 2024, by an among Global Star, K Enter, K Wave and Merger Sub;

●	“US Dollars,” “$,” or “US$” refer to the legal currency of the United States;

●	“User” refers to an individual or institution that has registered on our platform. As used in this prospectus, it is synonymous with customer;

●	“U.S. GAAP” refer to accounting principles generally accepted in the United States; and

●	“Warrants” or “K Wave Warrants” refer to our redeemable warrants which entitle the holder to purchase one Ordinary Share for $11.50.

●	Unless specified otherwise, “$,” “USD,” “US$” and “U.S. dollar” each refers to the United States dollar.

Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements appear in a number of places in this prospectus including, without limitation, statements about the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of K Wave and other statements about the period following the consummation of the Business Combination, statements in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business of K Wave.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of K Wave and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this prospectus and attributable to K Wave or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, K Wave undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of K Wave and related notes thereto included elsewhere in this prospectus.

OUR BUSINESS OVERVIEW

K WAVE’S BUSINESS

Overview

Formation. K Wave Media Ltd. (“K Wave” or “PubCo”), was a wholly-owned subsidiary of Global Star Acquisition Inc. (“Global Star”), and was incorporated on June 22, 2023 as a Cayman Islands exempted company. K Wave was formed for the purpose of becoming the ultimate parent company following the transactions contemplated in the Merger Agreement. K Wave maintained one direct wholly owned subsidiary, GLST Merger Sub Inc. (“Merger Sub”), a Delaware corporation. Merger Sub was incorporated to facilitate the consummation of the Merger Agreement. As of the date of the prospectus, Merger Sub has been merged with and into K Enter in connection with the Business Combination.

Business Combination Activities. On May 13, 2025 (the “Closing Date”), K Wave Media Ltd., a Cayman Islands exempted company (“PubCo” or the “Company”), consummated the previously announced business combination pursuant to the merger agreement, dated as of June 15, 2023, as modified by the joinder agreement, dated July 13, 2023, the First Amendment, dated March 11, 2024, the Second Amendment, dated June 28, 2024, the Third Amendment to Merger Agreement, dated July 25, 2024 and the Fourth Amendment to Merger Agreement, dated December 11, 2024 (the “Merger Agreement”), by and among the Company, Global Star Acquisition Inc., a Delaware corporation (“Global Star”), K Enter Holdings Inc., a Delaware corporation (“K Enter”) and GLST Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

The following transactions occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of Ordinary Shares of Global Star, other than Global Star Ordinary Shares owned by Global Star as treasury shares or any Global Star Ordinary Shares owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one ordinary share of K Wave (the “K Wave Ordinary Share”), (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one K Wave Ordinary Share at a price of $11.50 per whole share (the “K Wave Warrant”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one K Wave Ordinary Share at the closing of a business combination (the “K Wave Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one K Wave Ordinary Share, one K Wave Warrant, and one K Wave Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically cancelled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter Ordinary Shares issued and outstanding, including shares of K Enter Ordinary Shares deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of K Wave Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub Ordinary Shares issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

Planned Business Operations. K Wave plans to be engaged in the “IP content business,” which refers to a business that focuses on creating, investing in, managing, licensing, and monetizing intellectual property (IP) content such as TV shows, movies, dramas and music. At the heart of K Wave’s IP content business is the creation of original content or the acquisition of rights to existing content from creators, artists, or other sources, such as films and TV shows that are valuable intellectual property. In the case of the Merchandising Company it involves the merchandise sales of IP Content based on a popular musicians, TV shows and movies. K Wave regards its IP content, including copyrights, registered trademark and pending trademarks, service marks, domain names, trade secrets, proprietary technologies and similar intellectual property as critical to its success. K Wave will rely on trademark law, trade secret protection and confidentiality and license agreements with employees and others to protect K Wave’s proprietary rights.

On June 3, 2025, K Wave entered into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC (“Bitcoin Strategic”), providing for the sale by K Wave of up to $500 million of Ordinary Shares. Proceeds from the Bitcoin Strategic facility will be used to support K Wave’s Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, K Wave plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards.

In addition, on July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”), pursuant to which we (i) issued and sold Senior Secured Convertible Notes on July 11, 2025 to the Selling Shareholders in the aggregate principal amount of $15,789,473.68 and warrants to purchase up to $15,789,478.29 of our Ordinary Shares and (ii) may issue and sell to the Selling Shareholders up to $485 million in Senior Secured Convertible Notes and Warrants to Purchase up to $510,526,316 of Ordinary Shares. Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of these notes and warrants exclusively for the purchase of Bitcoin (BTC), thus further supporting K Wave’s Bitcoin-centric digital asset treasury strategy. We currently intend to use the remaining proceeds we receive from the sale of the SPA Notes and the SPA Warrants for working capital and other general corporate purposes.

Corporate Information. K Wave’s offices are located at:

K Wave Media

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104
Cayman Islands

(703) 790-0717

In connection with the closing of the Business Combination, the aggregate consideration for the Acquisition Merger was $590,000,000, payable in the form of 59,000,000 newly issued K Wave Ordinary Shares valued at $10.00 per share.

Acquisition of the Six Korean Entities

K Enter’s acquisition of Play Company Co., Ltd. (“Play Company”), Solaire Partners LLC (“Solaire”), Apeitda Co., Ltd. (“Apeitda”), The LAMP Co., Ltd. (“Lamp”), Bidangil Pictures Co., Ltd. (“Bidangil”), and Studio Anseilen Co., Ltd. (“Studio,” and collectively, the “Six Korean Entities”) was a closing condition to the Business Combination.

On January 2nd, 2025, K Enter closed the equity purchase for Play Company first and the acquisitions of each of the Six Korean Entities other than Play Company closing subsequently.

The acquisition of Play Company by K Enter was accounted for in accordance with the acquisition method of accounting under IFRS 3, with Play Company considered to be the acquirer of K Enter. As Play Company’s basis of accounting is IFRS, the combined K Enter – Play Company entity basis of accounting was IFRS.

The acquisitions of each of the Six Korean Entities other than Play Company by K Enter post the acquisition of Play Company was accounted for in accordance with the acquisition method of accounting under IFRS 3, with K Enter post the acquisition of Play Company considered to be the acquirer of each of the Six Korean Entities other than Play Company. As K Enter post the acquisition of Play Company basis of accounting was IFRS, New K Enter’s basis of accounting was IFRS.

Under the acquisition method of accounting, the preliminary purchase price was allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. Costs related to the transaction were expensed as incurred.

Accounting Acquirer

The Business Combination was accounted for as a capital reorganization in accordance with IFRS 2 as PubCo does not meet the criteria to be determined a business under IFRS 3. Under this method of accounting, PubCo was treated as the acquired company for financial reporting purposes, and New K Enter was treated as the acquirer for financial statement reporting purposes.

PIPE Securities Purchase Agreement

On January 31, 2025, the Company entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), promissory notes (the “PIPE Notes”) convertible into shares of Company common stock, par value $0.0001 per share (the financing under the PIPE Securities Purchase Agreement hereinafter referred to as the “PIPE Financing”) with an aggregate original principal amount of $4.5 million (the “Aggregate Closing PIPE Proceeds”). The PIPE Notes issued in the PIPE Financing were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the PIPE Subscription Agreements. The PIPE Financing closed on May 13, 2025. In addition, upon conversion the PIPE Investors received shares of K Enter Ordinary Shares from a K Enter shareholder, such shares shall be convertible into 900,000 K Wave ordinary shares.

The Aggregate Closing PIPE Proceeds were released to the Company in connection with the transactions contemplated by the Business Combination Agreement. The PIPE Notes are convertible into Ordinary Shares, at a price of $10.00 per share, to be adjusted downwardly as further described in the Form of Convertible Senior Unsecured Note, bear interest at 3.00% to be paid semi-annually, and mature on the thirty-sixth (36) month anniversary of the issuance date of the PIPE Notes.

Pursuant to the PIPE Securities Purchase Agreement, the PIPE Investors entered into a registration rights agreement (the “PIPE Registration Rights Agreement”) at the closing of the transactions contemplated by the PIPE Securities Purchase Agreement (the “PIPE Closing”). Pursuant to the PIPE Registration Rights Agreement, the Company provided certain registration rights with respect to the ordinary shares issuable upon conversion of the PIPE Notes in accordance with the terms of the PIPE Notes.

The Standby Equity Purchase Agreement

On June 3, 2025, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with the Bitcoin Strategic Reserve KWM LLC (“Bitcoin Strategic”), pursuant to which the Company has the right to sell to the Bitcoin Strategic up to $500 million of its Ordinary Shares (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of Ordinary Shares to Bitcoin Strategic under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any Ordinary Shares to Bitcoin Strategic under the SEPA.

Upon the satisfaction of the conditions to Bitcoin Strategic’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the Ordinary Shares issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct Bitcoin Strategic to purchase a specified number of Ordinary Shares (“Advance”) by delivering written notice to Bitcoin Strategic. While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding a notice of an Advance.

The Company will control the timing and amount of any sales of Ordinary Shares to Bitcoin Strategic. Actual sales of Ordinary Shares to Bitcoin Strategic under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the shares and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the date of the SEPA or (ii) the date on which Bitcoin Strategic shall have made payment of Advances pursuant to the SEPA for Ordinary Shares equal to the Commitment Amount. We have the right to terminate the SEPA at no cost or penalty upon three (3) business day’s prior written notice to Bitcoin Strategic, provided that (i) there are no outstanding Advance notices for which Ordinary Shares need to be issued and (ii) the Company has paid all amounts owed to Bitcoin Strategic pursuant to the SEPA. The Company and Bitcoin Strategic may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Bitcoin Strategic may assign or transfer respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.

The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells Ordinary Shares to Bitcoin Strategic. The Company expects that any proceeds received from such sales to Bitcoin Strategic will be used primarily for working capital and general corporate purposes and for purposes of implementing our previously announced treasury strategy (defined below).

Stephen Drew is the Managing Member of Bitcoin Strategic. Mr. Drew is an Initial Stockholder of the Company and a member of the Company’s Advisory Board. In addition, Mr. Drew served as a director of Global Star and is a Managing Partner of Global Fund LLC, along with Ted Kim, the Company’s Co-Founder, Chief Executive Officer and a member of the Company’s Board. The transactions consummated in connection with the SEPA and all negotiations relating thereto were conducted on an “arm’s length” basis.

The SEPA is attached as Exhibit 99.2 to the Report on 6-K filed by the Company with the SEC on June 24, 2025.

The Securities Purchase Agreement

On July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”).

Pursuant to and subject to the terms and conditions of the SPA, the Company agreed to issue and sell to the Selling Shareholders, and the Selling Shareholders agreed to purchase from the Company, severally and not jointly, (i) at the Initial Closing (as described below), for an aggregate amount of $15,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $15,789,473.68 (the “Initial Notes”) and warrants (the “Initial Warrants”) to purchase an aggregate of 4,312,180 of Ordinary Shares; and (ii) at the Second Closing (as described below), for an aggregate amount of up to $10,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $10,526,315.79 (the “Second Notes”) and warrants (the “Second Warrants”) to purchase an aggregate of 2,874,786 Ordinary Shares.

Additionally, pursuant to and subject to the terms and conditions of the SPA, the Company agreed to issue and sell to the Selling Shareholders, and the Selling Shareholders agreed to purchase from the Company, severally and not jointly, at the Additional Closing (as described below), if any, upon the terms and subject to the conditions set forth in the SPA and upon mutual written consent of the parties thereto, for an aggregate amount of up to $475,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $500,000,000 (the “Additional Notes”) and warrants (the “Additional Warrants”) to purchase an aggregate of 136,552,327 Ordinary Shares.

All of the Senior Secured Convertible Notes issued and issuable under the SPA (collectively, the “SPA Notes”) are convertible into Ordinary Shares at any time by the Selling Shareholders at a conversion price of $4.40 per Ordinary Share (subject to customary adjustment provisions in the SPA Notes described in greater detail below). All of the Warrants to Purchase Ordinary Shares issued and issuable under the SPA (collectively, the “SPA Warrants”) are exercisable into Ordinary Shares at any time by the Selling Shareholders at an exercise price of conversion price of $3.6616 per Ordinary Share (subject to customary adjustment provisions in the SPA Warrants described in greater detail below).

Accordingly, the Initial Notes and Second Notes (in each case, assuming interest is payable on such notes at a rate of 12% commencing on the date of issuance of the applicable SPA Note and ending on the date that is 2 years thereafter), and the Initial Warrants and Second Warrants, are issuable and exercisable, respectively, into an aggregate of 14,603,234 Ordinary Shares, which are the shares which are the subject of this prospectus (and which are collectively referred to herein as the “Offered Shares”).

On July 11, 2025, the “Initial Closing” under the SPA was consummated by the parties thereto, pursuant to which the Company sold to the Selling Shareholders, for an aggregate amount of $15,000,000, the Initial Notes and the Initial Warrants.

Pursuant to the SPA, the consummation of the “Second Closing” requires, in addition to customary conditions to closing, that (i) no event of default under the SPA Notes shall have occurred or be continuing; (ii) the closing price of the Company’s Ordinary Shares on the markets or exchanges on which the Ordinary Shares are listed or quoted for trading (the “Trading Market”) equals or exceeds $3.00 per share on each trading day during the ten consecutive trading days immediately prior to the date of the Second Closing (the “Second Closing Date”); (iii) the daily dollar trading volume for the Ordinary Shares on the Trading Market equals or exceeds $2,000,000 per trading day on each trading day during the ten consecutive trading days immediately prior to the Second Closing Date; and (iv) in accordance with the SPA Registration Rights Agreement (described below), the Registration Statement on Form F-1 of which this prospectus forms a part with respect to the Initial Closing and the Second Closing shall have been declared effective.

Pursuant to the SPA, the consummation of any Additional Closing requires, in addition to customary conditions to closing, that no event of default under the SPA Notes shall have occurred or be continuing.

In addition, as a condition to the consummation of the Second Closing and any Additional Closing, the SPA requires that, from the date of the SPA to the date of the applicable closing, trading in the Company’s Ordinary Shares shall not have been suspended by the SEC or the Trading Market or limited or minimum prices established by Bloomberg L.P., nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Selling Shareholders, makes it impracticable or inadvisable to purchase the applicable SPA Notes and SPA Warrants at such closing.

The SPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of the SPA Notes and the SPA Warrants exclusively for the purchase of Bitcoin (BTC).

The SPA Notes

The SPA Notes are substantially identical and each SPA Note matures, and all principal and any accrued interest on such SPA Note will be payable, on the date that is twenty-four months following its issuance date. The SPA Notes will not bear interest unless an event of default occurs under the SPA Notes, in which event the SPA Notes will bear interest at a rate of 12% per annum (retroactively commencing the date of issuance of the applicable SPA Note), payable at maturity. Additionally, any overdue accrued and unpaid interest to be paid under the SPA Notes will incur a late fee at an interest rate equal to 12% per annum (commencing on the date the interest was payable).

All of the SPA Notes are convertible into Ordinary Shares at any time by the Selling Shareholders at a conversion price of $4.40 per Ordinary Share (subject to customary adjustment provisions in the SPA Notes, including adjustments upon dividends by the Company of Ordinary Shares and upon any stock splits effectuated by the Company). Each SPA Note also provides that, at any time after the issuance date of such SPA Note, the holder may, at its option, convert (each, an “Alternate Conversion”) all, or any part of, the outstanding principal and accrued and unpaid interest under such SPA Note into Ordinary Shares at a conversion price equal to 92% of the lowest daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted in the ten trading days prior to the applicable Alternate Conversion date.

Notwithstanding the foregoing, pursuant to the SPA Notes, the Company may not effect the conversion of any SPA Note, and a Selling Shareholder holding such SPA Note will not have the right to convert such SPA Note, to the extent that after giving effect to the conversion, the Selling Shareholder and its affiliates would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the conversion.

No fractional shares will be issued upon any conversion of an SPA Note. If, upon conversion of an SPA Note, the applicable Selling Shareholder would be entitled to receive a fractional interest in an Ordinary Share, the Company may at its option, upon conversion, pay cash in lieu of any such factional share or round up to the nearest whole share.

Pursuant to each SPA Note, the Company must, for so long as such SPA Note is outstanding, cause all payments due under such SPA Note to (i) rank pari passu with all other SPA Notes and (ii) be senior to all other Indebtedness (as defined in the SPA) of the Company and its Subsidiaries.

The SPA Notes have customary event of default provisions. Under the SPA Notes, upon the occurrence or existence of any event of default, the outstanding principal amount, any accrued interest and any other amounts payable thereunder will be (or in certain instances, at the option of the holder thereof, may be) immediately accelerated.

The SPA Notes contain certain redemption rights of the Selling Shareholders upon certain financing and change of control events involving the Company.

The SPA Warrants

The SPA Warrants are substantially identical. The SPA Warrants provide the Selling Shareholders the right to purchase an aggregate of 143,739,293 Ordinary Shares at an exercise price of $3.6616 (subject to customary adjustment provisions in the SPA Warrants, including adjustments upon dividends by the Company of Ordinary Shares and upon any stock splits effectuated by the Company). Subject to certain exempted issuances, each SPA Warrant also provides that, if the Company, at any time while such SPA Warrant is outstanding, sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues any Ordinary Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, at an effective price per share less than the exercise price of such SPA Warrant then in effect (such lower price, the “Base Share Price”), then simultaneously with the consummation (or, if earlier, the announcement) of each such issuance, the exercise price of such SPA Warrant will be reduced to equal the Base Share Price. Additionally, each SPA Warrant provides that the Company may at any time during the term of such SPA Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Notwithstanding the foregoing, pursuant to the SPA Warrants, the Company may not exercise any SPA Warrant, and a Selling Shareholder holding such SPA Warrant will not have the right to exercise such SPA Warrant, to the extent that after giving effect to the exercise, the Selling Shareholder and its affiliates would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise.

Each SPA Warrant will be immediately exercisable on the date of the SPA Warrants’ respective issuances. The SPA Warrants expire on the fifth anniversary of their respective issuance dates.

The SPA Warrants may be exercised by a Selling Shareholder by paying the exercise price in cash or on a cashless basis. No fractional shares will be issued upon any exercise of any SPA Warrant. If, upon exercise of an SPA Warrant, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will round up to the nearest whole share.

The SPA Registration Rights Agreement

Pursuant to the SPA, on July 3, 2025, the Company and the Selling Shareholders entered into a Registration Rights Agreement (the “SPA Registration Rights Agreement”).

The SPA Registration Rights Agreement requires the Company to file registration statements under the Securities Act providing for the resale of all or part of the registrable securities held by the parties thereto as promptly as practicable, but in no event later than (i) the fifteenth day following (A) the Initial Closing with respect to the Initial Notes and the Second Notes and the Initial Warrants and the Second Warrants, and (B) each applicable additional closing date with respect to the Additional Notes and Additional Warrants, if issued, and (ii) with respect to any additional registration statements that may be required to be filed by the Company pursuant to the SPA Registration Rights Agreement, the date on which the Company was required to file such additional registration statement pursuant to the terms thereof.

Pursuant to the SPA Registration Rights Agreement, the Company will use reasonable best efforts to cause each registration statement to be declared effective within the timelines specified therein, and thereafter to keep such registration statement effective for the periods specified therein. The SPA Registration Rights Agreement also contains customary indemnity and contribution obligations by the Company and the other parties to the SPA Registration Rights Agreement.

The Security Agreement

Pursuant to the SPA, on July 11, 2025, the Company and Anson Investments Master Fund, LP (in such capacity, the “Secured Party”), entered into a Security Agreement (the “Security Agreement”), pursuant to which the Company granted to the Secured Party a security interest in certain deposit accounts and digital asset accounts (including all assets therein and proceeds therefrom, whenever held by the Company) which are jointly managed by the Company and the Selling Shareholders (the “Collateral”) to secure all payment and other obligations (the “Secured Obligations”) of the Company under the SPA, the SPA Notes, the SPA Warrants and all other transaction documents entered into in connection with the SPA (collectively, the “SPA Transaction Documents”). Pursuant to the Security Agreement, if the Company defaults on any of the Secured Obligations, then the Secured Party will have the right, in addition to any rights of the Secured Party under applicable law and under the SPA and the other SPA Transaction Documents, to take exclusive control of the Collateral and sell, dispose or otherwise transfer the Collateral, and any payments, returns of capital and distributions made to the Company during such default will be paid to the Secured Party, in each case, until the Secured Obligations are paid in full. Pursuant to the Security Agreement, if the foregoing remedies are insufficient to repay the Secured Obligations, the Company will remain liable to pay such deficiency. The Security Agreement will terminate when the Secured Obligations are paid in full. As of the date of this prospectus, the Collateral includes $3,179,891.84 in cash and 88 Bitcoin (BTC). Following the time at which this Registration Statement on Form F-1 is declared effective by the SEC, the cash in the Company’s deposit account will be released as Collateral under the Security Agreement, and the Company will thereafter no longer be obligated to deposit any cash received from the sale of SPA Notes and SPA Warrants under the SPA into such account and will be free to use such cash for working capital and other general corporate purposes.

The SPA is attached as Exhibit 99.2 to the Report on 6-K filed by the Company with the SEC on July 30, 2025.

Our Ordinary Shares and our Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “KWM” and “KWMWW”, respectively.

OWNERSHIP STRUCTURE OF K WAVE FOLLOWING THE BUSINESS COMBINATION

K Enter Stockholders
93.3%
Global Star Public Stockholders
1.8%
Global Star Sponsor and Insider Stockholders
4.7%
Representive Shares
0.3%
K Wave Media Ltd.
(Cayman Islands)
100%
K Enter Holdings Inc.
(Delaware Corporation)

CHART DEPICTING THE STRUCTURE OF K WAVE FOLLOWING THE BUSINESS COMBINATION

K Wave Media Ltd.
(Cayman Islands)
100%
K Enter Holdings Inc.
(Delaware)
100%
51%
51%
51%
95%
51%
Play Company Co., Ltd.
The LAMP Co., Ltd.
Bidangil Pictures Co., Ltd.
Apeitda Production
Solaire Partners LLC.
Studio Anseilen Co., Ltd.

The Warrants became exercisable 30 days after the completion of the Business Combination and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Implication of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of Ordinary shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of Ordinary shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may make comparison of our financial statements with other public companies difficult or impossible.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until December 31, 2025, or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) December 31, 2028; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide shareholders may be different than you might get from other public companies in which you hold stock.

Corporate Information

K Wave’s principal executive offices are located at 121 South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, and K Wave’s telephone number is 703-790-0717.

THE OFFERING

This prospectus relates to the resale or other disposition from time to time by the Selling Shareholders identified in this prospectus of up to 14,603,234 Ordinary Shares. None of the shares registered hereby are being offered for sale by us.

Securities offered by the Selling Shareholder	This prospectus covers the resale of a total of up to 14,603,234 Ordinary Shares.

Ordinary Shares outstanding prior to this offering	63,198,074 Ordinary Shares

Ordinary Shares to be outstanding after this offering	77,801,308 Ordinary Shares

Terms of the offering	The Selling Shareholders and any of its pledgees, assignees and successors-in-interest will determine when and how they sell the Ordinary Shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See the section titled “Plan of Distribution.”

Use of Proceeds

The Selling Shareholders will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive any proceeds from the resale of Ordinary Shares included in this prospectus by the Selling Shareholders. However, we may receive up to $500 million in aggregate gross proceeds under the SPA from the sales of the Second Notes and the Additional Notes (if any), and up to $510,526,316 if the Initial Warrant, the Second Warrant and the Additional Warrant, if any, are exercised in full into Ordinary Shares. Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of the SPA Notes and the SPA Warrants exclusively for the purchase of Bitcoin (BTC). See the section titled “Use of Proceeds.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 11 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	Our Ordinary Shares and our Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “KWM” and “KWMWW”, respectively.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. Although we have organized risks generally according to these categories in the discussion below, many of the risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks we face and not as a limitation on the potential impact of the matters discussed. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Relating to the SPA

It is not possible to predict the Securities we will sell under the SPA to the Selling Shareholders, whether the Selling Shareholders will execute any of the SPA Warrants for cash, or the actual gross proceeds we will receive in connection with the SPA.

On July 3, 2025, we entered into the Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”). We cannot be certain that the closing conditions with respect to the Second Closing and any Additional Closing may be met and that such closings will occur. Additionally, we cannot be certain whether the Selling Shareholders will exercise any of the SPA Warrants which they have purchased or will purchase for cash or at all. Accordingly, it is not possible for us to predict the additional Securities that we will sell to the Selling Shareholders under the SPA, if any, or the actual aggregate gross proceeds that we will receive under the SPA.

Our obligations under the SPA could have important consequences to you.

Pursuant to the Security Agreement entered into in connection with the SPA, the Company granted to Anson Investments Master Fund, LP (the “Secured Party”) a security interest in certain of the Company’s deposit accounts and digital asset accounts (including all assets therein and proceeds therefrom, whenever held by the Company) to secure all payment and other obligations of the Company under the SPA, the SPA Notes, the SPA Warrants and all other transaction documents entered into in connection with the SPA (the “SPA Obligations”). If we were to default on our SPA Obligations, the Secured Party would have the right to foreclose on our assets held these deposit and digital asset accounts (including the 88 bitcoin held in these accounts as of the date of this prospectus). Additionally, if we are unable to raise additional capital or generate sufficient cash from operating activities, we may not have sufficient cash on hand or available liquidity that can be utilized to meet our SPA Obligations when they become due. Any such foreclosure on the part of the Secured Party or our inability to meet our SPA Obligations could have a materially adverse impact on our business, financial condition and results of operations.

Our redemption obligations under the SPA Notes upon the occurrence of a Change of Control Transaction may discourage a transaction that could be beneficial to the holders of our shareholders.

Pursuant to each SPA Note, if at any time after such SPA Note is issued, a Change of Control Transaction occurs, the holder of such SPA Note will have the right to cause the Company to redeem all or any portion of the SPA Notes then outstanding, plus all accrued and unpaid interest thereon. Our redemption obligations under the SPA Notes upon the occurrence of a Change of Control Transaction may discourage a transaction that could be beneficial to the holders of our shareholders. Further, if a Change of Control Transaction occurs, there are no assurances that we will have sufficient funds to redeem the SPA Notes.

We may not be able to generate sufficient cash to service the SPA Notes, and may be forced to take other actions to satisfy our obligations under the SPA Notes, which may not be successful.

Our ability to make scheduled payments on SPA Notes depends on our financial condition and results of operations, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, interest and other amounts payable, if any, under the SPA Notes.

If our cash flows and capital resources are insufficient to fund our obligations under the SPA Notes, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or debt or restructure the SPA Notes. Our ability to restructure the SPA Notes or seek additional capital or debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Additional capital or debt may require us to comply with onerous covenants, which could further restrict our business operations. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

Additional issuances of our Ordinary Shares as a result of the conversion of the SPA Notes or the exercising of the SPA Warrants could result in significant dilution to our shareholders.

Each SPA Note provides that, at any time after the issuance date of such SPA Note, the holder may convert all the outstanding principal and accrued and unpaid interest under such SPA Note into Ordinary Shares at a conversion price equal to 92% of the lowest daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted in the ten trading days prior to the applicable Alternate Conversion date. Such a conversion may result in a downward adjustment in the exercise price of the SPA Notes.

Additionally, each SPA Warrant provides that, if the Company, at any time while such SPA Warrant is outstanding, issues or sells any Ordinary Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, at an effective price per share less than the exercise price of such SPA Warrant then in effect (such lower price, the “Base Share Price”), then the exercise price of such SPA Warrant will be reduced to equal the Base Share Price. Further, the SPA Warrants provide that the Company may at any time during the term of such SPA Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

If the exercise price of the SPA Notes or the exercise price of the SPA Warrants are reduced as provided therein, then the SPA Notes and SPA Warrants will be convertible or exercisable (as applicable) into a larger number of our Ordinary Shares.

Issuances of our Ordinary Shares as a result of the conversion of the SPA Notes and/or the exercising of the SPA Warrants will result in dilution to existing shareholders. The amount of dilution could be substantial depending upon the size of the conversion or exercise and depending on the exercise and conversion price then in effect. Further, sales by the Selling Shareholders of substantial numbers of such shares in the public market could adversely affect the market price of our shares. In addition, the perceived risk of dilution as a result of the SPA Notes and SPA Warrants may cause our shareholders to be more inclined to sell their shares, which would contribute to a downward movement in the price of our Ordinary Shares. Moreover, the perceived risk of dilution and the resulting downward pressure on our Ordinary Share price could encourage investors to engage in short sales of our Ordinary Shares, which could further contribute to price declines in our Ordinary Shares. The fact that the Selling Shareholders may sell substantial amounts of our Ordinary Shares in the public market could make it more difficult for us to raise additional funds through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate, or at all.

Risks Relating to the SEPA

It is not possible to predict the actual number of shares we will sell under the SEPA to Bitcoin Strategic, or the actual gross proceeds resulting from those sales.

On June 3, 2025, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with Bitcoin Strategic Reserve KWM LLC (“Bitcoin Strategic”). Upon the terms and subject to the satisfaction of the conditions contained in the SEPA, we will have the right, in our sole discretion, to sell to Bitcoin Strategic up to $500 million of our Ordinary Shares, subject to certain limitations set forth in the SEPA, from time to time. The Ordinary Shares that may be issued under the SEPA may be sold by us to Bitcoin Strategic at our discretion from time to time for a period of up to 36 months, unless the SEPA is earlier terminated.

We generally have the right to control the timing and amount of any sales of our Ordinary Shares to Bitcoin Strategic under the SEPA. Sales of our Ordinary Shares, if any, to Bitcoin Strategic under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Bitcoin Strategic all, some or none of the Ordinary Shares that may be available for us to sell to Bitcoin Strategic pursuant to the SEPA.

Because the per share purchase price that Bitcoin Strategic will pay for the Ordinary Shares in any transaction that we may elect to effect pursuant to the SEPA will be determined by reference to the VWAP during the applicable period, respectively, on the applicable purchase date, as of the date of this prospectus, it is not possible for us to predict the Ordinary Shares that we will sell to Bitcoin Strategic under the SEPA, the purchase price per share that Bitcoin Strategic will pay for shares purchased from us under the SEPA, or the actual aggregate gross proceeds that we will receive from those purchases by Bitcoin Strategic under the SEPA.

Although the SEPA provides that we may sell up to an aggregate of $500 million of our Ordinary Shares to Bitcoin Strategic, only 100 million Ordinary Shares are being registered under the Securities Act for resale by Bitcoin Strategic under the registration statement that relates to the SEPA. If it becomes necessary for us to issue and sell to Bitcoin Strategic under the SEPA more than the 100 million Ordinary Shares being registered in order to receive aggregate gross proceeds equal to $500 million under the SEPA, we must first file with the SEC one or more additional registration statements to register such additional shares, which the SEC must declare effective, in each case before we may elect to sell any additional Ordinary Shares to Bitcoin Strategic under the SEPA. Any issuance and sale by us under the SEPA of a substantial number of shares of Ordinary Shares could cause additional substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for sale by Bitcoin Strategic is dependent upon the number of Ordinary Shares, if any, we ultimately elect to sell to Bitcoin Strategic under the SEPA.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold to Bitcoin Strategic. If and when we do elect to sell Ordinary Shares to Bitcoin Strategic pursuant to the SEPA, after Bitcoin Strategic has acquired such shares, Bitcoin Strategic may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Bitcoin Strategic at different times will likely pay different prices for those shares and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Bitcoin Strategic as a result of future sales made by us to Bitcoin Strategic at prices lower than the prices such investors paid for their shares. In addition, if we sell a substantial number of shares to Bitcoin Strategic under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Bitcoin Strategic may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We may use proceeds from sales of Ordinary Shares made pursuant to the SEPA in ways with which you may not agree or in ways which may not yield a significant return.

We have broad discretion over the use of proceeds from sales of Ordinary Shares made pursuant to the SEPA, and stockholders will not have the opportunity to assess whether the proceeds are being used appropriately. In addition, the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Ordinary Shares.

We are engaged in multiple transactions and offerings of our securities. Future resales and/or issuances of Ordinary Shares may cause the market price of our shares to drop significantly and may dilute stockholders.

Sales of a substantial number of our Ordinary Shares in the public market by Bitcoin Strategic, the Selling Shareholders or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities.

The market price of Ordinary Shares could drop significantly if the holders of the Ordinary Shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of Ordinary Shares or other securities. The issuance of additional Ordinary Shares will significantly dilute the equity interests of existing holders of the Company securities and such dilution may also reduce the influence that you may have on the management of the Company through the matters that are presented for voting to the Company’s shareholders.

Sales of a substantial number of our securities in the public market by our existing securityholders could cause the price of our Ordinary Shares to fall.

Sales of a substantial number of our Ordinary Shares in the public market by our existing securityholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares.

Risks Related to our Bitcoin Strategy

Our bitcoin acquisition strategy may expose us to various risks associated with bitcoin.

Our bitcoin acquisition strategy may expose us to various risks associated with bitcoin, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $53,000 per bitcoin and above $109,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus. The trading price of bitcoin was significantly lower during prior periods, and such decline may occur again in the future.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, the Company may not be able to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin acquisition strategy has not been tested. The Company’s bitcoin acquisition strategy has not been tested. Although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long-term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin acquisition strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our Ordinary Shares would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians.

Applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our Ordinary Shares.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin

A series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Any similar bankruptcies, closures, liquidations and other events may result in loss or misappropriation of our intended bitcoin holdings, or adversely impact our access to our bitcoin holdings.

We may use the net proceeds from our offerings to purchase bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use a portion of the net proceeds from one or more of our offerings to purchase bitcoin toward BTC purchases. Bitcoin is a highly volatile asset that has traded below $53,000 per bitcoin and above $109,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus. In addition, bitcoin does not pay interest or other returns, so the ability to generate a return on investment in bitcoin will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased by us into cash with a value substantially below the then purchase price by us.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. Further, it is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares.

In addition, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. Growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. Malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions, for example, were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. The open-source nature of the bitcoin blockchain also means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our Ordinary Shares.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin.

If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares. Moreover, the risks of us engaging in a bitcoin treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our intended bitcoin holdings may be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

The bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Bitcoin we hold with our custodians and transact with our trade execution partners may not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin trading venues are relatively new and, in many cases, unregulated. There are also many bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Currently, we use BitGo Trust Company, Inc. (“BitGo”), as custodian to hold our bitcoin. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with BitGo or other custodians who may hold our bitcoin in the future;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Staking activities involve significant risks, including the risks of borrower default and operational failures, which could materially and adversely affect the Company’s financial performance and the value of its crypto assets.

While K Wave currently does not currently engage in any staking activities of its bitcoin assets, it may do so in the future. Staking bitcoin will expose us to a variety of operational, economic, technological, and regulatory risks. Although staking can generate rewards, the process involves locking or delegating our bitcoin tokens to a validator, thereby restricting our immediate liquidity and ability to freely trade or use these tokens. Any operational disruptions, cybersecurity breaches, or software errors affecting our staking providers, validators, or the underlying blockchain network may result in partial or total loss of our staked bitcoin.

Unlike traditional financial instruments, staking transactions are final and irreversible once executed, increasing the risk associated with potential human errors, operational failures, or malicious activities. Additionally, the underlying validator operations and staking infrastructure may be subject to technical vulnerabilities or exploits. A failure, security breach, or operational deficiency in validator performance or infrastructure could significantly reduce or eliminate staking rewards or result in economic penalties that adversely affect our financial condition.

If we engage in staking activities, we will depend on third-party providers, such as our Custodian, and affiliated or independent validators, facilitate and manage our staking activities. If our Custodian or validator experiences financial distress, insolvency, cybersecurity incidents, or other operational failures, we may experience significant delays or difficulty recovering staked tokens, lose expected staking rewards, or incur permanent loss of the underlying staked assets. Additionally, third-party staking providers may not maintain insurance coverage sufficient to protect us against all types of loss scenarios, leaving us potentially exposed to substantial economic risk.

Staking activities may also subject us to regulatory uncertainty and evolving interpretations of securities, commodities, and financial services laws. Regulators may impose licensing, registration, reporting, or other compliance requirements on our staking activities, leading to increased legal and operational burdens, costs, or interruptions. Furthermore, we may be required to alter, limit, or cease staking activities altogether in response to future regulatory or enforcement developments.

Additionally, many staking platforms impose lock-up periods during which staked assets cannot be accessed or traded. This lack of liquidity can be problematic, especially during market downturns when users may want to liquidate their assets.

The occurrence of any of these risks could materially impair our bitcoin asset holdings and adversely affect the financial performance of our business.

Risk Factors Relating to K Wave

If K Wave ceases to qualify as a foreign private issuer, it would be required to convert the financials to US GAAP from IFRS in order comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, K Wave are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and are not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. In addition, K Wave could be required to report its financial statements in accordance with U.S. GAAP if it ceases to be a foreign private issuer, which could result in significant additional expenses and impact K Wave’s financial results due to the change in accounting framework. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

Because K Wave is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

K Wave’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of K Wave’s home country of Cayman Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of K Wave, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of K Wave may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. K Wave, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that K Wave’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a Foreign Private Issuer K Wave is exempt from certain corporate governance standards applicable to US domestic issuers, if K Wave cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, K Wave’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

K Wave cannot assure you that it will be able to continue to meet the listing requirements of Nasdaq or continue to be listed on Nasdaq.

In addition, in order to maintain the Company’s listing on Nasdaq, K Wave is required to comply with certain rules of Nasdaq, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. K Wave may not be able to continue to satisfy these requirements and applicable rules. If K Wave is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq delists K Wave’s securities from trading, K Wave could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to K Wave’s securities;

●	a determination that its Ordinary Shares is a “penny stock,” which will require brokers trading in K Wave’s Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for K Wave’s Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

A potential failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on K Wave’s business, financial condition, and results of operations. K Wave may be unable to accurately report K Wave’s financial results or prevent fraud if Global Star cannot maintain an effective system of internal controls over K Wave’s financial reporting.

K Wave is be subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the “SEC,” as required by Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act,” adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal controls over financial reporting. K Wave is an “emerging growth company,” and are expected to first include a management report on K Wave’s internal controls over financial reporting in K Wave’s annual report in the K Wave’s second annual report after the close of the business combination. K Wave’s management may conclude that K Wave’s internal controls over K Wave’s financial reporting are not effective, and K Wave’s reporting obligations as a public company will place a significant strain on K Wave’s management, operational and financial resources, and systems for the foreseeable future, which will increase K Wave’s operating expenses.

The establishment of effective internal controls over financial reporting is necessary for K Wave to produce reliable financial reports and are important to help prevent fraud. K Wave’s failure to achieve and maintain effective internal controls over financial reporting could consequently result in the loss of investor confidence in the reliability of K Wave’s financial statements, which in turn could harm K Wave’s business and negatively impact the trading price of K Wave’s stock. K Wave anticipates that it will incur considerable costs and devote significant management time and efforts and other resources to comply with Section 404 of the Sarbanes-Oxley Act.

K Enter identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of K Enter’s financial statements and have other adverse consequences.

K Enter has identified material weaknesses in its internal control over financial reporting as of December 31, 2023 which relate to: (a) the design and operation of K Enter’s information technology general controls; (b) K Enter’s overall closing and financial reporting processes, including accounting for significant and unusual transactions, (c) general segregation of duties, including the review and approval of journal entries and (d) the design, implementation and operation for process level control activities related to equity transactions.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of K Enter’s financial statements will not be prevented or detected on a timely basis. These deficiencies could result in additional misstatements to K Enter’s financial statements that would be material and would not be prevented or detected on a timely basis.

K Enter’s management has concluded that these material weaknesses in K Enter’s internal control over financial reporting are due to the fact that, prior to this prospectus, K Enter was a private company with limited resources and did not have the necessary business processes and related internal control formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee K Enter’s business processes and controls surrounding information technology general controls and K Enter’s closing and financial reporting processes.

K Enter’s management has developed a remediation plan to address the remaining material weaknesses. Specifically, (a) to alleviate the information technology control issue, K Enter plans to implement Enterprise Resource Planning (ERP) systems and financial solution, which will allow personnel to implement workflow controls; (b) to alleviate the overall closing and financial reporting processes, including accounting for significant and unusual transactions, K Enter plans to hire internal personnel and external advisors with relevant public reporting experience and conduct training for K Enter’s personnel in GAAP reporting requirements; (c) to alleviate the segregation of duties issue, K Enter plans to leverage ERP system configuration and workflow while expanding the accounting team and reviewing roles; (d) to alleviate the lack of a formal journal entry review and approval process, K Enter will be implementing work flow steps within the ERP system to ensure all journal entries are approved before posting to the general ledger; and (e) to alleviate the lack of process level control activities relate to equity transactions, K Enter plans to improve the review process including the documentation of the assessment of equity transactions and the engagement of external advisors to review management’s accounting analysis. The material weaknesses will not be considered remediated until management concludes, through testing, that these controls are effective. K Enter’s management will monitor the effectiveness of K Enter’s remediation plans and will make changes management determines to be appropriate.

Play Company identified material weaknesses in its internal control over financial reporting which, if not corrected, could affect the reliability of Play Company’s financial statements and have other adverse consequences.

Play Company has identified material weaknesses in its internal control over financial reporting as of December 31, 2024 which relate to: (a) Play Company did not have sufficient skilled personnel with requisite IFRS reporting knowledge and experience and (b) Play Company did not have sufficient entity level controls and sufficiently designed internal controls and financial reporting policies and procedures including segregation of duties that are commensurate with IFRS reporting requirements.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Play Company’s respective financial statements will not be prevented or detected on a timely basis. These deficiencies could result in additional misstatements to Play Company’s financial statements that would be material and would not be prevented or detected on a timely basis.

Play Company’s management has concluded that these material weaknesses in Play Company’s respective internal control over financial reporting are due to the fact that, prior to this prospectus, Play Company was a private company with limited resources and did not have the necessary business processes and related internal control formally designed and implemented coupled with the appropriate resources with the appropriate level of experience and technical expertise to oversee Play Company’s business processes and controls surrounding information technology general controls and Play Company’s closing and financial reporting processes.

To remediate the material weaknesses described above, Play Company’s management plans to (a) continue to establish a comprehensive and effective internal control system with the assistance from third-party consulting firm which shall provide relevant professional advisory services; (b) continue to assess Play Company’s standardized processes to further enhance the effectiveness of Play Company’s financial review, including the analysis and monitoring of financial information in a consistent and thorough manner; and (c) hire internal personnel and external advisors with relevant public reporting experience and conduct training for Play Company’s personnel in IFRS reporting requirements.

If not remediated, these material weaknesses could result in further material misstatements to K Enter’s annual or interim financial statements that would not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If K Enter is unable to assert that its internal control over financial reporting is effective, or when required in the future, if K Wave’s independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of K Wave’s financial reports, the market price of K Wave Ordinary Shares could be adversely affected and K Wave could become subject to litigation or investigations by the Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources.

K Enter’s management has identified material weaknesses in K Enter’s internal control over financial reporting and K Enter may not be able to remediate these weaknesses. Additionally, K Enter’s management may identify material weaknesses in the future that could adversely affect investor confidence, impair the value of K Wave’s securities, and increase K Wave’s cost of raising capital.

There can be no assurance as to how quickly or effectively K Enter can remediate the material weaknesses in K Enter’s internal control over financial reporting or that additional material weaknesses will not be identified in the future. Any failure to remedy additional weaknesses or deficiencies in K Enter’s internal control over financial reporting that may be discovered in the future or to implement new or improved controls, or difficulties encountered in the implementation of such controls, could harm K Enter’s operating results, cause K Wave to fail to meet K Enter’s reporting obligations or result in material misstatements in K Enter’s financial statements. Any such failure could, in turn, affect the future ability of K Enter’s management to certify that K Enter’s internal control over financial reporting is effective. Ineffective internal control over financial reporting could also subject K Enter to the scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in K Enter’s reported financial information and subject K Enter to civil or criminal penalties or shareholder litigation, which could have an adverse effect on the trading price of K Enter’s securities. In addition, if identify additional deficiencies in K Enter’s internal control over financial reporting, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in K Enter’s financial statements and harm K Wave’s share price. Furthermore, additional deficiencies could result in future non-compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Such non-compliance could subject K Enter to a variety of administrative sanctions, including review by the SEC or other regulatory authorities.

Play Company’s management has identified material weaknesses in Play Company’s internal control over financial reporting and Play Company may not be able to remediate these weaknesses. Additionally, Play Company’s management may identify material weaknesses in the future that could adversely affect investor confidence, impair the value of K Wave’s securities, and increase K Wave’s cost of raising capital.

There can be no assurance as to how quickly or effectively Play Company can remediate the material weaknesses in K Enter’s internal control over financial reporting or that additional material weaknesses will not be identified in the future. Any failure to remedy additional weaknesses or deficiencies in Play Company’s internal control over financial reporting that may be discovered in the future or to implement new or improved controls, or difficulties encountered in the implementation of such controls, could harm Play Company’s operating results, cause K Wave to fail to meet Play Company’s reporting obligations or result in material misstatements in Play Company’s financial statements. Any such failure could, in turn, affect the future ability of Play Company’s management to certify that Play Company’s internal control over financial reporting is effective. Ineffective internal control over financial reporting could also subject Play Company to the scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in Play Company’s reported financial information and subject Play Company to civil or criminal penalties or shareholder litigation, which could have an adverse effect on the trading price of Play Company’s securities. In addition, if identify additional deficiencies in Play Company’s internal control over financial reporting, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in Play Company’s financial statements and harm K Wave’s share price. Furthermore, additional deficiencies could result in future non-compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Such non-compliance could subject Play Company to a variety of administrative sanctions, including review by the SEC or other regulatory authorities.

The directors and officers of K Wave own 52.01% of K Wave’s Ordinary Shares following the closing of the Business Combination.

The directors and officers of K Wave beneficially own 33,128,623 Ordinary Shares representing 52.01% of K Wave following the closing of the Business Combination. Accordingly, following the closing of the Business Combination and directors and officers of K Wave, if they vote together as a group may be able to approve matters submitted to a vote of shareholders of K Wave provide such matter only requires a simple majority of K Wave shareholders to approve.

K Wave may face litigation and other risks as a result of the material weakness in its internal control over financial reporting.

As a result of (i) any potential material weakness in internal control over financial reporting arising out of the Business Combination, (ii) any changes made to accounting procedures with respect to K Wave’s business or those of its subsidiaries following the Business Combination, or (iii) other matters raised or that may in the future be raised by the SEC, K Wave may face potential for litigation or other disputes, including, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the Restatement and material weaknesses in K Wave’s internal control over financial reporting and the preparation of K Wave’s financial statements. As of the date of this prospectus, K Wave has no knowledge of any such litigation or dispute. However, K Wave can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on K Wave’s business, results of operations and financial condition.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because K Wave is incorporated under Cayman Islands law.

K Wave is an exempted company incorporated under the laws of the Cayman Islands. K Wave’s corporate affairs are governed by its memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against K Wave’s directors, actions by K Wave’s minority shareholders and the fiduciary duties of K Wave’s directors to K Wave under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of K Wave’s shareholders and the fiduciary duties of K Wave’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like K Wave have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. K Wave’s directors have discretion under its articles of association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, K Wave’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by K Wave’s management, users of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Future changes to U.S. and non-U.S. tax laws could adversely affect K Wave.

The U.S. Congress and other government agencies in jurisdictions where K Wave and its affiliates will do business have had an extended focus on issues related to the taxation of multinational corporations. One example is in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As a result, the tax laws in the countries in which K Wave and its affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect K Wave and its affiliates.

Risk Factors Relating to K Enter’s Business, the Six Korean Entities’ Business, and K Wave’s Business

K Enter is a holding company with limited independent operations as a drama production studio in South Korea. K Enter acquired controlling interests in the Six Korean Entities. Specifically, K Enter acquired a controlling interest in the following companies: (1) Apeitda Co., Ltd, Bidangil Pictures Co., Ltd., The LAMP Co., Ltd., and Studio Anseilen Co., Ltd., each of which is in the content production business, (the “Production Companies”); (2) Play Company Co., Ltd., which is in the content merchandising business, (the “Merchandising Company”); and (3) Solaire Partner LLC, which is in content investment business, (the “Investment Company”). Following the closing of K Enter’s acquisition of the controlling interests in the Six Korean Entities, K Enter is referred to herein as “K Wave.”

K Enter does not have any operational history except for its newly formed drama production studio. Thus, the risks apply primarily to the Six Korean Entities that face these risks as well as future risks to K Wave.

After each risk factor set forth below in this section, K Wave has identified in a parenthetical the business category to which the risk factor is applicable. Specifically, for each risk factor K Wave has provided the applicable business category: K Enter, Production Companies, Merchandising Company, and Investment Company.

K Enter is a recently formed company with limited business operations of its own and has not generated any revenues to date. K Enter acquired controlling equity interests in the Six Korean Entities. Further, as K Enter has limited business operations of its own, it will depend primarily on the revenue and profits generated by the businesses of the Six Korean Entities in which it plans to acquire controlling interests. (K Enter)

K Enter was formed on January 4, 2023 and is a holding company which recently commenced operations as a drama production studio in South Korea. K Enter expects to fund operations using cash on hand and raising additional proceeds. There are no assurances, however, that K Enter will be able to generate the revenue necessary to support its cost structure or that it will be successful in obtaining the level of financing necessary for its operations. K Enter acquired a controlling interest in each of the Six Korean Entities.

There is a risk that K Enter will not be able to manage the Six Korean Entities or the regulatory compliance activities for each of the Six Korean Entities. K Enter cannot guarantee that K Enter will be able to keep abreast of the changing legal and regulatory landscapes for each of the jurisdictions in which K Enter and the Six Korean Entities are expected to operate. If K Enter fails to manage the Six Korean Entities or the applicable regulatory compliance matters for each of the Six Korean Entities, then K Wave’s business and financial results may be harmed.

Additionally, as a holding company, K Enter will rely on earning generated by the businesses of the Six Korean Entities for distributions or payments for cash flow. Therefore, K Wave’s ability to fund and conduct K Wave’s business, service any debt, and pay dividends, if any, in the future may depend on the ability of K Enter and the Six Korean Entities to make upstream cash distributions or payments to us, which may be impacted, for example, by their ability to generate sufficient cash flow or limitations on the ability to repatriate funds, whether as a result of currency liquidity restrictions, monetary or exchange controls, regulatory restrictions, or otherwise. Further, the Six Korean Entities’ ability to make payments to K Enter will depend on:

●	their earnings;

●	covenants contained in any debt agreements to which K Enter may then be subject, including any debt agreements of K Enter’s planned subsidiaries;

●	covenants contained in other agreements to which K Enter or K Enter’s planned subsidiaries are or may become subject;

●	business and tax considerations; and

●

applicable law, including any restrictions under South Korean law that may be imposed on K Enter’s planned subsidiaries and their affiliates, that would restrict its ability to make payments to K Enter.

K Enter cannot assure that the operating results of K Enter’s planned subsidiaries at any given time will be sufficient to make distributions or other payments to us.

K Enter was formed to be an intellectual property (“IP”) entertainment company primarily through the acquisition, management, and development of companies in the entertainment business focusing on IP development and production, merchandising and IP ownership and investing and then moving into to other areas in the future such as virtualization and music. K Enter also created an in-house production company to develop, acquire and produce dramas and movies. To complement our existing portfolio and expand our influence, K Enter. actively pursues strategic partnerships, licensing agreements, and joint ventures within the entertainment industry. This allows us to access content development resources, studio facilities, and distribution channels apart from the six Korean entities. The objective of K Enter is to curate a portfolio of the best content.

Acquiring controlling stakes in the Six Korean Entities alongside the three core capabilities will form the cornerstone of our initial growth. Longer term, K Wave plans to actively pursue additional acquisitions, strategic partnerships, licensing agreements, and joint ventures within the entertainment industry. K Wave believe this strategy will allows it to access content development resources, studio facilities, and distribution channels apart from the Six Korean Entities and K Enter.

K Wave’s inability to pay scheduled cash payment to the current owner of Play Company that are due following the closing of the Business Combination could negatively affect the business of K Wave.

Pursuant to the share purchase agreement between K Enter and the current owner of Play Company, K Wave is required to make the following payments to the current owner of Play Company (i) 18.1 billion won (approximately $13.7 million by August 13, 2025, (ii) 9.05 billion won (approximately $6.87 million) by January 31, 2025 and (iii) 9.05 billion won (approximately $6.87 million) by January 31, 2026. The payment dates and other key terms of the foregoing obligations remain subject to further negotiation and may be amended pursuant to mutual agreement among the parties. If K Wave does not have the available cash to make the required payment to the current owner of Play Company, K Wave may be subject to certain risks under the share purchase agreement such as the possibility of litigation. Specifically, Section 7.5(8) of the Share Purchase Agreement provides following the Closing of the Share Purchase Agreement the right of the non-breaching party to claim damages against the breaching party shall be the sole and exclusive remedy available to the non-breaching party for any monetary claims arising out of the breaching parties actions. Additionally, Section 2.3 of the Share Purchase Agreement between the owner of Play Company and K Enter provides that, in the event K Enter fails to pay the Purchase Price when due, the Purchaser shall pay to the Seller a default interest on such unpaid amount as calculated at the rate of fifteen percent (15%) per annum for the period from the relevant due date until the day immediately preceding the date of actual payment. Accordingly, in the event K Wave fails to make the payments that are due to the current owner of Play Company following the Closing of the Share Purchase Agreement, K Wave may be subject to a lawsuit commenced by the current owner of Play Company for monetary damages, including default interest at the rate of fifteen percent (15%) per annum until such obligations are paid. Such a lawsuit and the damages that may be potentially awarded to the current owner of Play Company could have a material adverse impact on the financial condition and/or results of operations of K Wave.

Our Bitcoin-centric treasury strategy exposes us to significant market, regulatory, cybersecurity, and liquidity risks, which could materially and adversely affect our financial condition and results of operations.

We have adopted a digital asset treasury strategy centered on holding Bitcoin as a reserve asset. While we believe this strategy may enhance our financial flexibility and long-term value preservation, it also exposes us to numerous risks.

Bitcoin and other digital assets are highly volatile and have experienced extreme fluctuations in value. The market price of Bitcoin may decline for a variety of reasons, including changes in investor sentiment, technological developments, regulatory developments, macroeconomic factors, and other events. Significant volatility could have a material adverse effect on the value of our Bitcoin holdings and, as a result, our financial condition.

Moreover, Bitcoin is not legal tender in any jurisdiction, and regulatory frameworks governing digital assets remain uncertain and subject to rapid change. Governmental authorities may restrict or prohibit the use or possession of Bitcoin or impose new taxes or regulations that could adversely affect our ability to hold, transfer, or use Bitcoin.

There are also substantial risks related to cybersecurity and the safekeeping of digital assets. Any failure to safeguard our private keys or digital wallets, including through a third-party custodian, could result in the loss of all or a portion of our Bitcoin holdings. Additionally, Bitcoin is relatively illiquid compared to traditional fiat currencies. If we are unable to liquidate our holdings at favorable prices or within a desired timeframe, our liquidity and ability to meet capital needs or operational expenses could be negatively impacted.

Given the novelty and evolving nature of Bitcoin, we may be unable to accurately assess or manage the risks associated with our treasury strategy, which could lead to material adverse effects on our business, financial performance, and investor confidence.

Furthermore, by acquiring and holding Bitcoin, K Wave Media’s financial results will likely become highly sensitive to fluctuations in Bitcoin’s market price. A prolonged decline in Bitcoin prices could result in substantial impairment losses or erosion of capital. Bitcoin is also relatively less liquid compared to cash and may not serve as a source of immediate liquidity. Furthermore, our Bitcoin strategy may subject us to increased regulatory scrutiny. If future regulatory developments were to classify Bitcoin as a security, it could trigger our classification as an “investment company” under the Investment Company Act of 1940 — a designation that could adversely affect both our business operations and the market value of our securities.

Risk factors impacting K Wave (K Enter, Production Companies, Merchandising Company)

Competition within the broader entertainment industry may be intense and we expect that the Six Korean Entities’ existing and potential customers may be attracted to competing forms of entertainment, such as television, gaming and sporting events, as well as other entertainment options on the Internet. If the Six Korean Entities’ offerings may not be popular, K Wave’s business may be harmed. (K Enter, Production, Merchandising)

K Wave operates in the global motion pictures industry within the broader entertainment industry with K Wave’s mostly Korean offerings. K Wave’s customers face a vast array of entertainment choices. Other forms of entertainment, such as television, gaming, and sporting events, may be more well-established and may be perceived by post-acquisition K Wave’s customers to offer greater variety, affordability, interactivity and enjoyment. K Wave competes with these other forms of entertainment for the discretionary time and income of K Wave’s customers. If we are unable to sustain sufficient interest in the Six Korean Entities’ Korean entertainment offerings in comparison to other forms of entertainment, including new forms of entertainment, K Wave’s business model may not be viable.

The specific industries in which the Six Korean Entities operate may be characterized by dynamic customer demand and technological advances, and there may be intense competition among entertainment providers. A number of established, well-financed companies producing motion pictures, episodic content, or other relevant IPs and services may compete with the Six Korean Entities’ offerings, and other well-capitalized companies may introduce competitive IPs. Such competitors may spend more money and time on developing and testing content and services, undertake more extensive marketing campaigns, adopt more aggressive pricing or promotional policies or otherwise develop more commercially successful content or services than the Six Korean Entities’, which may negatively impact the Six Korean Entities’ business. The Six Korean Entities’ competitors may also develop content, features, or services that may be similar to theirs or that achieve greater market acceptance. Such competitors may also undertake more far-reaching and successful content development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Furthermore, new competitors offering Korean motion pictures and episodic content may compete directly against the Six Korean Entities. There has also been considerable consolidation among competitors in the Korean entertainment industries and such consolidation and future consolidation may result in the formation of larger competitors with increased financial resources and altered cost structures, which may enable them to offer more competitive content, gain a larger market share, acquire the Six Korean Entities’ key partners, decrease cost per user acquisition, expand offerings and broaden their geographic scope of operations. If we are not able to maintain or improve the Six Korean Entities’ market share, or if their offerings may not be accepted by the markets in which we operate, we expect that K Wave’s business may suffer.

We expect that K Wave may experience substantial fluctuations in its operating results and growth rate. (K Enter, Production Companies, Investment and Merchandising Company)

We may not be able to accurately forecast post-acquisition K Wave’s growth rate in content IP development, investment and merchandizing. K Wave may base its expense levels and investment plans on sales estimates. A significant portion of the Six Korean Entities’ expenses and investments may be fixed, and we may not be able to adjust their spending quickly enough if their sales may be less than expected.

The Six Korean Entities revenue growth may not achieve our expectations. The Six Korean Entities’ revenue and operating profit growth may depend on the continued growth of demand for the content and services offered by the Six Korean Entities or their customers, and their business may be affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the Korea, U.S. or global economies, may result in decreased revenue or growth.

The Six Korean Entities’ sales and operating results for content merchandizing may also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

●	the Six Korean Entities expected ability to retain and increase sales to existing customers, attract new customers, and satisfy K Wave’s customers’ demands;

●	the Six Korean Entities expected ability to retain and expand K Wave’s network of customers;

●	the Six Korean Entities expected ability to offer content on favorable terms, manage inventory, and fulfill orders;

●	the Six Korean Entities expected introduction of competitive stores, websites, content, services, price decreases, or improvements;

●	the Six Korean Entities expected changes in usage or adoption rates of the Internet, e-commerce, electronic devices, and web services, inside or outside the U.S.;

●	the Six Korean Entities expected timing, effectiveness, and costs of expansion and upgrades of post-acquisition K Wave’s systems and infrastructure;

●	the expected success of K Wave’s geographic, service, and content line expansions;

●	the expected extent to which K Wave raise capital, and the terms of any such financing for, K Wave’s current operations and future growth;

●

the expected outcomes of legal proceedings and claims, which may include significant monetary damages or injunctive relief and may have a material adverse impact on post-acquisition K Wave’s operating results;

●	variations in the mix of content and services the Six Korean Entities sell;

●	expected variations in post-acquisition K Wave’s level of merchandise and vendor returns;

●	the expected extent to which we offer free shipping, continue to reduce prices worldwide, and provide additional benefits to post-acquisition K Wave’s customers;

●	expected factors affecting post-acquisition K Wave’s reputation or brand image;

●	the extent to which we invest in technology and content, fulfillment, and other expense categories;

●	increases in the prices of fuel and gasoline, as well as increases in the prices of other energy products and commodities like paper and packing supplies;

●	the expected extent to which post-acquisition K Wave’s equity-method investees record significant operating and non-operating items;

●

the expected extent to which operators of the networks between post-acquisition K Wave’s customers and its successfully charge fees to grant its customers unimpaired and unconstrained access to its online services;

●	our expected ability to collect amounts owed to us when they become due;

●

the expected extent to which use of post-acquisition K Wave’s services may be affected by spyware, viruses, phishing and other spam emails, denial of service attacks, data theft, computer intrusions, outages, and similar events;

●	terrorist attacks and armed hostilities;

●	supply chain issues either in chip shortages; and

●	potential long lead time in the developments, investments, productions and distributions of IP content.

The Six Korean Entities international operations in content production, content merchandizing and content investment expose us to a number of risks (K Enter, Production Companies, Merchandising Company).

The Six Korean Entities’ specializing operations (content production, content merchandizing and content investment) currently involve some level of international activities and efforts that we believe will be significant to post-acquisition K Wave’s revenues and profits, and we plan to further expand the Six Korean Entities’ international reach of those operations. However, while expanding into new international market segments, the Six Korean Entities may have relatively little operating experience in newly expanded segments and may not benefit from any first-to-market advantages or otherwise succeed in these segments. It may be costly to establish, develop, and maintain more committed international operations, and promote post-acquisition K Wave’s brand internationally. The post-acquisition K Wave’s international operations may not be profitable on a sustained basis due to the Six Korean Entities’ limited experience and knowledge in newly expanded segments.

In addition to risks described elsewhere in this section, we expect that the post-acquisition K Wave’s international sales and operations may be subject to a number of risks, including:

●	local economic and political conditions;

●	government regulation and compliance requirements (such as regulation of K Wave’s IP content and service offerings and of competition), restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization, and restrictions on foreign ownership;

●	restrictions on sales or distribution of certain content or services and uncertainty regarding liability for certain IP content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media content and enforcement of intellectual property rights;

●	business licensing or certification requirements, such as for imports, exports, web services, and electronic devices;

●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;

●	limited technology infrastructure;

●	shorter payable and longer receivable cycles and the resultant negative impact on cash flow;

●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, and restrictions on pricing or discounts;

●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S.;

●	lower levels of credit card usage and increased payment risk;

●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;

●	different employee/employer relationships and the existence of works councils and labor unions;

●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;

●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and

●	geopolitical events, including war and terrorism.

As international physical, e-commerce, and other services grow, competition may intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. We may not be able to hire, train, retain, and manage required personnel, which may limit the post-acquisition K Wave’s international growth.

The Six Korean Entities’ technology, content and brands are subject to the threat of piracy, unauthorized copying and other forms of intellectual property infringement. (K Enter, Production Companies, Merchandising Company)

We regard the Six Korean Entities’ technology, content and brands as proprietary and take measures to protect their technology, content and brands and other confidential information from infringement. Piracy and other forms of unauthorized copying and use of the Six Korean Entities’ technology, content and brands may become persistent, and policing is difficult. Further, the laws of some countries in which the Six Korean Entities’ products are or may be distributed either do not protect the Six Korean Entities’ intellectual property rights to the same extent as the laws of the United States, or are poorly enforced. Legal protection of the Six Korean Entities’ rights may be ineffective in such countries. In addition, although we take steps to enforce and police the Six Korean Entities’ rights, factors such as the proliferation of technology designed to circumvent the protection measures used by the Six Korean Entities’ business partners or by us, the availability of broadband access to the Internet, the refusal of Internet service providers or platform holders to remove infringing content in certain instances, and the proliferation of online channels through which infringing product is distributed all have contributed to a general expansion in unauthorized copying of technology, content and brands.

We may not be able to prevent others from unauthorized use of the Six Korean Entities’ intellectual property, which we expect could harm K Wave’s business and competitive position. (K Enter, Production Companies, Merchandising Company)

K Enter, the Production Companies and the Merchandising Company are each engaged in the “IP content business,” which refers to a business that focuses on creating, managing, licensing, and monetizing intellectual property (IP) content such as TV shows, movies, dramas and music. At the heart of K Enter’s and the Production Companies content business is the creation of original content or the acquisition of rights to existing content from creators, artists, or other sources, such as films and TV shows that are valuable intellectual property. In the case of the Merchandising Company it involves the merchandise sales of IP Content based on a popular musicians, TV shows and movies. K Enter, the Production Companies and the Merchandising Company regard their IP, including copyrights, registered trademark and pending trademarks, service marks, domain names, trade secrets, proprietary technologies and similar intellectual property as critical to K Wave’s success. The IP rights we expect K Wave to own upon the closing of the Business Combination are limited to the IP Content that is currently owned by the Apeitda and Bidangil, which are two of the Six Korean Entities.

Specifically, Bidangil owns 100% for the movies it produced: The Chaser, Forbidden Quest and The Showdown. For these works Bidangil owns the copyrights, the exploitation rights including distribution, sales, licensing, and remake rights as well as a certain percentage of the net profit share rights of these works. Bidangil also owns partial IP rights (noted in parentheses) to the following works it produced: The Scam (50%), A Werewolf Boy (40%), The Royal Tailor (40%), Perfect Proposal (40%), Phantom Detective (40%), and Resonance (50%). For these works both the copyrights and net profit share rights are maintained in the percentages noted in the parentheses. Likewise, Apeitda owns 100% of the intellectual property rights for the movie Action boys and 50% of the intellectual property rights for the movie Villainess. The significance of the intellectual property is that K Enter believes that holding the intellectual property rights of content will help increase K Wave’s revenues not just directly from content creation, but also from leveraging and exploiting that IP content across other mediums such as webtoons and additional revenue sources such as merchandising. In addition, securing the intellectual property rights will enable us to seek better distribution terms of our IP content, provide greater artistic freedom for the artists that work with K Wave and ultimately allow K Wave to secure better creators and content. The intellectual property rights relating to the merchandise produced and sold by Play Company are owned and retained by the respective K Pop agencies who contract with Play Company. We will rely on trademark law, trade secret protection and confidentiality and license agreements with K Wave’s employees and others to protect K Wave’s proprietary rights. One of the objectives of K Wave is to be able to own the intellectual property rights of the content it creates. K Enter is working towards this goal but as of now Six Korean Entities own limited intellectual property as noted above.

K Enter, the Production Companies and the Merchandising Company have invested significant resources to develop their IP content and acquire licenses and permissions to use and distribute the IP content of others. We believe that failure to maintain or protect these rights could harm K Wave’s business. In addition, any unauthorized use of the intellectual property owned by K Enter, the Production Companies and/or the Merchandising Company by third parties may adversely affect K Wave’s future revenues and reputation. The significance of the intellectual property is that K Wave believes that owning and exploiting IP of content will help increase our revenues not just directly from content creation but also from leveraging that IP across other mediums such as webtoons and additional revenue sources such as merchandising. In addition, securing the IP will enable K Wave to seek better distribution terms for its content, provide greater artistic freedom for the artists that work with K Wave and ultimately allow us to secure better creators of content as well as additional IP content.

Policing unauthorized use of proprietary technology is difficult and expensive. We expect to rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect the intellectual property rights of K Enter, the Production Companies and the Merchandising Company. Further, K Wave plans to require every employee and consultant to execute proprietary information and invention agreements prior to commencing work. Despite such efforts there can be no assurances that K Wave will be able to adequately protect it IP content or other proprietary rights. Third parties may attempt to copy or otherwise obtain and use the IP content and intellectual property of K Enter, the Production Companies and the Merchandising Company or seek court declarations that their conduct does not infringe upon the IP content and intellectual property rights of K Enter, the Production Companies and the Merchandising Company. From time to time, K Wave may have to resort to litigation to enforce the IP content and intellectual property rights of K Enter, the Production Companies and the Merchandising Company, which could result in substantial costs and diversion of our resources.

Our quarterly and annual operating results after the business combination may fluctuate due to seasonality in the Six Korean Entities’ business. (K Enter, Production Companies, Merchandising Company)

The Six Korean Entities’ business may be subject to seasonal variations based on the timing of their IP content releases. Release dates may be determined by several factors, including the timing of holiday periods, geographical release dates and competition in the market, and more recently, the timing of release dates has been affected by the pandemic.

This seasonal pattern of business requires significant use of working capital, mainly to prepare inventory during the months prior to the holiday season, and requires accurate forecasting of demand for specific IP offerings during the holiday season in order to avoid losing potential sales of popular IP content offerings or producing excess inventory that may be less popular with consumers. The Six Korean Entities’ failure to accurately predict and respond to consumer demand, resulting in under producing popular IP offerings and/or overproducing less popular IP offerings, would reduce the Six Korean Entities’ total sales and harm their results of operations.

As a result of the seasonal nature of the Six Korean Entities’ business, we would be significantly and adversely affected, in a manner disproportionate to the impact on a company with sales spread more evenly throughout the year, by unforeseen events such as a natural disaster, a terrorist attack, economic shock or pandemic that harms the retail environment or consumer buying patterns during the Six Korean Entities’ key selling season, or by events such as strikes or port delays or other supply chain challenges that interfere with the shipment of goods, particularly from the Far East, during the important months leading up to the holiday shopping season.

We may experience fluctuations in the Six Korean Entities’ operating results, which make their future results difficult to predict and may cause our operating results to fall below expectations. (K Enter, Production Companies, Merchandising Company)

We expect K Wave’s financial results to fluctuate in the future due to the nature of the Six Korean Entities’ business. These fluctuations may be due to a variety of factors, some of which may be outside of the Six Korean Entities’ control and may not fully reflect the underlying performance of their business.

For example, consumer engagement in the Six Korean Entities’ entertainment offerings may decline or fluctuate as a result of a number of factors, including the popularity of Korean culture, the customer’s taste in Asian movies, the Six Korean Entities’ ability to improve and innovate, outages and disruptions of online services, the services offered by the Six Korean Entities’ competitors, the Six Korean Entities’ marketing and advertising efforts or declines in consumer activity generally as a result of economic downturns, among others. Any decline or fluctuation in the recurring portion of the Six Korean Entities’ business may have a negative impact on our post-acquisition business, financial condition, results of operations or prospects.

We may be unable to maintain or acquire licenses or approvals to incorporate intellectual property owned by others in the Six Korean Entities’ IP content offerings. (K Enter, Production Companies, Merchandising Company)

The Six Korean Entities’ IP content offerings may incorporate intellectual property owned by others. Relatedly, content that we distribute across various platforms may incorporate motions pictures of K Wave’s associated parties and other third parties.

Additionally, the Six Korean Entities’ content offerings may incorporate motion pictures intellectual property owned by third parties. Exhibition of such content on different platforms, such as movie theatre or traditional media television or subscription video on demand platforms, may require additional licensing that may be difficult or costly to obtain. If the platforms on which content is distributed, redistributed and/or embedded change their policies relating to how content exhibited or published on the platform may be used, it may impact the Six Korean Entities’ ability to develop, distribute and exhibit engaging content and negatively impact their operations. If the Six Korean Entities are unable to maintain their licenses, rights and approvals or obtain additional licenses, rights and approvals with significant commercial value, their ability to develop successful and engaging IP content may be adversely affected and their operations may be negatively impacted.

The Six Korean Entities’ IP content and brand names may be subject to intellectual property infringement, including in jurisdictions that do not adequately protect brands and intellectual property rights. (K Enter, Production Companies, Merchandising Company)

We regard the Six Korean Entities’ brand, IP content and other intellectual property as proprietary and we expect to take measures to protect K Wave’s assets from infringement post-acquisition. We expect to be aware that potential unauthorized use of the Six Korean Entities’ brands and content may occur, and if a significantly greater amount were to occur, it may negatively impact K Wave’s business. Further, the Six Korean Entities’ IP content offerings may be available worldwide and the laws of some countries either do not protect their content, brands and intellectual property to the same extent as the laws of the U.S. or may be poorly enforced. Legal protection of the Six Korean Entities’ rights may be ineffective in countries with weaker intellectual property enforcement mechanisms. In addition, certain third parties may register the Six Korean Entities’ intellectual property rights without authorization in foreign countries. Successfully registering such intellectual property rights may limit or restrict the Six Korean Entities’ ability to offer content and services based on such rights in those countries. Although we take steps to enforce and police the Six Korean Entities’ rights, our practices and methodologies may not be effective against all eventualities.

As a producer, investor, and distributor of IP content, the Six Korean Entities may face liability and expenses for legal claims based on the nature and content of the materials that they create or distribute, including materials provided by third parties. If they are required to pay damages or expenses in connection with these legal claims, we expect that K Wave’s business and results of operations may be harmed. (K Enter, Production Companies, Merchandising Company)

We expect to display the Six Korean Entities’ and its original IP content and third-party IP content on K Wave’s websites and in its marketing materials. As a result, K Wave may face potential liabilities including, but not limited to, copyright or trademark infringements and content misuse. K Wave will generally rely on the “fair use” exception for K Wave’s use of third-party brand names and marks, but these third parties may disagree, and the laws governing the fair use of these third-party materials are imprecise and adjudicated on a case-by-case basis in Korea. The Six Korean Entities also produce IP content we believe to be original. While we do not believe that such IP content infringe on any third-party copyrights or other intellectual property rights, companies that adopt business models similar to us may take the position that some of our IP content infringe on their intellectual property rights. These claims could divert management time and attention away from K Wave’s business and result in significant costs to investigate and defend, regardless of the merit of these claims. The general liability insurance K Wave plans to maintain may not cover potential claims of this type or may not be adequate to indemnify K Wave for all liability that may be imposed. Any imposition of liability that is not covered by insurance, or is in excess of insurance coverage, could materially adversely affect K Wave business, financial condition and results of operations and the price of K Wave’s securities.

The Six Korean Entities’ dependence on third-party relationships with IP content producers and distribution channels to develop and distribute IP content is critical to the success of K Wave’s business. (K Enter, Production Companies, Merchandising Company)

K Wave plans to rely on the Six Korean Entities’ third-party relationships with Korean IP content producers and distribution channels to develop and distribute IP content. K Wave’s financial performance may be adversely affected by the Six Korean Entities’ relationships with content producers and distribution channels. Some of the Six Korean Entities’ content producers may have their own or other distribution capabilities in the markets in which they operate. These third-party content producers and distribution channels may decide, or be required by their respective parent companies, to use their intracompany distribution or content production capabilities rather than publishing such content with the Six Korean Entities. K Wave’s business may be harmed if the content producers and distribution channels with which the Six Korean Entities work stop or reduce the amount of content they produce for the Six Korean Entities, or otherwise demand less favorable terms to them.

Risk Factors Impacting K Wave (K Enter, Production Companies, Merchandising Company, Investment Company)

If the Six Korean Entities fails to respond to or capitalize on the rapid technological development in the video, music, gaming, and entertainment industry, including changes in entertainment delivery formats, K Wave’s business may be harmed. (K Enter, Production Companies, Merchandising Company, Investment Company)

The video, music, gaming, and entertainment industry continues to experience frequent change driven by technological development, including developments with respect to the formats through which music, films, television programming, games, and other content may be delivered to consumers. With rapid technological changes and expanded digital content offerings, the scale and scope of these changes have accelerated in recent years. For example, consumers may be increasingly accessing television, film and other episodic content on streaming and digital content networks, such as Netflix, Amazon Prime Video, Hulu, Disney+ and Apple TV+.

Many motion pictures and episodic content offerings have gone direct to streaming channels and not produced a physical content format. Direct release to streaming channels may be likely to continue. Technological as well as other changes caused by the pandemic may have caused significant disruption to the retail distribution of film and episodic content offerings and have caused and may in the future cause a negative impact on sales of K Wave’s content and other forms of monetization of content. K Wave may lose opportunities to capitalize on changing market dynamics, technological innovations or consumer tastes if the Six Korean Entities do not adapt its content offerings or distribution capabilities in a timely manner. The overall effect that technological development and new digital distribution platforms have on the revenue and profits the Six Korean Entities derive from their movie content, including from merchandise sales derived from such content, and the additional costs associated with changing markets, media platforms and technologies, may be unpredictable. If the Six Korean Entities fails to accurately assess and effectively respond to changes in technology and consumer behavior in the entertainment industry, the post-acquisition K Wave’s business may be harmed.

Failure to protect or enforce the Six Korean Entities’ intellectual property rights or the costs involved in such enforcement may harm K Wave’s business, financial condition and results of operations. (K Enter, Production Companies, Merchandising Company, Investment Company)

We expect K Wave to rely on trademark, copyright, patent, trade secret, and domain-name-protection laws to protect the Six Korean Entities’ proprietary rights. In Korea and internationally, the Six Korean Entities’ may have filed various applications to protect aspects of their intellectual property, and they may hold a number of issued IPs in multiple jurisdictions. K Wave may acquire additional companies or their portfolios, which may require significant cash expenditures. However, third parties may knowingly or unknowingly infringe the proprietary rights of K Wave’s subsidiaries, third parties may challenge proprietary rights held by K Wave’s operating subsidiaries, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which the Six Korean Entities’ operates or intends to operate its business. In any of these cases, the Six Korean Entities may be required to expend significant time and expense to prevent infringement or to enforce their rights. There may be no assurance that others may not offer content or services that are substantially similar to the Six Korean Entities’ and compete with their business.

Circumstances outside the Six Korean Entities’ control may pose a threat to their intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries from which the Six Korean Entities’ content offerings may be accessible. Also, the efforts the Six Korean Entities have taken to protect their proprietary rights may not be sufficient or effective. Any significant impairment of the Six Korean Entities’ intellectual property rights may harm their business or its ability to compete. Also, protecting the Six Korean Entities’ intellectual property rights may be costly and time-consuming. Any unauthorized disclosure or use of the Six Korean Entities’ intellectual property may make it more expensive to do business, thereby harming their operating results. Furthermore, if the Six Korean Entities are unable to protect their proprietary rights or prevent unauthorized use or appropriation by third parties, the value of the Six Korean Entities’ brand and other intangible assets may be diminished, and competitors may be able to more effectively mimic the Six Korean Entities’ offerings and services. The occurrence of any of these events may seriously harm K Wave’s business post-acquisition of the Six Korean Entities.

We face concentration risk within Play Company Co. Ltd. (K Enter, Merchandise Company)

Play Company faced concentration risk due to its historic reliance on HYBE Co., Ltd. (“HYBE”), as a major business partner in its merchandising business.

Historically, in 2021 and 2022, Play Company’s dependence on HYBE, a K-pop agency, accounted for 86% and 80% of the total revenues of Play Company. In 2024, Play Company’s dependency on HYBE decreased, and HYBE contribute approximately 18% of Play Company’s total revenues in 2024. Play Company recognizes the risks associated with this level of dependency and is actively working towards diversifying its revenue sources to mitigate these risks.

Play Company’s Concentration of HYBE				Unit: %
	2021	2022	2023	2024
HYBE share of Total Play Revenues	86%	80%	52%	18%
BTS share of Total Play Revenues	72%	67%	24%	2%

Play Company’s written agreement with Weverse Company Inc. provided for a term from September 28, 2022 to Feb. 5, 2023. Play Company’s written agreement with UMJ provided for a term from January 1 2022 to Dec. 31 2022. The formal, comprehensive agreement (producing, publishing, and distributing merchandise) between Play Company and HYBE has also expired. Since the second half of 2023, HYBE has revised its internal procedures regarding video publication production and distribution by separating production and distribution operations.

Play Company signed a distribution-only agreement with HYBE on March 19, 2024, for select products released in the first half of 2024. This agreement covered four specific products from artists TXT and ENHYPEN and was valid for one year (January 26, 2024, to January 25, 2025). Subsequently, Play Company engaged in negotiations with HYBE for a new agreement covering products scheduled for release in 2025. However, they were not successful.

On December 22, 2023 we entered into a new agreement with SM Entertainment Co., Ltd., a major K-pop agency, to create video merchandise for all of their artists. Revenues from SM Entertainment could take some years to build to the levels achieved by HYBE. A copy of a redacted version of Play Company’s agreement with SM Entertainment, dated December 12, 2023, is attached as Exhibit 10.57 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024.

1.	Video Publication Production and Distribution for SM Entertainment
SM Entertainment is a leading K-pop agency. Play Company has secured exclusive rights to produce and distribute video publications for all SM artists. The two companies have been in ongoing discussions about new product releases, and Play launched three initial products in 2024. These early releases were smaller in scale and did not feature SM’s top artists. However, Play expects that future product launches will potentially lead to higher sales per release. In early 2025, Play released its first video publication for AESPA, one of SM’s flagship artists, which generated over USD 1 million in revenue. Additional product releases are currently being discussed.

2.	Expansion of Product Line-Up Including Concert Merchandise
In 2024, Play Company secured the rights to sell merchandise during ATEEZ’s World Tour. This arrangement ATEEZ is an artist managed by KQ Entertainment. Play prepared new products, including ATEEZ light sticks sweatshirts, hoodies, sling bags, etc. Sales of ATEEZ World Tour-related merchandise in 2024 generated approximately USD 4.5 million in revenue. This arrangement will continue in 2025. As a continuation of this work with ATEEZ, in 2025, Play Company plans to sell merchandise directly at ATEEZ’s European and North American tour locations. Leveraging this experience, Play Company is negotiating with other entertainment companies to secure similar rights for the sale of official World Tour merchandise.

3.	New Artist Partnerships and Business Expansion Beyond K-pop
Similar to its exclusive agreement with SM Entertainment, Play Company is actively pursuing comparable agreements with other K-pop agencies. At the same time, the company is expanding beyond K-pop. In 2024, as part of this diversification effort, Play Company signed an agreement with actor Byun Woo-seok to produce and distribute merchandise and video content for his fan meetings. This project generated approximately USD 2.5 million in revenue. The company is also working to capture additional opportunities tied to KWM’s movie and drama actors, particularly by marketing merchandise during fan events.

Play Company is committed to diversifying its revenue streams by reducing dependence on specific K-pop agencies or video publication products and continuously broadening its business scope

K Wave may be subject to risks related to online payment methods, including third-party payment processing-related risks. (K Enter, Merchandise Company)

We expect that K Wave will accept payments using a variety of methods, including ACH, bitcoin, wire transfers, credit card and debit cards. As K Wave offers new payment options to consumers, it may be subject to additional regulations, compliance requirements, fraud, and other risks. K Wave may also rely on third parties to provide payment processing services, and for certain payment methods, K Wave will pay interchange and other fees, which may increase over time and raise K Wave’s operating costs and affect ability to achieve or maintain profitability. K Wave may be also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard, or PCI-DSS, and rules governing electronic funds transfers, which may change or be reinterpreted to make it difficult or impossible for K Wave to comply. If K Wave (or a third-party processing payment card transactions on K Wave’s behalf) suffer a security breach affecting payment card information, it may have to pay onerous and significant fines, penalties and assessments arising out of the major card brands’ rules and regulations, contractual indemnifications or liability contained in merchant agreements and similar contracts, and K Wave may lose its ability to accept payment cards for payment for its goods and services, which may materially impact K Wave’s operations and financial performance.

As K Wave’s business changes in the future, it may be subject to different rules under existing standards, which may require new assessments that involve costs above what Play Company currently pays for compliance. As K Wave offer new payment options to consumers, including by way of integrating emerging mobile and other payment methods, K Wave may be subject to additional regulations, compliance requirements and fraud. If K Wave fails to comply with the rules or requirements of any provider of a payment method it accepts, if the volume of fraud in K Wave’s transactions limits or terminates its rights to use payment methods we currently accept, or if a data breach occurs relating to K Wave’s payment systems, K Wave may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, K Wave ability to accept credit card payments from consumers or facilitate other types of online payments.

The Six Korean Entities’ may occasionally receive orders placed with fraudulent data, and we expect that K Wave may ultimately be held liable for the unauthorized use of a cardholder’s card number in an illegal activity and be required by card issuers to pay charge-back fees. Charge-backs may result not only in K Wave’s loss of fees earned with respect to the payment, but also may leave us liable for the underlying money transfer amount. If K Wave’s charge-back rate becomes excessive, card associations also may require us to pay fines or refuse to process K Wave’s transactions. In addition, we may be subject to additional fraud risk if third-party service providers or K Wave’s employees fraudulently use consumer information for their own gain or facilitate the fraudulent use of such information. Overall, we may have little recourse if we process a criminally fraudulent transaction.

K Wave may not realize the anticipated benefits of acquisitions or investments in IP content, or those benefits may be delayed or reduced in their realization. (K Enter, Production Companies, Merchandising Company, Investment Company)

Acquisitions, investments and mechanizations in IP content may be crucial components of the expected growth and the development of K Wave’s business. Acquisitions may broaden and diversify K Wave’s brand holdings and content offerings may and allow K Wave to build additional capabilities and competencies.

K Wave cannot be certain that the IP content it may acquire, or acquire an interest in, may achieve or maintain popularity with consumers in the future or that any such acquisitions or investments may allow K Wave to more effectively market its brands, develop its competencies or grow its business. In some cases, K Wave expects that the integration of the Six Korean Entities that K Wave plans to acquire and incorporate into its operations may create development, marketing and other operating, revenue or cost synergies which may produce greater revenue growth and profitability and, where applicable, cost savings, operating efficiencies and other advantages. However, K Wave cannot be certain that these synergies, efficiencies and cost savings will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. In other cases, K Wave may acquire or invest in IP that it believes to have strong and creative management, in which case K Wave may plan to operate them more autonomously rather than fully integrating them into its operations. K Wave may not be certain that the key talented individuals who own such IP content would continue to work for K Wave after the acquisition or that they would develop popular and profitable content, entertainment or services in the future. K Wave cannot guarantee that any acquisition or investment it may make will be successful or beneficial, and such acquisitions may consume significant amounts of management attention and other resources, which may negatively impact other aspects of K Wave’s business.

K Wave will face competition and if it is unable to compete effectively with existing or new competitors, K Wave’s revenues, market share and profitability may not achieve its expectations. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave has many competitors in the motion picture and broader entertainment industry. Some of the current and potential competitors have greater resources, longer histories, more customers, and/or greater brand recognition than K Wave, Such competitors may secure better IP content deals, adopt more aggressive marketing, and devote more resources to technology, infrastructure, content delivery, and other areas. K Wave competes in Korea and internationally with a wide array of large and small IP content development, IP content investment firms, virtual IP content production companies and movie studios. In addition, K Wave competes with companies who may be focused on building their brands across multiple consumer categories, including through entertainment offerings other than motion pictures and episodic content. Across K Wave’s business, it face competitors who may be constantly monitoring and attempting to anticipate consumer tastes and trends, seeking content which may appeal to consumers, and introducing new content that compete with K Wave’s content for consumer acceptance and purchase.

Competition may intensify, including with the development of new business models and the entry of new and well-funded competitors, and as K Wave’s competitors enter into business combinations or alliances and established companies in other market segments expand to become competitive with K Wave’s business. In addition, new and enhanced technologies, including search, digital content, and electronic devices, may increase K Wave’s competition. The Internet may facilitate competitive entry and content offerings comparison, and increased competition may reduce K Wave’s business profits.

K Wave’s expansion into new IP content offerings, services, technologies, and geographic regions subjects K Wave to additional business, legal, financial, and competitive risks. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave may have limited or no relevant expertise in its future IP content development and merchandizing, and it customers may not adopt to K Wave’s IP content offerings. These offerings may present new and difficult technology and content delivery challenges, and K Wave may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in K Wave’s newer business activities may be lower than in its existing activities, and K Wave may not be successful enough in these newer activities to recoup its investments in them. If any of this were to occur, it may damage K Wave’s reputation, limit its growth, and negatively affect K Wave’s results from operations.

Misalignment with public and consumer tastes and preferences for entertainment offerings may negatively impact demand for K Wave’s IP content, which may have an adverse effect on K Wave’s business, financial condition, results of operations and prospects. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave plans to develop, invest in, and merchandize entertainment content, the success of which may depend substantially on consumer interests and preferences that frequently change in unpredictable ways. The success of K Wave’s business may depend on its ability to consistently create popular content, and to engage popular talent, that may meet the changing preferences of the broad consumer market and may respond to competition from an expanding array of entertainment choices facilitated by technological developments in the availability and delivery of digital content. Misalignment of K Wave’s IP content if K Wave may not be successful in responding to rapidly changing public and consumer tastes and preferences, may impact demand for K Wave’s IP content offerings and its business, financial condition, results of operations and prospects may be materially affected.

Inflation may cause K Wave’s investment and development costs as well as operating and administrative expenses to grow more rapidly than net sales, which may result in lower gross margins and lower net earnings (K Enter, Production Companies, Merchandising Company, Investment Company)

Market variables, such as inflation of labor rates and fuel, freight and energy costs, across multiple geographic regions, have and may continue to increase potentially causing K Wave to be unable to efficiently manage its development costs and operating and administrative expenses in a way that would enable K Wave to leverage its revenue growth into higher net earnings. In addition, K Wave’s inability to pass on such increases in development costs to the consumers in a timely manner, or at all, may cause K Wave’s operating and administrative expenses to grow, which may result in lower gross profit margins and lower net earnings.

The current inflation levels have not materially impacted K Wave’s day-to-day operations. However, inflation affects the cost of production and demand for K Wave’s merchandise products, film and drama and food and beverage segment (the smallest segment). K Wave competes with limited consumer and teenager’s budgets for entertainment and K Pop merchandise goods.

K Pop video merchandise customers are the least price sensitive among K Wave’s clientele. K Wave’s merchandise is purchased by fans who are very loyal to their artists, and this results in a lower price elasticity. K Wave believes that product sales volume is driven by product quality that meets the needs of fans and the timely release of these goods.

In the case for film production, inflation impacts K Wave’s break-even point. Higher movie ticket prices and lower consumer disposable income also lowers demand. The main customers of dramas are broadcasting companies and Over-the-Top or OTT companies, and although production costs are increasing due to inflation K Wave believes these firms have been willing to invest in high-quality content.

The food and beverage segment is particularly sensitive to inflation with rising material costs and wages directly impacting K Wave’s costs. Consumers with lower disposable income and intense competition in the market makes it more difficult to pass on the increased costs to K Wave’s customers.

Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of K Wave’s expected consumers may negatively impact K Wave’s expected sales growth and results of operations. (K Enter, Production Companies, Merchandising Company, Investment Company)

Economic, political and industry trends will affect K Wave’s business environments. We expect that K Wave will serve an industry in which the demand for its content and services may be sensitive to the production activity, capital spending and demand for content and services of K Wave’s customers. Some of these customers (including distributors) operate in markets that maybe subject to cyclical fluctuations resulting from market uncertainty, trade and tariff policies, costs of goods sold, currency exchange rates, central bank interest rate fluctuations, economic downturns, recessions, foreign competition, offshoring of production, oil and natural gas prices, geopolitical developments, labor shortages, inflation, natural or human induced disasters, extreme weather, outbreaks of pandemic disease such as the COVID-19 pandemic, inflation, deflation, and a variety of other factors beyond our control. Any of these factors may cause customers to idle, delay purchases, reduce wholesale purchasing levels, or experience reductions in the demand.

Any of these events may also reduce the volume of content and services these customers purchase from K Wave or impair the ability of K Wave’s customers to make full and timely payments and may cause increased pressure on K Wave’s selling prices and terms of sale.

K Wave’s expansions may place a strain on its management, operational, financial, and other resources. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave’s business may plan on operations of expansions, including increasing K Wave’s IP acquisitions, service offerings and scaling K Wave’s infrastructure to support its IP merchandizing businesses. This expansion may increase the complexity of K Wave’s business and may place strain on K Wave’s management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. K Wave may not be able to manage growth effectively, which may damage K Wave’s reputation, limit its growth, and negatively affect K Wave’s operating results.

Consumer interests change rapidly and acceptance of K Wave’s IP content offerings may be influenced by factors beyond K Wave’s control. (K Enter, Production Companies, Merchandising Company, Investment Company)

The interests of families, individuals, fans and audiences evolve extremely quickly and may change from year to year and by geography. To be successful, K Wave plans to correctly anticipate the types of IP content patterns which may capture consumers’ interests and imagination, and quickly develop and introduce innovative IP offerings which may compete successfully for consumers’ limited time, attention and spending. This challenge may be more difficult with the ever-increasing utilization of technology, social media and digital media in entertainment offerings, and the increasing breadth of entertainment available to consumers. Evolving consumer tastes and shifting interests, coupled with an ever-changing and expanding pipeline of entertainment and consumer properties and content which compete for consumer interest and acceptance, create an environment in which some content offerings may fail to achieve consumer acceptance, and other IP content offerings may be popular during a certain period of time but then be rapidly replaced. As a result, K Wave’s IP content offerings may have short consumer life cycles.

Consumer acceptance of K Wave’s or its partners’ entertainment offerings may be also affected by outside factors, such as reviews, promotions, the quality and acceptance of films and television programs, music, video games, and content released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and public tastes generally, all of which may change rapidly and most of which may be beyond K Wave’s control. There may be no assurance that television programs and films, video games, video movies K Wave distributes may obtain favorable reviews or ratings, that films, video games, video movies K Wave distributes may be popular with consumers and perform well in K Wave’s distribution channels.

If K Wave devotes time and resources to distributing and marketing content that consumers do not accept or do not find interesting enough to buy in sufficient quantities to be profitable to K Wave, K Wave’s revenues and profits may decline, and K Wave’s business performance may be harmed. Similarly, if K Wave’s IP offerings fail to correctly anticipate consumer interests, K Wave’s revenues and earnings may be reduced.

Failure to successfully operate K Wave’s information systems and implement new technology effectively may disrupt K Wave’s business or reduce K Wave’s sales or profitability. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave may rely on various information technology systems and software applications to manage many aspects of its businesses, including content development, communications with K Wave’s affiliates and partners, sale and delivery of K Wave’s K Wave K Wave K Wave content, royalty and financial reporting and various other processes and transactions. K Wave may be dependent on the integrity, security and consistent operations of these systems and related back-up systems. These systems may be subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, malware and other cybersecurity breaches, catastrophic events such as hurricanes, fires, floods, earthquakes, tornadoes, acts of war or terrorism and usage errors by K Wave’s employees or partners. The efficient operation and successful growth of K Wave’s business may depend on these information systems, including K Wave’s K Wave ability to operate them effectively and to select and implement appropriate upgrades or new technologies and systems and adequate disaster recovery systems successfully. The failure of K Wave’s information systems or third-party hosted technology to perform as designed or K Wave’s failure to implement and operate them effectively may disrupt K Wave’s business, require significant capital investments to remediate a problem or subject K Wave to liability.

The products and internal systems of the Six Korean Entities that K Wave acquired, rely on software and hardware that is highly technical, and any errors, bugs, or vulnerabilities in these systems, or failures to address or mitigate technical limitations in K Wave’s systems, could adversely affect K Wave’s business. (K Enter, Production Companies, Merchandising Company, Investment Company)

The Six Korean Entities’ products and internal systems rely on software and hardware, including software and hardware developed or maintained internally and/or by third parties, that is highly technical and complex. In addition, the Six Korean Entities’ products and internal systems depend on the ability of such software and hardware to store, retrieve, process, and manage immense amounts of data. The software and hardware on which they rely upon may contain, and will in the future may further contain, errors, bugs, or vulnerabilities, and their systems are subject to certain technical limitations that may compromise the Six Korean Entities’ ability to meet their objectives. Some errors, bugs, or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects, or technical limitations within the software and hardware on which the Six Korean Entities rely upon have in the past led to, and may in the future lead to, outcomes including a negative experience for users and marketers who use their products, compromised ability of the Six Korean Entities’ products to perform in a manner consistent with their terms, contracts, or policies, delayed product introductions or enhancements, targeting, measurement, or billing errors, compromised ability to protect the data of the Six Korean Entities’ users and/or their intellectual property or other data, or reductions in the Six Korean Entities’ ability to provide some or all of their services. For example, the Six Korean Entities make commitments to their users as to how their data will be used within and across products, and the Six Korean Entities’ systems are subject to errors, bugs and technical limitations that may prevent them from fulfilling these commitments reliably. In addition, any errors, bugs, vulnerabilities, or defects in K Wave’s systems or the software and hardware on which K Wave relies, failures to properly address or mitigate the technical limitations in the Six Korean Entities’ systems, or associated degradations or interruptions of service or failures to fulfil commitments to their users may in the future lead to outcomes including damage to our reputation, loss of users, loss of marketers, loss of revenue, regulatory inquiries, litigation, or liability for fines, damages, or other remedies, any of which could adversely affect the post-acquisition K Wave’s business and financial results.

If K Wave’s electronic data is compromised, K Wave’s business may be significantly harmed. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave and its subsidiaries may maintain significant amounts of data electronically in locations around the United States and in the cloud. This data may relate to all aspects of K Wave’s business, including the Six Korean Entities’ and post-acquisition K Wave’s content under development, and also may contain certain customer, consumer, supplier, partner and employee data. K Wave may maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there may be a risk of intrusion, cyber-attacks or tampering that may compromise the integrity and privacy of this data. Cyber-attacks may be increasing in their frequency, sophistication and intensity, and may be becoming increasingly difficult to detect. They may be often carried out by motivated, well-resourced, skilled and persistent actors, including nation states, organized crime groups, “hacktivists” and employees or contractors acting with malicious intent. Cyber-attacks may include the deployment of harmful malware and key loggers, ransomware, a denial-of-service attack, a malicious website, the use of social engineering and other means to affect the confidentiality, integrity and availability of the Six Korean Entities’ and K Wave’s technology systems and data. Cyber-attacks may also include information system attacks, which may cause a delay in the development, investment and distribution of K Wave’s IP content. In addition, we expect that the K Wave may provide confidential and proprietary information to its and the Six Korean Entities’ third-party business partners in certain cases where doing so may be necessary to conduct K Wave’s business. While K Wave obtains assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they may take steps to assure the protections of such data by third parties, those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of K Wave’s customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of K Wave’s information technology systems or other means may substantially disrupt K Wave’s operations, harm K Wave’s customers, consumers, employees and other business partners, damage K Wave’s reputation, violate applicable laws and regulations, subject K Wave to potentially significant costs and liabilities and may result in a loss of business that may be material.

K Wave’s failure to raise additional capital or generate cash flows necessary to expand its operations and invest in the future which may reduce K Wave’s ability to compete successfully and adversely affect K Wave’s results of operations. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave may need to raise additional funds following the closing of the Business Combination, and K Wave may not be able to obtain additional debt or equity financing on favorable terms or at all. If K Wave raises additional equity financing, you may experience significant dilution of your ownership interests. If K Wave raises additional debt financing, K Wave may be required to accept terms that restrict K Wave’s ability to incur additional indebtedness, may force K Wave to maintain specified liquidity or other ratios or may restrict K Wave’s ability to pay dividends or make acquisitions. If K Wave needs additional capital and may not raise it on acceptable terms, or at all, K Wave may not be able to, among other things:

●	make the post closing payments to the owner of Play Company as called for the Play Company stock purchase agreement;

●	invest in K Wave’s business and continue to grow K Wave’s brand and expand K Wave’s fan base;

●

hire and retain employees, including celebrities, influences, and content creators as well as other employees and staff, including engineers, operations personnel, financial and accounting staff, and sales and marketing staff;

●	respond to competitive pressures or unanticipated working capital requirements; or

●	pursue opportunities for acquisitions of, investments in, or strategic alliances and joint ventures with complementary businesses.

We expect K Wave will face risks related to health epidemics and other widespread outbreaks of contagious disease, which may disrupt K Wave’s expected operations and impact its expected operating results. (K Enter, Production Companies, Merchandising Company, Investment Company)

Significant outbreaks of contagious diseases, and other adverse public health developments, may have a material impact on K Wave’s business operations and operating results. Since the global outbreak of COVID-19, nearly every country has throughout the world have been affected by the spread of the virus, including Korea and the United States, and has implemented various emergency measures to contain the virus outbreak, including travel restrictions, restrictions on public gatherings and required in-home quarantine. As K Wave has a presence in these locations, these measures may affect the health of K Wave’s employee and ability to travel and work remotely.

Moreover, during and since the Covid-19 pandemic, the film exhibition industry has suffered from a decline in attendance in revenues and attendance as well as delays in film production. In this environment, some high budget movies have failed to recoup production and distribution costs. K Wave cannot predict how the Covid-19 pandemic or other pandemics may impact K Wave’s operations and financial results.

Economic downturns and political and market conditions beyond K Wave’s control may adversely affect K Wave’s business, financial condition and results of operations. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave’s financial performance may be subject to global, Korea and U.S. economic conditions and their impact on levels of spending by customers and advertisers. Economic recessions may have had, and may continue to have, far reaching adverse consequences across many industries, including the global entertainment and movie industries, which may adversely affect K Wave’s business and financial condition. Due to international trade and monetary policy and other changes, there may appear to be an increasing risk of a recession. If the national and international economic recovery slows or stalls, these economies may experience another recession or any of the relevant regional or local economies suffers a downturn, K Wave may experience a material adverse effect on K Wave’s business, financial condition, results of operations or prospects.

In addition, changes in general market, economic and political conditions in domestic and foreign economies or financial markets, including fluctuation in stock markets resulting from, among other things, trends in the economy as a whole may reduce customers’ disposable income. Any one of these changes may have a material adverse effect on K Wave’s business, financial condition, results of operations or prospects.

Reductions in discretionary consumer spending may have an adverse effect on K Wave’s business, financial condition, results of operations and prospects. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave’s expected business may be particularly sensitive to reductions from time to time in discretionary consumer spending. Demand for entertainment and leisure activities, including movies and TV series, may be affected by changes in the economy and consumer tastes, both of which may be difficult to predict and beyond K Wave’s control. Unfavorable changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce K Wave’s customers’ disposable income or result in fewer individuals engaging in entertainment and leisure activities, such as movie going or online streaming. As a result, K Wave may not ensure that demand for future offerings may remain constant. Adverse developments affecting economies throughout the world, including a general tightening of availability of credit, decreased liquidity in certain financial markets, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases may lead to a further reduction in discretionary spending on leisure activities, such as movie going or online streaming. Any significant or prolonged decrease in consumer spending on entertainment or leisure activities may adversely affect the demand for K Wave’s expected offerings, reducing K Wave’s expected cash flows and revenues, and thereby materially harming K Wave’s expected business, financial condition, results of operations and prospects.

Changes in foreign currency exchange rates may significantly impact K Wave’s expected reported financial performance. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave’s expected global operations mean it will transact business in many different jurisdictions with many different currencies. As a result, if the exchange rate between the U.S. dollar and a local currency for an international market in which K Wave has significant sales or operations changes, K Wave’s financial results as reported in U.S. dollars, may be meaningfully impacted even if K Wave’s business in the local currency is not significantly affected. Similarly, K Wave’s expenses may be significantly impacted, in U.S. dollar terms, by exchange rates, meaning the profitability of K Wave’s business in U.S. dollar terms may be negatively impacted by exchange rate movements which K Wave does not control. Depreciation in key currencies may have a significant negative impact on K Wave’s revenues and earnings as they may be reported in U.S. dollars.

The Six Korean Entities’ business involves risks of liability claims for media content, which may adversely affect their business, results of operations and financial condition. (K Enter, Production Companies, Merchandising Company, Investment Company)

As a developer, investor and distributor of media content, K Wave may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that may be not covered by insurance or may be in excess of insurance coverage may have a material adverse effect on K Wave’s business, results of operation and financial condition.

The Six Korean Entities’ relies on information technology and other systems and platforms, and any failures, errors, defects or disruptions in their systems or platforms may diminish K Wave’s brand and reputation, subject K Wave to liability, disrupt its business, affect its ability to scale technical infrastructure and adversely affect its operating results and growth prospects. K Wave’s IP content and other software applications and systems, and the third-party platforms upon which they may be made available may contain undetected errors. (K Enter, Production Companies, Merchandising Company, Investment Company)

The Six Korean Entities’ technology infrastructure may be important to the performance of their offerings and to customer satisfaction. K Wave will devote resources to network and data security to protect the Six Korean Entities’ systems and data. However, K Wave’s systems may not be designed with the necessary reliability and redundancy to avoid performance delays or outages that may be harmful to the Six Korean Entities’ business. We may not assure you that the measures K Wave will take to prevent or hinder cyber-attacks and protect K Wave’s systems, data and customer information and to prevent outages, data or information loss, fraud and to prevent or detect security breaches, including a disaster recovery strategy for server and equipment failure and back-office systems and the use of third parties for certain cybersecurity services, may provide absolute security. We may in the future experience website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors and capacity constraints. To date, the Six Korean Entities have not had a material impact from such disruptions; however, future disruptions from unauthorized access to, fraudulent manipulation of, or tampering with their computer systems and technological infrastructure, or those of third parties, may result in a wide range of negative outcomes, each of which may materially adversely affect their business, financial condition, results of operations and prospects. Additionally, the Six Korean Entities’ content may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch. If a particular content offering may be unavailable when customers attempt to access it or navigation through platforms may be slower than they expect, customers may be less likely to return to the Six Korean Entities’ content as often, if at all. Furthermore, programming errors, defects and data corruption may disrupt the Six Korean Entities’ operations, may adversely affect the experience of the Six Korean Entities’ customers, harm the Six Korean Entities’ reputation, cause the Six Korean Entities’ customers to stop utilizing their platforms, divert the Six Korean Entities’ resources and delay market acceptance of their offerings, any of which may result in legal liability to the Six Korean Entities, harm their business, financial condition, results of operations and prospects.

If the Six Korean Entities’ customer base and engagement continue to grow, and the amount and types of offerings continue to grow and evolve, the Six Korean Entities may need an increasing amount of technical infrastructure, including network capacity and computing power, to continue to satisfy the Six Korean Entities’ customers’ needs. Such infrastructure expansion may be complex, and unanticipated delays in completing these projects or availability of components may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of the Six Korean Entities’ offerings. In addition, there may be issues related to this infrastructure that may be not identified during the testing phases of design and implementation, which may only become evident after the Six Korean Entities’ has started to fully use the underlying equipment or software, that may further degrade the customer experience or increase their costs. As such, K Wave may fail to continue to effectively scale and grow its technical infrastructure to accommodate increased demands. In addition, the post-acquisition K Wave’s business may be subject to interruptions, delays or failures resulting from adverse weather conditions, other natural disasters, power loss, terrorism, cyber-attacks, public health emergencies (such as COVID-19) or other catastrophic events. We believe that if K Wave’s customers have a negative experience with is content offerings, or if K Wave’s brand or reputation may be negatively affected, customers may be less inclined to continue or resume enjoying its content or recommend its content to other potential customers. As such, a failure or significant interruption in K Wave’s service may harm its reputation, business and operating results.

Despite the Six Korean Entities’ security measures, their information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach may compromise Six Korean Entities’ networks and the information stored there may be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information may result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disruption of Six Korean Entities’ operations and the services they provides to customers, damage to K Wave’s reputation, and a loss of confidence in K Wave’s content and services, which may adversely affect K Wave’s business. (K Enter, Production Companies, Merchandising Company, Investment Company)

The secure maintenance and transmission of customer information will be an important element of K Wave’s operations. The Six Korean Entities’ information technology and other systems that maintain and transmit customer information, or those of service providers, business partners or employee information may be compromised by a malicious third-party penetration of K Wave’s network security, or that of a third-party service provider or business partner, or impacted by intentional or unintentional actions or inactions by their employees, or those of a third-party service provider or business partner. As a result, the Six Korean Entities’ customers’ information may be lost, disclosed, accessed or taken without their customers’ consent. K Wave and its Korean subsidiaries may not provide assurance that they may not experience any cyberattacks in the future and such cyberattacks may have a material impact on K Wave’s operations or financial results.

The Six Korean Entities rely on encryption and authentication technology licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. In addition, websites may be often attacked through compromised credentials, including those obtained through phishing and credential stuffing. The Six Korean Entities’ security measures, and those of their third-party service providers, may not detect or prevent all attempts to breach the Six Korean Entities’ systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by their websites, networks and systems or that they or such third parties otherwise maintain, including payment card systems, which may subject the Six Korean Entities or K Wave to fines or higher transaction fees or limit or terminate their access to certain payment methods. K Wave, its Korean subsidiaries and such third parties may not anticipate or prevent all types of attacks until after they have already been launched. Further, techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against them or their third-party service providers.

In addition, security breaches may also occur as a result of non-technical issues, including intentional or inadvertent breaches by K Wave’s employees or by third parties. These risks may increase over time as the complexity and number of technical systems and applications K Wave uses also increases. Breaches of K Wave’s security measures or those of K Wave’s third-party service providers or cybersecurity incidents may result in unauthorized access to K Wave’s sites, networks and systems; unauthorized access to and misappropriation of customer information, including customers’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; viruses, worms, spyware or other malware being served from K Wave’s sites, networks or systems; deletion or modification of content or the display of unauthorized content on K Wave’s sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment of additional personnel and protection technologies, response to governmental investigations and media inquiries and coverage; engagement of third-party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these breaches of security should occur and be material, K Wave’s reputation and brand may be damaged, K Wave’s business may suffer, K Wave may be required to expend significant capital and other resources to alleviate problems caused by such breaches, and K Wave may be exposed to a risk of loss, litigation or regulatory action and possible liability. K Wave may not guarantee that recovery protocols and backup systems may be sufficient to prevent data loss. Actual or anticipated attacks may cause K Wave to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.

In addition, any party who may be able to illicitly obtain a customer’s password may access the customer’s transaction data or personal information, resulting in the perception that K Wave’s systems may be insecure. Any compromise or breach of K Wave’s security measures, or those of K Wave’s third-party service providers, may violate applicable privacy, data protection, data security, network and information systems security and other laws and cause significant legal and financial exposure, adverse publicity and a loss of confidence in K Wave’s security measures, which may have a material adverse effect on K Wave’s business, financial condition, results of operations and prospects.

K Wave addresses cyber security risks and plan to strengthen K Wave’s security by working with an IT consulting firm to mitigate potential security breaches of customer information, business partners and employee information. Breaches at third-party providers can also directly impact us. K Wave is bolstering in-house capabilities and risk management measures including data backup and recovery, investment in advanced technologies but also recognize the need to leverage the expertise of cybersecurity professionals. K Wave plans to evaluate K Wave’s consultant’s recommendations regarding assessing, identifying, and mitigating these risks to develop a comprehensive plan to manage cybersecurity risks. K Wave plans to keep the board informed of these discussions, the implementation plan and proactively engage with them on K Wave’s cybersecurity efforts.

K Wave’s data is stored both in the U.S. and in Korea and K Wave will maintain security to ensure the continued integrity of K Wave’s business operation while weighing costs and the need to minimize potential impacts to K Wave’s business.

The Six Korean Entities rely on third-party service providers with respect to their platforms and to deliver their offerings to customers on their platforms, and any disruption of or interference with their use of such services may adversely affect K Wave’s business, financial condition, results of operations and prospects. (K Enter, Production Companies, Merchandising Company, Investment Company)

The Six Korean Entities currently maintain and support their operations using private cloud infrastructure, which may be built using third-party platform and data center providers. In addition, as we expect K Wave to enter new jurisdictions, K Wave may rely on third-party providers of cloud infrastructure services. K Wave may not have control over the operations of the facilities or infrastructure of any third-party service providers, including third-party platform providers, that K Wave expect to use. Such third parties’ facilities may be vulnerable to damage or interruption from natural disasters, cybersecurity attacks, terrorist attacks, power outages and similar events or acts of misconduct. K Wave’s platform’s continuing and uninterrupted performance may be important to K Wave’s success. We expect that in K Wave will experience interruptions, delays and outages in service and availability from these third-party service providers from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. In addition, any changes in these third parties’ service levels may adversely affect K Wave’s ability to meet the requirements of K Wave’s customers. As K Wave’s platform’s continuing and uninterrupted performance may be important to its success, sustained or repeated system failures would reduce the attractiveness of K Wave’s offerings. It may become increasingly difficult to maintain and improve K Wave’s performance, especially during peak usage times, as K Wave expands and the usage of K Wave’s offerings increases.

In the event that any of the Six Korean Entities’ agreements with these third-party service providers may be terminated, K Wave may experience significant costs or downtime in connection with the transfer to, or the addition of, new platform providers, data site providers or cloud infrastructure service providers. Although alternative providers may host K Wave’s platform on a substantially similar basis, such transition may potentially be disruptive and K Wave may incur significant one-time costs.

Any of the above circumstances or events may harm K Wave’s reputation and brand, reduce the availability or usage of K Wave’s platform, lead to a significant loss of revenue, increase K Wave’s costs and impair K Wave’s ability to attract new customers, any of which may adversely affect K Wave’s business, financial condition and results of operations.

K Wave plans to have a significant level of operations outside of the United States, which subjects K Wave to additional costs and risks that may adversely affect its operating results. (K Enter, Production Companies, Merchandising Company, Investment Company)

We expect a significant portion of K Wave’s operations will be located in Korea.

Compliance with Korean and U.S. laws and regulations that apply to K Wave’s international operations may increase K Wave’s cost of doing business. As a result of K Wave’s international operations, K Wave may be subject to a variety of risks and challenges in managing an organization operating in various countries, including those related to:

●	challenges caused by distance as well as language and cultural differences;

●	general economic conditions in each country or region;

●	regulatory changes;

●	political unrest, terrorism and the potential for other hostilities;

●	public health risks, particularly in areas in which K Wave has significant operations;

●	longer payment cycles and difficulties in collecting accounts receivable;

●	overlapping or changes in tax regimes;

●	difficulties in transferring funds from certain countries;

●	laws such as the U.S. Foreign Corrupt Practices Act, and local laws which also prohibit corrupt payments to governmental officials; and

●	reduced protection for intellectual property rights in some countries.

If K Wave is unable to expand or manage K Wave’s existing development operations, K Wave may not realize, in whole or in part, the anticipated business projections, which in turn may materially adversely affect K Wave’s business, financial condition, and results of operations.

K Wave expects, from time to time, to be subject to various legal proceedings which, if adversely determined, may cause K Wave to incur substantial losses. An adverse outcome in one or more of such proceedings may adversely affect K Wave’s business. (K Enter, Production Companies, Merchandising Company, Investment Company)

From time to time, during the normal course of operating K Wave’s business, K Wave may be subject to various legal proceedings. Because K Wave may not accurately predict the outcome of any action, it may be possible that, as a result of current and/or future litigation, K Wave may be subject to adverse judgments or settlements, some of which may not be covered under K Wave’s insurance policies. Any litigation to which K Wave may be a party may result in an onerous or unfavorable judgment that may not be reversed upon appeal, or in payments of substantial monetary damages or fines, the posting of bonds requiring significant collateral, letters of credit or similar instruments, or K Wave may decide to settle lawsuits on similarly unfavorable terms. These proceedings may also result in reputational harm, criminal sanctions, consent decrees or orders preventing K Wave from offering certain content or requiring a change in K Wave’s business practices in costly ways or requiring development of non-infringing or otherwise altered content. Litigation and other claims and regulatory proceedings against K Wave may result in unexpected disciplinary actions, legal expenses and liabilities. Any of the foregoing may have a material adverse effect on K Wave’s business, financial condition, results of operations and prospects.

If Internet and other technology-based service providers experience service interruptions, K Wave’s ability to conduct its business may be impaired and K Wave’s business, financial condition and results of operations may be adversely affected. (K Enter, Production Companies, Merchandising Company, Investment Company)

A substantial portion of K Wave’s network infrastructure may be provided by third parties, including Internet service providers and other technology-based service providers. See “—K Wave relies on third-party service providers with respect to K Wave’s platform and to deliver K Wave’s offerings to customers on K Wave’s platform, and any disruption of or interference with K Wave’s use of such services may adversely affect K Wave’s business, financial condition, results of operations and prospects.” K Wave requires technology-based service providers to implement cyber-attack-resilient systems and processes. However, if Internet service providers experience service interruptions, including because of cyber-attacks, or due to an event causing an unusually high volume of Internet use (such as during the COVID-19 pandemic or other public health emergency), communications over the Internet may be interrupted and impair K Wave’s ability to conduct K Wave’s business. Internet service providers and other technology-based service providers may in the future roll out upgraded or new mobile or other telecommunications services, such as 5G or 6G services, which may not be successful and thus may impact the ability of K Wave’s customers to access K Wave’s platform or offerings in a timely fashion or at all. In addition, K Wave’s ability to process e-commerce transactions may depend on bank processing and credit card systems. To prepare for system problems, K Wave may continuously seek to strengthen and enhance K Wave’s current facilities and the capabilities of K Wave’s system infrastructure and support. Nevertheless, there may be no assurance that the Internet infrastructure or K Wave’s own network systems may continue to be able to meet the demand placed on K Wave by the continued growth of the Internet, the overall online streaming communities and the motion picture industry and K Wave’s customers. Any difficulties these providers face, including the potential of certain network traffic receiving priority over other traffic (such as lack of net neutrality), may adversely affect K Wave’s business, and K Wave may exercise little control over these providers, which may increase K Wave’s vulnerability to problems with the services they provide. Any system failure as a result of reliance on third parties, such as network, software or hardware failure, including as a result of cyber-attacks, which causes a loss of K Wave’s customers’ property or personal information or a delay or interruption in K Wave’s online services and content, including K Wave’s ability to handle existing or increased traffic, may result in a loss of anticipated revenue, interruptions to K Wave’s platform and offerings, cause K Wave to incur significant legal, remediation and notification costs, degrade the customer experience and cause customers to lose confidence in K Wave’s offerings, any of which may have a material adverse effect on K Wave’s business, financial condition, results of operations and prospects.

The Six Korean Entities’ growth may depend, in part, on the success of their current and future strategic relationships with third parties. Overreliance on certain third parties, or their inability to extend existing relationships of their predecessor entities or agree to new relationships may cause unanticipated costs for The Six Korean Entities and impact their financial performance in the future. (K Enter, Production Companies, Merchandising Company, Investment Company)

The Six Korean Entities may, in the future, rely on relationships with movie directors, IP investment and development firms, advertisers, marketing firms and other third parties in order to attract customers to their contents. These relationships may, along with providers of online services, search engines, social media, directories and other websites and ecommerce businesses, direct consumers to their platforms. In addition, many of the parties with whom the Six Korean Entities may have advertising arrangements through relationships of their predecessor entities provide advertising services to other companies, including other gaming platforms with whom the Six Korean Entities may compete. While the Six Korean Entities believe there may be other third parties that may drive customers to their platforms, adding or transitioning to them may disrupt their business and increase their costs. In the event that any of the Six Korean Entities’ future relationships fails to provide services to them in accordance with the terms of their arrangement, or at all, and the Six Korean Entities may not be able to find suitable alternatives, this may impact their ability to attract consumers cost effectively and harm our business, financial condition, results of operations and prospects.

K Wave’s growth may depend on its ability to attract and retain customers, and the loss of its customers, failure to attract new customers in a cost-effective manner, or failure to effectively manage K Wave’s growth may adversely affect its business, financial condition, results of operations and prospects. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave’s ability to achieve growth in revenue in the future may depend, in large part, upon K Wave’s ability to attract new customers to K Wave’s content offerings, retain existing customers of K Wave’s content offerings and reactivate customers in a cost-effective manner. Achieving growth in K Wave’s community of customers may require K Wave to increasingly engage in sophisticated and costly sales and marketing efforts, which may not make sense in terms of return on investment. K Wave expects to use a variety of free and paid marketing channels, in combination with compelling offers and exciting games to achieve K Wave’s objectives. If the search engines on which K Wave relies modify their algorithms, change their terms, or if the prices at which K Wave may purchase listings increase, then K Wave’s costs may increase, and fewer customers may click through to K Wave’s website. If links to K Wave’s website may not be displayed prominently in online search results, if fewer customers click through to K Wave’s website, if K Wave’s other digital marketing campaigns may not be effective, of it the costs of attracting customers using any of K Wave’s current methods significantly increase, then K Wave’s ability to efficiently attract new customers may be reduced, K Wave’s revenue may decline and K Wave’s business, financial condition and results of operations may be harmed.

K Wave may invest in or acquire other businesses, and its business may suffer if K Wave is unable to successfully integrate acquired businesses into K Wave or otherwise manage the growth associated with multiple acquisitions. (K Enter, Production Companies, Merchandising Company, Investment Company)

As part of K Wave’s business strategy, K Wave may make acquisitions as opportunities arise to add new or complementary businesses, content, or entertainment offerings. In some cases, the costs of such acquisitions may be substantial, including as a result of professional fees and due diligence efforts. There may be no assurance that the time and resources expended on pursuing a particular acquisition may result in a completed transaction, or that any completed transaction may ultimately be successful. In addition, K Wave may be unable to identify suitable acquisition or strategic investment opportunities, or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms, if at all. K Wave may decide to pursue acquisitions with which K Wave’s investors may not agree and K Wave may not assure investors that any acquisition or investment may be successful or otherwise provide a favorable return on investment. In addition, acquisitions and the integration thereof require significant time and resources and place significant demands on K Wave’s management, as well as on K Wave’s operational and financial infrastructure. In addition, if K Wave fails to successfully close transactions or integrate new teams, or integrate the content and technologies associated with these acquisitions into K Wave’s company, K Wave’s business may be seriously harmed. Acquisitions may expose K Wave to operational challenges and risks, including:

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the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, personnel, financial reporting, accounting and internal controls, technologies and content into K Wave’s business;

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incurrence of indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic or cultural challenges in managing and integrating the expanded or combined operations;

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entry into jurisdictions or acquisition of content or technologies with which K Wave has limited or no prior experience, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

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diversion of management’s attention and the over-extension of K Wave’s operating infrastructure and K Wave’s management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

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the ability to fund K Wave’s capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

●	the ability to retain or hire qualified personnel required for expanded operations.

K Wave’s acquisition strategy may not succeed if K Wave is unable to remain attractive to target companies or expeditiously close transactions. Issuing common shares to fund an acquisition would cause economic dilution to existing shareholders. If K Wave develops a reputation for being a difficult acquirer or having an unfavorable work environment, or target companies view K Wave’s common shares unfavorably, K Wave may be unable to consummate key acquisition transactions essential to K Wave’s corporate strategy and K Wave’s business may be seriously harmed.

K Wave’s success may depend on the performance of its current and future employees, including certain key employees. Recruitment and retention of these individuals may be vital to growing K Wave’s business and meeting its business plans. The loss of any of K Wave’s key executives or other key employees may harm its business. (K Enter, Production Companies, Merchandising Company, Investment Company)

The leadership of K Wave’s current executive officers may have been a useful element in building K Wave’s operations, and the departure, death or disability of any one of K Wave’s executive officers or other extended or permanent loss of any of their services, or any negative market or industry perception with respect to any of them or their loss, may have a material adverse effect on K Wave’s business.

In addition, certain of K Wave’s other employees may have made significant contributions to their growth and success. K Wave believes its success and K Wave’s ability to compete and grow may depend in large part on the efforts and talents of K Wave’s employees and on K Wave’s ability to retain highly skilled personnel. The competition for these types of personnel may be intense and K Wave may compete with other potential employers for the services of K Wave’s employees. As a result, K Wave may not succeed in retaining the executives and other key employees that K Wave needs. Employees, particularly analysts and engineers, may be in high demand, and K Wave may devote significant resources to identifying, hiring, training, successfully integrating and retaining these employees. K Wave may not provide assurance that K Wave may be able to attract or retain such highly qualified personnel in the future. In addition, the loss of employees or the inability to hire additional skilled employees as necessary may result in significant disruptions to K Wave’s business, and the integration of replacement personnel may be time-consuming and expensive and cause additional disruptions to K Wave’s business.

The unexpected loss of services of one or more of these key employees may have a material adverse effect on K Wave’s business, financial condition, results of operations and prospects. Additionally, as K Wave grows and develop the infrastructure of a public company, K Wave may find it difficult to maintain K Wave’s entrepreneurial, innovative and team-based culture. K Wave’s retention and recruiting may require significant increases in compensation expense as K Wave transitions to a public company, which would adversely affect K Wave’s results of operation. If K Wave does not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, K Wave may be unable to grow effectively, and K Wave’s business may be harmed.

Digital piracy may adversely impact the Six Korean Entities’ business. (K Enter, Production Companies, Merchandising Company, Investment Company)

A substantial portion of the Six Korean Entities’ revenue comes from the distribution of music and digital content which is potentially subject to unauthorized consumer copying and widespread digital dissemination without an economic return to us, including as a result of “stream-ripping.” In its Engaging with Music 2021 report, IFPI surveyed 43,000 people to examine the ways in which music consumers engaged with recorded music across 21 countries. Of those surveyed, 30% had used illegal or unlicensed methods to listen to or download music, and 14% had used unlicensed social media platforms for music purposes, the leading form of music piracy. Organized industrial piracy may also lead to decreased revenues. The potential impact of digital piracy on legitimate music revenues and subscriptions is hard to quantify, but we believe that illegal file sharing and other forms of unauthorized activity, including stream manipulation, have a substantial negative impact on music revenues. If the Six Korean Entities fail to obtain appropriate relief through the judicial process or the complete enforcement of judicial decisions issued in their favor (or if judicial decisions are not in their favor), if K Wave is unsuccessful in its efforts to lobby governments to enact and enforce stronger legal penalties for copyright infringement or if it fails to develop effective means of protecting and enforcing the Six Korean Entities’ intellectual property (whether copyrights or other intellectual property rights such as patents, trademarks and trade secrets) or their music entertainment-related products or services, K Wave’s results of operations, financial position and prospects may suffer.

Post-acquisition K Wave’s insurance may not provide adequate levels of coverage against claims. (K Enter, Production Companies, Merchandising Company, Investment Company)

We expect K Wave will maintain insurance that we believe may be customary for businesses of its size and type. However, there may be types of losses K Wave may incur that may not be insured against or that K Wave believes may not be economically reasonable to insure. Moreover, any loss incurred may exceed policy limits and policy payments made to K Wave may not be made on a timely basis. Such losses may adversely affect K Wave’s business prospects, results of operations, cash flows and financial condition.

K Wave’s business will be subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data use and data protection, content, competition, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to K Wave’s business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm K Wave’s business. (K Enter, Production Companies, Merchandising Company, Investment Company)

We expect that K Wave will be subject to a variety of laws and regulations that involve matters central to its business, including privacy, data use, data protection and personal information, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, data localization and storage, data disclosure, artificial intelligence, electronic contracts and other communications, competition, protection of minors, consumer protection, telecommunications, product liability, e-commerce, taxation, economic or other trade prohibitions or sanctions, anti-corruption and political law compliance, securities law compliance, and online payment services. The introduction of new products, expansion of K Wave’s activities in certain jurisdictions, or other actions that K Wave may take may subject K Wave to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, and other laws and regulations can impose different obligations or be more restrictive than those in the United States.

Since the Six Korean Entities’ operations are based in Korea, where most of their users are domiciled, K Wave and its subsidiaries are expected to be subject to, among others, the Personal Information Protection Act and related legislation, regulations and orders (the “PIPA”), the Act on the Promotion of Information and Communications Network Utilization and Protection of Information Act (Korea), and the Credit Information Act in Korea that specifically regulates certain sensitive personal information. PIPA requires consent by the consumer with respect to the use of his or her data and requires the persons responsible for management of personal data to take the necessary technological and managerial measures to prevent data breaches and, among other duties, to notify the Personal Information Protection Commission of any data breach incidents within 24 hours. Failure to comply with PIPA in any manner may subject these persons responsible to personal liability for not obtaining such consent in an appropriate manner or for such breaches, including even negligent breaches, and violators face varying penalties ranging from monetary penalties to imprisonment. K Wave strives to take the necessary technological and managerial measures to comply with PIPA, including the implementation of privacy policies concerning the collection, use, and disclosure of subscriber data on K Wave’s apps and websites, and K Wave regularly reviews and updates K Wave’s policies and practices. Despite these efforts to comply with PIPA, these rules are complex and evolving, subject to interpretation by government regulators which may change over time and therefore K Wave is subject to the risk of claims by regulators of failure to comply with PIPA. Any failure, or perceived failure, by K Wave and its subsidiaries to comply with such policies, laws, regulations, and other legal obligations and regulatory guidance could adversely affect K Wave’s reputation, brand, and business, and may result in claims, proceedings, or actions, including criminal proceedings, against K Wave and certain of K Wave’s executive officers by governmental entities or others or other liabilities. Any such claim, proceeding, or action, could hurt K Wave’s reputation, brand, and business, force K Wave to incur significant expenses in defense of such proceedings, distract K Wave’s management, increase K Wave’s costs of doing business, result in a loss of customers and merchants, and could have an adverse effect on K Wave’s business, financial condition, and results of operations.

These U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which K Wave operates, and may be interpreted and applied inconsistently from country to country and inconsistently with K Wave’s current policies and practices. For example, regulatory or legislative actions affecting the manner in which K Wave displays content to K Wave’s users or obtain consent to various practices could adversely affect user growth and engagement. Such actions could affect the manner in which K Wave provides its services or adversely affect K Wave’s financial results.

We also expect that K Wave will be subject to evolving laws and regulations that dictate whether, how, and under what circumstances K Wave and its subsidiaries can transfer, process and/or receive certain data that is critical to our future operations, including data shared between countries or regions in which we operate and data shared among Six Korean Entities’ products and services. If, post acquiring the Six Korean Entities, K Wave is unable to transfer data between and among countries and regions in which K Wave operates, or if K Wave is restricted from sharing data among K Wave’s products and services, it could affect K Wave’s ability to provide services, the manner in which K Wave provides its services or K Wave’s ability to target ads, which could adversely affect K Wave’s financial results.

Proposed or new legislation and regulations could also significantly affect K Wave’s business. Laws and regulations are evolving and subject to interpretation, and resulting limitations on K Wave’s advertising services, or reductions of advertising by marketers, have to some extent adversely affected, and will continue to adversely affect, K Wave’s advertising business. Changes to Six Korean Entities’ products or business practices as a result of these developments may adversely affect K Wave’s advertising business. Similarly, there are a number of legislative proposals in the European Union, the United States, at both the federal and state level, as well as other jurisdictions that could impose new obligations or limitations in areas affecting K Wave’s business. In addition, some countries are considering or have passed legislation implementing data protection requirements or requiring local storage and processing of data or similar requirements that could increase the cost and complexity of delivering K Wave’s services.

For example, the European Union traditionally has imposed stricter obligations under its laws and regulations relating to privacy, data protection and consumer protection than the United States. In May 2018, the European Union’s new regulation governing data practices and privacy called the General Data Protection Regulation, or GDPR, became effective and substantially replaced the data protection laws of the individual European Union member states. The law requires companies to meet more stringent requirements regarding the handling of personal data of individuals in the EU than were required under predecessor EU requirements. In the United Kingdom, a Data Protection Bill that substantially implements the GDPR also became law in May 2018. The law also increases the penalties for non-compliance, which may result in monetary penalties of up to €20.0 million or 4% of a company’s worldwide turnover, whichever is higher. The GDPR and other similar regulations require companies to give specific types of notice and in some cases seek consent from consumers and other data subjects before collecting or using their data for certain purposes, including some marketing activities. Outside of the European Union, many countries have laws, regulations, or other requirements relating to privacy, data protection, information security, and consumer protection, and new countries are adopting such legislation or other obligations with increasing frequency. Many of these laws may require consent from consumers for the use of data for various purposes, including marketing, which may reduce K Wave’s ability to market K Wave’s products. There is no harmonized approach to these laws and regulations globally. Consequently, K Wave increases its risk of non-compliance with applicable foreign data protection laws by operating internationally. K Wave may need to change and limit the way K Wave uses personal information in operating K Wave’s business and may have difficulty maintaining a single operating model that is compliant. In addition, various federal, state and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection, information security and consumer protection. For example, California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for businesses. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. The CCPA went into effect in January 2020. The effects of the CCPA potentially are significant, however, and may require K Wave to modify K Wave’s data processing practices and policies and to incur substantial costs and expenses in an effort to comply. As a general matter, compliance with laws, regulations, and any applicable rules or guidance from self-regulatory organizations relating to privacy, data protection, information security and consumer protection, may result in substantial costs and may necessitate changes to K Wave’s business practices, which may compromise K Wave’s growth strategy, adversely affect K Wave’s ability to acquire customers, and otherwise adversely affect K Wave’s business, financial condition and operating results.

These laws and regulations, as well as any associated claims, inquiries, or investigations or any other government actions, have in the past led to, and may in the future lead to, unfavorable outcomes including increased compliance costs, delays or impediments in the development of new products, negative publicity and reputational harm, increased operating costs, diversion of management time and attention, and remedies that harm K Wave’s business, including fines or demands or orders that K Wave modifies or ceases existing business practices.

Changes in tax laws or regulations that are applied adversely to K Wave or its customers may have a material adverse effect on K Wave’s business, cash flow, financial condition or results of operations. (K Enter, Production Companies, Merchandising Company, Investment Company)

New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time, which could affect the tax treatment of K Wave’s earnings and adversely affect K Wave’s operations, and K Wave’s business and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. There may be material adverse effects resulting from the legislation that K Wave has not yet identified. No estimated tax provision has been recorded in the financial statements included herein for tax attributes that are incomplete or subject to change.

The foregoing items could have a material adverse effect on K Wave’s business, cash flow, financial condition or results of operations. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. The impact of this tax legislation on holders of K Wave’s Ordinary Shares is also uncertain and could be adverse. K Wave urges its stockholders and investors to consult with K Wave’s legal and tax advisors with respect to this legislation and the potential tax consequences of investing in or holding K Wave’s Ordinary Shares.

Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties and an adverse effect on K Wave’s business. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave may operate in a number of countries throughout the world, including countries known to have a reputation for corruption. K Wave is committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics which is consistent and in full compliance with the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA. K Wave is subject, however, to the risk that we, K Wave’s affiliated entities or K Wave’s or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect K Wave’s business, results of operations or financial condition. In addition, actual or alleged violations could damage K Wave’s reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of K Wave’s senior management.

Fluctuations in exchange rates could result in foreign currency exchange losses to K Wave. (K Enter, Production Companies, Merchandising Company, Investment Company)

The value of the Korean Won and other currencies against the U.S. dollar has fluctuated, and may continue to fluctuate and is affected by, among other things, changes in political and economic conditions. It is difficult to predict how market forces or Korean or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the Korean Won and the U.S. dollar in the future.

A substantial percentage of K Wave’s revenue and costs are denominated in Korean Won, and a significant portion of K Wave’s financial assets are also denominated in Korean Won, while K Wave anticipates that a substantial portion of any debt incurred will be denominated in U.S. dollars. K Wave is a holding company and K Wave may receive dividends, loans and other distributions on equity paid by K Wave’s operating subsidiaries in Korea. Any significant fluctuations in the value of the Korean Won may materially and adversely affect K Wave’s liquidity and cash flows. For example, the depreciation of the Korean Won and other foreign currencies against the U.S. dollar typically results in a material increase in the cost of hosting services and equipment purchased from outside of Korea and the cost of servicing debt denominated in currencies other than the Korean Won. As a result, any significant depreciation of the Korean Won or other major foreign currencies against the U.S. dollar may have a material adverse effect on K Wave’s results of operations. If K Wave decides to convert K Wave’s Korean Won into U.S. dollars for the purpose of repaying principal or interest expense on any future U.S. dollar-denominated debt, making payments for dividends on K Wave’s Ordinary Shares, or other business purposes, depreciation of the Korean Won or other foreign currencies against the U.S. dollar would have a negative effect on the U.S. dollar amount K Wave would receive. Conversely, to the extent that K Wave needs to convert U.S. dollars into Korean Won for K Wave’s operations, appreciation of the Korean Won against the U.S. dollar would have an adverse effect on the Korean Won amount K Wave would receive.

Tensions with North Korea could have an adverse effect on K Wave’s business, financial condition, and results of operations, and the price per share of K Wave’s Ordinary Shares may decrease. (K Enter, Production Companies, Merchandising Company, Investment Company)

Relations between Korea and North Korea have fluctuated over the years. Tension between Korea and North Korea may increase or change abruptly as a result of current and future events. In particular, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapon and ballistic missile programs as well as its hostile military actions against Korea.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Since April 2018, North Korea has held a series of bilateral summit meetings with Korea and the United States to discuss peace and denuclearization of the Korean peninsula. However, North Korea has since resumed its missile testing, heightening tensions, and the outlook of such discussions remains uncertain.

Further tensions in North Korean relations could develop due to a leadership crisis, breakdown in high-level inter-Korea contacts or military hostilities. Alternatively, tensions may be resolved through reconciliatory efforts, which may include peace talks, alleviation of sanctions or reunification. K Wave cannot assure you that future negotiations will result in a final agreement on North Korea’s nuclear program, including critical details such as implementation and timing, or that the level of tensions between Korea and North Korea will not escalate. Any increase in the level of tension between Korea and North Korea, an outbreak in military hostilities or other actions or occurrences, could adversely affect K Wave’s business, prospects, financial condition, and results of operations and could lead to a decline in the price per share of K Wave’s Ordinary Shares.

There are special risks involved with investments in companies with significant Korean operations, including the possibility of restrictions being imposed by the Korean government in emergency circumstances, accounting and corporate disclosure standards that differ from those in other jurisdictions, and the risk of direct or vicarious criminal liability for executive officers of K Wave and the Six Korean Entities. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Enter acquired all Six Korean Entities with significant operation in South Korea. K Wave’s planned Korean subsidiaries and their affiliates operate in a business and cultural environment that is different from that of other countries. For example, under the Foreign Exchange Transaction Act of Korea, if the Korean government determines that in certain emergency circumstances, including sudden fluctuations in interest rates or exchange rates, extreme difficulty in stabilizing the balance of payments or substantial disturbance in the Korean financial and capital markets are likely to occur, it may impose any necessary restriction such as requiring Korean or foreign investors to obtain prior approval from the Minister of Economy and Finance of Korea prior to entering into a capital markets transaction, repatriating interest, dividends or sales proceeds arising from Korean securities or from the disposition of such securities or other transactions involving foreign exchange. Although investors will hold shares of K Wave’s Ordinary Shares, K Wave’s subsidiaries may experience adverse risks and in turn could adversely impact K Wave’s business, prospects, financial condition, and results of operations and could lead to a decline in the price per share of K Wave’s Ordinary Shares.

In addition, under Korean law, there are circumstances in which certain executive officers of a company may be investigated or held criminally liable either directly or vicariously for the actions of K Enter and its executives and employees. For example, complaints alleging infringement of intellectual property rights, breaches of certain Korean laws (e.g., labor standards laws and fair trade laws), and product-related claims may be investigated and prosecuted as criminal offenses with both K Enter and K Enter’s executive officers being named as defendants in such proceedings. These risks change over time.

As a result of these current and changing risks, K Wave’s Korean subsidiaries and their affiliates’ executive officers may be named in the future in criminal investigations or proceedings stemming from K Wave’s operations. In Korea, company executive officers being named in such investigations or proceedings is a common occurrence, even though in practice many such cases result in no liability to the individual. If K Wave’s Korean subsidiaries and their affiliates’ executive officers were to be named in such criminal proceedings or held either directly or vicariously criminally liable for the actions of K Enter and its executives and employees, K Wave’s business, financial condition, and results of operations may be harmed.

K Wave’s planned transactions with the Six Korean Entities or with their affiliates may be restricted under Korean fair trade regulations. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave’s Korean subsidiaries enter into business relationships and transactions with their affiliates, which are subject to scrutiny by the Korean Fair Trade Commission (“KFTC”) as to, among other things, whether such relationships and transactions constitute undue financial support among companies in the same business group. If, in the future, the KFTC determines that K Wave’s Korean subsidiaries have engaged in transactions that violate the fair trade laws and regulations, it may be subject to an administrative and/or criminal fine, surcharge or other actions, which may have an adverse effect on K Wave’s business, financial condition, and results of operations.

K Enter’s Korean operations, the Six Korean Entities and a group of companies affiliated with it may be designated an affiliated group under Korean law, which would require that group of companies to make certain disclosures and implement additional corporate governance requirements. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave’s Korean subsidiaries and a group of companies affiliated with it are likely to be designated as a business group subject to disclosure under the Korean Monopoly Regulation and Fair Trade Act. As described in greater detail in the section titled “Government Regulation-The Monopoly Regulation and Fair Trade Act”, such a designation would impose additional corporate governance and public disclosure requirements on this group of affiliated companies. These requirements would create additional costs of compliance and could subject this group of affiliated companies to greater regulatory scrutiny and risk of penalties for any failure to comply with the additional obligations imposed.

K Enter’s Korean operations and the Six Korean Entities are subject to certain requirements and restrictions under Korean law that may, in certain circumstances, require it to act in a manner that may not be in K Wave’s or its shareholders’ best interest. (K Enter, Production Companies, Merchandising Company, Investment Company)

Under applicable Korean law, directors of a Korean company, such as the Six Korean Entities, owe a fiduciary duty to K Enter itself rather than to its stockholders. This fiduciary duty obligates directors of a Korean company to perform their duties faithfully for the good of K Enter as a whole. As a result, if circumstances arise in which the good of K Wave’s Korean subsidiaries conflicts with the good of K Enter Holdings or its stockholders, K Wave’s Korean subsidiaries may not be permitted under applicable Korean law to act in a manner that is in the best interest of K Enter Holdings, as its parent, or K Wave’s stockholders. For example, providing guarantees or collateral by K Wave’s Korean subsidiaries in favor of K Enter Holdings, as its parent, without a justifiable cause and on other than arm’s length terms may cause breach of a fiduciary duty of directors to K Wave’s Korean subsidiaries.

Approval by the board of directors of a Korean company is required for, among other things, all transactions between a director or major stockholder (including a 10% or more stockholder) and K Enter for the director’s or the major stockholder’s account. As a result, intercompany transactions between K Wave and the Six Korean Entities (or any other Korean entity K Enter may own, from time to time), could arise in the future in which the directors of the Korean subsidiary are not able to act in K Wave’s or its shareholders’ best interest as a result of competing interests of the subsidiary. Since substantially all of K Wave’s operations are conducted by the Six Korean Entities, any such occurrence with respect to the Six Korean Entities could adversely affect K Wave’s business, financial condition, and results of operations.

K Enter’s Korean operations and the Six Korean Entities’ transactions with related parties are subject to close scrutiny by the Korean tax authorities, which may result in adverse tax consequences. (K Enter, Production Companies, Merchandising Company, Investment Company)

Under Korean tax law, there is an inherent risk that K Wave’s transactions with its subsidiaries, affiliates or any other person or company that is related to K Wave may be challenged by the Korean tax authorities if such transactions are viewed as having been made on terms that were not on an arm’s-length basis. If the Korean tax authorities determine that any of its transactions with related parties were on other than arm’s-length terms, it may not be permitted to deduct as expenses, or may be required to include as taxable income, any amount which is found to be undue financial support between related parties in such transaction, which may have adverse tax consequences for K Wave and, in turn, may adversely affect K Wave’s business, financial condition, and results of operations.

If K Wave is deemed to have a “place of effective management” in Korea, K Wave will be treated as a Korean company for the purpose of Korean corporate income tax with regards to K Wave’s worldwide income. (K Enter, Production Companies, Merchandising Company, Investment Company)

Under the Corporate Tax Act (“CTA”), as amended on December 31, 2022, a corporation having a “place of effective management” in Korea will be treated as a Korean company for the purposes of Korean corporate income tax. The CTA does not clearly define what constitutes “place of effective management.” However, there are court precedents which establish certain factors to consider for determining whether a foreign corporation can be considered as having a “place of effective management” in Korea. Such factors include, without limitation, considerations such as the location of Board of Directors’ meetings, etc. If K Wave is deemed to have a “place of effective management” in Korea, K Wave will be required to file annual corporate income tax returns with the Korean tax authorities and be subject to Korean corporate income tax. Currently, the applicable rates are 9.9% (inclusive of local corporate taxes) for taxable income up to 200 million Korean Won, 20.9% (inclusive of local corporate taxes) for taxable income exceeding 200 million Korean Won and less than 20 billion Korean Won, 23.1% (inclusive of local corporate taxes) for taxable income greater than 20 billion won and less than 300 billion Korean Won, and 26.4% (inclusive of local corporate tax) for taxable income greater than 300 billion Korean Won. Taxable income would include any worldwide income, such as dividends K Wave receives from K Wave’s Korean operating company and any interest income earned outside of Korea. If K Wave is required to pay Korean corporate income tax, it may reduce K Wave’s cash flow and negatively impact the returns to investors.

If K Wave is deemed to have a “permanent establishment” in Korea, K Wave will be subject to Korean corporate income tax with regards to any Korean source income attributable to or effectively connected with such permanent establishment. (K Enter, Production Companies, Merchandising Company, Investment Company)

If K Wave is deemed to have a “permanent establishment” as defined under Korean tax law, K Wave would be required to file annual corporate income tax returns with the Korean tax office and be subject to Korean corporate income tax. The applicable rates are 9.9% (inclusive of local corporate taxes) for taxable income up to 200 million Korean Won, 20.9% (inclusive of local corporate taxes) for taxable income exceeding 200 million Korean Won and less than 20 billion Korean Won, 23.1% (inclusive of local corporate taxes) for taxable income greater than 20 billion won and less than 300 billion Korean Won, and 26.4% (inclusive of local corporate tax) for taxable income greater than 300 billion Korean Won. Taxable income includes any Korean source income attributable to or effectively connected with such permanent establishment, such as the dividends K Wave expects to receive from the Six Korean Entities. If K Wave is required to pay Korean corporate income tax, it may reduce K Wave’s cash flow and negatively impact the returns to investors.

A focus on regulating copyright and patent infringement by the Korean government subjects K Wave to extra scrutiny in K Wave’s operations and could subject K Wave to sanctions, fines, or other penalties, which could adversely affect K Wave’s business and operations in Korea. (K Enter, Production Companies, Merchandising Company, Investment Company)

The Korean government has recently focused on addressing copyright and patent infringement in Korea, particularly with respect to luxury and brand name merchandise. Despite measures K Wave has taken to address copyright and patent infringement, the Korean government may subject K Wave to sanctions, fines, or other penalties, which could adversely affect K Wave’s business and operations in Korea.

New legislative proposals may expose K Wave’s business to additional risks from litigation, regulation, and government investigations. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave expects to be subject to changing laws and regulations everywhere we does business, including in Korea. For example, on September 28, 2020, the Korean Ministry of Justice announced (i) a proposed amendment to the Korean Commercial Code to adopt a punitive damages system that would apply generally to all areas of business, and (ii) a proposed bill to introduce a class action litigation system in Korea.

Previously, punitive or exemplary damages have been available in Korea only in specific business fields. The proposed legislation would broaden the potential availability of such damages. Similarly, the proposal relating to class actions would make such litigation applicable to a broader scope of cases, would allow for a Korean style discovery process, jury trials in many cases, and would apply to claims whose cause arose before the bill’s enactment.

Additionally, on January 8, 2021, the main session of the Korean National Assembly passed a draft Bill on Punishment for Serious Accidents, etc. (the “Serious Accidents Act”), which came into effect January 27, 2022. The Serious Accidents Act imposes enhanced liability (including criminal liability) on businesses, managers, and individuals who are responsible for causing loss of life by failing to fulfill duties relating to workplace safety and health or risk prevention. The Serious Accidents Act provides the potential for criminal punishment, public disclosure of punishment, and monetary damages, including punitive damages up to five times the actual damages suffered. The Serious Accidents Act extends potential liability to a wider group of persons than under existing law, including those who oversee safety and health matters for the business concerned and also general managers of the business.

These are just some examples of how K Wave’s business could be affected by changing regulations. If these proposals are enacted and implemented, the Six Korean Entities could face substantial costs and management could be required to spend significant time and attention on these matters, which would divert K Wave’s focus from K Wave’s core business. This could adversely affect K Wave’s business, financial condition, and results of operations.

As K Wave’s planned subsidiaries are incorporated in Korea, it may be more difficult to enforce judgments obtained in courts outside Korea. (K Enter, Production Companies, Merchandising Company, Investment Company)

K Wave’s operations are primarily conducted outside of the United States. In addition, all but one of K Wave’s directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. K Wave is a Cayman corporation. As a result, while U.S. investors should be above to serve process within the United States on K Wave, it may be difficult or impossible for U.S. investors to serve process within the United States upon K Wave, the Six Korean Entities or K Wave’s directors and officers or to enforce a judgment against K Wave for civil liabilities in U.S. courts. In addition, you should not assume that courts in the countries in which K Wave or the Six Korean Entities are incorporated or where K Wave’s or the assets of the Six Korean Entities are located (1) would enforce judgments of U.S. courts obtained in actions against K Wave or the Six Korean Entities based upon the civil liability provisions of applicable U.S. federal and state securities laws or (2) would enforce, in original actions, liabilities against K Wave or the Six Korean Entities based on those laws.

The preparation of K Wave’s financial statements involves the use of good faith estimates, judgments and assumptions, and K Wave’s financial statements may be materially affected if such good faith estimates, judgments or good faith assumptions prove to be inaccurate.

Financial statements prepared in accordance with IFRS, as issued by the International Accounting Standard Board, typically require the use of good faith estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets, share-based compensation and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if K Wave’s estimates were to prove to be wrong, K Wave would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes would require a restatement of our financial statements and could harm K Wave’s business, including K Wave’s financial condition and results of operations and the price of K Wave’s securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that K Wave believes are the most critical to an understanding of K Wave’s financial statements and its business.

K Wave expects to prepare its financial statements in accordance with IFRS following the Business Combination, there may be a significant effect on K Enter’s reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, K Wave expects to prepare its financial statements in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”). The application by K Wave of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on K Wave’s reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB. A change in these principles or interpretations could have a significant effect on K Wave’s reported financial results.

The JOBS Act permits “emerging growth companies” like K Wave to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

K Wave expects that it will continue to qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act defines an emerging growth company as a company that has annual gross revenues less than $1.235 billion during its most recent fiscal year and has not sold Ordinary Shares under a registration statement. A company will be classified as an emerging growth company for its first five fiscal years, unless: its gross revenues exceed $1.235 billion, it has issued over $1 billion in non-convertible debt over three years, or it becomes a large accelerated filer. SEC Rule 12b-2 provides that a large accelerated filer is a company that has a public float of greater than $700 million, has been filing periodic reports for at least 12 months, has previously filed at least one annual report (e.g. Form 10-K), and is not a smaller reporting company. That is, a large accelerated filer is simply an accelerated filer whose public float exceeds $700 million. As such, K Wave will take advantage of certain exemptions from various reporting requirements applicable to other public companies based on its status as an emerging growth company. Pursuant to Section 404 of the Sarbanes-Oxley Act, once K Wave is no longer an emerging growth company, K Wave may be required to furnish an attestation report on internal control over financial reporting issued by K Wave’s independent registered public accounting firm. When K Wave’s independent registered public accounting firm is required to undertake an assessment of its internal control over financial reporting, the cost of complying with Section 404 of the Sarbanes-Oxley Act will significantly increase, and management’s attention may be diverted from other business concerns, which could adversely affect K Wave’s business and results of operations.

As a foreign private issuer, K Wave will be exempt from a number of U.S. securities laws and rules promulgated thereunder and will be permitted to publicly disclose less information than U.S. public companies must. This may limit the information available to holders of the K Wave Ordinary Shares.

K Wave qualifies as a “foreign private issuer,” as defined in the SEC’s rules and regulations, and, consequently, K Wave is not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, K Wave is exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, K Wave’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of K Wave’s securities. For example, some of K Wave’s key executives may sell a significant amount of K Wave Ordinary Shares and such sales are not required to be disclosed as promptly as public companies organized within the United States would have to disclose. Accordingly, once such sales are eventually disclosed, the price of K Wave Ordinary Shares may decline significantly. Moreover, K Wave is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. K Wave is not subject to Regulation FD under the Exchange Act, which would prohibit K Wave from selectively disclosing material non-public information to certain persons without concurrently making a widespread public disclosure of such information. Accordingly, there may be less publicly available information concerning K Wave than there is for U.S. public companies.

As a foreign private issuer, K Wave has filed and will continue to file an annual report on Form 20-F within four months of the close of each fiscal year ended December 31 and furnish reports on Form 6-K relating to certain material events promptly after K Wave publicly announces these events. However, because of the above exemptions for foreign private issuers, which K Wave intends to rely on, K Wave shareholders will not be afforded the same information generally available to investors holding shares in public companies that are not foreign private issuers.

K Wave may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject K Wave to U.S. GAAP reporting requirements which may be difficult for it to comply with.

As a “foreign private issuer,” K Wave would not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to Global Star on June 30, 2026.

In the future, K Wave could lose its foreign private issuer status if a majority of its Ordinary Shares are held by residents in the United States and it fails to meet any one of the additional “business contacts” requirements. Although K Wave intends to follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, K Wave’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to K Wave under U.S. securities laws if it is deemed a U.S. domestic issuer may be significantly higher. If K Wave is not a foreign private issuer, K Wave will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, K Wave would become subject to the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. K Wave also may be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, K Wave may lose its ability to rely upon exemptions from certain corporate governance requirements of Nasdaq that are available to foreign private issuers. For example, Nasdaq’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors, and corporate governance matters. Nasdaq rules also require shareholder approval of certain share issuances, including approval of equity compensation plans. As a foreign private issuer, K Wave would be permitted to follow home country practice in lieu of the above requirements. As long as K Wave relies on the foreign private issuer exemption to certain of Nasdaq’s corporate governance standards, a majority of the directors on its board of directors are not required to be independent directors, its remuneration committee is not required to be comprised entirely of independent directors and it will not be required to have a nominating and corporate governance committee. Also, K Wave would be required to change its basis of accounting from IFRS as issued by the IASB to U.S. GAAP, which may be difficult and costly for it to comply with. If K Wave loses its foreign private issuer status and fails to comply with U.S. securities laws applicable to U.S. domestic issuers, K Wave may have to de-list from Nasdaq and could be subject to investigation by the SEC, Nasdaq and other regulators, among other materially adverse consequences.

Because K Wave is incorporated under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles of Association designates the courts of the Cayman Islands to have exclusive jurisdiction over certain matters, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

K Wave is an exempted company incorporated under the laws of the Cayman Islands. K Wave’s Amended and Restated Memorandum and Articles of Association designates the courts of the Cayman Islands to have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former Director, Officer or other employee of the Company to the Company or the Members; (c) any action asserting a claim arising pursuant to any provision of the Companies Act (as revised) of the Cayman Islands, K Wave’s Amended and Restated Memorandum and Articles of Association and (d) any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognized under the laws of the United States of America); provided, however, that this exclusive forum provision shall not apply to any action or suits brought to enforce any liability or duty created by the United States Securities Act of 1933, as amended, the Exchange Act, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim. As a result, it may be difficult for investors to effect service of process within the United States upon K Wave’s directors or officers, or enforce judgments obtained in the United States courts against K Wave’s directors or officers.

K Wave’s corporate affairs will be governed by its amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. K Wave will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of K Wave’s directors to K Wave under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of K Wave’s shareholders and the fiduciary responsibilities of K Wave’s directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

K Wave has been advised by Maples & Calder Cayman Islands, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against it judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against it predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

It may be difficult to enforce a U.S. judgment against K Wave or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

A number of K Wave directors and executive officers are not residents of the United States, and the majority of its assets and the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process upon K Wave within the United States or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States. Additionally, it may be difficult to assert U.S. securities law claims in actions originally instituted outside of the United States. Foreign courts may refuse to hear a U.S. securities law claim because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.

As a company incorporated in the Cayman Islands, K Wave is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if K Wave complied fully with Nasdaq corporate governance listing standards.

K Wave is a company incorporated in the Cayman Islands, and has applied for listing of the K Wave Ordinary Shares on Nasdaq. Nasdaq market rules permit a foreign private issuer like K Wave to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is K Wave’s home country, may differ significantly from Nasdaq corporate governance listing standards.

Among others, K Wave will not be required to: (i) have a majority of the board be independent; (ii) have a compensation committee consisting entirely of independent directors; (iii) have a minimum of three members on the audit committee; (iv) obtain shareholders’ approval for issuance of securities in certain situations; or (v) have regularly scheduled executive sessions with only independent directors each year.

Provisions in the K Wave’s governance documents may inhibit a takeover of K Wave, which could limit the price investors might be willing to pay in the future for K Wave Ordinary Shares and could entrench management.

K Wave’s governance documents will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include that K Wave’s board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at two or more annual general meetings. K Wave may issue additional shares without shareholder approval and such additional shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability for K Wave to issue additional shares could render more difficult or discourage an attempt to obtain control of K Wave by means of a proxy contest, tender offer, merger or otherwise that could involve the payment of a premium over prevailing market prices for K Wave Ordinary Shares.

Risks Factors Relating to an Investment in K Wave Ordinary Shares

Certain judgments obtained against K Wave by K Wave’s shareholders may not be enforceable.

K Wave is a company incorporated under the laws of the Cayman Islands. K Wave conducts most of its operations in the Republic of Korea and substantially all of its operations outside of the United States. Most of K Wave’s assets are located in the Republic of Korea, and substantially all of K Wave’s assets are located outside of the United States. In addition, after the Business Combination, most of K Wave’s senior executive officers reside within the Republic of Korea for a significant portion of the time and most are Korean nationals. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against K Wave or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the Republic of Korea may render you unable to enforce a judgment against K Wave’s assets or the assets of K Enter’s directors and officers. For more information regarding the relevant laws of the Cayman Islands and the Republic of Korea, see “Comparison of Shareholder Rights - Enforceability of Civil Liabilities under the U.S. Securities Laws.”

The Ordinary Shares of K Wave are newly-issued and there can be no assurance that an active trading market will develop or be sustained.

K Wave is a newly formed entity and prior to the Business Combination it had not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. The Ordinary Shares are listed for trading on Nasdaq under the symbol “KWM”. However, the listing of shares on the Nasdaq does not ensure that a market for the Ordinary Shares of K Wave will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the Ordinary Shares of K Wave.

Even if K Wave is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Ordinary Shares. If a public market for the combined K Wave’s Ordinary Shares does not develop, investors may not be able to re-sell their Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. K Wave cannot predict the extent to which investor interest in K Wave will lead to the development of an active, liquid trading market. The trading price of and demand for the Ordinary Shares of K Wave and the development and continued existence of a market and favorable price for the Ordinary Shares of K Wave will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of K Wave, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Ordinary Shares of K Wave to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the Ordinary Shares of K Wave. Many of these factors and conditions are beyond the control of K Wave.

K Wave’s share price may be volatile and could decline substantially.

The market price of K Wave’s Ordinary Shares may be volatile, both because of actual and perceived changes in K Wave’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in K Wave’s share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of K Wave or other companies in the entertainment business;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other entertainment content companies;

●	announcements by K Wave or its competitors of new education services, expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving K Wave;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting K Wave or its industry;

●	the trading volume of K Wave’s Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on K Wave’s outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and the Republic of Korea’s economies;

●	financial market conditions;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of K Wave’s Ordinary Shares.

The sale or availability for sale of substantial amounts of Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of the K Wave Ordinary Shares and could materially impair K Wave’s ability to raise capital through equity offerings in the future. In connection with the Business Combination, K Enter and its directors, executive officers and existing shareholders exchanged the Ordinary Shares of K Enter held by them for K Wave Ordinary Shares upon the consummation of the Business Combination and have agreed, subject to certain exceptions, not to sell any K Wave Ordinary Shares for 180 days after the closing of the Business Combination without the prior written consent of K Wave. Shares of K Wave to be held by K Enter’s certain existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. As of September 19, 2025, there were 63,198,074 outstanding and issued Ordinary Shares. K Wave cannot predict what effect, if any, market sales of securities held by K Wave’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the Ordinary Shares. In addition, K Wave entering into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC on June 3, 2025 – that provides for the sale by K Wave of up to $500 million of Ordinary Shares – could also affect the market price of K Wave Ordinary Shares.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about K Wave or its business, its Ordinary Shares price and trading volume could decline.

The trading market for K Wave’s Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about K Wave or its business. Securities and industry analysts do not currently, and may never, publish research on K Wave. If no securities or industry analysts commence coverage of K Wave, the trading price for its Ordinary Shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover K Wave downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of K Wave or fail to publish reports on K Wave, demand for its Ordinary Shares could decrease, which might cause its Ordinary Share price and trading volume to decline.

K Wave’s amended and restated memorandum and articles of association that became effective prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of the Ordinary Shares of K Wave.

K Wave has adopted an amended and restated memorandum and articles of association. K Wave’s post-closing memorandum and articles of association contain provisions to limit the ability of others to acquire control of K Wave or cause K Wave to engage in change-of-control transactions. These provisions could have the effect of depriving K Wave shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of K Wave in a tender offer or similar transaction. For example, K Wave’s board of directors will have the authority, subject to any resolution of the shareholders to the contrary, to issue preference shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with K Wave’s Ordinary Shares. Preference shares could be issued quickly with terms calculated to delay or prevent a change in control of K Wave or make removal of management more difficult. If K Wave’s board of directors decides to issue preference shares, the price of the Ordinary Shares of K Wave may fall and the voting and other rights of the holders of the Ordinary Shares of K Wave may be materially and adversely affected.

THE SECURITIES PURCHASE AGREEMENT

On July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”).

Pursuant to and subject to the terms and conditions of the SPA, the Company agreed to issue and sell to the Selling Shareholders, and the Selling Shareholders agreed to purchase from the Company, severally and not jointly, (i) at the Initial Closing (as described below), for an aggregate amount of $15,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $15,789,473.68 (the “Initial Notes”) and warrants (the “Initial Warrants”) to purchase an aggregate of 4,312,180 of Ordinary Shares; and (ii) at the Second Closing (as described below), for an aggregate amount of up to $10,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $10,526,315.79 (the “Second Notes”) and warrants (the “Second Warrants”) to purchase an aggregate of 2,874,786 Ordinary Shares.

Additionally, pursuant to and subject to the terms and conditions of the SPA, the Company agreed to issue and sell to the Selling Shareholders, and the Selling Shareholders agreed to purchase from the Company, severally and not jointly, at the Additional Closing (as defined below), if any, upon the terms and subject to the conditions set forth in the SPA and upon mutual written consent of the parties thereto, for an aggregate amount of up to $475,000,000, Senior Secured Convertible Notes representing an aggregate principal amount of $500,000,000 (the “Additional Notes”) and warrants (the “Additional Warrants”) to purchase an aggregate of 136,552,327 Ordinary Shares.

The Initial Notes and Second Notes (in each case, assuming interest is payable on such notes at a rate of 12% for a period of two years), and the Initial Warrants and Second Warrants, are issuable and exercisable, respectively, into an aggregate of 14,603,234 Ordinary Shares, which are the shares which are the subject of this prospectus (and which are collectively referred to herein as the “Offered Shares”).

The SPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of the SPA Notes and the SPA Warrants exclusively for the purchase of Bitcoin (BTC).

Conditions Precedent to the Second Closing and Additional Closing (if any) Under the SPA

On July 11, 2025, the “Initial Closing” under the SPA was consummated by the parties thereto, pursuant to which the Company sold to the Selling Shareholders, for an aggregate amount of $15,000,000, the Initial Notes and the Initial Warrants.

However, the Selling Shareholder’s obligation to consummate the Second Closing and any Additional Closing under the SPA and to purchase the Second Notes and the Second Warrants and any Additional Notes and Additional Warrants, respectively, are subject to satisfaction of the conditions precedent thereto set forth in the SPA, all of which are outside of the Selling Shareholder’s control, which conditions include the following:

The Second Closing

Pursuant to the SPA, the consummation of the “Second Closing” requires:

●	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect (as defined in the SPA), in all respects) when made and on the date of the Second Closing (the “Second Closing Date”) of the representations and warranties of the Company contained in the SPA (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

●	all obligations, covenants and agreements of the Company required to be performed at or prior to the Second Closing Date shall have been performed;

●	there shall have been no Material Adverse Effect (as defined in the SPA) with respect to the Company;

●	no Event of Default (as defined in the SPA Notes) shall have occurred or be continuing; and

●	the closing price of the Company’s Ordinary Shares on the markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question (which is limited by the SPA to the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing)) (the “Trading Market”) equals or exceeds $3.00 per share (which amount may be adjusted for certain capital events, such as stock splits following the date of the SPA) on each Trading Day during the ten consecutive Trading Days immediately prior to the Second Closing Date;

●	the daily dollar trading volume for the Company’s Ordinary Shares on the Trading Market equals or exceeds $2,000,000 per trading day on each trading day during the ten consecutive trading days immediately prior to the Second Closing Date;

●	from the date of the SPA to the Second Closing Date, trading in the Ordinary Shares shall not have been suspended by the SEC or the Company’s principal Trading Market and, at any time prior to the Second Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Selling Shareholders, makes it impracticable or inadvisable to purchase the Second Note and the Second Warrant at the Second Closing; and

●	in accordance with the SPA Registration Rights Agreement, the Registration Statement on Form F-1 of which this prospectus is a part with respect to the Initial Closing and the Second Closing shall have been declared effective.

Pursuant to the SPA, the consummation of any “Additional Closing” requires:

●	the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the date of the Additional Closing, if any, (the “Additional Closing Date”) of the representations and warranties of the Company contained in the SPA (unless such representation or warranty is as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

●	all obligations, covenants and agreements of the Company required to be performed at or prior to the Additional Closing Date shall have been performed;

●	there shall have been no Material Adverse Effect with respect to the Company;

●	no Event of Default shall have occurred or be continuing; and

●	from the date of the SPA to the Additional Closing Date, trading in the Ordinary Shares shall not have been suspended by the SEC or the Company’s principal Trading Market and, at any time prior to the Additional Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Selling Shareholders, makes it impracticable or inadvisable to purchase the Securities at the Additional Closing.

The SPA Notes

All of the Senior Secured Convertible Notes issued and issuable under the SPA (collectively, the “SPA Notes”) are substantially identical and each SPA Note matures, and all principal and any accrued interest on such SPA Note will be payable, on the date that is twenty-four months following its issuance date. The SPA Notes will not bear interest unless an event of default occurs under the SPA Notes, in which event the SPA Notes will bear interest at a rate of 12% per annum (retroactively commencing the date of issuance of the applicable SPA Note), payable at maturity. Additionally, any overdue accrued and unpaid interest to be paid under the SPA Notes will incur a late fee at an interest rate equal to 12% per annum (commencing on the date the interest was payable)

The SPA Notes are all convertible into Ordinary Shares at any time by the Selling Shareholders at a conversion price of $4.40 per Ordinary Share (subject to customary adjustment provisions in the SPA Notes, including adjustments upon dividends by the Company of Ordinary Shares and upon any stock splits effectuated by the Company). Each SPA Note also provides that, at any time after the issuance date of such SPA Note, the holder may, at its option, convert (each, an “Alternate Conversion”) all, or any part of, the outstanding principal and accrued and unpaid interest under such SPA Note into Ordinary Shares at a conversion price equal to 92% of the lowest daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted in the ten trading days prior to the applicable Alternate Conversion date).

Notwithstanding the foregoing, pursuant to the SPA Notes, the Company may not effect the conversion of any SPA Note, and a Selling Shareholder holding such SPA Note will not have the right to convert such SPA Note, to the extent that after giving effect to the conversion, the Selling Shareholder and its affiliates would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the conversion.

Pursuant to each SPA Note, the Company must, for so long as such SPA Note is outstanding, cause all payments due under such SPA Note to (a) rank pari passu with all other SPA Notes and (b) be senior to all other Indebtedness (as defined in the SPA) of the Company and its Subsidiaries.

No fractional shares will be issued upon any conversion of an SPA Note. If, upon conversion of an SPA Note, the applicable Selling Shareholder would be entitled to receive a fractional interest in an Ordinary Share, the Company may at its option, upon conversion, pay cash in lieu of any such factional share or round up to the nearest whole share.

The SPA Notes have customary event of default provisions. Under the SPA Notes, upon the occurrence or existence of any event of default, the outstanding principal amount, any accrued interest and any other amounts payable thereunder will be (or in certain instances, at the option of the holder thereof, may be) immediately accelerated.

Pursuant to each SPA Note, if at any time after such SPA Note is issued, the Company raises capital in any private placement financing of the Company’s securities in which the Selling Shareholders are not party, the holder of such SPA Note will have the right to cause the Company to use 30% of the aggregate gross proceeds from such financing to redeem all or any portion of the SPA Notes then outstanding. Additionally, each SPA Note provides that, if at any time after such SPA Note is issued, a Change of Control Transaction occurs, the holder of such SPA Note will have the right to cause the Company to redeem all or any portion of the SPA Notes then outstanding, plus all accrued and unpaid interest thereon. The SPA Notes define a “Change of Control Transaction” to mean (a) an acquisition of effective control of more than 50% of the voting power of the Company (other than by means of conversion of the SPA Notes or exercise of the SPA Warrants), (b) a merger or consolidation involving the Company pursuant to which the shareholders of the Company immediately prior to such transaction own less than 67% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company (and all of its subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another person or entity, (d) a replacement at one time or within a one year period of more than one-half of the members of the Company’s Board of Directors which is not approved by a majority of the members of the Board of Directors on the issuance date of the applicable SPA Note (or nominees of such members of the Board of Directors approved by a majority of the members of the Board of Directors as of such date), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the foregoing events.

The SPA Warrants

All of the Warrants to Purchase Ordinary Shares issued and issuable under the SPA (collectively, the “SPA Warrants”) are exercisable into Ordinary Shares at any time by the Selling Shareholders at an exercise price of conversion price of $3.6616 per Ordinary Share (subject to customary adjustment provisions in the SPA Warrants, including adjustments upon dividends by the Company of Ordinary Shares and upon any stock splits effectuated by the Company). Subject to certain exempted issuances, each SPA Warrant also provides that, if the Company, at any time while such SPA Warrant is outstanding, sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of or issues any Ordinary Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, at an effective price per share less than the exercise price of such SPA Warrant then in effect (such lower price, the “Base Share Price”), then simultaneously with the consummation (or, if earlier, the announcement) of each such issuance, the exercise price of such SPA Warrant will be reduced to equal the Base Share Price. Additionally, each SPA Warrant provides that the Company may at any time during the term of such SPA Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Notwithstanding the foregoing, pursuant to the SPA Warrants, the Company may not exercise any SPA Warrant, and a Selling Shareholder holding such SPA Warrant will not have the right to exercise such SPA Warrant, to the extent that after giving effect to the exercise, the Selling Shareholder and its affiliates would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise.

The SPA Warrants are substantially identical. The SPA Warrants provide the Selling Shareholders the right to purchase an aggregate of 143,739,293 Ordinary Shares at an exercise price of $3.6616 (subject to customary adjustment provisions in the SPA Warrants) and will be immediately exercisable on the date of the SPA Warrants’ respective issuances. The SPA Warrants expire on the fifth anniversary of their respective issuance dates.

The SPA Warrants may be exercised by a Selling Shareholder by paying the exercise price in cash or on a cashless basis. No fractional shares will be issued upon any exercise of any SPA Warrant. If, upon exercise of an SPA Warrant, a holder would be entitled to receive a fractional interest in an Ordinary Share, the Company will round up to the nearest whole share.

The SPA Registration Rights Agreement

Pursuant to the SPA, on July 3, 2025, the Company and the Selling Shareholders entered into a Registration Rights Agreement (the “SPA Registration Rights Agreement”).

The SPA Registration Rights Agreement requires the Company to file registration statements under the Securities Act providing for the resale of all or part of the registrable securities held by the parties thereto as promptly as practicable, but in no event later than (i) the fifteenth day following (A) the Initial Closing with respect to the Initial Notes and the Second Notes and the Initial Warrants and the Second Warrants, and (B) each applicable additional closing date with respect to the Additional Notes and Additional Warrants, if issued, and (ii) with respect to any additional registration statements that may be required to be filed by the Company pursuant to the SPA Registration Rights Agreement, the date on which the Company was required to file such additional registration statement pursuant to the terms thereof.

Pursuant to the SPA Registration Rights Agreement, the Company will use reasonable best efforts to cause each registration statement to be declared effective within the timelines specified therein, and thereafter to keep such registration statement effective for the periods specified therein. The SPA Registration Rights Agreement also contains customary indemnity and contribution obligations by the Company and the other parties to the SPA Registration Rights Agreement.

The Security Agreement

Pursuant to the SPA, on July 11, 2025, the Company and Anson Investments Master Fund, LP (in such capacity, the “Secured Party”), entered into a Security Agreement (the “Security Agreement”), pursuant to which the Company granted to the Secured Party a security interest in certain deposit accounts and digital asset accounts (including all assets therein and proceeds therefrom, whenever held by the Company) which are jointly managed by the Company and the Selling Shareholders (the “Collateral”) to secure all payment and other obligations (the “Secured Obligations”) of the Company under the SPA, the SPA Notes, the SPA Warrants and all other transaction documents entered into in connection with the SPA (collectively, the “SPA Transaction Documents”). Pursuant to the Security Agreement, if the Company defaults on any of the Secured Obligations, then the Secured Party will have the right, in addition to any rights of the Secured Party under applicable law and under the SPA and the other SPA Transaction Documents, to take exclusive control of the Collateral and sell, dispose or otherwise transfer the Collateral, and any payments, returns of capital and distributions made to the Company during such default will be paid to the Secured Party, in each case, until the Secured Obligations are paid in full. Pursuant to the Security Agreement, if the foregoing remedies are insufficient to repay the Secured Obligations, the Company will remain liable to pay such deficiency. The Security Agreement will terminate when the Secured Obligations are paid in full. As of the date of this prospectus, the Collateral includes $3,179,891.84 in cash and 88 Bitcoin (BTC). Following the time at which this Registration Statement on Form F-1 is declared effective by the SEC, the cash in the Company’s deposit account will be released as Collateral under the Security Agreement, and the Company will thereafter no longer be obligated to deposit any cash received from the sale of SPA Notes and SPA Warrants under the SPA into such account and will be free to use such cash for working capital and other general corporate purposes.

Effect of Sales of our Securities under the SPA on our Stockholders

The Ordinary Shares that underly the Initial note, the Second Note, the Initial Warrant and the Second Warrant that are being registered under the Securities Act for resale by the Selling Shareholders in this offering are expected to be freely tradable. The resale by the Selling Shareholders of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline and to be highly volatile.

The Selling Shareholders may resell all, some or none of the Offered Shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Shareholders in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Shareholders in this offering as a result of future sales of the Offered Shares made by us to the Selling Shareholders at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of our Securities under the SPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Shareholders may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

As of September 19, 2025, there were 63,198,074 our Ordinary Shares outstanding. If all of the 14,603,234 Ordinary Shares offered for resale by the Selling Shareholders under this prospectus were issued and outstanding, such shares would represent approximately 18.77% of the total number of outstanding shares of Ordinary Shares and approximately 49.58% of the total number of outstanding shares of Ordinary Shares held by non-affiliates of our Company, in each case as of September 19, 2025.

The issuance of any Ordinary Shares to the Selling Shareholders underlying the Securities will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of our Ordinary Shares that our existing stockholders own will not decrease, our Ordinary Shares owned by our existing stockholders will represent a smaller percentage of our total outstanding our Ordinary Shares after any such issuance.

Our Ordinary Shares and our Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “KWM” and “KWMWW”, respectively.

USE OF PROCEEDS

We will not receive any proceeds upon the sale of the shares of Ordinary Shares by the Selling Shareholders in this offering. See “Plan of Distribution” elsewhere in this prospectus for more information.

However, the Company is registering the Ordinary Shares into which (i) the Initial Notes and the Second Notes are convertible (in each case, assuming interest is payable on such notes at a rate of 12% commencing on the date of issuance of the applicable note and ending on the date that is 2 years thereafter), and (ii) the Initial Warrants and Second Warrants are exercisable. Any shares into which any Additional Notes and Additional Warrants are exercisable or convertible, assuming an Additional Closing occurs in the future, will be subject to an additional registration statement in accordance with the Registration Rights Agreement entered into in connection with the SPA. The Company issued the Initial Notes and the Initial Warrants to the Selling Shareholders for an aggregate amount of $15,000,000 pursuant to the Initial Closing, which occurred on July 3, 2025. If the Second Closing occurs and the Second Notes and Second Warrants are issued by the Company to the Selling Shareholders, the Company will receive proceeds in the aggregate amount of $10,000,000 as consideration for such Second Notes and Second Warrants.

Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of the SPA Notes and the SPA Warrants exclusively for the purchase of Bitcoin (BTC). We currently intend to use the remaining proceeds we receive from the sale of the SPA Notes and the SPA Warrants for working capital and other general corporate purposes. Accordingly, our management will have broad discretion in the application of such net proceeds. We may use such proceeds for purposes that are not contemplated at the time of this offering.

We will pay the expenses of registration of the shares of our ordinary shares covered by this prospectus, including legal and accounting fees.

The prices at which the shares of Ordinary Shares are covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Ordinary Shares, by negotiations between the Selling Shareholders and buyers of our Ordinary Shares in private transactions or as otherwise described in “Plan of Distribution.”

MARKET INFORMATION FOR ORDINARY SHARES AND DIVIDEND POLICY

Market Information

Our Ordinary Shares and our Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “KWM” and “KWMWW”, respectively. As of September 19, 2025, there were 241 holders of record of our Ordinary Shares.

Dividend Policy

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends by us in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our Board.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED

FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Global Star and K Wave, and the six Korean Entities as of December 31, 2024, adjusted to give effect to the Business Combination, the acquisition of the Six Korean entities and related transactions and the issuance of the notes for aggregate proceeds of $13,495,000 (net of transaction costs of $2,294,474) and the use of $9,815,108 of those proceeds to acquire 88 units of Bitcoin at a cost of $111,535/Bitcoin. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X to depict the accounting for the transaction (“Transaction Accounting Adjustments”). Global Star has elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2024, assumes that the Business Combination, the acquisition of the Six Korean entities and related transactions occurred on December 31, 2024. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 assumes that the Business Combination, the acquisition of the Six Korean entities and related transactions occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what K Wave’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of K Wave. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 and the statement of operations for the year ended December 31, 2024, have been derived from (and by applying pro forma adjustments to):

●	the historical financial statements of K Wave as of December 31, 2024 and 2023, and for the years then ended, and for the period from June 22, 2023 (inception) to December 31, 2023; and

●	the historical financial statements of K Enter as of December 31, 2024 and 2023, and for the years then ended and for the period from January 4, 2023 (inception) to December 31, 2023; and

●	the historical consolidated financial statements of Global Star as of December 31, 2024 and 2023 and for the years then ended; and

●	the historical consolidated financial statements of Play Company as of December 31, 2024 and 2023 and for the years then ended; and

●	the historical financial statements of LAMP as of December 31, 2024 and 2023 and for the years then ended; and

●	the historical financial statements of Bidangil as of December 31, 2024 and 2023 and for the years then ended; and

●	the historical financial statements of Apeitda as of December 31, 2024 and 2023 and for the years then ended; and

●	the historical financial statements of Anseilen as of December 31, 2024 and 2023 and for the years then ended, and for the period from March 6, 2023 (inception) to December 31, 2023; and

●	the historical financial statements of Solaire Partners as of December 31, 2024 and 2023 and for the years then ended.

This information should be read together with the financial statements and related notes, as applicable, of each of Global Star, Play Company, LAMP, Bidangil, Apeitda, Anseilen, Solaire Partners, K Wave. and K Enter included in this prospectus and Global Star’s, Play Company’s, LAMP’s, Bidangil’s, Apeitda’s, Ansilen’s, Solaire Partners’, K Wave’s and K Enter’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere herein.

Description of the Transactions

Business Combination

Pursuant to the Share Purchase Agreements, on January 2, 2025, K Enter consummated the business combinations with the six Korean Entities (“New K Enter”). Pursuant to the Business Combination Agreement, on May 13, 2025, Global Star reincorporated to Cayman Islands by merging with and into K Wave Media Ltd, a Cayman Islands exempted company and wholly owned subsidiary of Global Star (“PubCo”), with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) one (1) business day following the Reincorporation Merger, GLST Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of PubCo, merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Reincorporation Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”. Also on the Closing Date, the Global Star acquired all of the issued and outstanding ordinary shares of K Wave Media (the “Purchased Shares”) from the Sellers in exchange for the Company’s ordinary shares (“Company Ordinary Shares”) par value $0.0001 per share (the “Share Exchange”).

More specifically, pursuant to the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of common stock of Global Star, other than Global Star common stock owned by Global Star as treasury shares or any Global Star common stock owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one ordinary share of PubCo (the “PubCo Ordinary Share”), (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one PubCo Ordinary Share at a price of $11.50 per whole share (the “PubCo Warrant”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one PubCo Ordinary Share at the closing of a business combination (the “PubCo Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one PubCo Ordinary Share, one PubCo Warrant, and one PubCo Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically canceled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter common stock issued and outstanding, including shares of K Enter common stock deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of PubCo Ordinary Shares equal to the Conversion Ratio (i.e., 312.1:1), and (iv) each share of Merger Sub common stock issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

The following table summarizes the pro forma number of shares of K Wave Media outstanding following the consummation of the Business Combination and the Domestication, discussed further in the sections below, excluding the potential dilutive effect of the K Wave Media Public Warrants, Private Warrants, and Convertible Note Warrants.

Equity Capitalization Summary	Shares	%
K Enter Stockholders	59,160,000	93.4%
Global Star Public Stockholders	960,043	1.6%
Sponsor and Initial Stockholders	2,961,247	4.7%
Representative Shares	165,000	0.3%
Total ordinary shares	63,246,290	100.0%

Accounting for the Business Combination

The Business Combination was accounted for as a capital reorganization, in accordance with IFRS. Under this method of accounting, Global Star is be treated as the “acquired” company for financial reporting purposes, and New K Enter is the accounting “acquirer”. This determination was primarily based on the assumption that:

●	New K Enter’s existing stockholders will hold a majority of the voting rights of PubCo post Business Combination under the No Additional Redemption Scenario and Maximum Redemption Scenario;

●	By virtue of such estimated voting interest upon the Closing, New K Enter’s existing stockholders will have the ability to control decisions regarding the election and removal of directors and officers of New K Enter following the Closing;

●	New K Enter’s former shareholders will have control over the Board;

●	New K Enter’s operations will substantially comprise the ongoing operations of PubCo;

●	New K Enter is the larger entity in terms of substantive operations and employee base; and

●	New K Enter’s senior management will comprise the senior management of PubCo.

Another determining factor was that Global Star does not meet the definition of a “business” pursuant to IFRS 3, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization within the scope of IFRS 2, where New K Enter issues stock for the net assets of Global Star. The net assets of Global Star are stated at historical cost, with no goodwill or intangible assets recorded. Any excess of the fair value of shares issued to Global Star over the fair value of Global Star’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

The acquisition of Play Company by K Enter will be accounted for in accordance with the acquisition method of accounting under IFRS 3, with Play Company considered to be the acquirer of K Enter for financial reporting purposes. As Play Company’s basis of accounting is IFRS, K Enter’s basis of accounting (following the acquisition of Play Company) will be IFRS.

The acquisitions of each of the Six Korean Entities other than Play Company by K Enter will also be accounted for in accordance with the acquisition method of accounting under IFRS 3, with K Enter (following the acquisition of Play Company, its predecessor) considered to be the acquirer of each of the Six Korean Entities other than Play Company. New K Enter’s basis of accounting will be IFRS, consistent with that of its predecessor, Play Company.

The overall impact of the accounting conclusions set out above will be that the financial statements of Play Company will become those of K-Enter post-consummation and will not experience a change in basis as a result of the application of the acquisition method while each of K Enter and the Six Korean Entities other than Play Company will experience a change in basis as a result of the application of the acquisition method and will be reflected in the consolidated financial statements of Play Company on a prospective basis post-consummation.

This determination was primarily based on the assumption that:

●	Play Company’s existing stockholders will hold a large minority voting interest in New K Enter where no other owner has a significant voting interest;

●	Play Company’s CEO has the ability to appoint a majority of directors of New K Enter’s board of directors;

●	Play Company’s CEO has the ability to appoint the senior management of New K Enter;

●	Play Company’s operations will substantially comprise the ongoing operations of New K Enter; and

●	Play Company is the larger entity in terms of substantive operations and employee base.

Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. Costs related to the transaction are expensed as incurred.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

FOR K WAVE

AS OF DECEMBER 31, 2024(1)

	K Wave Media (IFRS Historical)	New K Enter Pro Forma Combined (IFRS Historical)	Global Star (IFRS Historical - Note 4)	Share Redemption Adjustment and Elimination Adjustment		Global Star Pro Forma Adjusted (IFRS Historical)	Transaction Accounting Adjustments		Pro Forma Combined (IFRS)
ASSETS
Current assets
Cash and cash equivalents	$-	$5,934,075	$510,939	$-	X	$510,939	$462,442	B	$11,049,961
							(500,000)	C
							(2,429,769)	D
							(7,618)	N
							3,900,000	Z
							3,179,892	ZA
Short-term financial instruments	-	286,579	-	-		-	-		286,579
Short-term investment securities	-	583,863	-	-		-	-		583,863
Accounts receivable - trade, net	-	6,348,679	-	-		-	-		6,348,679
Other receivables	-	905,827	-	-		-			905,827
Other receivables - related parties	50,000	-	-	-		-	(50,000)	U	-
Preferred stock subscription receivable	-	-	-	-		-	-	-	-
Deferred transaction costs		2,152,048							2,152,048
Short-term loans, net	-	468,515	-	-		-	-		468,515
Accounts receivable - other, net	-	1,528,853	-	-		-	-		1,528,853
Value added tax receivables	-	37,097	-	-		-	-		37,097
Other current financial assets	-	158,756	-	-		-	-		158,756
Prepaid expenses and other current assets	-	422,239	-	-		-	-		422,239
Prepaid expenses and other current assets - related party	-	67,699	-	-		-	-		67,699
Other current assets	-	1,363,573	7,500	-		7,500	-		1,371,073
Contract assets	-	1,156,802	-	-		-	-		1,156,802
Current tax assets	-	235,124	-	-		-	-		235,124
Inventories, net	-	553,722	-	-		-	-		553,722

Total current assets	50,000	22,203,451	518,439	-		518,439	4,554,947		27,326,837

Non-current assets
Long-term financial instruments	-	218,247	-	-		-	-		218,247
Long-term loans, net	-	88,003	-	-		-	-		88,003
Long-term investment securities	-	1,566,486	-	-		-	-		1,566,486
Investments in associates and joint ventures	-	56,163	-	-		-	-		56,163
Investment in subsidiary	-	-	-	50,000	T	50,000	(50,000)	U	-
Investment in equity securities	-	1,600,000	-	-		-	-		1,600,000
Investment in equity securities - related party	-	-	-	-		-	-		-
Property, plant and equipment, including right-of-use assets	-	8,569,812	-	-		-	-		8,569,812
Investment properties	-	271,337	-	-		-	-		271,337
Operating lease right-of-use assets, net	-	1,858	-	-		-	-		1,858
Operating lease right-of-use assets, net - related party	-	19,189	-	-		-	-		19,189
Intangible Asset - Intellectual Property	-	15,560,353	-	-		-	-		15,560,353
Intangible Asset - Customer relationships	-	10,552,564	-	-		-	-		10,552,564
Intangible Asset - Trademarks	-	4,025,354	-	-		-	-		4,025,354
Intangible Asset - Non-compete	-	175,069	-	-		-	-		175,069
Intangible assets other than goodwill	-	3,067,670	-	-		-	10,328,077	ZA	13,395,747
Goodwill	-	52,838,385	-	-		-	-		52,838,385
Other non-current assets	-	679,688	-	-		-	-		679,688

Other non-current financial assets	-	1,595,020	-	-		-	-		1,595,020
Other non-current non-financial assets	-	2,968,585	-	-		-	-		2,968,585
Defined benefit assets	-	-	-	-		-	-		-
Deferred tax assets	-	715,127	-	-		-	-		715,127
Investments held in Trust Account	-	-	4,374,657	(3,936,142)	X	425,863	(462,442)	B	-
				(12,652)	X		28,961	J
							7,618	N
Long-term accounts receivable - other, net	-	31,058	-	-		-	-		31,058

Total non-current assets	-	104,599,968	4,374,657	(3,898,794)		475,863	9,852,214		114,928,045

Total assets	$50,000	$126,803,419	$4,893,096	$(3,898,794)		$994,302	$14,407,161		$142,254,882

LIABILITIES
Current liabilities
Trade and other payables	$-	$17,269,737	$1,726,331	$-		$1,726,331	$(6,977,858)	D	$12,018,210
Trade and other payables - related party	-	1,330,731	-	-		-	-		1,330,731
Other current financial liabilities	-	152,965	-	-		-	-		152,965
Other current non-financial liabilities	-	1,155,302	-	-		-	-		1,155,302
Contract liabilities	-	240,614	-	-		-	-		240,614
Other payables	7,257	(65)	-	-		-	-		7,192
Other payables - related parties	5,550	-	-	50,000	T	50,000	(50,000)	U	5,550
Short-term borrowings	-	4,229,575	-	-		-	(500,000)	Z	3,729,575
Short-term borrowings - related party	-	245,312	-	-		-	-		245,312
Current portion of long-term borrowings, net	-	1,427,034	-	-		-	-		1,427,034
Current lease liabilities	-	1,358,084	-	-		-	-		1,358,084
Lease liability, current - related party	-	19,189	-	-		-	-		19,189
Current tax liabilities	-	273,563	324,943	(12,652)	X	312,291	-		585,854
Due to Sponsor	-	-	15,094	-		15,094	-	-	15,094
Sponsor working capital loan	-	-	1,596,000	-		1,596,000	(1,596,000)	L	-
Excise tax payable attributable to redemption of common stock	-	-	959,070	-		959,070	-		959,070
Promissory note - related party	-	-	733,661	-		733,661	(982,000)	L	-
							248,339	L
Promissory note - underwriter	-	-	-	-		-	2,000,000	C	1,500,000
							(500,000)	ZA
Consideration payable	-	12,057,680	-	-		-	-		12,057,680
Contingent consideration payable	-	2,123,656	-	-		-	-		2,123,656
Accrued franchise tax payable	-	-	131,798	-		131,798	-		131,798
Accrued expenses	-	-	-	-		-	-		-
Financial guarantee liability	-	1,741	-	-		-	-		1,741

Total current liabilities	12,807	41,885,118	5,486,897	37,348		5,524,245	(8,357,519)		39,064,651

Non-current liabilities
Trade and other non-current payables	-	14,679	-	-		-	-		14,679
Long-term borrowings, excluding current portion, net	-	-	-	-		-	-		-
Other non-current financial liabilities	-	101,498	-	-		-	-		101,498
Other non-current non-financial liabilities	-	-	-	-		-	-		-
Defined benefit liabilities	-	741,137	-	-		-	-		741,137
Senior Secured Convertible note		-					15,789,474	ZA	15,789,474
Debt issuance costs	-	-	-	-		-	(2,294,474)	ZA	(2,294,474)
Derivative liabilities	-	495,546	-	-		-	(113,723)	C	74,621
							(186,200)	V
							(121,002)	V
							217,022	Z
							515,810	Z
							(732,832)	Z
Contract liabilities	-	608,989							608,989
Other non-current provisions	-	424,967	-	-		-	-		424,967
Non-current lease liabilities	-	6,296,138	-	-		-	-		6,296,138
Deferred tax liabilities	-	6,605,579	-	-		-	-		6,605,579
Deferred underwriting commissions	-	-	3,220,000	-		3,220,000	(3,220,000)	C	-
Warrant liabilities	-	-	290,947	-		290,947	4,500	L	295,447
Call option liability	-	227,570	-	-		-	-		227,570
Earnout liability	-	643,837	-	-		-	-		643,837
Consideration payable, non-current	-	11,758,370	-	-		-	-		11,758,370
Convertible senior unsecured notes	-	3,416,833	-	-		-	5,466	Z	1,922,299
							(1,500,000)	V
Discount on note	-	(94,172)	-	-		-	153,601	V	59,429
							(217,022)	Z
							217,022	Z
Class A common stock subject to possible redemption	-	-	4,430,398	(3,936,142)	X	494,256	(460,852)	G	-
							(33,404)	G
Total non-current liabilities	-	31,240,971	7,941,345	(3,936,142)		4,005,203	8,023,386		43,269,560

Total liabilities	12,807	73,126,089	13,428,242	(3,898,794)		9,529,448	(334,133)		82,334,211

Class A common stock subject to possible redemption	-	-	-	-		-	-		-

EQUITY
Share capital	-	-	-	-		-	-		-
Global Star preferred stock	-	-	-	-		-	-		-
K Enter Series A-1 convertible preferred stock	-	-	-	-		-	-		-
K Enter Series A convertible preferred stock	-	355	-	-		-	(355)	P	-
K Enter common stock	-	2,468	-	-		-	4	P	-
							(2,472)	E
Pubco ordinary shares	50,000	-	-	-		-	5,299	E	6,453
							5	C
							601	D
							(50,000)	U
							421	M
							38	V
							89	Z
Global Star Class A common stock	-	-	62	-		62	4	G	-
							230	I
							97	K
							28	L
							(421)	M
Global Star Class B common stock	-	-	230	-		230	(230)	I	-
Preferred stock subscription receivable	-	-	-	-		-	-		-
Additional paid-in capital	-	38,741,964	-			-	16,539,231	D	74,978,836
							613,718	C
							(2,827)	E
							(10,189,975)	F
							460,848	G
							19,244,798	H
							(97)	K
							2,573,472	L
							1,150,000	O
							351	P
							1,481,437	V
							4,365,916	Z
Share premium	-	-	-	-		-	-		-
Other reserves	(1,376)	(19,916,668)	-	-		-	-	-	(19,918,044)
Retained earnings (Accumulated deficit)	(11,431)	24,367,148	(8,535,438)	-		(8,535,438)	10,189,975	F	(5,628,637)
							220,000	C
							33,404	G
							(19,244,798)	H
							28,961	J
							(248,339)	L
							(11,991,743)	D
							(1,150,000)	O
							121,002	V
							186,200	V
							(135,076)	V
							(515,810)	Z
							732,832	Z
							(188,493)	Z
							512,969	ZA
Accumulated other comprehensive income (loss)	-	(251,337)	-			-	-		(251,337)
Equity attributable to the equity holders of the Company	37,193	42,943,930	(8,535,146)	-		(8,535,146)	14,741,294		49,187,271
Non-controlling interest	-	10,733,400	-	-		-	-		10,733,400

Total equity	37,193	53,677,330	(8,535,146)	-		(8,535,146)	14,741,294		59,920,672

Total equity and liabilities	$50,000	$126,803,419	$4,893,096	$(3,898,794)		$994,302	$14,407,161		$142,254,882

(1)	The unaudited pro forma condensed combined balance sheet for K Wave as of December 31, 2024, combines the unaudited pro forma combined balance sheet of New K Enter as of December 31, 2024, with the historical audited balance sheet of Global Star as of December 31, 2024.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

FOR NEW K ENTER

AS OF DECEMBER 31, 2024(2)

	Play Company as converted to USD (IFRS Historical)	LAMP as converted to USD (IFRS Historical)	Bidangil as converted to USD (IFRS Historical)	Apeitda as converted to USD (IFRS Historical)	Anseilen as converted to USD (IFRS Historical)	Solaire Partners as converted to USD (IFRS Historical)	K Enter (IFRS Historical - Note 4)	Transaction Accounting Adjustments		New K Enter Pro Forma Combined (IFRS Historical)
ASSETS
Current assets
Cash and cash equivalents	$2,808,501	$584,580	$980,123	$233,132	$244,430	$240	$333,069	$750,000	V	$5,934,075
Short-term financial instruments	286,579	-	-	-	-	-	-	-		286,579
Short-term investment securities	-	-	583,863	-	-	-	-	-		583,863
Accounts receivable - trade, net	6,232,282	61,262	428	12,484	-	35,727	6,496	-		6,348,679
Other receivables	-	-	-	-	-	-	905,827	-		905,827
Other receivables - related parties	-	-	-	-	-	-	-	-		-
Preferred stock subscription receivable	-	-	-	-	-	-				-
Deferred transaction costs							2,152,048			2,152,048
Short-term loans, net	532,797	-	91,348	-	-	-	-	(91,348)	W	468,515
								(64,282)	Y
Accounts receivable - other, net	88,291	64,366	1,872	-	-	1,441,092	-	(64,831)	R	1,528,853
									V
								(1,872)	W
								(65)	Y
Value added tax receivables	-	-	-	-	37,097	-	-	-		37,097
Other current financial assets	27,066	-	34,239	-	-	97,451	-	-		158,756
Prepaid expenses and other current assets	-	-	-	-	-	-	422,239	-		422,239
Prepaid expenses and other current assets - related party	-	-	-	-	-	-	67,699	-		67,699
Other current assets	449,726	867,265	44,945	1,542	29	66	-	-		1,363,573
Contract assets	-	415,481	490,472	-	-	250,849	-	-		1,156,802
Current tax assets	235,124	-	-	-	-	-	-	-		235,124
Inventories, net	553,722	-	-	-	-	-	-	-		553,722

Total current assets	11,214,088	1,992,954	2,227,290	247,158	281,556	1,825,425	3,887,378	527,602		22,203,451

Non-current assets
Long-term financial instruments	218,247	-	-	-	-	-	-	-		218,247
Long-term loans, net	-	88,003	-	-	-	-	-	-		88,003
Long-term investment securities	494,222	541,323	-	48,679	-	482,262	-	-		1,566,486
Investments in associates and joint ventures	-	-	-	-	-	56,163	-	-		56,163
Investment in subsidiary	-	-	-	-	-	-	-	-		-
Investment in equity securities	-	-	-	-	-	-	1,600,000	-		1,600,000
Investment in equity securities - related party	-	-	-	-	-	-	1,178,055	(1,178,055)	S	-
Property, plant and equipment, including right-of-use assets	8,153,673	107,952	83,762	149,434	497	21,130	24,356	29,008	R	8,569,812
Investment properties	271,337	-	-	-	-	-	-	-		271,337
Operating lease right-of-use assets, net	-	-	-	-	-	-	21,048	(19,190)	R	1,858
Operating lease right-of-use assets, net - related party	-	-	-	-	-	-	19,189	-		19,189
Intangible Asset - Intellectual Property	-	-	-	-	-	-	-	15,560,353	A	15,560,353
Intangible Asset - Customer relationships	-	-	-	-	-	-	-	10,552,564	A	10,552,564
Intangible Asset - Trademarks	-	-	-	-	-	-	-	4,025,354	A	4,025,354
Intangible Asset - Non-compete	-	-	-	-	-	-	-	175,069	A	175,069
Intangible assets other than goodwill	3,067,670	-	-	-	-	-	-	-		3,067,670
Goodwill	2,211,123	-	-	-	-	-	-	50,627,262	A	52,838,385
Other non-current assets	-	-	-	-	-	-	1,762,368	(1,014,981)	Q	679,688
								(67,699)	R
Other non-current financial assets	1,220,156	26,444	58,720	292,198	-	203	-	(2,701)	R	1,595,020
Other non-current non-financial assets	1,291,033	930,459	350,574	-	396,519	-	-	-		2,968,585
Defined benefit assets	-	-	-	-	-	-	-	-		-
Deferred tax assets	684,106	31,021	-	-	-	-	-	-		715,127
Investments held in Trust Account	-	-	-	-	-	-	-	-		-
Long-term accounts receivable - other, net	-	31,058	-	-	-	-	-	-		31,058

Total non-current assets	17,611,567	1,756,260	493,056	490,311	397,016	559,758	4,605,016	78,686,984		104,599,968

Total assets	$28,825,655	$3,749,214	$2,720,346	$737,469	$678,572	$2,385,183	$8,492,394	$79,214,586		$126,803,419

LIABILITIES
Current liabilities
Trade and other payables	$9,500,053	$1,378,748	$616,832	$12,933	$11,992	$1,219,139	$4,597,739	$(67,699)	R	$17,269,737
Trade and other payables - related party	-	-	-	-	-	-	1,332,603	(1,872)	W	1,330,731
Other current financial liabilities	87,965	-	-	-	-	65,000	-	-		152,965
Other current non-financial liabilities	976,881	36,063	5,017	79,747	41,424	16,170	-	-		1,155,302
Contract liabilities	-	240,614	-	-	-	-	-	-		240,614
Other payables	-	-	-	-	-	-	-	(65)	Y	(65)
Other payables - related parties	-	-	-	-	-	-	-	-		-
Short-term borrowings	2,546,926	978,072	-	-	-	140,295	564,282	-		4,229,575
Short-term borrowings - related party	-	-	-	-	-	-	400,942	(91,348)	W	245,312
								(64,282)	Y
Current portion of long-term borrowings, net	1,427,034	-	-	-	-	-	-	-		1,427,034
Current lease liabilities	1,208,895	54,244	52,730	-	-	41,239	20,165	(19,189)	R	1,358,084
Lease liability, current - related party	-	-	-	-	-	-	19,189	-		19,189
Current tax liabilities	73,729	10,093	55,156	3,384	-	131,201	-	-		273,563
Due to Sponsor	-	-	-	-	-	-	-	-		-
Sponsor working capital loan	-	-	-	-	-	-	-	-		-
Excise tax payable attributable to redemption of common stock	-	-	-	-	-	-	-	-		-
Promissory note - related party	-	-	-	-	-	-	-	-		-
Promissory note - underwriter	-	-	-	-	-	-	-	-		-
Consideration payable	-	-	-	-	-	-	-	12,057,680	A	12,057,680
Contingent consideration payable	-	-	-	-	-	-		2,123,656	A	2,123,656
Accrued franchise tax payable	-	-	-	-	-	-	-	-		-
Accrued expenses	-	-	-	-	-	-	-	-		-
Financial guarantee liability	-	1,741	-	-	-	-	-	-		1,741

Total current liabilities	15,821,483	2,699,575	729,735	96,064	53,416	1,613,044	6,934,920	13,936,881		41,885,118

Non-current liabilities
Trade and other non-current payables	14,679	-	-	-	-	-	-	-		14,679
Long-term borrowings, excluding current portion, net	-	-	-	-	-	-	-	-		-
Other non-current financial liabilities	101,498	-	-	-	-	-	-	-		101,498
Other non-current non-financial liabilities	-	-	-	-	1,014,981	-	-	(1,014,981)	Q	-
Defined benefit liabilities	378,433	172,551	-	82,227	4,825	103,101	-	-		741,137
Senior Secured Convertible note	-	-	-	-	-	-	-	-		-
Debt issuance costs	-	-	-	-	-	-	-	-		-
Derivative liabilities	-	-	-	-	-	-	401,374	94,172	V	495,546
Contract liabilities	-	608,989	-	-	-	-	-	-		608,989
Other non-current provisions	412,726	3,332	-	-	-	8,909	-	-		424,967
Non-current lease liabilities	6,294,684	44,309	30,721	-	-	-		(73,576)	R	6,296,138
Deferred tax liabilities	270,091	-	-	-	-	-	-	6,335,488	A	6,605,579
Deferred underwriting commissions	-	-	-	-	-	-	-	-		-
Warrant liabilities	-	-	-	-	-	-	-	-		-
Call option liability	-	-	-	-	-	-	-	227,570	A	227,570
Earnout liability	-	-	-	-	-	-	-	643,837		643,837
Consideration payable, non-current	-	-	-	-	-	-	-	11,758,370	A	11,758,370
Convertible senior unsecured notes	-	-	-	-	-	-	2,666,833	750,000	V	3,416,833
Discount on note	-	-	-	-	-	-	-	(94,172)	V	(94,172)
Class A common stock subject to possible redemption	-	-	-	-	-	-	-	-		-

Total non-current liabilities	7,472,111	829,181	30,721	82,227	1,019,806	112,010	3,068,207	18,626,708		31,240,971

Total liabilities	23,293,594	3,528,756	760,456	178,291	1,073,222	1,725,054	10,003,127	32,563,589		73,126,089

Class A common stock subject to possible redemption	-	-	-	-	-	-	-	-		-

EQUITY
Share capital	338,327	53	33,833	6,767	10,150	575,156	-	(964,286)	A	-
Global Star preferred stock	-	-	-	-	-	-	-	-		-
K Enter Series A-1 convertible preferred stock	-	-	-	-	-	-	-	-		-
K Enter Series A convertible preferred stock	-	-	-	-	-	-	355	-		355
K Enter common stock	-	-	-	-	-	-	1,000	1,468	A	2,468

Pubco ordinary shares	-	-	-	-	-	-	-	-		-
Global Star Class A common stock	-	-	-	-	-	-	-	-		-
Global Star Class B common stock	-	-	-	-	-	-	-	-		-
Preferred stock subscription receivable	-	-	-	-	-	-		-		-
Additional paid-in capital	-	-	-	-	-	-	20,542,076	18,199,888	A	38,741,964
Share premium	-	(396,160)	33,833	-	-	285,043	-	77,284	A	-
Other reserves	(18,738,613)	-	(1,353,308)	(35,149)	(1,165)	(136,028)	-	1,525,650	A	(19,916,668)
								(1,178,055)	S
Retained earnings (Accumulated deficit)	24,332,097	616,565	3,245,532	587,560	(403,635)	(64,042)	(21,802,827)	17,820,847	A	24,367,148
								35,051	R
Accumulated other comprehensive income (loss)	-	-	-	-	-	-	(251,337)	-		(251,337)
Equity attributable to the equity holders of the Company	5,931,811	220,458	1,959,890	559,178	(394,650)	660,129	(1,510,733)	35,517,847		42,943,930
Non-controlling interest	(399,750)	-	-	-	-	-	-	11,133,150	A	10,733,400

Total equity	5,532,061	220,458	1,959,890	559,178	(394,650)	660,129	(1,510,733)	46,650,997		53,677,330

Total equity and liabilities	$28,825,655	$3,749,214	$2,720,346	$737,469	$678,572	$2,385,183	$8,492,394	$79,214,586		$126,803,419

(2)	The unaudited pro forma condensed combined balance sheet for New K Enter as of December 31, 2024, combines the historical unaudited balance sheets of the Six Korean Entities as of December 31, 2024, with the historical unaudited balance sheet of K Enter as of December 31, 2024 as adjusted for conversion to IFRS (see also Note 4 — “IFRS Conversion and Presentation Alignment”).

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR K WAVE

FOR THE YEAR ENDED DECEMBER 31, 2024(3)

	K Wave Media (IFRS Historical)	New K Enter Pro Forma Combined (IFRS Historical)	Global Star (IFRS Historical - Note 4)	Transaction Accounting Adjustments		Pro Forma Combined (IFRS)
Sales revenue	$-	$57,691,073	$-	$-		$57,691,073
Investment management revenue	-	999,202	-	-		999,202
Investment revenue	-	33,310	-	-		33,310
Gains from investments in associates	-	12,022	-	-		12,022
Cost of sales	-	(55,038,513)	-	-		(55,038,513)
Gross profit	-	3,697,094	-	-		3,697,094
Administration fee - related party			(120,000)
Operating expenses	-	-	(1,971,648)	120,000	BB	(1,851,648)
Selling, general, and administrative expenses	-	(17,529,109)	-	-		(17,529,109)
Investment expenses	-	(14,757)	-	-		(14,757)
Losses from investments in associates	-	(46,257)	-	-		(46,257)
Stock-based compensation expense	-	-	-	(1,150,000)	EE	(1,150,000)
Other income	-	975,030	-	-		975,030
Other expenses	-	(5,370,975)	-	-		(5,370,975)
Transaction costs	-	-	-	(19,244,798)	CC	(28,814,223)
				(2,466,605)	FF
				(7,102,820)	LL
Operating income (loss)	-	(18,288,974)	(2,091,648)	(29,844,223)		(50,104,845)
Other income (expense)
Finance income	-	589,804	-	-		589,804
Finance costs	-	(1,619,369)	-	(1,147,236)	PP	(2,766,605)
Change in fair value of warrant liability	-	-	(193,965)	-		(193,965)
Loss on initial issuance of debt	-	-	-	-		-
Interest income	-	399	18,394	-		18,793
Other income (expense), net	-	(1,034,045)		-		(1,034,045)
Amortization of deferred finance cost	-	-	(58,855)	(248,339)	OO	(307,194)
Interest income on marketable securities held in Trust Account	-	-	1,722,436	(1,722,436)	AA	-
Net income (loss) before taxes	-	(20,352,185)	(603,638)	(32,962,234)		(53,798,057)
Provision for taxes	-	427,196	(358,878)	358,878	DD	427,196
Net income (loss)	-	(19,924,989)	(962,516)	(32,603,356)		(53,370,861)
Net loss attributable to noncontrolling interest in subsidiaries	-	(2,325,352)	-			(2,325,352)
Income (loss) attributable to shareholders of New K Enter	$-	$(17,599,637)	$(962,516)	$(32,603,356)		$(51,045,509)
Basic and diluted net income per share
Basic net loss per share, Class A common stock subject to possible redemption			$(0.17)
Basic net loss per share, Class B common stock			$(0.17)
Pro forma weighted average number of shares outstanding - basic and diluted						63,246,290 (7)
Pro forma net loss per share - basic and diluted						$(0.84)

(3)	The unaudited pro forma condensed combined statement of operations for K Wave for the year ended December 31, 2024, combines the unaudited pro forma condensed combined statements of operations for the Six Korean Entities as converted to USD and K Enter(5) for the year ended December 31, 2024 with the historical audited statement of operations of Global Star for the year ended December 31, 2024 and the historical audited statement of operations of K Wave for the year ended December 31, 2024.
(4)	Please refer to Note 8 — “Net Loss per Share” for details.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR NEW K ENTER

FOR THE YEAR ENDED DECEMBER 31, 2024(5)

	Play Company as converted to USD (IFRS Historical)	K Enter (US GAAP Historical)	Lamp as converted to USD (IFRS Historical)	Bidangil as converted to USD (IFRS Historical)	Apeitda as converted to USD (IFRS Historical)	Anseilen as converted to USD (IFRS Historical)	Solaire Partners as converted to USD (IFRS Historical)	Transaction Accounting Adjustments		New K Enter Pro Forma Combined (IFRS Historical)
Sales revenue	$31,545,498	$485,271	$11,981,496	$13,665,824	$12,984	$-	$-	$-		$57,691,073
Investment management revenue	-	-	-	-	-	-	999,202	-		999,202
Investment revenue	-	-	-	-	-	-	33,310	-		33,310
Gains from investments in associates	-	-	-	-	-	-	12,022	-		12,022
Cost of sales	(30,739,901)	(483,462)	(11,018,876)	(12,796,274)	-	-	-	-		(55,038,513)
Gross profit	805,597	1,809	962,620	869,550	12,984	-	1,044,534	-		3,697,094
Administration fee - related party
Operating expenses	-	-	-	-	-	-	-	-		-
Selling, general, and administrative expenses	(2,922,258)	(11,838,397)	(695,508)	(520,932)	(231,050)	(169,390)	(1,123,703)	45,873	II	(17,529,109)
								(73,744)	JJ
Investment expenses	-	-	-	-	-	-	(14,757)	-		(14,757)
Losses from investments in associates	-	-	-	-	-	-	(46,257)			(46,257)
Stock-based compensation expense	-	-	-	-	-	-	-	-		-
Other income	749,670	-	142,581	1	2	8,732	63	237	II	975,030
								73,744	JJ
Other expenses	(1,205,104)	-	(209,149)	(15,768)	(22,266)	(36)	-	(3,872,542)	HH	(5,370,975)
								(46,110)	II
Transaction costs	-	-	-	-	-	-	-	-		-
Operating income (loss)	(2,572,095)	(11,836,588)	200,544	332,851	(240,330)	(160,694)	(140,120)	(3,872,542)		(18,288,974)
Other income (expense)
Finance income	422,880	-	16,642	41,052	38,373	155	72,731	(2,029)	NN	589,804
Finance costs	(1,013,265)	-	(100,154)	(108,365)	(17,561)	(22,003)	(16,671)	(343,379)	KK	(1,619,369)
								2,029	NN
Change in fair value of warrant liability	-	-	-	-	-	-	-	-		-
Loss on initial issuance of debt	-	-	-	-	-	-	-	-		-
Interest income	-	399	-	-	-	-	-	-		399
Other income (expense), net		(1,034,045)	-	-	-	-	-	-		(1,034,045)
Amortization of deferred finance cost	-	-	-	-	-	-	-	-		-
Interest income on marketable securities held in Trust Account	-	-	-	-	-	-	-	-		-
Net income (loss) before taxes	(3,162,480)	(12,870,234)	117,032	265,538	(219,518)	(182,542)	(84,060)	(4,215,921)		(20,352,185)
Provision for taxes	552,757	-	(67,543)	(2,737)	(5,557)	-	(49,724)	-		427,196
Net income (loss)	(2,609,723)	(12,870,234)	49,489	262,801	(225,075)	(182,542)	(133,784)	(4,215,921)		(19,924,989)
Net loss attributable to noncontrolling interest in subsidiaries	(745,776)	-	-	-	-	-	-	(1,579,576)	GG	(2,325,352)
Income (loss) attributable to shareholders of New K Enter	$(1,863,947)	$(12,870,234)	$49,489	$262,801	$(225,075)	$(182,542)	$(133,784)	$(2,636,345)		$(17,599,637)
Basic and diluted net income per share	$(18.64)	$(116.68)	$49.49	$26.28	$(22.51)	$-	$-
Basic net income per share, Class A common stock subject to possible redemption
Basic net income per share, Class B common stock
Pro forma weighted average number of shares outstanding - basic and diluted										(7)
Pro forma net loss per share - basic and diluted

(5)	The unaudited pro forma condensed combined statement of operations for New K Enter for the year ended December 31, 2024, combines the historical statements of operations of the Six Korean Entities for the year ended December 31, 2024 as converted to USD, with the historical audited statement of operations of K Enter for the year ended December 31, 2024, as adjusted for conversion to IFRS (see also Note 4 — “IFRS Conversion and Presentation Alignment”).
(6)	Please refer to Note 8 — “Net Loss per Share” for details.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation and Accounting Policies

Acquisition of the Six Korean Entities

K Enter closed the equity purchase for Play Company first and the acquisitions of each of the Six Korean Entities other than Play Company closed subsequently on January 2, 2025.

The acquisition of each of the Six Korean Entities by K Enter will be accounted for in accordance with the acquisition method of accounting under IFRS 3, with Play Company considered to be the acquirer of K Enter. As Play Company’s basis of accounting is IFRS, the combined K Enter – Play Company entity basis of accounting will be IFRS.

The acquisitions of each of the Six Korean Entities other than Play Company by K Enter post the acquisition of Play Company will be accounted for in accordance with the acquisition method of accounting under IFRS 3, with K Enter post the acquisition of Play Company considered to be the acquirer of each of the Six Korean Entities other than Play Company. As K Enter post the acquisition of Play Company basis of accounting is IFRS, New K Enter’s basis of accounting will be IFRS.

Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. Costs related to the transaction are expensed as incurred. K Enter and Play Company are referred to as “New K Enter” in these unaudited pro forma condensed combined financial statements.

The Business Combination will be accounted for as a capital reorganization in accordance with IFRS 2 as Global Star does not meet the criteria to be determined a business under IFRS 3. Under this method of accounting, Global Star is treated as the acquired company for financial reporting purposes, and New K Enter is treated as the acquirer for financial statement reporting purposes.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that PubCo will experience. New K Enter and Global Star have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined balance sheet and statements of operations reflects the acquisition of the Six Korean Entities that closed on January 2, 2025 as if it had occurred on December 30, 2024, and January 1, 2024, respectively.

The historical financial statements of the Six Korean Entities have been prepared in accordance with IFRS as issued by the IASB and in its presentation and functional currency of the Korean Republic Won (“KRW”). The historical financial statements of Global Star have been prepared in accordance with U.S. GAAP and in its presentation and functional currency of the USD. The historical financial statements of K Enter have been prepared in accordance with U.S. GAAP and in its presentation currency of USD. The historical financial statements of K Wave Media Ltd have been prepared in accordance with IFRS and in its presentation currency of USD. The unaudited pro forma condensed combined financial information reflects IFRS, the basis of accounting that will be used by PubCo. Global Star’s and K Enter’s historical financial statements have been converted from U.S. GAAP to IFRS to align with the basis of accounting that will be used by PubCo. See Note 3 – IFRS Conversion and Presentation Alignment.

The historical financial statements of the Six Korean Entities have been translated into and are presented in USD using the following exchange rates:

●	at the period exchange rate as of December 31, 2024 of US$1.00 to KRW$1,477.86 for the balance sheet;

●	the average exchange rate for the year ended December 31, 2024 of US$1.00 to KRW$1,363.438 for the statement of operations for the period ending on that date;

Note 2 — IFRS Conversion and Presentation Alignment

The historical financial information of Global Star has been adjusted to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information. Two adjustments required to convert Global Star’s financial statements from U.S. GAAP to IFRS for purposes of the unaudited pro forma condensed combined financial information were to (i) reclassify Global Star Class A Common Stock subject to redemption to non-current financial liabilities under IFRS 2, as stockholders have the right to require Global Star to redeem the common stock and Global Star has an irrevocable obligation to deliver cash or another financial instrument for such redemption, and (ii) reclassify GLST Warrants from equity (under U.S. GAAP) to non-current financial liabilities under IAS 32 measured at fair value through profit or loss, due to the “cashless” settlement provisions in the warrant agreement.

There were no adjustments required to adjust the historical financial information of K Enter to give effect to the differences between U.S. GAAP and IFRS as issued by the IASB for the purposes of the unaudited pro forma condensed combined financial information.

Further, as part of the preparation of the unaudited pro forma condensed combined financial information, certain reclassifications were made to align Global Star’s historical financial information and K Enter’s historical financial information in accordance with the presentation of Play Company’s historical financial information.

BALANCE SHEET

FOR GLOBAL STAR

AS OF DECEMBER 31, 2024

	Global Star (US GAAP Historical)	IFRS Conversion and Presentation Alignment	Global Star (IFRS Historical)
ASSETS
Cash and cash equivalents	$510,939	$-	$510,939
Other current assets	7,500	-	7,500
Total current assets	518,439	-	518,439

Investments held in Trust Account	4,374,657	-	4,374,657
Total non-current assets	4,374,657	-	4,374,657

Total assets	$4,893,096	$-	$4,893,096

LIABILITIES
Trade and other payables	-	1,726,331	1,726,331
Sponsor working capital loan	1,596,000	-	1,596,000
Promissory note - related party	733,661	-	733,661
Excise tax payable attributable to redemption of common stock	959,070	-	959,070
Current tax liabilities	324,943	-	324,943
Due to Sponsor	15,094	-	15,094
Accrued franchise tax payable	131,798	-	131,798
Accrued expenses	1,726,331	(1,726,331)	-
Total current liabilities	5,486,897	-	5,486,897

Deferred underwriting commissions	3,220,000	-	3,220,000
Warrant liabilities	-	290,947	290,947
Class A common stock subject to possible redemption	-	4,430,398	4,430,398
Total non-current liabilities	3,220,000	4,721,345	7,941,345

Total liabilities	8,706,897	4,721,345	13,428,242

Class A common stock subject to possible redemption	4,430,398	(4,430,398)	-

EQUITY
Global Star preferred stock	-	-	-
Global Star Class A common stock	62	-	62
Global Star Class B common stock	230	-	230
Additional paid-in capital	-	-	-
Retained earnings (Accumulated deficit)	(8,244,491)	(290,947)	(8,535,438)
Total stockholders’ equity	(8,244,199)	(290,947)	(8,535,146)

Total equity and liabilities	$4,893,096	$-	$4,893,096

(1)	IFRS Conversion
(2)	Presentation Alignment

STATEMENT OF OPERATIONS

FOR GLOBAL STAR

FOR THE YEAR ENDED DECEMBER 31, 2024

	Global Star (US GAAP Historical)	IFRS Conversion and Presentation Alignment	Global Star (IFRS Historical)
Administration fee - related party	$(120,000)	-	(120,000)
General and administrative expenses	(1,971,648)	-	(1,971,648)
Total operating expenses	(2,091,648)	-	(2,091,648)

Loss from operations	(2,091,648)	-	(2,091,648)

Other income (expense)
Amortization of deferred finance cost	(58,855)	-	(58,855)
Change in fair value of warrant liability	-	(193,965)	(193,965)
Interest income	18,394	-	18,394
Interest income on marketable securities held in Trust Account	1,722,436	-	1,722,436
Net loss before taxes	(409,673)	(193,965)	(603,638)

Provision for taxes	(358,878)	-	(358,878)

Net loss	$(768,551)	$(193,965)	$(962,516)

Basic and diluted net loss per share, redeemable Class A common stock	$(0.13)		$(0.17)

Basic and diluted net loss per share, non-redeemable Class A and Class B common stock	$(0.13)		$(0.17)

BALANCE SHEET

FOR K ENTER

AS OF DECEMBER 31, 2024

	K Enter (US GAAP Historical)	IFRS Conversion and Presentation Alignment	K Enter (IFRS Historical)
ASSETS
Cash and cash equivalents	333,069	-	333,069
Accounts receivable	6,496	-	6,496
Other receivables	905,827	-	905,827
Deferred transaction costs	2,152,048	-	2,152,048
Prepaid expenses and other current assets	422,239		422,239
Prepaid expenses and other current assets - related party	67,699	-	67,699
Total current assets	3,887,378	-	3,887,378

Investment in equity securities	1,600,000	-	1,600,000
Investment in equity securities - related party	1,178,055	-	1,178,055
Property, plant and equipment, net	24,356	-	24,356
Operating lease right-of-use assets, net	21,048	-	21,048
Operating lease right-of-use assets, net - related party	19,189	-	19,189
Other non-current assets	1,762,368	-	1,762,368
Total non-current assets	4,605,016	-	4,605,016

Total assets	$8,492,394	$-	$8,492,394

LIABILITIES
Trade and other payables	-	4,597,739	4,597,739
Trade and other payables - related party		1,332,603	1,332,603
Accounts payable	836,592	(836,592)	-
Accounts payable - related party	1,332,603	(1,332,603)	-
Accrued expenses and other current liabilities	3,761,147	(3,761,147)	-
Short-term borrowings	564,282		564,282
Short-term borrowings - related party	400,942		400,942
Lease liability, current	20,165	-	20,165
Lease liability, current - related party	19,189	-	19,189
Total current liabilities	6,934,920	-	6,934,920

Convertible note	2,666,833	-	2,666,833
Derivative liabilities	401,374	-	401,374

Total liabilities	10,003,127	-	10,003,127

Equity
Series A-1 convertible preferred stock	-		-
Series A convertible preferred stock	355	-	355
Common stock	1,000	-	1,000
Additional paid-in capital	20,542,076	-	20,542,076
Accumulated deficit	(21,801,180)	(1,647)	(21,802,827)
Accumulated other comprehensive income	(252,984)	1,647	(251,337)
Total stockholders’ equity	(1,510,733)	-	(1,510,733)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,492,394	$-	$8,492,394

(1)	IFRS Conversion
(2)	Presentation Alignment

STATEMENT OF OPERATIONS

FOR K ENTER

FOR THE YEAR ENDED DECEMBER 31, 2024

	K Enter (US GAAP Historical)	IFRS Conversion and Presentation Alignment	K Enter (IFRS Historical)
Revenue	$485,271	-	485,271

Cost of revenue	(483,462)		(483,462)
Gross profit	1,809	-	1,809

Selling, general and administrative expenses	(11,838,397)	-	(11,838,397)

Operating income (loss)	(11,836,588)	-	(11,836,588)

Other income (expense)
Interest income (expense), net	399	-	399
Other income (expense), net	(1,034,045)	-	(1,034,045)
Total other expense	(1,033,646)	-	(1,033,646)

Provision for taxes	-	-	-

Net loss	$(12,870,234)	-	(12,870,234)

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). EFHAC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to transaction accounting adjustments that reflect the accounting for the transaction under IFRS. K Wave Media and Global Star have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of K Wave’s shares outstanding, assuming the Business Combination occurred on January 1, 2024.

Transaction Accounting Adjustments to Unaudited Pro Foma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments to the unaudited pro forma condensed combined balance sheet as of December 31, 2024, are as follows:

A.	Reflects the allocation, on a preliminary basis, of the cost associated with the acquisition of K Enter and the Six Korean Entities other than Play Company as if the acquisition had occurred on December 31, 2024. Play Company was determined to be the accounting acquirer under IFRS 3. The final allocation of the purchase consideration will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed, but in no event later than one year following the completion of the transaction. Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of New K Enter due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The preliminary allocation of the purchase price is as follows:

	K Enter	LAMP	Bidangil	Apeitda	Anseilen	Solaire Partners	Total
Estimated fair value of common stock issued (see below)	$22,551,534	$5,411,687	$3,606,689	$2,705,828	$1,361,030	$2,518,355	$38,155,123
Fair value of Earnout(b)	643,837	-	-	-	-	-	643,837
Contingent consideration payable(e)	2,123,656	-	-	-	-	-	2,123,656
Call option liability(c)	227,570	-	-	-	-	-	227,570
Proportionate share of non-controlling interest(k)	-	3,642,941	3,791,199	2,207,873	1,253,814	237,324	11,133,150
Cash to be paid(d)	23,816,050	-	-	-	-	-	23,816,050
Total consideration	49,362,647	9,054,628	7,397,888	4,913,701	2,614,844	2,755,679	76,099,386
Allocated to:
Cash	$333,069	$584,580	$980,123	$233,132	$244,430	$240	$2,375,574
Accounts receivable - trade	6,496	61,262	428	12,484	-	35,727	116,397
Value added tax receivable	-	-	-	-	37,097	-	37,097
Short-term financial instruments	-	-	-	-	-	-	-
Short-term investment securities	-	-	583,863	-	-	-	583,863
Other receivables, contract assets and current assets	905,827	1,347,112	571,528	1,542	29	1,789,458	4,615,496
Short-term loans, net	-	-	91,348	-	-	-	91,348
Prepaid expenses and other	489,938	-	-	-	-	-	489,938
Property, plant and equipment, net	24,356	107,952	83,762	149,434	497	21,130	387,131
Long-term loans, net	-	88,003	-	-	-	-	88,003
Convertible debt security	-	-	-	-	-	-	-
Deferred transaction costs	2,152,048	-	-	-	-	-	2,152,048
Long-term investment securities	-	541,323	-	48,679	-	482,262	1,072,264
Investments in associates and joint ventures	-	-	-	-	-	56,163	56,163
Investment in equity securities	1,600,000	-	-	-	-	-	1,600,000
Investment in equity securities - related parties	1,178,055	-	-	-	-	-	1,178,055
Operating lease right-of-use assets, net	21,048	-	-	-	-	-	21,048
Operating lease right-of-use assets, related party	19,189	-	-	-	-	-	19,189
Other non-current assets	1,762,368	987,924	409,294	292,198	396,519	203	3,848,506
Long-term accounts receivable - other, net	-	31,058	-	-	-	-	31,058
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(4,597,739)	(1,619,362)	(616,832)	(12,933)	(11,992)	(1,219,139)	(8,077,997)
Accounts payable - related party	(1,332,603)	-	-	-	-	-	(1,332,603)
Current portion of long-term borrowings	-	-	-	-	-	-	-
Lease liability, current	(20,165)	(54,244)	(52,730)	-	-	(41,239)	(168,378)
Short term borrowings	(564,282)	(978,072)	-	-	-	(140,295)	(1,682,649)
Short-term borrowings - related party	(400,942)	-	-	-	-	-	(400,942)
Other current financial liabilities	-	-	-	-	-	(65,000)	(65,000)
Other current non-financial liabilities	-	(36,063)	(5,017)	(79,747)	(41,424)	(16,170)	(178,421)
Current tax liability	-	(10,093)	(55,156)	(3,384)	-	(131,201)	(199,834)
Financial guarantee liability	-	(1,741)	-	-	-	-	(1,741)
Lease liability - related party	(19,189)	-	-	-	-	-	(19,189)
Other non-current liabilities, contract liabilities, and provisions	-	(612,321)	-	-	(1,014,981)	(8,909)	(1,636,211)
Other non-current financial liabilities	-	-	-	-	-	-	-
Long-term borrowings	-	-	-	-	-	-	-
Defined benefit liabilities	-	(172,551)	-	(82,227)	(4,825)	(103,101)	(362,704)
Convertible note	(2,666,833)	-	-	-	-	-	(2,666,833)
Derivative liabilities	(401,374)	-	-	-	-	-	(401,374)
Defined severance benefits non-current	-	-	-	-	-	-	-
Lease liability, non-current	-	(44,309)	(30,721)	-	-	-	(75,030)
Long-term lease liability, related party	-	-	-	-	-	-	-
Deferred tax liability(j)	-	(1,906,133)	(1,526,479)	(1,042,803)	(780,369)	(1,079,704)	(6,335,488)
Net assets acquired (liabilities assumed)	(1,510,733)	(1,685,675)	433,411	(483,625)	(1,175,019)	(419,575)	(4,841,216)
Excess of purchase price over net tangible assets acquired, aggregate fair value purchase consideration, non-controlling interest, and net liabilities assumed before allocation to identifiable intangible assets and goodwill	$50,873,380	$10,740,303	$6,964,477	$5,397,326	$3,789,863	$3,175,254	$80,940,602

Management made an initial determination that approximately $30.3 million of the excess of the purchase price over the net assets acquired (liabilities assumed), non-controlling interest, and aggregate fair value purchase consideration should be allocated to identifiable intangible assets. The unidentified excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill.

(a)	The Six Korean Entities were issued an aggregate of 14,675,034 shares of K Wave Media ordinary shares, par value $0.0001, at a value of $2.60 per share. The price per share was calculated as follows:

Total shares of K Wave Media issued to the Six Korean Entities	14,675,034
Estimated per share value of consideration issued to effect the acquisition	$2.60
Value per share of K Wave Media ordinary shares	$38,155,123

(b)	The Earnout was determined to be part of the business combination (i.e., consideration) and therefore in accordance with IFRS 3, such contingent consideration will be measured at fair value at the acquisition date and included within the calculation of goodwill. The liability-classified arrangement is recorded at fair value at initial recognition; measurement is updated at each reporting date, with changes recognized in the income statement each reporting period until the arrangement is settled or derecognized. The terms of the Earnout state that depending on the achievement by Play Company of the annual average net profit for Fiscal Years 2023 to 2025, New K Enter shall make additional payments to the Seller as follows: (1) if the average net profit for the said years is less than 75% (KRW 12.105 billion) of the target amount separately agreed between the Parties (KRW 16.14 billion) or exceeds 125% of the said target amount (KRW 20.175 billion), New K Enter shall pay to the Seller in cash (KRW) on January 31, 2027 and January 31, 2028 (the “Payment Date”, respectively) an amount calculated by multiplying the achieved percentage based on the annual average net profit for Fiscal Years 2023 to 2025 by KRW 9.05 billion and (ii) if the average net profit for the said years is no less than 75% of the target amount (KRW 12.105 billion) and no greater than 125% of the target amount (KRW 20.175 billion) New K Enter shall pay KRW 9.05 billion to the Seller on each Payment Date. Each payment above shall be deemed as an adjustment to the Purchase Price. The Earnout was valued with a Monte Carlo Model simulation. The fair value was the discounted cash flow from the date of payment. The net profit was assumed to grow at a specified industry growth rate and fluctuate with the projected earnings volatility. The projected earnings volatility was based upon guideline public companies.

(c)	In accordance with IAS 32 and IFRS 9, the call option liability is representative of a financial liability to potentially issue equity shares and/or transfer assets of the combined entity; therefore, the call option liability will be measured at fair value at the acquisition date and included within the calculation of goodwill. The liability-classified arrangement is recorded at fair value at initial recognition; measurement is updated at each reporting date, with changes recognized in the income statement each reporting period until the arrangement is settled or derecognized. The fair value pricing of the call option liability was determined by applying the binomial option pricing model.

(d)	Pursuant to the Play Company equity purchase agreement, an aggregate of KRW 36,233,103,400 (or approximately USD $24,716,377) will be paid as follows:

Payment Date	Purchase Price (KRW)	Purchase Price (USD)	Present Value (USD)
Within 3 months from the listing date	18,133,103,400	12,269,838	12,057,680
January 31, 2025	9,050,000,000	6,123,719	6,087,039
January 31, 2026	9,050,000,000	6,123,719	5,671,331
Total	36,233,103,400	24,517,276	23,816,050

(e)	An additional payment in cash may be owed to the owner of Play Company if the shares of PubCo that the shares of New K Enter’s common stock convert to at closing of the Acquisition Merger are sold during the three-month period (the “Sale Period”) following the six-month lock-up period of the newly issued shares of PubCo at a per share price less than the per share value at closing of the Acquisition Merger for the shortfall in share price. The amount to be paid will be reduced by (i) any realized gains from the sale of additional shares of PubCo by the owner of Play Company between the end of the Sale Period and December 31, 2026, and (ii) the unrealized gain as of December 31, 2026 for the shares that remain held by the owner of Play Company (calculated as the number of remaining shares of PubCo times the difference of (i) the average closing price of PubCo from December 1, 2026 to December 31, 2026 and (ii) the per-share value of PubCo at the closing of the Acquisition Merger). The contingent consideration liability is recorded at fair value determined using a Black Scholes model that values the put option related to the Shortfall payment obligation as detailed in the Shares Purchase Agreement.

(f)	Trademarks were valued based on a Relief of Royalty Method (“RRM”) with a 5-year life. RRM determines the value of an intangible asset by calculating how much a company would save in hypothetical royalty payments if it we to own the asset rather than licensing it from a third party.

(g)	IP/Technology was valued based on a Multi-Period Excess Earnings Method (“MPEE”) for LAMP, Bidangil, Apeitda, and Anseilen. The expected life was 10 years. MPEE is a financial valuation model that estimates revenues and cash flows derived from the intangible asset and then deducts portions of the cash flow that can be attributed to supporting assets, such as a brand name or fixed assets, that contributed to the generation of the cash flows. IP/Technology was valued based on RRM for Solaire Partners. The expected life was 5 years.

(h)	Customer relationships/bases were valued using MPEE. The expected life for LAMP was 8 years, the expected life for Bidangil was 8 years, the expected life for Apeitda was 8 years, and the expected life for Solaire Partners was 8.4 years.

(i)	Non-competes were valued using a With and Without Method (“WWM”) with a 5-year term for Bidangil, Apeitda, Anseilen, and Solaire Partners and a 4 year term for LAMP. WWM calculates the difference between two discounted cash flow models: one that represents the status quo for the business enterprise with the asset in place, and another without it.

(j)	The table below presents the calculation of the deferred tax liability on the intangible assets recorded in Entry (A) in the unaudited pro forma balance sheet of New K Enter using a tax rate of 20.9%:

	K Enter	LAMP	Bidangil	Apeitda	Anseilen	Solaire Partners	Total
Trademark(f)	$-	$718,789	$1,161,370	$1,086,872	$-	$1,058,323	$4,025,354
Intellectual property(g)	-	4,368,088	3,443,501	2,350,644	3,693,016	1,705,104	15,560,353
Customer relationships(h)	-	4,018,319	2,661,564	1,535,634	-	2,337,047	10,552,564
Non-competes(i)	-	15,052	37,294	16,338	40,807	65,578	175,069
Goodwill	50,873,380	1,620,054	(339,252)	407,838	56,040	(1,990,797)	50,627,263

Total	$50,873,380	$10,740,302	$6,964,477	$5,397,326	$3,789,863	$3,175,255	$80,940,603

*	The goodwill for K Enter is supported by the following qualitative factor:

●	Synergic growth between (a) content production and investment businesses, in which K Enter secures IP rights of its films and TV series for additional distribution and advertisement revenues and (b) content production and merchandising businesses, in which K Enter produces goods and merchandises for its films and TV series for additional merchandising revenues.

This is further supported by the following qualitative factors:

●	Organic growth of the content production business, assuming an increase in the production of films and TV series collectively by the four studios (Anseilen, Apeitda, Bidangil and Lamp) and K Enter’s internal production team;

●	Organic growth of the content merchandising business, assuming an increase in the IP rights coverage for merchandising by Play Company, reflecting Play Company’s recent contract with SM Entertainment;

●	Organic growth of the content investment business, assuming a serial launching of new content investment funds by Solaire Partners.

(k)	As part of the acquisition, the sellers of the Six Korean entities other than Play maintained their respective non-controlling interests. The following table presents the proportionate share of the non-controlling interest recorded to goodwill for each company calculated on the intangible assets identified and the net assets acquired (liabilities assumed), net of the deferred tax liability:

Company	Net Assets Acquired (Liabilities Assumed) (USD)	Intangible Assets Identified (USD)	Deferred Tax Liability (USD)	Subtotal	Non-Controlling Interest %	Total Non-Controlling Interest Recorded to Goodwill (USD)
LAMP	$220,458	$9,120,248	$(1,906,132)	$7,434,574	49.00%	$3,642,941
Bidangil	1,959,890	7,303,729	(1,526,479)	7,737,140	49.00%	3,791,199
Apeitda	559,178	4,989,488	(1,042,803)	4,505,863	49.00%	2,207,873
Anseilen	(394,650)	3,733,823	(780,369)	2,558,804	49.00%	1,253,814
Solaire Partners	660,129	5,166,052	(1,079,705)	4,746,476	5.00%	237,324
	$3,005,005	$30,313,340	$(6,335,488)	$26,982,857		$11,133,150

B.	Reflects the liquidation and reclassification of $0.5 million of funds held in the Trust Account to cash that becomes available following the Business Combination.

C.	Reflects the settlement of deferred underwriting fees payable of $3.0 million upon the closing of the Business Combination with a payment of $0.5 million, the issuance of a promissory note of $2.0 million and the issuance of 50,000 of PubCo shares at $10 per share.

D.	Reflects the payment of Global Star transaction costs of approximately $1.2 million and the accrual of $0.6 million of business combination-related fees to be paid post-closing of the Business Combination. The costs for Global Star are accounted for as a reduction in the combined cash account with a corresponding reduction in accumulated deficit.

Reflects the payment of K Enter transaction costs of $1.2 million and to accrue $0.7 of business combination-related fees to be paid post-closing of the Business Combination. $15.8 million is reflected as an adjustment to accumulated deficit and $16.5 million is included as an adjustment to additional paid-in capital. The adjustment to accumulated losses includes $15.6 million related to success fees, with a corresponding increase to trade and other payables as 30% of the success fee is due three months after K Wave is listed and traded publicly and 70% of the success fee is due twelve months after K Wave is listed and traded publicly. These transaction costs are non-recurring. $8.5 million of the K Enter transaction costs are being paid in shares of K Enter common stock. The 4,997 shares of K Enter common stock were converted to 2,170,125 shares of Pubco, par value of $0.0001 per share at a value of $2.60 per share. A net amount of $6.7 million was recorded to accumulated deficit for the difference between the value of the shares issued and the value of the debt transferred.

The Global Star transaction costs exclude the deferred underwriting commissions included (C) above.

E.	Represents the exchange of outstanding New K Enter shares into 56,829,875 PubCo Ordinary Shares at par value of $0.0001 per share. These shares plus the 2,170,125 shares presented as being issued to satisfy K Enter transaction expenses, as described in (D) above, total the 59,000,000 New K Enter shares to be issued at the consummation of the Business Combination.

F.	Represents the elimination of Global Star’s historical accumulated losses after recording the transaction costs to be incurred by Global Star as described in (D) above, the remeasurement common stock subject to redemption in (G) below, the interest earned in the Trust as described in (J) below and the stock-based compensation as described in (O) below.

G.	Reflects the remeasurement and reclassification of 40,043 shares of Global Star common stock subject to redemption to permanent equity.

H.	Represents the expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by PubCo and the fair value of Global Star’s identifiable net assets at the date of the Business Combination, resulting in a $19.2 million increase to accumulated deficit. The estimated fair value of shares issued was $2.60 per share as of May 14, 2025.

	Shares	Dollars
Global Star shareholders
Public shareholders(1)	960,043
Sponsor and other shareholders(2)	3,126,247
Deemed costs of shares to be issued to Global Star shareholders		$10,624,354
Net assets of Global Star as of December 31, 2024		(3,813,801)
Less: Global Star Transaction Costs		(566,902)
Less: Global Star Warrant liabilities		(290,947)
Less: Effect of March redemptions and interest withdrawal		(3,948,794)
Less: Effect of maximum redemption of shares		-
Adjusted net assets (liabilities) of Global Star as of December 31, 2024		(8,620,444)
Difference – being IFRS 2 charge for listing services		$19,244,798

(1)	Includes 9,200,000 Public Rights automatically converted into 920,000 shares of common stock upon consummation of the Business Combination.
(2)	Includes 498,225 Private Rights automatically converted into 49,822 shares of common stock upon consummation of the Business Combination and includes 150,000 Convertible Note Rights automatically converted into 15,000 shares of common stock upon consummation of the Business Combination.

I.	Reflects the conversion of Global Star Class B Common Stock into Class A Common Stock on a one-for-one basis upon consummation of the Business Combination.

J.	Reflects the net effect of interest earned in and interest withdrawn from the Trust Account subsequent to December 31, 2024.

K.	Reflects the conversion of 9,698,225 GLST Rights into 969,823 ordinary shares upon the closing of the Business Combination.

L.	Reflects the conversion of $1.5 million of the July 31, 2023, Global Star Working Capital Loan into 150,000 GLST Units at a price of $10.00 per unit upon consummation of the Business Combination. Each unit consists of one share of GLST Class A Common Stock, one GLST Warrant, and one GLST Right. Also reflects the conversion of 150,000 GLST Rights into 15,000 shares of GLST Class A Common Stock upon the closing of the Business Combination. The warrants were recorded as non-current financial liabilities under IAS 32. Reflects the conversion of $100,000 of the Global Star July 31, 2023, Working Capital Loan and $982,000 of the Global Star April 15, 2024, promissory note into shares of Global Star Class B common stock at a price of $10.00 per share upon the consummation of the business combination.

M.	Reflects the conversion of GLST Class A Common Stock into PubCo ordinary shares upon consummation of the Business Combination.

N.	Reflects the extension payments made to the Trust Account subsequent to December 31, 2024.

O.	Reflects the recognition of stock-based compensation related to the sale of Founders Shares to Global Star’s directors and strategic advisors upon consummation of the Business Combination.

P.	Reflects the conversion of 35,484 shares of K Enter Series A preferred stock to New K Enter common stock, par value $0.01, and the conversion of 5,314 shares of K Enter Series A-1 preferred stock to New K Enter common stock, par value $0.01, at a conversion ratio of 1:1 at the consummation of the business combination.

Q.	Reflects the elimination upon consolidation of the intercompany balances for advances paid by K Enter to Anseilen for content development.

R.	Reflects the elimination upon consolidation of legal fees paid by Solaire Partners on behalf of K Enter and the sublease agreement between K Enter and Solaire Partners.

S.	Reflects the elimination of the Investment in Play Company related to the 1,000 shares of Play Company owned by Solaire Partners.

T.	Reflects the adjustment to Global Star historical balance sheet to reverse the consolidation of its wholly-owned subsidiary, K Wave Media, Ltd.

U.	Reflects the intercompany elimination upon consolidation of the intercompany accounts of Global Star and K Wave Media Ltd.

V.	Reflects the proceeds of $0.8 million from the convertible senior unsecured debt and the bifurcation of the conversion option at a fair value of $0.09 million. Reflects the conversion of $1.5 million of the convertible notes for 379,631 shares.

W.	Reflects the intercompany elimination upon consolidation of the short-term borrowing from Bidangil to K Enter.

X.	Reflects the redemption of 340,832 shares of Global Star Class A common stock at approximately $11.55 per share for $3.9 million and the withdrawal of $0.01 million of interest income from the Trust to pay certain tax obligations.

Y.	Reflects the intercompany elimination upon consolidation of the short-term borrowing from Bidangil to K Enter.

Z.	Reflects the proceeds received under the PIPE agreement of $4.0 million and the reclassification of $0.5 million of funding from short-term borrowings to convertible senior unsecured notes and the conversion of the notes in 883,802 shares of stock.

ZA.	Reflects the proceeds received under the securities purchase agreement of Senior Secured Convertible Notes of $15.8 million in the aggregate and the purchase of $9.8 million of Bitcoin.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statement of operations for year ended December 31, 2024 are as follows:

AA.	Reflects the elimination of interest income generated from the investments held in the Trust Account.

BB.	Reflects the elimination of administrative service fees that will cease to be paid upon the closing of the Business Combination.

CC.	Represents the preliminary estimated expense recognized, in accordance with IFRS 2, for the excess of the deemed costs of the shares issued by PubCo over the fair value of Global Star’s identifiable net assets at the date of the Business Combination, as described in (H) above. This cost is a non-recurring item.

DD.	Reflects the income tax impacts of the pre-tax transaction adjustments.

EE.	Reflects the recognition of stock-based compensation related to the sale of Founders Shares to Global Star’s directors and strategic advisors at the consummation of the Business Combination.

FF.	Reflects the expenses incurred by New K Enter for transaction costs related to accounting, advisory and valuation services.

GG.	Reflects the recognition of net loss attributable to non-controlling interests in the Six Korean Entities other than Play Company.

HH.	Reflects the amortization of Intellectual Property, Trademarks, Non-competes and Customer Relationships intangible assets recognized on New K Enter.

	K Enter	Lamp	Bidangil	Apeitda	Anseilen	Solaire Partners	Total
Intellectual Property (USD)	$-	$4,368,088	$3,443,501	$2,350,644	$3,693,016	$1,705,104	$15,560,353
Useful Life		$10	$10	$10	$10	$5
Customer Relationships (USD)	$-	$4,018,319	$2,661,564	$1,535,634	$-	$2,337,047	$10,552,564
Useful Life		8	8	8	-	8.4
Trademarks (USD)	$-	$718,789	$1,161,370	$1,086,872	$-	$1,058,323	$4,025,354
Useful Life		5	5	5	-	5
Non-competes (USD)	$-	$15,052	$37,294	$16,338	$40,807	$65,578	$175,069
Useful Life		4	5	5	5	5
Annual Amortization	$-	$1,086,619	$916,778	$647,661	$377,463	$844,021	$3,872,542
6 months Amortization	$-	$543,310	$458,390	$323,830	$188,732	$422,010	$1,936,272

II.	Reflects the elimination upon consolidation of the sublease agreement between K Enter.

JJ.	Reflects the elimination upon consolidation of the intercompany balances related to the consulting transaction between K Enter and Solaire Partners.

KK.	Reflects the amortization of the debt discount of $0.1 million, and the interest expense recognized on the conversion of the convertible notes of $0.4 million.

LL.	Reflects the expense recognized for the K Enter shares issued for the satisfaction of transaction expenses as described in (D) above.

NN.	Reflects the intercompany elimination upon consolidation of the short-term borrowing from Bidangil to K Enter.

OO.	Reflects the amortization of the deferred finance cost on the Global Star promissory note.

PP.	Reflects the amortization of the debt issuance costs of $2.0 million amortized over a 34-month period.

Note 3 — Net Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions of Public Shares by Global star’s Public Shareholders for the year ended December 31, 2024:

Year Ended December 31, 2024
Pro forma net loss	$(53,370,861)
Weighted average shares outstanding of ordinary shares – basic and diluted	63,246,290
Net loss per share – basic and diluted	$(0.84)
Excluded securities:(1)
Public Warrants	9,200,000
Private Warrants	498,225
Convertible Note Warrants	150,000
Shares underlying convertible senior secured notes	450,000

(1)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF K Wave media ltd.

References to the “K Wave Media” refers to K Wave Media Ltd. The following discussion and analysis of K Wave Media Ltd.’s financial condition and results of operations should be read in conjunction with (in each case, included elsewhere herein) K Wave Media Ltd.’s audited financial statements as of December 31, 2024 and December 31, 2023 and for the period ended December 31, 2024 and the period from June 22, 2023 (inception) to December 31, 2023 (and related notes). Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Business Overview

K Wave Media Ltd. (“the Company”), was a wholly-owned subsidiary of Global Star Acquisition Inc. (“Global Star”), and was incorporated on June 22, 2023 and the Company’s registered office is at c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands. The Company was formed for the purpose of becoming the ultimate parent company following the transactions contemplated in the Merger Agreement. The Company maintained one direct wholly owned subsidiary, GLST Merger Sub Inc. (“Merger Sub”), a Delaware corporation. Merger Sub was incorporated to facilitate the consummation of the Business Combination Agreement. As of December 31, 2024, Merger Sub had no operations. As of the date of the prospectus, Merger Sub has been merged with and into K Enter in connection with the Business Combination. The Company and Merger Sub are together referred to as the “Group”.

Global Star entered into a merger agreement, dated as of June 15, 2023, and as amended on March 11, 2024, June 28, 2024, and July 25, 2024 (as it may be amended from time to time, the “Merger Agreement”), which provided for a Business Combination between Global Star and K Enter Holdings, Inc., a Delaware corporation (“K Enter”). Pursuant to the Merger Agreement, the Business Combination was effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the stockholders of Global Star, Global Star reincorporated to Cayman Islands by merging with and into the Company, with the Company remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) one (1) business day following the Reincorporation Merger, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of the Group.

As of December 31, 2024, the Company issued 5,000,000 shares of the Company’s ordinary shares. Pursuant to the Merger Agreement, the Company cancelled all the outstanding 5,000,000 shares of the Company’s ordinary shares as of the effective date of the Business Combination. Also, the Company issued a total of 59,000,000 ordinary shares of the Company at a price of $10 per share as consideration for a total of 189,013 shares of K Enter. This consisted of 101,202 shares of outstanding K Enter’s common stock, 47,013 shares of K Enter Ordinary Shares to be issued to the owners of the Six Korean Entities pursuant to the equity purchase agreement based on an estimated 312.1:1 conversion ratio calculated with a foreign exchange rate of KRW 1,470.00/USD $1.00, and 40,798 K Wave Ordinary Shares to be issued to the holders of K Enter’s Series A Preferred Stock and Series A-1 Preferred Stock based on the conversion of the of K Enter Series A Preferred Stock and Series A-1 Preferred Stock. The total ordinary shares of the Company to be issued to the stockholders of K Enter is 59,000,000 ordinary shares post closing of the Business Combination.

After the transactions contemplated by the Merger Agreement were consummated, the Group became the surviving publicly-traded entity.

Standby Equity Purchase Agreement

On June 3, 2025, we entered into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC (“Bitcoin Strategic”), providing for the sale by K Wave of up to $500 million of Ordinary Shares.

Proceeds from the Bitcoin Strategic facility will be used to support our Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, the Company plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards.

Securities Purchase Agreement

On July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”), pursuant to which we (i) issued and sold Senior Secured Convertible Notes on July 11, 2025 to the Selling Shareholders in the aggregate principal amount of $15,789,473.68 and warrants to purchase up to $15,789,478.29 of our Ordinary Shares and (ii) may issue and sell to the Selling Shareholders up to $485 million in Senior Secured Convertible Notes and Warrants to Purchase up to $510,526,316 of Ordinary Shares. Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of these notes and warrants exclusively for the purchase of Bitcoin (BTC), thus further supporting K Wave’s Bitcoin-centric digital asset treasury strategy.

Results of operations

Present below is a summary of K Wave Media’s operating results as follows:

Comparison of the year ended December 31, 2024 and the Period from June 22, 2023 (inception) to December 31, 2023

	For the year ended December 31, 2024	For the period from June 22, 2023 (inception) through December 31, 2023
Statement of Profit or Loss:
Operating expenses	$-	$(11,431)
General and Administrative	-	(11,431)
Loss From Operations	-	(11,431)
Other income	-	-
Net loss	$-	$(11,431)

K Wave Media’s all expenses decreased for the year ended December 31, 2024 as compared to the period from June 22, 2023 (inception) to December 31, 2023, by $11,431 or 100%. For the period from June 22, 2023 (inception) to December 31, 2023, K Wave Media’s all expenses have been related to initial start-up costs incurred with setting up a legal entity. As of December 31, 2024, the Company had no operation and the Company expects to incur the operating expenses after becoming the ultimate parent company following the transactions contemplated in the Merger Agreement.

Liquidity and capital resources

As of December 31, 2024, we had no cash or cash equivalents.

From inception to December 31, 2024, we did not have any operating, investing, or financing cash flows.

Contractual obligations and commitments

As of December 31, 2024, we have no contractual obligations and commitments outside of our related party transaction with K Wave Media.

Off-balance sheet arrangements

As of December 31, 2024, we do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

We prepare our Financial Statements in accordance with the IFRS issued by the International Accounting Standards Board (“IASB”). Refer to “Note 3 - Material accounting policies” in the accompanying Financial Statements for discussion of the accounting policies applied by us. From inception to December 31, 2024, we did not have operating activities or become party to transactions requiring the application of significant, difficult, subjective, or complex accounting judgements.

Quantitative and qualitative disclosures about market risk

As of December 31, 2024, we had no material exposure to market risk.

Novel Treasury Strategy

We have adopted a digital asset treasury strategy centered on holding Bitcoin as a reserve asset. While we believe this strategy may enhance our financial flexibility and long-term value preservation, it also exposes us to numerous risks. Bitcoin and other digital assets are highly volatile and have experienced extreme fluctuations in value. The market price of Bitcoin may decline for a variety of reasons, including changes in investor sentiment, technological developments, regulatory developments, macroeconomic factors, and other events. Significant volatility could have a material adverse effect on the value of our Bitcoin holdings and, as a result, our financial condition.

Moreover, Bitcoin is not legal tender in any jurisdiction, and regulatory frameworks governing digital assets remain uncertain and subject to rapid change. Governmental authorities may restrict or prohibit the use or possession of Bitcoin or impose new taxes or regulations that could adversely affect our ability to hold, transfer, or use Bitcoin. There are also substantial risks related to cybersecurity and the safekeeping of digital assets. Any failure to safeguard our private keys or digital wallets, including through a third-party custodian, could result in the loss of all or a portion of our Bitcoin holdings. Additionally, Bitcoin is relatively illiquid compared to traditional fiat currencies. If we are unable to liquidate our holdings at favorable prices or within a desired timeframe, our liquidity and ability to meet capital needs or operational expenses could be negatively impacted.

Given the novelty and evolving nature of Bitcoin, we may be unable to accurately assess or manage the risks associated with our treasury strategy, which could lead to material adverse effects on our business, financial performance, and investor confidence.

Underlying our bitcoin treasury strategy is our view that bitcoin represents a good reserve asset that in long run will support the objective of long-term value preservation. As such, we do not intend to monetize the bitcoin held in treasury nor do we plan to hedge our bitcoin exposure. Our approach to treasury management is governed by the principle of maintaining sufficient liquidity in cash and cash equivalents to fund working capital requirements and near-term M&A activities. Excess capital would be allocated to long-term reserve assets such as bitcoin. The Company is in the process of formalizing these principles into a comprehensive treasury management policy. As of September 19, 2025, K Wave’s bitcoin holdings represented approximately 80% of K Wave’s treasury assets, and the value of these bitcoin holdings was approximately $10.33 million.

We expect that, over time, all our operating companies will become self-sustaining and generate sufficient earnings to support their business activities. Once our working capital needs and near-term M&A funding activities have been secured, any remaining funds can be allocated to bitcoins. In addition, the Company intends to provide regular disclosures regarding its Bitcoin holdings, including the number of Bitcoin held, aggregate purchase price, and fair market value at each reporting period, to ensure transparency for investors.

Subsequent Event

In January 2025, K Wave Media entered into agreements with five investors issuing a Convertible Senior Unsecured Note (PIPE), which is entitled to convert to common shares of K Wave Media immediately after the completion of the business combination. The agreement includes various conditions, including the issuance of free trading bonus shares by K Wave Media and 3-year maturity with 3% annual coupon rate. The total amount of principal is $4.41 million and was paid upon the completion of business combination, with $0.5 million of the total principal being paid to K Enter Holdings Inc as a working capital loan.

Standby Equity Purchase Agreement

On June 3, 2025, we entered into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC (“Bitcoin Strategic”), providing for the sale by K Wave of up to $500 million of Ordinary Shares.

Proceeds from the Bitcoin Strategic facility will be used to support the our Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, the Company plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards.

Copies of the press release and the securities purchase agreement are attached as Exhibits 99.1 and 99.2 to the current report on Form 6-K filed with the SEC on June 4, 2025.

Securities Purchase Agreement

On July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”), pursuant to which we (i) issued and sold Senior Secured Convertible Notes on July 11, 2025 to the Selling Shareholders in the aggregate principal amount of $15,789,473.68 and warrants to purchase up to $15,789,478.29 of our Ordinary Shares and (ii) may issue and sell to the Selling Shareholders up to $485 million in Senior Secured Convertible Notes and Warrants to Purchase up to $510,526,316 of Ordinary Shares. Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of these notes and warrants exclusively for the purchase of Bitcoin (BTC), thus further supporting K Wave’s Bitcoin-centric digital asset treasury strategy.

The SPA is attached as Exhibit 99.2 to the Report on 6-K filed by the Company with the SEC on July 30, 2025.

Bitcoin and The Bitcoin Network

Crypto assets and blockchains have revolutionized both our financial and information systems. In 2009, the Bitcoin network launched the first crypto asset, bitcoin, a form of digital money. In doing so, it invented a new way to represent virtually any asset cryptographically, from in-game tokens and creative artwork, to sovereign currencies and traditional stocks and bonds. Blockchain networks operate with speed, functionality, and transparency that offer a step change over traditional systems and unlock entirely new global digital economies. The bitcoin network was the first to solve the “double-spend problem,” which had plagued previous attempts at decentralized digital currency, through the use of a “blockchain,” a publicly auditable ledger containing the network’s entire transaction history and the current ownership state of all bitcoin, the network’s native currency unit. Approximately every 10 minutes, a new “block” of transactions is added to the “chain” of existing blocks through a process commonly referred to as “mining,” whereby network participants use computational power to solve for a number meeting specific cryptographic requirements, a mechanism known as “Proof of Work” (akin to a global recurring lottery wherein participants’ frequency of winning corresponds to the number of “guesses” they submit). When a “miner” finds the right number, they earn the ability to append the next block of transactions to the chain, earning a fixed amount of newly created bitcoin (the “block subsidy”) and a variable amount of transaction fees in the process. All proposed new blocks must adhere to bitcoin’s protocol rules, which are validated by a consensus of network “nodes” operated by tens of thousands of bitcoin users worldwide. Anyone with an internet connection can run a node and/or mine bitcoin without permission from any central authority, promoting network resilience, resistance to transaction censorship, and consistent enforcement of bitcoin’s protocol rules.

A key stipulation in bitcoin’s protocol rules is the network’s hard supply cap of 21 million total bitcoin, which will be issued gradually until around the year 2140 via the block subsidy mechanism. The network enforces this schedule both by periodically adjusting the difficulty of solving for the next block to maintain target block intervals of 10 minutes (the “difficulty adjustment”) and by cutting the block subsidy in half every 210,000 blocks, or approximately every four years (the “halving”). Units of the bitcoin network’s native currency are held in “public addresses” visible on the blockchain and are protected by the same robust public key cryptography used in the world’s most secure databases. Having access to the “private key” for a public address gives a user the ability to unilaterally spend any bitcoin associated with that address. This introduces the need for robust security practices when handling bitcoin private keys, but also makes a bitcoin token a bearer asset, meaning that unlike equity, debt, or traditional fiat currencies, it is not the liability of any counterparty and can be used without third-party authorization. Bitcoin’s combination of a fixed supply and bearer asset characteristics has led many observers to label it “digital gold,” though unlike gold bitcoin also offers near-instant global settlement, easy verifiability, and low-cost storage options. These attributes, in conjunction with bitcoin’s growing network effect and its history of successful protocol rule enforcement, have led to significant global adoption and a peak market capitalization of more than $2 trillion.

Since Bitcoin’s launch in 2009, monthly active crypto addresses have grown exponentially to over 220 million in 2024, a growth trajectory similar to the early adoption of the internet.

Crypto market capitalization was over $3.0 trillion as of December 31, 2024, according to CoinGecko. This global decentralized infrastructure scales and supports a diverse range of use cases today, including:

●	Globally connected, digitally-native financial networks. Blockchain networks enable user-controlled ownership of digital assets and access to a 24/7 real-time settlement layer. Blockchain networks are capable of operating without relying on traditional financial intermediaries and are globally accessible to anyone with an internet connection.

●	Digital markets for any asset. Tokenization holds the potential to enable almost any asset-such as currencies, commodities, financial or capital assets, or even one-of-one digital collectibles-to be represented onchain and integrated with a globally interoperable infrastructure. Tokenization makes these assets transferable, tradable, or storable in a secure and transparent ecosystem.

●	Borderless payments. Tokenized fiat currencies such as stablecoins offer near-instant, low-cost global transfers of fiat value. By bypassing traditional intermediaries and payment systems, tokenized fiat currencies can cut fees and latency, creating an always-on cross-border payment system.

●	Interoperable financial applications and markets. Smart contracts built on blockchain networks unlock programmable financial applications and markets (DeFi) that can be open source, auditable, and natively compatible with other applications built on the network. These smart contract protocols include decentralized asset exchanges, derivative markets, prediction markets, foreign exchange (FX) markets, secured lending and borrowing, automated market making, and more.

●	Networks and applications that are community owned and governed. Blockchain networks can be governed by a broad community of stakeholders instead of a single authority. This collective ownership can foster innovative governance frameworks, where users directly influence the evolution and direction of these networks and applications.

●	Decentralized Physical Infrastructure Networks (DePin). DePin platforms use tokenized incentives and distributed governance to coordinate the deployment, operation, and maintenance of real-world infrastructure-ranging from decentralized broadband to energy grids and computer networks.

●	AI-based value exchange. Autonomous AI agents can leverage crypto rails to initiate, verify, and settle value transactions without human intervention. This frictionless, always-on infrastructure can enable AI-based micro-transactions and unlock new agent-to-agent value exchange.

We believe the industry today is positioned for significant growth and widespread, transformative adoption globally. This is driven by several factors, including continued regulatory milestones, such as the approval of the first spot Bitcoin exchange-traded funds (ETFs) in 2024; the rapid adoption of key applications, such as stablecoins and self-custodial crypto wallets; and the continued integration of crypto rails within traditional financial markets infrastructure.

Bitcoin Lightning Network:

The Bitcoin Lightning Network is a layer-2 solution designed to enable faster and cheaper transactions on the Bitcoin blockchain by allowing off-chain transactions through payment channels.

We currently do not yet have any concrete plans to operate bitcoin lightening network nodes and will discuss with Galaxy Digital for the best practice available to K Wave.

K Wave’s Bitcoin Treasury Strategy

In addition to its core operating business, K Wave has adopted a bitcoin treasury strategy that aligns its corporate goals with the products it offers to its customers.

K Wave does not consider bitcoin as a source for working capital, but rather a strategic reserve asset that, in the long run, will provide long-term value preservation. In addition, bitcoin and its underlying blockchain technology can enable K Wave to invest in content creation and, ultimately, serve as a foundation for new ways to monetize the content K Wave develops and will help it achieve the goal of becoming a tech and IP-based diversified entertainment company. Specifically, K Wave views its digital asset treasury strategy as complementary to its entertainment operations. For example, K Wave is exploring ways in which blockchain-based tools may be used in ticketing, fan engagement, and merchandising for K Wave’s subsidiaries and other affiliated entities. These initiatives are designed to integrate digital assets into K Wave’s existing business model, rather than replace or divert from our core operations.

K Wave envisions a democratization of content participation, where blockchain technology can enable fans to directly engage with and support the bands, content and merchandise they care about. Over time, fans may be willing to invest directly in the bands, content, and merchandise they support by using bitcoin and blockchain technology, potentially creating a new model of engagement and support. K Wave has started these activities on a limited scale and plans to expand them until they have a material impact on its business.

Underlying K Wave’s bitcoin treasury strategy is its view that bitcoin is a reserve asset that, in the long run will provide the goal of long-term value preservation. As such, K Wave does not intend to monetize the bitcoin it holds in its treasury nor does it intend to hedge its bitcoin exposure.

As of the date of this prospectus, K Wave does not have a formal policy governing the percentage of treasury holdings that will be held in bitcoin. The Company intends to adopt guidelines governing the proportion of treasury assets that may be allocated to bitcoin. Such guidelines are expected to ensure that sufficient liquidity in cash and cash equivalents will always be maintained for working capital and near-term M&A activities, with bitcoin reserved for excess capital and long-term strategic purposes.

K Wave intends to continue to accumulate bitcoin in the future. K Wave’s Board of Directors will determine the portion of any proceeds received pursuant to the SEPA to allocate to the purchase of bitcoin and will consider various alternatives for raising capital for the purchase of bitcoin, which may include public offerings of K Wave’s securities. K Wave’s expectation is that, over time, all of K Wave’s operating companies will become self-sustaining and generate sufficient earnings to support their business activities. Once K Wave’s working capital needs and funds for its M&A activities have been secured, the remaining funds can be allocated to the purchase of bitcoin.

As of the date of this prospectus, K Wave has accumulated 88 bitcoin in its bitcoin treasury, all of which were purchased by K Wave on July 9, 2025 at a per bitcoin purchase price of $111,532,32. These 88 bitcoin were purchased by K Wave in accordance with the terms and conditions of the SPA, which requires K Wave to allocate at least 80% of the proceeds received from sales of the SPA Notes and the SPA Warrants for the purchase of bitcoin. As of September 19, 2025, K Wave’s bitcoin holdings represented approximately 80% of K Wave’s treasury assets, and the value of these bitcoin holdings was approximately $10.33 million.

Use of Custodians and Storage of Bitcoin

We do not self-custody and, as of the date of this prospectus, only use BitGo Trust Company, Inc. (“BitGo”), as custodian to hold our bitcoin.

On July 3, 2025, K Wave and BitGo entered into a Custodial Services Agreement (the “Custodial Agreement”), under which BitGo safeguards the private keys and crypto assets that K Wave deposits with it.

Pursuant to the Custodial Services Agreement, BitGo, through its custodial services enables K Wave to create one or more custody accounts, controlled and secured by BitGo to store certain supported digital currencies and digital tokens or certain fiat currencies such as dollars or euros. BitGo also provides K Wave with the option to create non-custodial wallets that support certain digital assets via an application programming interface (API) and web interface. K Wave may also elect to store fiat currency with BitGo.

The Custodial Services Agreement has an initial term of one year, after which the agreement automatically renews for successive one-year periods, unless either party notifies the other of its intention not to renew at least 60 days prior to the expiration of the then-current term. K Wave may terminate the Custodial Services Agreement at any time for any reason upon 30 days’ prior written notice.

BitGo’s cold wallets are supported by a $250 million policy issued by Lloyd’s of London. Specifically, the policy covers: copying and theft of private keys; insider theft or dishonest acts by BitGo employees or executives; and loss of keys. Any theft of assets directly related to BitGo’s custody of key would be covered by the policy. The policy does not cover cases where the client or a third-party holds some of the keys themselves (e.g., hot wallets), since BitGo would not be solely responsible for protecting the keys.

BitGo has established a comprehensive set of controls governing the business processes and technology systems using industry standards and frameworks such as the National Institute of Standards and Technology, CryptoCurrency Security Standard, Center for Internet Security and Federal Financial Institutions Examination Council. In addition, these controls have been independently tested as part of K Wave SOC 1 & SOC 2 (Type 2) reports. Customers will decide upon which specific wallets are required based on their use case and they determine the portion of assets held in hot or cold wallets. BitGo holds keys to cold wallets in undisclosed locations. BitGo’s cold storage solution is housed at undisclosed secure facilities. Any facilities that are co-located are secured by human guards and video surveillance, with 24x7 coverage. All BitGo vaults and manned facilities are located within the United States.

BitGo’s vaults are restricted from public access. BitGo follows role-based access controls and the principle of least privilege. Only individuals who have a specific business need to complete their job function are granted access to client information. Insurance providers rely on our BitGo’s external auditors to ensure that there is sufficient controls in place for accessing the vault and key material. BitGo maintains $250 million of insurance coverage against loss, theft and misuse in situations where BitGo holds all keys. As part of this coverage, BitGo’s insurance underwriters have inspection rights associated with the crypto assets held in storage. All of K Wave’s bitcoin (100%) are held in hot wallets.

As all custody wallets are segregated, and the existence of K Wave’s bitcoin held by BitGo can be verified on-chain by K Wave or any other authorized party.

BitGo has private key procedures as well as the security and procedures in place for securing assets and in withdrawing and transferring assets. The BitGo ecosystem and architecture for private key management includes the BitGo platform, hardware security modules and modular services. The BitGo cold custody solution is built on BitGo’ world class security to manage keys on behalf of our clients. BitGo only signs transactions that have been authorized by its clients and follow the policies set by the account administrators. BitGo engages an external third-party auditor to verify the digital assets it holds on a periodic basis. In addition, in the course of performing its annual audit of K Wave’s financial statements, K Wave’s independent registered public accounting firm sends annual confirmation requests to BitGo to confirm K Wave’s digital assets held by BitGo. While neither K Wave nor its insurance providers have any independent inspection rights associated with the digital assets held by BitGo, BitGo’s insurer, Lloyd’s of London, does have inspection rights with respect to the digital assets that BitGo holds.

Asset Management Agreement with Galaxy Digital:

On June 25, 2025, K Wave entered into an Asset Management Agreement (the “Asset Management Agreement” with Galaxy Digital Capital Management LP (“Galaxy Digital”).

Pursuant to the Asset Management Agreement, the Galaxy Digital will provide discretionary investment management services with respect to assets (the “Account Assets”) maintained from time to time in accounts or cryptocurrency “wallets” maintained with one or more custodian(s) or cryptocurrency wallet providers acceptable to the Galaxy Digital. As of the date of this prospectus, no assets are currently managed by Galaxy Digital pursuant to the Asset Management Agreement.

The Asset Management Agreement provides that Galaxy Digital must pursue a long-only investment strategy investing in bitcoin, which strategy may include making purchases or sales in spot bitcoin (whether directly in secondary transactions or through one or more brokers, dealers, exchanges or other market participants); lending bitcoin; purchasing one or more options, swaps or derivatives contracts for hedging purposes; bitcoin options underwriting; and maintaining bitcoin in any rewards-based or security-based node or smart contract arrangement on one or more digital asset networks.

Pursuant to the Asset Management Agreement, the Galaxy Digital has sole responsibility and authority with respect to the discretionary investment management of the Account Assets, including the ability to make all investment decisions in respect of the Account Assets

K Wave will pay the Galaxy Digital a tiered asset-based fee (the “Asset-based Fee”) ranging from 0.50% to 1.50% per annum of the Galaxy Digital’s Account Assets under management. The Asset-based Fee shall be calculated and invoiced to K Wave on the first business day of each calendar month in arrears for the previously-concluded month, as determined by the Galaxy Digital in a commercially reasonable manner and in good faith, by reference to such pricing source as agreed between the Galaxy Digital and K Wave from time to time. K Wave must pay the invoice from the Galaxy Digital no later than ten business days after K Wave receives an invoice.

The Asset Management Agreement will, unless terminated earlier in accordance with its terms, remain in effect until the second anniversary the date of the Asset Management Agreement, after which time, the Asset Management Agreement will automatically renew for one-year terms upon the mutual agreement between K Wave and the Galaxy Digital. The Asset Management Agreement may be terminated at any time for cause by K Wave or the Galaxy Digital upon at least 30 days prior written notice to the other party.

The Company and Galaxy Digital and the Company will discuss in good faith the timing for initiating the yield-optimization of the Company’s bitcoin holdings. The Company anticipates that such yield optimization will not commence until K Wave accumulates at least an aggregate of 100 bitcoin.

On August 27, 2025, the Company entered into an Share Purchase Agreement to acquire an aggregate of 110,000 of the common shares of Rabbit Walk Inc., a company duly incorporated and existing under the laws of the Republic of Korea and engaged in the business of video and content media production (“Rabbit Walk), which Rabbit Walk Shares represented 55% of the issued and outstanding common stock of Rabbit Walk as of the date of the Share Purchase Agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF K ENTER

The following discussion and analysis should be read in conjunction with “Selected Financial Information of K Enter” and the audited financial statements and related notes that are included elsewhere in this prospectus. The discussion and analysis should also be read together with K Enter’s pro forma financial information for the period ended December 31, 2024 and as of December 31, 2024 (in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”). In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties, and assumptions that could cause K Enter’s actual results to differ materially from management’s expectations due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this prospectus. Factors which could cause such differences are discussed herein. Unless otherwise specifically noted or the context otherwise requires, all references in this section to “K Enter” refers to K Enter Holdings Inc. prior to the consummation of the Business Combination, which became the business of K Wave following the consummation of the Business Combination.

Business Overview

K Enter was formed on January 4, 2023, under the laws of the State of Delaware, to become a leading tech and intellectual property (“IP”) based diversified entertainment company. To fulfill this vision, the Company established and internal Korean drama production team and entered into equity purchase agreements to acquire a controlling equity interest in six separate Korean entertainment companies (collectively, the “Six Korean Entities”) in order to combine initial capabilities believed to serve as the foundation for the Company’s growth – content production, content merchandising, and content investment. The Six Korean Entities include one Korean content-specialized private equity firm, one Korean drama production company, three Korean movie production companies, and one IP merchandising company. On January 3, 2025, K Enter completed the acquisitions of the controlling interests of each of the Six Korean Entities through the share exchange.

Business Combinations and Public Company Costs

Merger Agreement with Global Star

On June 15, 2023, K Enter announced that K Enter entered into a Merger Agreement with Global Star, a publicly traded special purpose acquisition company and certain of its subsidiaries.

March 11, 2024, Global Star, K Enter, PubCo and Merger Sub executed the First Amendment to Merger Agreement to, among other things, reduce the base value of the merger consideration to be received by Company shareholders from $610 million to $590 million.

On June 28, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Second Amendment to Merger Agreement, which extended the outside date for the parties to consummate the closing of the Business Combination from June 22, 2024 to December 22, 2024.

On July 25, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Third Amendment to Merger Agreement, which conditioned the closing of the Business Combination on K Enter’s prior consummation of the acquisition of the controlling equity interests in the Six Korean Entities.

On December 11, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Fourth Amendment to Merger Agreement, which extended the outside date for the parties to consummate the closing of the Business Combination from December 22, 2024 to June 22, 2025.

On May 13, 2025, the transactions contemplated under the Merger Agreement were consummated. The following transactions occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of common stock of Global Star, other than Global Star common stock owned by Global Star as treasury shares or any Global Star common stock owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one ordinary share of PubCo (the “PubCo Ordinary Share”), (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one PubCo Ordinary Share at a price of $11.50 per whole share (the “PubCo Warrant”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one PubCo Ordinary Share at the closing of a business combination (the “PubCo Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one PubCo Ordinary Share, one PubCo Warrant, and one PubCo Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically canceled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter common stock issued and outstanding, including shares of K Enter common stock deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of PubCo Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub common stock issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

In connection with the closing of the Business Combination, the aggregate consideration for the Acquisition Merger was $590,000,000, payable in the form of 59,000,000 newly issued PubCo’s Ordinary Shares valued at $10.00 per share.

As a consequence of the Business Combination, we became the successor to an SEC-registered and NASDAQ-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

K Enter expects its capital and operating expenditures will increase significantly in connection with K Enter’s ongoing activities as we:

●	integrate the Six Korean Entities;

●	increase K Enter’s investment in marketing, advertising, sales infrastructure for K Enter’s products and services;

●	obtain, maintains and improves K Enter’s operational, financials and management information systems;

●	hire additional personnel;

●	obtain, maintains, expands and protects its intellectual property portfolio; and

●	operate a public company

Acquisitions of Six Korean Entities

K Enter’s acquisition of Play Company Co., Ltd. (“Play Company”), Solaire Partners LLC (“Solaire”), Apeitda Co., Ltd. (“Apeitda”), The LAMP Co., Ltd. (“Lamp”), Bidangil Pictures Co., Ltd. (“Bidangil”), and Studio Anseilen Co., Ltd. (“Studio,” and collectively, the “Six Korean Entities”) was a closing condition to the Business Combination.

On January 3rd, 2025 K Enter closed the equity purchase for Play Company first and the acquisitions of each of the Six Korean Entities other than Play Company closing subsequently.

The acquisition of each of the Six Korean Entities by K Enter was accounted for in accordance with the acquisition method of accounting under IFRS 3, with Play Company considered to be the acquirer of K Enter. As Play Company’s basis of accounting is IFRS, the combined K Enter – Play Company entity basis of accounting was IFRS.

The acquisitions of each of the Six Korean Entities other than Play Company by K Enter post the acquisition of Play Company was accounted for in accordance with the acquisition method of accounting under IFRS 3, with K Enter post the acquisition of Play Company considered to be the acquirer of each of the Six Korean Entities other than Play Company. As K Enter post the acquisition of Play Company basis of accounting was IFRS, New K Enter’s basis of accounting was IFRS.

Under the acquisition method of accounting, the preliminary purchase price was allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. Costs related to the transaction were expensed as incurred.

The Business Combination was accounted for as a capital reorganization in accordance with IFRS 2 as Global Star does not meet the criteria to be determined a business under IFRS 3. Under this method of accounting, Global Star was treated as the acquired company for financial reporting purposes, and New K Enter was treated as the acquirer for financial statement reporting purposes.

Recent Developments

During October 2023, K Enter entered into an agreement to issue 615 shares of Series A-1 for gross proceeds of $369,000. If any founding member shareholder(s) owning together more than 20% of the Company decide to sell its shares, the investor was provided the right, but not an obligation, to participate in the relevant sale along with the founding member shareholder(s) with the identical terms and conditions given to the lead seller. As of the date these unaudited financial statements were issued, the investor has not yet transferred consideration for this agreement to the Company.

During January 2024, we entered into an agreement with a six-month term to engage an exclusive US-based financial advisor and placement agent (the “Advisor”) in connection with a pre-PIPE financing transaction in exchange for 7.0% of the gross proceeds from an equity investment and 5.0% of the gross proceeds from a debt investment. The Advisor may elect to receive up to 50.0% of the compensation owed in common equity of K Enter or the entity that survives the transaction. Additionally, the Advisor will earn a fee of $500,000 in the form of K Enter Ordinary Shares at the closing of the business combination if a minimum of $5,000,000 of investment (debt or equity) is secured by the Advisor. No investment commitments have been secured to date.

On January 31, 2024, K Enter entered into the Stock Purchase Agreement with Solaire Partners LLC, which the company acquired 1,000 shares of Play Company Co., Ltd totaling 1,741,000,000 Korean Won ($1,178,055 at December 31, 2024).

On January 31, 2024, an amendment was made to the share purchase agreement, originally entered into on April 12, 2023, with the CEO of First Virtual, and the share purchase agreement with the shareholder of First Virtual was renewed due to the spin-off of the First Virtual, which was executed in October 2023. As a result of this amendment, the value of shares to be exchanged has been decreased to 10,199,577,468 Korean won.

On March 5, 2024, K Enter entered into the Termination and Re-Purchase Option Agreement with the owners of First Virtual, which terminated all agreements entered into in connection with the original equity purchase agreement. The major conditions in the agreement are followings.

●	The Company shall repurchase shares if the related suits are finally resolved by a final, non-appealable judgment or the involved parties’ mutually agreed settlement with prejudice of all claims related to and arising from the related suits in each case in a manner satisfactory to the Company as determined by the Company at its sole discretion based on what is considered legally and commercially reasonable.

●	The repurchase price shall be the fair market value, which shall be determined by an accounting firm selected by both parties’ mutual agreement. The transaction shall be consummated within 15 days after the determination of the fair value, excluding the date of government approval if required. The term of this agreement shall be effective and in force only for the time period between the agreement date and the five year anniversary thereof.

Based on the termination of the New FVL Agreements, Global Star and K Enter agreed to decrease the base merger consideration Global Star issued to the stockholders of K Enter in connection with the Business Combination. On March 11, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the First Amendment to Merger Agreement, which among other things decreased the base merger consideration from $610 million to $590 million that Global Star will issue to the stockholders of K Enter. Accordingly, pursuant to the First Amendment to Merger Agreement, PubCo issued 59,000,000 ordinary shares of PubCo to the stockholders of K Enter in exchange for all of the Ordinary Shares of K Enter.

While no definitive action has been taken to terminate the FVL Termination and Option Agreement, K Enter currently views the acquisition of a controlling interest in First Virtual pursuant to the FVL Termination and Option Agreement as uncertain due to the uncertainty as to the outcome of the Prototype Lawsuits and there can be no assurance that K Enter will acquire a controlling interest in First Virtual pursuant to the FVL Termination and Option Agreement.

In June 2024, K Enter issued two convertible senior unsecured notes (the “Notes”) in the aggregate amount of $4,500,000. The Notes have a maturity date of 3 years and will pay an annual coupon rate of 3% to be paid semi-annually until the maturity date of the Notes.

Under one Note (the “$1.5MM Note”), which is in the principal amount of $1,500,000, the proceeds shall be wired to K Enter as follows:

(1)	25% of the committed amount at the time of signing this definitive agreement,

(2)	25% at the time SEC declares effectiveness on the F-4, and

(3)	the remaining 50% at the time of shareholder approval and going public.

Under the other Note (the “$3MM Note”), which is in the principal amount of $3,000,000, the proceeds shall be wired to K Enter as follows:

(1)	25% of the committed amount at the time of signing this definitive agreement,

(2)	50% at the time SEC declares effectiveness on the F-4, and

(3)	the remaining 25% at the time of shareholder approval and going public.

From the time K Enter issued the Notes and until the closing of the Business Combination, the Notes were convertible, at the option of the holders, at a conversion price per share of $1,200 per share. The Post-Merger Conversion Price for the Notes will be the greater of the following:

●	60% discount to the 5-day average of the volume-weighted average prices of ordinary shares over 5 consecutive trading days following the conversion notice date, and

●	a Floor price of $4 per share.

Upon execution of the $1.5MM Note, K Enter received $375,000 pursuant to the $1.5MM Note. Upon execution of the $3MM Note, K Enter received $750,000 pursuant to the $3MM Note. On October 3, 2024, K Enter received $300,000 pursuant to the $3MM Note and on October 18, 2024, K Enter received $1,200,000 pursuant to the $3MM Note. On January 8 2025, K Enter received $375,000 pursuant to the 1.5MM Note. However, the investor committed to invest $3MM Note declined to invest the remaining $750,000. Accordingly, K Enter is not due any payment under the $3MM Note and 1.5 MM Note.

On, August 9, 2024, K Enter entered into an extension agreement on the convertible bond with Prototype Groupe Inc to extend the maturity date to August 9, 2025. The Loan bears interest at the rate of 5.96% per annum. If there are any overdue payments, Prototype shall bear a late payment interest rate of the Applicable Federal Rate plus 10% additional interest.

On August 19. 2024, Global Star Acquisition I LLC loaned K Enter $120,000. The loan is for a term of three months or within five business days after K Enter’s Form F-4 registration statement becomes effective, whichever is earlier and bears no interest. The proceeds of the loan will be used to fund the operations of K Enter. On October 18. 2024, K Enter repaid $120,000 of Global Star Acquisition I LLC loan, leaving a balance of $0.00 on the loan.

On December 31, 2024, K Enter entered into a loan agreement with Nikhil Suresh Nanda, pursuant to which the Nikhil Suresh Nanda will provide working capital loans to K Enter. The total loan amount will not exceed 50% of the total committed PIPE financing totalling $1,000,000 for the SPAC. The loan were paid by converting the subject loan to a Convertible Senior Unsecured Note (PIPE) immediately prior to the completion of the business combination.

Comparability of Financial Information

Our results of operations and statement of assets and liabilities may not be comparable between prospective periods as a result of the Business Combination.

Key factors Affecting Operating Results

We believe that K Enter’s performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors—Risks related to K Enter’s Business and Industry.

Limited Operating History

While we do not have significant past operating history, K Enter’s management is aware that the future operating results and K Enter’s future financial condition may be different than K Enter’s past operating results and financial condition. Major factors that will have a material impact on future financial results and condition include whether investments in the development of new motion pictures or new IP content achieve significant commercial success. Even if significant commercial success is achieved, K Enter’s business plan is complex and there are many factors which could impact K Enter’s operating results and financial conditions including delays in projects, opportunity cost of divesting management and financial resources away from other IP content and volatility in the demand for K Enter’s products and services. For more information, please see the section of the Prospectus entitled “Risk Factors — Risks Related to K Enter Holdings Inc.’s Business and Industry”.

Government Regulation

We plan to have significant international sales and operations that are subject to government regulation and compliance requirements (such as regulation of K Enter’s IP content and service offerings, competition, censorship of content, data privacy), restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization, and restrictions on foreign ownership. Compliance with international and U.S. laws and regulations that apply to K Enter’s international operations may increase K Enter’s cost of doing business. For more information, please see the section of this prospectus entitled “Risk Factors — Risks Related to K Enter Holdings Inc.’s Business and Industry”.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with GAAP, expressed in U.S. dollars. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Key Components of Statement of Operations

Revenue

K Enter’s operating income was driven by videography services for television programs.

General and Administrative Expense

General and administrative expenses consist of personnel-related expenses for K Enter’s administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for facilities, depreciation, and travel costs. Personnel-related expenses consist of salaries, benefits, and share-based compensation.

We expect K Enter’s general and administrative expenses to increase for the foreseeable future as we complete the acquisition of the controlling equity interests in the Six Korean Entities, scale headcount with the growth of K Enter’s business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expense, investor relations activities and other administrative and professional services.

Other Income (Expense)

Other income (expense) consists primarily of the realized gain on transactions that are denominated in a currency other than K Enter’s reporting currency.

Results of Operations

Presented below is a summary of K Enter’s results of operations:

	Year Ended December 31, 2024	For the period from January 4, 2023 (inception) to December 31, 2023
Statement of Profit or Loss:
Revenue	$485,271	$208,704
Operating expenses
Cost of revenues	483,462	207,153
General and Administrative	11,838,397	8,954,316
Loss From Operations	(11,836,588)	(8,952,765)
Other income (expense)
Interest income	399	7,956
Other income (expense)	(1,034,045)	13,863
Total other income (expense)	(1,033,646)	21,819
Net loss	$(12,870,234)	$(8,930,946)

For the year ended December 31, 2024 and the period from January 4, 2023 (inception) to December 31, 2023, K Enter’s operating income was driven by its media production segment, which realized revenues totaling $0.49 million and $0. 21 million, respectively.

K Enter’s revenue has increased for the year ended December 31, 2024, as compared to the period from January 4, 2023 (inception) to December 31, 2023 by $0.28 million, or 132.5%. This is attributable to the agreements entered into in 2024 for the production design services including set construction, props, and overall visual concept development.

For the year ended December 31, 2024, K Enter’s operating expenses are primarily driven by payroll related costs to run its internal Korean drama production and operating team and advisory fees paid to auditor, financial and legal experts.

K Enter’s operating expenses increased for the year ended December 31, 2024 as compared to the period from January 4, 2023 (inception) to December 31, 2023 by $3.16 million, or 34.5%. This is attributable to an increase in payroll and payroll related expenses of $0.89 million associated with an increased employee headcount in 2024 compared to 2023 and an increase in advisory fees paid of $1.27 million. Also, the share-based compensation expenses increased for the year ended December 31, 2024 as compared to the period from January 4, 2024 (inception) to December 31, 2023 by $0.47 million due to the additional grant of treasury shares to employees and others.

For the year ended December 31, 2024, K Enter’s other expense is comprised of impairment loss on convertible debt security of $959,459 and interest expenses of $47,608.

Cash Flow

Presented below is a summary of K Enter’s operating, investing and financing cash flows:

	Year Ended December 31, 2024	For the period from January 4, 2023 (inception) to December 31, 2023
Net cash provided by (used in)
Operating activities	$(5,800,647)	$(8,002,540)
Investing activities	(16,819)	(2,637,390)
Financing activities	3,776,281	13,121,268
Effect of exchange rates on cash	(151,428)	44,344
Net change in cash and cash equivalents	$(2,192,613)	$2,525,682

The cash flow used in K Enter’s operating activities for the year ended December 31, 2024 primarily related to K Enter’s net loss of $12.9 million, adjusted for changes in K Enter’s working capital accounts.

K Enter’s cash flows used in operating activities decreased for the year ended December 31, 2024 as compared to the period from January 4, 2023 (inception) to December 31, 2023 by $2.2 million due to an increase in share-based compensation expenses of $0.5 million, an increase in impairment loss on convertible debt security of $1.0 million, a decrease in cash outflows from other non-current assets of $1.4 million, an increase in cash outflows from account payables of $0.4 million and an increase in cash inflows from accrued expenses and other current liabilities of $2.4 million for the year ended December 31, 2024, partially offset by an increase in net loss of $3.9 million.

The cash flow used in K Enter’s investing activities for the year ended December 31, 2024 primarily relates to K Enter’s payments for short-term loans of $0.01 million.

K Enter’s cash flow used in investing activities decreased for the year ended December 31, 2024 as compared to the period from January 4, 2023 (inception) to December 31, 2023 by $2.6 million due to the purchase of convertible debt security of $1.0 million, and purchase of investment in equity securities of $1.6 million for the period from January 4, 2023 (inception) to December 31, 2023, that did not recur for the year ended December 31, 2024.

The cash flow generated in K Enter’s financing activities for the year ended December 31, 2024 primarily relates to the issuance of preferred shares of $0.7 million and the issuance of convertible note of $2.6 million.

The cash flow provided by financing activities decreased for the year ended December 31, 2024 as compared to the period from January 4, 2023 (inception) to December 31, 2023 by $9.3 million and primarily relates to the proceeds from the issuance of preferred shares of $10.6 million for period from January 4, 2023 (inception) to December 31, 2023, that did not recur for the year ended December 31, 2024.

Liquidity and Capital Resources

K Enter has incurred significant losses and negative cash flows from operations, net loss was $12,870,234 for the year ended December 31, 2024. During the year ended December 31, 2024, K Enter had negative cash flows from operations of $5,800,647. As of December 31, 2024, K Enter’s accumulated deficit was $21,801,180. K Enter has funded its operations to date through equity and debt financing and has cash equivalents of $333,069 as of December 31, 2024. K Enter monitors its cash flow projections on a current basis and takes active measures to obtain the funding it requires to continue its operations. However, these cash flow projections are subject to various uncertainties concerning their fulfilment such as the ability to increase revenues by attracting and expanding its customer base and completing additional financing. K Enter expects to fund operations using cash on hand and raising additional proceeds. There are no assurances, however, that K Enter will be able to generate the revenue necessary to support its cost structure or that it will be successful in obtaining the level of financing necessary for its operations. These conditions raise substantial doubt as to K Enter’s ability to continue as a going concern.

Historically, K Enter’s primary sources of liquidity have been cash flows from contributions from founders, the issuance of Series A convertible preferred stock, and the issuance of Series A-1 convertible preferred stock. As of December 31, 2024, we had an aggregate cash balance of $333,069 and net working capital deficit of $3.0 million.

We intend to operate with its current cash on hand. In the future, we may borrow money and sell equity to finance K Enter’s operations. As we have a limited operating history, K Enter’s liquidity and capital resources may change substantially from past results.

Our future capital requirements will depend on many factors, including K Enter’s revenue growth rate, the timing and extent of spending to support future sales and marketing and research and development efforts. In order to finance these opportunities, we may need to raise additional financing. While there can be no assurances, if additional capital is required, we intend to raise such capital through operations, additional issuances of convertible preferred stock, and through the Business Combination. If additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, K Enter’s business, results of operations and financial condition would be materially and adversely affected.

Contractual Obligations and Commitments

We manage K Enter’s use of cash in the operation of K Enter’s business to support the execution of K Enter’s primary strategic goals of launching K Enter’s internal Korean drama production team and acquiring the controlling interests in the Six Korean Entities. We primarily use cash for capital investments, purchases of equity shares in related parties, loans, including purchases of bonds, to companies that will assist us in achieving K Enter’s strategic goals, acquisitions of businesses and general and administrative costs.

Our cash requirements beyond twelve months are for operating leases – Refer to Note 12 of the notes to the financial statement for further information of K Enter’s obligations and the timing of expected payments.

Related Parties

Two of K Enter’s directors, one of whom is the Chairman of K Enter’s board of directors, are also senior officers of Solaire Partners, which is one of the Six Korean Entities. A director of K Enter is also a managing member of Global Star Acquisition 1, LLC, the entity K Enter purchased its shares of Global Star Class B Ordinary Shares from.

K Enter entered into a two-year operating lease for one of its office spaces commencing in June 2023 with Solaire Partners as the landlord. At inception, total gross rental payments due under this operating lease approximated $92,938 and a security deposit due approximated $67,699. For the year ended December 31, 2024, K Enter made $46,469 of rental payments associated with this operating lease. As of December 31, 2024, $19,189 associated with the present value of lease payments is included as components of lease liabilities, current – related party on the accompanying balance sheet, $67,699 associated with the security deposit is included as a component of prepaid expenses and other current assets - related party on the accompanying balance sheet.

During January 2024, K Enter purchased 1,000 shares of Play Company Co., Ltd. Ordinary Shares for an aggregate purchase price of $1,178,055 from Solaire Partners LLC.

On April 22, 2024, Young Jae Lee, K Enter’s director and former Chief Executive Officer, loaned K Enter $121,798 (the “1st Lee Loan”). On May 3, 2024, K Enter repaid $67,665 of the 1st Lee Loan, leaving a balance of $54,132 on the 1st Lee Loan. The 1st Lee Loan is for a term of six months and bears interest at the rate of 4.6% per annum. On October 23, 2024, K Enter entered into an extension agreement on the 1st Lee Loan to amend the maturity date to June 30, 2025 or within five days after the K Wave Media Ltd registration statement on Form F-4 is declared effective by the U.S. Securities and Exchange Commission. The Loan bears interest at the rate of 4.6% per annum. On February 10, 2025, K Enter fully repaid the 1st Lee Loan, leaving a balance of $0.00.

On April 23, 2024, Young Jae Lee, K Enter’s director and former Chief Executive Officer, loaned K Enter $169,164 (the “2nd Lee Loan”). On May 3, 2024, K Enter repaid $169,164 of the 2nd Lee Loan, leaving a balance of $0.00 on the 2nd Lee Loan. The 2nd Lee Loan is for a term of three months and bears interest at the rate of 4.6% per annum.

On April 26, 2024, Bidangil Pictures Co., Ltd., loaned K Enter $91,348. The Loan is for a term of three months and bears interest at the rate of 3% per annum. On July 26, 2024, K Enter entered into the extension agreement with Bidangil in order to differ the maturity to October 23, 2024. On October 25, 2024, K Enter entered into an extension agreement on the loan with Bidangil Pictures Co.,Ltd. to amend the maturity date to June 30, 2025 or within five business days after K Wave Media Ltd F-4 registration statement becomes effective. The Loan is for a term of three months and bears interest at the rate of 3% per annum.

On May 3, 2024, Young Jae Lee, K Enter’s director and former Chief Executive Officer, loaned K Enter $236,829 (the “3rd Lee Loan”). The 3rd Lee Loan is for a term of nine months and bears interest at the rate of 4.6% per annum. On November 3, 2024, K Enter entered into an extension agreement on the 3rd Lee Loan to amend the maturity date to April 30, 2025 or within five days after the K Wave Media Ltd registration statement on Form F-4 is declared effective by the U.S. Securities and Exchange Commission. On April 30, 2025, K Enter entered into an extension agreement on the 3rd Lee Loan to extend the maturity date to April 30, 2026. The Loan bears interest at the rate of 4.6% per annum. On February 10, 2025, K Enter repaid $25,046, leaving a balance of $222,091. On June 30, 2025, K Enter repaid $23,152, leaving a balance of $209,302.

On June 4, 2024, K Enter issued a convertible senior unsecured note in the principal amount of $3,000,000 to Innocus Global Group Pte Ltd., an entity owned by Jaekeun (Jason) Kim, a director PubCo (the “Jason Note”). The Jason Note has a maturity date of 3 years and will pay an annual coupon rate of 3% to be paid semi-annually until the maturity date of the Jason Notes. Under the Jason Note, the proceeds shall be wired to the company as follows: (i) 25% of the committed amount at the time of signing this definitive agreement, (ii) 50% at the time SEC declares effectiveness on the F-4, and (iii) the remaining 25% at the time of shareholder approval and going public. From the time the company issued the Jason Note and until the closing of the Business Combination, the Jason Note was be convertible, at the option of the holder, at a conversion price per share of $1,200 per share. The Post-Merger Conversion Price for the Notes is the greater of (a) a 60% discount to the 5-day average of the volume-weighted average prices of ordinary shares over 5 consecutive trading days following the conversion notice date, and (b) a Floor price of $4 per share. On October 3, 2024, K Enter received $300,000 pursuant to the $3MM Note and on October 18, 2024, K Enter received $1,200,000 pursuant to the $3MM Note. However, the holder declined to invest the remaining $750,000. Accordingly, K Enter is not due any payment under the $3MM Note at the time SEC declares effectiveness on the F-4.

On August 19. 2024, Global Star Acquisition I LLC loaned K Enter $120,000. The loan is for a term of three months or within five business days after K Wave Media Ltd F-4 registration statement becomes effective, whichever is earlier and bears no interest. On October 18. 2024, K Enter repaid $120,000 of Global Star Acquisition I LLC loan, leaving a balance of $0.00 on the loan.

On August 31, 2024, K Enter issued 1,932 shares ($1,075,622, $556.74 per share) of K Enter’s Ordinary Shares to an employee of K Enter, in consideration for services rendered.

On August 31, 2024, a total of 1,376 shares of treasury stock were returned as a settlement for no consideration to K Enter under the employment agreements, which were initially given to two employees.

On September 12, 2024, one founder of K Enter transferred a total of 688 shares ($383,037, $556.74 per share) of the founder to an employee at par value. K Enter recognized the transaction as a share-based compensation at fair value (See Note 8), which is included within general and administrative expenses on the accompanying statement of operations and comprehensive loss.

On September 24, 2024, K Enter entered into a share subscription agreement with GF Korea Inc. (the “GF Agreement”) pursuant to which the Company issued 4,997 shares ($2,782,030, $556.74 per share) of K Enter’s Ordinary Shares to GF Korea Inc. in consideration for GF Korea Inc. assuming certain payment obligations of the Company in the aggregate $8.52 million owed to its service providers of K Enter. The GF Agreement closed on September 25, 2024 and K Enter issued the 4,997 shares of its Ordinary Shares to GF Korea Inc., which will be converted to 1,559,805 shares of Pubco based on an estimated 312.1:1 conversion ratio calculated with a foreign exchange rate of KRW 1,470.00/USD $1.00 in the Business Combination. Pursuant to the GF Agreement, GF Korea Inc. shall sell the shares within sixty(60) days following the listing date on the NASDAQ Stock Market.; However, if any lock-up period is imposed under applicable laws, GF Korea shall sell those ordinary shares within sixty (60) days after the expiration of such lock-up period.

On September 29, 2024, K Enter entered into an agreement with Lodestar USA, Inc. (the “Lodestar Agreement”) pursuant to which K Enter issued 1,202 shares ($669,201, $556.74 per share) of K Enter’s Ordinary Shares to Lodestar USA, Inc. in consideration for services rendered to K Enter by Ted Kim, a co-founder and a director of K Enter and the owner of Lodestar USA Inc. K Enter’s Ordinary Shares will be converted to 375,202 shares of Pubco based on an estimated 312.1:1 conversion ratio calculated with a foreign exchange rate of KRW 1, 470.00 / USD $1.00.

On September 30, 2024, K Enter issued Tan Chin Hwee, a director, Executive Chairman and Interim CEO of K Enter, 168 shares ($93,532, $556.74 per share) of K Enter’s Ordinary Shares in consideration for services rendered.

Off-Balance Sheet Arrangements

During the period presented, we did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Estimates

Our financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date, as well as the reported expenses incurred during the reporting period. Management bases its estimates on historical experience and in various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to K Enter’s financial statements.

We believe the accounting policies discussed below are critical to understanding K Enter’s historical and future performance, as these policies relate to more significant areas involving management’s judgments and estimates.

While K Enter’s significant accounting policies are described in the notes to K Enter’s financial statements, we believe that the following accounting policies require a greater degree of judgment and complexity. Accordingly, these are the policies we believe are most critical to aid in fully understanding and evaluating K Enter’s financial condition and results of operations.

See Summary of Significant Accounting Policies under Note 2 in the notes to the financial statements for the year ended December 31, 2024 for more information about K Enter’s significant accounting policies.

Estimating Fair Value of Convertible Debt Security

We do not have a history of market price for the obligor on K Enter’s convertible debt security because the obligor is not publicly traded. As such, the fair value of the convertible debt security was determined using the Tsiveriotis-Fernandes model (the “T-F Model”).

The T-F Model separates convertible hybrid instruments into equity value and debt value. The risk-neutral probability is applied to the equity value, discounted at the risk-free interest rate, while the debt value is discounted at the risk interest rate reflecting the credit risk of the obligor. The model calculates each value separately and measures the value of the hybrid financial product through the summation of these two values, known as the blended discount model. The T-F Model distinguishes discount rates that align with the expected future cash flows inherent in the option structure within complex financial instruments, which aligns with the characteristics of cash flows.

The following assumptions were used in determining the fair value of the convertible debt security as of December 31, 2024:

Risk-neutral probability	49.43%
Risk-free interest rate	4.14%
Risk interest rate reflect the credit risk of the obligor	16.31%

Estimating Fair Value of Convertible Notes

The fair value of the convertible notes was determined using the Probability Weighted Return Model. The convertible notes issued contain a right to convert the notes into the Ordinary Shares. The Probability Weighted Return Model separates the embedded conversion features associated with the convertible notes separately from the host contract as the economic characteristics and risks of the embedded conversion feature are not closely related to the economic characteristics and risks of the host contract. The carrying amount of the convertible notes was determined for the difference between the fair value of the embedded conversion features and the principal amount of the convertible notes. The difference between the carrying value and principal amount of the convertible notes represents the discount on notes that was amortized to interest expense over the terms of the convertible notes using the effective interest rate method.

Leveraged adjusted guideline volatility for public companies was utilized in determining the fair value of the convertible notes because we do not have a history of market price on convertible notes as we are not publicly traded.

The following assumptions were used in determining the fair value of the convertible bond as of December 31, 2024:

Risk-free interest rate	3.62~4.55%
Debt rate	6.67~7.31%

Estimating Fair Value of Common Stock

We do not have a history of market price for K Enter’s Ordinary Shares because it is not publicly traded. As such, the fair value of K Enter’s Ordinary Shares was determined by K Enter’s board of directors as of the date Ordinary Shares were issued from treasury shares, by considering a number of objective and subjective factors, including:

●	Our business, financial condition and results of operations, including related industry trends affecting K Enter’s operations and the progress of conversations concerning:

○	the potential acquisitions of controlling equity interests of the Six Korean Entities

○	a potential merger with Global Star and the eventual execution of the Merger Agreement

○	a capital rise through the issuance of convertible preferred stock

●	Our forecasted operating performance and projected future cash flows;

●	the lack of an active market for K Enter’s Ordinary Shares and K Enter’s convertible preferred stock;

●	the likelihood of securing additional financing beyond the ongoing Series A and Series A-1 capital raises

●	liquidation preferences, redemption rights and other rights and privileges of K Enter’s Ordinary Shares and convertible preferred stock;

●	market multiples of K Enter’s comparable public peers; and

●	market conditions affecting K Enter’s industry.

In connection with estimating the fair value of K Enter’s Ordinary Shares at the time Ordinary Shares were issued from K Enter’s treasury shares, we obtained a third-party valuation from an independent valuation firm. The valuation dated as of December 31, 2024 was conducted in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation utilizing an option pricing model (the “OPM”)

The OPM estimated K Enter’s enterprise value by asserting the September 2024 Series A-1 issuances to third parties was transacted at a fair value of $600.00 per share. The OPM utilizes the recent sale of the Preferred Series A-1 shares to a third-party as the best indicator of fair value in order to estimate the fair value of the respective classes of equity. We used a market approach, whereby we applied the recent transaction method for each outcome, or management estimations to estimate the implied equity value.

The OPM utilizes K Enter’s best estimates of the timing and likelihood of two scenarios, (a) merger with a special purpose acquisition company (“SPAC”) and (b) sale, in order to estimate the fair value of the respective classes of equity. For each scenario, we used either a market approach, whereby we applied the precedent transaction method for each outcome, or management estimations to estimate the implied equity value.

The equity value was allocated until the Series A-1 Preferred was equal to the sale price and allocated to each of the equity–linked instruments using an OPM. Based on the structure of the Company’s equity linked instruments, we developed breakpoints based on the conversion prices and exercise prices of the various preferred stock, and outstanding options and warrants. These breakpoints were used to allocate value as each instrument would be exercised/converted as it was in the money. We calculated allocation percentages for each equity–linked instrument. The value of each tranche was determined by subtracting the value of the previous tranche, which is multiplied by the applicable allocation percentages, and summed to yield the total value of each equity–linked instrument. The total value for each class of equity was then divided by the respective shares outstanding for that class to determine the per share value. The resulting value per share was the indicated present value, on a non-marketable basis.

For the valuation used to establish the fair value of K Enter’s Ordinary Shares as of December 31, 2024, the following assumptions were used:

	SPAC Merger Scenario	Sale Scenario
Probability	90.0%	10.0%
Time to liquidity event	0.33 years	2.5 years
Risk free rate	4.38%	4.38%
Volatility	42.8%	42.8%
Discount for lack of marketability	6.9%	6.9%

There is inherent uncertainty in K Enter’s forecasts and projections, and if we had made different assumptions and estimates than those described previously, the amount of K Enter’s share-based compensation expense, net loss, and net loss per share amounts could have been materially different.

The per-share fair value of K Enter’s Ordinary Shares were newly issued or issued from K Enter’s treasury shares during the period from January 1, 2024 to December, 2024, were $556.74 with six months restriction and 598.01 with no restriction. The difference in fair value per share of Ordinary Shares newly issued or issued from treasury shares is driven by the length of the restricted period for which the underlying share of Ordinary Shares cannot be sold by the individual.

We were formed on January 4, 2023 for the purpose of acquiring the Six Korean Entities. We entered into equity purchase agreements with the Six Korean Entities between March 2023 and April 2023, all of which closed in December 2024 immediately prior to the PubCo’s proxy statement/prospectus on Form F-4 being declared effective by the SEC. The SEC declared the F-4 effective on December 30, 2024. We entered into conversations with Global Star, a special purpose acquisition company in February 2023, and we executed a term sheet with Global Star in April 2023 to consummate a business combination. On June 15, 2023, we executed a Merger Agreement with Global Star to consummate the Business Combination. The completion of the equity purchase agreements with the Six Korean Entities prior to the consummation of the Business Combination was the primary driver of the increase in the estimated fair value of the Ordinary Shares from the date of the Ordinary Shares issuances from K Enter’s treasury shares to the estimated merger price of approximately $3,121 per share on an as converted basis.

We believe that it is reasonable to expect that the completion of the equity purchase agreements with the Six Korean Entities will add value to the shares of K Enter’s Ordinary Shares as the entities are operational and revenue generating entities with balance sheets that will be combined with ours subsequent to the transaction consummation. We believe that it is reasonable to expect that the completion of the Business Combination will add value to the shares of K Enter’s Ordinary Shares because they will have increased liquidity and marketability. We believe that the preceding estimates are a reasonable description of the value that market participants would place on K Enter’s Ordinary Shares as of the valuation date.

Income Taxes

We recognize deferred taxes for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. As a pre-revenue company we generate net operating losses that would be available to carryforward to future years and applied against future taxable income.

Under Section 382 of the Code, substantial changes in K Enter’s ownership may limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset K Enter’s taxable income. Specifically, the limitation may arise in the event of a cumulative change in K Enter’s ownership of more than 50% within a three-year period. Any such limitation may significantly reduce the utilization of K Enter’s net operating loss carry forwards before they expire. We have not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since K Enter’s inception, due to the significant costs and complexities associated with the study. However, we believe it is likely that transaction that have occurred in the past, alone or together with the closing of the Business Combination and other transactions that may occur in the future, would trigger an ownership change pursuant to Section 382, which could limit the amount of net operating loss carryforwards that could be utilized annually in the future to offset out taxable income, if any.

For additional information on K Enter’s accounting policy on income taxes, see Note 2 – Summary of significant accounting policies – Income Taxes and Note 17 – Income Taxes in the accompanying audited financial statements.

Emerging Growth Company Status

We intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (a) provide an auditor’s attestation report on K Enter’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance comparison of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the day of K Enter’s first fiscal year following the fifth anniversary of the Closing, (b) the last date of K Enter’s fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to a variety of market and other risks, including the effects of interest rate changes, foreign currency fluctuations, inflation, and the availability of funding sources.

Interest Rate Risk

We hold cash and cash equivalents for working capital purposes. We do not have material exposure with respect to investments, as any investments that we enter into are primarily highly liquid investments. As of December 31, 2024, we had a cash balance of $333,069, consisting of operating accounts which are not affected by changes in the general level of U.S. interest rates.

Foreign Currency Risk

We conduct K Enter’s operations through two branches, one located in the United States and one in Korea. The transactions of each branch are primarily denominated in the U.S. dollar and the Korean Won, respectively, the functional currency. We have elected to use a reporting currency of the U.S. dollar. As foreign exchange rates change, the U.S. dollar equivalent of K Enter’s existing foreign currency assets, liabilities, commitments and forecasted foreign currency revenues and expenses will change. We are evaluating the best method to manage K Enter’s exposure to foreign currency fluctuations to reduce volatility of earnings and cash flow in order to allow management to focus on core business issues and challenges.

The economic and political conditions in the countries we are currently in and plan to operate in could impact K Enter’s ability to manage K Enter’s exposure to foreign currency fluctuations in those countries or repatriate cash from those countries.

Inflation Risk

We do not believe that inflation currently has a material effect on K Enter’s business. Inflation may become a greater risk in the event of changes in current economic and governmental fiscal policy.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by use as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on K Enter’s financial position or results of operations under adoption.

See Recent Accounting Pronouncements issued, not yet adopted under Note 2 – Summary of significant accounting policies in the notes to the financial statement for the year ended December 31, 2024 for more information about recent accounting pronouncements, the timing of their adoption and K Enter’s assessment, to the extent we have made one, of their potential impact on K Enter’s financial condition and results of operations.

Subsequent Event

On January 2, 2025, upon the closing of equity purchase agreement, K Enter completed the acquisition of the controlling interest of Six Korean Entities by share exchange. However, the purchase price allocation to assets acquired and liabilities assumed allocation to assets and liabilities is based on estimates, assumptions, valuations, and other studies that have not progressed to a stage where there is sufficient information to make a definitive calculation.

On February 3, 2025, shareholders of Global Star and K Wave Media approved the proposals regarding Merger Agreement on the shareholders’ meeting.

On February 10, 2025, the company fully repaid the “1st Lee Loan” and partially paid the 3rd Lee Loan by $25,046, leaving a balance of $222,091.

On February 27, 2025, Play company Co.,Ltd. loaned K Enter $744,319. The Loan is for a term of one year and bears interest at the rate of 4.6% per annum.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations of GLOBAL STAR ACQUISITION INC.

References to the “Company,” “us,” “our” or “we” refer to Global Star Acquisition Inc. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and related notes included herein. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with our unaudited financial statements and the notes thereto contained elsewhere in this Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

We were formed as a blank check company incorporated in the State of Delaware on July 24, 2019, whose business purpose was to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, which we refer to as our initial business combination (the “Business Combination”).

Our sponsor was Global Star Acquisition 1 LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 19, 2022. On September 22, 2022, we consummated our IPO of 8,000,000 units, at $10.00 per unit, with each unit consisting of one share of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), one redeemable warrant (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, and one Right, with each Right entitling the holder to receive one-tenth of one share of Class A Common Stock (“Right”), generating gross proceeds of $80,000,000. On September 22, 2022, simultaneously with the consummation of the closing of the IPO, we consummated the private placement of an aggregate of 456,225 units (the “Private Placement Unit”) to the Sponsor, at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $4,562,250 (the “Private Placement”).

At the time of the IPO, the underwriters were granted a 45-day over-allotment option to purchase up to 1,200,000 additional Units to cover overallotments (the “Over-Allotment Units”). On September 30, 2022, the underwriters exercised their over-allotment option to purchase 1,200,000 Over-Allotment Units. On October 4, 2022, we closed on the over-allotment through the sale of 1,200,000 at Over-Allotment Units a purchase of $10.00 per share for gross proceeds of approximately $12,000,000.

Simultaneously with the sale of the Over-Allotment Units, the Company consummated the private placement of an aggregate of 42,000 units (the “Over- Allotment Private Placement Units” and together with the IPO Private Placement Units, the “Private Placement Units”) to the Sponsor, at a price of $10.00 per Over-Allotment Private Placement Units, generating total gross proceeds of $420,000.

A total of $94,300,000 comprised of the proceeds from the IPO and the proceeds of the Private Placement, net of the underwriting commissions, discounts, and offering expenses, was deposited in a trust account established for the benefit of the Company’s public stockholders (the “Trust Account”). The proceeds held in the Trust Account are invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to us to pay our income or other tax obligations as described in the initial public offering, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or the redemption of all or a portion of the outstanding public shares if we have not completed a business combination within the time required time period.

On May 13, 2025, the transactions contemplated under the Merger Agreement were consummated. The following transactions occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of common stock of Global Star, other than Global Star common stock owned by Global Star as treasury shares or any Global Star common stock owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one ordinary share of PubCo (the “PubCo Ordinary Share”), (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one PubCo Ordinary Share at a price of $11.50 per whole share (the “PubCo Warrant”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one PubCo Ordinary Share at the closing of a business combination (the “PubCo Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one PubCo Ordinary Share, one PubCo Warrant, and one PubCo Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically canceled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter common stock issued and outstanding, including shares of K Enter common stock deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of PubCo Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub common stock issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

In connection with the closing of the Business Combination, the aggregate consideration for the Acquisition Merger was $590,000,000, payable in the form of 59,000,000 newly issued PubCo’s Ordinary Shares valued at $10.00 per share.

Special Meetings

On August 22, 2023, the Company held a Special Meeting of Stockholders (the “August 2023 Meeting”). At the August 2023 Meeting, the Company’s stockholders approved the Charter Amendment, which extended the date by which the Company must consummate its initial business combination from September 22, 2023 to June 22, 2024, subject to the approval of the Board of Directors of the Company (the “Board”), provided the sponsor or its designees deposited into the trust account a monthly amount equal to $125,000, prior to the commencement of each extension period (the “Extension”). The Company filed the Charter Amendment with the Office of the Secretary of State of Delaware on August 28, 2023, a copy of which is attached as Exhibit 3.1 in the Form 8-K filed with the SEC on August 28, 2023 and is incorporated by reference herein. At the Meeting, Stockholders holding 4,052,066 shares of common stock exercised their right to redeem their shares for cash at a price of approximately $10.53 per share of the funds in the Trust Account. As a result, an aggregate of $42,680,726 was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining shares of Class A common stock outstanding were 5,147,934. The Company made 9 monthly payments of $125,000 to extend the period of time it had to consummate its initial business combination to June 22, 2024.

On June 11, 2024, the Company held a Special Meeting of Stockholders (the “June 2024 Meeting”). At the Meeting, the Company’s stockholders approved the Charter Amendment, which further extended the date by which the Company must consummate its initial business combination by an additional six-months pursuant to nine one-month extensions, from June 22, 2023 to December 22, 2024 (the “Second New Termination Date”), provided that the sponsor or its designees deposited into the trust account the lesser of: (i) $60,000 and (ii) 0.02 per share for each public share that is not redeemed in connection with the June 2024 Meeting. At the June 2024 Meeting, Stockholders holding 4,010,928 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.12 per share of the funds in the Trust Account. As a result, $44,605,448 was removed from the Trust Account to pay such holders. The Company made five monthly extension payments in the Trust Account to extend the period of time it had to consummate its initial business combination to November 22, 2024.

On November 27, 2024, the Company held a Special Meeting of Stockholders (the “November 2024 Meeting”). As approved by its stockholders at the November 2024 Meeting, the Company entered into an amendment to the Investment Management Trust Agreement, dated as of September 22, 2022, as amended (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“Continental”). The Trust Amendment extended the date on which Continental must commence liquidation of the Trust Account to up to June 22, 2025 (the “Third New Termination Date”), provided that the sponsor or its designees deposited into the trust account the lesser of: (i) $60,000 and (ii) 0.02 per share for each public share that is not redeemed in connection with the November 2024 Meeting. At the November 2024 Meeting, Stockholders holding 756,131 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.40 per share of the funds in the Trust Account. As a result, $8,620,940 was removed from the Trust Account to pay such holders. The Company has made five monthly extension payments in the Trust Account to extend the period of time by which it had to consummate its initial business combination to May 22, 2025.

On February 3, 2025, the Company held a special meeting of its stockholders (the “Merger Meeting”) for the purposes of considering and voting upon the proposals (the “Proposals”). In connection with the vote to approve the Proposals, the holders of 340,832 Class A ordinary shares of Global Star properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.55 per share, for an aggregate redemption amount of approximately $3,936,142. As a result, following satisfaction of such redemptions upon the closing of the business combination, the Company had 40,043 Class A ordinary shares outstanding and the balance in the Trust Account is approximately $475,094.

Merger Agreement

On June 15, 2023, K Enter announced that K Enter entered into a Merger Agreement with Global Star, a publicly traded special purpose acquisition company and certain of its subsidiaries.

On March 11, 2024, Global Star, K Enter, PubCo and Merger Sub executed the First Amendment to Merger Agreement to, among other things, reduce the base value of the merger consideration to be received by Company shareholders from $610 million to $590 million.

On June 28, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Second Amendment to Merger Agreement, which extended the outside date for the parties to consummate the closing of the Business Combination from June 22, 2024 to December 22, 2024.

On July 25, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Third Amendment to Merger Agreement, which conditioned the closing of the Business Combination on K Enter’s prior consummation of the acquisition of the controlling equity interests in the Six Korean Entities.

On December 11, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Fourth Amendment to Merger Agreement, which extended the outside date for the parties to consummate the closing of the Business Combination from December 22, 2024 to June 22, 2025.

Purchase Agreement

In connection with this Merger Agreement, on July 12, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) by and between the Company, K Enter, and Global Star Acquisition I LLC, a Delaware limited liability company (the “Sponsor”). Pursuant to the Purchase Agreement, K Enter purchased from the Sponsor 160,000 shares of Class B common stock (“the SPAC Securities”) for an aggregate purchase price of $1,600,000 (the “Purchase Price”), which was payable within 10 days from the effective date of the Purchase Agreement.

In addition to the payment of the Purchase Price, K Enter acknowledged that (x) it is an accredited investor as defined by Rule 501 of the Securities Act, (y) and has knowledge and experience in financial and business matters and in investments of this type and is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision. K Enter further acknowledged and agreed that the SPAC Securities: (a) are subject to limitations on transfer, (b) are being acquired pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state, (c) will not be sold except in compliance with the Securities Act and any applicable U.S. state securities laws, and in accordance with any limitations set forth in any applicable lock-up agreements applicable to the SPAC Securities.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.2 in the Form 8-K filed with the SEC on July 17, 2023.

First Amendment

On March 11, 2024, the Company, K Enter, Purchaser, and Merger Sub entered into a First Amendment to the Merger Agreement (the “First Amendment”) to amend certain of the terms of the Merger Agreement. The First Amendment (i) reduces the base value of the merger consideration to be received by Company shareholders from $610 million to $590 million, and (ii) removes in its entirety respective references to the “Share Purchase Agreement” dated April 12, 2023 with certain sellers of First Virtual Lab Inc. from its disclosure schedules and includes the “Termination Agreement and Re-Purchase Option Agreement, dated March 5, 2024, by and among Sungkwon Kim, King Bear Film LLC and K Enter Holdings Inc” to the disclosure schedule. Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and Section 4.5 of the Company’s bylaws, the board approved and authorized the First Amendment on March 11, 2024. The board obtained an updated fairness opinion with respect to the First Amendment. The modification in the purchase consideration was made in connection with the cessation of the planned acquisition of a majority equity stake in First Virtual Lab Inc.

The foregoing description of the First Amendment is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.2 in the Form 8-K filed with the SEC on March 14, 2024.

Second, Third and Fourth Amendment

On June 28, 2024, the Company entered into a Second Amendment to the Business Combination Agreement (the “Second BCA Amendment”), by and among K Enter, K Wave Media Ltd., a Cayman Islands exempted company (the “K Wave Media Ltd.”), and GLST Merger Sub Inc., a Delaware corporation (the “GLST Merger Sub Inc.”) to extend the outside date by which the parties’ must consummate the business combination. Other than the extension of the date to December 22, 2024, by which we must consummate a business combination, all of the terms, covenants, agreements, and conditions of the BCA remain in full force and effect in accordance with its original terms. On July 25, 2024, the Company entered into a Third Amendment to the Business Combination Agreement (the “Third BCA Amendment”), by and among K Enter, K Wave Media Ltd., and GLST Merger Sub Inc. to amend the conditions to the parties’ obligations to consummate the business combination. Other than the amendment to the condition to the obligations of the parties whereby K Enter must complete its acquisition of the controlling equity interests of (1) Play Company Co. Ltd., (2) Solaire Partners LLC, (3) Apeitda Co., Ltd., (4) The LAMP Co., Ltd., (5) Bidangil Pictures Co., Ltd., and (6) Studio Anseilen Co., Ltd., all of the terms, covenants, agreements, and conditions of the BCA remain in full force and effect in accordance with its original terms. On December 11, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Fourth Amendment to Merger Agreement (the “Fourth BCA Amendment”), which extended the outside date for the parties to consummate the closing of the Business Combination from December 22, 2024 to June 22, 2025.

The foregoing description of the Second BCA Amendment, Third BCA Amendment, and Fourth BCA Amendment (the “BCA Amendments”) do not purport to be complete and is qualified in its entirety by the terms and conditions of the BCA Amendments, copies of which, are filed as Exhibits 2.3, 2.4, and 2.5 to the Form 8-K filed with the SEC on July 31, 2024, and as Annex A to the DEFM14A filed with the SEC on January 8, 2025.

Consummation of Business Combination

On May 13, 2025, the transactions contemplated under the Merger Agreement were consummated. The following transactions occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of common stock of Global Star, other than Global Star common stock owned by Global Star as treasury shares or any Global Star common stock owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one ordinary share of PubCo (the “PubCo Ordinary Share”), (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one PubCo Ordinary Share at a price of $11.50 per whole share (the “PubCo Warrant”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one PubCo Ordinary Share at the closing of a business combination (the “PubCo Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one PubCo Ordinary Share, one PubCo Warrant, and one PubCo Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically canceled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter common stock issued and outstanding, including shares of K Enter common stock deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of PubCo Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub common stock issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

In connection with the closing of the Business Combination, the aggregate consideration for the Acquisition Merger was $590,000,000, payable in the form of 59,000,000 newly issued PubCo’s Ordinary Shares valued at $10.00 per share.

As a consequence of the Business Combination, we became the successor to an SEC-registered and NASDAQ-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Results of Operations

As of March 31, 2025, the Company had not commenced any operations. All activity for the period from July 24, 2019 (inception) through March 31, 2025, relates to organizational activities and identifying a target company for a business combination. We did not generate any operating revenues until after the completion of our initial Business Combination. We will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

For the three months ended March 31, 2025, we had net loss of $608,775, which consists of operating costs of $716,167, which primarily consist of legal, professional and advisory fees as well as insurance expense, provision for income taxes of $3,017, interest expense of $22,630 and amortization of deferred finance cost of $129,194, offset by change in fair value of liability to be settled in shares of $244,611, interest income on marketable securities held in the Trust Account of $13,839 and interest income – bank of $3,783.

For the three months ended March 31, 2024, we had net loss of $212,370, which consists of operating costs of $805,858, which primarily consist of legal, professional and advisory fees as well as insurance expense, and a provision for income taxes of $144,472 offset by interest income on marketable securities held in the Trust Account of $728,910 and interest income – bank of $9,050.

Franchise and Income Tax Withdrawals from Trust Account

Since completion of its IPO on September 22, 2022, and through March 31, 2025, the Company did not with from the Trust Account to pay its liabilities related to income and Delaware franchise taxes. Through March 31, 2025, the Company remitted $1,421,796 to the respective tax authorities, with the difference of $373,142 to be remitted as Company’s tax obligations become due. As of March 31, 2025, the Company had accrued but unpaid income tax liability of $327,960 and accrued but unpaid Delaware franchise tax liability of $2,199.

Liquidity, Capital Resources and Going Concern

On September 22, 2022, we consummated our Initial Public Offering of 8,000,000 Units at $10.00 per Unit, generating gross proceeds of $80,000,000. Simultaneously with the closing of our Initial Public Offering, we consummated the private placement of an aggregate of 456,225 Private Placement Units to our Sponsor at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $4,562,250. On October 4, 2022, we closed on the over-allotment through the sale of 1,200,000 Units at a purchase of $10.00 per share for gross proceeds of approximately $12.0 million, and simultaneously with the exercise of the overallotment, we consummated the Private Placement of an additional 42,000 Private Placement Units to the Sponsor, generating gross proceeds of $420,000. A total of $96,982,250 was generated from our IPO.

Transaction costs amounted to $4,788,510 consisting of $920,000 of underwriting fees (net of underwriter reimbursements), $3,220,000 of deferred underwriting fees payable, which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) and $648,510 of other offering costs related to the Initial Public Offering. The underwriters were also issued 115,000 shares of Class A common stock as representative shares, in connection with the IPO. Upon close of the Initial Public Offering, the Company recorded additional issuance costs of $79,338, the grant date fair value of the shares, with an offset to additional paid-in capital. As described in Note 6 — Commitments and Contingencies, of the Notes to the condensed consolidated Financial Statements contained in this report, the $3,220,000 deferred underwriting fees are contingent upon the consummation of the Business Combination within 12 months (or up to 27 months from the closing of the IPO at the election of the company in fifteen one-month extensions) from the closing of the Initial Public Offering.

As of March 31, 2025, we had $97,355 of cash on our balance sheet, which is restricted for payment of Company’s taxes and a working capital deficit of $12,589,315. We intend to use the funds held outside of the Trust Account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Business Combination. The interest income earned on the investments in the Trust Account are unavailable to fund operating expenses.

As previously disclosed on July 31, 2023, we issued a promissory note (the “Sponsor Working Capital Loan”) in the principal amount of $1,600,000 to our Sponsor. The Note was issued in connection with a $1,600,000 loan the Sponsor has made to us for working capital expenses. In connection with the consummation of the Business Combination, the Company issued 150,000 Ordinary Shares to the Sponsor as repayment of $1,500,000 of the Sponsor Working Capital Loan. As of the date of this prospectus, approximately $100,000 remains payable by the Company to the Sponsor pursuant to the Sponsor Working Capital Loan.

On April 15, 2024, the Company issued a promissory note to the Sponsor in an amount of up to $1,000,000 for working capital needs. The note bears no interest and shall be payable by the Maker on the earlier of: (i) March 31, 2025, or (ii) the date on which Maker consummates an initial public offering of its securities. The principal balance may be prepaid at any time. On November 20, 2024, the Company amended the terms of the promissory note to allow conversion of up to $1,000,000 into Class B Common Stock of the Company at a price of $10.00 per unit in lieu of cash repayment, effective immediately prior to the Business Combination. The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. As of March 31, 2025, $982,000 was drawn and outstanding under the promissory note and book value of the note recorded in the Company’s financials was $862,855.

Special Meetings, Extension and Trust Withdrawal from Trust Account

On August 22, 2023, we held a Special Meeting of Stockholders (the “August 2023 Meeting”). At the Meeting, our stockholders approved the Charter Amendment, which extended the date by which the Company must consummate its initial business combination by an additional nine-months pursuant to nine one-month extensions, from September 22, 2023 to June 22, 2024 (the “First New Termination Date”), subject to the approval of the Board of Directors of the Company (the “Board”), provided the sponsor or its designees deposited into the trust account a monthly amount equal to $125,000, prior to the commencement of each extension period (the “Extension”). We filed the Charter Amendment with the Office of the Secretary of State of Delaware on August 28, 2023, a copy of which is attached as Exhibit 3.1 in the Form 8-K filed with the SEC on August 28, 2023 and is incorporated by reference herein. At the Meeting, Stockholders holding 4,052,066 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.53 per share of the funds in the Trust Account. As a result, an aggregate of $42,680,726 was withdrawn from the Trust Account to pay such holders. Following the redemption, our remaining shares of Class A common stock outstanding were 5,147,934.

On June 11, 2024, we held a Special Meeting of Stockholders (the “June 2024 Meeting”). At the Meeting, our stockholders approved the Charter Amendment, which further extended the date by which the Company must consummate its initial business combination by an additional six-months pursuant to six one-month extensions, from June 22, 2024 to December 22, 2024 (the “Second New Termination Date”), provided that the sponsor or its designees deposited into the trust account approximately $22,740 prior to the commencement of each extension period. At the June 2024 Meeting, Stockholders holding 4,010,928 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.12 per share of the funds in the Trust Account. As a result, $44,605,448 was removed from the Trust Account to pay such holders.

On November 27, 2024, we held a Special Meeting of Stockholders (the “November 2024 Meeting”). As approved by its stockholders at the November 2024 Meeting, we entered into an amendment to the Investment Management Trust Agreement, dated as of September 22, 2022, as amended (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“Continental”). The Trust Amendment extended the date on which Continental must commence liquidation of the Trust Account to up to June 22, 2025 (the “Third New Termination Date”), provided that our sponsor or its designees deposit into the trust account the lesser of: (i) $60,000 and (ii) 0.02 per share for each public share that is not redeemed in connection with the November 2024 Meeting. At the November 2024 Meeting, Stockholders holding 756,131 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.40 per share of the funds in the Trust Account. As a result, $8,620,940 was removed from the Trust Account to pay such holders. We have made five monthly extension payments in the Trust Account to extend the period of time by which it has to consummate its initial business combination to May 22, 2025.

As of March 31, 2025, we had cash of $97,355 in our operating bank accounts, $4,411,236 of cash held in the Trust Account to be used for an initial Business Combination or to repurchase or redeem stock in connection therewith and a working capital deficit of $12,589,315.

As of September 19, 2025, the Company held 88 Bitcoin and $3,179,891 in a custodian account which is jointly managed by the Company and the Selling Shareholders. These 88 bitcoin and $3,179,891 are pledged as Collateral under the Security Agreement entered into in connection with the SPA. Following the time at which this Registration Statement on Form F-1 is declared effective by the SEC, the cash in the Company’s deposit account will be released as Collateral under the Security Agreement, and the Company will thereafter no longer be obligated to deposit any cash received from the sale of SPA Notes and SPA Warrants under the SPA into such account and will be free to use such cash for working capital and other general corporate purposes.

Additionally, as of September 19, 2025, the Company had approximately $2,000 in its operating bank account.

We may raise additional capital through loans or additional investments from the Sponsor or our stockholders, officers, directors, or third parties. Our officers and directors, the Sponsor or their affiliates may but are not obligated to loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets, or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2025. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee up to $10,000 for office space, utilities, and secretarial and administrative support services. We began incurring these fees on September 22, 2022 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.

The underwriters are entitled to a deferred fee of $3,220,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

In order to finance transaction costs in connection with the Business Combination, our Sponsor extended to us a line of credit of up to $1,600,000 pursuant to a Promissory Note dated July 31, 2023 (“Sponsor Working Capital Loan”). In connection with the consummation of the Business Combination, the Company issued 150,000 Ordinary Shares to the Sponsor as repayment of $1,500,000 of the Sponsor Working Capital Loan. As of the date of this prospectus, approximately $100,000 remains payable by the Company to the Sponsor pursuant to the Sponsor Working Capital Loan.

Agreements with Service Providers

On September 24, 2023, the Company engaged EF Hutton (now known as D. Boral Capital LLC), division of Benchmark Investments, LLC (“EF Hutton”) to act as the exclusive placement agent (“Placement Agent”) for the Company, in connection with the proposed offering by private placement of equity or equity-linked securities in the form of a PIPE, forward purchase arrangement or similar type of equity line financing (the “Placement”) to “qualified institutional buyers” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and to the institutional accredited investors as such term is defined in Regulation D promulgated under the Securities Act of the Company’s equity or equity-linked securities, including warrants, options or other rights to purchase such securities (collectively, the “Securities”). In case of successful Placements, a non-refundable cash placement fee (the “Placement Fee”), payable at each closing of a Placement, in an amount equal to seven percent (7.0%), as well as foreign placement fee of 1%, and reduced placement fee of 1% of the aggregate gross proceeds from the sale of all Securities in the Placement would be due and payable to EF Hutton.

On November 27, 2023, the Company engaged MZHCI, LLC, a MZ Group Company (“MZHCI”) as its public relations consultant starting from January 1, 2024 (the “MZHCI Agreement”). According to terms of the MZHCI Agreement, MZHCI was to be paid a monthly fee of $10,000 through May 2024, which was to be updated to $5,000 starting from June 2024 for its services for the period of the Proposed Business Combination. Subsequent to the closing of the Proposed Business Combination monthly fee was expected to increase to $14,000 (subject to 5% cost of living adjustment) upon closing of the Proposed Business Combination. In addition, upon successful closing of the Proposed Business Combination, the Company was to issue to MZHCI $150,000 worth of the Company’s restricted stock as valued on the first day of trading post-closing. MZHCI did not perform its obligations under the MZHCI Agreement, and the Company is in discussions to settle its termination of such agreement.

Critical Accounting Policies and Estimates

We prepare our condensed consolidated financial statements in accordance with U.S. generally accepted principles, which require management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses for the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable taking into account our circumstances and future expectations based on the available information. We evaluate these estimates on an ongoing basis.

We consider an accounting estimate to be critical if (i) the accounting estimate requires to make assumptions about matters that were highly uncertain at the time when the accounting estimate was made; and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material amount on our financial condition or results of operations. In the preparation of the financials statements for the period ended 2025 we had critical estimates related to the valuation of fair value of the amended promissory note entered into in 2025.

There are other items in our financial statements that require estimation but are not deemed to be critical, as defined above.

For a detailed discussion of our significant accounting policies and related judgements, see Note 2– Summary of Significant Accounting Policies Basis of Presentation in the Notes to the condensed consolidated Financial Statements included in this report.

Warrant Classification

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the IPO. Company account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to our of common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance. The fair value of the warrants are remeasured at each balance sheet date with the change in the estimated fair value of the warrants recognized as a non-cash gain or loss on the statements of operations. We have analyzed the Public Warrants and Private Placement Warrants and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480.

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable shares of Class A common stock (including Class A common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. Our Class A common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of our condensed consolidated balance sheets.

Share-Based Payment Arrangements

We measure and recognize compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the statements of operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

Net Loss per Common Share

Net loss per common share of common stock is computed by dividing net loss by the weighted average number of common shares issued and outstanding during the period. Subsequent measurement of the redeemable shares of Class A common stock is excluded from loss per ordinary share as the redemption value approximates fair value. We calculate our earnings per share to allocate net loss pro rata to shares of Class A and Class B common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the loss of our Company.

Income Taxes

We account for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the condensed consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. We also recognized accrued interest and penalties related to unrecognized tax benefits as income tax expense. We have identified the United States as our only “major” tax jurisdiction. We are subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. We do not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its condensed consolidated financial statements and disclosures.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF solaire

References to the “Solaire” refer to Solaire Partners, LLC. The following discussion and analysis of Solaire’s financial condition and results of operations should be read in conjunction with (in each case, included elsewhere herein): (i) Solaire’s audited financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 (and related notes). Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Business Overview

Solaire Partners, LLC (“Solaire”) is a content-specialized private equity firm based in Korea that invests in movies, dramas, and content companies since 2017. It is led by their CEO, Pyeungho Choi and Solaire’s team of content and finance experts with extensive experience in the entertainment industry. Solaire follows a disciplined project selection process, followed by a thorough hands-on, value add approach to investments. It monitors, reviews and shapes marketing and distribution strategy (teaser, poster, setting release date, distribution), scenario development, and participates in the casting of a project. Solaire has invested in some of the highest-grossing films out of Korea. It has also invested in entertainment tech companies that digitize.

Among its distinctions, it has created Korea’s first and only movie investment fund based on proprietary movie data. The fund invests to capture the returns of the broad segment of Korean commercial movies. Solaire has invested over $138 million in over 200 content projects in the last five years. Solaire has received distinctions from the Korean government as one of the leading venture capitalist firms in the cultural content sector and has secured the investments from some of the largest financial institutions in Korea such as Samsung Securities, Industrial Bank of Korea that have started to invest in the movie industry.

The revenues of Solaire would account for approximately 1.8% of New K Enter’s total revenues in 2023 on a pro forma basis. Solaire derives revenues through a management fee (around 1%) on the amount invested. Solaire expect its share of total New K Enter revenues to remain at these levels.

Solaire’s priority includes helping K Enter extend the investment scope from films to TV series and other formats of content including webtoons and animation and expanding K Enter’s business globally.

Solaire’s distinctiveness stems from the fact that its all members have a various experience in contents investment and also possess finance capabilities. This combination allows Solaire to approach investments in the content industry with a deeper understanding of the creative and artistic aspects, rather than solely focusing on the financial aspects of a project. In addition, due to their extensive experience and expertise in the content industry, Solaire has built a strong network in this industry. Strong relationships with influential producers and directors have allowed it to become the anchor investor in acclaimed movies such as “Parasite” and “Decision to Leave.” This showcases their ability to identify and support promising projects and talent.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), expressed in Korean Won.

Key Components of Statement of Operations

Solaire’s reporting currency is the Korean Won and its operating results and cash flows have been translated to U.S. dollar using the following exchange rates that represent the average daily rate in place for the respective period:

●	At the period exchange rate as of December 31, 2024 of US$1.00 to KRW1,477.86 for the balance sheet;

●	At the average exchange rate for the year ended December 31, 2024 of US$1.00 to KRW1,363.44 for the statements of operations and cash flow;

●	At the average exchange rate for the year ended December 31, 2023 of US$1.00 to KRW 1,306.76 for the statements of operations and cash flow;

Key factors Affecting Operating Results

The Korea Venture Investment Corporation (KVIC) informed Solaire that at a general meeting held on September 13, 2024, it passed a resolution to suspend the asset management activities of three Solaire-managed funds in which KVIC had invested. As a result of this suspension, these three funds are no longer permitted to accept new capital, and Solaire is no longer authorized to charge management fees on them. KVIC took these actions in response to allegations of conflicts of interest involving Solaire’s management of the funds. While Solaire is actively working to resolve the matter, no management fees can be recognized as revenue from the affected funds during this period. These funds represent approximately 90% of Solaire’s total assets under management (AUM) as of December 31, 2024. As a result, Solaire’s revenues could decline by as much as 90% in 2025. However, the impact on K Wave Media is expected to be minimal, as Solaire represented only 1.8% of the company’s total revenue in its 2024 pro forma financial statements. Solaire’s remaining fund remains unaffected. Solaire is committed to resolving this dispute to the satisfaction of all parties involved.

Results of Operations

A summary of Solaire’s operating results is as follows:

Comparison of Six Months Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Income Statement:
Revenues	₩	1,424	$1,044,534	₩	1,716	$1,313,449
Cost of sales		(83)	(61,014)		(146)	(111,904)
Gross profit		1,341	983,520		1,570	1,201,545
Operating expenses		(1,532)	(1,123,640)		(1,755)	(1,343,224)
Operating income		(191)	(140,120)		(185)	(141,679)
Other income (expense)		76	56,059		(77)	(58,604)
Loss before taxes		(115)	(84,061)		(262)	(200,283)
Income tax benefit (expense)		(68)	(49,724)		(39)	(30,264)
Net income	₩	(183)	$(133,785)	₩	(301)	$(230,547)

For the year ended December 31, 2024 and 2023, Solaire’s operating income was driven by its content investment segment, which realized revenues totaling Korean Won 1,424 million ($1,044,534) and Korean Won 1,716 million ($1,313,450), respectively.

Solaire’s gross profit has decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 229 million ($218,025), or 14.6% corresponding to a decrease in revenue of Korean Won 292 million ($268,916), or 17.0%. This is attributable to a decrease in investment management revenue resulting from investment funds that were liquidated in September 2024. For the year ended December 31, 2024 and 2023, four of Solaire’s customers account for 100% and 100% of total Solaire revenue, respectively.

For the year ended December 31, 2024 and 2023, Solaire’s operating expenses are primarily driven by payroll and payroll related costs, commissions expenses, share-based payments for both periods presented.

Solaire’s operating expenses decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 223 million ($219,584), or 12.7%. This is primarily attributable to an increase in payroll and payroll related costs of Korean Won 263 million ($169,754) associated with an increased average salary of the management, a decrease in commission expenses of Korean Won 20 million ($17,082) associated with the development of software, and a decrease in share-based payments of Korean Won 421 million ($322,365) associated with the shares transferred to the employees that was held by Solaire Partners’ largest shareholder during the year ended December 31, 2023.

Cash Flow:

A summary of Solaire’ operating, investing, and financing cash flows is as follows:

Comparison of Year Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Net cash provided by (used in)
Operating activities	₩	(511)	$(374,580)	₩	417	$319,212
Investing activities		101	74,052		(115)	(88,447)
Financing activities		67	49,294		(31)	(23,435)
Net change in cash and cash equivalents	₩	(343)	$(251,234)	₩	271	$207,330

Solaire’s net cash flows used in operating activities for the year ended December 31, 2024 was Korean Won 511 million ($374,580), compared to Korean Won 417 million ($319,212) of net cash flows provided by operating activities for the year ended December 31, 2023. This is primarily attributable to an increase in Solaire’s income tax paid by Korean Won 18 million ($13,240), a decrease in share-based payments of Korean Won 421 million ($322,365), a decrease in project investment assets of Korean Won 220 million ($162,143), and a decrease in contract assets of Korean Won 149 million ($105,564) during the year ended December 31, 2024.

Solaire’s net cash flows provided by investing activities for the year ended December 31, 2024 was Korean Won 101 million ($74,052), compared to Korean Won 116 million ($88,447) of net cash flows used in investing activities for the year ended December 31, 2023. This is primarily attributable to a decrease in leasehold deposit of Korean Won 65 million ($47,674) and a decrease in payment made for leasehold deposit of Korean Won 150 million ($114,788).

Solaire’s net cash flows provided by financing activities for the year ended December 31, 2024 was Korean Won 67 million ($49,294), compared to Korean Won 31 million ($23,435) of net cash flows used in financing activities for the year ended December 31, 2023. This is primarily attributable to an increase in short-term borrowings of Korean Won 207 million ($152,069), partially offset by security deposits received during the year ended December 31, 2023, which did not recur in the year ended December 31, 2024.

Liquidity and Capital Resources:

Historically, Solaire’s sources of liquidity have been cash flows from fundraising and the generation of net income. As of December 31, 2024, Solaire had an aggregate cash balance of Korean Won 0.4 million ($240) and net working capital of Korean Won 314 million ($212,382).

Solaire intends to operate with its current cash on hand and the profits it anticipates earning in the future. Solaire intends to expand it current business operations through oversea fund raising and exploit investment opportunities to scale up its profit. Solaire may need to borrow money or sell equity to finance its operations and planned growth.

Solaire’s future capital requirements will depend on many factors, including its revenue growth rate, potential acquisitions, the timing and extent of spending to support future sales and marketing efforts. In order to finance these opportunities, Solaire may need to raise additional financing. While there can be no assurances, if additional capital is required, Solaire intends to raise such capital through operations or additional issuances of equity. If additional financing is required from outside sources, Solaire may not be able to raise it on terms acceptable to it or at all. If Solaire is unable to raise additional capital when desired, Solaire’s business, results of operations and financial condition would be materially and adversely affected.

Related Parties

The related parties of Solaire comprise individuals, entities with significant influence over the Company, and associates. Solaire entered into multiple investment management agreements with said associates, pursuant to which Solaire will deliver investment management services.

See Related Parties under Note 28 in the notes to the financial statement for the year ended December 31, 2024 and 2023 for more information about transactions entered into with related parties.

Off-Balance Sheet Arrangements

During the periods presented, Solaire did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off balance sheet arrangements.

Critical Accounting Estimates

Solaire’s financial statements have been prepared in accordance with IFRS as issued by the IASB. The preparation of these financial statements requires Solaire to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the reporting dates, as well as the reported income and expenses incurred during the reporting period. Management bases its estimates on historical experience and in various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to Solaire’s financial statements.

Solaire believes the accounting policies discussed in the notes to Solaire’s financial statements are critical to understanding Solaire’s historical and future performance, as these policies relate to more significant areas involving management’s judgments and estimates.

See Summary of Material Accounting Policies in Note 5 to the financial statements as of and for the years ended December 31, 2024 and 2023 for more information about Solaire’s material accounting policies.

Equity-accounted investees

In determining whether Solaire has significant influence, Solaire takes into account whether Solaire directly or indirectly holds 20% or more of the voting rights over the investee, whether Solaire participates in the board or other decision-making body equivalent thereto of the investees, or whether Solaire’s potential voting rights will affect these rights.

Although Solaire holds less than 20% of equity interests in investment fund, investments in such investees were classified as investments in associates as Solaire can exercise significant influence over financial and operating policy decisions as a general partner.

Financial Instruments – Fair Values and risk management

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. Solaire uses its judgment to select a variety of methods and make assumptions that are mainly based on market conditions existing at the end of each reporting period.

These valuation techniques use as much market observable information as possible and use the least amount of Solaire-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2. If more than one significant input variable is not based on observable market information, the item is included in Level 3.

The valuation techniques used to measure the fair value of a financial instrument include:

●	Market price or dealer price of a similar financial instrument

●	The fair value of derivative instruments is determined by discounting the amount to present value using the leading exchange rate as of the end of the reporting period

Quantitative and Qualitative Disclosures about Market Risk

Solaire’s operating activities expose itself to a variety of financial risks: credit risk and liquidity risk from which Solaire’s risk management program focuses on minimizing any adverse effects on its financial performance. Solaire operates financial risk management policies and programs that closely monitor and respond to each risk factor.

See Summary of Solaire’s financial risk management under Note 24 in the notes to the financial statements for the years ended December 31, 2024 and 2023 for more information.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the IASB or other standard setting bodies that are adopted by use as of the specified effective date. Unless otherwise discussed, Solaire believes that the impact of recently issued standards that are not yet effective will not have a material impact on Solaire’s financial statements upon adoption.

See Recent Accounting Pronouncements issued, not yet adopted in Note 5 Material accounting policies in the notes to the financial statement for the years ended December 31, 2024 and 2023 for more information about recent accounting pronouncements, the timing of their adoption and Solaire’s assessment, to the extent Solaire has made one, of their potential impact on Solaire’s financial condition and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF Play Company

References to the “Play Company” refer to Play Company Co., Ltd. The following discussion and analysis of Play Company’s financial condition and results of operations should be read in conjunction with (in each case, included elsewhere herein): Play Company’s audited financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and 2022 (and related notes). Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Business Overview

Play Company Co., Ltd. (“Play Company”) sells its entertainment content and services and food and beverage products, as well as licenses its intellectual property in the food and beverage business. Play Company offers made-to-order services to plan projects, design merchandise and deliver customized products to its customers who are primarily music talent agencies that work with K-Pop artists, and operates a retail bakery-café business and franchising business under the concept names “Our Bakery”. As of December 31, 2024, retail operations consist of 13 Company-owned bakery-cafes and 19 franchise-operated bakery-cafes located in South Korea and China. Accordingly, Play Company has identified two operating segments for which Play Company’s management reviews discrete financial information as it makes decisions about its business – Content and Food and Beverage.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), expressed in Korean Won.

Key Components of Statement of Operations

Play Company’s reporting currency is the Korean Won and its operating results and cash flows have been translated to U.S. dollar using the following exchange rates that represent the average daily rate in place for the respective period:

●	At the period exchange rate as of December 31, 2024 of US$1.00 to KRW1,477.86 for the balance sheet;

●	At the average exchange rate for the year ended December 31, 2024 of US$1.00 to KRW1,363.44 for the statements of operations and cash flow;

●	At the average exchange rate for the year ended December 31, 2023 of US$1.00 to KRW 1,306.76 for the statements of operations and cash flow;

Results of Operations

A summary of Play Company’s operating results as translated to the U.S. dollar prepared under IFRS is as follows:

Comparison of Years Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Income Statement:
Revenues	₩	43,010	$31,545,495	₩	67,481	$51,640,054
Cost of sales		(41,912)	(30,739,899)		(60,837)	(46,555,654)
Gross profit		1,098	805,596		6,644	5,084,400
Operating expenses		(4,605)	(3,377,691)		(3,147)	(2,408,011)
Operating income (loss)		(3,507)	(2,572,095)		3,497	2,676,389
Other income (expense)		(805)	(590,384)		56	42,647
Profit (Loss) before taxes		(4,312)	(3,162,479)		3,553	2,719,036
Income tax benefit (expense)		754	552,757		(761)	(582,186)
Net income (loss)	₩	(3,558)	$(2,609,722)	₩	2,792	$2,136,850

For the year ended December 31, 2024 and 2023, Play Company’s operating income was driven by its content segment, which realized revenues totaling Korean Won 28,380 million ($20.8 million) and Korean Won 49,772 million ($38.1 million), respectively, and its food and beverage segment, which realized revenues of Korean Won 14,630 million ($10.7 million) and Korean Won 17,709 million ($13.6 million), respectively.

The operating result for the year ended December 31, 2024 represents only 33.8% of Play Company’s forecasted revenue of Korean Won 127.4 billion for the financial year of 2024 and also marks a 36.3% decline year-over-year compared to Korean Won 67.5 billion of revenues for the year ended December 31, 2023. This relatively low performance is largely attributable to (i) unexpected delays in some of the merchandising projects previously planned for the year and (ii) slower-than-expected progress in developing new business opportunities, among other factors.

The operating result for the year ended December 31, 2024 represents only 33.8% of Play Company’s forecasted revenue of Korean Won 127.4 billion for the financial year of 2024 and also marks a 36.3% decline year-over-year compared to Korean Won 67.5 billion of revenues for the year ended December 31, 2023. This relatively low performance is largely attributable to (i) unexpected delays in some of the merchandising projects previously planned for the year and (ii) slower-than-expected progress in developing new business opportunities, among other factors.

(i)	Unexpectedly delayed projects: As stated within this document, Play Company entered into a new business agreement with SM Entertainment in December 2023 and has been developing new merchandise projects for K-Pop artists from SM Entertainment. Since this is the first year of business cooperation between Play Company and SM Entertainment, the two companies needed to work closely to align their teamwork. As a result, several projects that were initially planned for release in the first half of the year have been adjusted, revised and delayed to ensure quality improvements. The first merchandise project for a top-tier K-pop artist under SM Entertainment’s management, Aespa, was released in the first quarter of 2025. This project generated approximately Korean Won 1.8 billion in revenue and is comparable to that of previous projects involving other top-tier K-pop artists under HYBE. Play Company is currently focusing on releasing the delayed projects according to the revised schedule, aiming to restore sales performance in 2025.

(ii)	New business development: As stated in this document, Play Company has been preparing for several new business opportunities to offset the anticipated decline in HYBE-related revenues in 2024. These opportunities include expanding from K-pop artists to a broader range of artists, including actors and virtual artists, and diversifying its merchandise offerings, such as light sticks and other concert-related collectibles. During the year ended December 31, 2024, Play Company developed and released merchandise for the fan meeting of Korean male actor Byun Woo-seok, the lead cast in the Korean drama "Lovely Runner." However, the slower-than-expected progress in developing these opportunities contributed to the relatively low performance in the year ended December 31, 2024. The company continues to take measures in 2025 to try to offset the shortfall in revenues

Play Company is implementing strategies to address and overcome the current challenges, as mentioned above. Play Company, however, runs the risk of generating annual results that fall well short of targeted revenue if it (i) encounters further delays or cancellations of its merchandising projects rescheduled due to internal decisions made by artist agencies, (ii) fails to distribute and sell the expected quantities of its merchandises, or (iii) experiences further delays or setbacks in the development of its new business opportunities. Acknowledging this risk, we have been closely cooperating with and supporting the executive management of Play Company in implementing measures aimed at restoring sales performance in 2025.

Play Company’s gross profit has decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 5,546 million ($4.3 million), or 83.5%, corresponding to a decrease in revenue of Korean Won 24,471 million ($20.1 million), or 36.3%. This is primarily attributable to a group of projects associated with a K-pop boybands, which generated Korean Won 595 million ($0.4 million) and Korean Won 16,040 million ($12.3 million) for the years ended December 31, 2024 and 2023, respectively, as these projects were completed early in 2024. For the year ended December 31, 2024 and 2023, three of Play Company’s customers account for 27.4% and 60.0%, respectively, of total content segment revenue and 41.5% and 81.4%, respectively, of total Play Company revenue.

For the year ended December 31, 2024 and 2023, Play Company’s operating expenses are primarily driven by payroll and payroll related costs of Korean Won 2,006 million ($1.5 million) and Korean Won 2,118 million ($1.6 million), respectively. Additional components of operating expenses consisted of bad debt expenses of Korean Won 297 million ($0.2 million) and Korean Won 172 million ($0.1 million), respectively, depreciation expense of Korean Won 679 million ($0.5 million) and Korean Won 649 million ($0.4 million), respectively, losses on disposal of property, plant and equipment of Korean Won 324 million ($0.2 million) and Korean Won 31 million (less than $0.1 million), respectively, impairment losses on property, plant and equipment of Korean Won 965 million ($0.7 million) and Korean Won 2 million (less than $0.1 million), respectively, and other administrative costs of Korean Won 335 million ($0.2 million) and Korean Won 175 million ($0.2 million) respectively, for the years ended December 31, 2024 and 2023.

Play Company’s operating expenses increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 1,458 million ($1.0 million), or 46.3%.This is primarily attributable to an increase in bad debt expenses of Korean Won 126 million ($0.1 million), losses on the disposal of property, plant and equipment of Korean Won 293 million ($0.2 million) and an increase in impairment loss on property, plant and equipment of Korean Won 962 million ($0.7 million).

For the year ended December 31, 2024, Play Company has executed only a partial number of targeted projects in 2024 due to unexpected delays in launching the projects as decided by some customers, although Play Company had more than enough production capacity.

Play Company’s cost of sales is closely related to the revenues generated because Play Company’s cost of sales primarily consist of costs incurred in connection with the manufacturing of the video merchandises. Therefore, the related manufacturing costs correlatedly decrease if the revenue declines.

For the years ended December 31, 2024 and 2023, Play Company’s other income (expense) is comprised of

●	finance income of $0.4 million and $1.3 million, respectively, primarily attributable to gains on foreign currency translation of less than $0.1 million and $0.3 million, respectively, gains on foreign currency transactions of less than $0.1 million and $0.2 million, respectively. Interest income earned from interest bearing notes and accounts was $0.2 million and $0.3 million, respectively. Gains on disposal of financial instruments of $0.5 million of was recognized for the year ended December 31, 2023 that did not recur for the year ended December 31, 2024.

●	finance costs of $1.0 million and $1.3 million, respectively, primarily attributable to interest expense relating to lease liabilities of $0.9 and $1.1 million, respectively, and losses on foreign currency transactions of less than $0.1 million and $0.2 million, respectively.

Cash Flow:

A summary of Play Company’s operating, investing, and financing cash flows prepared under IFRS is as follows:

Comparison of Years Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Net cash provided by (used in)
Operating activities	₩	(2,857)	$(2,095,561)	₩	(8,378)	$(6,410,933)
Investing activities		(361)	(264,799)		(1,790)	(1,369,862)
Financing activities		(1,287)	(944,212)		(12,190)	(9,328,274)
Effect of exchange rates on cash		71	51,721		362	276,657
Net change in cash and cash equivalents	₩	(4,434)	$(3,252,851)	₩	(21,996)	$(16,832,412)

Play Company’s cash flows used in operating activities decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 5,521 million ($4 million). This is primarily attributable to a decrease in payments for trade payables of Korean Won 21,788 million ($16.7 million) and in prepaid expenses of Korean Won 2,733 million ($2.1 million), offset by a decrease in net income of Korean Won 6,351 million ($4.7 million) and a decrease in collections of trade receivables of Korean Won 10,616 million ($8.0 million) for the year ended December 31, 2024.

Operational cash flow reflects the similar trend of fluctuation of revenue and operating expenses.

Play Company’s cash flows used in investing activities decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 1,429 million ($1.1 million). This is primarily attributable to an increase in proceeds from loans of Korean Won 4,221 million ($3.2 million) and a decrease in cash outflows from payments made for the acquisition of property, plant and equipment of Korean Won 676 million ($0.5 million), partially offset by a decrease in cash inflows from the disposal of other financial assets of Korean Won 3,801 million ($2.9 million).

Play Company’s cash flows used in financing activities decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 10,903 million ($8.4 million) and primarily relates to the acquisition of treasury shares for the year ended December 31, 2023.

Liquidity and Capital Resources:

Historically, Play Company’s sources of liquidity have been cash flows from the issuance of common stock and the generation of net income. As of December 31, 2024, Play Company had an aggregate cash balance of Korean Won 4,151 million ($2,808,501) and net working capital deficit of Korean Won 6,809 million ($4,607,395).

Play Company intends to operate with its current cash on hand and the profits it anticipates earning in the future. Play Company intends to expand its current business operations, including providing additional offerings such as obtaining intellectual property rights and expand its international footprint. Play Company may need to borrow money or sell equity to finance its operations and planned growth.

Play Company’s future capital requirements will depend on many factors, including its revenue growth rate, potential acquisitions, the timing and extent of spending to support future sales and marketing efforts. In order to finance these opportunities, Play Company may need to raise additional financing. While there can be no assurances, if additional capital is required, Play Company intends to raise such capital through operations or additional issuances of equity. If additional financing is required from outside sources, Play Company may not be able to raise it on terms acceptable to it or at all. If Play Company is unable to raise additional capital when desired, Play Company’s business, results of operations and financial condition would be materially and adversely affected.

Related Parties

The related parties of Play Company’s comprise key management personnel and entities controlled by or affiliated with key management personnel. As of December 31, 2024, Play Company entered into revenue and purchase agreement with related parties. Under the agreements, total gross revenue of approximately Korean Won 8,856 million ($6.5 million).

As of December 31, 2024, Korean Won 1,116 million ($0.8 million) of accounts payable and Korean Won 2,790 million ($1.9 million) of borrowings are outstanding as Play Company entered into the agreements for acquisition of treasury stock and borrowing with Chief Executive Officer for the year ended As of December 31, 2024. Play Company is provided guarantees for the borrowings obtained from financial institutions by Chief Executive Officer.

See Related Parties under Note 32 in the notes to the consolidated financial statement for the year ended December 31, 2024, 2023 and 2022 for more information about transactions entered into with related parties.

Off-Balance Sheet Arrangements

During the period presented, Play Company did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Estimates

Play Company’s consolidated financial statements have been prepared in accordance with IFRS as issued by the IASB. The preparation of these financial statements requires Play Company to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date, as well as the reported expenses incurred during the reporting period. Management bases its estimates on historical experience and in various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to Play Company’s consolidated financial statements.

Play Company believes the accounting policies discussed in the notes to Play Company’s consolidated financial statements are critical to understanding Play Company’s historical and future performance, as these policies relate to more significant areas involving management’s judgments and estimates.

See Summary of Material Accounting Policies under Note 5 in the notes to the consolidated financial statements for the years ended December 31, 2024, 2023 and 2022 for more information about Play Company’s material accounting policies.

Impairment assessment on CGU

Play Company estimates the recoverable amount of an individual asset, and if it is impossible to measure the individual recoverable amount of an asset, Play Company estimates the recoverable amount of cash-generating unit (“CGU”). The value in use is estimated by applying a weighted average cost of capital that reflects current market assessments of the time value of money and the risks specific to the asset or CGU for which estimated future cash flows have not been adjusted, to the estimated future cash flows expected to be generated by the asset or CGU.

As of December 31, 2024 and 2023, Play Company performed impairment test for Food and Beverages operating segment. Play Company identifies each of bakery-cafés as CGU. As the individual CGUs are tested for impairment at the same time as the group of CGUs containing the goodwill, Play Company tested the individual CGUs for impairment before the group of CGUs is tested.

The recoverable amount of each CGU is determined based on its value in use. Value in use is calculated using the estimated cash flow based on 5-year business plan approved by management. The estimated revenue and operating expenditures on Play Company’s products used in the forecast was determined considering external sources and Play Company’s experience. Management estimated the future cash flows based on its past performance and forecasts on consumer inflation rate. The key assumptions used in the estimation of value in use for Food and Beverages CGU include revenue and operating expenditures for the forecast period, growth rates for subsequent years (“terminal growth rate”), and discount rate. Terminal growth rate and the discount rate used in the estimation of value in use are as follows

	Weighted average cost of capital	Terminal growth rate
2024	9.6%	1.0%
2023	10.7%	1.0%

The discount rate was calculated using the weighted average cost of equity capital and debt and the beta of equity capital was calculated as the average of four Korean listed companies in the same industry and Play Company. Cost of debt was calculated using the yield rate of non-guaranteed corporate bond considering Play Company’s credit rating and debt ratio was determined using the average of the debt ratios of the four Korean listed companies in the same industry and Play Company. Play Company calculates the value in use of Food and Beverages CGU using post-tax cash flows and a post-tax discount rate.

As a result of the impairment test for goodwill for groups of Food and Beverages CGUs, the recoverable amount exceeded its carrying amount by Korean Won 2,524 million in 2024. Korean Won 4,779 million in 2023 and 6,576 million in 2022 ($4.4 million in 2024, $3.2 million in 2023 and $1.7 million in 2022). The recoverable amount exceeded its carrying amount accounts 13.3% of the amount of value in use (2023: 18.9%, 2022: 24.9%). The value in use determined for this CGU is sensitive to the discount rate and terminal growth rate used in the discounted cash flow model.

Quantitative and Qualitative Disclosures about Market Risk

Play Company’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which Play Company’s risk management program focuses on minimizing any adverse effects on its financial performance. Play Company operates financial risk management policies and programs that closely monitor and respond to each risk factor.

See Summary of Play Company’s financial risk management under Note 27 in the notes to the consolidated financial statements for the years ended December 31, 2024, 2023 and 2022 for more information.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the IASB or other standard setting bodies that are adopted by use as of the specified effective date. Unless otherwise discussed, Play Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on Play Company’s consolidated financial position or results of operations under adoption.

See Recent Accounting Pronouncements issued, not yet adopted under Note 5 Material accounting policies in the notes to the consolidated financial statement for the years ended December 31, 2024, 2023 and 2022 for more information about recent accounting pronouncements, the timing of their adoption and Play Company’s assessment, to the extent Play Company has made one, of their potential impact on Play Company’s consolidated financial condition and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF APEITDA

References to the “Apeitda” refer to Apeitda Co., Ltd. The following discussion and analysis of Apeitda’s financial condition and results of operations should be read in conjunction with (in each case, included elsewhere herein): (i) Apeitda’s audited financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 (and related notes). Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Business Overview

Established in 2013, Apeitda Co., Ltd. (“Apeitda”)’s main business is a film production studio and is led by Jung Byung-gil and his brother Jung Byung-sik. Apeitda’s focus has been on action and thriller movies such as The Villainess and Carter which received recognition from Hollywood for its unique camerawork to create a sense of realism in action films.

Apeitda is actively involved in the film production business, producing both domestic and foreign movies. As a forward-thinking production company with a commitment to original ideas, Apeitda creates content that remains true to the fundamental values of entertainment and visual enjoyment. Apeitda’s portfolio includes films spanning various genres, from commercial blockbusters to independent features. Notably, Apeitda’s recent success in the box office was marked by the global streaming of the action film “Carter” on Netflix, solidifying its position as a production company capable of delivering world-class films.

Looking ahead, Apeitda has ambitious plans for numerous upcoming projects set to be streamed on global OTT channels like Amazon and Netflix. This strategic move reflects its dedication to further expanding its capabilities as a global film production studio.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), expressed in Korean Won.

Key Components of Statement of Operations

Apeitda’s reporting currency is the Korean Won and its operating results and cash flows have been translated to U.S. dollar using the following exchange rates that represent the average daily rate in place for the respective period:

●	At the period exchange rate as of December 31, 2024 of US$1.00 to KRW1,477.86 for the balance sheet;

●	At the average exchange rate for the year ended December 31, 2024 of US$1.00 to KRW1,363.44 for the statements of operations and cash flow;

●	At the average exchange rate for the year ended December 31, 2023 of US$1.00 to KRW 1,306.76 for the statements of operations and cash flow;

Results of Operations

A summary of Apeitda’s operating results is as follows:

Comparison of Years Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Income Statement:
Revenues	₩	18	$12,984	₩	90	$68,873
Cost of sales		-	-		(26)	(20,259)
Gross profit		18	12,984		64	48,614
Operating expenses		(346)	(253,314)		(321)	(245,456)
Operating profit (loss)		(328)	(240,330)		(257)	(196,842)
Other income (expense)		29	20,812		87	66,258
Loss before taxes		(299)	(219,518)		(170)	(130,584)
Income tax benefit (expense)		(8)	(5,557)		15	11,181
Net income (loss)	₩	(307)	$(225,075)	₩	(155)	$(119,403)

For the years ended December 31, 2024 and 2023, Apeitda’s operating income was driven by its content production segment, which realized revenues totalling Korean Won 18 million ($12,984) and Korean Won 90 million ($68,873) from settlement proceeds related to the secondary distribution rights of previously released films, respectively.

Apeitda’s gross profit has decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 46 million ($35,630), or 71.9% corresponding to a decrease in revenue of Korean Won 72 million ($55,889), or 80.0%.

For the years ended December 31, 2024 and 2023, Apeitda’s operating expenses are primarily driven by payroll and payroll related costs, depreciation expenses, commissions expenses and other bad debt expenses for both periods presented.

Apeitda’s operating expenses increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 25 million ($7,858), or 7.8%. This is primarily attributable to a decrease in commission expenses of Korean Won 18 million ($13,654) associated with professional consulting fees, an increase in advertising expenses of Korean Won 20 million ($14,669) due to Apeitda’s marketing efforts, a decrease in entertainment expenses of Korean Won 13 million ($10,084), and an increase in impairment of prepayment of Korean Won 30 million ($22,003) which incurred due to the delay in completing the projects.

Apeitda typically takes approximately three years to complete a content project. Apeitda currently has no content projects in the production stage, but Apeitda may generate revenue from agreements Apeitda has entered into, or may enter into, with respect to Apeitda’s content project candidates, as well as content projects in production stage in the future. Apeitda’s ability to generate content revenues will depend on the successful development of its content project candidates.

Cash Flows

A summary of Apeitda’s operating, investing and financing cash flows prepared under IFRS is as follows:

Comparison of Years Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Net cash provided by (used in)
Operating activities	₩	(217)	$(158,979)	₩	(159)	$(121,559)
Investing activities		1	$924	₩	428	$327,256
Financing activities		(100)	$(73,344)	₩	(83)	$(63,439)
Effect of exchange rates on cash		-	$314	₩	-	$10
Net change in cash and cash equivalents	₩	(316)	$(231,085)	₩	186	$142,268

Net cash flows used in operating activities increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 58 million ($37,420). This is primarily attributable to an increase in Apeitda’s net loss by Korean Won 151 million ($105,672) and a decrease in accounts receivable due to a decline in revenue of Korean Won 232 million ($176,851) for the year ended December 31, 2024. These effects were partially offset by an increase in cash inflows from an income tax refund by Korean Won 302 million ($230,616) and an increase in other bad debt expenses of Korean Won 30 million ($22,003).

Net cash flows provided by investing activities decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 427 million ($326,332). This was primarily attributable to a decrease in cash inflows from the disposal of short-term financial instruments by Korean Won 500 million ($382,626) and an acquisition of property, plant, and equipment of Korean Won 70 million ($53,874) for the year ended December 31, 2023, which did not recur in the year ended December 31, 2024.

Net cash flows used in financing activities increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 17 million ($9,905). This is attributable to the repayment of long-term borrowings of Korean Won 17 million ($9,905).

Liquidity and Capital Resources

Historically, Apeitda’s sources of liquidity have been cash flows from the generation of net income. As of December 31, 2024, Apeitda had an aggregate cash balance of Korean Won 345 million ($233,132) and net working capital of Korean Won 223 million ($151,094).

Related Parties

The related parties of Apeitda comprise two of Apeitda’s Chief Executive Officers, who are also the shareholders of Apeitda, and other related parties. Apeitda entered into multiple agreements for leasing the office space and loans with related parties.

See Related Parties under Note 24 in the notes to the financial statement for the year ended December 31, 2024 and 2023 for more information about transactions entered into with related parties.

Off-Balance Sheet Arrangements

During the periods presented, Apeitda did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Estimates

Apeitda’s financial statements have been prepared in accordance with IFRS as issued by the IASB. The preparation of these financial statements requires Apeitda to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the reporting dates, as well as the reported income and expenses incurred during the reporting period. Management bases its estimates on historical experience and in various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to Apeitda’s financial statements.

Apeitda believes the accounting policies discussed in the notes to Apeitda’s financial statements are critical to understanding Apeitda’s historical and future performance, as these policies relate to more significant areas involving management’s judgments and estimates.

See Summary of Material Accounting Policies in Note 5 to the financial statements as of and for the years ended December 31, 2024 and 2023 for more information about Apeitda’s material accounting policies.

Measurement of defined benefit obligations: key actuarial assumptions

Apeitda’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for Apeitda, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Uncertain tax treatments

Apeitda establishes additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, is included in income taxes in the statements of operations.

Quantitative and Qualitative Disclosures about Market Risk

Apeitda’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which Apeitda’s risk management program focuses on minimizing any adverse effects on its financial performance. Apeitda operates financial risk management policies and programs that closely monitor and respond to each risk factor.

See Summary of Apeitda’s financial risk management under Note 21 in the notes to the financial statements for the years ended December 31, 2024 and 2023 for more information.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the IASB or other standard setting bodies that are adopted by use as of the specified effective date. Unless otherwise discussed, Apeitda believes that the impact of recently issued standards that are not yet effective will not have a material impact on Apeitda’s financial position or results of operations adoption.

See Recent Accounting Pronouncements issued, not yet adopted in Note 5 Material accounting policies in the notes to the financial statement for the years ended December 31, 2024 and 2023 for more information about recent accounting pronouncements, the timing of their adoption and Apeitda’s assessment, to the extent Apeitda has made one, of their potential impact on Apeitda’s financial statements upon operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE LAMP

References to the “The Lamp” refer to The LAMP Co., Ltd. The following discussion and analysis of The Lamp’s financial condition and results of operations should be read in conjunction with (in each case, included elsewhere herein): (i) The Lamp’s audited financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 (and related notes). Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Business Overview

The Lamp Co., Ltd. is actively involved in the production of video content, encompassing both domestic and international films and dramas. The Lamp’s commitment to the video content industry is evident in its ongoing contributions through content planning, development, and production. Boasting top-tier hits in the history of the Korean box office, The Lamp has also garnered numerous awards for The Lamp work in both domestic and international realms.

Recent endeavors include a strategic focus on attracting investments and producing content for OTT streaming platforms such as Netflix and Wavve. Through these initiatives, The Lamp is consistently broadening the global reach of its content. Adapting to the dynamic landscape of the rapidly growing content industry, The Lamp currently possesses a diverse portfolio of intellectual properties (IPs), including musicals and novels. The Lamp’s dedication to enhancing content competitiveness is unwavering, as The Lamp continually expands its repertoire of IPs to meet the evolving demands of the market.

Established in 2003. Led by Park Un-kyoung, The Lamp is a film and TV series production studio specializing in thought-provoking yet commercially successful movies including ‘A Taxi Driver’, ‘Mal-Mo-E’ and ‘Samjin Company English Class’. A Taxi Driver, for example, achieved commercial success attracting 12.2 million viewers at the box office. The Lamp has received awards at various film festivals and awards for content quality, including Blue Dragon Awards, Baeksang Art Awards and Houston International Film Festival. One of her current projects includes Aema, a Netflix original series that is scheduled for release in 2025. In Netflix’s press release of September 11, 2023, it confirmed the production of its upcoming series Aema, a fictional comedy.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), expressed in Korean Won.

Key Components of Statement of Operations

The Lamp’s reporting currency is the Korean Won and its operating results and cash flows have been translated to U.S. dollar using the following exchange rates that represent the average daily rate in place for the respective period:

●	At the period exchange rate as of December 31, 2024 of US$1.00 to KRW1,477.86 for the balance sheet;

●	At the average exchange rate for the year ended December 31, 2024 of US$1.00 to KRW1,363.44 for the statements of operations and cash flow;

●	At the average exchange rate for the year ended December 31, 2023 of US$1.00 to KRW 1,306.76 for the statements of operations and cash flow;

Results of Operations

A summary of The Lamp’s operating results is as follows:

Comparison of Year Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Income Statement:
Revenues	₩	16,336	$11,981,495	₩	20,837	$15,945,434
Cost of sales		(15,024)	(11,018,875)		(19,509)	(14,929,569)
Gross profit		1,312	962,620		1,328	1,015,865
Operating expenses		(1,039)	(762,076)		(750)	(573,991)
Operating income		273	200,544		578	441,874
Other expense, net		(114)	(83,511)		(59)	(45,107)
Profit before taxes		159	117,033		519	396,767
Income tax benefit (expense)		(92)	(67,543)		19	14,386
Net income	₩	67	$49,490	₩	538	$411,153

For the year ended December 31, 2024 and 2023, The Lamp’s operating income was driven by its content production segment, which realized revenues totaling Korean Won 16,336 million ($11,981,495) and Korean Won 20,837 million ($15,945,434), respectively.

The Lamp’s gross profit has decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 15 million ($53,245), or 1.1%, corresponding to a decrease in revenue of Korean Won 4,501 million ($3,963,939), or 21.6%. This is attributable to a content project reached post-production stage during the year ended December 31, 2024, which was in the production stage during the year ended December 31, 2023, despite the initiation of a new project in May 2024. For the year ended December 31, 2024 and 2023, three of The Lamp’s customers account for 93.1% and 92.2%, respectively, of total revenue.

For the year ended December 31, 2024 and 2023, The Lamp’s operating expenses are primarily driven by payroll and payroll related costs, depreciation expenses, supplies expenses, commission expenses, and other bad debt expenses for both periods presented.

The Lamp’s operating expenses increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 289 million ($188,085), or 38.5%. This is primarily attributable to other bad debt expense of Korean Won 242 million ($177,492) and losses on the disposal of property and equipment of Korean Won 40 million ($29,055) which did not occur for the year ended December 31, 2023.

Cash Flows

A summary of The Lamp’s operating, investing and financing cash flows is as follows:

Comparison of Years Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Net cash provided by (used in)
Operating activities	₩	(1,009)	$(740,194)	₩	876	$670,014
Investing activities		103	$75,887	₩	225	$172,125
Financing activities		(150)	$(110,198)	₩	(124)	$(94,517)
Net change in cash and cash equivalents	₩	(1,056)	$(774,505)	₩	977	$747,622

Net cash flows used in operating activities for the year ended December 31, 2024 was Korean Won 1,009 million ($740,194), compared to Korean Won 876 million ($670,014) of net cash flows provided by operating activities for the year ended December 31, 2023. This is primarily attributable to a decrease in contract liabilities related to in-progress content projects of Korean Won 2,636 million ($1,958,276), partially offset by a decrease in trade receivables of Korean Won 184 million ($137,184) as a major content project reached completion during the year ended December 31, 2024, an increase in income tax expenses of Korean Won 111 million ($81,929) and other bad debt expenses of Korean Won 137 million ($97,141).

Net cash flows provided by investing activities decreased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 122 million ($96,238). This is primarily attributable to a decrease in long-term investment securities collection of Korean Won 331 million ($253,576), partially offset by a decrease in leasehold deposit receivables of Korean Won 160 million ($118,941), an increase in collection of other deposits receivables of Korean Won 15 million ($10,645), and a decrease in long-term borrowings of Korean Won 20 million ($15,305).

Net cash flows used in financing activities increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 26 million ($15,681). This is primarily attributable to the repayments made of short-term borrowings of Korean Won 30 million ($22,003).

Liquidity and Capital Resources

Historically, The Lamp’s sources of liquidity have been cash flows from the generation of net income. As of December 31, 2024, The Lamp had an aggregate cash balance of Korean Won 864 million ($584,580) and net working capital deficit of Korean Won 1,044 million ($706,621).

The Lamp intends to operate with its current cash on hand and the profits it anticipates earning in the future. The Lamp intends to expand its current business operations, including increasing drama and movie projects with global OTT and expanding its international footprint. The Lamp may need to borrow money or sell equity to finance its operations and planned growth.

The Lamp’s future capital requirements will depend on many factors, including its revenue growth rate, potential acquisitions, the timing and extent of spending to support future sales and marketing efforts. In order to finance these opportunities, The Lamp may need to raise additional financing. While there can be no assurances, if additional capital is required, The Lamp intends to raise such capital through operations or additional issuances of equity. If additional financing is required from outside sources, The Lamp may not be able to raise it on terms acceptable to it or at all. If The Lamp is unable to raise additional capital when desired, The Lamp’s business, results of operations and financial condition would be materially and adversely affected.

Related Parties

The related parties of The Lamp comprise the Chief Executive Officers of The Lamp, who is also the shareholder of The Lamp, and other related parties. The Lamp entered into multiple agreements for loans with related parties.

See Related Parties under Note 26 in the notes to the financial statement for the year ended December 31, 2024 and 2023 for more information about transactions entered into with related parties.

Off-Balance Sheet Arrangements

During the periods presented, The Lamp did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Estimates

The Lamp’s financial statements have been prepared in accordance with IFRS as issued by the IASB. The preparation of these financial statements requires The Lamp to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the reporting dates, as well as the reported income and expenses incurred during the reporting period. Management bases its estimates on historical experience and in various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to The Lamp’s financial statements.

The Lamp believes the accounting policies discussed in the notes to The Lamp’s financial statements are critical to understanding The Lamp’s historical and future performance, as these policies relate to more significant areas involving management’s judgments and estimates.

See Summary of Material Accounting Policies in Note 5 to the financial statements as of and for the years ended December 31, 2024 and 2023 for more information about The Lamp’s material accounting policies.

Measurement of defined benefit obligations: key actuarial assumptions

The Lamp’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for The Lamp, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Uncertain tax treatments

The Lamp establishes additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, is included in income taxes in the statements of operations.

Quantitative and Qualitative Disclosures about Market Risk

The Lamp’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which The Lamp’s risk management program focuses on minimizing any adverse effects on its financial performance. The Lamp operates financial risk management policies and programs that closely monitor and respond to each risk factor.

See Summary of The Lamp’s financial risk management under Note 22 in the notes to the financial statements for the years ended December 31, 2024 and 2023 for more information.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the IASB or other standard setting bodies that are adopted by use as of the specified effective date. Unless otherwise discussed, The Lamp believes that the impact of recently issued standards that are not yet effective will not have a material impact on The Lamp’s financial statements upon adoption.

See Recent Accounting Pronouncements issued, not yet adopted in Note 5 Material accounting policies in the notes to the financial statement for the years ended December 31, 2024 and 2023 for more information about recent accounting pronouncements, the timing of their adoption and The Lamp’s assessment, to the extent The Lamp has made one, of their potential impact on The Lamp’s financial condition and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BIDANGIL PICTURES

References to the “Bidangil” refer to Bidangil Pictures Co., Ltd. The following discussion and analysis of Bidangil’s financial condition and results of operations should be read in conjunction with (in each case, included elsewhere herein): (i) Bidangil’s audited financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024 and 2023 (and related notes). Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Business Overview

Bidangil Pictures Co., Ltd. (“Bidangil”) is engaged in the vibrant landscape of content production, covering a spectrum that includes both domestic and international movies and dramas. Distinguished by a world-class production sense and a highly efficient production system, Bidangil actively pursues innovation by venturing into diverse genres within the film industry. Many acclaimed directors play pivotal roles in shaping the landscape of K-content, and Bidangil stands out as an exceptional production studio, skillfully navigating the intersection of artistic quality and commercial success.

Established in 2005 and led by Kim, Soo Jin and Yoon, In Bum. Bidangil is a production studio that has produced over 10 movies including thrillers such as The Chaser and Korea’s first space-based sci-fi movie Space Sweepers which was released on Netflix. Bidangil has also been successful in discovering talented new directors, including Na Hongjin for The Chaser and Jo Sunghee for A Werewolf Boy and Space Sweepers. Bidangil also has created a distinctive portfolio of films with unique story lines and settings.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), expressed in Korean Won.

Key Components of Statement of Operations

Bidangil’s reporting currency is the Korean Won and its operating results and cash flows have been translated to U.S. dollar using the following exchange rates that represent the average daily rate in place for the respective period:

●	At the period exchange rate as of December 31, 2024 of US$1.00 to KRW1,477.86 for the balance sheet;

●	At the average exchange rate for the year ended December 31, 2024 of US$1.00 to KRW1,363.44 for the statements of operations and cash flow;

●	At the average exchange rate for the year ended December 31, 2023 of US$1.00 to KRW 1,306.76 for the statements of operations and cash flow;

Results of Operations

A summary of Bidangil’s operating results is as follows:

Comparison of Years Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Income Statement:
Revenues	₩	18,633	$13,665,823	₩	7,746	$5,927,700
Cost of sales		(17,447)	(12,796,273)		(7,070)	(5,410,029)
Gross profit		1,186	869,550		676	517,671
Operating expenses		(732)	(536,698)		(725)	(555,119)
Operating income (loss)		454	332,852		(49)	(37,448)
Other income (expense)		(92)	(67,313)		234	178,982
Profit before taxes		362	265,539		185	141,534
Income tax benefit (expense)		(4)	(2,737)		2	1,165
Net income	₩	358	$262,802	₩	187	$142,699

For the year ended December 31, 2024 and 2023, Bidangil’s operating income (loss) was driven by its content production segment, which realized revenues totaling Korean Won 18,633 million ($13,665,823) and Korean Won 7,746 million ($5,927,700), respectively.

Bidangil’s gross profit has increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 510 million ($351,879), or 75.4%, corresponding to an increase in revenue of Korean Won 10,887 million ($7,738,123), or 140.5%. This is attributable to an increase in media production revenue due to a new agreement initiated in August 2023. For the year ended December 31, 2024 and 2023, one of Bidangil Pictures’ customers accounts for 99.4% and 97.6%, respectively, of total revenue.

For the year ended December 31, 2024 and 2023, Bidangil’s operating expenses are primarily driven by payroll and payroll related costs, depreciation expenses, and commissions expenses for both periods presented.

Bidangil’s operating expenses increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 7 million (decreased by $18,421 due to foreign exchange rate fluctuation), or 1.0%. This is primarily attributable to other bad debt expenses of Korean Won 21 million ($15,402), which did not occur in the year ended December 31, 2023, partially offset by a decrease in payroll and payroll related costs of Korean Won 10 million ($24,732).

Cash Flows

A summary of Bidangil’s operating, investing, and financing cash flows is as follows:

Comparison of Years Ended December 31, 2024 and 2023

	Year Ended December 31, 2024			Year Ended December 31, 2023
	(In millions of Korean won and US dollar)
Net cash provided by (used in)
Operating activities	₩	(1,401)	$(1,027,600)	₩	2,088	$1,598,066
Investing activities		1,417	$1,039,135	₩	1,293	$989,446
Financing activities		(2,291)	$(1,680,061)	₩	(685)	$(524,298)
Net change in cash and cash equivalents	₩	(2,275)	$(1,668,526)	₩	2,696	$2,063,214

Net cash flows used in operating activities for the year ended December 31, 2024 was Korean Won 1,401 million ($1,027,600), compared to Korean Won 2,088 million ($1,598,066) of net cash flows provided by operating activities for the year ended December 31, 2023. This is primarily attributable to a decrease in contract liabilities of Korean Won 12,366 million ($9,266,349) as one of the content projects are nearing completion, partially offset by an increase in net income by Korean Won 172 million ($120,103) and a decrease in prepaid expenses of Korean Won 8,236 million ($6,171,954).

Net cash flows provided by investing activities increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 124 million ($49,689). This is attributable to a decrease in payments made for the purchase of short-term investment securities of Korean Won 4,932 million ($3,838,049) and an increase in the proceeds from short-term loans collected of Korean Won 953 million ($698,602), partially offset by a decrease in the proceeds from disposal of short-term investment securities of Korean Won 5,748 million ($4,480,155).

Net cash flows used in financing activities increased for the year ended December 31, 2024 as compared to the year ended December 31, 2023 by Korean Won 1,606 million ($1,155,763). This is primarily attributable to the purchase of treasury shares of Korean Won 2,000 million ($1,466,880), partially offset by a decrease in cash outflows from other current liabilities by Korean Won 400 million ($312,775).

Liquidity and Capital Resources

Historically, Bidangil’s sources of liquidity have been cash flows from the generation of net income. As of December 31, 2024, Bidangil had an aggregate cash balance of Korean Won 1,448 million ($980,123) and net working capital of Korean Won 2,078 million ($1,406,205).

Bidangil intends to operate with its current cash on hand and the profits it anticipates earning in the future. Bidangil intends to expand its current business operations, increasing drama and movie projects with global OTT and expanding its international footprint. Bidangil may need to borrow money or sell equity to finance its operations and planned growth.

Bidangil’s future capital requirements will depend on many factors, including its revenue growth rate, potential acquisitions, the timing and extent of spending to support future sales and marketing efforts. In order to finance these opportunities, Bidangil may need to raise additional financing. While there can be no assurances, if additional capital is required, Bidangil intends to raise such capital through operations or additional issuances of equity. If additional financing is required from outside sources, Bidangil may not be able to raise it on terms acceptable to it or at all. If Bidangil is unable to raise additional capital when desired, Bidangil’s business, results of operations and financial condition would be materially and adversely affected.

Related Parties

The related parties of Bidangil comprise two of Chief Executive Officers, who are also the shareholder of Bidangil. Bidangil entered into a loan agreement with two of Bidangil’s Chief Executive Officers.

See Related Parties under Note 25 in the notes to the consolidated financial statement for the year ended December 31, 2024 and 2023 for more information about transactions entered into with related parties.

Off-Balance Sheet Arrangements

During the periods presented, Bidangil did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Estimates

Bidangil’s consolidated financial statements have been prepared in accordance with IFRS as issued by the IASB. The preparation of these financial statements requires Bidangil to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the reporting dates, as well as the reported income and expenses incurred during the reporting period. Management bases its estimates on historical experience and in various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to Bidangil’s consolidated financial statements.

Bidangil believes the accounting policies discussed in the notes to Bidangil’s consolidated financial statements are critical to understanding Bidangil’s historical and future performance, as these policies relate to more significant areas involving management’s judgments and estimates.

See Summary of Material Accounting Policies in Note 5 to the consolidated financial statements as of and for the years ended December 31, 2024 and 2023 for more information about Bidangil’s material accounting policies.

Uncertain tax treatments

Bidangil establishes additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, is included in income taxes in the statements of operations.

Quantitative and Qualitative Disclosures about Market Risk

Bidangil’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which Bidangil’s risk management program focuses on minimizing any adverse effects on its financial performance. Bidangil operates financial risk management policies and programs that closely monitor and respond to each risk factor.

See Summary of Bidangil’s financial risk management under Note 22 in the notes to the consolidated financial statements for the years ended December 31, 2024 and 2023 for more information.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the IASB or other standard setting bodies that are adopted by use as of the specified effective date. Unless otherwise discussed, Bidangil believes that the impact of recently issued standards that are not yet effective will not have a material impact on Bidangil’s consolidated financial statements upon adoption.

See Recent Accounting Pronouncements issued, not yet adopted in Note 5 Material accounting policies in the notes to the consolidated financial statement for the years ended December 31, 2024 and 2023 for more information about recent accounting pronouncements, the timing of their adoption and Bidangil’s assessment, to the extent Bidangil has made one, of their potential impact on Bidangil’s consolidated financial condition and results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ANSEILEN

References to the “Anseilen” refers to Studio Anseilen Co., Ltd. The following discussion and analysis of Anseilen’s financial condition and results of operations should be read in conjunction with (in each case, included elsewhere herein)): (i) Anseilen’s audited financial statements as of December 31, 2024 and 2023 and for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 (and related notes). Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Business Overview

Studio Anseilen Co., Ltd. (“Anseilen”) is engaged in the video content production business, spanning movies and dramas, and including IP planning and development. Anseilen’s team comprises accomplished directors who have played key roles in shaping the landscape of K-drama, contributing invaluable expertise to the creation of global video content. Recognizing the evolving trends in the video content market that demand diversity, Anseilen strategically plans and develops new content, drawing on Anseilen’s extensive experience across various formats, including plays, classics, novels, foreign dramas, and documentaries.

In alignment with the global demand for content, Anseilen is actively working on projects slated for streaming on platforms such as Disney and Netflix. Anseilen’s upcoming productions aim to lead the way in the ever-changing landscape of video content trends. Through the independent directorial skills and the synergy derived from Studio Anseilen’s seasoned directors, Anseilen plans to spearhead the emergence of fresh and innovative video content.

Anseilen’s main business is production studio for multi-form TV series and movies. While it is a newly established entity (March 2023), it is led by Kyung-su Shin, Jun-Woo Park, Seung-Ho Kim, 3 top executive producers who worked for SBS, one of the leading Korean TV broadcasting channels. They have created some of Korea’s most famous dramas such as an adaptation of the webtoons taxi driver and other works such as the ‘First Responders’ and ‘Twenty-Five Twenty-One’.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”), expressed in Korean Won.

Key Components of Statement of Operations

Anseilen’s reporting currency is the Korean Won and its operating results and cash flows have been translated to U.S. dollar using the following exchange rates that represent the average daily rate in place for the respective period:

●	At the period exchange rate as of December 31, 2024 of US$1.00 to KRW1,477.86 for the balance sheet;

●	At the average exchange rate for the year ended December 31, 2024 of US$1.00 to KRW1,363.44 for the statements of operations and cash flow;

●	At the average exchange rate for the year ended December 31, 2023 of US$1.00 to KRW 1,306.76 for the statements of operations and cash flow;

Results of Operations

A summary of Anseilen’s operating results is as follows:

Comparison of Year Ended December 31, 2024 and the Period from March 6, 2023 (inception) to December 31, 2023

	Year Ended December 31, 2024			For the Period from March 6, 2023 (inception) to December 31, 2023
	(In millions of Korean won and US dollar)
Statement of Profit or Loss
Operating expenses	₩	(219)	$(160,694)	₩	(348)	$(266,258)
Operating loss		(219)	(160,694)		(348)	(266,258)
Other income (expense)		(30)	(21,848)		-	232
Net loss	₩	(249)	$(182,542)	₩	(348)	$(266,026)

For the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023, Anseilen’s operating expenses consist of personnel-related expenses for administrative functions and expenses for outside professional services, including legal, audit and accounting services. Personnel-related expenses consist of salaries and severance.

Anseilen’s operating expenses decreased for the year ended December 31, 2024 as compared to the period from March 6, 2023 (inception) to December 31, 2023 by Korean Won 129 million ($105,563), or 37.1%. This is primarily attributable to a decrease in payroll and payroll-related costs of Korean Won 138 million ($111,619) due to a decrease in the number of employees supporting the internal multi-format TV series and film production team, partially offset by an increase in rent expenses by Korean Won 11 million ($7,539).

Cash Flows

A summary of Anseilen’s operating, investing, and financing cash flows is as follows:

Comparison of Year Ended December 31, 2024 and the Period from March 6, 2023 (inception) to December 31, 2023

	Year Ended December 31, 2024			For the period from March 6, 2023 (inception) to December 31, 2023
	(In millions of Korean won and US dollar)
Net cash provided by (used in)
Operating activities	₩	87	$63,690	₩	343	$262,482
Investing activities		(2)	(1,100)		(81)	(62,024)
Financing activities		-	-		14	10,672
Net change in cash and cash equivalents	₩	85	$62,590	₩	276	$211,130

Net cash flows provided by operating activities decreased for the year ended December 31, 2024 as compared to the period from March 6, 2023 (inception) to December 31, 2023 by Korean Won 256 million ($198,792).This is primarily attributable to an decrease in cash inflows of Korean Won 500 million ($398,531) from contract liabilities, partially offset by a decrease in Anseilen’s net loss by Korean Won of 99 million ($83,484) and an increase in cash inflows of Korean Won of 134 million ($109,733) from other non-current non-financial assets.

Net cash flows used in investing activities decreased for the year ended December 31, 2024 as compared to the period from March 6, 2023 (inception) to December 31, 2023 by Korean Won 79 million ($60,924). This is due to advances of leasehold deposit receivables of Korean Won 49 million ($37,162) and purchase of investment securities of Korean Won 30 million ($22,958) for the period from March 6, 2023 (inception) to December 31, 2023, which did not recur for the year ended December 31, 2024.

Net cash flows provided by financing activities decreased for the year ended December 31, 2024 as compared to the period from March 6, 2023 (inception) to December 31, 2023 by Korean Won 14 million ($10,672). This is primarily attributable to the proceeds received from the Ordinary Shares issued, which did not recur for the year ended December 31, 2024.

Liquidity and Capital Resources

Historically, Anseilen’s sources of liquidity have been cash flows from the payments received from K Enter Holdings. In June 2024, Anseilen entered into the agreement with K Enter Holdings to receive payment totaling Korean Won 1,000 million ($676,654) by June 30, 2025. Also, Anseilen has received totalling Korean Won 500 million ($338,327) has been received and the remaining Korean Won 500 million ($338,327) was received by June 30, 2025. As of December 31, 2024, Anseilen had an aggregate cash balance of Korean Won 361 million ($244,430) and net working capital of Korean Won 337 million ($228,139).

Anseilen intends to operate with its current cash on hand and the profits it anticipates earning in the future. Anseilen intends to expand its current business operations, including providing additional offerings such as producing intellectual property rights of K-Drama and expand its international footprint. Anseilen may need to borrow money or sell equity to finance its operations and planned growth.

Anseilen’s future capital requirements will depend on many factors, including its revenue growth rate, potential acquisitions, the timing and extent of spending to support future sales and marketing efforts. In order to finance these opportunities, Anseilen may need to raise additional financing. While there can be no assurances, if additional capital is required, Anseilen intends to raise such capital through operations or additional issuances of equity. If additional financing is required from outside sources, Anseilen may not be able to raise it on terms acceptable to it or at all. If Anseilen is unable to raise additional capital when desired, Anseilen’s business, results of operations and financial condition would be materially and adversely affected.

Related Parties

The related parties of Anseilen comprise shareholders of the Company and other related parties.

See Related Parties under Note 22 in the notes to the financial statement for the year ended December 31, 2024 and for the period from March 6, 2023 (inception) to December 31, 2023 for more information about transactions entered into with related parties.

Off-Balance Sheet Arrangements

During the period presented, Anseilen did not have any relationships with unconsolidated entities or financial partnerships, such as structured finance or special purpose entities, which were established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Estimates

Anseilen’s financial statements have been prepared in accordance with IFRS as issued by the IASB. The preparation of these financial statements requires Anseilen to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the reporting date, as well as the reported income and expenses incurred during the reporting period. Management bases its estimates on historical experience and in various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to Anseilen’s financial statements.

Anseilen believes the accounting policies discussed in the notes to Anseilen’s financial statements are critical to understanding Anseilen’s historical and future performance, as these policies relate to more significant areas involving management’s judgments and estimates.

See Summary of Material Accounting Policies in Note 5 to the financial statements as of and for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 for more information about Anseilen’s significant accounting policies.

Measurement of defined benefit obligations: key actuarial assumptions

Anseilen’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for Anseilen, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Quantitative and Qualitative Disclosures about Market Risk

Anseilen’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which Anseilen’s risk management program focuses on minimizing any adverse effects on its financial performance. Anseilen operates financial risk management policies and programs that closely monitor and respond to each risk factor.

See Summary of Anseilen’s financial risk management under Note 19 in the notes to the financial statements for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 for more information.

New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the IASB or other standard setting bodies that are adopted by use as of the specified effective date. Unless otherwise discussed, Anseilen believes that the impact of recently issued standards that are not yet effective will not have a material impact on Anseilen’s financial statements upon adoption.

See Recent Accounting Pronouncements issued, not yet adopted in Note 5 Material accounting policies in the notes to the financial statement for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 for more information about recent accounting pronouncements, the timing of their adoption and Anseilen’s assessment, to the extent Anseilen has made one, of their potential impact on Anseilen’s financial condition and results of operations.

DESCRIPTION OF K WAVE’S BUSINESS

Overview

Formation. K Wave Media Ltd. (“K Wave” or “K Wave”), was a wholly-owned subsidiary of Global Star Acquisition Inc. (“Global Star”), and was incorporated on June 22, 2023 as a Cayman Islands exempted company. K Wave was formed for the purpose of becoming the ultimate parent company following the transactions contemplated in the Merger Agreement. K Wave maintained one direct wholly owned subsidiary, GLST Merger Sub Inc. (“Merger Sub”), a Delaware corporation. Merger Sub was incorporated to facilitate the consummation of the Merger Agreement. As of the date of the prospectus, Merger Sub has been merged with and into K Enter in connection with the Business Combination.

Business Combination Activities. On May 13, 2025 (the “Closing Date”), K Wave Media Ltd., a Cayman Islands exempted company (“Pubco” or the “Company”), consummated the previously announced business combination pursuant to the merger agreement, dated as of June 15, 2023, as modified by the joinder agreement, dated July 13, 2023, the First Amendment, dated March 11, 2024, the Second Amendment, dated June 28, 2024, the Third Amendment to Merger Agreement, dated July 25, 2024 and the Fourth Amendment to Merger Agreement, dated December 11, 2024 (the “Merger Agreement”), by and among the Company, Global Star Acquisition Inc., a Delaware corporation (“Global Star”), K Enter Holdings Inc., a Delaware corporation (“K Enter”) and GLST Merger Sub, Inc., a Delaware corporation (“Merger Sub”),

The following transactions occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of Ordinary Shares of Global Star, other than Global Star Ordinary Shares owned by Global Star as treasury shares or any Global Star Ordinary Shares owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one ordinary share of K Wave (the “K Wave Ordinary Share”), (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one K Wave Ordinary Share at a price of $11.50 per whole share (the “K Wave Warrant”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one K Wave Ordinary Share at the closing of a business combination (the “K Wave Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one K Wave Ordinary Share, one K Wave Warrant, and one K Wave Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically cancelled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter Ordinary Shares issued and outstanding, including shares of K Enter Ordinary Shares deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of PubCo Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub Ordinary Shares issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

On June 3, 2025, K Wave entered into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC (“Bitcoin Strategic”), providing for the sale by K Wave of up to $500 million of Ordinary Shares. Proceeds from the Bitcoin Strategic facility will be used to support K Wave’s Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, K Wave plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards.

On July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”), pursuant to which we (i) issued and sold Senior Secured Convertible Notes on July 11, 2025 to the Selling Shareholders in the aggregate principal amount of $15,789,473.68 and warrants to purchase up to $15,789,478.29 of our Ordinary Shares and (ii) may issue and sell to the Selling Shareholders up to $485 million in Senior Secured Convertible Notes and Warrants to Purchase up to $510,526,316 of Ordinary Shares. Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of these notes and warrants exclusively for the purchase of Bitcoin (BTC), thus further supporting K Wave’s Bitcoin-centric digital asset treasury strategy. We currently intend to use the remaining proceeds we receive from the sale of the SPA Notes and the SPA Warrants for working capital and other general corporate purposes.

Planned Business Operations. K Wave plans to be engaged in the “IP content business,” which refers to a business that focuses on creating, investing in, managing, licensing, and monetizing intellectual property (IP) content such as TV shows, movies, dramas and music. At the heart of K Wave’s IP content business is the creation of original content or the acquisition of rights to existing content from creators, artists, or other sources, such as films and TV shows that are valuable intellectual property. In the case of the Merchandising Company it involves the merchandise sales of IP Content based on a popular musicians, TV shows and movies. K Wave regards its IP content, including copyrights, registered trademark and pending trademarks, service marks, domain names, trade secrets, proprietary technologies and similar intellectual property as critical to its success. K Wave will rely on trademark law, trade secret protection and confidentiality and license agreements with employees and others to protect K Wave’s proprietary rights. In addition, on June 3, 2025, K Wave entered into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC, providing for the sale by K Wave of up to $500 million of Ordinary Shares. Proceeds from the facility will be used to support K Wave’s Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, K Wave plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards. On July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders, pursuant to which we (i) issued and sold Senior Secured Convertible Notes on July 11, 2025 to the Selling Shareholders in the aggregate principal amount of $15,789,473.68 and warrants to purchase up to $15,789,478.29 of our Ordinary Shares and (ii) may issue and sell to the Selling Shareholders up to $485 million in Senior Secured Convertible Notes and Warrants to Purchase up to up to $510,526,316 of Ordinary Shares. Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of these notes and warrants exclusively for the purchase of Bitcoin (BTC), thus further supporting K Wave’s Bitcoin-centric digital asset treasury strategy.

Corporate Information. K Wave’s offices are located at:

K Wave Media

c/o Maples Corporate Services Limited

PO Box 309, Ugland House

Grand Cayman, KY1-1104
Cayman Islands

(703) 790-0717

DESCRIPTION OF K ENTER’S BUSINESS

OVERVIEW

K Enter was formed to be an intellectual property (“IP”) entertainment company primarily through the acquisition, management, and development of companies in the Korean entertainment business focusing on IP development and production, merchandising and IP ownership and investing and then moving into to other areas in the future such as virtualization and music. K Enter also created an in-house production company to develop, acquire and produce dramas and movies.

K Enter’s vision is to become a leading tech and IP-based diversified entertainment company. As K Enter works on fulfilling its vision the first step was acquiring a controlling equity interest in the following Korean entertainment companies: Apeitda Co., Ltd., Bidangil Pictures Co., Ltd., The LAMP Co., Ltd., Studio Anseilen Co., Ltd., Play Company Co., Ltd. and Solaire Partners LLC (collectively the “Six Korean Entities”) which combine three initial capabilities, K Enter believes, are necessary to carry out its business plan. They include content production, content merchandising, and content investment. K Enter has a plan to develop virtual production capabilities in the future through K Enter’s internal tech team and in collaboration with content virtualization companies. The combined three capabilities noted below and the developing capability will serve as an initial foundation for K Enter’s growth.

1.	Content production (4 companies). The equity interest acquired is 51% in each of the following production studios.

①	Apeitda Co., Ltd.

②	Bidangil Pictures Co., Ltd.

③	The LAMP Co., Ltd.

④	Studio Anseilen Co., Ltd.

2.	Content merchandising (1 company). The equity interest to be acquired is 100%.

⑤	Play Company Co., Ltd.

3.	Content investment (1 company). The equity interest to be acquired is 95%.

⑥	Solaire Partners LLC.

Below K Enter describes the four initial capabilities and the businesses of the Six Korean Entities that K Enter acquired prior to the closing of the business combination with Global Star Acquisition, Inc. (the “Business Combination”).

The three initial capabilities defined

1.	Content Production

K Enter’s content production will initially be in film and drama production, through its acquisition of the following production studios Apeitda Co., Ltd., Bidangil Pictures Co., Ltd., The LAMP Co., Ltd., Studio Anseilen Co., Ltd., which are four of the Six Korean Entities K Enter acquired prior to the Business Combination.

Content production entails overseeing the entire process of bringing a film or drama to life including taking an initial idea, developing a script, securing actors and a director, financing the project, producing the content, marketing the content so that the work can be brought to the viewer.

2.	Content Merchandising

Content merchandising means the enhancement of the fan experience through the IP merchandise K Enter creates and sells, which also helps artists maintain a strong bond with their fanbase. K Enter will engage in content merchandising through the Play Company Co., Ltd. (“Play Company’), an IP content merchandising company. The Korean music industry generated $9.2 billion in sales in 2024 according to the Korea Creative Content Agency. (See: Korea Creative Content Agency (KOCCA), “2024 Yearly Analysis of Content Industry Trends”, p.17 (2024 kocca.kr)). In 2024 over 93 million physical K Pop Albums were sold according to the Korean Culture and Information Service (See: KOCIS, May. 23, 2025 News Release, (kocis.go.kr)), almost 20% higher than 2022. As a comparison 78.7 million CDs and others were sold in the U.S. in 2024 according to the Recording Industry Association of America (RIAA, Year-end 2024 RIAA Revenue Statistics, (RIAA.com)). Korea also exported $291 million in physical album sales in 2024 (See: Circle Chart by KMCA, “Korea Music Content Association, K-POP Physical Album Exports Data Review”, Feb. 26, 2025, (Circle Chart.kr)). While buying Physical Album may seem outdated when music streaming is the most popular way to listen to music, many fans in Korea purchase Physical album to show their support and increase an artist’s popularity ranking. Physical Albums and the accompanying package in Korea are also bought many times for the inherent value it has to the fan as a collector’s item. The Physical Album can contain valuable photo cards (some which are traded on the market), merchandise, and to fans valuable raffle tickets which allows ticket holders to attend fan meetings, conduct video calls with their artist, etc. During COVID-19, the opportunity to conduct a video call gained great value to fans rather than in person meetings, and this new form of engaging with fans has become very well accepted. It is not uncommon for some fans to buy more than one Physical Album.

This behavior of buying Physical album spills over to the purchase of the specialized video merchandise created by Play Company Co., Ltd., one of the Six Korean Entities. Fans of K-Pop artists such as BTS have purchased specialized video merchandise created by Play Company to show support for their artist. These fans have been known to buy billboards and ads to congratulate their artists on their birthday. The fans also derive satisfaction from owning unique and exclusive video merchandise that is treated as a collectible item. The video package, for example, contains unique footage with behind-the-scenes videos and photos of the artists in concerts, music videos, dance practices and intimate aspects of their everyday lives. They also usually include special photo albums, stickers, and post cards of the artists. The items included depends on the type of item that is most popular at that time. Items have varied from masking tapes and badges to key rings.

3.	Content Investing

Content investing by K Enter, will initially entail investing in the production of film and drama through Solaire Partners LLC, a venture capital firm that specializes in investment into movies, dramas and content related companies, which is one of the Six Korean Entities, K Enter acquired prior to the Business Combination. Revenues are derived from the management fees it receives and performance fees. Solaire Partners LLC’s investment capabilities will also be leveraged to select which films and dramas will be produced by K Enter.

The contribution of each of the Six Korean Entities to total pro forma revenues is noted in tabular form below.

Contribution of each entity to total pro forma revenues in 2022

Unit: $ Millions, %
Entity	Revenues	% of Total
K Enter	-	0%
Apeitda	3.3	2%
Bidangil	0.3	0%
The Lamp	13.9	9%
Studio Anseilen	-	0%
Play	130.8	87%
Solaire	1.4	1%
Total	149.8	100%

Contribution of each entity to total pro forma revenues in 2023

Unit: $ Millions, %
Entity	Revenues	% of Total
K Enter	0.2	0%
Apeitda	0.1	0%
Bidangil	5.9	8%
The Lamp	15.9	21%
Studio Anseilen	-	0%
Play	51.6	69%
Solaire	1.3	2%
Total	75.1	100%

Contribution of each entity to total pro forma revenues in 2024

Unit: $ Millions, %
Entity	Revenues	% of Total
K Enter	0.45	1%
Apeitda		0%
Bidangil	13.7	23%
The Lamp	12.0	20%
Studio Anseilen	-	0%
Play	31.5	54%
Solaire	1.0	2%
Total	58.7	100%

Aggregate consideration to be paid by K Enter for the control interests of the Six Korean Entities.

Stock Consideration payable to each of the Six Korean Entities.

Name	Value of K Enter common stock to be issued (US $)	Number of shares
Play Company Co., Ltd.	62,450,402	27,787
The LAMP Co., Ltd	14,986,115	6,668
Bidangil Pictures Co., Ltd	9,987,754	4,444
Apeitda Co., Ltd.	7,493,062	3,334
Studio Anseilen Co., Ltd.	3,769,006	1,677
Solaire Partners LLC.	6,973,906	3,103
Total	105,660,245	47,013

*	Exchange rate: 1,470,00 applied.

Additional consideration payable to the owner Play Company (the “PC Seller”)

Cash payments payable to the PC Seller.

Payment Date	Purchase Price (US $)
Within three (3) months from the listing date	12,269,838
January 31, 2025	6,123,719
January 31, 2026	6,123,719
Total	24,517,276

(*)	The payment date is subject to change pursuant to mutual agreement by both parties.

Potential earn out payments potentially payable to the PC Seller.

In the event the business of Play Company, following its acquisition by K Enter, achieves a certain annual average net profit for Fiscal Years 2023 to 2025, then PubCo shall be required to make additional payments to the PC Seller as follows: (i) if the average net profit for the Play Company business for said years is less than 75% (KRW 12.105 Billion) of the target amount separately agreed between the Parties (KRW 16.14 Billion) or exceeds 125% of the said target amount (KRW 20.175 Billion), then PubCo shall pay to the PC Seller in cash (KRW) on January 31, 2027 and January 31, 2028 (for the purpose of this Section, the “Payment Date,” respectively), an amount calculated by multiplying the achieved percentage based on the annual average net profit for Fiscal Years 2023 to 2025 by KRW 9.05 Billion, and (ii) if the average net profit for the said years is not less than 75% of the target amount (KRW 12.105 Billion) and not greater than 125% of the target amount (KRW 20.175 Billion), PubCo shall pay KRW 9.05 Billion to the PC Seller on each Payment Date. Each earn out payment above shall be deemed as an adjustment to the Purchase Price.

An additional payment in cash may be owed to the PC Seller if the shares of PubCo that the shares of New K Enter’s Ordinary Shares convert into at the closing of the Acquisition Merger are sold during the three-month period (the “Sale Period”) following the six-month lock-up period of the newly issued shares of PubCo at a per share price less than the per share value at closing of the Acquisition Merger for the shortfall in share price. The amount to be paid will be reduced by (i) any realized gains from the sale of additional shares of PubCo by the PC Seller between the end of the Sale Period and December 31, 2026, and (ii) the unrealized gain as of December 31, 2026 for the shares that continue to be held by the PC Seller (calculated as the number of remaining shares of PubCo times the difference of (i) the average closing price of PubCo from December 1, 2026 to December 31, 2026 and (ii) the per-share value of PubCo at the closing of the Acquisition Merger).

The PC Seller and K Enter also will enter into a call option agreement under which the PC Seller will be granted an option to acquire the shares of Play F&B Co., Ltd. held by Play Company within three years from the Closing Date. The exercise price for the call option will be the book value of Play F&B Co., Ltd. on the financial statements of Play Company as of the end of Fiscal Year 2022 prepared in accordance with K-GAAP.

Company and Industry Background

1.	K Enter businesses engaged in content production (following the business combination): Apeitda Co., Ltd, Bidangil Pictures Co., Ltd., The LAMP Co., Ltd., Studio Anseilen Co., Ltd.

Products and Service offered

The products and services provided

Apeitda	Bidangil	The Lamp	Studio Anseilen
Film production for the global audience	Film and drama production for the global audience	Drama and film production for the global audience	Drama production for the global audience

Revenues generated (In 2024, 2023 and 2022)

$25.7 million in revenues were generated by the four companies in 2024, $21.9 in 2023 and $17.5 million in 2022. A breakdown by company is shown below. Revenues are generated primarily from providing media productions services.

2024, 2023 and 2022 Revenues and share of total 6 company revenue Unit: $ Millions, %

Year	Apeitda	Bidangil	The Lamp	Studio Anseilen
2024	0 (0%)	13.7 (53.3%)	12.0 (46.7%)	0 (0%)
2023	0 (0.1%)	5.9 (7.8%)	15.9 (21.2%)	0 (0%)
2022	3.2 (2.1%)	0.3 (0.2%)	13.9 (9.3%)	0 (0%)

Note: Studio Anseilen was newly established (Mar. 2023)

Contribution to total revenue

The total revenues of $25.7 million in 2024 would have represented 43.7% of the combined revenues of all six companies.

The total revenues of $21.9 million in 2023 would have represented 29.2% of the combined revenues of all six companies.

The total revenues of $17.5 million in 2022 would have represented 11.6% of the combined revenues of all six companies.

Current operational status of business

Upcoming Film & Drama Lineup (1)

Format	Title	Production	Expected	Director	Writer	Starring	Status
Drama	Trigger	Bidangil Pictures	2025	Kwon Oh-Seung	Kwon Oh-Seung	Kim Nam-Gil	A Netflix Original series / Currently in production
	Aema	The Lamp Pictures	2025	Lee Hae-Young	Lee Hae-Young	Lee Haree	A Netflix Original series / Currently in production
	Scarecrow	Studio Anseilen	TBD	Park Jun-Woo	Lee Ji-Hyun	TBD	A TV series / Currently in development
	Ace Club	Bidangil Pictures	TBD	TBD	Kim Jia	TBD	An OTT original series / Currently in development
Film	Resonance	Bidangil Pictures	2024	Jung Da-Won	Jung Da-Won	Jin Seon-Kyu	A theatrical release / Currently in post-production
	Starlight is Falling	The LAMP Pictures	2024	Choi Kuk-Hee	Choi Kuk-Hee	Esom	A theatrical release / Currently in post-production
	Pavane	The LAMP Pictures	2025	Son Yong-Ho	Son Yong-Ho	TBD	A theatrical release / Currently in production
	Blood for Blood	Bidangil Pictures	TBD	Son Yong-Ho	Son Yong-Ho	TBD	A theatrical release / Currently in development

Trigger	Aema	Resonance

Note (1) The summary lists are selected examples to illustrate certain capabilities of K Enter and do not, by themselves, reflect the track record of K Enter as a whole.

In the drama segment, we highlight two primary projects that started production in 2023. It is the production of Aema (The Lamp) and Trigger (Bidangil). Aema is a Netflix original series. According to Netflix’s press release it is a fictional comedy revealing the harsh realities of actors behind the glitzy veneer of Korean show business in the 80s. Trigger is also a Netflix original series. The series has been described in the local press as an action thriller set in gun-free South Korea and the societal impact when firearms suddenly become widely available.

In the film segment, Bidangil is currently in production for the movie Resonance. The Lamp is currently in production of Starlight is Falling and Pavane

Change following business combination and future business activity

The objective for K Enter’s drama and film production business is to develop a diverse portfolio of shows with global appeal. K Enter aims to curate a wide range of shows and facilitate partnerships with distributors to showcase K Enter’s work to audiences in Korea, Southeast Asia, and beyond. K Enter’s expansion strategy involves not only drama and thrillers but also venturing into other genres such as romantic comedies.

We believe that the high quality of K Enter’s content will enhance its marketability, facilitating distribution. Utilizing K Enter’s in-house expertise in developing merchandising, we also intend to establish stronger connections with K Enter’s audience. Additionally, by retaining intellectual property (IP) rights for K Enter’s productions, we anticipate achieving greater financial returns from K Enter’s creative endeavors.

Timeline and status of developing such capabilities

Drama and film production is currently underway, and K Enter’s plan is to expand these efforts further. We will leverage K Enter’s in-house resources and invest in high-quality content to enrich K Enter’s portfolio. 2024 marked the initiation of this journey, and the tour goal is to strengthen and diversify K Enter’s collection of shows.

Industry in which Apeitda Co., Ltd, Bidangil Pictures Co., Ltd., The LAMP Co., Ltd., Studio Anseilen Co., Ltd. competes (following the business combination): Content production industry

Industry overview and market opportunity

The Korean content market is estimated to produce around $104 billion in revenues in 2025 and has grown at 5.0% CAGR since 2019. (See: Korea Creative Content Agency (KOCCA), “2023 Yearly Analysis of Content Industry Trends”, p.66 (2023 kocca.kr)). This industry includes sectors such as content that is broadcasted (TV shows, dramas, etc), publishing, games, music, animation, movies, etc.). Korean content has gained popularity in Northeast Asia, including Japan and China, and has spread to Southeast Asia, the United States, and Europe. With the development of digital transmission technology, the spread of social media platforms like YouTube, and the growth of global content platforms like Netflix, Korean content has gained significant attention worldwide. Exports have also been growing to $13.3 billion in 2023 and has grown at 6.8% CAGR since 2019. Among the Total viewing hours on Netflix, Korean content occupies 17% of the non-English content among top 500 Shows, while the United States occupies 56~59% of the total, including English content, and Korean content occupies 17% (Source: Netflix). Korean content is also popular globally, with 30 out of 100 TV shows worldwide being Korean content, compared to 32 from the United States. (See: Variety, “Korea Rivals the U.S. in New Scripted Shows’s Global Internet Popularity”, Jun. 28, 2023, (variety.com)) Due to its high popularity overseas, CNBC, CNN, Reuters, CBS reported Netflix announced it would invest approximately $2.5 billion in Korean content from 2024 to 2028. The content industry is the third-largest exporter in the Korean economy, making it an important driving force for the economy. Additionally, Korea has a base of an eager and discerning audience. In 2019, South Korea had the highest number of moviegoers per capita, with 123 million visits to theaters, and an average of 2.4 movie admissions per person, making it the country with the highest movie consumption in the world. (Source: Kobis, “Korea box office admissions down 1.6% in 2024 as local titles dominate”, Kobis, the Korean Film Council’s box office tracking service (Kobis)).

K Enter plans to compete in this industry with its internal drama production company and through its acquisitions of Apeitda Co., Ltd., Bidangil Pictures Co., Ltd., The LAMP Co., Ltd., and Studio Anseilen Co., Ltd.

Customers

Customers for content production are primarily companies that provide content to audiences. They include companies that distribute content such as traditional TV broadcasters, cable companies, streaming companies, Internet Protocol Television (IPTV) operators and major cinema chains that distribute, produce, and invest in movies such as CJ ENM, Lotte Entertainment. These customers have points of contact with the end audience. Our content production companies expect its customer base to broaden globally as Apeitda grow. Our content production companies’ customers also include the end audience that watch its content and are the ultimate evaluators of the quality of the work.

Suppliers

Movies and dramas are collaborative efforts involving a team of experts which contribute to the final product. Some of the major contributors are listed below. Directors: They determine and oversee the visual and directorial direction of the content. Writers: They are responsible for developing the story and script for the content. Actors: They portray the main characters of the content, breathing life into the story. Cinematographers: They contribute to filming and implementing the visual style. Art Directors: They design and create the aesthetic elements and settings of the content. Studio set providers. They provide and construct the necessary shooting spaces. CG/VFX (Computer Graphics/Visual Effects): They enhance the visual elements through computer-generated graphics and special effects. Additionally, investors who provide funding for content production can also be considered suppliers.

Sales & Marketing

Sales and marketing play crucial roles in the revenue aspect of the films and TV series production industry. In marketing IP video content, we plan to focus on the following elements:

(1)	Trailers and Promotional Materials: the video content trailers, and promotional materials capture the interest of the audience, encouraging them to make reservations or watch the video content in advance. These visual media materials play a vital role in highlighting the core story and compelling characters of the video content. Extensive advertising and various promotions are carried out to increase the exposure of trailers and promotional materials, aiming to establish high awareness and preference among the video content’s primary customers, the audience.

(2)	Social Media Marketing: In recent years, social media marketing has emerged as a critical element in the video content marketing. Social media platforms enable direct interaction with the public and are used to quickly disseminate information about the video content. Various social media channels such as Twitter, Facebook, Instagram, and YouTube are leveraged to increase the frequency of exposure to the video content among the audience. Efforts are made to encourage audience interest in the video content encountered through social media, ultimately leading to the video content attendance.

(3)	Special Events and Premieres: the video content-related special events and premieres provide audiences with the opportunity for direct interaction with actors, directors, producers, and others involved in the video content. This can elevate audience affinity for the video content and potentially lead to viral marketing.

(4)	Reviews and Press Coverage: the video content reviews and press coverage can emphasize the strengths of the video content and create a positive impression among audiences. Therefore, press releases and reviews related to the video content are disseminated to contribute to the video content’s success through media promotion All these elements collectively contribute to the marketing strategies employed within the video content industry.

Competition

Our content production companies face numerous competitors in the video content production industry. Every production studio that creates film or drama video content is a competitor of K Enter. Among them, SLL, formerly known as JTBC Studios, is a well-known Korean drama production, distribution and K-pop agency that will compete directly with K Enter related to K content as well as Studio Dragon Corp. Kakao Entertainment Co., Ltd is another, much bigger competitor in the market.

Competitive Strength

First K-Enter has numerous talented and experienced creators who will provide a diverse range of quality content. One strength of K Enter lies in its ability to secure investment. Content production typically requires substantial funding, and acquiring this funding can be time-consuming and challenging. K Enter can directly invest in content projects. It can also leverage its content-specialized venture capital firm Solaire Partners, which we believe will provide sufficient financing to secure the IP content of attractive projects which can lead to greater profitability. Furthermore, K Enter does not own its own streaming platform. This offers flexibility to collaborate independently with various platforms globally and maximize potential earnings.

2	K Enter business engaged in content merchandising (following the business combination): Play company Co, Ltd.

Products and Service offered

Play’s primary focus is on creating specialized video merchandise for renowned K-pop artists. Play also engages in the food and beverage industry, which contributed approximately 18% to the overall sales in 2024.

Revenue generated (In 2024, 2023 and 2022)

$31.5 million in revenues were generated in 2024, $51.6 million in 2023 and $130.8 million in 2022. Revenues were generated primarily from the sale of specialized video merchandise packages. Approximately 18% of revenues in 2024 were generated from food and beverages in the form of baked goods and coffee. In 2023 26% and 2022 10% of revenues came from food and beverages.

Contribution to total revenue

Total revenues were $31.5 million in 2024 they would have represented 53.7% of the combined revenues of all six companies.

Total revenues were $51.6 million in 2023 they would have represented 68.7% of the combined revenues of all six companies.

Total revenues were $130.8 million in 2022 they would have represented 87.3% of the combined revenues of all six companies.

Current operational status of business:

We highlight some key projects this year including the release of the following merchandise:

-	Release of Aespa Aepisode Synk #1 merchandise in 2025.

-	ATEEZ Merchandise for 2025 world tour.

In 2022 approximately 80% of sales have come from HYBE specifically from its two subsidiaries Weverse Company Inc. and Universal Music Japan. In 2023 52% of sales came from HYBE specifically from its two subsidiaries Weverse Company Inc. and Universal Music Japan. In 2024 18% of sales came from HYBE.

While Play used to have a more comprehensive agreement with HYBE, in 2024 HYBE signed a limited, distribution only agreement with Play Company targeting the first half of 2024. This distribution agreement with HYBE was signed on March 19, 2024 for four specific merchandise products. This one-year distribution agreement yielded limited revenues to Play Company in 2024. A copy of a redacted version of Play Company’s agreement with Hybe, dated January 26, 2024 is attached as Exhibit 10.56 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024. Play Company is in the process of negotiating new agreements with HYBE and its subsidiaries for 2025 and 2026 but there is no guarantee any such agreements will be executed and whether the terms will revert back to a comprehensive agreement noted previously. As of July 7, 2025 there are no agreements in place with HYBE. If the agreement is not executed or if the terms are changed Play Company runs the risk that revenue will decline further from HYBE.K Pop agencies can exert significant buyer power over Play Company.

On December 22, 2023 we entered into a new agreement with SM Entertainment Co., Ltd., a major K-pop agency, to create video merchandise for all of their artists. Revenues from SM Entertainment could take some years to build to the levels achieved by HYBE. A copy of a redacted version of Play Company’s agreement with SM Entertainment, dated December 12, 2023, is attached as Exhibit 10.57 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024.

1.	Video Publication Production and Distribution for SM Entertainment
SM Entertainment is a leading K-pop agency. Play Company has secured exclusive rights to produce and distribute video publications for all SM artists. The two companies have been in ongoing discussions about new product releases, and Play launched three initial products in 2024. These early releases were smaller in scale and did not feature SM’s top artists. However, Play expects that future product launches will potentially lead to higher sales per release. In early 2025, Play released its first video publication for AESPA, one of SM’s flagship artists, which generated over USD 1 million in revenue. Additional product releases are currently being discussed.

2.	Expansion of Product Line-Up Including Concert Merchandise
In 2024, Play Company secured the rights to sell merchandise during ATEEZ’s World Tour. This arrangement ATEEZ is an artist managed by KQ Entertainment. Play prepared new products, including ATEEZ light sticks sweatshirts, hoodies, sling bags, etc. Sales of ATEEZ World Tour-related merchandise in 2024 generated approximately USD 4.5 million in revenue. This arrangement will continue in 2025. As a continuation of this work with ATEEZ, in 2025, Play Company plans to sell merchandise directly at ATEEZ’s European and North American tour locations. Leveraging this experience, Play Company is negotiating with other entertainment companies to secure similar rights for the sale of official World Tour merchandise.

3.	New Artist Partnerships and Business Expansion Beyond K-pop
Similar to its exclusive agreement with SM Entertainment, Play Company is actively pursuing comparable agreements with other K-pop agencies. At the same time, the company is expanding beyond K-pop. In 2024, as part of this diversification effort, Play Company signed an agreement with actor Byun Woo-seok to produce and distribute merchandise and video content for his fan meetings. This project generated approximately USD 2.5 million in revenue. The company is also working to capture additional opportunities tied to KWM’s movie and drama actors, particularly by marketing merchandise during fan events.

Change following business combination and future business activity

Play plans to continue its ongoing efforts to elevate the visibility of K-pop artists. To achieve this, we aim to collaborate with leading K-Pop agencies and work closely with their most popular artists. Furthermore, Play is committed to expanding its footprint in international markets, with a specific focus on Japan and Southeast Asian regions. Play recognizes the global appeal of K-pop and aim to capitalize on this by growing Play’s business in creating specialized video merchandise tailored for K-pop fans worldwide.

Timeline and status of developing such capabilities

The most immediate priority is to continue to develop and expand fandom-targeted merchandisable IP of K Pop artists that will resonate with fans. Play will also expand its merchandising business in Japan by partnering with top tier K Pop and J Pop artists.

Within the next two years we aim to enter new markets with a particular emphasis on Southeast Asia. By understanding and meeting the unique demands of each market, we aim to cultivate a global fan base for Play’s specialized merchandise. In addition, we want to create a new portfolio of collectible merchandise for non K Pop content including from film and TV series.

Industry in which Play company Co., Ltd. competes (following the business combination): Content merchandising industry

According to the Korean Creative Content Agency’s analysis of the fourth quarter of 2024 and annual trends in the content industry, the revenue of the Korean music industry reached $9.2 billion in 2024. This industry has grown at a 4.5% CAGR since 2019. This industry consists of several segments including physical albums, digital music, performances, and licensing. During COVID-19, off-line performances were not held for about two years, but online streaming performances were introduced as an alternative. Since then performers have introduced live streaming systems in concert venues to simultaneously hold offline and online hybrid performances. Many agencies are now broadcasting performances to platforms such as cinemas. Against this backdrop, K-Pop merchandising (“MD”) market has been growing and we expect it to become larger. We estimate the four major entertainment agencies in Korea (HYBE Co., Ltd., JYP Entertainment Corporation, SM Entertainment Co., Ltd., YG Entertainment Inc.) earned $592 million in MD sales and licensing in 2022, accounting for more than 23% of their total revenues. (Source: KB Securities, May 2, 2023, Focusing on what only Hybe can do, p.6, (kbsec.com); Daishin Securities, September 6, 2022, Entertainment p. 62, (daishin.com) SM 2022 Quarterly Earnings Reports; Samsung Securities, May 12, 2023, YG Entertainment, p.2 (samsungpop.com); and Kyobo Securities, July 12, 2023, JYP Ent, p.2, (mk.co.kr), internal company estimates.) Merchandise purchase by K-Pop fans is driven by emotion and we find that they will purchase multiple physical CDs to obtain a specific item that is randomly placed in CDs or to obtain tickets to attend fan meetings. The specialized video merchandise we provide appeals to the same fan base. These fans have been willing to purchase higher ticket amounts. We expect the demand for merchandise will expand beyond just music related goods to photos, clothing, accessories, cosmetics, food, and beverages. In addition, we expect demand for K-Pop merchandise to grow internationally. Major entertainment agencies in Korea have opened pop-up stores related to K-Pop merchandise. K Enter plans to compete in the content merchandising industry through its proposed acquisition of Play Company.

Customers

The main customers of Play Company are K-pop agencies that work with K-Pop artists. While we work with large agencies we also work with smaller agencies with budding stars as well as other popular Korean music genres other than K-Pop that have a strong fan base in Korea. The fans of the K-Pop artists are also important customers that evaluate the quality of Play’s video merchandise as well as the ancillary photo albums, calendars and other items that are included in Play’s merchandise package.

Suppliers

Play’s suppliers are also the talent agencies that work with K-Pop stars that supply the video content in its video merchandise. Play also work with manufacturers of photo albums, printing services and other suppliers for the packaged merchandise we create.

Sales & Marketing

Play’s sales and marketing is focused on supporting music talent agencies (such as SM Entertainment Corporation, KQ Entertainment Co., Ltd.) which manage the artists and the distributors of the merchandise goods. Play works closely with both parties to design an attractive merchandise to be released, including special gifts, photo cards, and other inducements such as the opportunity to have a video call with their favorite artist that will be included in the package. Play also works with lesser known artists and talent agencies to develop new talent which could turn out to be the next stars. Play started working with some of the biggest K-Pop artists long before they became famous.

Competition

Play believes its main competitors are the internal teams within major music talent agencies. Talent agencies could bring these capabilities in house, but the competencies required to produce, manufacture, and distribute quality video merchandise is not necessarily their core competency. Talent agencies have come to understand the tight deadlines Play Company works under to deliver this video merchandise and have come to appreciate the value of one-stop solution that Play Company provides. We are aware of other companies including Copan Global that competes with us. While some players can create the merchandising materials, we believe many are not able to produce the critical specialized video content that is included as part of the package. In terms of the quality of the video content we believe we create the highest quality content. Play Company’s competitiveness comes from its ability to produce, film, and edit to create superior video productions of the artist in their natural state especially during concerts.

Competitive Strength

Play Company’s video merchandises are planned to be released in regular intervals during the year. This is a model Play Company first developed. The merchandise is released during specific times and events such as concerts, album releases and fan meetings. Play Company’s ability to produce a merchandise package consisting of quality video merchandise and other goods that fans (primarily female teenagers) will want, and then manufacture, and distribute these goods on time is one of its competitive strength. New, desirable, goods must be continuously created yet be consistent with the image of the artist. Play Company is also a pioneer by providing a full service end-to-end solution to talent agencies by designing, producing, and distributing video merchandise. This turnkey approach is also a unique competitive strength. Management companies that have worked with Play company have seen the benefit of additional meaningful sales and profits from video merchandise products which tangibly benefit both the artist and their K-pop agency and have thus been willing partners.

4	K Enter business engaged in content investment (following the business combination): Solaire Partners LLC.

Products and Service offered

Investments into the cultural content sector particularly movies.

Revenue generated (In 2024, 2023 and 2022)

$1.0 million in revenues were generated by Solaire in 2024, $1.3 million in 2023, and $1.4 million in 2022. Revenues are generated from investment management revenues in exchange from investment management services the includes fund administration, fund compliance, fund transfer agent and fund distribution services. Investment management services are calculated as a contractual percent of the fund Solaire Partners manages for its clients. For successful projects profit sharing also contributes to revenues.

Contribution to total revenue:

Total revenues of $1.0 million in 2024 would have represented 1.8% of the combined revenues of all Six Korean Entities combined.

Total revenues of $1.3 million in 2023 would have represented 1.7% of the combined revenues of all Six Korean Entities combined.

Total revenues of $1.4 million in 2022 would have represented 0.9% of the combined revenues of all Six Korean Entities combined.

Current operational status of business

Following the success of “12.12: The Day”, which ranked No. 1 at the Korean box office in 2023, Solaire also participated in the investment of “Exhuma”, the top-grossing film in Korea in 2024. “Exhuma” was released on February 22, 2024, and attracted more than 11.51 million viewers. The film exceeded its break-even point through theatrical revenues alone and further generated substantial revenue from overseas distribution and ancillary rights. As of December 31, 2024, the investment yielded an estimated return of approximately 120%.

Among the top 10 box office films in Korea in 2024, Solaire invested in 7 titles, including “Pilot”, in which the company served as a lead investor. “Pilot” surpassed 4.17 million cumulative admissions, exceeding its break-even point through domestic theatrical performance alone. It is currently available via OTT platforms, and consistent income from ancillary rights is expected to further enhance overall profitability. In addition, other co-invested titles such as “Firefighters”, “Escape”, and “Handsome Guys” have also achieved break-even performance.

The Korea Venture Investment Corporation (KVIC) informed Solaire that at a general meeting held on September 13, 2024, it passed a resolution to suspend the asset management activities of three Solaire-managed funds in which KVIC had invested. As a result of this suspension, these three funds are no longer permitted to accept new capital, and Solaire is no longer authorized to charge management fees on them. KVIC took these actions in response to allegations of conflicts of interest involving Solaire’s management of the funds. While Solaire is actively working to resolve the matter, no management fees can be recognized as revenue from the affected funds during this period. These funds represent approximately 90% of Solaire’s total assets under management (AUM) as of December 31, 2024. As a result, Solaire’s revenues could decline by as much as 90% in 2025. However, the impact on K Wave Media is expected to be minimal, as Solaire represented only 1.8% of the company’s total revenue in its 2024 pro forma financial statements. Solaire’s remaining fund remains unaffected. Solaire is committed to resolving this dispute to the satisfaction of all parties involved.

Change following business combination and future business activity

Solaire Partners will continue to be dedicated to investing in the expanding Korean cultural content industry. One change, however, involves actively supporting K Enter in its content investment initiatives. Solaire Partners’ role extends beyond traditional investment to providing strategic advice, assisting in the selection of content that possesses the potential to resonate with a global audience.

Timeline and status of developing such capabilities

Solaire will grow by leveraging the capabilities it currently has today.

Industry in which Solaire Partners LLC competes (following the business combination): Content Investment industry

Korea’s cultural venture capital market is estimated to be $2.9 billion. (See: Korea Creative Content Agency (KOCCA), “2024 Half and Yearly Analysis of Content Industry Trends”, p. 117, (kocca.kr)). The Korean cultural industry consists of various sectors such as film, drama, music, games, and e-sports. Growth has been driven in part by government policies to support the growth of this industry, and the increase in both individual and institutional investors who want to invest in the growth of this industry. The Korean content investment industry is driven primarily by venture capital firms, strategic investors that both invest and distribute content such as CJ ENM and Lotte Entertainment as well as financial investors. Financial investors are primarily securities firms, banks, insurers, and other financial firms. Another important player in the content investment industry is KVIC, a venture capital specialist managing fund of funds that is backed by the Korean government.

Customers

Solaire is a specialized VC firm focused on cultural content. Solaire in the past has secured some part of their funding from the Korea Venture Investment Corporation, a government agency, and other public agencies such as the Regional Film Council. Large Korean institutional financial investors and major cinema chains that distribute, produce, and invest in movies also fund Solaire’s projects. Past performance is not indicative of future performance and there can be no assurance that prior investors in Solaire projects will invest in K Enter’s projects.

Suppliers

Investment targets include production companies who require investments for their production. Solaire reviews on average 250 movie scenarios every year from production companies that seek investments. Solaire also invests in the projects of major cinema chains that distribute, produce, and invest in movies. Within this environment suppliers can also be customers.

Sales & Marketing

In the context of content investment, sales and marketing are relevant when creating a fund. Sales efforts are directed at potential investors, including the following segments: Financial Investors (Banks, Securities Firms, etc.): Seeking Profit and Stability - Investors looking to pursue investment returns. Strategic Investors (Production Companies, Distributors, etc.): Synergy and Collaboration - Investors aiming to align their internal investment portfolio with the fund’s objectives. Public Investors (Korea Venture Capital, Regional Film Commission, etc.): Achieving Social Goals - Government or public sector entities seeking to achieve specific social objectives through their investments.

The stages of fund sales targeting these investors are as follows:

(1)	Targeting: Identifying potential investors that align with the characteristics of the fund, such as film or drama-related projects, and understanding their key needs.

(2)	Proposal Writing: Creating a detailed proposal that explains the fund’s objectives, strategies, and potential profitability.

(3)	Meetings and Presentations: Conducting presentations based on the proposal, addressing investors’ questions comprehensively, and emphasizing the advantages of the investment.

(4)	Negotiation and Terms Definition: Engaging in negotiations with investors and defining investment conditions, amounts, and other terms.

(5)	Contract Signing: Finalizing the negotiation process by signing the investment agreement.

Solaire Partners has several marketing strengths when it comes to establishing and operating funds for customers and suppliers, as follows:

1.	Solaire Partners has a well-balanced team composed of content industry experts with extensive experience in content investment and a financial professional holding a CFA qualification. With a deep understanding of the content industry and significant expertise in business development and M&A, the team brings a high level of expertise to the table.

2.	Solaire Partners has formed a wide-reaching network of industry players both domestically and internationally, known for their competitive IP production capabilities. Through years of content investment and collaboration, Solaire Partners has established strong relationships with proven producers and directors, providing access to high-quality information about their projects and opportunities to invest in their projects.

3.	Solaire Partners has successfully developed and operated South Korea’s first cultural content index fund with funding primarily from financial institutions such as banks, securities firms, and insurance companies.

Past performance is not indicative of future performance. Thus, the fact that Solaire had projects in the past, does not mean that K Enter’s will have successful project in the future.

Competition

Competitors in the cultural venture capital industry include Daesung Private Equity, a listed company in KOSDAQ with an AUM of $220 million, and KC Ventures specializing in cultural content with an AUM of $139 million. See Disclosure Information of Venture Capital Analysis (DIVA), (vcs.go.kr).

Solaire Partners competes with other VC firms that specialize in the content sector. There are others venture capital firms that invest in the content sector as part of a broader investment strategy.

Competitive Strength

Solaire Partners has a unique funding approach, unlike most Korean cultural VCs that initially rely on investments from the Korea Venture Investment Corp (“KVIC”), Solaire Partners initiated its business using funds from financial investors to create movie investment funds. KVIC is a venture capital specialist managing fund of funds that is backed by the Korean government.

This was made possible due to the Solaire team’s deep understanding of the Korean content industry, which they gained through years of experience in the sector. Unlike other VCs, many of which have financial backgrounds and venture into cultural content VC, Solaire Partners’ team brings a deeper industry-specific knowledge. Solaire Partners has recorded a cumulative AUM of $112 million (Period covers Jan. 1, 2017-Dec. 31, 2024, from internal company documents). In over seven years, Solaire Partners’ has invested in 184 movies, with 47% of invested commercial movies (production cost over $2.3 million) surpassing break even. This is significant as the percentage of Korean commercial movies in the market that achieve break-even is typically around 33%. See KOFIC, “2021 and 2022 Korean Film Market Analysis Report”, p 101, (2021 kofic.or.kr), p. 101-102 (2022 kofic.or.kr).

Past performance is not indicative of future performance and there can be no assurance that investors in Solaire Partners will be able to obtain investors in future K Enter’s projects nor that K Enter’s future projects will be successful.

Our goal and vision

To achieve its goals we plan to initially secure the intellectual property (“IP”) rights for quality drama and film content (as measured in terms of audience reception or artistic merit) instead of following the traditional content production business model in Korea where streaming companies have provided content producers a certain level of markup (5-10%) above the cost of production while taking the full IP rights of what is produced. By investing in at least 30% of the production cost of films and drama we will be able to secure its share of IP rights. We believe that by owning the IP rights of quality content, we will be able to monetize on the value of this IP as it is distributed globally. Additionally, we will nurture, enable film and drama creators to expand by providing them with an alternative source of financing. This contrasts with the existing practice where creators rely primarily on local major cinema chains and streaming (subscription video on demand companies) for financing. Leveraging Solaire Partners’ expertise, we expect to be able to invest in film and drama and content companies.

We will also help creators distribute their content globally and find a wider audience for their work. K content popularity on global streaming platforms has increased in part because it is cost efficient (20-30% of Hollywood costs) and in recent years has become one of the most popular forms of non-English content especially in Asia. In the case of Squid Games it cost Netflix $2.4 million per episode vs. $8 million for Stranger Things and $10 million for The Crown according to Variety. Squid Games beat Stranger Things in terms of viewership during the first 91 days since release to become one of Netflix’s most popular series ever. Over 4 billion hours were viewed for Squid Games franchise. According to KOCCA K content exports (including video games, music, animation, movies, TV series, etc.) grew from $4.3 billion in 2011 to $13.6 billion by 2024. (See: Korea Creative Content Agency (KOCCA), “2024 4th Quarter and Yearly Analysis of Content Industry Trends”, p. 15. (2024 kocca.kr)) K content has been growing in worldwide popularity and K Enter believes there is still room for continued growth.

Our ultimate vision is to become a leading tech and IP-based total entertainment company, covering a wide spectrum of content genres, formats, and technologies. We plan to expand our business capabilities and market presence by recruiting new talents and acquiring accretive M&A targets. Our vision is focused on creating an IP-based business model, global expansion and ecosystem expansion.

IP-Based business model

(1)	integrate core capabilities to create an IP-based business model maximizing synergic value creations with content IPs

(2)	extend content investment to secure and fully capture market potential of content IP

(3)	Financing and profit-sharing alternatives for creators to existing outsourcing models for global streaming platforms

Global Expansion

(1)	expand to Southeast Asia and Japan, by developing local distribution networks and co-production partnerships

(2)	Expect strong co-production opportunities in Southeast Asia by transferring K Content expertise in producing local content

(3)	enter into American and European markets based upon our strong track records in Asian markets

Ecosystem Expansion

(1)	We plan to identify innovative opportunities for crossover synergies between different content genres, formats and technologies

(2)	We plan to acquire new business capabilities to expand the IP-based ecosystem through recruiting new talents and executing M&A transactions, in such areas as webtoons, animations, music, talent management, games and interactive content

We aim to create a diversified content ecosystem by acquiring controlling equity interests in the Six Korean Entities and then seeking out additional strategic acquisitions spanning from video content to gaming and interactive content. In the future, we plan to expand video capabilities and expand into webtoons and webnovels to adapt as IP sources for film and TV series production, and then we expect to acquire talented musicians, actors and creators and tech-based interactive content capabilities to fully leverage our IP libraries

DIRECTORS AND EXECUTIVE OFFICERS

K Wave’s Executive Officers and Directors

The following table sets forth the names, ages and positions of the directors and executive officers of K Wave Media Ltd.

Name	Age	Position
Pyeung Ho Choi	66	Co-Founder and Chairman
Yong Jae Lee	49	Co-Founder and Director
Ted Kim	53	Co-Founder, Chief Executive Officer, and Director
Hyung Seok Cho	46	Director
Yang Kan Chong	70	Director
Tae Woo Kim	41	Director
Jaekeun (Jason) Kim	43	Director
Jung Jong	53	Chief Financial Officer
Jihun Byun	45	Chief Accounting Officer
Jeong Hoon Bae	45	Head of Content Production

K Wave’s Board Members

Pyeung-ho Choi. Mr. Pyeung-ho Choi serves as Chairman of K Wave. Mr. Pyeung-ho Choi is the co-founder and Chairman of K Enter Holdings Inc. and the founder and CEO of Solaire Partners LLC, one of the leading Korean content VC firm and one of the pioneers in the Korean entertainment industry. Prior to Solaire Partners LLC, Mr. Choi was the appointed President Fund Manager of the Union Global Contents Investment Fund at Union Investment Partners Inc. from 2012 to 2016. At a size of US $120 million, the fund partnered with major Korean distributors and financiers, the Korean government, and foreign investors, with an aim to invest in international co-productions to globalize the Korean film and content industry. Through Mr. Choi’s vast experience in content investment, the Union Global Contents Investment Fund collaborated with Korean companies, directors, and actors in co-productions with countries including the United States, China, and Japan. Before joining Union Investment Partners, Choi was the Chief Executive Officer of Sidus FNH at Korea Telecom Group, where he oversaw the company’s film financing, production, and distribution operations. He spearheaded the aggregation and digital distribution of content through multiple new media platforms that Korea Telecom Group owned and operated from 2008 to 2011; these platforms included IPTV, Internet VOD, Satellite TV, and mobile.

Mr. Choi began his entertainment industry career at CJ Group, where he was one of the founding members of CJ Entertainment (CJENM). He served as Executive Vice President at CJENM from 2000 to 2007 after serving as General Manager of strategic planning and international business teams from 1995 to 1999. He played a critical role in shaping CJ Group’s film business portfolio, including: the inception of CJ Entertainment through the CJ Group’s investment in DreamWorks SKG in the United States; the joint venture that distributed CJ films across Asia; the formation of CJ Group’s exhibition arm, CGV, that became Korea’s largest exhibitor, initially jointly established by CJ Group, Golden Harvest, and Village Roadshow. During his 12 year tenure at CJ Entertainment, Choi financed and distributed a number of notable Korean films that introduced many talented Korean directors and actors. He launched filmed entertainment, music licensing, TV drama series, animation, and cable broadcasting businesses. In 1982, he started at the Samsung Group in business planning at CJ CheilJedang Corporation, where he was responsible for business strategy planning, M&A, overseas business and export, and overseas marketing. From 1987 to 1994, he served as head of the strategy planning team and head of the overseas business team. Mr. Choi holds a Ph.D. in holographic engineering, a Master’s degree in 3D contents from Kwangwoon University, and a Bachelor’s degree in chemical engineering from Youngnam University.

Young Jae Lee. Mr. Youngjae Lee serves as a member of the board of directors of K Wave. Youngjae Lee co-founded K Enter Holdings Inc. and Solaire Partners LLC in October 2023 and June 2007, respectively, and has been serving as their Chief Executive Officer since then. Youngjae Lee worked at KT from 2000 to 2016, where he undertook various positions such as a team member, deputy director, and project leader. During his stay at KT, Mr. Lee oversaw subsidiaries such as NTC and Mongol Telecom, handled mergers and acquisitions planned by KT, led business developments of KT, and was responsible for various in-house consulting tasks. While overseeing KT’s Russian telecommunications subsidiary NTC in Vladivostok, he contributed to its growth and exit strategy and made it the largest telecommunications operator in the Far East region. From April 2006 to September 2010, he served as the Chief Financial Officer and the Chief Information Officer at Sidus FNH, a movie production company acquired by KT as its strategy to enter the Korean content media industry. This experience equipped him with insights into the content industry, where he introduced real-time production management systems to enhance budget efficiency in movie productions. Starting in October 2010, Mr. Lee was responsible for overseas subsidiaries and international telecommunications operators within KT’s in-house consulting department. During this period he made substantial contributions to the growth of KT’s subsidiaries East Telecom and EVO in Uzbekistan by conducting management assessments and formulating growth strategies. His efforts led to KT’s recognitions such as Outstanding Employee Award in 2011, and further responsibilities such as Project Manager position for the Game Changer Project at Botswana’s government-owned telecommunications company, BoFiNet in 2015. Through Mr. Lee’s initiative, BoFiNet gained global recognition in 2016 as the most innovative telecommunications company. In 2017, Mr. Lee founded Solaire Partners, a venture capital firm specializing in content investments. Solaire Partners has amassed assets under management (AUM) amounting to USD $112 million and secured investments of USD $44 million from the South Korean government for four distinct funds, with Mr. Lee taking on the role of manager for three of these funds. Up until the date of this prospectus, Solaire Partners invested in approximately 200 films, with 49% surpassing the break-even point, significantly outperforming the market average of 33% and even surpassing the 16% market average return. Under Mr. Lee’s leadership, Solaire Partners has achieved substantial success by investing in various films and content, leveraging South Korean commercial film industry data to enhance investment strategies and yield higher returns. Furthermore, Solaire Partners has been diversifying investments into the digital human and virtual production studio sectors to lead the paradigm shift in the Korean content industry. Mr. Lee received a degree in Business Administration from Chungbuk National University in 2000. He furthered his education by participating in the Global MBA program at Sungkyunkwan University and attending Indiana University’s Kelly Business School as an exchange student, enhancing his academic background class of 2015. He also holds the Chartered Financial Analyst (CFA) qualification, demonstrating his expertise in financial matters. Currently, he serves as an instructor for the Cultural Content segment of the Korean Venture Capital Association’s Venture Capitalist program, starting in 2021.

Ted Kim. Mr. Kim serves as Chief Executive Officer and a member of the board of directors of K Wave. Mr. Kim founded Global Fund LLC in August 2013, a US-based private equity firm that focuses on investing in high-growth companies across various industries and geographies, including the pre-IPO period, and has been serving as its Managing Partner ever since. Global Fund LLC is also the managing member of Tribeca Global SPAC Fund I, III, and IV LLC which were founded during 2021 and 2022. Mr. Kim is a highly experienced and disciplined private equity specialist who has successfully launched and closed multiple U.S.-based private equity funds. Mr. Kim has also been a member of the Korea-America Business Summit, Washington D.C., since 2019. He co-founded Global Star Acquisition I LLC in September 2022, the sponsoring entity for the US Nasdaq listed SPAC “Global Star Acquisition Inc.”, and served as its Managing Member until May 2025. He also co-founded K Enter Holdings Inc. in January 2023. Mr. Kim is also an Attorney at Law focusing on mergers and acquisitions and cross-border transactions. He was a Guest Lecturer at Tsinghua University in 2005 on American venture capitalism. Mr. Kim received his Juris Doctor degree from the Pennsylvania State University’s Dickinson School of Law in May 1997. He received his Bachelor of Arts degree in Finance and Politics, a double major, from the Catholic University of America in May 1993.

Hyeng Seok Cho. Mr. Cho began his career at Between Corporation which was formed by former members of the DVD team of Samsung’s content division. Next, he worked at SBS, one of the leading Korean broadcasting channels. He oversaw the division that produced DVDs of Korean dramas and movies as well as K pop artists. Building on his experience working with K pop artists he founded Play Company (Play) in 2012. He currently serves as its CEO. Play works with Korea’s top tier K pop talent agencies and pioneered a full service end-to-end solution of designing, producing, and distributing video merchandise. This model has allowed talent agencies and artists to see meaningful sales and profits from video merchandise products. In 2022 Play’s revenues exceeded $134 million. The artists Play has worked with includes BTS, Seventeen, Twice, Enhypen, TXT, Stray Kids, GOT7, ATEEZ, Block.B, CRAVITY, ASTRO, and Monsta X. Under his leadership Play has broadened the offerings of merchandise products and has even expanded to creating merchandise for popular Korea actors such as Lee Joon-gi, Park Bo-gum, and Kim Seon-ho. Cho Hyung Seok is a graduate of Kwangwoon University and holds a Bachelor’s degree in chemistry.

Yang Kan Chong. Mr. Chong is a member of the board of directors of Global Star), serves as a member of Global Star’s board of directors and as Chairman of Global Star’s Compensation Committee. Mr. Chong brings thirty years of expertise in the areas of energy, oil, gas, power, and infrastructure in the international arena. He is experienced in senior management in multi- and crossed-cultural environments. Mr. Chong holds a strong network of key contacts in the financial industry, and has accumulated extensive experience in treasury, financial management, and capital operation. Mr. Chong has previously served as Managing Director of Asia Petroleum Technology Pte Ltd, President and CEO of the U.S.-listed China New Energy Group Company, Group Deputy CEO of the Singapore-listed China EnerSave Limited, and several U.S. energy giants and Singapore Government-linked companies. From 2018 to 2019, Mr. Chong served as an independent director of China Star Food Group Ltd. Since 2016, Mr. Chong has acted as a Director of Sport Lifestyle Initiative Pte Ltd., a Singapore sport education company. Finally, since 2020, Mr. Chong works as an Investment Committee Member and Equity Partner of Global Fund LLC, a sponsor affiliate. He holds a Master of Science Degree (Mechanical Engineering) accredited by the National University of Singapore and a Bachelor of Engineering Degree (Mechanical and Production) accredited by the University of Singapore.

Tae Woo Kim. Tae Woo Kim is currently the CFO of Play Company Co., Ltd. managing the financial planning, budgeting, forecasting and the financial operations of the company. He brings with him a diverse set of experience primarily in the content industry. He has worked in strategic planning at JTBC, a major broadcasting network in Korea known for its entertainment, drama and variety shows. He also worked in strategic planning in T-broad holdings, a large cable operator. In addition to his experience in the content industry he also worked in strategic planning at Boryung holdings, a holding company of Boryung, a KOSDAQ listed pharmaceutical company. He has also worked in strategic planning in SF Innovation, a Korean fast food restaurant operator. Tae Woo received a Bachelor of Arts degree in business from Korea University.

Jaekeun (Jason) Kim. Mr. Jaekeun Kim (Jason Kim) serves as a member of the board of directors of K Wave. Jason Kim is a seasoned investor and private equity specialist and he currently owns and operates Naviator Global Holdings LLC in Abu Dhabi, taking on the role of Founding Partner. His leadership has been pivotal in transforming investment strategies across multiple assets, establishing the firm as an influential player in the region. Prior to that, he founded and operated Innocus Global Group Pte, a Singapore-based investment firm, from March 2022 until March 2024, during which time he provided key regional strategies and investments across multiple assets. Since January 2016, he has also maintained the CEO position of “EQ Investment Inc.” a private equity fund based in Seoul, Korea. From late 2014 to late 2015, Jason served as a Regional Director at JD Capital in Beijing, focusing on investment opportunities in South Korea and Japan. Following this, Jason ascended to the role of Chief Executive Officer at EQ Investments Inc. in Seoul, a position he has held since January 2016. In this role, Jason has been instrumental in providing business consultancy services and guiding acquisitions of targeted properties and assets. Jason Kim embarked on his professional career as an Equity Research Intern at Mariners Investment Advisory Group in New York in early 2011. Shortly thereafter, he moved to Bloomberg Japan LLC in Tokyo, where Jason worked as a Credit Analyst from June 2011 to June 2012. Jason earned a Bachelor of Arts and Sciences in Economics and Sociology from the University of Illinois at Urbana-Champaign in December 2007 and a Master of International Affairs from Columbia University School of International Affairs in New York, in May 2011, where he specialized in International Finance with an East Asia focus.

K Wave’s Executive Officers

Jun Jong. Mr. Jun Jong serves as the Co-Chief Financial Officer of K Wave. He is currently the Chief Financial Officer of K Enter Holdings Inc. Mr. Jong started his career at Samsung electronics in 1995, performing various responsibilities such as foreign subsidiary management, investment, and planning. Following is work at Samsung, he joined the Hartford Financial Services in Tokyo, Japan and Hartford, Ct in 2000. He was one of the early startup members of Hartford Life Insurance K.K.’s Tokyo operations to launch the Japan operations where he performed strategic planning, financial analysis and investor relations, during which period it expanded to USD $15 billion in AUM. Subsequently he served as the Assistant Vice President for Business Development and Strategy for The Hartford Financial Services Group’s wealth management group until 2013, developing enterprise-wide business opportunities, supporting mergers and acquisitions transactions and divestiture of non-core businesses. More recently, Mr. Jong worked in private equity performing value creation and business development activities in portfolio companies, capital raising activities and LP management. Jun received a Bachelor of Arts degree in economics from Dartmouth College and an MBA from the Tuck School of Business at Dartmouth.

Jihun Byun, CPA, is currently the CAO of K Enter holdings, managing the accounting field of the company. He brings with him a diverse set of experience primarily in accounting, M&A, and corporate governance restructuring more than 10 years. He worked as general manager in corporate center at Wonik corporations, own several KOSDAQ listed corporations in the semiconductor/display, secondary battery, beauty, and digital healthcare sectors. Jihun received a Bachelor of Arts degree in business from Sogang University.

Jeong Hoon Bae. Mr. Jeong Hoon Bae serves as the Head of Content Production of K Wave. Mr. Bae is a veteran and popular executive producer in Korea who has worked in the TV drama industry for 21 years. He started his career as an Assistant Director at drama department of SBS TV, one of the leading Korean broadcasting channels, from 2003 to 2007, helping to produce numerous dramas. Subsequently, he worked at TVN, a pay television network owned by CJ E&M. Next he worked at Bone Factory, a TV drama production company, as executive producer and created popular works such as “You’re Beautiful”, which was part of the first generation of Korean dramas to be aired in Asia and Japan. Subsequently he worked at Huayi Brothers as its executive producer, creating mini series for Korean broadcasting channels. Subsequently he worked as the Chief Executive Officer of Big Pictures, where he created several dramas that were aired in JTBC. Subsequently he was the senior vice president and executive producer of Ace Factory, where he led drama planning, production, distribution, and investment. Mr. Bae also worked on projects for streaming companies such as “The Grid” for Disney+. One of his earlier works “My Name” was also released on Netflix. Jeong Hoon Bae has a Bachelor of Arts in statistics and communications from SungkyunKwan University.

The directors and officers of K Wave own 33,128,623 Ordinary Shares representing 52.02% of K Wave.

K Wave’s Advisory Board

Michael Harpster. Mr. Harpster started his film career in 1970 with a small film company, New Line Cinema, releasing foreign films for the non-theatrical US market. In 1972, Mr. Harpster moved to New York City and became the head of Marketing for New Line. Key benchmarks in New Line’s growth were films like Jean Luc Godard’s Sympathy for the Devil and Reefer Madness. In 1984, Mr. Harpster participated in the development and marketing of the first A Nightmare On Elm Street, which grossed well over $57 million on a $1.1 million dollar budget. In 2021, A Nightmare on Elm Street was selected for preservation in the United States National Film Registry by the Library of Congress as being “culturally, historically, or aesthetically significant”. That first Nightmare led to a number of sequels and an approach to filmmaking and releasing that became known as “niche marketing” and lad to a number of high impact and low-cost films that were major successes for New Line in the “80 and 1990’s including films like House Party, the first Teenage Mutant Ninja Turtles, The Mask. and many more. As President of Marketing at New Line, Mr. Harpster has devised campaigns for and released well over 200 feature films. He participated in an IPO and oversaw the development of video marketing with RCA Columbia. New Line Cinema was sold to Turner and then to Warner Brothers. It is one of the few independent film firms that prospered for over 40 years and its alumni are a virtual who’s who in Hollywood today. It became worth well over $4 billion. In 1995 Mr. Harpster broke open the “faith” market in the US with the release of The Omega Code which ended up selling well over 2,000,000 video units. In 2007, Mr Harpster worked with the award-winning producer, Moctezuma Esparza to raise funding for Maya Releasing, an effort directed to the Latin market. In 2011, Mr. Harpster became interested in the Asian market and consulted with several Asian producers including Yasushi Akimoto the founder of the well-known singing group AKB 48. In 2014 Mr. Harpster established his own consulting group, Orange Gove Media and continues to work today to help investors identify lucrative and safe media investments.

Faith Chu. Mr. Faith Chu has been serving as the Chairman and Chief Executive Officer of IPG Wealth Management LLC since January 2012. He has 40 years of experience in international finance and investment. He worked in AIG and AIA over 28 years since 1983. He was involved in numerous investment projects. He was appointed as the director of financial companies. He is experienced in strategic management, sales and marketing, capital allocation, and he has cultivated a lot of successful leaders and entrepreneurs. He is the founder of IPG Integrity Group, Chairman of Golden Great China Fund Management Limited. He is also the founder and president of HappyMen Foundation, and the co-founder of Hong Kong International Blockchain and Financial Association (HKIBFA). He was also the guest lecturer of Tsinghua University, Peking University, Zhongshan University and City University of Hong Kong. Mr. Chu is a member of the following institutes: Asia Pacific Financial Services Association (APFinSA), The Institute of Financial Accountants(IFA), Chartered Insurance Agency Management(CIAM), LIMRA International, Registered Financial Planner Institute(RFP).

Anthony Ang. Mr. Anthony Ang served as the Chairman and CEO of Global Star Acquisition Inc. until May 2025. He is a global executive with over 40 years of senior management experience. His broad expertise covers international marketing, investment promotion, manufacturing, and fund management. Mr. Ang started his career at the Singapore Economic Development Board in 1980, and his last position was Regional Director for North America (based in the United States for six years) responsible for the promotion of investments from North America. He went on to become Group General Manager of Armstrong Industrial Corporation, a Singapore precision engineering company that he helped list on the Singapore Exchange in 1995. Mr. Ang then joined Vertex Management as Senior Vice President (Investment) in 1999, a leading venture Capital firm with its headquarters in Singapore and subsequently GIC Real Estate Pte. Ltd. (a unit of the Sovereign wealth fund of the Singapore Government) as Executive Vice President for Admin and Corporate Affairs in 2001. Mr. Ang went on to serve as founding Executive Director of Majulah Connection, a consulting and networking organization sponsored by the Government of Singapore. In 2006, Mr. Ang joined the ARA Group, a leading real estate fund management house with its headquarters in Singapore and asset under management (“AUM”) of $140 billion. From 2008 to 2010, Mr. Ang served as the CEO of ARAAsia Dragon Limited (“ADF”), the flagship private equity real estate fund of the ARA Group. ADF had a committed capital of $1.13 billion and was focused on investments across Asia. Mr. Ang was responsible for raising the fund with global investors and overseeing its investments of over fourteen assets. From February 2010 to December 2016, Mr. Ang served as the CEO and Executive Director of ARA Asset Management (Fortune) Pte. Ltd. (a subsidiary of the ARA Group), as the manager of Fortune Real Estate Investment Trust (“Fortune REIT”) with HK$36 billion of retail assets in Hong Kong. During his tenure at Fortune REIT, Mr. Ang was recognized as “Best CEO (Third)” and “Best CEO (First)” for Hong Kong in 2013 and 2014 respectively for successfully expanding Fortune REIT, by the Annual Best Managed Companies Poll by FinanceAsia. From March 2017 to July 2021, Mr. Ang served as CEO of Sasseur Asset Management Pte Ltd (SGX:CRPU), where he led the listing process for the initial public offering of Sasseur Real Estate Investment Trust (“Sasseur REIT”) (AUM US$1.2 billion) in March 2018. In 2019, under Mr. Ang’s leadership, Sasseur REIT was recognized as the “REIT of the Year” and “Best Retail REIT (platinum)” in Singapore. Mr. Ang was awarded “Best CEO (platinum)” in Singapore in 2019 and 2020 by The Fortune Times Award. Mr. Ang currently holds various senior positions. Since January 2016, Mr. Ang has served as an independent director of Yong Tai Bhd, a property development company listed on Bursa Malaysia, the Malaysian stock exchange. Since April 2017, Mr. Ang has served as an independent director with Heatec Jietong Holding Ltd., a marine industry manufacturing and service company that is listed on the Singapore Exchange. Mr. Ang has represented his country as the Ambassador Extraordinary and Plenipotentiary of the Republic of Singapore to the Republic of Tunisia since September 2017. In that role he represents the interests of Singapore and helps to maintain the relations of amity and concord between the two countries. In December 2020, Mr. Ang began his position as a director at Truufin Pte. Ltd., where he provides guidance for the company in the Fintech industry. Mr. Ang has served as a director of Sinospring Venture Ltd. (Singapore) since May 2021 and as a director of GCIC Ltd since June 2021, both of which are consultancy services companies. In the education consultancy services industry, Mr. Ang has served as a director of ITE Education Services Pte. Ltd. since July 2021. Finally, Mr. Ang currently serves as the Chairman and director for R. Vantage Pte. Ltd. (Singapore), a crowd funded real estate investment platform since November 2021, and as Chairman and director of Singapore Digital Exchange Pte. Ltd., a digital exchange of cryptocurrency and digital assets in Singapore since December 2021. Mr. Ang holds a Bachelor of Science in Mechanical Engineering degree with First Class Honors from the Imperial College of Science and Technology at the University of London. He also obtained an MBA degree and an International Directorship Certificate from INSEAD, France in and completed a Marketing Management Program at the Graduate School of Business at Stanford University.

Nicholas Aaron Khoo. Mr. Khoo has a diversified career that spans over 20 years within the technology, gaming, fintech, real estate, and consulting industries. In the financial services and consulting industry, Mr. Khoo has led Asia Pacific and Japan for Visa Inc’s Cybersource Managed Services from 2012 to 2017. In the real estate industry, Mr. Khoo has served as an independent director of Hatten Land Ltd. since January 2022. Mr. Khoo is a known figure in the esports and video games industry, serving as an advisor to the board of the Global Esports Federation. Mr. Khoo also serves as an investment committee member of the Tribeca Global SPAC Fund since September 2021. Since October 2021, he has also served as an Investment Committee Member of Global Fund, a sponsor affiliate. Mr. Khoo has experience in the public sector as he has served on various official boards and committees in Singapore including the Gambling Regulatory Authority, National Crime Prevention Council, and the Internet and Media Advisory Committee. Mr. Khoo was the valedictorian when he graduated with a Masters of Business Administration from Arcadia University.

Jukka Rannila. Mr. Rannila is a seasoned professional with vast experience in investment management and real estate. From 2013 to 2020, Mr. Rannila served as the Chairman of the board of directors of Berlin Invest 3 Oy, from 2012-2020 with Berlin Invest 2 Oy, and from 2011 to 2022 with Berlin Invest Oy, where he oversaw residential real estate portfolios. Mr. Rannila currently serves as a board member of the investment management company for the Berlin Invest Oy groups, Confido Kiinteistöhallinta Oy, where he oversees a residential real estate portfolio in Berlin, Germany. Similarly, since 2018, Mr. Rannila has acted as a member of the board of Assai Commercial Oy, where he oversees a commercial real estate portfolio in the greater Helsinki area. Since 2004, Mr. Rannila has acted as a board member and investment manager of Assai Oy, where he is responsible for the operations and investment portfolio of listed and non-listed companies in the family office. Since 2009, Mr. Rannila has acted as chairman of the board of Nosh Company Oy, where he co-directs a high growth fashion and design group of companies. Currently, Mr. Rannila also co-directs a high growth robotics company with international expansion, Trussmatic Oy. Similarly, since 2018, Mr. Rannila co-directs a high growth manufacturing group of companies through his director position with Tikli Group Oy. More recently in 2021, Mr. Rannila manages all operations of Warp Bridge Oy, a SPV investing in a venture capital fund, as a Managing Director. Mr. Rannila studied at the University of Manchester in the Department of Accounting and Finance.

Stephen Drew. Mr. Drew has 25 years of experience in private equity, investment banking, real estate, and Fintech-related businesses. Stephen Drew, a director of Global Star served as a director of K Enter Holdings, Inc. from January 3, 2023 to April 25, 2023. Mr. Drew began his career at Wall Street firms Citigroup and Gruntal & Co. In the real estate financing and investing arena, Mr. Drew acted as the principal of Pinnacle Funding for over ten years, where he managed over 50 professional investors. Mr. Drew was also a member of Greenwich Realty Capital LLC from 2017 to 2019, where he managed commercial real estate development. From 2019 to 2020, Mr. Drew served as a Managing Member of Tribeca Realty Capital LLC, the US-based partner of a $27.5 billion asset manager based in Asia for equity investments and is responsible for successfully closing hundreds of millions in transactions. Since 2018, Mr. Drew has served as a Managing Partner of Global Fund LLC, a sponsor affiliate. Since 2021, Mr. Drew has also served as a Managing Partner of Tribeca Global SPAC Fund LLC. Mr. Drew studied Finance at Central Connecticut State University.

On March 22, 2020, Mr. Ted Kim voluntarily petitioned the United States Bankruptcy Court for the Eastern District of Virginia for personal bankruptcy under Chapter 7 of the United States Bankruptcy Code and was assigned Case No. 2010885BFK. Mr. Kim was discharged in December 2020 and the matter was terminated in December 2020. There were no allegations of fraud made in the proceedings. Except for Mr. Kim, none of K Wave’s proposed executive officers or directors has filed a petition for personal bankruptcy or has been affiliated with any company that has filed for bankruptcy within the last ten years.

EXECUTIVE COMPENSATION

This section discusses material components of the executive compensation programs for the Company’s executive officers who are named in the “Summary Compensation Table” below. In 2024, the Company named executive officers (“NEO”) and their positions were as follows:

Name	Age	Position
Pyeung Ho Choi	66	Co-Founder and Chairman
Ted Kim	53	Co-Founder, Chief Executive Officer, and Director
Tan Chin Hwee*	52	Former Director, Executive Chairman and Interim Chief Executive Officer
Hyuk Jin Lee	51	Director
Han Jae Kim (Patrick Kim)**	35	Director
Young Jae Lee	49	Co-Founder and Director
Jun Jong	53	Chief Financial Officer
Jihun Byun	45	Chief Accounting Officer
Jeong Hoon Bae	45	Head of Content Production

*	Effective on June 6, 2025, (i) Tan Chin Hwee resigned from his position as a member of the Board and from his roles as Executive Chairman and Interim Co-Chief Executive Officer of the Company; and (ii) Ted Kim became the Chief Executive Officer of the Company.
**	Effective July 5, 2025, Han Jae (Patrick) Kim resigned from his position as a member of the Board.

Summary Compensation Table

The following table contains information pertaining to the compensation of K Enter named executives for the fiscal years 2023 and 2024.

Summary Compensation Table — Fiscal Years 2024 and 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tan Chin Hwee	2024	$214,200	0	$500,000	0	0	0	0	714,200
Former Executive Chairman and interim CEO*	2023	$0	0	0	0	0	0	0	$0
Jun Jong	2024	$88,013	0	0	0	0	0	0	88,013
CFO	2023	$57,394	0	0	0	0	0	$0	$57,394
Jihun Byun	2024	$146,689	0	$2,147,580	0	0	0	0	2,294,269
	2023	$38,263	0	0	0	0	0	$0	$38,263

*	Effective on June 6, 2025, (i) Tan Chin Hwee resigned from his position as a member of the Board and from his roles as Executive Chairman and Interim Co-Chief Executive Officer of the Company; and (ii) Ted Kim became the Chief Executive Officer of the Company.

Outstanding Equity Awards as of December 31, 2024

There were no outstanding options to acquire K Wave ordinary shares held by K Wave NEOs as of December 31, 2024. The K Wave NEOs did not hold any other outstanding equity awards as of that date.

Director Compensation — Fiscal 2024

The following table sets forth information regarding the compensation paid to, or earned by our directors, during fiscal 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Pyeung Ho Choi	$0	0	$0
Young Jae Lee	$0	0	$0
Tan Chin Hwee*	$0	0	$0
Ted Kim	$13,000	0	$13,000
Han Jae(Patrick) Kim**	$0	0	$0
Hyuk Jin Lee	$0	0	$0

*	Effective on June 6, 2025, Tan Chin Hwee resigned from his position as a member of the Board and from his roles as Executive Chairman and Interim Co-Chief Executive Officer of the Company.
**	Effective July 5, 2025, Han Jae (Patrick) Kim resigned from his position as a member of the Board.

As of December 31, 2024, K Wave had no formal plan for compensating its directors.

Decisions with respect to the compensation of K Wave’s executive officers, including its named executive officers, are made by the compensation committee of the Board. The following discussion is based on the present expectations as to the compensation of the named executive officers and directors. The actual compensation of the named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that compensation for our executive officers will have the following components: base salary, cash bonus opportunities, long-term incentive compensation, broad-based employee benefits, supplemental executive perquisites and severance benefits. Base salaries, broad-based employee benefits, supplemental executive perquisites and severance benefits will be designed to attract and retain senior management talent. We intend to also use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of its named executive officers with the long-term interests of its equity owners and to enhance executive retention.

Annual Bonuses

We expects that we will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment and service agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.

Stock-Based Awards

We expect to use stock-based awards in future years to promote its interests by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in its service and aligning the executives’ interests with those of our shareholders. Stock-based awards for its directors and named executive officers may be awarded in future years under a new employee incentive plan after consummation of the Business Combination, which was adopted by the K Wave Board in connection with the Business Combination.

Director Compensation

Non-employee directors of Pubco receive varying levels of compensation for their services as directors and members of committees of the Pubco Board, in accordance with a non-employee director compensation policy that we put in place following the Business Combination. Pubco anticipates determining director compensation in accordance with industry practice and standards.

PRINCIPAL STOCKHOLDERS

The following table sets forth information relating to the beneficial ownership of our ordinary shares:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding Pubco Ordinary Shares;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options or warrants held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days of the Closing Date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The percentage of our Ordinary Shares beneficially owned is computed on the basis of 63,198,074 Ordinary Shares outstanding as of the date of this prospectus, not including the Ordinary Shares issuable upon the exercise of outstanding warrants.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Post-Closing K Wave Ordinary Shares beneficially owned by them. To our knowledge, no Post-Closing K Wave Ordinary Shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Unless otherwise noted, the business address of each of our shareholders is 16192 Coaster Highway, Lewes, Delaware 19958.

Name and Address of Beneficial Owner	Number of Pubco Ordinary Shares Beneficially Owned	Percentage of Pubco Ordinary Shares
5% Holders of Pubco:
Hyung Seok Cho(1)	8,668,867	13.72%
Pyeung Ho Choi(2)	5,020,283	7.94%
Jae Keun Kim(3)	5,280,511	8.36%
Ted Kim(4)	8,018,432	12.59%
Young Jae Lee(5)	4,671,301	7.39%
Directors and Executive Officers of PubCo
Yang Kan Chong(6)	436,642	* %
Tae Woo Kim(7)	214,758	* %
Jung Hoon Bae(8)	603,071	* %
Jihun Byun(9)	214,758	* %
All Executive Officers and Directors as a Group	33,128,623	52.01%

*	Represents less than 1.0%.

(1)	Hyung Seok Cho is a member of the Company’s Board. The business address of Mr. Cho is 16192 Coastal Highway, Lewes, Delaware 19958.
(2)	Pyeung Ho Choi is a Co-Founder of the Company and is the Chairman of the Company’s Board. The business address of Mr. Choi is 16192 Coastal Highway, Lewes, Delaware 19958.
(3)	Jae Keun Kim is a member of the Company’s Board. Jae Keun Kim is the beneficial owner of 5,280,511 of our shares as follows: 78,043 shares he owns individually and through his ownership and control of Xeno Investment Asia, which owns 3,121,700 of our shares, and JVC Inc. which owns 2,080,768 of our shares. The business address of Mr. Chong is 16192 Coastal Highway, Lewes, Delaware 19958.
(4)	Ted Kim is a Co-Founder of the Company, a member of the Company’s Board and is the Company’s Chief Executive Officer. Mr. Kim is the beneficial owner of 4,896,900 Ordinary Shares through his ownership and control of Global Fund LLC, which owns 3,489,721 of our Ordinary Shares and Lodestar USA, Inc., which owns 1,407,439 of our Ordinary Shares. As a result of Mr. Kim’s position as manager of Global Star Acquisition I, LLC, the sponsor, to Global Star, Mr. Kim also is the beneficial owner of 2,623,047 Ordinary Shares held by Global Star Acquisition I, LLC. The Ordinary Shares also include 498,225 Ordinary Shares into which warrants held by Mr. Kim are exercisable within 60 days of the date of this prospectus. The business address of Mr. Kim is Mr. Kim is 1641 International Drive, Unit 208, McLean, Virginia 22102.
(5)	Young Jae Lee is a Co-Founder of the Company and a member of the Company’s Board. The business address of Mr. Lee is 16192 Coastal Highway, Lewes, Delaware 19958.
(6)	Yang Kan Chong is a member of the Company’s Board.
(7)	Tae Woo Kim is a member of the Company’s Board.
(9)	Jung Hoon Bae is the Company’s Head of Content Production.
(10)	Jihun Byun is the Company’s Chief Accounts Officer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions-K Enter

One of K Enter’s directors and K Wave’s CEO, Ted Kim, is also the manager of Global Star Acquisition I, LLC, the sponsor, to Global Star. On September 29, 2024, K Enter entered into an agreement with Lodestar USA, Inc. (the “Lodestar Agreement”) pursuant to which K Enter issued 1,202 shares of K Enter’s ordinary shares to Lodestar USA, Inc. in consideration for services rendered to K Enter by Ted Kim, the owner of Lodestar USA Inc. Ted Kim owned 19,564 shares or 10.12% of the shares of ordinary shares of K Enter based on the shares of K Enter to be issued and outstanding immediately prior to the closing of the Business Combination through his ownership and control of Global Fund LLC, which owned 12,000 shares, and Lodestar USA, Inc., which owned 7,564 shares.

Two of K Enter’s directors, Pyeung-ho Choi, who is the Chairman of K Enter and Young Jae Lee, who is the former Chief Executive Officer of K Enter, are also senior officers of Solaire Partners, one of the Six Korean Entities.

On September 24, 2024, K Enter entered into a share subscription agreement with GF Korea Inc. (the “GF Agreement”) pursuant to which K Enter issued 4,997 shares of K Enter’s ordinary shares to GF Korea Inc. (“GF Korea”) in consideration for GF Korea Inc. assuming certain payment obligations of K Enter in the aggregate $8.52 million owed to its service providers of K Enter. The GF Agreement closed on September 25, 2024 and K Enter issued the 4,997 shares of K Enter’s ordinary shares to GF Korea, which were converted to 1,559,805 shares of Pubco based on an estimated 312.1:1 conversion ratio calculated with a foreign exchange rate of KRW 1,470.00 / USD $1.00 in the Business Combination. K Enter entered into the GF Agreement for the purpose of transferring certain of K Enter’s payment obligations to gain greater financial flexibility. Mina Kim, a co-founder of K Enter, is the CEO of GF Korea and Mina Kim’s spouse is the owner of GF Korea.

On September 30, 2024, K Enter issued Tan Chin Hwee, a director, Executive Chairman and Interim CEO of K Enter, 168 shares of K Enter’s ordinary shares in consideration for services rendered and to be rendered to K Enter.

On September 25, 2024, Innocus Global Group Pte, Ltd., an entity owned by Jaekeun (Jason) Kim, a director K Wave, entered into an agreement to purchase 250 shares of K Enter’s Series A-1 Preferred Stock for gross proceeds of $150,000. Each issued share of Series A-1 Preferred Stock is convertible into ordinary shares of K Enter on a one-for-one basis.

On August 31, 2024, K Enter issued Jae Ha Lee, an employee of K Enter, 1,932 shares of K Enter’s ordinary shares in consideration for services rendered and to be rendered to K Enter.

On June 4, 2024, K Enter issued a convertible senior unsecured note in the principal amount of $3,000,000 to Innocus Global Group Pte, Ltd., an entity owned by Jaekeun (Jason) Kim, a nominee director K Wave (the “$3MM Note”). The $3MM Note has a maturity date of 3 years and will pay an annual coupon rate of 3% to be paid semi-annually until the maturity date of the $3MM Notes. Under the $3MM Note, the proceeds shall be wired to K Enter as follows: (i) 25% of the committed amount at the time of signing this definitive agreement, (ii) 50% at the time SEC declares effectiveness on the F-4, and (iii) the remaining 25% at the time of shareholder approval and going public. From the time K Enter issued the $3MM Note and until the closing of the Business Combination, the $3MM Note were convertible, at the option of the holder, at a conversion price per share of $1,200 per share. The Post-Merger Conversion Price for the Notes is the greater of (a) a 60% discount to the 5-day average of the volume-weighted average prices of ordinary shares over 5 consecutive trading days following the conversion notice date, and (b) a Floor price of $4 per share. On October 3, 2024, K Enter received $300,000 pursuant to the $3MM Note and on October 18, 2024, K Enter received $1,200,000 pursuant to the $3MM Note. However, the holder declined to invest the remaining $750,000. Accordingly, K Enter is not due any payment under the $3MM Note at the time SEC declares effectiveness on the F-4.

On April 22, 2024 Young Jae Lee, K Enter’s director and former Chief Executive Officer, loaned K Enter $121,798 (the “1st Lee Loan”). On May 3, 2024, K Enter repaid $67,665 of the 1st Lee Loan, leaving a balance of $54,132 on the 1st Lee Loan. The 1st Lee Loan is for a term of six months and bears interest at the rate of 4.6% per annum. The proceeds of the 1st Lee Loan will be used to fund the operations of K Enter. The 1st Lee Loan is attached as Exhibit 10.50 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024. On October 23, 2024, Mr. Lee and K Enter extended the maturity date of the 1st Lee Loan to the earlier of June 30, 2025 or within 5 business days after the Company’s proxy statement/prospectus on Form F-4 becomes effective. A copy of the loan extension agreement between Mr. Lee and K Enter is attached as Exhibit 10.66 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024. On February 10, 2025, K Enter fully repaid the 1st Lee Loan, leaving a balance of $0.00. The 1st Lee Loan is attached as Exhibit 10.50 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024.

On April 25, 2024 Young Jae Lee, K Enter’s director and former Chief Executive Officer, loaned K Enter $169,164 (the “2nd Lee Loan”). On May 3, 2024, K Enter repaid $169,164 of the 2nd Lee Loan, leaving a balance of $0.00 on the 2nd Lee Loan. The 2nd Lee Loan is for a term of three months and bears interest at the rate of 4.6% per annum. The proceeds of the 2nd Lee Loan will be used to fund the operations of K Enter. The 2nd Lee Loan is attached as Exhibit 10.51 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024.

On May 3, 2024, Young Jae Lee, K Enter’s director and former Chief Executive Officer, loaned K Enter $236,829 (the “3rd Lee Loan”). The 3rd Lee Loan is for a term of nine months and bears interest at the rate of 4.6% per annum. On November 3, 2024, K Enter entered into an extension agreement on the 3rd Lee Loan to amend the maturity date to April 30, 2025 or within five days after the K Wave Media Ltd registration statement on Form F-4 is declared effective by the U.S. Securities and Exchange Commission. On April 30, 2025, K Enter entered into an extension agreement on the 3rd Lee Loan to extend the maturity date to April 30, 2026. The Loan bears interest at the rate of 4.6% per annum. On February 10, 2025, K Enter repaid $25,046, leaving a balance of $222,091. On June 30, 2025, K Enter repaid $23,152, leaving a balance of $209,302. The 3rd Lee Loan is attached as Exhibit 10.52 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024.

On April 26, 2024, Bidangil Pictures Co., Ltd. loaned the $91,348 (the “Bidangil Loan”). The loan is unsecured, for a term of three months and bears interest at the rate of 3% per annum. The proceeds of the loan will be used to fund the operations of K Enter. The Bidangil Loan is attached as Exhibit 10.53 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024.

On May 25, 2023, K Enter entered into a production development agreement with Studio Anseilen, one of the Six Korean Entities, to advance Studio Anseilen $676,654 for content development. The advance does not accrue interest, is not secured and is evidenced by an agreement dated May 25, 2023, a copy of which is attached as Exhibit 10.23 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024.

On June 1, 2023, K Enter entered into a two-year written lease with Solaire Partners, as landlord (“Lease 2”) for 2,520 square feet of office space located at 11F, Telepia Building, 527, Eonju-ro, Gangnam-gu, Seoul, Korea 06138 commencing on June 1, 2023. Solaire Partners., one of the Six Korean Entities, is the landlord under the Lease 2. At inception, total gross rental payments due under this operating lease approximated $92,938 and a security deposit due approximated $67,699. A copy of Lease 2 is attached as Exhibit 10.22 to the Registration Statement on Form F-4/A filed by the Company with the SEC on December 23, 2024.

During August 2023, K Enter purchased a $1,000,000 convertible bond from Prototype Groupe, Inc. (“Prototype Groupe”), a company that operates in virtual studio technology and who First Virtual, which is a Korean company K Enter had an agreement to acquire a controlling equity interest. Virtualization remains a future strategic initiative for K Enter, but its management has decided to terminate the planned acquisition of First Virtual, an emerging company with plans to establish virtual production capabilities. The share purchase agreement with First Virtual has been terminated but includes a re-purchase option. K Enter currently views the acquisition of a controlling interest in First Virtual pursuant to the FVL Termination and Option Agreement as uncertain due to the uncertainty as to the outcome of the Prototype Lawsuits and there can be no assurance that K Enter will acquire a controlling interest in First Virtual pursuant to the FVL Termination and Option Agreement. First Virtual has a 19% ownership interest in the Prototype Groupe. The convertible bond is due and payable on demand after August 10, 2024. The convertible bond will bear interest at a fixed rate equal to the Applicable Federal Rate for short term loans as of the date of the bond (4.96%). At K Enter’s option, at any time prior to payment in full of the principal amount and all accrued interest, the convertible bond can be converted into such number of shares of ordinary shares of Prototype Groupe equal to the entire principal amount of the convertible bond and all accrued and unpaid interest thereon, divided by $7.40 per share in case the pre-money valuation of Prototype Groupe shall meet or exceed $94,800,000. In the event the pre-money valuation is below $94,800,000, the conversion price shall be proportionally reduced. If the convertible bond is not repaid or converted through K Enter’s voluntary election and Prototype Groupe issues and sells shares of its equity securities before the maturity date resulting in gross proceeds of $10,000,000 (excluding the conversion of this bond), then at any time on or after the maturity date, Prototype Groupe shall have the option to (a) repay all outstanding principal and accrued unpaid interest of the convertible bond or (b) convert all or any portion of the outstanding principal and accrued unpaid interest of the convertible bond into such number of its common shares equal to the principal amount and all accrued unpaid interest thereon to be converted divided by the conversion price.

On June 3, 2025, K Wave entered into a Standby Equity Purchase Agreement with Bitcoin Strategic Reserve KWM LLC, providing for the sale by K Wave of up to $500 million of Ordinary Shares. Stephen Drew is the Managing Member of Bitcoin Strategic. Mr. Drew is an Initial Stockholder of the Company and a member of the Company’s Advisory Board. In addition, Mr. Drew served as a director of Global Star and is a Managing Partner of Global Fund LLC, along with Ted Kim, the Company’s Co-Founder, Chief Executive Officer and a member of the Company’s Board. The transactions consummated in connection with the SEPA and all negotiations relating thereto were conducted on an “arm’s length” basis.

Proceeds from the facility will be used to support K Wave’s Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, K Wave plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards.

DESCRIPTION OF K WAVE’S SECURITIES

K Wave is a Cayman Islands exempted company and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, referred to herein as the “Companies Act” below, and the common law of the Cayman Islands.

K Wave currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. The share capital of K Wave is $100,000 divided into 990,000,000 ordinary shares of par value of $0.0001 each and 10,000,000 preference shares or a par value US $0.0001 each.

K Wave Ordinary Shares

The following includes a summary of the terms of K Wave Ordinary Shares, based on its Memorandum and Articles of Association and Cayman Islands law. Immediately prior to the consummation of the Reincorporation Merger, K Wave amended its memorandum and articles of association, which amendment is referred to herein as the “Memorandum and Articles of Association.” According to the Memorandum and Articles of Association, the authorized share capital of post-closing company is $100,000 divided into 990,000,000 ordinary shares of par value of $0.0001 each and 10,000,000 preference shares or a par value US $0.0001 each.

General. Immediately prior to the consummation of the Business Combination, K Wave’s authorized share capital was $100,000 divided into 990,000,000 ordinary shares of par value of $0.0001 each and 10,000,000 preference shares or a par value US $0.0001 each. All of K Wave’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. K Wave may not issue share to bearer. K Wave’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of K Wave’s ordinary shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, K Wave’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. K Wave’s Memorandum and Articles of Association provide that no dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless K Wave’s directors determine that, immediately after the payment, K Wave will be able to pay its debts as they become due in the ordinary course of business and K Wave has funds lawfully available for such purpose.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each K Wave ordinary share is entitled to one vote. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of holders of a majority of the Shares being individuals present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy shall be a quorum. As a Cayman Islands exempted company, K Wave is not obliged by the Companies Act to call shareholders’ annual general meetings. K Wave’s Memorandum and Articles of Association provide that K Wave may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case K Wave will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules at the Nasdaq. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of K Wave’s shareholders may be called by a majority of its Board of Directors or its chairman. K Wave’s Memorandum and Articles of Association provide its shareholders with the right to put any proposals before annual general meetings. Shareholders seeking to bring business before the annual general meeting or to nominate candidates for appointment as directors at the annual general meeting must deliver notice to the principal executive offices of K Wave not less than 120 calendar days before the date of K Wave’s proxy statement released to shareholders in connection with the previous year’s annual general meeting or, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s annual general meeting, then the deadline shall be set by the board of Directors with such deadline being a reasonable time before K Wave begins to print and send its related proxy materials.

An ordinary resolution is a resolution passed by a simple majority of the shareholders, as being entitled to do so, vote in person or by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles, while a special resolution is a resolution passed by no less than two-thirds of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name or making changes to K Wave’s Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions in K Wave’s Memorandum and Articles of Association as set out below, any of K Wave’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by K Wave’s Board of Directors.

K Wave’s Board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which K Wave has a lien. K Wave’s Board of Directors may also decline to register any transfer of any ordinary share unless:

●

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as K Wave’s Board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as K Wave’s directors may from time to time require is paid to K Wave in respect thereof.

If K Wave’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as K Wave’s Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as K Wave’s board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst K Wave’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst K Wave’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to K Wave for unpaid calls or otherwise. If K Wave’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by K Wave’s shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event.

Redemption, Repurchase and Surrender of Ordinary Shares. K Wave may issue shares on terms that such shares are subject to redemption, at K Wave’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by K Wave’s Board of Directors or by a special resolution of K Wave’s shareholders. K Wave may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of K Wave’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, K Wave may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time K Wave’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not K Wave is being wound-up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors of K Wave not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. For the avoidance of doubt, the directors of K Wave reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of shares of the relevant class. To any such meeting all the provisions of PurCo’s Charter relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

Inspection of Books and Records. Holders of K Wave Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of K Wave’s list of shareholders or its corporate records. However, K Wave will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. K Wave’s Memorandum and Articles of Association authorize its Board of Directors to issue additional ordinary shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

K Wave’s Memorandum and Articles of Association also authorize its Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

K Wave’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of K Wave’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of K Wave or management that shareholders may consider favorable, including provisions that authorize K Wave’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. K Wave is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

K Wave Warrants

Set forth below is also a description of K Wave Warrants that are issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Memorandum and Articles of Association.

Each K Wave Warrant entitles the holder thereof to purchase one K Wave Ordinary Share at a price of $11.50 per full share. K Wave will not issue fractional shares. As a result, a warrant holder must exercise its K Wave Warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise K Wave Warrants. K Wave Warrants became exercisable June 13, 2025. the K Wave Warrants will expire June 13, 2030.

K Wave may redeem the outstanding K Wave Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while K Wave Warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●

if, and only if, the last sales price of K Wave Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before K Wave sends the notice of redemption, and

●

if, and only if, there is a current registration statement in effect with respect to K Wave Ordinary Shares underlying K Wave Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and K Wave issues a notice of redemption, each warrant holder can exercise his, her or its K Wave Warrant prior to the scheduled redemption date. However, the price of K Wave Ordinary Shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit K Wave’s ability to complete the redemption.

If K Wave calls K Wave Warrants for redemption as described above, K Wave’s management will have the option to require all warrant holders that wish to exercise K Wave Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole K Wave Warrant for that number of K Wave Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of K Wave Ordinary Shares underlying K Wave Warrants, multiplied by the difference between the exercise price of K Wave Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of K Wave Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether K Wave will exercise its option to require all warrant holders to exercise their K Wave Warrants on a “cashless basis” will depend on a variety of factors including the price of K Wave Ordinary Shares at the time K Wave Warrants are called for redemption, K Wave’s cash needs at such time and concerns regarding dilutive share issuances.

Summary of the 2024 Incentive Plan

The following is a summary description of K Wave Media, Ltd. 2024 Equity Incentive Plan. The summary is not a complete statement of the 2024 Plan and is qualified in its entirety by reference to the complete text of the 2024 Plan, a copy of which is attached as Annex C to the Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025). In the event of a conflict between the information in this description and the terms of the 2024 Plan, the 2024 Plan shall control.

Purpose of the 2024 Plan

The purpose of the 2024 Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for K Wave’s success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the K Wave Ordinary Shares through the granting of awards under the 2024 Plan. We believe that the awards to be issued under the 2024 Plan will motivate award recipients to offer their maximum effort to K Wave and help focus them on the creation of long-term value consistent with the interests of K Wave shareholders. We believe that grants of incentive awards are necessary to enable K Wave to attract and retain top talent.

Awards

The 2024 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, to K Wave employees and subsidiary corporations’ employees, and for the grant of non-statutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of awards to K Wave’s employees, directors and consultants and any of K Wave’s affiliates’ employees and consultants. K Wave has approximately 15 employees of K Wave, including 5 executive officers, 6 non-employee directors and 1 consultant eligible to be granted awards under the 2024 Plan.

Authorized Shares

The maximum number of Ordinary Shares that may be issued under the 2024 Plan will be 5,900,000 of the outstanding Ordinary Shares, which amount shall automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to five percent (5%) of the total number of shares of Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of stock.

Our Ordinary Shares are subject to awards that will be granted under the 2024 Plan that expire or terminate without being exercised in full will not reduce the number of our Ordinary Shares available for issuance under the 2024 Plan. The settlement of any portion of an award in cash will not reduce the number of our Ordinary Shares available for issuance under the 2024 Plan. Our Ordinary Shares withheld under an award to satisfy the exercise, strike or purchase price of an award or to satisfy a tax withholding obligation will not reduce the number of our Ordinary Shares that will be available for issuance under the 2024 Plan. With respect to a stock appreciation right, only our Ordinary Shares that are issued upon settlement of the stock appreciation right will count towards reducing the number of our Ordinary Shares available for issuance under the 2024 Plan. If any of our Ordinary Shares issued pursuant to an award are forfeited back to or repurchased or reacquired by K Wave due to forfeiture, cancellation or expiration, then our Ordinary Shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2024 Plan.

Plan Administration

K Wave’s board of directors, or a duly authorized committee of K Wave’s board of directors, will administer the 2024 Plan. K Wave’s board of directors, or a duly authorized committee of K Wave’s board of directors, may, in accordance with the terms of the 2024 Plan, delegate to one or more of K Wave’s officers the authority to (i) designate employees (other than officers) to be recipients of specified awards, and to the extent permitted by applicable law, the terms of such awards; and (ii) determine the number of Ordinary Shares to be subject to such awards granted to such employees. Under the 2024 Plan, our board of directors, or a duly authorized committee of our board of directors, will have the authority to determine: award recipients; how and when each award will be granted; the types of awards to be granted; the provisions of each award, including the period of exercisability and the vesting conditions applicable to an award; the number of our Ordinary Shares or cash equivalent subject to each award; and the fair market value applicable to an award.

Under the 2024 Plan, (i) our board of directors will not, without stockholder approval, (a) reduce the exercise or strike price of an option or stock appreciation right (other than in connection with a capitalization adjustment), and (b) at any time when the exercise or strike price of an option or stock appreciation right is above the fair market value of Ordinary Shares, cancel and re-grant or exchange such option or stock appreciation right for a new award with a lower (or no) purchase price or for cash, and (ii) a participant’s rights under any award will not be materially adversely impaired by any amendment without the participant’s written consent.

We will also designate a plan administrator to administer the day-to-day operations of the 2024 Plan.

Stock Options

Options will be granted under stock option agreements adopted by our board of directors. Each option will be designated in writing as an ISO or an NSO. Our board of directors will determine the exercise price for stock options, within the terms and conditions of the 2023 Plan, except the exercise price of a stock option generally will not be less than 100% (or 110% in the case of ISOs granted to a person who owns or is deemed to own stock possessing more than 10% of K Wave’s total combined voting power or that of any of K Wave’s parent or subsidiary corporations, or a ten percent stockholder) of the fair market value of K Wave Ordinary Shares on the date of grant. Options granted under the 2024 Plan will vest at the rate specified in the stock option agreement as will be determined by our board of directors. The terms and conditions of separate options need not be identical.

No option will be exercisable after the expiration of ten years (or five years in the case of ISOs granted to a ten percent stockholder) or a shorter period specified in the applicable award agreement. Unless the terms of an optionholder’s stock option agreement, or other written agreement between K Wave and the recipient, provide otherwise, if an optionholder’s service relationship with K Wave or any of K Wave’s affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with K Wave or any of K Wave’s affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with K Wave or any of K Wave’s affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. An optionholder may not exercise an option at any time that the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the optionholder’s stock option agreement or other written agreement between an optionholder and us, if an optionholder’s service relationship with K Wave or any of K Wave’s affiliates ceases for any reason other than for cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the optionholder’s option would be prohibited solely because the issuance of shares of Ordinary Shares upon such exercise would violate applicable law, or (ii) the immediate sale of any shares of K Wave Ordinary Shares issued upon such exercise would violate K Wave’s trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. There is no limitation as to the maximum permitted number of extensions. However, in no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of K Wave Ordinary Shares issued upon the exercise of a stock option will be determined by K Wave’s board of directors and may include (i) cash or check, bank draft or money order payable to us; (ii) a broker-assisted cashless exercise; (iii) subject to certain conditions, the tender of shares of K Wave’s Ordinary Shares previously owned by the optionholder; (iv) a net exercise of the option if it is an NSO; or (v) other legal consideration acceptable to K Wave’s board of directors.

Unless our board of directors provides otherwise, options or stock appreciation rights generally will not be transferable except by will or the laws of descent and distribution. Subject to approval of our board of directors or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of K Wave Ordinary Shares with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of K Wave’s stock plans or plans of K Wave’s affiliates may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of K Wave’s total combined voting power or that of any of K Wave’s parent or subsidiary corporations unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards

A restricted stock unit award represents a participant’s right to be issued on a future date the number of our Ordinary Shares that is equal to the number of restricted stock units subject to the award. A participant will not have voting or any other rights as a stockholder of K Wave’s with respect to any restricted stock unit award (unless and until shares are actually issued in settlement of a vested restricted stock unit award). A restricted stock unit award will be granted in consideration for a participant’s services to K Wave or an affiliate, such that the participant will not be required to make any payment to K Wave (other than such services) with respect to the grant or vesting of the restricted stock unit award, or the issuance of any Ordinary Shares pursuant to the restricted stock unit award. Our board of directors may determine that restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our board of directors and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock (or any combination of our Ordinary Shares and cash), or in any other form of consideration determined by our board of directors and set forth in the restricted stock unit award agreement. At the time of grant, K Wave’s board of directors may impose such restrictions or conditions on the award of restricted stock units that delay delivery to a date following the vesting of the award. Additionally, dividend equivalents may be paid or credited in respect of shares of K Wave Ordinary Shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, or other written agreement between K Wave and the recipient, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards

Restricted stock awards will be granted under restricted stock award agreements adopted by our board of directors. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to K Wave or any of K Wave’s affiliates, or any other form of legal consideration that may be acceptable to K Wave’s board of directors and permissible under applicable law. Our board of directors will determine the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Dividends may be paid or credited with respect to shares subject to a restricted stock award, as determined by our board of directors and specified in the applicable restricted stock award agreement. If a participant’s service relationship with K Wave ends for any reason, K Wave may receive any or all of our Ordinary Shares held by the participant that have not vested as of the date the participant terminates service with K Wave through a forfeiture condition or a repurchase right.

Stock Appreciation Rights

Stock appreciation rights will be granted under stock appreciation right agreements adopted by our board of directors and denominated in Ordinary Shares equivalents. The terms of separation stock appreciation rights need not be identical. K Wave’s board of directors will determine the purchase price or strike price for a stock appreciation right, which generally will not be less than 100% of the fair market value of our Ordinary Shares on the date of grant. A stock appreciation right granted under the 2023 Plan will vest at the rate specified in the stock appreciation right agreement as will be determined by K Wave’s board of directors. Stock appreciation rights may be settled in cash or shares of K Wave Ordinary Shares (or any combination of K Wave Ordinary Shares and cash) or in any other form of payment, as determined by our board of directors and specified in the stock appreciation right agreement.

Our board of directors will determine the term of stock appreciation rights granted under the 2024 Plan, up to a maximum of ten years. If a participant’s service relationship with us or any of K Wave’s affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. If a participant’s service relationship with K Wave or any of K Wave’s affiliates ceases due to death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation rights for a period of 18 months following the date of death. If a participant’s service relationship with K Wave or any of K Wave’s affiliates ceases due to disability, the participant may generally exercise any vested stock appreciation rights for a period of 12 months following the cessation of service. In the event of a termination for cause, stock appreciation rights generally terminate upon the termination date. A holder of a stock appreciation right may not exercise a stock appreciation right at any time that the issuance of shares upon such exercise would violate applicable law. Unless provided otherwise in the stock appreciation right agreement or other written agreement between the participant and us, if a participant’s service relationship with K Wave or any of K Wave’s affiliates ceases for any reason other than for cause and, at any time during the last thirty days of the applicable post-termination exercise period: (i) the exercise of the participant’s stock appreciation right would be prohibited solely because the issuance of shares upon such exercise would violate applicable law, or (ii) the immediate sale of any shares issued upon such exercise would violate K Wave’s trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that begins after the date the award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period. There is no limitation as to the maximum permitted number of extensions. However, in no event may a stock appreciation right be exercised beyond the expiration of its term.

Other Stock Awards

Our board of directors are permitted to grant other awards, based in whole or in part by reference to, or otherwise based on Ordinary Shares, either alone or in addition to other awards. Our board of directors have the sole and complete discretion to determine the persons to whom and the time or times at which other stock awards are granted, the number of shares under the other stock award (or cash equivalent) and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit

The aggregate value of all compensation granted or paid following the effective date of the 2024 Plan to any individual for service as a non-employee director with respect to any fiscal year, including awards granted under the 2024 Plan (valued based on the grant date fair value for financial reporting purposes) and cash fees paid by K Wave to such non-employee director, will not exceed $500,000 in total value.

Changes to Capital Structure

In the event there is a specified type of change in K Wave’s capital structure, such as a stock split, reverse stock split, or recapitalization, our board of directors will appropriately and proportionately adjust (i) the class(es) and maximum number of shares subject to the 2024 Plan and the maximum number of shares by which the share reserve may annually increase pursuant to the 2024 Plan; (ii) the class(es) and maximum number of shares that may be issued on the exercise of ISOs; and (iii) the class(es) and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding awards granted under the 2024 Plan.

Corporate Transactions

In the event of a corporate transaction (as defined below), unless otherwise provided in a participant’s award agreement or other written agreement with K Wave or one of K Wave’s affiliates or unless otherwise expressly provided by our board of directors at the time of grant, any awards outstanding under the 2024 Plan may be assumed, continued or substituted for, in whole or in part, by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by K Wave with respect to our Ordinary Shares issued pursuant to awards may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such awards, then (i) with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such awards will be accelerated in full (or, in the case of awards with performance-based vesting with multiple vesting levels depending on the level of performance, unless provided otherwise in the applicable award agreement, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction) as our board of directors determines (or, if our board of directors does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by K Wave with respect to such awards will lapse (contingent upon the effectiveness of the corporate transaction); and (ii) any such awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the occurrence of the corporate transaction, except that any reacquisition or repurchase rights held by K Wave with respect to such awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event an award will terminate if not exercised prior to the effective time of a corporate transaction, our board of directors may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment, in such form as may be determined by K Wave’s board of directors, equal in value to the excess (if any) of (i) the value of the property the participant would have received upon the exercise of the award, over (ii) any per share exercise price payable by such holder, if applicable. As a condition to the receipt of an award, a participant will be deemed to have agreed that the award will be subject to the terms of any agreement under the 2023 Plan governing a corporate transaction involving us.

Under the 2024 Plan, a “corporate transaction” generally will be the consummation, in a single transaction or in a series of related transactions, of (i) a sale or other disposition of all or substantially all, as determined by our board of directors, of the consolidated assets of K Wave and K Wave’s subsidiaries; (ii) a sale or other disposition of at least 50% of K Wave’s outstanding securities; (iii) a merger, consolidation or similar transaction following which K Wave is not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which K Wave is the surviving corporation but the Ordinary Shares outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Transferability

Except as expressly provided in the 2024 Plan or the form of award agreement, awards granted under the 2024 Plan may not be transferred or assigned by a participant. After the vested shares subject to an award have been issued, or in the case of a restricted stock award and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of K Wave’s trading policy and applicable law.

Clawback/Recovery

All awards granted under the 2024 Plan will be subject to recoupment in accordance with any clawback policy that K Wave is required to adopt pursuant to the listing standards of any national securities exchange or association on which K Wave’s securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law and any clawback policy that K Wave otherwise adopts, to the extent applicable and permissible under applicable law. In addition, our board of directors may impose such other clawback, recovery or recoupment provisions in an award agreement as our board of directors determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Ordinary Shares or other cash or property upon the occurrence of cause.

Amendment or Termination

Our board of directors may accelerate the time at which an award granted under the 2024 Plan may first be exercised or the time during which an award grant under the 2024 Plan or any part thereof will vest, notwithstanding the provisions in the award agreement stating the time at which it may first be exercised or the time during which it will vest. Our board of directors will have the authority to amend, suspend, or terminate the 2024 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments will also require the approval of K Wave’s stockholders. No ISOs may be granted after the tenth anniversary of the date our board of directors adopts the 2024 Plan. No awards may be granted under the 2024 Plan while it is suspended or after it is terminated.

Certain U.S. Federal Income Tax Aspects of Awards under the 2024 Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the 2024 Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the United States, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances and this summarized tax information is not tax advice.

Section 162(m) of the Code

K Wave will be entitled to a tax deduction in connection with an award under the 2024 Plan only in an amount equal to the ordinary income realized by the participant at the time the participant recognizes the income. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that K Wave may deduct as a business expense in any year with respect to certain of K Wave’s most highly paid executive officers. While K Wave’s board of directors considers the deductibility of compensation as one factor in determining executive compensation, K Wave’s board of directors retains the discretion to pay compensation (including through the issuance of awards) that is not deductible as it believes that it is in the best interests of K Wave’s stockholders to maintain flexibility in K Wave’s approach to executive compensation and to structure a program that K Wave considers to be the most effective in attracting, motivating and retaining key employees.

Stock Options

A participant will not recognize taxable income at the time an option is granted, and K Wave will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of an NSO equal to the excess of the fair market value of the shares purchased over their purchase price, and K Wave will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and K Wave will not be entitled to any deduction. If, however, such shares are disposed of within either of the above-described periods, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the exercise price, and K Wave will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Appreciation Rights

A participant will not recognize taxable income at the time a stock appreciation right is granted, and K Wave will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid upon settlement. This amount is deductible by K Wave as a compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock

A participant will not recognize taxable income at the time restricted stock is granted, and K Wave will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such an election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares of K Wave Ordinary Shares at such time over the amount, if any, paid for those shares of K Wave Ordinary Shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the Ordinary Shares at such time over the amount, if any, paid for those shares of K Wave Ordinary Shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by K Wave as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time that restricted stock units are granted, and K Wave will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares of K Wave Ordinary Shares or other consideration delivered and the amount of any cash paid by us. The amount of ordinary income recognized is deductible by K Wave as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Other Stock Awards

The tax consequences associated with any other stock award will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying Ordinary Shares.

The tax consequences for equity awards outside of the United States may differ significantly from the U.S. federal income tax consequences described above.

New Plan Benefits

The awards, if any, that will be made to eligible persons under the 2024 Plan are subject to the discretion of the compensation committee of K Wave. Therefore, we cannot currently determine the benefits or number of shares of our Ordinary Shares subject to awards that may be granted in the future and a new plan benefits table is thus not provided.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Ordinary Shares.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of Ordinary Shares that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to persons that or who are subject to special treatment under the United States federal income tax laws, including without limitation:

●	banks or other financial institutions;

●	insurance companies;

●	mutual funds;

●	pension or retirement plans;

●	S corporations;

●	broker or dealers in securities or currencies;

●	traders in securities that elect mark-to-market treatment;

●	regulated investment companies;

●	real estate investment trusts;

●	trusts or estates;

●	tax-exempt organizations (including private foundations);

●	persons that hold the Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	certain U.S. expatriates or former long-term residents of the United States;

●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our stock;

●	persons that acquired the Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;

●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities;

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	partnerships or other pass-through entity for United States federal income tax purposes; “passive foreign investment companies” within the meaning of Section 1297(a) of the Code; and

●	corporations that accumulate earnings to avoid U.S. federal income tax.

or).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Ordinary Shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Ordinary Shares, you should consult your tax advisors.

If you are considering the purchase of our Ordinary Shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Ordinary Shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Tax Residence of PubCo for U.S. Federal Income Tax Purposes

Pursuant to the opinion provided by Nelson Mullins Riley & Scarborough LLP, counsel to Global Star (the predecessor to PubCo) as to the material U.S. federal income tax consequences of the Business Combination to the U.S. Holders of Global Star securities, as a result of the Business Combination, although PubCo is incorporated under the laws of the Cayman Islands, PubCo expects that PubCo will be taxed as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code, and that PubCo will, among other consequences, be liable for U.S. federal income tax on its income. This discussion assumes that Section 7874 of the Code continues to apply to treat PubCo as a U.S. corporation for all purposes under the Code. If, for some reason (e.g., future repeal of Section 7874 of the Code), PubCo were no longer treated as a U.S. corporation under the Code, the U.S. federal income tax consequences described herein could be materially and adversely affected.

U.S. Federal Income Tax Consequences to U.S. Holders

The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of Ordinary Shares. Because under Section 7874 of the Code PubCo is treated as a U.S. corporation for U.S. federal income tax purposes, it cannot be a “passive foreign investment company” under Section 1297 of the Code.

Distribution on PubCo Ordinary Shares

The gross amount of any distribution on our Ordinary Shares that is made out of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. Holder. Any such dividends paid to corporate U.S. Holders generally will qualify for a dividends received deduction (pursuant to which a portion of the dividend may be deducted) if the requisite holding period is satisfied. Subject to applicable requirements and limitations, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains.

Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation applicable to qualified dividends. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

To the extent that the amount of any distribution on our Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted basis of the U.S. Holder’s PubCo Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Securities.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions on our Ordinary Shares as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of PubCo Ordinary Shares

A U.S. Holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of our Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Ordinary Shares so disposed of. A U.S. Holder’s adjusted tax basis in its Ordinary Shares will generally equal the U.S. Holder’s acquisition cost for such shares, less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for its Ordinary Shares so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

U.S. Federal Income Tax Consequences to non-U.S. Holders

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Ordinary Shares, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds a non-U.S. Holder’s adjusted tax basis in our Ordinary Shares, the excess will be treated as gain from the disposition of our Ordinary Shares (the tax treatment of which is discussed below under “- Gain on Disposition of Ordinary Shares”).

Dividends paid to a non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Ordinary Shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. Holder that are pass-through entities rather than corporations or individuals.

A non-U.S. Holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Ordinary Shares

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. Holder on the sale or other disposition of our Ordinary Shares generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. Holder were a United States person as defined under the Code. In addition, if any non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

U.S. Holders

In general, information reporting will apply to U.S. Holders dividends in respect of our Ordinary Shares held by U.S. Holders and the proceeds from the sale, exchange or other disposition of our ordinary shares that are paid to U.S. Holders within the United States (and in certain cases, outside the United States), unless U.S. Holders are an exempt recipient. A backup withholding tax may apply to such payments if U.S. Holders fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Distributions paid to a non-U.S. Holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Ordinary Shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Ordinary Shares to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner of an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “- Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Ordinary Shares, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Ordinary Shares.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Shareholders of any or all of our Ordinary Shares that may be issued by us to the Selling Shareholders upon conversion of Initial Notes and the Second Notes, and exercise of the Initial Warrants and the Second Warrants. For additional information regarding the issuance of Ordinary Shares covered by this prospectus, see the section titled “The Securities Purchase Agreement” above.

We are registering Ordinary Shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the transactions contemplated by the SPA, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Ordinary Shares held by each of the Selling Shareholders. The second column lists the number of Ordinary Shares beneficially owned by the Selling Shareholders, based on their respective ownership of SPA Warrants and SPA Notes, as of September 19, 2025, assuming conversion of such SPA Notes and exercise of such SPA Warrants held by each such Selling Shareholder on that date but taking into account of any limitations on conversion and exercise set forth therein.

The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders and does not take into account any limitations on conversion of the SPA Notes set forth therein or exercise of the SPA Warrants set forth therein.

In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) 100% of the maximum number of Ordinary Shares issued or issuable pursuant to the Initial Notes and the Second Notes (in each case, assuming interest is payable on such notes at a rate of 12% for a period of two years), and (ii) 100% of the maximum number of Ordinary Shares issued or issuable upon exercise of the Initial Warrants and the Second Warrants, in each case, determined as if the Initial Notes and the Second Notes were converted, and the Initial Warrants and the Second Warrants were exercised, in full (without regard to any limitations on conversion and exercise contained therein solely for the purpose of such calculation) at the conversion price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the SPA Notes and the exercise price of the SPA Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the SPA Notes and SPA Warrants, a Selling Shareholders may not convert the SPA Notes or exercise the SPA Warrants to the extent (but only to the extent) such Selling Shareholder or any of its affiliates would beneficially own a number of shares of our Ordinary Shares which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The percentages used in the table below are based on 63,198,074 shares of our Ordinary Shares outstanding as of September 19, 2025.

	Number of Ordinary Shares Owned Prior to Offering		Maximum Number of Ordinary Shares to be Offered Pursuant to this	Number of Ordinary Shares Owned After Offering
Name of Selling Shareholder	Number(1)(3)	Percent	Prospectus(2)(3)	Number	Percent
Anson Investments Master Fund, LP(4)	3,319,213	4.99%	11,390,522	0	0%
Anson East Master Fund LP(5)	1,927,627	2.96%	3,212,712	0	0%

(1)	This number represents Ordinary Shares we may issue to the Selling Shareholders under this prospectus upon the full conversion of the Initial Notes and the full exercise of the Initial Warrants, which we issued to the Selling Shareholders on July 11, 2025, and takes into account the limitations on conversion and exercise of the SPA Notes and the SPA Warrants, respectively, set forth therein. Other than the Initial Notes and the Initial Warrants, the Selling Shareholders do not own any other securities of the Company. Under the terms of the SPA Notes and SPA Warrants, a Selling Shareholders may not convert the SPA Notes or exercise the SPA Warrants to the extent (but only to the extent) such Selling Shareholder or any of its affiliates would beneficially own a number of shares of our Ordinary Shares which would exceed 4.99% of the outstanding shares of the Company.

(2)	This number represents Ordinary Shares we may issue to the Selling Shareholders under this prospectus upon the full conversion of the Initial Notes and the Second Notes and the full exercise of the Initial Warrants and the Second Warrants and does not take in account any limitations on conversion and exercise of the SPA Notes and the SPA Warrants, respectively, set forth therein.
(3)	Assumes interest is payable on the SPA Notes at a rate of 12% commencing on the date of issuance of the applicable SPA Note and ending on the date that is 2 years thereafter. Pursuant to the SPA Notes, the SPA Notes will not bear interest unless an event of default occurs under the SPA Notes, in which event the SPA Notes will bear interest at a rate of 12% per annum (retroactively commencing the date of issuance of the applicable SPA Note), payable at maturity.
(4)	Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisors of Anson Investments Master Fund, LP, hold voting and investment power over the securities held by Anson Investments Master Fund, LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the securities held by Anson Investments Master Fund, LP except to the extent of their pecuniary interest therein.
(5)	Anson Advisors Inc. and Anson Funds Management LP, the co-investment advisors of Anson East Master Fund LP, hold voting and investment power over the securities held by Anson East Master Fund LP. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of the securities held by Anson East Master Fund LP except to the extent of their pecuniary interest therein.

Except for transactions as otherwise disclosed under the heading “Recent Developments” in the “Prospectus Summary” section of this registration statement, the Selling Shareholders have not had any material relationship with us within the past three years.

PLAN OF DISTRIBUTION

We are registering the Ordinary Shares issuable upon conversion of the Initial Notes and the Second Notes and upon exercise of the Initial Warrants and the Second Warrants to permit the resale of these Ordinary Shares by the holders of such SPA Notes and SPA Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement on Form F-1 of which this prospectus forms a part is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the Ordinary Shares by other means not described in this prospectus. If the Selling Shareholders effect such transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Notes or the Warrants or ordinary owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Ordinary Shares registered pursuant to the Registration Statement on Form F-1 of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to Ordinary Shares.

We will pay all expenses of the registration of the Ordinary Shares pursuant to the registration rights agreement, estimated to be $75,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

EXPERTS

The financial statements of K Wave Media Ltd. as of December 31, 2024 and December 31, 2023 and for the year ended December 31, 2024 and the period from June 22, 2023 (inception) to December 31, 2023 included in this Form F-1 have been so included in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of K Enter Holdings Inc. as of December 31, 2024 and December 31, 2023 and for the year ended December 31, 2024 and for the period from January 4, 2023 (inception) to December 31, 2023 included in this Form F-1 have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Play Company Co., Ltd. as of December 31, 2024 and December 31, 2023 and for each of the three years in the period ended December 31, 2024 included in this Form F-1 have been so included in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Solaire Partners LLC. as of December 31, 2024 and December 31, 2023 and for the years then ended included in this Form F-1 have been so included in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Apeitda Co., Ltd. as of December 31, 2024 and December 31, 2023 and for the years then ended included in this Form F-1 have been so included in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of The LAMP Co., Ltd. as of December 31, 2024 and December 31, 2023 and for the years then ended included in this Form F-1 have been so included in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Bidangil Pictures Co., Ltd. as of December 31, 2024 and December 31, 2023 and for the years then ended included in this Form F-1 have been so included in reliance on the report of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Studio Anseilen Co., Ltd. as of December 31, 2024 and December 31, 2023 and for the year ended December 31, 2024 and for the period from March 6, 2023 (inception) to December 31, 2023 included in this Form F-1 have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of Samil PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Global Star Acquisition Inc. as of December 31, 2024 and December 31, 2023 and for the years then ended included in this Form F-1 have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting, which report is set forth below in the Global Star Acquisition Inc. financial statements included in this prospectus (and contains an explanatory paragraph relating to substantial doubt about the ability of Global Star Acquisition Inc. to continue as a going concern as described in Note 1 to the Global Star Acquisition Inc. financial statements).

LEGAL MATTERS

The validity of the Ordinary Shares offered by this prospectus has been passed upon for us by Maples and Calder (Hong Kong) LLP. Certain matters regarding certain U.S. federal securities laws and material United States federal income tax consequences of the offering have been passed upon for us by Duane Morris LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the shares of Ordinary Shares offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Ordinary Shares, we refer you to the registration statement, including the exhibits filed as a part of the registration statement.

Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Audited Consolidated Financial Statements of Bidangil Pictures Co., Ltd.
Report of Independent Registered Public Accounting Firm	F-254 – F-255
Consolidated Statements of Financial Position as of December 31, 2024 and 2023	F-256 – F-257
Consolidated Statements of Operations for the years ended December 31, 2024 and 2023	F-258
Consolidated Statements of Changes in Equity for the years ended December 31, 2024 and 2023	F-259
Consolidated Statements of Cash Flows for the years ended December 31, 2024 and 2023	F-260
Notes to Consolidated Financial Statements	F-261 – F-300

Audited Financial Statements of Studio Anseilen Co., Ltd.
Report of Independent Registered Public Accounting Firm	F-301 – F-302
Statements of Financial Position as of December 31, 2024 and 2023	F-303
Statements of Operations for the years ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023	F-304
Statements of Changes in Equity for the years ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023	F-305
Statements of Cash Flows for the years ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023	F-306
Notes to Financial Statements	F-307 – F-336

Audited Financial Statements of K Enter Holdings Inc.
Report of Independent Registered Public Accounting Firm	F-337
Balance Sheets as of December 31, 2024 and 2023	F-338
Statements of Operations and Comprehensive Loss for the year ended December 31, 2024 and for the period from January 4, 2023 (inception) through December 31, 2023	F-339
Statements of Changes in Stockholders’ Equity for the year ended December 31, 2024 and for the period from January 4, 2023 (inception) through December 31, 2023	F-340
Statements of Cash Flow for the year ended December 31, 2024 and for the period from January 4, 2023 (inception) through December 31, 2023	F-341
Notes to Financial Statements	F-342 – F-364

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of
K Wave Media Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of K Wave Media Ltd. and its subsidiary (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, of changes in equity and of cash flows for the year ended December 31, 2024 and the period from June 22, 2023 (inception) to December 31, 2023, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and the period from June 22, 2023 (inception) to December 31, 2023 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

May 14, 2025

We have served as the Company’s auditor since 2024.

K WAVE MEDIA LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and December 31, 2023

	December 31, 2024	December 31, 2023
ASSETS
Other receivables – related parties	50,000	50,000

TOTAL ASSETS	$50,000	$50,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other payables	7,256	7,256
Other payables – related parties	5,551	5,551
TOTAL LIABILITIES	$12,807	$12,807

STOCKHOLDERS’ EQUITY
Common stock	50,000	50,000
Other reserves	(1,376)	(1,376)
Accumulated deficit	(11,431)	(11,431)
Total stockholders’ equity	37,193	37,193
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$50,000	$50,000

The accompanying notes are an integral part of these consolidated financial statements.

K WAVE MEDIA LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the year ended December 31, 2024 and period from June 22, 2023 (inception) to December 31, 2023

	2024	For the period from June 22, 2023 (inception) to December 31, 2023
Revenue	$-	$-
Operating expenses
General and administrative expenses	-	11,431
Total operating cost and expenses	-	11,431
Loss from operations	-	(11,431)
Net loss	$-	$(11,431)

Comprehensive loss	$-	$(11,431)

Weighted average number of Ordinary Shares outstanding, basic and diluted	5,000,000	5,000,000
Basic and diluted net loss per share of common stock	$-	$(0.002)

The accompanying notes are an integral part of these consolidated financial statements.

K WAVE MEDIA LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the year ended December 31, 2024 and period from June 22, 2023 (inception) to December 31, 2023

	Common stock		Other	Accumulated
	Shares	Amount	Reserves	Deficit	Total
Balance, June 22, 2023 (inception)	-	$-	$-	$-	$-
Shares issued for related party receivable	5,000,000	50,000	-	-	50,000
Other reserves	-	-	(1,376)	-	(1,376)
Net loss	-	-	-	(11,431)	(11,431)
Balance, December 31, 2023	5,000,000	$50,000	$(1,376)	$(11,431)	$37,193

Balance, January 1, 2024	5,000,000	$50,000	$(1,376)	$(11,431)	$37,193
Net loss	-	-	-	-	-
Balance, December 31, 2024	5,000,000	$50,000	$(1,376)	$(11,431)	$37,193

The accompanying notes are an integral part of these consolidated financial statements.

K WAVE MEDIA LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the year ended December 31, 2024 and period from June 22, 2023 (inception) to December 31, 2023

	2024	For the period from June 22, 2023 (inception) to December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$-	$(11,431)
Adjustments to reconcile net income to net cash used in operations:
Changes in operating assets and liabilities:
Other payables	-	7,257
Other payables – related parties	-	4,174
CASH USED IN OPERATING ACTIVITIES	-	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-
CASH USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-
CASH USED IN FINANCING ACTIVITIES	-	-

Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

K WAVE MEDIA LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2024 and period from June 22, 2023 (inception) to December 31, 2023

1. General Information

K Wave Media Ltd. (“the Company”), a wholly-owned subsidiary of Global Star Acquisition Inc. (“Global Star”), was incorporated on June 22, 2023 and the Company’s registered office is at c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands. The Company was formed for the purpose of becoming the ultimate parent company following the transactions contemplated in the Merger Agreement. The Company maintains one direct wholly owned subsidiary, GLST Merger Sub Inc. (“Merger Sub”), a Delaware corporation. Merger Sub was incorporated to facilitate the consummation of the Business Combination. As of December 31, 2024, Merger Sub had no operations. The Company and Merger Sub are together referred to as the “Group”.

Global Star entered into a merger agreement, dated as of June 15, 2023 and as amended on March 11, 2024, June 28, 2024, and July 25, 2024 (the “Merger Agreement”), which provides for a Business Combination between Global Star and K Enter Holdings, Inc., a Delaware corporation (“K Enter”). Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the stockholders of Global Star, Global Star will reincorporate to Cayman Islands by merging with and into the Company, with the Company remaining as the surviving publicly traded entity (the “Reincorporation Merger”); (ii) one (1) business day following the Reincorporation Merger, the Merger Sub will be merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of the Company.

On July 13, 2023, the Company and the Merger Sub executed a written Joinder Agreement to become parties to the Merger Agreement to comply with the terms and conditions of the Merger Agreement, accordingly, the Merger Agreement is by and among Global Star, the Company, Merger Sub, and K Enter.

As of December 31, 2024, the Company issued 5,000,000 shares of the Company’s ordinary shares. Pursuant to the Merger Agreement, the Company expects to cancel all the outstanding 5,000,000 shares of the Company’s ordinary shares as of the effective date of the Business Combination. In connection with the Reincorporation Merger, the Company expects to issue 4,178,790 ordinary shares of the Company to the stockholders of Global Star, Also, pursuant to the Merger Agreement the Company expects to issue a total of 59,000,000 ordinary shares of the Company as consideration for a total of 189,013 shares of K Enter. This consists of 101,202 shares of outstanding K Enter’s common stock, 47,013 shares of K Enter Ordinary Shares to be issued to the owners of the Six Korean Entities pursuant to the equity purchase agreement based on 312.1:1 conversion ratio calculated with a foreign exchange rate of KRW 1,470.00 / USD $1.00, and 40,798 K Wave Ordinary Shares to be issued to the holders of K Enter’s Series A Preferred Stock and Series A-1 Preferred Stock based on the conversion of the of K Enter Series A Preferred Stock and Series A-1 Preferred Stock. The total ordinary shares of the Company to be issued to the stockholders of K Enter will be 59,000,000 ordinary shares in connection with the closing of the Business Combination. Following the consummation of all the transactions contemplated by the Business Combination, the total outstanding shares of the Company will be 63,178,790.

On February 3, 2025, shareholders of Global Star approved the proposals regarding Merger Agreement on the shareholders’ meeting. The Merger Agreement was completed on May 13, 2025, and the Company became the surviving publicly-traded entity.

2. Basis of Accounting

These consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), on the historical cost basis, and in the presentation currency USD. All amounts are in actual USD unless otherwise stated. The costs of business operations are paid by K Enter and therefore no accounting transactions have been recorded in 2024. These consolidated financial statements were authorized for issuance by the board of directors on May 14, 2025.

The number of shares used to calculate diluted loss per share of common shares attributable to common shareholders is the same as the number of shares used to calculate basic loss per share of common shares attributable to common shareholders for the period presented because there were no potentially dilutive securities outstanding during the period.

K WAVE MEDIA LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2024 and period from June 22, 2023 (inception) to December 31, 2023

The loss per share presented in the statements of operations and comprehensive loss is based on the following for the year ended December 31, 2024 and period from June 22, 2023 (inception) to December 31, 2023:

	2024	For the period from June 22, 2023 (inception) to December 31, 2023
Basic and diluted net loss per share:
Numerator
Allocation of net loss	$-	$(11,431)
Denominator:
Basic and diluted weighted average number of shares outstanding	5,000,000	5,000,000
Basic and diluted net loss per share	$-	$(0.002)

3. Material accounting policies

The material accounting policies followed by the Group in preparation of its financial statements are as follows:.

A.	New and amended standards or interpretations adopted by the Company

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. The amendments do not have a significant impact on the financial statements.

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the financial statements.

B.	New and amended standards or interpretations not yet adopted by the Company

The following new accounting standards and interpretations that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Company.

K WAVE MEDIA LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2024 and period from June 22, 2023 (inception) to December 31, 2023

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Company does not expect that these amendments have a significant impact on the Company’s financial statements.

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognised on the ‘settlement date’ and introduce an accounting policy choice to derecognise financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI.

The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Company does not expect that these amendments have a significant impact on the financial statements.

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

-	IFRS 1 First-time adoption of International Financial Reporting Standards;

-	IFRS 7 Financial instruments: Disclosures;

-	IFRS 9 Financial instruments;

-	IFRS 10 Consolidated financial instruments; and

-	IAS 7 Statement of cash flows

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Company to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company does not expect that these amendments have a significant impact on the financial statements.

K WAVE MEDIA LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2024 and period from June 22, 2023 (inception) to December 31, 2023

C.	Financial assets and Financial liabilities

Financial instruments are any form of contract that gives rise to a financial asset in one company and a financial liability or equity instrument in another company. A financial asset or financial liability is included in the balance sheet when the entity becomes a party to the contractual terms of the instrument. Other financial liabilities and other financial assets, including liabilities to and receivables from related parties, are valued at amortized cost. A financial asset is removed from the balance sheet when the contractual right to cash flow from the asset has ceased or been settled. The same applies where the risks and benefits associated with the holding are essentially transferred to another party and the entity no longer has control over the financial asset. A financial liability is derecognized when the agreed obligation has been fulfilled or ceased.

D.	Transaction costs in issuing equity securities, organization costs, and other service fees

When issuing common stock, incremental costs directly attributable to the equity transaction that otherwise would have been avoided are accounted for as a deduction from equity while other issuing related costs and organization costs are expensed as incurred. For the period from June 22, 2023 (inception) to December 31, 2023, $1,376 was deducted from equity while $3,882 was expensed as incurred. $7,549 service fees were expensed as incurred. $5,551 is owed to Global Star and recorded as a payable under the caption Other payables - related parties in the Group’s Consolidated Statement of Financial Position.

4. Share capital

Details of share capital as of December 31, 2024 and 2023 are as follows:

	December 31, 2024	December 31, 2023
Number of authorized shares	5,000,000	5,000,000
Value per share	$0.01	$0.01
Number of shares issued	5,000,000	5,000,000
Common shares	$50,000	$50,000

During June 2023, the Group entered into an agreement to issue 5,000,000 shares of common shares for gross proceeds of $50,000. Each ordinary share maintains one voting right. The entire amount of this equity is held by Global Star and recorded as a receivable under the caption Other receivables - related parties in the Group’s Consolidated Statements of Financial Position.

5. Subsequent Events

During January 2025, the Company entered into agreements with five investors to issue Convertible Senior Unsecured Notes (principal amount $4.5 million), contingent upon the consummation of the business combination. The agreements include various terms and conditions, including the issuance of bonus shares by the Company and 3-year maturity with 3% annual coupon rate.

On February 3, 2025, shareholders of Global Star approved the proposals regarding Merger Agreement on the shareholders’ meeting. The Merger Agreement was completed on May 13, 2025.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Play Company Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Play Company Co., Ltd. and its subsidiary (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of comprehensive income(loss), of changes in equity and of cash flows for each of the three years in the period ended December 31, 2024, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2024 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

May 14, 2025

We have served as the Company’s auditor since 2023.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
			(In thousands of Korean won)
Assets
Cash and cash equivalents	17,21,23,27,32	₩	4,150,572	8,585,634
Short-term financial instruments	21,27		423,524	419,391
Accounts receivable — trade, net	16,21,27		9,210,441	6,754,011
- Related parties	32		1,983,270	1,017,018
- Non-related parties			7,227,171	5,736,993
Short-term loans, net	21,24,27		787,400	859,900
- Related parties	32		662,400	149,900
- Non-related parties			125,000	710,000
Accounts receivable — other, net	16,21,27		130,482	351,166
- Related parties	32		125,687	51,619
- Non-related parties			4,795	299,547
Value added tax receivables			-	200,407
Other current assets	14		664,632	719,193
Other current financial assets	21,27		40,000	203,266
Contract assets	7		-	73,463
Current tax assets	13		347,480	-
Inventories, net	15		818,324	424,560
Total current assets			16,572,855	18,590,991
Long-term financial instruments	21,27		322,538	307,729
Long-term investment securities	21,27		730,391	640,739
Property, plant and equipment including right-of-use assets	19,29		12,049,988	14,867,677
Intangible assets other than goodwill	20		4,533,587	4,889,597
Goodwill	20		3,267,730	3,267,730
Investment properties	18		400,999	3,260,795
Other non-current financial assets	21,27		1,803,220	1,390,486
Other non-current non-financial assets	14		1,907,965	2,606,623
Deferred tax assets	13		1,011,013	565,144
Total non-current assets			26,027,431	31,796,520
Total assets		₩	42,600,286	50,387,511

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023

Liabilities
Trade and other payables	21,25,27	₩	14,039,752	14,407,610
- Related parties	32		1,357,101	1,297,426
- Non-related parties			12,682,651	13,110,184
Other current financial liabilities	21,27		130,000	-
Other current non-financial liabilities			1,443,694	870,830
Short-term borrowings	21,24,27		3,764,000	3,330,000
- Related parties	32		864,000	830,000
- Non-related parties			2,900,000	2,500,000
Current portion of long-term borrowings, net	21,24,27		2,108,956	24,960
- Related parties	32		2,090,236	-
- Non-related parties			18,720	24,960
Current lease liabilities	24,29		1,786,577	1,630,482
Current tax liabilities	13		108,961	845,547
Total current liabilities			23,381,940	21,109,429
Trade and other non-current payables	21,25,27		21,694	335,871
Long-term borrowings, excluding current portion, net	21,24,27		-	2,008,041
- Related parties	32		-	1,989,321
- Non-related parties			-	18,720
Other non-current financial liabilities	21		150,000	200,000
Other non-current non-financial liabilities			-	109,764
Defined benefit liabilities	12		559,270	706,102
Other non-current provisions	26		609,951	674,148
Non-current lease liabilities	24,29		9,302,661	12,878,027
Deferred tax liabilities	13		399,158	676,406
Total non-current liabilities			11,042,733	17,588,359
Total liabilities		₩	34,424,673	38,697,788
Equity
Share capital	22	₩	500,000	500,000
Other reserves	22		(27,693,046)	(27,722,641)
Retained earnings			35,959,433	38,500,808
Equity attributable to owners of the Parent Company			8,766,387	11,278,167
Non-controlling interest	28		(590,774)	411,556
Total equity			8,175,613	11,689,723
Total liabilities and equity		₩	42,600,286	50,387,511

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31, 2024, 2023 and 2022

	Note		2024	2023	2022
			(In thousands of Korean won)
Revenues
Content revenue	6,7	₩	28,379,904	49,771,824	151,858,729
- Related parties	32		8,785,673	11,184,157	4,167,544
- Non-related parties			19,594,231	38,587,667	147,691,185
F&B revenue	6,7		13,697,884	16,984,621	16,469,551
- Related parties	32		70,477	15,303	8,529
- Non-related parties			13,627,407	16,969,318	16,461,022
Other revenue	6,7		932,542	724,711	694,108
Total revenues			43,010,330	67,481,156	169,022,388
Cost of revenues	8		(41,911,949)	(60,837,065)	(150,752,230)
Gross profit			1,098,381	6,644,091	18,270,158
Selling, general and administrative expenses	8		(3,984,317)	(4,598,226)	(5,146,556)
Other income	8		1,022,129	1,487,080	84,462
Other expenses	8		(1,643,085)	(35,547)	(46,157)
Operating profit (loss)			(3,506,892)	3,497,398	13,161,907
Finance income	9,21		576,570	1,743,941	1,221,147
- Related parties	32		125,779	831,200	215,988
- Non-related parties			450,791	912,741	1,005,159
Finance costs	9,21,24,30		(1,381,523)	(1,688,210)	(1,811,321)
- Related parties	32		(242,559)	(176,597)	-
- Non-related parties			(1,138,964)	(1,511,612)	(1,811,321)
Profit (Loss) before income tax			(4,311,845)	3,553,129	12,571,733
Income tax benefit (expense)	13		753,650	(760,779)	(2,687,108)
Profit (Loss) for the year		₩	(3,558,195)	2,792,350	9,884,625
Other comprehensive income
Items that will not be reclassified to income or loss:
Remeasurement of defined benefit liabilities	12,22		44,085	109,558	143,829
Total comprehensive income (loss) for the year		₩	(3,514,110)	2,901,908	10,028,454
Profit (loss) attributable to:
Owners of the Parent Company			(2,541,375)	3,137,186	10,189,718
Non-controlling interest	28		(1,016,820)	(344,836)	(305,093)
Total comprehensive income (loss) attributable to:
Owners of the Parent Company			(2,511,780)	3,210,734	10,286,272
Non-controlling interest	28		(1,002,330)	(308,826)	(257,818)
Earnings (Loss) per share (in Korean won)
Basic earnings (loss) per share	10	₩	(30,105)	35,683	101,897
Diluted earnings (loss) per share	10		(30,105)	35,683	101,897

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2024, 2023 and 2022

			Attributable to owners of the Parent Company				Non-
	Note		Share capital	Other reserves	Retained earnings	Total	controlling interest	Total equity
			(In thousands of Korean won)
Balance at January 1, 2022		₩	500,000	(988,645)	25,173,904	24,685,259	1,273,314	25,958,573
Total comprehensive income (loss) for the year
Profit (loss) for the year			-	-	10,189,718	10,189,718	(305,093)	9,884,625
Remeasurement of defined benefit liabilities			-	96,554	-	96,554	47,275	143,829
Total comprehensive income (loss) for the year			-	96,554	10,189,718	10,286,272	(257,818)	10,028,454
Transaction with owners, recognized directly in equity
Additional acquisition of non-controlling interest in subsidiary			-	(1,004,886)	-	(1,004,886)	(295,114)	(1,300,000)
De-recognition of the obligation to purchase the Group’s own equity instruments			-	1,229,050	-	1,229,050	-	1,229,050
Balance at December 31, 2022		₩	500,000	(667,927)	35,363,622	35,195,695	720,382	35,916,077
Balance at January 1, 2023		₩	500,000	(667,927)	35,363,622	35,195,695	720,382	35,916,077
Total comprehensive income (loss) for the year
Profit (loss) for the year			-	-	3,137,186	3,137,186	(344,836)	2,792,350
Remeasurement of defined benefit liabilities	12		-	73,548	-	73,548	36,010	109,558
Total comprehensive income (loss) for the year			-	73,548	3,137,186	3,210,734	(308,826)	2,901,908
Transaction with owners, recognized directly in equity
Acquisition of Treasury shares	31		-	(27,128,262)	-	(27,128,262)	-	(27,128,262)
Balance at December 31, 2023		₩	500,000	(27,722,641)	38,500,808	11,278,167	411,556	11,689,723
Balance at January 1, 2024		₩	500,000	(27,722,641)	38,500,808	11,278,167	411,556	11,689,723
Total comprehensive income (loss) for the year
Loss for the year			-	-	(2,541,375)	(2,541,375)	(1,016,820)	(3,558,195)
Remeasurement of defined benefit liabilities	12		-	29,595	-	29,595	14,490	44,085
Total comprehensive income (loss) for the year			-	29,595	(2,541,375)	(2,511,780)	(1,002,330)	(3,514,110)
Balance at December 31, 2024		₩	500,000	(27,693,046)	35,959,433	8,766,387	(590,774)	8,175,613

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024, 2023 and 2022

	Note		2024	2023	2022
			(In thousands of Korean won)
Cash flows from operating activities	31
Net income		₩	(3,558,195)	2,792,350	9,884,625
Adjustments to reconcile net income to net cash provided by (used in) operating activities	31		2,368,242	(6,881,338)	19,396,280
Interest received			38,436	70,995	72,808
Interest paid			(999,198)	(1,184,042)	(800,423)
Income taxes paid			(707,915)	(3,176,978)	(2,369,065)
Dividend received			1,463	1,463	700
Net cash inflow(outflow) from operating activities			(2,857,167)	(8,377,550)	26,184,925
Cash flows from investing activities
Payments for short-term loans			(2,079,000)	(3,840,576)	(3,773,050)
- Related parties	32		(1,834,000)	(3,690,576)	(520,050)
- Non-related parties			(245,000)	(150,000)	(3,253,000)
Proceeds from short-term loans			1,779,500	320,000	2,700,000
- Related parties	32		1,279,500	310,000	-
- Non-related parties			500,000	10,000	2,700,000
Payments for long-term loans			-	(1,000,000)	(700,000)
- Related parties	32		-	(1,000,000)	(700,000)
- Non-related parties			-	-	-
Payments for other financial assets			(178,068)	(610,093)	(5,543,599)
Collection of other financial assets			334,987	4,135,728	3,956,661
Collection of long-term financial instruments			-	-	63,138
Purchase of long-term investment securities			-	-	(443,164)
Proceeds from disposal of property and equipment			53,277	4,293	-
Purchase of property and equipment			(273,220)	(949,583)	(3,166,783)
Purchase of intangible assets			-	-	(113,900)
Proceeds from lease incentives			1,486	150,150	1,980,492
Net cash outflow from investing activities			(361,038)	(1,790,081)	(5,040,205)
Cash flows from financing activities	31
Proceeds from short-term borrowings			870,000	130,000	-
- Related parties	32		470,000	130,000	-
- Non-related parties			400,000	-	-
Repayment of short-term borrowings			(394,000)	-	-
- Related parties	32		(394,000)	-	-
- Non-related parties			-	-	-
Repayment of current portion of long-term borrowings			(24,960)	(24,960)	(24,960)
Acquisition of Treasury shares			(75,000)	(10,677,100)	-
Transaction with non-controlling interests			-	-	(650,000)
Repayment of lease liabilities			(1,663,415)	(1,617,756)	(1,088,224)
Net cash outflow for financing activities			(1,287,375)	(12,189,816)	(1,763,184)
Effect of exchange rate changes on cash and cash equivalents			70,518	361,525	96,536
Net increase(decrease) in cash and cash equivalents			(4,505,580)	(22,357,447)	19,381,536
Cash and cash equivalents at beginning of the year	17		8,585,634	30,581,556	11,103,484
Cash and cash equivalents at end of the year	17	₩	4,150,572	8,585,634	30,581,556

The accompanying notes are an integral part of these consolidated financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

1. Reporting entity

The Parent Company

Play Company Co., Ltd. (“the Parent Company”) was incorporated in June 2012 and the Parent Company’s registered office is at Business Tower 20F, 396 World Cup buk-ro, Mapo-gu, Seoul, Korea. These consolidated financial statements comprise the Parent Company and its subsidiary (together referred to as the “Group”). The Group generates revenue primarily through the sale of the Group’s entertainment content and services, and food and beverage products as well as through the licensing of the Group’s intellectual property in food and beverage business. The Parent company primarily engages in the provision of goods to its customers by offering made-to-order services to plan the projects, design merchandise, and deliver customized products to its customers, utilizing the intellectual property associated with K-pop artists. Play F&B Co., Ltd. (the “Subsidiary”) operates a retail bakery-cafe business and franchising business under the concept names ‘Our Bakery’. As of December 31, 2024, retail operations consist of 13 Company-owned bakery-cafes and 19 franchise-operated bakery-cafes located in South Korea and China.

The Parent Company’s major shareholders and their respective percentage of ownership as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	Number of shares (in shares)	Percentage of ownership (%)	Number of shares (in shares)	Percentage of ownership (%)
Cho, Hyeong Seok	83,418	83.4%	83,418	83.4%
K Enter Holdings	1,000	1.0%	-	-
Solaire Partners LLC.	-	-	1,000	1.0%
Subtotal (outstanding)	84,418	84.4%	84,418	84.4%
Plus: Treasury shares	15,582	15.6%	15,582	15.6%
Total (issued)	100,000	100.0%	100,000	100.0%

Consolidated Subsidiary

Details of the consolidated subsidiary as of December 31, 2024 and 2023 are as follows:

		Percentage of ownership (%)
Subsidiary	Location	December 31, 2024	December 31, 2023	January 1, 2023	Fiscal year end	Main business
Play F&B	Korea	67.1	67.1	67.1	December	Sale of food and beverages

Condensed financial information of subsidiary

Condensed financial information of subsidiary as of and for the years ended December 31, 2024 and 2023 are as follows:

	December 31, 2024
	(In thousands of Korean Won)
Subsidiary	Total assets (*)	Total liabilities (*)	Revenues (*)	Profit for the period (*)
Play F&B	13,174,076	18,990,058	14,630,426	(3,101,420)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

	December 31, 2023
	(In thousands of Korean Won)
Subsidiary	Total assets (*)	Total liabilities (*)	Revenues (*)	Profit for the period (*)
Play F&B	18,958,244	21,716,891	17,709,332	(1,140,267)

(*)	The condensed financial information was prepared based on amounts before eliminating intergroup transactions.

2. Basis of Accounting

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”). These consolidated financial statements were authorized for issuance by the Board of directors on May 14, 2025.

Details of the Group’s accounting policies, including changes thereto, are included in Note 5.

Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except for the following items, which are measured on an alternative basis on each reporting date.

Items	Measurement bases
Defined benefit liabilities	Present value
Financial instruments measured at fair value through profit or loss (“FVTPL”)	Fair value

3. Functional and presentation currency

These consolidated financial statements are presented in Korean Won, which the Group’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

4. Use of judgements and estimates

In preparing these consolidated financial statements, management has made judgements and estimates that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

A.	Judgements

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognized in the financial statements is included in the following notes:

●	Note 29(A): lease term: whether the Group is reasonably certain to exercise extension options.

B.	Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

●	Note 20(C): goodwill impairment: The Group estimates the recoverable amount of an individual asset, and if it is impossible to measure the individual recoverable amount of an asset, the Group estimates the recoverable amount of cash-generating unit (“CGU”). The value in use is estimated by applying a weighted average cost of capital that reflects current market assessments of the time value of money and the risks specific to the asset or CGU for which estimated future cash flows have not been adjusted, to the estimated future cash flows expected to be generated by the asset or CGU.

i.	Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values for financial assets.

When measuring the fair value of a financial instruments measured at FVTPL, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

●	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Group recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

●	Note 11(B): share-based payment arrangements;

●	Note 27(B): financial instruments.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

5. Material accounting policies

The material accounting policies followed by the Group in preparation of its consolidated financial statements are as follows:

A.	New and amended standards or interpretations adopted by the Group

The Group has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2024.

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current, Non-current Liabilities with Covenants

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. Covenants that the entity must comply with after the end of the reporting period do not affect the classification of a liability at the end of the reporting period. However, if a liability is classified as non-current as of the end of the reporting period despite covenants that must be complied with within 12 months after that date, the entity shall disclose information about the risk that the liability could become repayable within 12 months after the reporting period. The amendments do not have a significant impact on the financial statements.

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the financial statements.

B.	New and amended standards or interpretations not yet adopted by the Group

The following new accounting standards and interpretations that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Group.

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Group does not expect that these amendments have a significant impact on the Group’s financial statements.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognised on the ‘settlement date’ and introduce an accounting policy choice to derecognise financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI. The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Group does not expect that these amendments have a significant impact on the financial statements.

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

-	IFRS 1 First-time adoption of International Financial Reporting Standards;
-	IFRS 7 Financial instruments: Disclosures;
-	IFRS 9 Financial instruments;
-	IFRS 10 Consolidated financial instruments; and
-	IAS 7 Statement of cash flows

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Group is in review for the impact of this new standard on the financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Group to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Group is in review for the impact of this new standard on the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Group does not expect that these amendments have a significant impact on the financial statements.

Basis of consolidation

i.	Business combinations

The Group accounts for business combinations using the acquisition method when the acquired set of activities and assets meets the definition of a business and control is transferred to the Group. In determining whether a particular set of activities and assets is a business, the Group assesses whether the set of assets and activities acquired includes, at a minimum, an input and substantive process and whether the acquired set has the ability to produce outputs.

The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. Any goodwill that arises is tested annually for impairment. Any gain on a bargain purchase is recognized in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

Any contingent consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent event changes in the fair value of the contingent consideration are recognized in profit or loss.

If share-based payment awards are required to be exchanged for awards held by the acquiree’s employees (acquiree’s awards), then all or a portion of the amount of the acquirer’s replacement awards is included in measuring the consideration transferred in the business combination. This determination is based on the market-based measure of the replacement awards compared with the market-based measure of the acquiree’s awards and the extent to which the replacement awards relate to pre- combination service.

ii.	Subsidiary

Subsidiary is an entity controlled by the Group. The Group ‘controls’ an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiary are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

iii.	Non-controlling interests

Non-controlling interests are measured initially at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

iv.	Loss of control

When the Group loses control over a subsidiary, it derecognizes the assets and liabilities of the subsidiary, and any related non-controlling interests and other components of equity. Any resulting gain or loss is recognized in profit or loss. Any interest retained in the former subsidiary is measured at fair value when control is lost.

v.	Interests in equity- accounted investees

The Group’s interests in equity- accounted investees comprise interests in associates and a joint venture. Associates are those entities in which the Group has significant influence, but not control or joint control, over the financial and operating policies. A joint venture is an arrangement in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.

Interests in associates and the joint venture are accounted for using the equity method. They are initially recognized at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Group’s share of the profit or loss and other comprehensive income (“OCI”) of equity- accounted investees, until the date on which significant influence or joint control ceases.

vi.	Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses (except for foreign currency transaction gains or losses) arising from intra-group transactions, are eliminated. Unrealized gains arising from transactions with equity- accounted investees are eliminated against the investment to the extent of the Group’s interest in the investee. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	Foreign currency

i.	Foreign currency transactions

Transactions in foreign currencies are translated into the respective functional currencies of Group companies at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss and presented within finance costs. Translation differences on Non-monetary assets and liabilities carried at fair value are reported as part of the fair value gain or loss.

However, foreign currency differences arising from the translation of the following items are recognized in OCI:

●	an investment in equity securities designated as at FVOCI (except on impairment, in which case foreign currency differences that have been recognized in OCI are reclassified to profit or loss);

●	a financial liability designated as a hedge of the net investment in a foreign operation to the extent that the hedge is effective; and

●	qualifying cash flow hedges to the extent that the hedges are effective.

D.	Revenue from contracts with customers

The Group generates revenue primarily through the sale of the Group’s entertainment content and services, and food and beverage products as well as through the licensing of the Group’s intellectual property in food and beverage business.

The Group determines revenue recognition by:

●	identifying the contract, or contracts, with a customer;

●	identifying the performance obligations in each contract;

●	determining the transaction price;

●	allocating the transaction price to the performance obligations in each contract; and

●	recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Content revenue

Content revenues consist of sales of the physical and digital content consumer products and merchandises. The Group recognizes revenues from the sale of consumer products and merchandises after both (1) control of the products has been transferred to customers and (2) the underlying performance obligations have been satisfied.

Content revenues are recognized after deducting the estimated allowance for returns, which are accounted for as variable consideration when estimating the amount of revenue to recognize. Returns are estimated at contract inception and updated at the end of each reporting period as additional information becomes available.

Food and beverages revenue

Food and beverages revenues consist of sales of the consumer products including food and beverages. The Group recognizes revenues from the sale of consumer products after both (1) control of the products has been transferred to customers and (2) the underlying performance obligations have been satisfied.

Food and beverages revenues are recognized after deducting the estimated allowance for returns, which are accounted for as variable consideration when estimating the amount of revenue to recognize.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Other revenues

Under franchise agreements, the Group’s performance obligation is to provide a license to use Our Bakery’s trademarks and other intellectual property. Franchise royalties and fees are typically charged as a percentage of food and beverage revenues and are treated as variable consideration, recognized as the underlying food and beverage revenues occur.

Franchise agreements also contain a promise to provide training support and recipe teaching services to franchise-operated stores. A monthly franchise loyalty fee, based on gross food and beverage revenues, is charged, and recognized over time as these services are delivered.

E.	Operating segments

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components. The chief operating decision-maker has been identified as the chief executive officer. The Group’s operating segments have been determined to be each business unit, for which the Group generates separately identifiable financial information that is regularly reported to the chief executive officer for the purpose of resource allocation and assessment of segment performance. The Group has two reportable segments as described in Note 6. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

F.	Employee benefits

i.	Short-term employee benefits

Short-term employee benefits are employee benefits due to be settled within 12 months after the end of the period in which the employees render related services. When an employee has rendered a service to the Group during an accounting period, the Group recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

ii.	Share-based payment arrangements

The grant-date fair value of equity-settled share-based payment arrangements granted to employees is generally recognized as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognized is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant-date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

The fair value of the amount payable to employees in respect of share-based payment arrangements, which are settled in cash, is recognized as an expense with a corresponding increase in liabilities, over the period during which the employees become unconditionally entitled to payment. The liability is remeasured at each reporting date and at settlement date based on the fair value of the share-based payment arrangements. Any changes in the liability are recognized in profit or loss.

The fair value of the share-based payment arrangements with cash alternatives granted to employees, which is sum of the fair values of the equity component and liabilities component, is recognized as an expense, with a corresponding increase in equity and liabilities, over the vesting period of the awards. The liability is remeasured at each reporting date and at settlement date based on the fair value of the share-based payment arrangements. Any changes in the liability are recognized in profit or loss.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

iii.	Defined contribution plans

Obligations for contributions to defined contribution plans are expensed as the related service is provided. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in future payments is available.

iv.	Defined benefit plans

The Group’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually using the projected unit credit method. When the calculation results in a potential asset for the Group, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Group determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then- net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Group recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

G.	Finance income and finance costs

The Group’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	dividend income;

●	the net gain or loss on financial assets at FVTPL;

●	the foreign currency gain or loss on financial assets and financial liabilities;

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

H.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

The Group has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

i.	Current income tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Current tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

ii.	Deferred income tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiary, associates and joint arrangements to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiary in the Group. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. For this purpose, the carrying amount of investment property measured at fair value is presumed to be recovered through sale, and the Group has not rebutted this presumption.

Deferred tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

I.	Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, deposits held at banks, and investment securities with maturities of three months or less from the acquisition date that are easily convertible to cash and subject to an insignificant risk of changes in their fair value.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

J.	Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in, first-out allocation method, and includes expenditures incurred in acquiring the inventories, production or conversion cost and other costs incurred in bringing them to their existing location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated selling expenses.

The Group makes adjustments to reduce the cost of inventory to its net realizable value, for estimated excess, obsolescence or impaired balances.

K.	Investment property

Property held by a lessee as a right-of-use asset to earn rentals or for capital appreciation or both is classified as investment property. Investment properties held by a lessee as a right-of-use assets are initially measured at its cost in accordance with IFRS 16. The Company remeasures the investment property held by a lessee as a right-of-use asset if necessary, in accordance with IFRS 16.

Among investment properties, land is not depreciated, and investment properties except land are depreciated on a straight-line basis according to the economic depreciation period. Depreciation methods, useful lives and residual values of investment properties are reviewed at each reporting period-end and if appropriate, the changes are accounted for as changes in accounting estimates.

L.	Property, plant and equipment

i.	Recognition and measurement

Items of property, plant and equipment are measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property, plant and equipment have different useful lives, then they are accounted for as separate items (major components) of property, plant and equipment.

Any gain or loss on disposal of an item of property, plant and equipment is recognized in profit or loss.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Group. The carrying amount of the replaced parts are derecognized and the repairs and maintenance expenses are recognized in profit or loss in the period they are incurred.

iii.	Depreciation

Depreciation is calculated using the straight-line method to allocate the cost or revalued amounts of the assets, net of their residual values, over their estimated useful lives as follows:

Machinery	5 ~ 8 years
Vehicles	5 years
Office equipment	5 ~ 8 years
Furniture and fixtures	5 ~ 8 years
Right-of-use assets	2 ~ 10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

M.	Intangible assets and goodwill

i.	Recognition and measurement

Goodwill: Goodwill arising on the acquisition of subsidiary is measured at cost less accumulated impairment losses.

Other intangible assets: Other intangible assets, including trademarks that are acquired by the Group and have finite useful lives are measured at cost less accumulated amortization and any accumulated impairment losses.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

iii.	Amortization

Amortization is calculated using the straight-line method to allocate the cost or revalued amounts of the assets, net of their residual values, over their estimated useful lives as follows:

Software	5 years
Other Intangible assets	20 years
Goodwill	Indefinite

Amortization methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

N.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Group becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at:

●	amortized cost;

●	FVOCI - debt investment;

●	FVOCI - equity investment;

●	or FVTPL.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Group may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Group may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets - Business model assessment

The Group makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

●	how the performance of the portfolio is evaluated and reported to the Group’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated - e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Group’s continuing recognition of the assets.

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Financial assets - Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Group considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Group considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Group’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets - Subsequent measurement and gains and losses

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial liabilities - Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

iii.	Derecognition

Financial assets

The Group derecognizes a financial asset when:

●	the contractual rights to the cash flows from the financial asset expire; or

●	it transfers the rights to receive the contractual cash flows in a transaction in which either:

-	substantially all of the risks and rewards of ownership of the financial asset are transferred; or

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

-	the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Group enters into transactions whereby it transfers assets recognized in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial liabilities

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

When changes were made to a financial asset or financial liability in addition to changes to the basis for determining the contractual cash flows required by interest rate benchmark reform, the Group first updated the effective interest rate of the financial asset or financial liability to reflect the change that is required by interest rate benchmark reform. After that, the Group applied the policies on accounting for modifications to the additional changes.

O.	Impairment

i.	Non-derivative financial assets

Financial instruments and contract assets

The Group recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost;

●	debt investments measured at FVOCI; and

●	contract assets.

The Group also recognizes loss allowances for ECLs on lease receivables, which are disclosed as part of trade and other receivables.

The Group measures loss allowances at an amount equal to lifetime ECLs, except for the following, which are measured at 12-month ECLs:

●	debt securities that are determined to have low credit risk at the reporting date; and

●	other debt securities and bank balances for which credit risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since initial recognition.

Loss allowances for trade receivables (including lease receivables) and contract assets are always measured at an amount equal to lifetime ECLs.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Group’s historical experience and informed credit assessment, that includes forward-looking information.

The Group assumes that the credit risk on a financial asset has increased significantly if it is more than 12 months past due.

The Group considers a financial asset to be in default when:

●	the debtor is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realising security (if any is held).

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months).

The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Group expects to receive).

ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, the Group assesses whether financial assets carried at amortized cost and debt securities at FVOCI are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the debtor;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Group on terms that the Group would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Presentation of allowance for ECL in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

For debt securities at FVOCI, the loss allowance is charged to profit or loss and is recognized in OCI.

Write-off

The gross carrying amount of a financial asset is written off when the Group has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Group has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets. For corporate customers, the Group individually makes an assessment with respect to the timing and amount of write-off based on whether there is a reasonable expectation of recovery. The Group expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due.

ii.	Non-financial assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets (other than biological assets, investment property, inventories, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. The Group recognizes the impairment loss if there is any indication of impairment of individual CGU. And then, the Group performed impairment test of goodwill for groups of CGUs.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

P.	Provisions

Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognised as finance cost.

Building restoration: In accordance with the Group’s policy and applicable legal requirements, a provision for restoration in respect of leased buildings, and the related expense, is recognized when the lease term is commenced.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Q.	Leases

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

i.	As a lessee

At commencement or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Group has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Group by the end of the lease term or the cost of the right-of-use asset reflects that the Group will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Group is reasonably certain to exercise, lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Group is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, if the Group changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

At the date of transition to IFRSs, The Group applies the following approach to all of its leases.

The Group measures that lease liability at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

The Group measures right-of-use asset at its carrying amount as if IFRS 16 had been applied since the commencement date of the lease, but discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

The Group uses hindsight in applying IFRS 16 such as the determination of lease term for contracts that contain options to extend or terminate a lease.

The Group has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets (leases for which the underlying asset is valued at USD 5,000 or less) and short-term leases (leases that have a lease term of 12 months or less at the commencement date), including IT equipment. The Group recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

ii.	As a lessor

At inception or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices.

When the Group acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease.

To classify each lease, the Group makes an overall assessment of whether the lease transfers substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, then the lease is a finance lease; if not, then it is an operating lease. As part of this assessment, the Group considers certain indicators such as whether the lease is for the major part of the economic life of the asset.

When the Group is an intermediate lessor, it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which the Group applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, then the Group applies IFRS 15 to allocate the consideration in the contract.

The Group applies the derecognition and impairment requirements in IFRS 9 to the net investment in the lease. The Group further regularly reviews estimated unguaranteed residual values used in calculating the gross investment in the lease.

The Group recognizes lease payments received under operating leases as income on a straight-line basis over the lease term as part of ‘other income’.

R.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Group has access at that date. The fair value of a liability reflects its non-performance risk.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Group measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Group uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price - i.e. the fair value of the consideration given or received. If the Group determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognised in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

S.	Earnings per Share

Basic earnings per share is calculated by dividing the net profit for the period available to the ordinary shareholders by the weighted-average number of ordinary shares outstanding during the year.

Diluted earnings per share is calculated by dividing the profit for the year attributable to owners of the parent company from the consolidated statements of profit or loss by the weighted-average number of ordinary shares outstanding and potential dilutive shares. Potential dilutive shares are used in the calculation of dilutive earnings per share only when they have dilutive effects.

T.	Concentration of Credit Risk

The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Group maintains reserves for potential credit losses, which are periodically reviewed.

U.	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issuance of ordinary shares and share options are recognized as a deduction from equity, net of any tax effects.

When the Group repurchases its own shares, the amount of the consideration paid is recognized as a deduction from equity and classified as treasury shares. The gains or losses from the purchase, disposal, reissue, or retirement of treasury shares are directly recognized in equity being as transaction with owners.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

6. Operating segments

A.	Basis for segmentation

The Group’s operating segments have been identified to be each business unit, by which the Group provides different services and merchandise.

The Group assesses the performance of each operating segment based on operating profit, and there is no difference with the amounts reported on the consolidated statement of profit or loss, except for intergroup transactions.

The following summary describes the operations of each reportable segment.

Operating segments	Operations
Content	Sale and distribution of content consumer products and providing production services
Food and beverages	Sale of food and beverages products and licensing of the intellectual property

The Group’s chief executive officer reviews the internal management reports of each business unit at least quarterly.

B.	Information about reportable segments

Information related to each reportable segment is set out below. Segment operating profit is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in the same industries.

The segment information for the years ended December 31, 2024, 2023 and 2022 is as follows:

		2024
		Content	F&B	Total
		(In thousands of Korean won)
Segment revenue	₩	28,379,904	14,630,426	43,010,330
Elimination of intersegment revenue		-	-	-
Consolidated net revenue		28,379,904	14,630,426	43,010,330
Depreciation/Amortization		501,513	2,672,170	3,173,683
Segment operating profit (loss)		(969,001)	(2,537,890)	(3,506,891)

		2023
		Content	F&B	Total
		(In thousands of Korean won)
Segment revenue	₩	49,771,824	17,709,332	67,481,156
Elimination of intersegment revenue		-	-	-
Consolidated net revenue		49,771,824	17,709,332	67,481,156
Depreciation/Amortization		750,031	2,534,001	3,284,032
Segment operating profit (loss)		3,802,307	(304,909)	3,497,398

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2022
		Content	F&B	Total
		(In thousands of Korean won)
Segment revenue	₩	151,858,729	17,163,659	169,022,388
Elimination of intersegment revenue		-	-	-
Consolidated net revenue		151,858,729	17,163,659	169,022,388
Depreciation/Amortization		733,182	1,702,091	2,435,273
Segment operating profit (loss)		13,546,382	(384,475)	13,161,907

C.	Geographic information

Content segment and food and beverages segments are managed on a worldwide basis, but operate manufacturing facilities and sales offices primarily in Seoul, South Korea. The geographic information analyses the Group’s revenue by the customer’s country of domicile. In presenting the geographic information, segment revenue and non-current assets have been based on the geographic location of customers.

Summary of the Group’s operation by region based on the location of customers for the years ended December 31, 2024, 2023 and 2022 is as follows:

		2024	2023	2022
		(In thousands of Korean won)
Korea	₩	39,343,631	54,892,741	93,764,173
USA		13	335,239	9,879,723
Japan		3,516,708	11,948,054	64,996,330
China		141,419	142,303	353,095
Other		8,560	162,819	29,067
Total	₩	43,010,330	67,481,156	169,022,388

Summary of the Group’s non-current assets based on the location as of December 31, 2024 and 2023 is as follows:

		2024	2023
		(In thousands of Korean won)
Korea	₩	23,963,489	30,282,905

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

D.	Major customer

Revenues from major customers that amount to 10% or more of the Group’s revenue for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Customer A (Content segment)
Revenue	₩	8,785,673	11,184,157	4,167,544
%		20.43%	16.57%	2.47%
Customer B (Content segment)
Revenue		2,063,499	11,463,821	62,713,081
%		4.80%	16.99%	37.10%
Customer C (Content segment)
Revenue		926,101	17,859,876	62,174,920
%		2.15%	26.47%	36.79%
Total	₩	11,775,273	40,507,854	129,055,545

7. Revenue

A.	Revenue streams

The Group generates revenue primarily through the sale of the Group’s entertainment content and production services, and food and beverage products. Other sources of revenue include the franchise royalty fees from licensing of the Group’s intellectual property in food and beverage business.

Revenue from contracts with customers for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Revenue from contracts with customers	₩	43,010,330	67,481,156	169,022,388

B.	Disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by major products and service lines and timing of revenue recognition. The table also includes a reconciliation of the disaggregated revenue with the Group’s reportable segments (see Note 6).

Revenue from contracts with customers based on the service contract type and the timing of satisfaction of performance obligations for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Major products/service lines
Content goods and merchandises
Video Project & Merchandise Items	₩	23,536,076	47,511,123	150,972,943
Others		4,843,828	2,260,701	885,786
Subtotal	₩	28,379,904	49,771,824	151,858,729
F&B
Food and beverages	₩	13,697,884	17,067,663	16,469,551
Franchise royalties and fees		932,542	641,669	694,108
Subtotal	₩	14,630,426	17,709,332	17,163,659
Total	₩	43,010,330	67,481,156	169,022,388
Timing of revenue recognition
At a point in time	₩	42,453,366	66,925,610	168,328,280
Over time		556,964	555,546	694,108
Total	₩	43,010,330	67,481,156	169,022,388

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	Contract balance

The balance of contract assets from contracts with customers as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Contract assets	₩	-	73,463

8. Income and Expenses

A.	Other income

Details of other income for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won
Gains on disposal of Property, Plant & Equipment	₩	6,100	928	-
Gains on disposal of right-of-use assets		131,193	1,042,833	-
Rental income		808,123	283,983	-
Miscellaneous income		76,713	159,336	84,462
Total	₩	1,022,129	1,487,080	84,462

B.	Other expenses

Details of other expenses for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Other bad debt expenses	₩	347,419	-	8,000
Losses on disposal of Property, Plant & Equipment		329,882	31,975	-
Impairment losses on Property, Plant & Equipment		964,626	2,246	15,583
Securities purchase expenses		-	-	188
Miscellaneous expenses		1,158	1,326	22,386
Total	₩	1,643,085	35,547	46,157

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	Expenses by nature

Details of classification of expenses by nature for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Changes in inventories	₩	(393,764)	2,931,297	(1,555,535)
Raw materials and consumables		5,029,668	4,989,957	4,322,808
Employee benefits		9,549,202	11,777,876	11,483,075
Depreciation		2,817,673	2,921,232	2,082,277
Amortization of intangible assets		356,010	362,800	352,996
Commission paid		13,430,421	21,501,616	84,065,732
Outsourcing fee		11,421,682	16,071,848	48,710,311
Copyright fee		714,124	1,348,620	2,365,794
Rent		484,204	856,282	792,174
Supplies		234,611	307,350	470,966
Water and fuel expenses		487,384	633,874	444,240
Transportation		347,864	369,182	429,703
Bad debt expenses		297,162	171,560	696,977
Building Maintenance		110,866	96,425	201,353
Other expenses		1,009,159	1,095,372	1,035,915
Total		45,896,266	65,435,291	155,898,786

Total expenses consist of cost of sales and selling, general and administrative expenses.

9. Finance income and costs

Details of finance income and costs for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Finance income
Interest income	₩	287,285	406,933	520,526
Dividend income		1,463	1,462	700
Realized gains on foreign currency transaction		43,037	199,697	529,995
Unrealized gains on foreign currency transaction		88,458	376,295	154,896
Gains on valuation of short-term financial instruments		33	55	-
Gains on valuation of long-term financial instruments		6,368	7,241	6,514
Gains on disposal of long-term investment securities		-	-	5,878
Gains on valuation of long-term investment securities		149,926	116,900	2,638
Gains on disposal of short-term loans		-	12,819	-
Gains on disposal of long-term loans		-	622,539	-
Total	₩	576,570	1,743,941	1,221,147
Finance costs
Interest expenses	₩	1,257,378	1,385,142	810,047
Realized losses on foreign currency transaction		57,308	255,886	723,307
Unrealized losses on foreign currency transaction		6,447	26,064	149,586
Losses on valuation of short-term financial instruments		-	6	421
Losses on valuation of long-term financial instruments		115	8,717	5,263
Losses on disposal of long-term investment securities		-	-	4,090
Losses on valuation of long-term investment securities		60,275	12,395	118,607
Total	₩	1,381,523	1,688,210	1,811,321

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

10. Earnings per share

A.	Basic earnings per share

The calculation of basic EPS has been based on the following profit attributable to ordinary shareholders and weighted-average number of ordinary shares outstanding.

i.	Profit attributable to ordinary shareholders (basic)

		2024	2023	2022
		(In thousands of Korean Won)
Profit for the year, attribute to the owners of Parent Company	₩	(2,541,375)	3,137,186	10,189,718
Dividends on non-redeemable preference shares		-	-	-
Profit attributable to ordinary shareholders	₩	(2,541,375)	3,137,186	10,189,718

ii.	Weighted-average number of ordinary shares (basic)

	2024	2023	2022
	(In number of shares)
Number of ordinary shares issued at January 1	100,000	100,000	100,000
Effect of treasury shares held	(15,582)	(12,081)	-
Weighted-average number of ordinary shares at December 31	84,418	87,919	100,000

B.	Anti-diluted earnings per share

Diluted earnings per share is not different from basic earnings per share as there is no dilution effects of potential ordinary shares for the years ended December 31, 2024, 2023 and 2022.

C.	Earnings per share

		2024	2023	2022
		(In Korean Won)
Basic earnings per share	₩	(30,105)	35,683	101,897

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

11. Share-based payment arrangements

A.	Description of share-based payment arrangements

As of December 31, 2024, the Group had the following share-based payment arrangements.

i.	Share option plan (cash-settled)

On June 30, 2021, the Subsidiary granted 400 share options entitling employees to a cash payment after satisfying 2 vesting conditions below. The amount of the cash payment is determined based on the difference between the share price of the Group at the time of exercise and exercise price.

The key terms and conditions related to the grants under these plans are as follows:

Grant date /employees entitled	Number of instruments	Vesting conditions	Contractual life of options	Type	Underlying assets
Options granted to employees
As of June 30, 2021	400	2 years’ service from grant date and the Play F&B’s annual average Adjusted EBITDA (*1) equals or exceeds Korean Won 1,375,000 thousand at the date of exercise	7 years	Cash-settled	Play F&B’s ordinary shares

(*1)	Adjusted EBITDA = Operating Income +Depreciation of PP&E +Amortization of Intangible Assets +Advertising & marketing expenses

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Measurement of fair values

i.	Cash-settled share-based payment arrangement

The fair value of the employee share options has been measured using a binomial model.

The inputs used in the measurement of the fair values at grant date and measurement date of the cash-settled share-based payment arrangement are as follows:

Share appreciation rights (cash-settled)		December 31, 2024	December 31, 2023
		(In Korean Won)
Fair value of option	₩	54,230	504,547
Share price		643,735	1,247,333
Exercise price	₩	1,100,000	1,100,000
Risk- free interest rate (based on government bonds)		2.71%	3.15%
Volatility (*)		30.00%	37.49%

(*)	Volatility has been based on an evaluation of the historical volatility of other companies’ share price, which are listed in KOSDAQ, particularly over the historical period commensurate with prior one year.

C.	Reconciliation of outstanding share options

The number and exercise prices of share options under the share option plan for the years ended December 31, 2024, 2023 and 2022 are as follows.

	2024			2023			2022
Share option plan (cash-settled)	Number of options	Exercise price		Number of options	Exercise price		Number of options	Exercise price
	(In Korean Won and number of options)
Outstanding at January 1	400	₩	1,100,000	400	₩	1,100,000	400	₩	1,100,000
Outstanding at December 31	400		1,100,000	400		1,100,000	400		1,100,000
Exercisable at December 31	-	₩	-	-	₩	-	-	₩	-

	2022
Share option plan (Either of equity-settled or cash-settled)	Number of options	Exercise price
	(In Korean Won and number of options)
Outstanding at January 1	3,000	₩	560,000
Cancelled during the year	(3,000)		(560,000)
Outstanding at December 31	-		-
Exercisable at December 31	-	₩	-

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Details of the liabilities arising from the share option plan (cash-settled) are as follows.

		2024	2023	2022
		(In thousands of Korean won)
Total carrying amount of liabilities for share-based payment	₩	21,692	201,819	227,577
Total intrinsic value of liabilities for vested benefits		-	58,933	115,306

12. Employee benefits

Details of defined benefit liability recognized as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Defined benefit liability	₩	559,271	706,102

The Group operates both the defined benefit plans and defined contribution plans as a retirement pension scheme. Defined benefit plans expose the Group to actuarial risks, such as longevity risk, currency risk, interest rate risk and market (investment) risk.

The expense recognized in relation to defined contribution plan for the year ended December 31, 2024, 2023 and 2022 is Korean Won 295,080 thousand, 435,139 thousand and 339,901 thousand, respectively.

A.	Movement in net defined benefit (asset) liability

Details of reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components for the years ended December 31, 2024, 2023 and 2022 is as follows:

		Defined benefit obligation			Fair value of plan assets			Net defined benefit liabilities
		2024	2023	2022	2024	2023	2022	2024	2023	2022
		(In thousands of Korean won)
Balance at 1 January	₩	706,102	928,148	796,366	-	-	-	706,102	928,148	796,366
Included in profit or loss
Current service cost		375,158	514,505	550,108	-	-	-	375,158	514,505	550,108
Interest expense		19,015	31,375	19,095	-	-	-	19,015	31,375	19,095
Subtotal		394,173	545,880	569,203	-	-	-	394,173	545,880	569,203
Included in OCI
Remeasurement loss(gain)
Demographic assumption		(4,954)	-	-	-	-	-	(4,954)	-	-
Financial assumption		41,683	49,584	(201,015)	-	-	-	41,683	49,584	(201,015)
Adjustment based on experience		(80,813)	(159,142)	57,186	-	-	-	(80,813)	(159,142)	57,186
Subtotal		(44,084)	(109,558)	(143,829)	-	-	-	(44,084)	(109,558)	(143,829)
Other
Benefits paid		(496,920)	(658,368)	(293,592)	-	-	-	(496,920)	(658,368)	(293,592)
Subtotal		(496,920)	(658,368)	(293,592)	-	-	-	(496,920)	(658,368)	(293,592)
Balance at 31 December	₩	559,271	706,102	928,148	-	-	-	559,271	706,102	928,148

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Plan assets

There are no contributions funded to its defined benefit plans as of December 31, 2024 and 2023.

C.	Defined benefit obligation

i.	Actuarial assumptions

Details of actuarial assumptions used for the years ended December 31, 2024, 2023 and 2022 are as follows:

	2024	2023	2022
Discount rate	4.2%	4.9%	5.6%
Future salary growth	5.5%~8.4%	6.1%~8.2%	6.1%~8.2%

Assumptions regarding future longevity and standard salary scale have been based on issued by Korea Insurance Development Institute.

As of December 31, 2024, the weighted average duration of the defined benefit obligation was 10.9 years.

ii.	Sensitivity analysis

The Group measures the risk of actuarial assumption changes as a 1% fluctuation in the discount rate and future salary growth rate of the amounts of defined benefit obligation, which reflects the management’s assessment of the risk of actuarial assumption fluctuation that can reasonably occur. The impact of a 1% fluctuation in discount rates and future salary growth rates on the Group’s defined benefit obligation as of December 31, 2024 and 2023 are as follows:

		December 31, 2024		December 31, 2023
		Increased by 1%	Decreased by 1%	Increased by 1%	Decreased by 1%
		(In thousands of Korean won)
Discount rate	₩	(55,066)	66,463	(68,906)	83,674
Future salary growth		66,204	(55,864)	83,967	(70,331)

Although the analysis does not take account of the full distribution of cash flows expected under the plan, it does provide an approximation of the sensitivity of the assumptions shown.

D.	Employee benefit expenses

i.	Details of employee benefit expenses recognized for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Wages and salaries	₩	8,056,765	9,641,567	9,321,946
Expenses related to post-employment plans		689,253	981,019	909,103
Social security contributions		398,066	582,545	476,938
Fringe benefit		585,245	598,503	622,293
Cash-settled Share-based payments		(180,127)	(25,758)	152,795
Total	₩	9,549,202	11,777,876	11,483,075

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

ii.	Expenses are recognized in the consolidated statements of comprehensive income (loss) as follows:

		2024	2023	2022
		(In thousands of Korean won)
Cost of revenues	₩	7,280,355	9,290,041	8,454,607
Selling, general and administrative expenses		2,268,847	2,487,835	3,028,468
Total	₩	9,549,202	11,777,876	11,483,075

13. Income taxes

A.	Amounts recognized in profit or loss

		2024	2023	2022
		(In thousands of Korean won)
Current tax expense
Current year	₩	233,403	1,319,643	2,827,858
Adjustments recognized related to prior period incomes (*)		(263,935)	(518,699)	539,038
	₩	(30,532)	800,944	3,366,896
Deferred tax expense
Origination and reversal of temporary differences	₩	(723,118)	(40,165)	(679,788)
Deferred taxes charged directly to equity		-	-	-
Tax expense on continuing operations	₩	(753,650)	760,779	2,687,108

(*)	In the normal course of business, the Group and its respective subsidiary are examined by taxation authority. Our management regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its liabilities for income taxes.

We establish additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, are included in income taxes in the consolidated statements of operations.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Amounts recognized in OCI

		2024			2023			2022
		Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
		(In thousands of Korean won)
Items that will not be reclassified to profit or loss
Remeasurements of defined benefit liability	₩	44,085	-	44,085	109,558	-	109,558	143,829	-	143,829

C.	Reconciliation of effective tax rate

		2024	2023	2022
		(In thousands of Korean won)
Profit before income tax	₩	(4,311,845)	3,553,129	12,571,733
Tax at the statutory income tax rate		(844,871)	720,604	2,743,781
Adjustments:
Tax-exempt income		(408)	(92)	(42)
Expenses not deductible for tax purposes		31,689	37,369	33,114
Tax credits		(84,755)	(124,290)	(348,559)
Changes in unrecognized deferred tax		380,738	(149,470)	81,485
Adjustments recognized related to prior period incomes		(263,935)	121,794	137,205
Other (differences in tax rate, etc)		27,892	154,864	40,124
Income tax expenses	₩	(753,650)	760,779	2,687,108
Effective income tax rate (*)		-	21.4%	21.4%

(*)	The effective tax rate is not calculated as the Group incurred a loss before income taxes for the year ended December 31, 2024.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

D.	Movement in deferred tax balances

i.	Movement in deferred tax balances as of December 31, 2024

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Accrued income	₩	(54,469)	38,593	(15,876)
Short-term financial instruments		74,007	17,067	91,074
Inventories		220,559	349,407	569,966
Property, plant and equipment including right-of-use assets		(2,261,920)	209,791	(2,052,129)
Intangible assets other than goodwill		(10,712)	17,710	6,998
Allowance for bad debts		267,801	127,416	395,217
Investments in associate and subsidiary (*)		924,522	281,227	1,205,749
Accrued expenses		-	(5,291)	(5,291)
Lease liabilities		2,988,900	(742,040)	2,246,860
Provisions		192,644	(17,518)	175,126
Investment property		(681,506)	597,697	(83,809)
Defined benefit liabilities		143,140	(25,204)	117,936
Brand		(676,406)	277,249	(399,157)
Other		50,733	6,667	57,400
Total	₩	1,177,293	1,132,771	2,310,064
Loss carried forward	₩	509,696	529,562	1,039,258
Carryover tax credit		4,246,455	(1,128,338)	3,118,117
Unrecognized deferred tax liabilities (assets) (*)		(6,044,706)	189,123	(5,855,583)
Deferred tax assets (liabilities)	₩	(111,262)	723,118	611,856

(*)	As of December 31, 2024, the Group did not recognize deferred income tax asset for the temporary difference relating to investments in subsidiary as it is not probable such temporary differences can be utilized in the foreseeable future.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

ii.	Movement in deferred tax balances as of December 31, 2023

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Accrued income	₩	(119,556)	65,087	(54,469)
Short-term financial instruments		79,158	(5,151)	74,007
Inventories		(60,881)	281,440	220,559
Property, plant and equipment including right-of-use assets		(3,600,206)	1,338,286	(2,261,920)
Intangible assets other than goodwill		15,853	(26,565)	(10,712)
Allowance for bad debts		203,306	64,495	267,801
Investments in associate and subsidiary (*)		805,615	118,907	924,522
Accrued expenses		102,454	(102,454)	-
Lease liabilities		3,637,330	(648,430)	2,988,900
Provisions		220,431	(27,787)	192,644
Investment property		-	(681,506)	(681,506)
Defined benefit liabilities		193,983	(50,843)	143,140
Brand		(1,036,943)	360,537	(676,406)
Other		869,670	(818,937)	50,733
Total	₩	1,310,214	(132,921)	1,177,293
Loss carried forward	₩	4,787	504,909	509,696
Carryover tax credit		2,756,092	1,490,363	4,246,455
Unrecognized deferred tax liabilities (assets) (*)		(4,222,519)	(1,822,187)	(6,044,706)
Deferred tax assets (liabilities)	₩	(151,426)	40,164	(111,262)

(*)	As of December 31, 2023, the Group did not recognize deferred income tax asset for the temporary difference relating to investments in subsidiary as it is not probable such temporary differences can be utilized in the foreseeable future.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

E.	Deferred assets (liabilities)

i.	Details of unrecognized as deferred income tax assets as of December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Tax loss carryforwards	₩	1,039,258	509,696
Tax credit carryforwards		3,118,117	4,246,455
Unrecognized temporary difference		1,698,208	1,288,555

ii.	Details of unused tax loss carryforwards and unused tax credit carryforwards that are not recognized as deferred income tax assets as of December 31, 2024 are as follows:

Year of expiration		Unused loss carryforwards	Unused tax credit carryforwards
		(In thousands of Korean won)
2025	₩	-	-
2026		-	-
2027		-	-
2028		-	188,128
2029		-	-
2030		-	-
After 2030		4,972,526	2,929,989
Total	₩	4,972,526	3,118,117

iii.	The timing of recovery of deferred tax assets and liabilities as of December 31, 2024 and 2023 is as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deferred tax assets
- Deferred tax assets to be recovered after more than 12 months	₩	593,760	510,711
- Deferred tax assets to be recovered within 12 months		978,311	516,316
Sub-total		1,572,071	1,027,027
Deferred tax liabilities
- Deferred tax liabilities to be recovered after more than 12 months		(939,073)	(1,126,473)
- Deferred tax liabilities to be recovered within 12 months		(21,142)	(11,816)
Sub-total		(960,215)	(1,138,289)
Deferred tax assets (liabilities), net	₩	611,856	(111,262)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

14. Other assets

Details of other assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current
Prepayments	₩	3,078	18,423
Prepaid expenses (*)		661,554	700,770
Subtotal		664,632	719,193
Non-Current
Non-current prepaid expenses (*)		1,907,965	2,606,623
Total	₩	2,572,597	3,325,816

(*)	On July 2023, the Group granted a retention bonus to 7 employees, as a compensation for being employed for the next 5 years. Prepaid and Non-current prepaid expenses are expensed in a straight-line basis, during the employment period defined in the contract.

15. Inventories

Details of inventories as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Merchandise	₩	2,717,915	1,110,974
Work in process		756,802	391,939
Allowance for Inventories valuation		(2,656,393)	(1,078,353)
Total	₩	818,324	424,560

In 2024, inventories amounted to Korean Won 32,616,031 thousand (2023: Korean Won 38,465,045 thousand, 2022: Korean Won 65,875,206 thousand) were recognized as an expense during the year and included in ‘cost of sales’.

The Group recognizes the full provision for inventories with more than one year aging from the initiation of project according to the Company’s accounting policies. For inventories with less than one year aging from the initial production with an estimated recovery period exceeding one year, it is also recognized as a provision. Loss on valuation of inventories amounted to Korean Won 1,919,734 thousand (2023: Korean Won 140,077 thousand, 2022: Korean Won 1,358,651 thousand) and reversal of allowance for inventories valuation amounted to Korean Won 341,694 thousand (2023: Korean Won 538,072 thousand, 2022: Korean Won 215,553 thousand) were recognized during the year ended December 31, 2024 and 2023, respectively.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

16. Trade and other receivables

Details of trade and other receivables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Trade receivable
Accounts receivable — Trade	₩	9,945,757	7,192,166
Allowance for doubtful accounts (Accounts receivable)		(735,316)	(438,155)
Accounts receivable — trade, net	₩	9,210,441	6,754,011

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Other receivables
Accrued income	₩	74,233	46,893
Allowance for doubtful accounts (Accrued income)		(44,104)	(26,685)
Non-trade receivables		600,352	830,958
Allowance for doubtful accounts (Non-trade receivables)		(500,000)	(500,000)
Accounts receivable — other, net	₩	130,482	351,166

Details of the changes in the loss allowance of trade and other receivables during the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean Won)
Allowance for doubtful accounts (Trade receivable)
Beginning of the year	₩	438,155	766,595	69,618
Bad debt expenses		297,162	-	696,977
Reversal of bad debt expenses		-	(328,440)	-
Ending of the year	₩	735,316	438,155	766,595

		2024	2023	2022
		(In thousands of Korean Won)
Allowance for doubtful accounts (Other receivables)
Beginning of the year	₩	526,685	26,685	18,685
Bad debt expenses - other		17,419	500,000	8,000
Ending of the year	₩	544,104	526,685	26,685

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

17. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Cash on hand	₩	2,355	2,661
Deposits in banks		4,148,217	8,582,973
Total	₩	4,150,572	8,585,634

The Group doesn’t have any restricted cash and cash equivalents as of December 31, 2024, 2023, and January 1, 2023.

18. Investment properties

A.	Reconciliation of carrying amount

B.	Details of Investment properties as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Book value	₩	667,739	4,311,539
Accumulated depreciation		(266,740)	(1,050,744)
Carrying amount	₩	400,999	3,260,795

Changes in Investment properties for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Balance as of January 1	₩	3,260,795	-	-
Transfer (*)		(2,385,812)	3,483,371	-
Lease modification		(35,216)	-	-
Depreciation		(438,768)	(222,576)	-
Balance as of December 31	₩	400,999	3,260,795	-

(*)	As of December 31, 2023, the right-of-use assets associated with six stores were reclassified as investment properties. For the year ended December 31, 2024, five of these investment properties were reclassified back to right-of-use assets due to a change in intended use, as the Company determined to utilize the properties for its own operations (Note 19).

C.	Amounts recognized in profit or loss

Rental income recognized by the Group during the year ended December 31, 2024 was Korean Won 808,123 thousand (2023: 283,983, 2022: nil). Depreciation expense, included in ‘cost of revenues’, was as follows:

		2024	2023	2022
		(In thousands of Korean won)
Depreciation	₩	438,768	222,576	-

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

19. Property, plant and equipment

A.	Reconciliation of carrying amount

Details of property, plant and equipment as of December 31, 2024 and 2023 are as follows:

		December 31, 2024
		Book value	Accumulated depreciation	Accumulated impairment loss	Carrying amount

Machinery	₩	2,601,550	(1,078,409)	-	1,523,141
Vehicles		51,419	(51,418)	-	1
Office equipment		559,571	(343,099)	-	216,472
Construction-in-progress		8,662	-	-	8,662
Furniture and fixtures		4,401,909	(1,787,018)	(748,162)	1,866,729
Right-of-use assets		13,716,930	(5,065,483)	(216,464)	8,434,983
Total	₩	21,340,041	(8,325,427)	(964,626)	12,049,988

		December 31, 2023
		Book value	Accumulated depreciation	Carrying amount
		(In thousands of Korean won)
Machinery	₩	2,658,245	(830,223)	1,828,022
Vehicles		51,419	(51,417)	2
Office equipment		545,651	(262,359)	283,292
Construction-in-progress		-	-	-
Furniture and fixtures		4,668,349	(1,337,809)	3,330,540
Right-of-use assets		12,104,207	(2,678,386)	9,425,821
Total	₩	20,027,871	(5,160,194)	14,867,677

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Details of the changes in property, plant and equipment for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024
		Machinery	Vehicles	Office equipment	Construction- in-progress	Furniture and fixture	Right-of- use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	1,828,022	2	283,292	-	3,330,540	9,425,821	14,867,677
Acquisitions		42,801	46,057	13,919	8,662	161,780	419,934	693,153
Depreciation		(322,641)	(1,535)	(80,739)	-	(569,932)	(1,404,058)	(2,378,905)
Disposals		(25,041)	(44,523)	-	-	(307,497)	-	(377,061)
Transfer (*1)		-	-	-	-	-	2,385,812	2,385,812
Impairment loss (*2)		-	-	-	-	(748,162)	(216,464)	(964,626)
Lease modification		-	-	-	-	-	(1,603,440)	(1,603,440)
Lease termination		-	-	-	-	-	(572,622)	(572,622)
Ending balance	₩	1,523,141	1	216,472	8,662	1,866,729	8,434,983	12,049,988

(*1)	As of December 31, 2023, the right-of-use assets associated with six stores were reclassified as investment properties. For the year ended December 31, 2024, five of these investment properties were reclassified back to right-of-use assets due to a change in intended use, as the Company determined to utilize the properties for its own operations (Note 18).
(*2)	An impairment loss was recognized due to the discontinuation of operations at six stores.

		2023
		Machinery	Vehicles	Office equipment	Construction- in-progress	Furniture and fixture	Right-of- use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	2,041,579	4,075	276,711	9,950	3,207,619	15,089,571	20,629,505
Acquisitions		172,534	-	92,819	-	684,228	578,409	1,527,990
Depreciation		(345,202)	(4,074)	(86,238)	-	(559,061)	(1,704,081)	(2,698,656)
Disposals		(50,839)	-	-	-	-	-	(50,839)
Transfer (*1)		9,950	1	-	(9,950)	-	(3,483,372)	(3,483,371)
Impairment loss (*2)		-	-	-	-	(2,246)	-	(2,246)
Lease modification		-	-	-	-	-	(45,282)	(45,282)
Lease termination		-	-	-	-	-	(1,009,424)	(1,009,424)
Ending balance	₩	1,828,022	2	283,292	-	3,330,540	9,425,821	14,867,677

(*1)	During the year ended December 31, 2023, the Group transferred Right-of-use assets to investment properties because the Group decided to lease the building to a third party. (Note 18)
(*2)	The Group identified each bakery-café store as CGU and recognized impairment loss to bakery-café stores located in Garosu-gil and Jamwon.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2022
		Machinery	Vehicles	Office equipment	Construction- in-progress	Furniture and fixture	Right-of- use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	1,124,834	8,150	320,471	20,000	1,615,335	7,974,791	11,063,581
Acquisitions		421,201	-	21,607	2,603,716	88,110	8,529,150	11,663,784
Depreciation		(235,991)	(4,075)	(65,367)	-	(385,623)	(1,391,221)	(2,082,277)
Transfer		731,535	-	-	(2,613,766)	1,905,380	(23,149)	-
Impairment loss (*)		-	-	-	-	(15,583)	-	(15,583)
Ending balance	₩	2,041,579	4,075	276,711	9,950	3,207,619	15,089,571	20,629,505

(*)	The Group identified each bakery-café store as CGU and recognized impairment loss to bakery-café stores located in Garosu-gil and Jamwon.

The classification of depreciation expenses in the statements of comprehensive income for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Cost of revenues	₩	1,970,417	2,318,730	1,706,191
Selling, general and administrative expenses		408,488	379,926	376,086
Total	₩	2,378,905	2,698,656	2,082,277

B.	Leased property, plant and equipment

The Group leased the building and vehicles during the years ended December 31, 2024 and 2023. As of December 31, 2024, Korean Won 8,434,983 thousand of right-of-use assets was recognized. (December 31, 2023: Korean Won 9,425,821 thousand of building, vehicles and other).

C.	Collateral

As of December 31, 2024 and 2023, Korean Won 113,874 thousand of machinery and Korean Won 133,948 thousand of machinery are pledged as collateral for short-term borrowings provided from Industrial Bank of Korea.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

20. Intangible assets and goodwill

A.	Reconciliation of carrying amount

Details of intangible assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024
		(In thousands of Korean won)
		Book value	Accumulated depreciation	Carrying amount
Software	₩	487,309	(376,372)	110,937
Brand		5,388,000	(965,350)	4,422,650
Goodwill		3,267,730	-	3,267,730
Total	₩	9,143,039	(1,341,722)	7,801,317

		December 31, 2023
		(In thousands of Korean won)
		Book value	Accumulated depreciation	Carrying amount
Software	₩	487,309	(289,762)	197,547
Brand		5,388,000	(695,950)	4,692,050
Goodwill		3,267,730	-	3,267,730
Total	₩	9,143,039	(985,712)	8,157,327

Details of the changes in intangible assets for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024
		Software	Brand	Goodwill	Total
		(In thousands of Korean Won)
Beginning balance	₩	197,547	4,692,050	3,267,730	8,157,327
Amortization		(86,610)	(269,400)	-	(356,010)
Ending balance	₩	110,937	4,422,650	3,267,730	7,801,317

		2023
		Software	Brand	Goodwill	Total
		(In thousands of Korean Won)
Beginning balance	₩	290,947	4,961,450	3,267,730	8,520,127
Amortization		(93,400)	(269,400)	-	(362,800)
Ending balance	₩	197,547	4,692,050	3,267,730	8,157,327

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2022
		Software	Brand	Goodwill	Total
		(In thousands of Korean Won)
Beginning balance	₩	260,643	5,230,850	3,267,730	8,759,223
Acquisitions		113,900	-	-	113,900
Amortization		(83,596)	(269,400)	-	(352,996)
Ending balance	₩	290,947	4,961,450	3,267,730	8,520,127

B.	Amortization

The classification of amortization in the statements of comprehensive income for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Selling, general and administrative expenses	₩	356,010	362,800	352,996

C. Impairment assessment on CGU

As of December 31, 2024, 2023 and January 1, 2023, the Group performed impairment test for Food and Beverages operating segment. The Group identifies each of bakery-cafés as CGU. As the individual CGUs are tested for impairment at the same time as the group of CGUs containing the goodwill, the Group tested the individual CGUs for impairment before the group of CGUs is tested.

The recoverable amount of each CGU is determined based on its value in use. Value in use is calculated using the estimated cash flow based on 5-year business plan approved by management. The estimated revenue and operating expenditures on the Group’s products used in the forecast was determined considering external sources and the Group’s experience. Management estimated the future cash flows based on its past performance and forecasts on consumer inflation rate. The key assumptions used in the estimation of value in use for Food and Beverages CGU include revenue and operating expenditures for the forecast period, growth rates for subsequent years (“terminal growth rate”), and discount rate. Terminal growth rate and the discount rate used in the estimation of value in use are as follows.

	Weighted average cost of capital	Terminal growth rate
2024	9.6%	1.0%
2023	10.7%	1.0%

The discount rate was calculated using the weighted average cost of equity capital and debt and the beta of equity capital was calculated as the average of four Korean listed companies in the same industry and the Group. Cost of debt was calculated using the yield rate of non-guaranteed corporate bond considering the Group’s credit rating and debt ratio was determined using the average of the debt ratios of the four Korean listed companies in the same industry and the Group. The Group calculates the value in use of Food and Beverages CGU using post-tax cash flows and a post-tax discount rate.

As a result of the impairment test for goodwill for groups of Food and Beverages CGUs, the recoverable amount exceeded its carrying amount by Korean Won 2,524,000 thousand in 2024 (2023: Korean Won 4,778,529 thousand, 2022: 6,575,660 thousand). The recoverable amount exceeded its carrying amount accounts 13.3% of the amount of value in use (2023: 18.9%, 2022: 24.9%). The value in use determined for this CGU is sensitive to the discount rate and terminal growth rate used in the discounted cash flow model.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The impact of a 0.5% fluctuation in discount rates and terminal growth rates on the value in use as of December 31, 2024 and 2023 are as follows:

December 31, 2024	0.5% Increase	0.5% Decrease
Discount rate	(-) 5.5%	6.1%
Terminal growth rate	4.6%	(-) 4.1%

December 31, 2023	0.5% Increase	0.5% Decrease
Discount rate	(-) 4.6%	5.1%
Terminal growth rate	3.7%	(-) 3.3%

21. Financial instruments by category

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial assets at amortized cost
Cash and cash equivalents	₩	4,150,572	8,585,634
Short-term financial instruments (*)		410,000	410,000
Accounts receivable — trade, net		9,210,441	6,754,011
Accounts receivable — other, net		130,482	351,166
Short-term loans, net		787,400	859,900
Other current financial assets		40,000	203,266
Other non-current financial assets		1,803,220	1,390,486
Financial assets at fair value through profit or loss
Short-term financial instruments		13,524	9,391
Long-term financial instruments		322,538	307,729
Long-term investment securities		730,391	640,739
Total	₩	17,598,568	19,512,322

(*)	Short-term financial instruments consist of time deposits and saving-based insurance. As of December 31, 2024, Korean Won 231,000 thousand of time deposits in banks are provided as collateral for employee loans and restricted for use. (December 31, 2023: Korean Won 231,000 thousand)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial liabilities at amortized cost
Trade and other payables (*)	₩	13,280,410	12,086,332
Short-term borrowings		3,764,000	3,330,000
Current portion of long-term borrowings, net		2,108,956	24,960
Other current financial liabilities		130,000	-
Trade and other non-current payables (*)		2	134,052
Long-term borrowings, excluding current portion, net		-	2,008,041
Other non-current financial liabilities		150,000	200,000
Total	₩	19,433,368	17,783,385

(*)	Trade and other payables that are not financial liabilities are excluded.

A.	Classification of investment assets based on liquidity

The classification of investment assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current investments
Fixed deposit – at amortized cost (*)	₩	410,000	410,000
Saving based insurance – at FVTPL		13,524	9,391
Total	₩	423,524	419,391
Non-Current investments
Saving based insurance – at FVTPL	₩	322,538	307,729
Equity securities – at FVTPL		726,991	637,478
Debt securities – at FVTPL		3,400	3,262
Total	₩	1,052,929	948,469

(*)	As of December 31, 2024, Korean Won 231,000 thousand of time deposits is provided as collateral for employee loans and restricted for use. (December 31, 2023: Korean Won 231,000 thousand)

B.	Equity Securities designated as at FVTPL

The Group designated the investments shown below as equity securities at FVTPL because these equity securities represent investment that the Group intends to sell for strategic purposes.

		Fair value at December 31, 2024	Fair value at December 31, 2023
		(In thousands of Korean won)
Equity Securities (listed stocks)	₩	140,592	198,468
Equity Securities (unlisted stocks)		586,398	439,010
Total	₩	726,990	637,478

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	Net gains and losses by category of financial instruments

The net gains and losses by category of financial instruments for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
		(In thousands of Korean won)
Interest income	₩	287,067	-	-	287,067
interest expense		-	-	(389,080)	(389,080)
Foreign currency differences		74,646	-	(6,906)	67,740
Gain or loss on valuation of investment securities		-	89,651	-	89,651
Gain or loss on valuation of financial instruments		-	6,286	-	6,286
Dividend income		-	1,463	-	1,463
Total	₩	361,713	97,400	(395,986)	63,127

		2023
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
		(In thousands of Korean won)
Interest income	₩	406,933	-	-	406,933
interest expense		-	-	(320,209)	(320,209)
Foreign currency differences		294,087	-	(45)	294,042
Gain or loss on disposal of financial instruments		635,358	-	-	635,358
Gain or loss on valuation of investment securities		-	104,505	-	104,505
Gain or loss on valuation of financial instruments		-	(1,427)	-	(1,427)
Dividend income		-	1,463	-	1,463
Total	₩	1,336,378	104,541	(320,254)	1,120,665

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2022
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
		(In thousands of Korean won)
Interest income	₩	520,526	-	-	520,526
interest expense		-	-	(96,225)	(96,225)
Foreign currency differences		(191,335)	-	3,333	(188,002)
Gain or loss on disposal of investment securities		-	1,788	-	1,788
Gain or loss on valuation of investment securities		-	(115,969)	-	(115,969)
Gain or loss on valuation of financial instruments		-	830	-	830
Dividend income		-	700	-	700
Total	₩	329,191	(112,651)	(92,892)	123,648

22. Capital and reserves

A.	Share capital and share premium

Details of share capital and share premium as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In Korean won and number of shares)
Number of authorized shares		900,000	900,000
Value per share	₩	5,000	5,000
Number of shares issued		100,000	100,000
Common shares	₩	500,000,000	500,000,000

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

i.	Ordinary shares

Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Group.

ii.	Treasury shares

On March 24, 2023, the Group acquired a 15.6% interest of the Parent Company’s issued shares for approximately Korean Won 27,128,262 thousand.

Details of treasury shares for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024		2023		2022
		Number of shares	Carrying amount	Number of shares	Carrying amount	Number of shares	Carrying amount
		(In Korean won and number of shares)
Beginning balance	₩	15,582	27,128,262	-	-	-	-
Acquisition		-	-	15,582	27,128,262	-	-
Ending balance	₩	15,582	27,128,262	15,582	27,128,262	-	-

B.	Other components of equity

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Remeasurements of defined benefit liability	₩	181,515	151,921
Other capital surplus		(746,300)	(746,300)
Treasury shares		(27,128,262)	(27,128,262)
Other components of equity	₩	(27,693,047)	(27,722,641)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

23. Capital management

The Group’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. The Group monitors capital using a ratio of ‘net debt’ to ‘total equity’. Net debt is calculated as total liabilities (as shown in the statement of financial position) less cash and cash equivalents. The Group’s net debt to adjusted equity ratio as of December 31, 2024 and 2023 is as follows.

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Total liabilities	₩	34,424,674	38,697,788
Less: Cash and cash equivalents		(4,150,572)	(8,585,634)
Net debt		30,274,102	30,112,154
Total equity	₩	8,175,613	11,689,723
Net debt to total equity ratio		3.70	2.58

24. Borrowings/payable and Loans/receivable

Borrowings as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current Liabilities
Short-term borrowings	₩	3,764,000	3,330,000
Current portion of long-term borrowings, net		2,108,956	24,960
Current lease liabilities (*)		1,786,577	1,630,482
Total	₩	7,659,533	4,985,442
Non-Current liabilities
Long-term borrowings, excluding current portion, net	₩	-	2,008,041
Non-current lease liabilities (*)		9,302,661	12,878,027
Total	₩	9,302,661	14,886,068

(*)	The interest rate related to lease liabilities reflects the incremental borrowing rate based on the Group’s credit. The amount of interest expense related to lease liabilities incurred during the year ended December 31, 2024 is Korean Won 851,543 thousand (2023: Korean Won 1,047,738 thousand). Additionally, the amount of short-term lease payments and low-value assets lease payments not included in the measurement of lease liabilities during 2024 are Korean Won 33,846 thousand (2023: Korean Won 23,157 thousand)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

A.	Terms and repayment schedule

The terms and conditions of outstanding borrowings as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
				(In thousands of Korean won)
	Currency	Nominal interest rate	Maturity	Face value	Carrying amount	Face value	Carrying amount
Secured borrowings (*1)	KRW	KORIBOR +1.75%	20-Dec-25	500,000	500,000	500,000	500,000
Secured borrowings (*2)	KRW	5.95%	27-Feb-25	1,000,000	1,000,000	1,000,000	1,000,000
Secured borrowings (*3)	KRW	5.55%	27-Jun-25	1,000,000	1,000,000	1,000,000	1,000,000
Secured borrowings (*4)	KRW	KORIBOR +2.39%	16-Sep-25	100,000	18,720	100,000	43,680
Secured borrowings (*5)	KRW	4.98%	02-Dec-25	400,000	400,000	-	-
Unsecured borrowings	KRW	4.60%	31-Dec-25	700,000	700,000	700,000	700,000
Unsecured borrowings	KRW	4.60%	31-Dec-25	2,200,000	2,090,236	2,200,000	1,989,321
Unsecured borrowings	KRW	4.60%	31-Dec-25	164,000	164,000	130,000	130,000
Total interest-bearing liabilities				6,064,000	5,872,956	5,630,000	5,363,001

(*1)	As of December 31, 2024, the Group is provided a guarantee of Korean Won 458,626 thousand (2023: Korean Won 412,775 thousand) by the CEO of the Group. The Group provided the intellectual property(IP) rights as collateral.
(*2)	As of December 31, 2024, the Group is provided a guarantee of Korean Won 1,200,000 thousand (2023: Korean Won 1,200,000 thousand) from the CEO of the Group.
(*3)	As of December 31, 2024, the Group is provided a guarantee of Korean Won 900,000 thousand (2023: Korean Won 900,000 thousand) by Korea Credit Guarantee Fund.
(*4)	As of December 31, 2024, the Group provides machines with a carrying amount of Korean Won 113,874 thousand (2023: Korean Won 133,948 thousand) as collaterals for the secured borrowings with equal amortization repayment condition.
(*5)	As of December 31, 2024, the Group is provided a building as collateral of Korean Won 480,000 thousand by the key management personnel.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Terms and collection schedule

The terms and conditions of outstanding loans as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
				(In thousands of Korean won)
	Currency	Nominal interest rate	Maturity (*6)	Face value	Carrying amount	Face value	Carrying amount
Cho Mi Kyung (*1)	KRW	2.00%	31-Aug-25	400,000	-	400,000	-
Bonanza Pictures	KRW	4.60%	31-Mar-21	30,000	-	30,000	30,000
Coam payments (*2)	KRW	12.00%	31-May-22	-	-	500,000	500,000
Jung Kyung Han	KRW	3.00%	14-Sep-23	30,000	30,000	30,000	30,000
YY entertainment (*3)	KRW	4.60%	31-Dec-23	150,000	-	150,000	150,000
Second plan	KRW	4.60%	31-Dec-23	30,000	30,000	30,000	30,000
Second plan (*4)	KRW	4.60%	31-Dec-25	100,000	100,000	-	-
Rainier (*5)	KRW	4.60%	31-Dec-25	150,000	-	-	-
Beacon Holdings, Inc.	KRW	4.60%	31-Dec-25	100,000	100,000	-	-
K Wave Media Ltd.	KRW	4.60%	23-Dec-25	95,000	95,000	-	-
Second plan (*4)	KRW	4.60%	31-Dec-25	264,400	264,400	76,900	76,900
Studio Coite (*4)	KRW	4.60%	31-Dec-25	43,000	43,000	43,000	43,000
Beacon Holdings, Inc. (*4)	KRW	4.60%	31-Dec-25	125,000	125,000	-	-
Total				1,517,400	787,400	1,259,900	859,900

(*1)	The Group recognized a full provision for the balance of loan and accrued interest income as of January 1, 2021. Accrued interest income as of December 31, 2024 and December 31, 2023 are Korean Won 26,685 thousand and Korean Won 26,685 thousand, respectively.
(*2)	The Group is provided a joint guarantee by third party.
(*3)	The Group recognized a full provision for the balance of loan and accrued interest income as of December 31, 2024. Accrued interest income as of December 31, 2024 are Korean Won 6,333 thousand.
(*4)	The contract is automatically extended by one year if the loan is not collected until maturity date.
(*5)	The Group recognized a full provision for the balance of loan and accrued interest income as of December 31, 2024. Accrued interest income as of December 31, 2024 are Korean Won 3,789 thousand.
(*6)	If the repayment is not made by the due date, the repayment due date will be automatically extended for one year.

25. Trade and other payables

Trade and other payables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean Won)
Trade payables	₩	10,073,408	9,536,869
Other payables		1,247,271	2,016,077
Accrued expenses		2,719,073	2,854,664
Trade and other non-current payables		21,694	335,871
Total	₩	14,061,446	14,743,481

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

26. Provisions

Provisions for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Site restoration	₩
Beginning of the year		674,148	711,086	353,117
Provisions made during the year		12,578	26,833	350,837
Interest expense		16,755	17,195	9,262
Lease termination		(49,842)	(78,722)	-
Lease modification		(18,419)	(2,244)	-
Provisions used during the year		(25,269)	-	(2,130)
Ending of the year	₩	609,951	674,148	711,086

The provision for building restoration relates mainly to buildings leased during 2024, 2023, and 2022. The provision has been estimated based on historical data associated with similar buildings.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

27. Financial Instruments – Fair values and risk management

A.	Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

The carrying amounts of financial instruments by category as of December 31, 2024 are as follows:

		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Guaranteed Return Insurances (short-term) (*)	₩	13,524	-	13,524	-	13,524
Guaranteed Return Insurances (long-term) (*)		322,538	-	322,538	-	322,538
Long-term investment securities		730,390	143,992	-	586,398	730,390
Total	₩	1,066,452	143,992	336,062	586,398	1,066,452

(*)	The fair value of guaranteed return insurances classified at Level 2 in the fair value hierarchy is determined using an evaluation of surrender proceeds received from financial institutions.

The carrying amounts of financial instruments by category as of December 31, 2023 are as follows:

		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Guaranteed Return Insurances (short-term) (*)	₩	9,391	-	9,391	-	9,391
Guaranteed Return Insurances (long-term) (*)		307,729	-	307,729	-	307,729
Long-term investment securities		640,739	201,729	-	439,010	640,739
Total	₩	957,859	201,729	317,120	439,010	957,859

(*)	The fair value of guaranteed return insurances classified at Level 2 in the fair value hierarchy is determined using an evaluation of surrender proceeds received from financial institutions.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Measurement of fair values

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical asset or liability

●	Level 2: all inputs other than quoted prices included in Level 1 that are observable (either directly that is, prices, or indirectly that is, derived from prices) for the asset or liability

●	Level 3: unobservable inputs for the asset or liability.

The fair value of financial instruments traded in an active market is determined based on the quoted market price as of the end of the reporting period. If the quoted prices are readily and regularly available through exchanges, sellers, brokers, industry groups, rating agencies or regulators and such prices represent actual market transactions that occur regularly between independent parties, they are considered active markets.

The fair value of financial instruments that are not traded in an active market is determined using valuation techniques. These valuation techniques use as much market observable information as possible and use the least amount of group-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2.

If more than one significant input variable is not based on observable market information, the item is included in Level 3.

The valuation techniques used to measure the fair value of a financial instrument include:

●	Market price or dealer price of a similar financial instrument

●	The fair value of derivative instruments is determined by discounting the amount to present value using the leading exchange rate as of the end of the reporting period

C.	Financial risk management

The Group’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which the Group’s risk management program focuses on minimizing any adverse effects on its financial performance. The Group operates financial risk management policies and programs that closely monitor and respond to each risk factor.

i.	Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterpart to a financial instrument fails to meet its contractual obligations and arises principally from the Group’s receivables from customers. In order to manage credit risk, the Group regularly evaluate the credit worthiness of each customer or counterparty considering the party’s financial information, past experience, its own trading records and other factors. In relation to the impairment of financial assets subsequent to initial recognition, the Group recognizes the changes in expected credit loss(“ECL”) in profit or loss at each reporting date. The carrying amount of a financial asset represents the maximum exposure to credit risk.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The maximum exposure to credit risk of the Group as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Cash and cash equivalents	₩	4,150,572	8,585,634
Short-term financial instruments		410,000	410,000
Accounts receivable, net		9,340,923	7,105,177
Short-term loans, net		787,400	859,900
Other current financial assets		40,000	203,266
Other non-current financial assets		1,803,220	1,390,486
Total	₩	16,532,115	18,554,463

Cash and cash equivalents and short-term financial instruments are deposited in financial institutions with strong credit rating. Accounts receivables of the Subsidiary are mainly due from payment processing companies and platform service providers, which in the Group believes have low levels of credit risk. In addition, the Parent Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The Group has established a credit policy under which each new customer is analyzed individually before the Group’s standard payment and delivery terms and conditions are offered. The Group’s review includes external ratings, if they are available, financial statements, credit agency information, industry information and in some cases bank references.

The Group monitors customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or a legal entity, their geographic location, industry, trading history with the Group and existence of previous financial difficulties. The Group does not require collateral in respect of trade and other receivables. Expected credit losses (ECLs) and credit risk exposures for accounts as of December 31, 2024 and 2023 are as follows:

- Accounts receivables

As of December 31, 2024	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.35%	₩	9,186,195	32,453
More than 90 days ~ Less than 180 days	3.95%		12,952	512
More than 180 days ~ Less than 270 days	13.01%		36,013	4,686
More than 270 days ~ Less than 1 year	0.00%		7,374	-
More than 1 year	99.13%		703,223	697,666
Total		₩	9,945,757	735,317

As of December 31, 2023	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.41%	₩	6,498,419	26,871
More than 90 days ~ Less than 180 days	0.00%		4,229	-
More than 180 days ~ Less than 270 days	32.14%		410,028	131,793
More than 270 days ~ Less than 1 year	0.00%		-	-
More than 1 year	100.00%		279,491	279,491
Total		₩	7,192,167	438,155

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

ii.	Liquidity risk

Liquidity risk management includes the maintenance of sufficient cash and marketable securities, the availability of funds from appropriately committed credit lines, and the ability to settle market positions.

Financial liabilities of the Group by maturity according to the remaining period from December 31, 2024 to the contractual maturity date are as follows:

		December 31, 2024
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Non-derivative financial liabilities
Trade payables	₩	10,073,408	10,073,408	-	-	-	-	10,073,408
Other payable		1,239,546	1,239,544	-	2	-	-	1,239,546
Accrued expense		1,967,458	1,967,458	-	-	-	-	1,967,458
Secured borrowings		2,918,720	1,040,954	1,960,815	-	-	-	3,001,769
Non-secured borrowings		2,954,236	34,658	3,169,901	-	-	-	3,204,559
Lease liabilities		11,089,239	635,413	1,824,646	2,361,688	5,546,102	2,875,871	13,243,720
Other financial liabilities		280,000	50,000	80,000	130,000	20,000	-	280,000
Total	₩	30,522,607	15,041,435	7,035,362	2,491,690	5,566,102	2,875,871	33,010,460

Financial liabilities of the Group by maturity according to the remaining period from December 31, 2023 to the contractual maturity date are as follows:

		December 31, 2023
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Non-derivative financial liabilities
Trade payables	₩	9,536,869	9,527,035	9,834	-	-	-	9,536,869
Other payable		2,144,395	1,452,795	557,548	134,052	-	-	2,144,395
Accrued expense		539,120	539,048	72	-	-	-	539,120
Secured borrowings		2,543,680	1,038,189	1,555,661	19,206	6,305	-	2,619,361
Non-secured borrowings		2,819,321	34,654	934,725	2,301,200	-	-	3,270,579
Lease liabilities		14,508,509	752,242	1,882,864	2,499,840	6,927,468	6,399,847	18,462,261
Other non-current financial liabilities		200,000	-	-	200,000	-	-	200,000
Total	₩	32,291,894	13,343,963	4,940,704	5,154,298	6,933,773	6,399,847	36,772,585

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

iii.	Market risk

(a)	Foreign exchange risk

The Group is exposed to foreign exchange risk arising from cash equivalents and accounts receivables primarily with respect to the US Dollar and Japanese Yen, Chinese Yuan, Brazilian Real, Singapore Dollar, Malaysian Ringgit, Philippine Peso, and Thai Baht.

Financial assets and liabilities are exposed to foreign currency risk as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Assets in foreign currency	Liabilities in foreign currency	Assets in Korean Won	Liabilities in Korean Won
	(Individual amounts in each foreign currency)		(In thousands of Korean won)
USD	55,174	222	81,105	327
JPY	275,425,381	7,665,387	2,579,304	71,785
CNY	157,619	-	31,724	-
BRL	340	-	81	-
SGD	1,051	-	1,136	-
MYR	10,721	-	3,530	-
PHP	910	-	23	-
THB	90,877	-	3,908	-
Total			2,700,811	72,112

	December 31, 2023
	Assets in foreign currency	Liabilities in foreign currency	Assets in Korean Won	Liabilities in Korean Won
	(Individual amounts in each foreign currency)		(In thousands of Korean won)
USD	60,191	-	79,018	-
JPY	805,407,622	5,448,213	7,350,633	49,724
Total			7,429,651	49,724

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The Group measures foreign exchange risk as a 10% fluctuation in the exchange rate of each foreign currency, which reflects the management’s assessment of the risk of exchange rate fluctuation that can be reasonably occur. The impact of a 10% fluctuation in foreign currency exchange rates on the Group’s profit or loss (before income tax effects) for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	Increased by 10%	Decreased by 10%	Decreased by 10%	Decreased by 10%
	(In thousands of Korean won)
USD	8,078	(8,078)	7,902	(7,902)
JPY	250,752	(250,752)	730,091	(730,091)
CNY	3,172	(3,172)
BRL	8	(8)	-	-
SGD	114	(114)	-	-
MYR	353	(353)	-	-
PHP	2	(2)	-	-
THB	391	(391)	-	-
Total	262,870	(262,870)	737,993	(737,993)

The sensitivity analysis is based on monetary assets and liabilities denominated in foreign currencies other than the functional currency as of the end of the reporting period.

(b)	Interest rate risk

The sensitivity analysis is based on borrowing under variable interest rate conditions as of December 31, 2024 and 2023.

		December 31, 2024		December 31, 2023
		Increased by 100 bp	Decreased by 100 bp	Increased by 100 bp	Decreased by 100 bp
		(In thousands of Korean won)
Interest	₩	5,070	(5,070)	5,329	(5,329)

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

28. Non-controlling interests

A.	Summary of financial statements

Summary of financial statements of the Group’s subsidiary that has material non-controlling interest, before any intercompany transactions eliminations for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
NCI percentage		32.9%	32.9%	32.9%
Current assets	₩	1,623,260	1,873,566	2,114,532
Non-current assets		15,973,466	21,776,729	24,406,198
Current liabilities		10,443,166	6,838,358	6,810,043
Non-current liabilities		8,946,049	15,859,171	17,514,118
Net assets		(1,792,489)	952,766	2,196,569
Revenue		14,630,426	17,709,332	17,163,659
Profit (loss)		(3,101,420)	(1,140,267)	(772,658)
OCI		44,084	109,558	143,829
Total comprehensive income	₩	(3,057,335)	(1,030,709)	(628,829)
Cash flows from operation activities		568,367	(94,618)	1,909,605
Cash flows from investment activities		(293,624)	(860,374)	(2,603,987)
Cash flows from financing activities		(375,958)	480,119	115,318
Net increase(decrease) in cash and cash equivalents	₩	(101,215)	(474,873)	(579,064)

B.	Movement in NCI

Movement in NCI for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Net assets attributable to NCI at beginning of the year	₩	411,556	720,382	1,273,314
Profit allocated to NCI		(1,016,820)	(344,836)	(305,093)
OCI allocated to NCI		14,490	36,011	47,275
Transaction with non-controlling interest		-	-	(295,114)
Net assets attributable to NCI at the end of the year	₩	(590,774)	411,556	720,382

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

29. Leases

A.	Leases as lessee

The Group leases buildings and vehicles. The leases typically run for a period of 1 ~5 years, with an option to renew or terminate the lease after that date. The Group also leases water purifiers, copy machines, and others with contract terms of one to three years. These leases are short-term and/or leases of low-value items. The Group has elected not to recognize right-of-use assets and lease liabilities for these leases. Information about leases for which the Group is a lessee is presented below.

i.	Right-of-use assets

Right-of-use assets related to leased properties that do not meet the definition of investment property are presented as property, plant and equipment.

Details of right-of-use assets and lease liabilities recognized in the consolidated statements of financial position as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Acquisition price)
Buildings	₩	13,168,074	11,783,393
Vehicles		548,856	320,813
Total	₩	13,716,930	12,104,206

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Accumulated depreciation)
Buildings	₩	(4,895,688)	(2,514,457)
Vehicles		(169,795)	(163,928)
Total	₩	(5,065,483)	(2,678,385)

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Accumulated impairment loss)
Buildings	₩	(216,464)	-
Vehicles		-	-
Total	₩	(216,464)	-

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Net book value)
Buildings	₩	8,055,922	9,268,936
Vehicles		379,061	156,885
Total	₩	8,434,983	9,425,821

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Changes in right-of-use assets for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024
		Building	Vehicles	Total
		(In thousands of Korean won)
Balance as of January 1, 2024	₩	9,268,936	156,885	9,425,821
Depreciation		(1,307,211)	(96,847)	(1,404,058)
Acquisitions		56,020	363,914	419,934
Transfer		2,385,812	-	2,385,812
Impairment loss		(216,464)	-	(216,464)
Lease termination		(527,731)	(44,891)	(572,622)
Lease modification		(1,603,440)	-	(1,603,440)
Balance as of December 31, 2024	₩	8,055,922	379,061	8,434,983

		2023
		Building	Vehicles	Total
		(In thousands of Korean won)
Balance as of January 1, 2023	₩	14,941,069	148,502	15,089,571
Depreciation		(1,627,945)	(76,136)	(1,704,081)
Acquisitions		489,855	88,554	578,409
Transfer		(3,483,371)	(1)	(3,483,372)
Lease termination		(1,009,424)	-	(1,009,424)
Lease modification		(41,248)	(4,034)	(45,282)
Balance as of December 31, 2023	₩	9,268,936	156,885	9,425,821

		2022
		Building	Vehicles	Other	Total
		(In thousands of Korean won)
Balance as of January 1, 2022	₩	7,791,572	158,100	25,119	7,949,672
Depreciation		(1,327,134)	(62,117)	(1,970)	(1,389,251)
Acquisitions		8,476,631	52,519		8,529,150
Transfer				(23,149)	-
Balance as of December 31, 2022	₩	14,941,069	148,502	-	15,089,571

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

ii.	Amounts recognized in profit or loss

Amounts recognized in profit or loss for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Interest expense relating to lease liabilities (included in finance cost)	₩	851,543	1,047,738	704,560
Expense relating to short-term leases		17,763	6,268	-
Expense relating to leases of low-value assets excluding short-term leases		16,083	16,889	11,285
Gains on disposal of right-of-use assets		131,193	1,042,833	-
Expense relating to variable lease payments not included in the measurement of lease liabilities	₩	398,671	853,983	792,174

iii.	Amounts recognized in statement of cash flows

Amounts recognized in statements of cash flows for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Total cash outflows of leases	₩	2,947,475	3,536,265	2,594,294

iv.	Extension options

Some property leases contain extension options exercisable by the Group. Where practicable, the Group seeks to include extension options in new leases to provide operational flexibility. The extension options held are exercisable only by the Group and not by the lessors. The Group assesses at the lease commencement date whether it is reasonably certain to exercise the extension options. The Group reassesses whether it is reasonably certain to exercise the options if there is a significant event or significant changes in circumstances within its control.

The Group has entered into a contract to pay revenue-based rent payment for a several lease agreements. If the revenue of the store that entered into the contract increase, the rent to be paid may proportionally increase. According to the contract, it is expected to pay 9 to 18% of sales will be paid.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

B.	Leases as lessor

i.	Operating lease

The Group leases out its investment property consisting of its leased property.

The Group has classified these leases as operating leases because they do not transfer substantially all the risk and rewards incidental to the ownership of the assets. Note 18 sets out information about the operating leases of investment property.

Rental income recognized by the Group during the year ended December 31, 2024 was Korean Won 808,123 thousand (2023: 283,983, 2022: nil).

Maturity analysis of lease payments, showing the undiscounted lease payments to be received after December 31, 2024 and 2023 as follows:

		2024	2023
		(In thousands of Korean won)
Less than 1 year	₩	59,315	830,723
1 ~ 2 years		-	549,062
Total	₩	59,315	1,379,785

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

30. Commitments

A.	Key commitments

Key commitments the Group has entered into with financial institutions and others as of December 31, 2024 are as follows:

Financial institutions	Categories		Credit limit	Borrowings amount
			(In thousands of Korean won)
Industrial Bank of Korea	Small and medium-sized enterprise financing (*1)	₩	2,000,000	-
Industrial Bank of Korea	Small and medium-sized enterprise financing (*2)		500,000	500,000
Industrial Bank of Korea	Small and medium-sized enterprise financing (*3)		1,000,000	1,000,000
Industrial Bank of Korea	Small and medium-sized enterprise financing (*4)		1,000,000	1,000,000
Industrial Bank of Korea	Small and medium-sized enterprise financing (*5)		100,000	18,720
Industrial Bank of Korea	Small and medium-sized enterprise financing (*6)		400,000	400,000
Shinhan Bank	Revolving credit (*7)		500,000	-
Total		₩	5,500,000	2,918,720

(*1)	The Group is provided a joint guarantee of Korean Won 2,400,000 thousand by the CEO of the Group.
(*2)	The Group is provided a joint guarantee of Korean Won 458,526 thousand by the CEO of the Group. Also, the Group provides intellectual property (IP) rights of Korean Won 676,000 thousand as collateral for the borrowing.
(*3)	The Group is provided a joint guarantee of Korean Won 1,200,000 thousand by the CEO of the Group.
(*4)	The Group is provided a guarantee of Korean Won 900,000 thousand by Korea Credit Guarantee Fund.
(*5)	The Group provides machinery as collateral for the borrowing.
(*6)	The Group is provided a building as collateral of Korean Won 480,000 thousand for the borrowings by the key management personnel.
(*7)	The Group is provided a joint guarantee of Korean Won 600,000 thousand by the CEO of the Group.
(*8)	The CEO of the Group provides a joint guarantee for the vehicle lease to Mirae Asset Securities as of December 31, 2024.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Key commitments the Group has entered into with financial institutions and others as of December 31, 2023 are as follows:

Financial institutions	Categories		Credit limit	Borrowings amount
			(In thousands of Korean won)
Industrial Bank of Korea	Small and medium-sized enterprise financing (*1)	₩	2,000,000	-
Industrial Bank of Korea	Small and medium-sized enterprise financing (*2)		500,000	500,000
Industrial Bank of Korea	Small and medium-sized enterprise financing (*3)		1,000,000	1,000,000
Industrial Bank of Korea	Small and medium-sized enterprise financing (*4)		1,000,000	1,000,000
Industrial Bank of Korea	Small and medium-sized enterprise financing (*5)		100,000	43,680
Shinhan Bank	Revolving credit (*6)		500,000	-
Total		₩	5,100,000	2,543,680

(*1)	The Group is provided a joint guarantee of Korean Won 2,400,000 thousand by the CEO of the Group.
(*2)	The Group is provided a joint guarantee of Korean Won 412,775 thousand by the CEO of the Group. Also, the Group provides intellectual property (IP) rights of Korean Won 676,000 thousand as collateral for the borrowing.
(*3)	The Group is provided a joint guarantee of Korean Won 1,200,000 thousand by the CEO of the Group.
(*4)	The Group is provided a guarantee of Korean Won 900,000 thousand by Korea Credit Guarantee Fund.
(*5)	The Group provides machinery as collateral for the borrowing.
(*6)	The Group is provided a joint guarantee of Korean Won 600,000 thousand by the CEO of the Group.

B.	Guarantees by individuals

Details of guarantees provided by individuals other than related parties as of December 31, 2024 are as follows:

Guaranteed by	Details of guarantee		Guarantee limit
			(In thousands of Korean won)
Seoul Guarantee Insurance Company	Performance guarantee, etc.	₩	814,371
Korea credit guarantee fund	Loan guarantee		900,000
Total		₩	1,714,371

Details of guarantees provided by individuals other than related parties as of December 31, 2023 are as follows:

Guaranteed by	Details of guarantee		Guarantee limit
			(In thousands of Korean won)
Seoul Guarantee Insurance Company	Performance guarantee, etc.	₩	808,693
Korea credit guarantee fund	Loan guarantee		900,000
Total		₩	1,708,693

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

C.	List of assets provided as collateral

List of assets that the Group provided as collateral as of December 31, 2024 and 2023 are as follows:

	Counterparty receiving the collateral	usage restrictions		December 31, 2024	December 31, 2023
				(In thousands of Korean won)
Short-term financial instruments	Industrial Bank of Korea	Provided as collateral for employee loans (*)	₩	300,000	300,000
Machinery	Industrial Bank of Korea	Provided as collateral for short-term borrowings		113,874	133,948

(*)	The Group provided a joint guarantee of Korean Won 231,000 thousand as of December 31, 2024. (December 31, 2023: Korean Won 231,000 thousand)

The Group provides intellectual property (IP) rights as collateral for the borrowing.

D.	Other commitments

On March 31, 2023, the CEO, who is the dominant shareholder of the Group, entered into an equity interest exchange agreement with K Enter Holdings, for the purpose of listing on the NASDAQ through a merger with a SPAC company. The equity interest exchange agreement is effective upon the approval of the shareholders of K Enter Holdings and SPAC. Upon the approval, the CEO of the Group will exchange 83,418 shares with the equity interest of K Enter Holdings. Following the equity interest exchange transaction, the Parent Company is expected to be a subsidiary of K Enter Holdings.

On March 31, 2023, the CEO agreed to enter into a call option agreement prior to closing date of equity interest exchange agreement with K Enter Holdings, under which the CEO of Group will be granted with an option to acquire the shares of Play F&B Co., Ltd held by the Group within three years from the closing date of equity interest exchange agreement.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

31. Statement of Cash flows

Adjustments for income and expenses from operating activities for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Depreciation	₩	2,817,673	2,921,232	2,082,277
Amortization		356,010	362,800	352,996
Impairment loss on Property, Plant and Equipment		964,626	2,246	15,583
Bad debt expenses		297,162	500,000	696,977
Reversal of bad debt expenses		-	(328,439)	-
Other Bad debt expenses		347,419	-	8,000
Losses on valuation of short-term financial instruments		-	6	421
Losses on valuation of long-term financial instruments		115	8,717	5,263
Losses on valuation of long-term investment securities		60,275	12,395	118,607
Losses on disposal of long-term investment securities		-	-	4,090
Gains on disposal of long-term investment securities		-	-	(5,878)
Gains on valuation of long-term financial instruments		(6,368)	(7,241)	(6,514)
Gains on valuation of long-term investment securities		(149,926)	(116,900)	(2,638)
Gains on disposal of short-term financial instruments		-	(12,819)	-
Gains on disposal of long-term financial instruments		-	(622,539)	-
Gains on valuation of short-term financial instruments		(33)	(55)	-
Inventory valuation loss (gains)		1,578,040	(397,995)	1,143,098
Losses on foreign currency translation		6,447	26,064	149,586
Gains on foreign currency translation		(88,458)	(376,295)	(154,896)
Gains on disposal of right-of-use assets		(131,193)	(1,042,833)	-
Losses on disposal of property, plant and equipment		329,882	31,975	-
Gains on disposal of property, plant and equipment		(6,100)	(928)	-
Interest expenses		1,257,378	1,385,142	810,047
Interest income		(287,285)	(406,933)	(520,526)
Dividend income		(1,463)	(1,462)	(700)
Miscellaneous expenses		-	-	8,649
Miscellaneous income		-	-	(6,028)
Share-based payments expenses (reversal)		(180,127)	(25,758)	152,795
Severance Benefits		394,173	545,880	569,203
Tax expenses		(747,380)	760,779	2,687,108
Total	₩	6,810,867	3,217,039	8,107,520

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Changes in assets and liabilities from operating activities for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Other non-current non-financial assets	₩	698,657	-	-
Other current non-financial liabilities		593,949	299,334	9,264
Other current assets		54,560	(2,708,583)	257,134
Accounts receivable – trade, net		(2,665,062)	7,951,197	9,010,819
Accounts receivable — other, net		(346,964)	(303,948)	(303,462)
Trade and other payables		(447,975)	(19,972,438)	4,579,752
Inventories, net		(1,971,804)	3,329,293	(2,698,635)
Defined benefit liabilities		(496,920)	(658,367)	(293,592)
Value added tax receivables		145,204	1,965,135	727,480
Total	₩	(4,436,355)	(10,098,377)	11,288,760

Significant non-cash transactions for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Recognition of restoration provision	₩	-	26,833	350,837
Transfer of construction in progress		-	9,950	2,613,766
Reclassification of long-term borrowings		2,218,720	24,960	24,960
Reclassification of Non-current lease liabilities		1,744,031	1,911,047	1,891,507
Increase in Lease liabilities		364,731	612,220	9,301,914
Offset of loans		42,000	14,804,782	-
Offset of other receivables		-	646,380	-
Loan Reassignment: Involvement of the Parent company’s CEO		-	2,900,000	-
Payables related to the acquisition of treasury shares		-	1,000,000	-
Reclassification of Investment properties		2,360,275	3,483,371	-

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

The movements of liabilities to cash flows arising from financing activities for the years ended December 31, 2024, 2023 and 2022 are as follows:

		Short-term borrowings	Current portion of long-term borrowings	Long-term borrowings	Current lease liabilities	Non-current lease liabilities	Total
		(In thousands of Korean won)
Balance at 1 January 2022		2,500,000	24,960	68,640	837,785	8,362,848	11,794,233
Changes from financing cash flows
Repayment of borrowings		-	(24,960)	-	-	-	(24,960)
Payment of lease liabilities		-	-	-	(1,088,224)	-	(1,088,224)
Reclassification (*1)		-	24,960	(24,960)	1,880,677	(1,891,508)	(10,831)
Total		-	-	(24,960)	792,453	(1,891,508)	(1,124,015)
Other changes							-
New leases		-	-	-	-	9,301,914	9,301,914
Interest expense		-	-	-	704,560	-	704,560
Interest paid		-	-	-	(704,560)	-	(704,560)
Total		-	-	-	-	9,301,914	9,301,914
Balance at 31 December 2022		2,500,000	24,960	43,680	1,630,238	15,773,254	19,972,132
Balance at 1 January 2023	₩	2,500,000	24,960	43,680	1,630,238	15,773,254	19,972,132
Changes from financing cash flows							-
Proceeds from borrowings		130,000	-	-	-	-	130,000
Repayment of borrowings		-	(24,960)	-	-	-	(24,960)
Payment of lease liabilities		-	-	-	(1,617,756)	-	(1,617,756)
Reclassification		-	24,960	(24,960)	1,911,047	(1,911,047)	-
Total	₩	130,000	-	(24,960)	293,291	(1,911,047)	(1,512,716)
Other changes							-
Borrowing assumed (*1)		700,000	-	2,200,000	-	-	2,900,000
Present value discount		-	-	(282,734)	-	-	(282,734)
New leases		-	-	-	-	612,220	612,220
Lease termination / lease modification		-	-	-	(293,047)	(1,596,400)	(1,889,447)
Interest expense		-	-	72,055	1,047,738	-	1,119,793
Interest paid		-	-	-	(1,047,738)	-	(1,047,738)
Total	₩	700,000	-	1,989,321	(293,047)	(984,180)	1,412,094
Balance at 31 December 2023	₩	3,330,000	24,960	2,008,041	1,630,482	12,878,027	19,871,510
Balance at 1 January 2024	₩	3,330,000	24,960	2,008,041	1,630,482	12,878,027	19,871,510
Changes from financing cash flows
Proceeds from borrowings		870,000	-	-	-	-	870,000
Repayment of borrowings		(394,000)	(24,960)	-	-	-	(418,960)
Payment of lease liabilities		-	-	-	(1,663,415)	-	(1,663,415)
Reclassification		-	2,218,720	(2,218,720)	1,744,031	(1,744,031)	-
Total		476,000	2,193,760	(2,218,720)	80,616	(1,744,031)	(1,212,375)
Other changes							-
Offset of loans		(42,000)	-	-	-	-	(42,000)
Present value discount		-	(109,764)	210,679	-	-	100,915
New leases		-	-	-	10,081	354,650	364,731
Lease termination/lease modification		-	-	-	65,398	(2,185,986)	(2,120,588)
Interest expense		-	-	-	851,543	-	851,543
Interest paid		-	-	-	(851,543)	-	(851,543)
Total		(42,000)	(109,764)	210,679	75,479	(1,831,336)	(1,696,942)
Balance at 31 December 2024		3,764,000	2,108,956	-	1,786,577	9,302,660	16,962,193

(*1)	Prior to 2023, the Parent Company granted a loan amounting to Korean Won 1,700,000 thousand to its subsidiary. Upon consolidation, this intercompany transaction was offset. During 2023, the obligation, along with a new loan of Korean Won 1,200,000 thousand borrowed by the subsidiary within the year, was transitioned to Cho Hyeong Seok, CEO of the Parent Company. This reallocated liability is presented as “borrowing assumed”, denoting a change in debtor, not the origination of a new loan.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

		2024	2023	2022
		(In thousands of Korean won)
Cash flows from other financing activities				-
Acquisition of Treasury shares	₩	(75,000)	(10,677,100)	(650,000)

32. Related parties

A.	List of related parties

List of related parties as of December 31, 2024 and 2023 are as follows:

Relationship	December 31, 2024	December 31, 2023
Other related parties	FF Company Co., Ltd. (“FF Company”)	FF Company Co., Ltd. (“FF Company”)
Other related parties	OURcoffee gangnamjum Co.,Ltd. (“OURcoffee Gangnamjum”)	OURcoffee gangnamjum Co.,Ltd. (“OURcoffee Gangnamjum”)
Other related parties	SecondPlan Co.,Ltd. (“SecondPlan”)	SecondPlan Co.,Ltd. (“SecondPlan”)
Other related parties	ThirdPlan Co., Ltd. (“ThirdPlan”)	ThirdPlan Co., Ltd. (“ThirdPlan”)
Other related parties	PLAYVERSE Co., Ltd. (“PLAYVERSE”)	PLAYVERSE Co., Ltd. (“PLAYVERSE”)
Other related parties	Studio Cuat. Co., Ltd. (“Studio Cuat”)	Studio Cuat. Co., Ltd. (“Studio Cuat”)
Other related parties	Beacon Holdings, Inc. (“Beacon Holdings”)	Beacon Holdings, Inc. (“Beacon Holdings”)

B.	Transactions with related parties

Details of transaction with related parties for the years ended December 31, 2024, 2023 and 2022 are as follows:

			2024
Related party	Name of entity		Revenue	Finance income	Purchases	Finance Costs
			(In thousands of Korean won)
Other related parties	FF Company	₩	8,785,673	-	556,469	-
Other related parties	SecondPlan		31,833	15,274	-	913
Other related parties	ThirdPlan		-	-	60,317	7,332
Other related parties	Studio Cuat		38,645	1,978	248,660	-
Other related parties	Beacon Holdings		-	7,613	-	-
Key management personnel	Cho Hyeong Seok		-	100,915	-	234,315
Key management personnel	Jeong Bo Ram		-	-	-	-
Total		₩	8,856,151	125,780	865,446	242,560

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

			2023
Related party	Name of entity		Revenue	Finance income	Purchases	Finance Costs
			(In thousands of Korean won)
Other related parties	FF Company	₩	11,184,157	-	62,415	-
Other related parties	SecondPlan		15,052	3,041	-	-
Other related parties	ThirdPlan		-	-	-	2,435
Other related parties	Studio Cuat		251	194	527,864	-
Other related parties	Beacon Holdings		-	-	-	-
Key management personnel	Cho Hyeong Seok		-	151,624	-	176,597
Key management personnel	Jeong Bo Ram		-	676,341	-	-
Total		₩	11,199,460	831,200	590,279	179,032

			2022
Related party	Name of entity		Revenue	Finance income	Purchases
			(In thousands of Korean won)
Other related parties	FF Company	₩	4,167,544	-	-
Other related parties	OURcoffee Gangnamjum		8,529	-	-
Other related parties	SecondPlan		-	-	-
Other related parties	ThirdPlan		-	-	-
Other related parties	PLAYVERSE		-	-	28,000
Other related parties	Studio Cuat		-	-	611,991
Key management personnel	Cho Hyeong Seok		-	179,749	-
Key management personnel	Jeong Bo Ram		-	36,239	-
Total		₩	4,176,073	215,988	639,991

C.	Account balances with related parties

The balances of receivables and payables to related parties as of December 31, 2024 and 2023 are as follows:

			December 31, 2024				December 31, 2023
Related party	Name of entity		Receivables	Loans	Payables	Borrowings	Receivables	Loans	Payables	Borrowings
			(In thousands of Korean won)
Other related parties	FF Company	₩	1,934,166	-	230,698	-	1,002,931	-	38,115	-
Other related parties	SecondPlan		121,284	394,400	730	-	63,589	106,900	-	-
Other related parties	ThirdPlan		-	-	9,767	164,000	-	-	2,435	130,000
Other related parties	Studio Cuat		2,172	43,000	-	-	2,117	43,000	-	-
Other related parties	Beacon Holdings		7,613	225,000	-	-	-	-	-	-
Key management personnel	Cho Hyeong Seok		-	-	1,115,906	2,790,236	-	-	1,256,876	2,689,321
Key management personnel	Jeong Bo Ram		43,721	-	-	-	-	-	-	-
Total		₩	2,108,956	662,400	1,357,101	2,954,236	1,068,637	149,900	1,297,426	2,819,321

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

D.	Financial transactions with related parties

Details of significant financial transactions with related parties for the years ended December 31, 2024, 2023 and 2022 are as follows:

			2024
Related party	Company		Loans	Collection (*1)	Borrowings	Repayment
			(In thousands of Korean won)
Other related parties	Second Plan (*1)	₩	449,500	120,000	355,000	313,000
Other related parties	ThirdPlan		-	-	80,000	46,000
Other related parties	Studio Cuat		19,500	19,500	-	-
Other related parties	Beacon Holdings		1,365,000	1,140,000	35,000	35,000
Total		₩	1,834,000	1,279,500	470,000	394,000

(*1)	Short-term borrowings and short-term loans of Korean Won 42,000 thousand were offset during the year ended December 31, 2024.

			2023
Related party	Company		Loans	Collection (*1)	Borrowings
			(In thousands of Korean won)
Other related parties	Second Plan	₩	1,136,900	1,030,000	-
Other related parties	ThirdPlan		-	-	130,000
Other related parties	Studio Cuat		43,000	-	-
Key management personnel	Cho Hyeong Seok (*2)		10,738,538	15,084,782	2,900,000
Key management personnel	Jeong Bo Ram		-	2,905,000	-
Total		₩	11,918,438	19,019,782	3,030,000

(*1)	During 2023, the collection of loans related to Second Plan and Jeong Bo Ram was due to a liability transfer to Cho Hyeong Seok, with no resulting cash inflows.
(*2)	During 2023, the Parent Company secured a loan of Korean Won 3,510,676 thousand from Cho Hyeong Seok. Cho Hyeong Seok then assumed obligations for loans amounting to Korean Won 7,227,862 thousand made by Play Company to third parties. Of this amount, Korean Won 2,900,000 thousand originally loaned by Play Company to Play F&B is now effectively a loan from Cho Hyeong Seok to the Group. In addition, the Parent Company received repayments of Korean Won 280,000 thousand, and an outstanding loan of Korean Won 14,804,782 thousand was offset against proceeds from the purchase of treasury share.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

			2022
Related party	Name of entity		Loans	Collection
			(In thousands of Korean won)
Key management personnel	Cho Hyeong Seok (*1)		520,050	-
Key management personnel	Jeong Bo Ram		700,000	-
Total		₩	1,220,050	-

E.	Commitments with related parties

Commitments the Group has entered into with related parties as of December 31, 2024 are as follows:

Related party	Financial institutions	Categories		Credit limit	Borrowings amount
				(In thousands of Korean won)
Key management personnel	Industrial Bank of Korea	Revolving credit (*1)	₩	2,000,000	-
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing (*2)		500,000	500,000
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing (*3)		1,000,000	1,000,000
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing (*4)		400,000	400,000
Key management personnel	Shinhan Bank	Revolving credit (*5)		500,000	-
Total			₩	4,400,000	1,900,000

(*1)	The Group is provided a joint guarantee of Korean Won 2,400,000 thousand by the CEO of the Group.
(*2)	The Group is provided a joint guarantee of Korean Won 458,526 thousand by the CEO of the Group.
(*3)	The Group is provided a joint guarantee of Korean Won 1,200,000 thousand by the CEO of the Group.
(*4)	The Group is provided a building as collateral of Korean Won 480,000 thousand for the borrowings by the key management personnel.
(*5)	The Group is provided a joint guarantee of Korean Won 600,000 thousand by the CEO of the Group.
(*6)	The CEO of the Group provides a joint guarantee for the vehicle lease to Mirae Asset Securities as of December 31, 2024.

PLAY COMPANY CO., LTD. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024, 2023 and 2022

Commitments the Group has entered into with related parties as of December 31, 2023 are as follows:

Related party	Financial institutions	Categories		Credit limit	Borrowings amount
				(In thousands of Korean won)
Key management personnel	Industrial Bank of Korea	Revolving credit (*1)	₩	2,000,000	-
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing (*2)		500,000	500,000
Key management personnel	Industrial Bank of Korea	Small and medium-sized enterprise financing (*3)		1,000,000	1,000,000
Key management personnel	Shinhan Bank	Revolving credit (*4)		500,000	-
Total			₩	4,000,000	1,500,000

(*1)	The Group is provided a joint guarantee of Korean Won 2,400,000 thousand by the CEO of the Group.
(*2)	The Group is provided a joint guarantee of Korean Won 412,775 thousand by the CEO of the Group.
(*3)	The Group is provided a joint guarantee of Korean Won 1,200,000 thousand by the CEO of the Group.
(*4)	The Group is provided a joint guarantee of Korean Won 600,000 thousand by the CEO of the Group.

F.	Key management personnel compensation

The compensation for the key management personnel for the years ended December 31, 2024, 2023 and 2022 are as follows:

		2024	2023	2022
		(In thousands of Korean won)
Short-term employee benefits	₩	1,185,704	1,426,806	1,516,788
Post-employment benefits		270,695	279,982	91,773
Share-based payments		(135,095)	38,530	114,596
Total	₩	1,321,304	1,745,318	1,723,157

Compensation of the Group’s key management personnel includes salaries, non-cash benefits and contributions to a post-employment defined benefit plan and defined contribution plan.

Executive officers also participate in the Group’s share option plan.

33. Subsequent event

On January 3, 2025, K Enter Holdings Inc. completed the acquisition of a controlling interest in six Korean entities, including Play Company Co., Ltd, through a share exchange. Upon the approval, the CEO of the Group exchanged 83,418 shares with the equity interest of K Enter Holdings Inc. Following the equity interest exchange transaction, the Company became a subsidiary of K Enter Holdings Inc.

Report of Independent Auditors

To the management of Solaire Partners LLC.

Opinion

We have audited the accompanying financial statements of Solaire Partners LLC. (the “Company”), which comprise the statements of financial position as of December 31, 2024 and 2023, and the related statements of comprehensive income, of changes in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

May 14, 2025

SOLAIRE PARTNERS LLC.

STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note	December 31, 2024		December 31, 2023
Assets		(In thousands of Korean won)
Cash and cash equivalents	14,17,19,24,27	₩	355	342,896
Short-term investment securities	17,24		-	1,664,720
Accounts receivable — trade, net	13,17,24		52,800	384,675
- Related parties	28		52,800	384,675
Accounts receivable — other, net	13,17,24		2,129,732	118,633
- Related parties	28		1,854,732	118,633
- Non related parties			275,000	-
Other current financial assets	13,17,24		144,019	-
- Non related parties			144,019	-
Other current assets	12		97	-
Contract assets	7		370,720	110,988
- Related parties	28		183,866	110,988
- Non related parties			186,854	-
Total current assets			2,697,723	2,621,912
Long-term investment securities	17,24		712,715	12,180
Investments in associates	16		83,001	669,043
Property and equipment including right-of-use asset	15,25		31,227	83,659
Other non-current financial assets	13,17,24		300	231,846
- Related parties	28		-	36,082
- Non related parties			300	195,764
Deferred tax assets	11		-	64,863
Defined benefit assets	10		-	21
Total non-current assets			827,243	1,061,612
Total assets		₩	3,524,966	3,683,524
Liabilities
Trade and other payables	17,22,24	₩	1,801,718	1,830,848
- Related parties	28		308	27,346
- Non related parties			1,801,410	1,803,502
Other current financial liabilities	17,24		96,060	-
- Related parties	28		96,060	-
Other current non-financial liabilities	17,24		23,896	26,988
Short-term borrowings	17,21,24		207,336	-
Current tax liabilities	11		193,897	211,124
Current Lease liabilities	21,24,25		60,945	145,798
Total current liabilities			2,383,852	2,214,758
Other non-current financial liabilities	17,24		-	87,123
- Related parties	28		-	87,123
Defined benefit liabilities	10		152,368	-
Other non-current provisions	23		13,167	12,989
Non-current Lease liabilities	21,24,25		-	55,275
Total non-current liabilities			165,535	155,387
Total liabilities		₩	2,549,387	2,370,145

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note	December 31, 2024		December 31, 2023
Equity		(In thousands of Korean won)
Share capital	18	₩	850,000	850,000
Share premium	18,20		421,254	421,254
Other reserves	10,18		(201,030)	(45,637)
Retained earnings			(94,645)	87,762
Total equity			975,579	1,313,379
Total liabilities and equity		₩	3,524,966	3,683,524

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2024 and 2023

	Note	2024		2023
		(In thousands of Korean won)
Operating income
Investment management revenue	6,7		1,362,349	1,714,271
- Related parties	28		1,276,195	1,714,271
- Non-related parties			86,154	-
Investment revenue	6,7		45,417	2,092
- Related parties	28		-	114
- Non-related parties			45,417	1,978
Gains from investments in associates	6,7		16,391	-
- Related parties	28		16,391	-
			1,424,157	1,716,363
Operating expenses
Selling, general and administrative expenses	8		(1,532,099)	(1,710,391)
Investment expenses	8		(20,121)	-
Losses from investments in associates	8		(63,068)	(146,232)
- Related parties	28		(63,068)	(146,232)
			(1,615,288)	(1,856,623)
Other income	8		86	7
Other expense	8		-	(44,886)
Operating loss			(191,045)	(185,139)
Finance income	9,17,25		99,164	21,382
- Related parties	28		84,895	8,826
- Non-related parties			14,269	12,556
Finance costs	9,17,25		(22,730)	(97,964)
- Related parties	28		(8,938)	(4,825)
- Non-related parties			(13,792)	(93,139)
loss before income tax			(114,611)	(261,721)
Income tax expenses	11		(67,796)	(39,549)
loss for the year		₩	(182,407)	(301,270)
Other comprehensive income
Items that will not be reclassified to income or loss:
Remeasurement of defined benefit liabilities	10,11,18		(155,393)	(12,724)
Total comprehensive loss for the year		₩	(337,800)	(313,994)

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2024 and 2023

	Note	Share capital		Share premium	Other reserves	Retained earnings	Total
Balance at January 1, 2023	1	₩	850,000	-	(32,913)	389,032	1,206,119
Total comprehensive income for the year
loss for the year			-	-	-	(301,270)	(301,270)
Remeasurement of defined benefit liabilities	18		-	-	(12,724)	-	(12,724)
Total comprehensive loss for the year			-	-	(12,724)	(301,270)	(313,994)
Share-based Payment	18		-	421,254	-	-	421,254
Balance at December 31, 2023	1	₩	850,000	421,254	(45,637)	87,762	1,313,379
Balance at January 1, 2024	1	₩	850,000	421,254	(45,637)	87,762	1,313,379
Total comprehensive income for the year
loss for the year			-	-	-	(182,407)	(182,407)
Remeasurement of defined benefit liabilities	18		-	-	(155,393)	-	(155,393)
Total comprehensive loss for the year			-	-	(155,393)	(182,407)	(337,800)
Balance at December 31, 2024	1	₩	850,000	421,254	(201,030)	(94,645)	975,579

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	Note	2024		2023
		(In thousands of Korean won)
Cash flows from operating activities
loss for the year		₩	(182,407)	(301,270)
Adjustments to reconcile profit for the year to net cash provided by operating activities	27		(303,862)	594,658
Interest received			9,329	9,286
Interest paid			(13,615)	(16,757)
Income taxes refunded(paid)			(20,161)	131,217
Net cash inflow(outflow) from operating activities		₩	(510,716)	417,134
Cash flows from investing activities
Payment for other non-current financial assets		₩	-	(150,000)
Collection of lease receivables			104,410	38,435
Collection of other non-current financial assets			-	80
Purchase of property and equipment			(3,444)	(4,094)
Net cash inflow(outflow) in investing activities		₩	100,966	(115,579)
Cash flows from financing activities	27
Proceeds from short-term borrowings		₩	207,336	-
Collection of rent deposit			-	100,050
Repayment of lease liabilities			(140,127)	(130,674)
Net cash inflow(outflow) in financing activities		₩	67,209	(30,624)
Net increase (decrease) in cash and cash equivalents			(342,541)	270,931
Cash and cash equivalents at beginning of the year		₩	342,896	71,965
Cash and cash equivalents at end of the year	14	₩	355	342,896

The accompanying notes are an integral part of these financial statements.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

1. Reporting entity

The Company

Solaire Partners LLC. (“the Company”) was incorporated in June 2017 and the Company’s registered office is at 112, Yeoksam-ro, Gangnam-gu, Seoul, Republic of Korea. The Company is investment management company focusing on contents. The Company primarily generates revenue from the investment in securities of Korean content companies and commissions received from the customers from providing the investment management services.

The Company’s major shareholders and their respective percentage of ownership as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	Number of shares	Ownership (%)	Number of shares	Ownership (%)
Choi, Pyeung ho	514,250,000	60.5%	514,250,000	60.5%
Lee, Young Jae	208,250,000	24.5%	208,250,000	24.5%
Song, Hyo Jeong	42,500,000	5.0%	42,500,000	5.0%
CY Holdings Co., Ltd	42,500,000	5.0%	42,500,000	5.0%
Park, Su Kyung	17,000,000	2.0%	17,000,000	2.0%
Hyun, Na Young	8,500,000	1.0%	8,500,000	1.0%
Lee, Myung Hyun	8,500,000	1.0%	8,500,000	1.0%
Kim, Min Soo	8,500,000	1.0%	8,500,000	1.0%
Total	850,000,000	100.0%	850,000,000	100.0%

2. Basis of Accounting

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”). These financial statements were authorized for issuance by the management on May 14, 2025.

Details of the Company’s accounting policies are included in Note 5.

Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following items, which are measured on an alternative basis on each reporting date.

Items	Measurement bases
Financial instruments measured at fair value through profit or loss (“FVTPL”)	Fair value
Defined benefit plans – plan assets	Fair value

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

3. Functional and presentation currency

These financial statements are presented in Korean Won, which the Company’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

4. Use of judgements and estimates

In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

A.	Judgements

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognized in the financial statements is included in the following notes:

Note 25(A): lease term: whether the Company is reasonably certain to exercise extension options.

B.	Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

●	Note 16: Equity-accounted investees;

In determining whether the Company has significant influence, the Company takes into account whether the Company directly or indirectly holds 20% or more of the voting rights over the investee, whether the Company participates in the board or other decision-making body equivalent thereto of the investees, or whether the Company’s potential voting rights will affect these rights.

●	Note 24(B): Financial Instruments – Fair values and risk management;

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Company uses its judgment to select a variety of methods and make assumptions that are mainly based on market conditions existing at the end of each reporting period.

i.	Measurement of fair values

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for financial assets.

When measuring the fair value of a financial instruments measured at FVTPL, the Company uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

●	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

●	Note 24(B): financial instruments.

5. Material accounting policies

The Company has consistently applied the following accounting policies to all periods presented in these financial statements, except if mentioned otherwise.

A.	New and amended standards or interpretations adopted the Company

The Company has applied the following standards and amendments for the first time for its annual reporting period commencing January 1, 2024.

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. The amendments do not have a significant impact on the financial statements.

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the financial statements.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	New and amended standards or interpretations not yet adopted

The following new accounting standards and interpretations that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Company.

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Company does not expect that these amendments have a significant impact on the Company’s financial statements.

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognised on the ‘settlement date’ and introduce an accounting policy choice to derecognise financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI. The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Company does not expect that these amendments have a significant impact on the financial statements.

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

-	IFRS 1 First-time adoption of International Financial Reporting Standards;
-	IFRS 7 Financial instruments: Disclosures;
-	IFRS 9 Financial instruments;
-	IFRS 10 Consolidated financial instruments; and
-	IAS 7 Statement of cash flows

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Company to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company does not expect that these amendments have a significant impact on the financial statements.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Revenue from contracts with customers

The Company generates revenue primarily through providing the service for investment management for investment funds, investing in Korean theatrical films, and investing in content companies based in Korea.

The Company determines revenue recognition by:

●	identifying the contract, or contracts, with a customer;

●	identifying the performance obligations in each contract;

●	determining the transaction price;

●	allocating the transaction price to the performance obligations in each contract; and

●	recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Investment management revenue

The Company manages and operates the investment funds on behalf of investors and receives commissions from its customers. The investment management revenues are received in exchange for investment management services that include a series of fund administration services, fund compliance, fund transfer agent services and fund distribution services. Control of investment management services is transferred to the customer over time as these customers receive and consume the benefits provided by these services. Investment management revenues are calculated as a contractual percentage of financial assets the Company manages for clients on either a discretionary or non-discretionary basis. Investment management revenues are recognized for each distinct performance obligation identified in customer contracts when the performance obligation has been satisfied by transferring services to a customer over time.

Other revenues

Other revenues are from other sources, not from the contract with customers. Other sources of revenue are earned from investing in investment funds, which are investees accounted for using the equity method. An associate is an entity in which the Company has significant influence, but not control, over the entity’s financial and operating policies. Under this method of accounting, the Company typically records its proportionate share of the net earnings or losses of equity method investees and a corresponding increase or decrease to the investment balances. Other revenues also include valuation gains or losses on investment funds that are not accounted for using the equity method. In addition, other sources of revenue are also earned from investing directly in content being produced such as theatrical films and television programs.

D.	Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. The chief operating decision-maker has been identified as the chief executive officer. The Company’s operating segments have been determined to be a single business unit, for which the Company generates identifiable financial information that is regularly reported to the chief executive officer for the purpose of resource allocation and assessment of segment performance. The Company has a reportable segment as described in note 6. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

E.	Employee benefits

i.	Short-term employee benefits

Short-term employee benefits are employee benefits due to be settled within 12 months after the end of the period in which the employees render related services. When an employee has rendered a service to the Company during an accounting period, the Company recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

ii.	Defined benefit plans

The Company’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually using the projected unit credit method. When the calculation results in a potential asset for the Company, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Company determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then- net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Company recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

F.	Finance income and finance costs

The Company’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	dividend income;

●	the net gain or loss on financial assets at FVTPL;

●	the foreign currency gain or loss on financial assets and financial liabilities;

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

G.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

The Company has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

i.	Current income tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Current tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

ii.	Deferred income tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plan of the Company. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. For this purpose, the carrying amount of investment property measured at fair value is presumed to be recovered through sale, and the Company has not rebutted this presumption.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Deferred tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

H.	Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, deposits held at banks, and investment securities with maturities of three months or less from the acquisition date that are easily convertible to cash and subject to an insignificant risk of changes in their fair value.

I.	Property and equipment

i.	Recognition and measurement

Items of property and equipment are measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property and equipment have different useful lives, then they are accounted for as separate items (major components) of property and equipment.

Any gain or loss on disposal of an item of property and equipment is recognized in profit or loss.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Company. The carrying amount of the replaced parts are derecognized and the repairs and maintenance expenses are recognized in profit or loss in the period they are incurred.

iii.	Depreciation

Depreciation is calculated using the straight-line method to allocate the cost or revalued amounts of the assets, net of their residual values, over their estimated useful lives as follows:

Office equipment	5 years
Right-of-use assets	Lease term

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

J.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at:

●	amortized cost;

●	FVOCI - debt investment;

●	FVOCI - equity investment;

●	or FVTPL.

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets - Business model assessment

The Company makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

●	how the performance of the portfolio is evaluated and reported to the Company’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated - e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Company’s continuing recognition of the assets.

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets - Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Company considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Company considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Company’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets - Subsequent measurement and gains and losses

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial liabilities - Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

iii.	Derecognition

Financial assets

The Company derecognizes a financial asset when:

●	the contractual rights to the cash flows from the financial asset expire; or

●	it transfers the rights to receive the contractual cash flows in a transaction in which either:

-	substantially all of the risks and rewards of ownership of the financial asset are transferred; or

-	the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognized in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

When changes were made to a financial asset or financial liability in addition to changes to the basis for determining the contractual cash flows required by interest rate benchmark reform, the Company first updated the effective interest rate of the financial asset or financial liability to reflect the change that is required by interest rate benchmark reform. After that, the Company applied the policies on accounting for modifications to the additional changes.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

K.	Impairment

i.	Non-derivative financial assets

Financial instruments and contract assets

The Company recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost; and

●	contract assets.

The Company also recognizes loss allowances for ECLs on lease receivables, which are disclosed as part of trade and other receivables.

The Company measures loss allowances at an amount equal to lifetime ECLs, except for the following, which are measured at 12-month ECLs:

●	debt securities that are determined to have low credit risk at the reporting date; and

●	other debt securities and bank balances for which credit risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since initial recognition.

Loss allowances for trade receivables (including lease receivables) and contract assets are always measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Company’s historical experience and informed credit assessment, that includes forward-looking information.

The Company assumes that the credit risk on a financial asset has increased significantly if it is more than 12 months past due.

The Company considers a financial asset to be in default when:

●	the debtor is unlikely to pay its credit obligations to the Company in full, without recourse by the Company to actions such as realizing security (if any is held).

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months).

The maximum period considered when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Company expects to receive).

ECLs are discounted at the effective interest rate of the financial asset.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Credit-impaired financial assets

At each reporting date, the Company assesses whether financial assets carried at amortized cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the debtor;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Company on terms that the Company would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECL in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off when the Company has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Company has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets. For corporate customers, the Company individually makes an assessment with respect to the timing and amount of write-off based on whether there is a reasonable expectation of recovery. The Company expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Company’s procedures for recovery of amounts due.

ii.	Non-financial assets

At each reporting date, the Company reviews the carrying amounts of its non-financial assets (other than biological assets, investment property, inventories, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

L.	Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

i.	As a lessee

At commencement or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Company by the end of the lease term or the cost of the right-of-use asset reflects that the Company will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

The Company determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, if the Company changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

At the date of transition to IFRSs, The Company applies the following approach to all of its leases.

The Company measures that lease liability at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The Company measures right-of-use asset at its carrying amount as if IFRS 16 had been applied since the commencement date of the lease, but discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

The Company uses hindsight in applying IFRS 16 such as the determination of lease term for contracts that contain options to extend or terminate a lease.

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets (leases for which the underlying asset is valued at USD 5,000 or less) and short-term leases (leases that have a lease term of 12 months or less at the commencement date), including IT equipment. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

ii.	As a lessor

At inception or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices.

When the Company acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease.

To classify each lease, the Company makes an overall assessment of whether the lease transfers substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, then the lease is a finance lease; if not, then it is an operating lease. As part of this assessment, the Group considers certain indicators such as whether the lease is for the major part of the economic life of the asset.

When the Company is an intermediate lessor, it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which the Company applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, then the Company applies IFRS 15 to allocate the consideration in the contract.

The Company applies the derecognition and impairment requirements in IFRS 9 to the net investment in the lease (see Note 4(K)(i)). The Company further regularly reviews estimated unguaranteed residual values used in calculating the gross investment in the lease.

The Company recognises lease payments received under operating leases as income on a straight-line basis over the lease term as part of ‘other revenue’.

M.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price - i.e. the fair value of the consideration given or received. If the Company determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognized in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

N.	Equity-accounted investees

Associates are entities over which the Company has significant influence over the financial and operating policy decisions. Generally, if the Company holds 20% or more of the voting power of the investee, it is presumed that the Company has significant influence.

Investments in associates are initially recognized at cost and equity method is applied after initial recognition. The carrying amount is increased or decreased to recognize the Company’s share of the profit or loss of the investee and changes in the investee’s equity after the date of acquisition. Distributions received from an investee reduce the carrying amount of the investment. Unrealized gains and losses resulting from transactions between the Company and associates are eliminated to the extent of the Company’s share in associates. If unrealized losses are an indication of an impairment that requires recognition in the consolidated financial statements, those losses are recognized for the period.

If associates use accounting policies other than those of the Company for like transactions and events in similar circumstances, if necessary, adjustments shall be made to make the associates’ accounting policies conform to those of the Company when the associates’ financial statements are used by the Company in applying the equity method.

If the Company’s share of losses of associates equals or exceeds its interest in the associates (including long-term interests that, in substance, form part of the Company’s net investment in the associates), the Company discontinues recognizing its share of further losses. After the Company’s interest is reduced to zero, additional losses are provided for, and a liability is recognized, only to the extent that the Company has incurred legal or constructive obligations or made payments on behalf of the investee.

The Company determines at each reporting period whether there is any objective evidence that the investments in the associates are impaired. If this is the case, the Company calculates the amount of impairment as the difference between the recoverable amount of the associates and its carrying amount and recognizes the amount as non-operating expenses in the consolidated statement of comprehensive income.

O.	Concentration of Credit Risk

The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Company maintains reserves for potential credit losses, which are periodically reviewed.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

6. Operating segments

A.	Basis for segmentation

The Company’s operating segments have been identified to be a single business unit, by which the Company provides the services for investment fund management.

The following summary describes the operations of each reportable segment

Reportable segments	Operations
Investment management	Providing investment management services to investment funds

B. Information about reportable segments

Information related to each reportable segment is set out below. Segment operating loss is used to measure performance because management believes that this information is the most relevant in evaluating the results of the respective segments relative to other entities that operate in the same industries.

The segment information for the years ended December 31, 2024 and 2023 is as follows:

	2024		2023
	(In thousands of Korean won)
Segment revenue	₩	1,424,157	1,716,363
Depreciation/Amortization		(55,876)	(93,126)
Investment expenses		(20,121)	-
Losses from investments in associates		(63,068)	(146,232)
Segment operating loss		(191,045)	(185,139)

C. Geographic information

Investment and commission revenues are managed and operated in Seoul, Korea. The geographic information analyses the Company’s revenue by the customer’s country of domicile. In presenting the geographic information, segment revenue and non-current assets have been based on the geographic location of customers.

Summary of the Company’s operation by region based on the location of customers for the years ended December 31, 2024 and 2023 is as follows:

	2024		2023
	(In thousands of Korean won)
Korea	₩	1,424,157	1,716,363

Summary of the Company’s non-current assets based on the location as of December 31, 2024 and 2023 is as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Korea	₩	114,228	752,702

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D. Major customer

Revenues from major customers that amount to 10% or more of the Company’s revenue for the years ended December 31, 2024 and 2023 is as follows:

	2024		2023
	(In thousands of Korean won)
Solaire Main Movie Fund
Revenue	₩	562,528	748,459
%		39%	44%
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2
Revenue	₩	395,066	89,858
%		28%	5%
Solaire Culture Plus Fund
Revenue	₩	358,580	573,678
%		25%	33%
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1
Revenue	₩	104,007	302,276
%		7%	18%
Total	₩	1,420,181	1,714,271

7. Operating income

A.	Operating income streams

The Company generates operating income primarily through providing the services for investment management for initial exhibition in theaters.

Revenue from contracts with customers and other operating income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Revenue from contracts with customers	₩	1,366,325	1,716,363
Other sources of operating income (*)
Investment revenue		41,441	-
Gains from investments in associates		16,391	-
Total	₩	1,424,157	1,716,363

(*)	Other sources of operating income consists of the entity’s interest in the profit of associates accounted for by the equity method, and gains from disposal of investments in associates.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by primary geographical market, major products and service lines and timing of revenue recognition. The table also includes a reconciliation of the disaggregated revenue with the Company’s reportable segments. (See Note 6)

Revenue from contracts with customers based on the service contract type, the timing of satisfaction of performance obligations for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Major products/service lines
Investment management revenue	₩	1,362,350	1,714,271
Investment revenue		3,976	2,092
Total	₩	1,366,326	1,716,363
Timing of revenue recognition
Over time		1,366,326	1,716,363
Revenue from contracts with customers		1,366,326	1,716,363
Other sources of operating income		57,831	-
External operating income as reported in Note 6	₩	1,424,157	1,716,363

C.	Contract balance

The balance of contract assets and contract liabilities from contracts with customers as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Contract assets (Unbilled revenue)	₩	370,719	110,988

The contract liabilities primarily relate to the advance consideration received from customers, for which revenue is recognized over time. This will be recognized as revenue when the Company satisfies the performance obligations.

No information is provided about remaining performance obligations as of December 31, 2024 or as of December, 31 2023 that have an original expected duration of one year or less, as allowed by IFRS 15.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

8. Income and Expenses

A.	Other income

Details of other income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Other income	₩	86	7

B.	Other expenses

Details of other expenses for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Donations	₩	-	30,000
Losses on disposition of PP&E		-	14,367
Other expenses		-	520
Total	₩	-	44,887

C.	Expenses by nature

Details of classification of expenses by nature for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Losses from investments in associates	₩	63,068	146,232
Investment expenses		20,121	-
Employee benefits		1,208,645	978,553
Depreciation and amortization		55,876	93,126
Commission paid		52,165	68,534
Other expenses		215,414	570,178
Total	₩	1,615,289	1,856,623

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

9. Finance income and costs

Details of finance income and costs for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean Won)
Finance income
Interest income	₩	22,884	21,382
Gains on disposal of short-term investment securities		76,280	-
Total	₩	99,164	21,382
Finance costs
Interest expenses	₩	22,730	21,684
Losses on valuation of short-term investment securities		-	76,280
Total	₩	22,730	97,964

10. Employee benefits

Details of Net defined benefit liability(asset) recognized as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean Won)
Defined benefit asset	₩	(395,354)	(314,885)
Defined benefit liability		547,722	314,864
Net defined benefit liability(asset)	₩	152,368	(21)

The Company operates defined benefit plans as a retirement pension scheme. Defined benefit plans expose the Company to actuarial risks, such as longevity risk, interest rate risk and market (investment) risk.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

A.	Movement in net defined benefit liability(asset)

Details of reconciliation from the opening balances to the closing balances for the net defined benefit liability(asset) and its components for the years ended December 31, 2024 and 2023 is as follows:

	Defined benefit obligation			Fair value of plan assets		Net defined benefit liabilities (asset)
	(In thousands of Korean won)
	2024		2023	2024	2023	2024	2023
Balance at 1 January	₩	314,864	243,736	314,885	246,218	(21)	(2,482)
Included in profit or loss
Current service cost		66,863	56,091	-	-	66,863	56,091
Past service credit		-	-	-	-	-	-
Interest		9,427	9,394	9,429	7,943	(2)	1,451
Subtotal		76,290	65,485	9,429	7,943	66,861	57,542
Included in OCI
Remeasurement loss(gain)
Demographic assumption		(67)	-	-	-	(67)	-
Financial assumption		35,899	16,645	-	-	35,899	16,645
Adjustment based on experience		120,736	236	-	-	120,736	236
Return on plan assets excluding interest income		-	-	1,174	2,759	(1,174)	(2,759)
Subtotal		156,568	16,881	1,174	2,759	155,394	14,122
Other
Benefits paid		-	(11,238)	-	(6,131)	-	(5,107)
Contribution paid by the employer		-	-	69,866	64,096	(69,866)	(64,096)
Subtotal		-	(11,238)	69,866	57,965	(69,866)	(69,203)
Balance at 31 December	₩	547,722	314,864	395,354	314,885	152,368	(21)

B.	Plan assets

In 2024, the Company contributed Korean Won 69,866 thousand to the defined benefit plans. In 2023, the Company contributed Korean Won 64,096 thousand to the defined benefit plans.

Details of plan assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean Won)
Cash	₩	295	76
Time deposits		395,059	314,809
Total	₩	395,354	314,885

Most of the plan assets are invested in one-year time deposits.

Company invests in financial instruments with guaranteed principal to manage risks to plan assets, and there are no separate restrictions on refundability.

Company reviews the level of fund reserves every year and has a policy to compensate for the deficit in the plan assets.

The estimated contribution for 2025 is nil.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Defined benefit obligation

i.	Actuarial assumptions

Details of actuarial assumptions used for the years ended December 31, 2024 and 2023 are as follows:

	2024	2023
Discount rate	3.3%	3.9%
Future salary growth	3.7%	3.7%

Assumptions regarding future longevity and standard salary scale have been based on issued by Korea Insurance Development Institute.

As of December 31, 2024, the weighted average duration of the defined benefit obligation was 4.6 years.

ii.	Sensitivity analysis

The Company measures the risk of actuarial assumption changes as a 1% fluctuation in the discount rate and future salary growth rate of the amounts of defined benefit obligation, which reflects the management’s assessment of the risk of actuarial assumption fluctuation that can reasonably occur. The impact of a 1% fluctuation in discount rates and future salary growth rates on the Company’s defined benefit obligation as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Increased by 1%		Decreased by 1%	Increased by 1%	Decreased by 1%
	(In thousands of Korean won)
Discount rate	₩	(23,537)	26,377	(13,013)	14,572
Future salary growth		26,038	(23,693)	14,470	(13,169)

Although the analysis does not take account of the full distribution of cash flows expected under the plan, it does provide an approximation of the sensitivity of the assumptions shown.

D.	Employee benefit expenses

i.	Details of employee benefit expenses recognized for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Wages and salaries	₩	1,092,393	876,912
Defined benefits plan expenses		66,862	57,542
Social security contributions		49,390	44,099
Total	₩	1,208,645	978,553

ii.	Expenses are recognized in the statements of comprehensive income (loss) as follows:

	2024		2023
	(In thousands of Korean won)
Selling, general and administrative expenses	₩	1,208,645	978,553

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

11. Income taxes

A.	Amounts recognized in profit or loss

	2024		2023
	(In thousands of Korean won)
Current tax expense
Current year	₩	11,018	24,875
Adjustments recognized related to period income taxes (*)		(8,086)	51,253
		2,932	76,128
Deferred tax expense
Origination and reversal of temporary differences	₩	64,864	(37,977)
Deferred taxes charged directly to equity		-	1,398
Tax expense on continuing operations	₩	67,796	39,549

(*)	In the normal course of business, the Company and its respective subsidiary are examined by taxation authority. Our management regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its liabilities for income taxes.

The Company establish additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, are included in income taxes in the statements of operations.

B.	Amounts recognized in OCI

	2024			2023
	Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
	(In thousands of Korean won)
Items that will not be reclassified to profit or loss
Remeasurements of defined benefit liability	₩ (155,393)	-	(155,393)	(14,122)	1,398	(12,724)

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Reconciliation of effective tax rate

	2024		2023
	(In thousands of Korean won)
Profit (loss) before income tax	₩	(114,611)	(261,721)
Tax at the statutory income tax rate		(11,347)	(25,910)
Adjustments:
Expenses not deductible for tax purposes		-	455
Tax credits		-	(13,740)
Adjustments recognized related to prior period incomes		(8,086)	38,044
Changes in unrecognized deferred tax assets		86,814	-
Other (differences in tax rate, etc)		415	40,700
Income tax expenses	₩	67,796	39,549
Effective income tax rate (*)		-	-

(*)	The effective tax rate is not calculated as the Company incurred a loss before income taxes for the year ended December 31, 2024 and December 31, 2023.

D.	Movement in deferred tax balances

i.	Movement in deferred tax balances as of December 31, 2024

	Tax effect
	Beginning		Increase (decrease)	Ending
	(In thousands of Korean won)
Short-term financial instruments	₩	7,552	(7,552)	-
Long-term investment securities		-	23,455	23,455
Property and equipment including right-of-use assets		(7,632)	5,213	(2,419)
Investments in associates		21,677	(21,182)	495
Lease liabilities		19,906	(13,872)	6,034
Lease receivables		(12,595)	8,656	(3,939)
Defined benefit liabilities		(2)	15,086	15,084
Other		6,541	332	6,873
Total	₩	35,447	10,136	45,583
Loss carried forward	₩	-	11,815	11,815
Carryover tax credit		29,416	-	29,416
Unrecognized deferred tax income asset (*)		-	(86,814)	(86,814)
Deferred tax assets (liabilities)	₩	64,863	(64,863)	-

(*)	As of December 31, 2024, the Company did not recognize deferred income tax asset for the temporary difference as it is not probable such loss carried forward and carryover tax credit can be utilized in the foreseeable future.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii	Movement in deferred tax balances as of December 31, 2023

	Tax effect
	Beginning		Increase (decrease)	Ending
	(In thousands of Korean won)
Short-term financial instruments	₩	-	7,552	7,552
Property and equipment including right-of-use assets		(8,731)	1,099	(7,632)
Investments in associates		12,453	9,224	21,677
Lease liabilities		8,423	11,483	19,906
Lease receivables		-	(12,595)	(12,595)
Defined benefit liabilities		(5,216)	5,214	(2)
Other		4,282	2,259	6,541
Total	₩	11,211	24,236	35,447
Loss carried forward	₩	-	-	-
Carryover tax credit		15,676	13,740	29,416
Deferred tax assets (liabilities)	₩	26,887	37,976	64,863

E.	Deferred assets (liabilities)

i.	The timing of recovery of deferred tax assets and liabilities as of December 31, 2024 and 2023 is as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Deferred tax assets
- Deferred tax assets to be recovered after more than 12 months	₩	205,426	127,210
- Deferred tax assets to be recovered within 12 months		177,737	6,977
Sub-total		383,163	134,187
Deferred tax liabilities
- Deferred tax liabilities to be recovered after more than 12 months		(120,045)	(56,730)
- Deferred tax liabilities to be recovered within 12 months		(176,304)	(12,594)
Sub-total		(296,349)	(69,324)
Unrecognized deferred tax assets		(86,814)	-
Deferred tax assets (liabilities), net	₩	-	64,863

ii.	Details of unrecognized as deferred income tax assets as of December 31, 2024 and 2023 is as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Unrecognized temporary difference	₩	45,583	-
Loss carried forward		11,815	-
Carryover tax credit		29,416	-
Total	₩	86,814	-

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

iii.	Details of unused tax loss carryforwards and unused tax credit carryforwards that are not recognized as deferred income tax assets as of December 31, 2024, are as follows:

Year of expiration	Unused loss carryforwards		Unused tax credit carryforwards
	(In thousands of Korean won)
2032	₩	-	15,676
2033		-	13,740
2039		119,346	-
Total	₩	119,346	29,416

12. Other assets

Details of other assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean Won)
Current
Prepaid expenses	₩	97	-

13. Trade and other receivables

Details of trade and other receivables as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Trade receivable
Accounts receivable — Trade	₩	52,800	384,675
Other receivables
Non-trade receivables		2,089,948	27,498
Lease receivable(current)		39,784	91,135
Other current financial assets
Leasehold deposit receivables(current)		144,019	-
Other non-current financial assets
Leasehold deposit receivables		-	195,464
Other deposits receivables		300	300
Lease receivable(non-current)		-	36,082
Total	₩	2,326,851	735,154

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

14. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean Won)
Deposits in banks	₩	355	342,896

The Company doesn’t have any restricted cash and cash equivalents as of December 31, 2024 and 2023.

15. Property and equipment

A.	Reconciliation of carrying amount

Details of property and equipment as of December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Book value		Accumulated depreciation	Carrying amount
	(In thousands of Korean won)
Office equipment	₩	27,584	(17,792)	9,792
Right-of-use assets		102,887	(81,452)	21,435
Total	₩	130,471	(99,244)	31,227

	December 31, 2023
	Book value		Accumulated depreciation	Carrying amount
	(In thousands of Korean won)
Office equipment	₩	24,140	(15,129)	9,011
Right-of-use assets		270,012	(195,363)	74,649
Total	₩	294,152	(210,492)	83,660

Details of the changes in property and equipment for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Office equipment		Right-of-use assets	Total
	(In thousands of Korean won)
Beginning balance	₩	9,011	74,649	83,660
Acquisitions		3,444	-	3,444
Depreciation		(2,663)	(53,214)	(55,877)
Ending balance	₩	9,792	21,435	31,227

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

	2023
	Office equipment		Right-of-use assets	Total
	(In thousands of Korean won)
Beginning balance	₩	6,869	86,739	93,608
Acquisitions		4,094	308,663	312,757
Depreciation		(1,952)	(91,174)	(93,126)
Lease modification		-	(23,804)	(23,804)
Provision of sublease		-	(205,775)	(205,775)
Ending balance	₩	9,011	74,649	83,660

The classification of depreciation expenses in the statements of comprehensive income for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Selling, general and administrative expenses	₩	55,877	93,126

B.	Leased property and equipment

The Company leased the building during the years ended December 31, 2024 and 2023. As of December 31, 2024, Korean Won 21,435 thousand of right-of-use assets was recognized. (December 31, 2023: Korean Won 74,649 thousand of building.).

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

16. Equity-accounted investees

A.	Acquisition cost of investments in associates

Details of acquisition cost of investments in associates as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Percentage of Ownership (*1)		Acquisition Cost	Percentage of Ownership (*1)	Acquisition Cost
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1 (*2)	₩	-	-	1.04%	200,000
Solaire Culture Plus Fund (*2)		-	-	1.25%	300,000
Solaire Main Movie Fund (*2)		-	-	1.00%	300,000
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		1.04%	88,000	1.04%	88,000
Total	₩		88,000		888,000

(*1)	Although the Company holds less than 20% of equity interests in investment fund, investments in such investees were classified as investments in associates as the Company can exercise significant influence over financial and operating policy decisions as a general partner.
(*2)	Due to loss of exercising significant influence account has been reclassified as Long-term investment securities.

B.	Carrying amount of investments in associates

Details of carrying amount of investments in associates as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Percentage of Ownership (*1)		Carrying amount	Percentage of Ownership (*1)	Carrying amount
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1 (*2)	₩	-	-	1.04%	112,425
Solaire Culture Plus Fund (*2)		-	-	1.25%	208,522
Solaire Main Movie Fund (*2)		-	-	1.00%	260,944
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		1.04%	83,001	1.04%	87,152
Total	₩		83,001		669,043

(*1)	Although the Company holds less than 20% of equity interests in investment fund, investments in such investees were classified as investments in associates as the Company can exercise significant influence over financial and operating policy decisions as a general partner.
(*2)	Due to loss of exercising significant influence account has been reclassified as Long-term investment securities.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Movement of investments in associates

Details of the changes in investments in associates for the years ended December 31, 2024 are as follows:

	January 1, 2024		Capital withdrawal	Share in the profit of associates	Changing Account Classification	December 31, 2024
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1 (*)	₩	112,425	(53,368)	(38,306)	(20,751)	-
Solaire Culture Plus Fund (*)		208,522	-	(20,611)	(187,911)	-
Solaire Main Movie Fund (*)		260,944	-	16,391	(277,335)	-
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		87,152	-	(4,151)	-	83,001
Total	₩	669,043	(53,368)	(46,677)	(485,997)	83,001

(*)	Due to loss of exercising significant influence account has been reclassified as Long-term investment securities.

Details of the changes in investments in associates for the years ended December 31, 2023 are as follows:

	January 1, 2023		Capital contribution	Capital withdrawal	Share in the profit of associates	December 31, 2023
	(In thousands of Korean won)
Investments in associates
SOLAIRE Contents Investment Fund No.8 (*)	₩	35,636	-	(22,155)	(13,481)	-
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1		158,862	-	-	(46,437)	112,425
Solaire Culture Plus Fund		264,846	-	-	(56,324)	208,522
Solaire Main Movie Fund		290,086	-	-	(29,142)	260,944
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		-	88,000	-	(848)	87,152
Total	₩	749,430	88,000	(22,155)	(146,232)	669,043

(*)	Investment fund was liquidated during the year ended December 31, 2023.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D. Summary of financial information of associates

Details of the summary of financial information of associates for the years ended December 31, 2024 and 2023 are as follows:

	December 31, 2024
	Current assets	Investment asset	Total assets	Current liabilities	Total liabilities
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2	2,517,418	5,711,104	8,228,522	260,416	260,416

	2024
	Investment income	Profit (Loss) for the year	Total Comprehensive income
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2	972,269	(398,508)	(398,508)

	December 31, 2023
	Current assets		Investment asset	Total assets	Current liabilities	Total liabilities
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1	₩	3,149,532	7,767,287	10,916,819	67,819	67,819
Solaire Culture Plus Fund		2,270,036	14,561,389	16,831,425	149,698	149,698
Solaire Main Movie Fund		1,084,379	25,204,198	26,288,577	194,154	194,154
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		4,644,693	3,800,000	8,444,693	78,079	78,079
Total	₩	11,148,640	51,332,874	62,481,514	489,750	489,750

	2023
	Investment income		Profit (Loss) for the year	Total Comprehensive income
	(In thousands of Korean won)
Investments in associates
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1	₩	350,251	(4,481,096)	(4,481,096)
Solaire Culture Plus Fund		40,872	(4,505,988)	(4,505,988)
Solaire Main Movie Fund		11,332	(2,914,190)	(2,914,190)
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		12,202	(81,386)	(81,386)
Total	₩	414,657	(11,982,660)	(11,982,660)

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

17. Financial instruments by category

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Financial assets at amortized cost
Cash and cash equivalents	₩	355	342,896
Accounts receivable — trade, net		52,800	384,675
Accounts receivable — other, net		2,129,732	118,633
Other current financial assets		144,019	-
Other non-current financial assets		300	231,846
Financial assets at fair value through profit or loss
Short-term investment securities		-	1,664,720
Long-term investment securities		712,715	12,180
Total	₩	3,039,921	2,754,950

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Financial liabilities at amortized cost
Trade and other payables (*)	₩	1,747,396	1,784,365
Other current financial liabilities		96,060	-
Short-term borrowings		207,336	-
Other non-current financial liabilities		-	87,123
Total	₩	2,050,792	1,871,488

(*)	Trade and other payables that are not financial liabilities are excluded.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

A.	Classification of investment assets based on liquidity

The classification of investment assets as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Equity securities – at FVTPL	₩	510,317	1,667,720
Project investment		202,398	9,180
Total	₩	712,715	1,676,900

B.	Equity Securities designated as at FVTPL

The Company designated the investments shown below as equity securities at FVTPL because these equity securities represent investment that the Company intends to sell for strategic purposes.

	Fair value at December 31, 2024		Fair value at December 31, 2023
	(In thousands of Korean won)
Equity Securities (unlisted stocks)	₩	510,317	1,667,720

C.	Net gains and losses by category of financial instruments

The net gains and losses by category of financial instruments for the years ended December 31, 2024 and 2023 are as follows:

	2024
	Financial assets at amortized cost		Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
	(In thousands of Korean won)
Interest income	₩	22,884	-	-	22,884
Interest expense		-	-	(9,261)	(9,261)
Gain or loss on disposal of investment securities		-	76,280	-	76,280
Investment revenue		-	45,417	-	45,417
Investment expense		-	(20,121)	-	(20,121)
Total	₩	22,884	101,576	(9,261)	115,199

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

	2023
	Financial assets at amortized cost		Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
	(In thousands of Korean won)
Interest income	₩	21,382	-	-	21,382
Interest expense		-	-	(4,825)	(4,825)
Gain or loss on valuation of investment securities		-	(76,280)	-	(76,280)
Total	₩	21,382	(76,280)	(4,825)	(59,723)

18. Capital and reserves

A.	Share Capital

Details of share capital as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Shares	₩	850,000	850,000

B.	Share Premium

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Share Premium (*)	₩	421,254	421,254

(*)	On January 2, 2023, Choi, Pyeung ho, the Company’s major shareholder, transferred the Company’s shares to the employees for less than fair value.

C.	Other reserves

	December 31, 2024	December 31, 2023
	(In thousands of Korean won)
Remeasurements of defined benefit liability	₩ (201,030)	(45,637)

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

19. Capital management

The Company’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. The Company monitors capital using a ratio of ‘Net debt’ to ‘Total equity’. Net debt is calculated as total liabilities (as shown in the statement of financial position) less cash and cash equivalents. The Company’s net debt to total equity ratio as of December 31, 2024 and 2023 are as follows.

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Total liabilities	₩	2,549,387	2,370,145
Less: Cash and cash equivalents		(355)	(342,896)
Net debt		2,549,032	2,027,249
Total equity		975,579	1,313,379
Net debt to total equity ratio		261.28%	154.35%

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

20. Share-based payment arrangements

A.	Measurement of fair values

The fair value of the employee share options has been measured using a discounted cash flow method.

The inputs used in the measurement of the fair values at grant date are as follows:

Share option plan (Either of equity-settled or cash-settled)		December 31, 2023
		(In thousands of Korean won)
Estimated fair value of Share (in aggregate)	₩	455,254
Transfer Price		34,000
Fair Value of options	₩	421,254
Risk- free interest rate (based on government bonds)		3.74%
Discount rate		15.80%

21. Borrowings

Borrowings as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Current Liabilities
Short-term borrowings	₩	207,336	-
Lease liabilities (*)		60,945	145,798
Subtotal		268,281	145,798
Non-Current liabilities
Lease liabilities (*)		-	55,275
Total	₩	268,281	201,073

(*)	The interest rate related to lease liabilities reflects the incremental borrowing rate based on the Company’s credit. The amount of interest expense related to lease liabilities incurred during 2024 is Korean Won 13,293 thousand (2023: Korean Won 16,757 thousand). Additionally, the amount of low-value assets lease payments not included in the measurement of lease liabilities during 2024 is Korean Won 2,327 thousand (2023: Korean Won 3,034 thousand).

A.	Terms and repayment schedule

The terms and conditions of outstanding borrowings as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
				(In thousands of Korean won)
	Currency	Nominal interest rate	Maturity	Limit Amount	Exercise Amount	Limit Amount	Exercise Amount
Unsecured borrowings	KRW	6.85%	17-Jul-25	300,000	207,336	-	-

The company is provided a joint and several guarantee of Korean Won 330,000 thousand by the CEO of the Company as of December 31, 2024.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

22. Trade and other payables

Trade and other payables as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Other payable	₩	1,747,396	1,784,364
Accrued expenses		54,322	46,484
Total	₩	1,801,718	1,830,848

23. Provisions

Provisions for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean Won)
Site restoration
Beginning of the year	₩	12,989	-
Provisions made during the year		-	12,888
Interest expense		178	101
Ending of the year	₩	13,167	12,989

The provision for building restoration relates mainly to buildings leased during 2023. The provision has been estimated based on historical data associated with similar buildings.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

24. Financial Instruments – Fair values and risk management

A.	Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

Carrying amounts of financial instruments by category as of December 31, 2024 are as follows:

	Fair value		Level 1	Level 2	Level 3	Total
	(In thousands of Korean won)
Financial assets at fair value
Long-term investment securities	₩	510,317	-	-	510,317	510,317
Project investment		202,398	-	-	202,398	202,398
Total	₩	712,715	-	-	712,715	712,715

Carrying amounts of financial instruments by category as of December 31, 2023 are as follows:

	Fair value		Level 1	Level 2	Level 3	Total
	(In thousands of Korean won)
Financial assets at fair value
Short-term investment securities	₩	1,664,720	-	-	1,664,720	1,664,720
Long-term investment securities		3,000	-	-	3,000	3,000
Project investment		9,180	-	-	9,180	9,180
Total	₩	1,676,900	-	-	1,676,900	1,676,900

Details of the changes in financial instruments for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Beginning balance	₩	1,676,900	38,875
Acquisitions (*1)		200,000	1,741,000
Changing Account Classification (*2)		485,997	-
Disposals (*3)		(1,671,502)	(26,695)
Valuation (*4)		21,320	(76,280)
Ending balance	₩	712,715	1,676,900

(*1)	On March 23, 2023, the Company acquired 1,000 shares of Play Company Co., Ltd., which represents 1% of total shares issued. Acquisition price per share is Korean Won 1,741 thousand. On April 23, 2024, the Company invest Korean Won 200 thousand for the purpose of planning and developing a movie.
(*2)	Due to loss of exercising significant influence account has been reclassified as Long-term investment securities.
(*3)	On January 31, 2024, the Company disposed of all shares of Play Company Co., Ltd.
(*4)	Unlisted stocks were revalued on December 31, 2024 and 2023.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Measurement of fair values

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical asset or liability;

●	Level 2: all inputs other than quoted prices included in Level 1 that are observable (either directly that is, prices, or indirectly that is, derived from prices) for the asset or liability;

●	Level 3: unobservable inputs for the asset or liability.

The fair value of financial instruments traded in an active market is determined based on the quoted market price as of the end of the reporting period. If the quoted prices are readily and regularly available through exchanges, sellers, brokers, industry groups, rating agencies or regulators and such prices represent actual market transactions that occur regularly between independent parties, they are considered active markets.

The fair value of financial instruments that are not traded in an active market is determined using valuation techniques. These valuation techniques use as much market observable information as possible and use the least amount of Company-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2.

If more than one significant input variable is not based on observable market information, the item is included in Level 3.

The valuation techniques used to measure the fair value of a financial instrument include:

●	Market price or dealer price of a similar financial instrument

●	The fair value of derivative instruments is determined by discounting the amount to present value using the leading exchange rate as of the end of the reporting period

C.	Financial risk management

The Company’s operating activities expose itself to a variety of financial risks: credit risk and liquidity risk from which the Company’s risk management program focuses on minimizing any adverse effects on its financial performance. The Company operates financial risk management policies and programs that closely monitor and respond to each risk factor.

i.	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterpart to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s receivables from customers. In order to manage credit risk, the Company regularly evaluate the credit worthiness of each customer or counterparty considering the party’s financial information, past experience, its own trading records and other factors. In relation to the impairment of financial assets subsequent to initial recognition, the Company recognizes the changes in expected credit loss("ECL") in profit or loss at each reporting date. The carrying amount of a financial asset represents the maximum exposure to credit risk.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The maximum exposure to credit risk of the Company as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Cash and cash equivalents	₩	355	342,896
Other current financial assets		144,019	-
Other non-current financial assets		300	231,846
Accounts receivable — trade, net		52,800	384,675
Accounts receivable — other, net		2,129,732	118,633
Contract assets		370,720	110,988
Total	₩	2,697,926	1,189,038

Cash and cash equivalents are deposited in financial institutions with strong credit rating. Accounts receivables are mainly due from investment funds, which management believes such customers are of low credit risk.

ii.	Liquidity risk

Liquidity risk management includes the maintenance of sufficient cash and marketable securities, the availability of funds from appropriately committed credit lines, and the ability to settle market positions. All assets and liabilities on the balance sheet and off-balance sheet transactions are subject to liquidity risk management.

Financial liabilities and off-balance sheet transactions of the Company by maturity according to the remaining period from December 31, 2024 to the contractual maturity date are as follows:

	December 31, 2024
	Carrying Amount		Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
	(In thousands of Korean won)
Non-derivative financial liabilities
Other payables (*1)	₩	1,747,396	6,396	1,741,000	-	-	-	1,747,396
Other current financial liabilities		96,060	-	100,050	-	-	-	100,050
Short-term borrowings		207,336	3,502	211,539	-	-	-	215,041
Lease liabilities		60,945	37,200	25,258	-	-	-	62,458
Off-balance sheet items
Commitments (*2)		-	-	-	-	132,000	-	132,000
Total	₩	2,111,737	47,098	2,077,847	-	132,000	-	2,256,945

(*1)	Payables and accrued expense that are not financial liabilities are excluded.
(*2)	The Company classifies the amount, which is due to maintain the status of the member of investment fund in accordance with the agreement, based on its earliest contractual maturity. (Note 26)

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Financial liabilities and off-balance sheet transactions of the Company by maturity according to the remaining period from December 31, 2023 to the contractual maturity date are as follows:

	December 31, 2023
	Carrying Amount		Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
	(In thousands of Korean won)
Non-derivative financial liabilities
Other payables (*1)	₩	1,784,365	43,365	1,741,000	-	-	-	1,784,365
Other non-current financial liabilities		87,123	-	-	100,050	-	-	100,050
Lease liabilities		201,073	41,820	111,600	62,458	-	-	215,878
Off-balance sheet items
Commitments (*2)		-	-	-	-	132,000	-	132,000
Total	₩	2,072,561	85,185	1,852,600	162,508	132,000	-	2,232,293

(*1)	Payables and accrued expense that are not financial liabilities are excluded.
(*2)	The Company classifies the amount, which is due to maintain the status of the member of investment fund in accordance with the agreement, based on its earliest contractual maturity. (Note 26)

25. Leases

A.	Leases as lessee

The Company leases building. The leases typically run for a period of 1~3 years, with an option to renew or terminate the lease after that date. The Company also leases printer with contract terms of one year. These leases is leases of low-value items. The Company has elected not to recognize right-of-use assets and lease liabilities for these leases. Information about leases for which the Company is a lessee is presented below.

i.	Right-of-use assets

Right-of-use assets related to leased properties that do not meet the definition of investment property are presented as property and equipment.

Details of right-of-use assets and lease liabilities recognized in the statements of financial position as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	(In thousands of Korean won)
Right-of-use assets (Building)
Acquisition price	₩	102,887	270,012
Accumulated depreciation		(81,452)	(195,363)
Book amount	₩	21,435	74,649

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in right-of-use assets for the years ended December 31, 2024 and 2023 are as follows:

2024
Building
(In thousands of Korean won)
Balance as of January 1, 2024	₩ 74,649
Depreciation	(53,214)
Balance as of December 31, 2024	₩ 21,435

2023
Building
(In thousands of Korean won)
Balance as of January 1, 2023	₩ 86,739
Depreciation	(91,174)
Acquisitions	308,663
Lease modification	(23,804)
Provision of sublease	(205,775)
Balance as of December 31, 2023	₩ 74,649

ii.	Amounts recognized in profit or loss

Amounts recognized in profit or loss for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Interest expense relating to lease liabilities (included in finance cost)	₩	13,293	16,757
Expense relating to leases of low-value assets excluding short-term leases		2,327	3,034

iii.	Amounts recognized in statement of cash flows

Amounts recognized in statement of cash flows for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Total cash outflows of leases	₩	155,747	150,464

B.	Leases as lessor

i.	Finance lease

During the year ended December 31, 2024 the Company has sub-leased a building that has been presented as a right-of-use asset.

During the year ended December 31, 2024 the Company did not dispose of any right-of-use assets and therefore recognized no losses (2023 : Korean Won 14,367 thousand) on disposition of right-of-use asset.

During the year ended December 31, 2024 the Company recognized interest income on lease receivables Korean Won 8,615 thousand (2023 : Korean Won 8,826 thousand).

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

26. Commitments

A.	Amount of investment agreement The outstanding balances of contributions according to the investment agreements as of December 31, 2024 and 2023 are as follows:

December 31, 2024	Total amount of investment agreement		Cumulative investment	Outstanding Balance
	(In thousands of Korean won)
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1	₩	200,000	200,000	-
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		220,000	88,000	132,000
Solaire Culture Plus Fund		300,000	300,000	-
Solaire Main Movie Fund		300,000	300,000	-
Total	₩	1,020,000	888,000	132,000

December 31, 2023	Total amount of investment agreement		Cumulative investment	Outstanding Balance
	(In thousands of Korean won)
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1	₩	200,000	200,000	-
SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		220,000	88,000	132,000
Solaire Culture Plus Fund		300,000	300,000	-
Solaire Main Movie Fund		300,000	300,000	-
Total	₩	1,020,000	888,000	132,000

B.	Other commitments

On September 14, 2023, an amendment was made to the equity interest exchange agreement, originally entered into on March 31, 2023, between the CEO, other shareholders of the Company, and K Enter Holdings for the purpose of listing on the NASDAQ through a merger with a SPAC company. The equity interest exchange agreement is effective on the date designated by K Enter Holdings. Upon the effective date, the CEO and other shareholders of the Company will exchange 95.1% of its shares with the equity interest of K Enter Holdings. Following the equity interest exchange transaction, the Company is expected to be a subsidiary of K Enter Holdings.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

On August 9, 2024, the Company provided a guarantee for an investment made by Industrial Bank of Korea intended for movie production <pupil of the eye>. The investee for this investment is SPC(Special Purpose Company), which specializes in the cultural industry and is responsible for the production, and the investment amount is KRW 1.6 billion.

C.	Borrowing commitments

borrowing commitments the company has entered into with financial institutions as of December 31, 2024 are as follows:

Financial institutions	Categories		Credit limit	Borrowings amount
			(In thousands of Korean won)
KB Kookmin Bank	overdraft loan	₩	300,000	207,336

The company is provided a joint and several guarantee of Korean Won 330,000 thousand by the CEO of the Company as of December 31, 2024.

27. Statement of Cash flows

Adjustments for income and expenses from operating activities for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Depreciation	₩	55,877	93,126
Interest expenses		22,730	21,684
Interest income		(22,884)	(21,382)
Severance Benefits		66,862	57,542
Share-based payments expenses		-	421,254
Tax expenses		67,796	39,549
Gains on valuation of securities under equity method		(16,391)	-
Gains on disposal of securities under equity method		(76,280)	-
Losses on valuation of short-term financial instruments		-	76,280
Losses on valuation of securities under equity method		63,068	146,232
Losses on disposition of PP&E		-	14,367
Investment revenue		(41,441)	-
Investment expenses		20,121	-
Total	₩	139,458	848,652

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in assets and liabilities from operating activities for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Other current liabilities	₩	(3,092)	(23,218)
Other current assets		(97)	520
Accounts receivable - other		(273,426)	(29,139)
Trade and other payables		(29,131)	(33,673)
Accounts receivable-trade		331,875	50,858
Liabilities due to payment of benefits		-	(5,107)
Net defined benefit asset		(69,866)	(64,096)
Contract assets		(259,732)	(110,988)
Decrease(Increase) in Project investment		(193,218)	26,695
Decrease in securities under equity method		53,367	22,154
Increase in securities under equity method		-	(88,000)
Total	₩	(443,320)	(253,994)

Significant non-cash transactions for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Increase in Lease liabilities (new contract)	₩	-	269,160
Decrease in Lease liabilities (lease modification)		-	(22,498)
Increase in Short-term investment securities		-	1,741,000
Increase in Long-term investment securities (Reclassification)		485,997	-
Increase in Lease receivable		-	173,656
Decrease in Short-term investment securities		1,741,000	-

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The movements of liabilities to cash flows arising from financing activities for the years ended December 31, 2024 and 2023 are as follows:

	Short term borrowings		Other current financial liabilities	Other non-current financial liabilities	Current lease liabilities	Non-current lease liabilities	Total
Balance at 1 January 2023	₩	-	-	-	61,718	23,366	85,084
Changes from financing cash flows
Payment of lease liabilities	₩	-	-	-	(130,674)	-	(130,674)
Collection of rent deposit		-	-	100,050	-	-	-
Reclassification		-	-	-	237,252	(237,252)	-
Total	₩	-	-	100,050	106,578	(237,252)	(30,624)
Other changes
New leases		-	-	-	-	269,160	269,160
Lease modification		-	-	-	(22,498)	-	(22,498)
Present value discount		-	-	(17,752)	-	-	(17,752)
Interest expense		-	-	4,825	16,757	-	21,582
Interest paid		-	-	-	(16,757)	-	(16,757)
Total	₩	-	-	(12,927)	(22,498)	269,160	233,735
Balance at 31 December 2023	₩	-	-	87,123	145,798	55,274	288,195
Balance at 1 January 2024		-	-	87,123	145,798	55,274	288,195
Changes from financing cash flows
Payment of lease liabilities	₩	-	-	-	(140,127)	-	(140,127)
Proceeds from borrowings		207,336	-	-	-	-	207,336
Reclassification		-	87,123	(87,123)	55,274	(55,274)	-
Total	₩	207,336	87,123	(87,123)	(84,853)	(55,274)	67,209
Other changes
Interest expense		323	8,937	-	13,293	-	22,553
Interest paid		(323)	-	-	(13,293)	-	(13,616)
Total	₩	-	8,937	-	-	-	8,937
Balance at 31 December 2024	₩	207,336	96,060	-	60,945	-	364,341

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

28. Related parties

A.	List of related parties

List of related parties as of December 31, 2024 and 2023 are as follows:

Relationship	December 31, 2024	December 31, 2023
Key management personnel	Choi, Pyeung ho	Choi, Pyeung ho
Key management personnel	Lee, Young Jae	Lee, Young Jae
Personnel with significant influence over the Company	Song, Hyo Jeong	Song, Hyo Jeong
Entities with significant influence over the Company	CY Holdings Co., Ltd	CY Holdings Co., Ltd
Personnel with significant influence over the Company	Park, Su Kyung	Park, Su Kyung
Personnel with significant influence over the Company	Hyun, Na Young	Hyun, Na Young
Personnel with significant influence over the Company	Lee, Myung Hyun	Lee, Myung Hyun
Personnel with significant influence over the Company	Kim, Min Soo	Kim, Min Soo
Other related parties	K Enter Holdings INC	K Enter Holdings INC
Associates (*1)	-	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2
Associates (*1)	-	Solaire Culture Plus Fund
Associates (*1)	-	Solaire Main Movie Fund
Other related parties	Bluefire Studio Co., Ltd	Bluefire Studio Co., Ltd
Other related parties (*2)	-	Secret: Untold Melody Limited Company Specializing in The Cultural Industry
Other related parties (*2)	-	Next Sohee Limited Company Specializing in The Cultural Industry
Other related parties (*2)	-	Falling starlight Limited Company Specializing in The Cultural Industry

(*1)	Investments in associates were excluded from related parties due to a change in account classification during the year ended December 31, 2024.
(*2)	Due to the Company’s loss of significant influence over the Solaire Main Movie Fund, the Limited Company Specializing in the Cultural Industry—previously controlled by the Solaire Main Movie Fund—has been excluded from the scope of related parties.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B. Transactions with related parties

Details of transaction with related parties for the years ended December 31, 2024 and 2023 are as follows:

		2024			2023
Related party	Name of entity	Revenues		Purchases	Revenues	Purchases
		(In thousands of Korean won)
Key management personnel	Lee, Young Jae	₩	3	-	67	-
Personnel with significant influence over the Company	Song, Hyo Jeong		2	-	48	-
Other related parties (*1)	K Enter Holdings INC		84,895	8,938	8,826	4,825
Associates (*2)	SOLAIRE Contents Investment Fund No.8		-	-	-	13,481
Associates (*3)	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1		84,279	38,306	302,276	46,436
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		395,066	4,151	89,858	848
Associates (*3)	Solaire Culture Plus Fund		272,427	20,611	573,678	56,325
Associates (*3)	Solaire Main Movie Fund		540,815	-	748,459	29,142
Total		₩	1,377,487	72,006	1,723,212	151,057

(*1)	A gain of 76,280 thousand won from the disposal of Play Company Co., Ltd shares was included.
(*2)	Amounts before the liquidation during the year ended December 31, 2023.
(*3)	Due to loss of exercising significant influence, account has been reclassified as Long-term investment securities, the amount represents the balance prior to the loss of significant influence.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Account balances with related parties

The balances of receivables and payables to related parties as of December 31, 2024 and 2023 are as follows:

		December 31, 2024				December 31, 2023
Related party	Name of entity	Receivable		Lease receivable	Payables	Receivable	Lease receivable	Payables
		(In thousands of Korean won)
Key management personnel	Lee, Young Jae	₩	-	-	180	-	-	1,949
Personnel with significant influence over the Company	Song, Hyo Jeong		-	-	128	-	-	1,392
Other related parties	K Enter Holdings INC		1,814,948	39,784	96,060	27,498	127,217	87,123
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1		-	-	-	87,238	-	24,005
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		236,666	-	-	76,550	-	-
Associates	Solaire Culture Plus Fund		-	-	-	144,375	-	-
Associates	Solaire Main Movie Fund		-	-	-	187,500	-	-
Total		₩	2,051,614	39,784	96,368	523,161	127,217	114,469

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D.	Financial transactions with related parties

Details of significant financial transactions with related parties for the years ended December 31, 2024 and 2023 are as follows:

		2024			2023
Related party	Name of entity	Repayment		Borrowing	Repayment	Borrowing
		(In thousands of Korean won)
Key management personnel	Choi, Pyeung ho	₩	14,000	14,000	-	-

E.	Capital contribution transactions with related parties

Details of significant capital contribution transactions with related parties for the years ended December 31, 2024 and 2023 are as follows:

		2024			2023
Related party	Name of entity	Additional investment		Recovery of investment	Additional investment	Recovery of investment
		(In thousands of Korean won)
Associates	SOLAIRE Contents Investment Fund No.8		-	-	-	22,155
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.1		-	53,368	-	-
Associates	SOLAIRE SCALE-UP MOVIE INVESTMENT FUND NO.2		-	-	88,000	-
Total		₩	-	53,368	88,000	22,155

F.	Key management personnel compensation

The compensation for the key management personnel for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	(In thousands of Korean won)
Short-term employee benefits	₩	736,324	552,935
Defined benefits plan expenses		62,675	41,084

Compensation of the Company’s key management personnel includes salaries, non-cash benefits and contributions to a post-employment defined benefit plan.

G.	Commitments with related parties

The Company is provided a joint and several guarantee of Korean Won 330,000 thousand by the CEO of the Company as of December 31, 2024.

SOLAIRE PARTNERS LLC.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

29. Subsequent Events

On January 3, 2025, K Enter Holdings Inc. completed the acquisition of a controlling interest in six Korean entities, including Solaire Partners LLC., through a share exchange. Upon the approval, the CEO and other shareholders of the Company exchanged 95.0% of its shares with the equity interest of K Enter Holdings Inc. Following the equity interest exchange transaction, the Company became a subsidiary of K Enter Holdings Inc.

Report of Independent Auditors

To the Board of Directors of

Apeitda Co., Ltd.

Opinion

We have audited the accompanying financial statements of Apeitda Co., Ltd. (the “Company”), which comprise the statements of financial position as of December 31, 2024 and 2023, and the related statements of comprehensive income, of changes in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”)

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

May 14, 2025

APEITDA CO., LTD.

STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
			(In thousands of Korean won)
Assets
Cash and cash equivalents	14,16,18,21	₩	344,537	659,606
Accounts receivable — trade, net	13,16,21		18,449	-
Accounts receivable — other, net	13,16,21		-	30
Other current assets	12		2,279	2,164
Value added tax receivable			-	384
Current tax assets			-	8,289
Total current assets			365,265	670,473
Long-term investment securities	16,21		71,941	93,219
Property, plant and equipment including right-of-use assets	15,22		220,843	301,006
Other non-current financial assets	16,21		431,827	385,494
- Related parties	24		431,827	385,494
- Non-related parties			-	-
Other non-current non-financial assets	12		-	30,000
Deferred tax assets	11		-	15,771
Total non-current assets			724,611	825,490
Total assets		₩	1,089,876	1,495,963
Liabilities
Trade and other payables	16,20,21	₩	19,112	19,119
Other current non-financial liabilities			116,588	133,700
- Related parties	24		115,000	128,905
- Non-related parties			1,588	4,795
Value added tax payable			1,267	-
Current portion of long-term borrowings, net	16,19,21,23		-	100,000
- Related parties	24		-	100,000
- Non-related parties			-	-
Current tax liabilities			5,002	-
Total current liabilities			141,969	252,819
Defined benefit liabilities	10		121,520	139,459
Total non-current liabilities			121,520	139,459
Total liabilities		₩	263,489	392,278

The accompanying notes are an integral part of these financial statements.

APEITDA CO., LTD.

STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
			(In thousands of Korean won)
Equity
Share capital	17	₩	10,000	10,000
Other reserves	17		(51,945)	(81,522)
Retained earnings			868,332	1,175,207
Total equity			826,387	1,103,685
Total liabilities and equity		₩	1,089,876	1,495,963

The accompanying notes are an integral part of these financial statements.

APEITDA CO., LTD.

STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2024 and 2023

	Note		2024	2023
			(In thousands of Korean won except per share data)
Revenues
Contents revenue	6,7	₩	17,703	90,000
Cost of revenues	8		-	(26,473)
Gross profit			17,703	63,527
Selling, general and administrative expenses	8		(315,021)	(320,482)
Other income	8		2	256
Other expenses	8		(30,359)	(526)
Operating loss			(327,675)	(257,225)
Finance income	9,16		52,319	87,852
- Related parties	24		46,334	41,362
- Non-related parties			5,985	46,490
Finance costs	9,16		(23,943)	(1,269)
Loss before income tax			(299,299)	(170,642)
Income tax benefit (expenses)	11		(7,576)	14,612
Loss for the year		₩	(306,875)	(156,030)
Other comprehensive income (loss)
Items that will not be reclassified to income or loss:
Remeasurement of defined benefit liabilities	10		29,577	(40,126)
Total comprehensive loss for the year		₩	(277,298)	(196,156)

The accompanying notes are an integral part of these financial statements.

APEITDA CO., LTD.

STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2024 and 2023

		Share capital	Other components of equity	Retained earnings	Total
		(In thousands of Korean won)
Balance at January 1, 2023	₩	10,000	(41,396)	1,331,237	1,299,841
Total comprehensive income (loss) for the year
Loss for the year		-	-	(156,030)	(156,030)
Remeasurement of defined benefit liabilities		-	(40,126)	-	(40,126)
Total comprehensive loss for the year		-	(40,126)	(156,030)	(196,156)
Balance at December 31, 2023	₩	10,000	(81,522)	1,175,207	1,103,685
Balance at January 1, 2024	₩	10,000	(81,522)	1,175,207	1,103,685
Total comprehensive income (loss) for the year
Loss for the year		-	-	(306,875)	(306,875)
Remeasurement of defined benefit liabilities		-	29,577	-	29,577
Total comprehensive income (loss) for the year		-	29,577	(306,875)	(277,298)
Balance at December 31, 2024	₩	10,000	(51,945)	868,332	826,387

The accompanying notes are an integral part of these financial statements.

APEITDA CO., LTD.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	Note		2024	2023
			(In thousands of Korean won)
Cash flows from operating activities	23
Loss for the year		₩	(306,875)	(156,030)
Adjustments to reconcile net income (loss) to net cash provided by operating activities			75,782	260,798
Interest received			552	24,616
Income taxes refunded (paid)			12,528	(289,353)
Dividend received			1,256	1,121
Net cash outflow from operating activities		₩	(216,757)	(158,848)
Cash flows from investing activities
Disposal of short-term financial instruments		₩	-	500,000
Purchase of long-term investment securities			(66,933)	(40,944)
Disposal of long-term investment securities			68,193	38,989
Purchase of property and equipment			-	(70,400)
Net cash inflow in investing activities		₩	1,260	427,645
Cash flows from financing activities	23
Repayment of long-term borrowings		₩	(100,000)	(82,900)
- Related parties			(100,000)	(82,900)
- Non-related parties			-	-
Net cash outflow in financing activities		₩	(100,000)	(82,900)
Effect of exchange rate changes on cash and cash equivalents			428	13
Net increase (decrease) in cash and cash equivalents			(315,497)	185,897
Cash and cash equivalents at beginning of the year	14		659,606	473,696
Cash and cash equivalents at end of the year	14	₩	344,537	659,606

The accompanying notes are an integral part of these financial statements.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

1. Reporting entity

The Company

Apeitda Co., Ltd. (“the Company”) was incorporated in January 2013 and the Company’s registered office is at 156, Ohyeon-ro, Anigbogu, Seoul, Korea. The Company is primarily providing the media production service that consists of planning, producing, and selling the theatrical films and television programs. The Company is specialized film production company with expertise in action and thriller genres.

The Company’s major shareholders and their respective percentage of ownership as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	Number of shares	Ownership (%)	Number of shares	Ownership (%)
Jung, Byung Gil	9,000	90%	9,000	90%
Seo, Sun Yeo	1,000	10%	1,000	10%
Total	10,000	100%	10,000	100%

2. Basis of Accounting

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”). These financial statements were authorized for issuance by the Board of directors on May 14, 2025.

Details of the Company’s accounting policies, including changes thereto, are included in Note 5.

Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following items, which are measured on an alternative basis on each reporting date.

Items	Measurement bases
Financial instruments measured at fair value through profit or loss (“FVTPL”)	Fair value
Defined benefit liabilities	Present value

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

3. Functional and presentation currency

These financial statements are presented in Korean Won, which the Company’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

4. Use of judgements and estimates

In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

A.	Judgements

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognized in the financial statements is included in the following notes:

Note 7(B): revenue recognition: whether revenue from providing service is recognized over time or at a point in time; and

Note 22(A): lease term: whether the Company is reasonably certain to exercise extension options.

B.	Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

●	Note 10(C): defined benefit obligations;

●	Note 11(A): uncertain tax treatments.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

i.	Measurement of fair values

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for financial assets.

When measuring the fair value of a financial instruments measured at FVTPL, the Company uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

●	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

●	Note 21(B): financial instruments.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

5. Material accounting policies

The material accounting policies followed by the Company in preparation of its financial statements are as follows:

A.	New and amended standards or interpretations adopted by the Company

The Company has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2024.

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current, Non-current Liabilities with Covenants

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. Covenants that the entity must comply with after the end of the reporting period do not affect the classification of a liability at the end of the reporting period. However, if a liability is classified as non-current as of the end of the reporting period despite covenants that must be complied with within 12 months after that date, the entity shall disclose information about the risk that the liability could become repayable within 12 months after the reporting period. The amendments do not have a significant impact on the financial statements.

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the financial statements.

B.	New and amended standards or interpretations not yet adopted by the Company

The following new accounting standards and interpretations that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Company.

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Company does not expect that these amendments have a significant impact on the Company’s financial statements.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognised on the ‘settlement date’ and introduce an accounting policy choice to derecognise financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI. The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Company does not expect that these amendments have a significant impact on the financial statements.

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

-	IFRS 1 First-time adoption of International Financial Reporting Standards;

-	IFRS 7 Financial instruments: Disclosures;

-	IFRS 9 Financial instruments;

-	IFRS 10 Consolidated financial instruments; and

-	IAS 7 Statement of cash flows

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Company to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company does not expect that these amendments have a significant impact on the financial statements.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Foreign currency

Transactions in foreign currencies are translated into the functional currency of Company at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss and presented within finance costs. Translation differences on non-monetary assets and liabilities carried at fair value are reported as part of the fair value gain or loss.

However, foreign currency differences arising from the translation of the following items are recognized in OCI:

●	an investment in equity securities designated as at FVOCI (except on impairment, in which case foreign currency differences that have been recognized in OCI are reclassified to profit or loss);

●	a financial liability designated as a hedge of the net investment in a foreign operation to the extent that the hedge is effective; and

●	qualifying cash flow hedges to the extent that the hedges are effective.

D.	Revenue from contracts with customers

The Company generates revenue primarily through providing the media production service.

The Company determines revenue recognition by:

●	identifying the contract, or contracts, with a customer;

●	identifying the performance obligations in each contract;

●	determining the transaction price;

●	allocating the transaction price to the performance obligations in each contract; and

●	recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Media production revenue

The Company operates the media production business that consists of planning, producing, and selling the theatrical films and television programs. The Company identifies the license which is provided along with media product as combined output and recognizes revenue over time by measuring its progress based on cost incurred towards complete satisfaction of the performance obligation in accordance with Paragraph 35 (2) of IFRS 15 Revenue from contracts with customers. The percentage-of-completion for each contract is calculated by dividing the cumulative cost incurred in relation to service performed by the Company by estimated total contract costs.

The Company recognizes unbilled receivables from media production service as contract assets and recognizes receipts in advance for prepaid media production services as contract liabilities. The Company capitalizes the cost associated with the production, including development costs, direct costs, and production overhead per title as prepayments and prepaid expenses. The Company amortizes the capitalized asset in ‘Cost of revenues’ on the statements of comprehensive income based on the percentage-of-completion for each contract.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

In addition to media production revenue, according to the terms of the contract with the customer, the Company is providing additional cable TV rights for the produced film with no other goods or services to be transferred to the customer under the contract apart from the obligation to provide licenses. The license agreement pertains to the right to use the entity’s intellectual property as that intellectual property exists at the point in time. This means that at the time of transferring the license, the customer can instruct the use of the license and obtain most of the remaining benefits arising from the license. For the rights, revenue is recognized at the point when the rights become available for use after the execution of the rights usage agreement.

In certain licensing agreements, the Company is entitled to receive consideration in the form of sales-based royalties, which are calculated as a percentage of the customer’s sales of licensed media content. In accordance with Paragraph B63 of IFRS 15 Revenue from Contracts with Customers, the Company recognizes revenue from such arrangements only when the subsequent sales occur.

E.	Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. The chief operating decision-maker has been identified as the chief executive officer. The Company’s operating segment has been determined to be a single business unit, for which the Company generates identifiable financial information that is regularly reported to the chief executive officer for the purpose of resource allocation and assessment of segment performance. The Company has a reportable segment as described in Note 6. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

F.	Employee benefits

i.	Short-term employee benefits

Short-term employee benefits are employee benefits due to be settled within 12 months after the end of the period in which the employees render related services. When an employee has rendered a service to the Company during an accounting period, the Company recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service

ii.	Defined benefit plans

The Company’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually using the projected unit credit method. When the calculation results in a potential asset for the Company, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Company determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then- net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Company recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

G.	Finance income and finance costs

The Company’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	dividend income;

●	the net gain or loss on financial assets at FVTPL;

●	the foreign currency gain or loss on financial assets and financial liabilities;

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

H.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

The Company has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

i.	Current income tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Current tax assets and liabilities are offset only if certain criteria are met.

-	has a legally enforceable right to set off the recognized amounts; and

-	intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii.	Deferred income tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in the Company. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. For this purpose, the carrying amount of investment property measured at fair value is presumed to be recovered through sale, and the Company has not rebutted this presumption.

Deferred tax assets and liabilities are offset only if certain criteria are met.

-	has a legally enforceable right to set off the recognized amounts; and

-	intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

I.	Cash and cash Equivalents

Cash and cash equivalents comprise cash on hand, deposits held at banks, and investment securities with maturities of three months or less from the acquisition date that are easily convertible to cash and subject to an insignificant risk of changes in their fair value.

J.	Property, plant and equipment

i.	Recognition and measurement

Items of property, plant and equipment are measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property, plant and equipment have different useful lives, then they are accounted for as separate items (major components) of property, plant and equipment.

Any gain or loss on disposal of an item of property, plant and equipment is recognized in profit or loss.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Company. The carrying amount of the replaced parts are derecognized and the repairs and maintenance expenses are recognized in profit or loss in the period they are incurred.

iii.	Depreciation

Depreciation is calculated using the straight-line method to allocate the cost or revalued amounts of the assets, net of their residual values, over their estimated useful lives as follows:

Vehicles	5 years
Office equipment	5 years
Furniture and fixtures	5 years
Right-of-use assets	5 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

K.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at:

●	amortized cost; or

●	FVTPL

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows;

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL;

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Financial assets - Business model assessment

The Company makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

●	how the performance of the portfolio is evaluated and reported to the Company’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated - e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Company’s continuing recognition of the assets.

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets - Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Company considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Company considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Company’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Financial assets - Subsequent measurement and gains and losses

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial liabilities - Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

iii.	Derecognition

Financial assets

The Company derecognizes a financial asset when:

●	the contractual rights to the cash flows from the financial asset expire; or

●	it transfers the rights to receive the contractual cash flows in a transaction in which either:

-	substantially all of the risks and rewards of ownership of the financial asset are transferred; or

-	the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognized in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

When changes were made to a financial asset or financial liability in addition to changes to the basis for determining the contractual cash flows required by interest rate benchmark reform, the Company first updated the effective interest rate of the financial asset or financial liability to reflect the change that is required by interest rate benchmark reform. After that, the Company applied the policies on accounting for modifications to the additional changes.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

L.	Impairment

i.	Non-derivative financial assets

Financial instruments and contract assets

The Company recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost; and

●	contract assets.

The Company also recognizes loss allowances for ECLs on lease receivables, which are disclosed as part of trade and other receivables.

The Company measures loss allowances at an amount equal to lifetime ECLs, except for the following, which are measured at 12-month ECLs:

●	debt securities that are determined to have low credit risk at the reporting date; and

●	other debt securities and bank balances for which credit risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since initial recognition.

Loss allowances for trade receivables (including lease receivables) and contract assets are always measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Company’s historical experience and informed credit assessment, that includes forward-looking information.

The Company assumes that the credit risk on a financial asset has increased significantly if it is more than 12 months past due.

The Company considers a financial asset to be in default when:

●	the debtor is unlikely to pay its credit obligations to the Company in full, without recourse by the Company to actions such as realizing security (if any is held).

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months).

The maximum period considered when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Company expects to receive).

ECLs are discounted at the effective interest rate of the financial asset.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Credit-impaired financial assets

At each reporting date, the Company assesses whether financial assets carried at amortized cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the debtor;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Company on terms that the Company would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECL in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off when the Company has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Company has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets. For corporate customers, the Company individually makes an assessment with respect to the timing and amount of write-off based on whether there is a reasonable expectation of recovery. The Company expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Company’s procedures for recovery of amounts due.

ii.	Non-financial assets

At each reporting date, the Company reviews the carrying amounts of its non-financial assets (other than biological assets, investment property, developing contents, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

M.	Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

i.	As a lessee

At commencement or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Company by the end of the lease term or the cost of the right-of-use asset reflects that the Company will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

The Company determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, if the Company changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

At the date of transition to IFRSs, The Company applies the following approach to all of its leases.

The Company measures that lease liability at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The Company measures right-of-use asset at its carrying amount as if IFRS 16 had been applied since the commencement date of the lease, but discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

The Company uses hindsight in applying IFRS 16 such as the determination of lease term for contracts that contain options to extend or terminate a lease.

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets (leases for which the underlying asset is valued at USD 5,000 or less) and short-term leases (leases that have a lease term of 12 months or less at the commencement date), including IT equipment. The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

N.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price - i.e. the fair value of the consideration given or received. If the Company determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognized in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

O.	Concentration of Credit Risk

The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Company maintains reserves for potential credit losses, which are periodically reviewed.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

6. Operating segments

A.	Basis for segmentation

The Company’s operating segments have been identified to be a single business unit, by which the Company provides media production services.

The following summary describes the operations of each reportable segment.

Operating segment	Operations
Media Production	Planning, producing, and selling the media content such as theatrical films and television programs

The Company’s chief executive officer reviews the internal management reports at least quarterly.

B.	Geographic information

Media production segment is managed and operated in Seoul, South Korea. The geographic information analyses the Company’s revenue by the customer’s country of domicile and other countries. In presenting the geographic information, segment revenue and non-current assets have been based on the geographic location of customers.

Summary of the Company’s operation by region based on the location of customers for the years ended December 31, 2024 and 2023 is as follows:

		2024	2023
		(In thousands of Korean won)
Korea	₩	17,703	90,000

Summary of the Company’s non-current assets based on the location as of December 31, 2024 and 2023 is as follows:

		2024	2023
		(In thousands of Korean won)
Korea	₩	724,611	809,720

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Major customer

Revenues from major customers that amount to 10% or more of the Company’s revenue for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Customer A
Revenue	₩	-	90,000
%		-	100.0%
Customer B
Revenue		16,772	-
%		94.7%	-

7. Revenue

A.	Revenue streams

The Company generates revenue primarily through providing the services for planning, producing, and selling the media content such as theatrical films and television programs to third parties.

Revenue from contracts with customers for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Revenue from contracts with customers	₩	17,703	90,000

B.	Disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by major products and service lines and timing of revenue recognition.

Revenue from contracts with customers based on the service contract type and the timing of satisfaction of performance obligations for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Major products/service lines
Media production	₩	17,703	90,000
Timing of revenue recognition
At a point in time	₩	17,703	90,000
Total	₩	17,703	90,000

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Contract balance

The balance of accounts receivables and contract liabilities from contracts with customers as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Account receivables – trade, net	₩	18,449	-

The contract liabilities primarily relate to the advance consideration received from customers for media production service, for which revenue is recognized over time. This will be recognized as revenue when the Company satisfies the performance obligations.

The amount of contract liabilities as of December 31, 2023 has been recognized as revenue in 2024 is nil (2023: Korean Won 90,000 thousand).

8. Income and Expenses

A.	Other income

Details of other income for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Miscellaneous income	₩	2	256

B.	Other expenses

Details of other expenses for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Impairment of prepayment (*)	₩	30,000	-
Miscellaneous expenses		359	526
Total	₩	30,359	526

(*)	Loss on impairment of prepaid movie development fee for the project that has been prolonged without progress.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Expenses by nature

Details of classification of expenses by nature for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean Won)
Employee benefits	₩	151,179	141,708
Depreciation		80,163	76,459
Actor’s appearance fee		-	19,300
Staff and equipment, etc		7,220	4,131
Transportation		27,965	26,261
Entertainment		7,378	20,250
Supplies		2,971	11,352
Vehicle maintenance		1,339	3,141
Advertising and marketing expenses		20,000	-
Other		16,806	44,353
Total	₩	315,021	346,955

Total expenses consist of cost of revenues and selling, general and administrative expenses.

9. Finance income and costs

Details of finance income and costs for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean Won)
Finance income
Interest income	₩	46,885	65,979
Dividend income		1,256	1,121
Unrealized gains on foreign currency translation		428	13
Gains on valuation of long-term investment securities		3,750	20,739
Total	₩	52,319	87,852
Finance costs
Realized losses on foreign currency transaction	₩	176	106
Losses on valuation of long-term investment securities		23,767	1,163
Total	₩	23,943	1,269

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

10. Employee benefits

Details of defined benefit liability recognized as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Defined benefit liability	₩	121,520	139,459

The Company operates defined benefit plans as a retirement pension scheme. Defined benefit plans expose the Company to actuarial risks, such as longevity risk, currency risk, interest rate risk and market (investment) risk.

A.	Movement in net defined benefit asset (liability)

Details of reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components for the years ended December 31, 2024 and 2023 is as follows:

		Defined benefit obligation		Fair value of plan assets		Net defined benefit liabilities
		2024	2023	2024	2023	2024	2023
		(In thousands of Korean won)
Beginning Balance	₩	139,459	80,707	-	-	139,459	80,707
Included in profit or loss
Current service cost		14,391	9,863	-	-	14,391	9,863
Interest cost		6,204	4,354	-	-	6,204	4,354
Subtotal		20,595	14,217	-	-	20,595	14,217
Included in OCI
Remeasurement loss (gain)
Demographic assumption		(163)	-	-	-	(163)	-
Financial assumption		19,266	2,022	-	-	19,266	2,022
Adjustment based on experience		(57,637)	42,513	-	-	(57,637)	42,513
Subtotal		(38,534)	44,535	-	-	(38,534)	44,535
Ending Balance	₩	121,520	139,459	-	-	121,520	139,459

B.	Plan assets

There are no contributions funded to its defined benefit plans as of December 31, 2024 and 2023.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Defined benefit obligation

i.	Actuarial assumptions

Details of actuarial assumptions used for the years ended December 31, 2024 and 2023 are as follows:

	2024	2023
Discount rate	3.90%	4.60%
Future salary growth	4.7%~7.6%	5.3%~7.4%

Assumptions regarding future longevity and standard salary scale have been based on issued by Korea Insurance Development Institute.

As of December 31, 2024 and 2023, the weighted average duration of the defined benefit obligation was 8.7 years and 9 years, respectively.

ii.	Sensitivity analysis

The Company measures the risk of actuarial assumption changes as a 1% fluctuation in the discount rate and future salary growth rate of the amounts of defined benefit obligation, which reflects the management’s assessment of the risk of actuarial assumption fluctuation that can reasonably occur. The impact of a 1% fluctuation in discount rates and future salary growth rates on the Company’s defined benefit obligation as of December 31, 2024 and 2023 are as follows:

		December 31, 2024		December 31, 2023
		Increased by 1%	Decreased by 1%	Increased by 1%	Decreased by 1%
		(In thousands of Korean won)
Discount rate	₩	(9,956)	11,255	(11,682)	13,286
Future salary growth		11,270	(10,151)	13,397	(11,983)

Although the analysis does not take account of the full distribution of cash flows expected under the plan, it does provide an approximation of the sensitivity of the assumptions shown.

D.	Employee benefit expenses

i.	Details of employee benefit expenses recognized for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Wages and salaries	₩	124,800	117,300
Defined benefits plan expenses		20,595	14,218
Fringe benefit		5,784	10,190
Total	₩	151,179	141,708

ii.	Expenses are recognized in the statements of comprehensive income (loss) as follows:

		2024	2023
		(In thousands of Korean won)
Selling, general and administrative expenses	₩	151,179	141,708

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

11. Income taxes

A.	Amounts recognized in profit or loss

		2024	2023
		(In thousands of Korean won and number of shares)
Current tax expense
Current year	₩	-	8,217
Adjustments recognized related to prior period incomes (*)		762	910
		762	9,127
Deferred tax income
Origination and reversal of temporary differences		15,771	(28,148)
Deferred taxes charged directly to equity		(8,957)	4,409
		6,814	(23,739)
Tax expense (benefit) on continuing operations	₩	7,576	(14,612)

(*)	In the normal course of business, the Company is examined by taxation authority. The Company’s management regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its liabilities for income taxes.

The Company establishes additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, is included in income taxes in the statements of operations.

B.	Amounts recognized in OCI

		2024			2023
		Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
		(In thousands of Korean won)
Items that will not be reclassified to profit or loss
Remeasurements of defined benefit liabilities	₩	38,534	(8,957)	29,577	(44,535)	4,409	(40,126)

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Reconciliation of effective tax rate

		2024	2023
		(In thousands of Korean won)
Loss before income tax	₩	(299,299)	(170,642)
Tax at the statutory income tax rate		(29,631)	(16,894)
Adjustments:
Expenses not deductible for tax purposes		1,034	1,310
Changes in unrecognized temporary difference		40,553	-
Adjustments recognized related to prior period incomes		762	910
Other (differences in tax rate, etc)		(5,142)	62
Tax expense (benefit)	₩	7,576	(14,612)
Effective income tax rate (*)		-	-

(*)	The effective tax rate is not calculated as the Company incurred a loss before income taxes for the year ended December 31, 2024 and 2023.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D.	Movement in deferred tax balances

i.	Movement in deferred tax balances as of December 31, 2024

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Prepayments	₩	(2,675)	2,756	81
Property, plant and equipment		(22,212)	4,985	(17,227)
Other non-current financial assets		21,236	(2,330)	18,906
Other non-current non-financial assets		(2,970)	2,970	-
Contract liabilities		(2,473)	2,473	-
Short-term borrowings		(327)	-	(327)
Withholdings		11,385	-	11,385
Other non-current non-financial liabilities		-	(5,229)	(5,229)
Defined benefit liabilities		13,807	(1,776)	12,031
Total	₩	15,771	3,849	19,620
Loss carried forward	₩	-	20,933	20,933
Unrecognized deferred tax assets		-	(40,553)	(40,553)
Deferred tax assets (liabilities)	₩	15,771	(15,771)	-

ii.	Movement in deferred tax balances as of December 31, 2023

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Accounts receivable — Trade	₩	(21,129)	21,129	-
Prepayments		(5,509)	2,834	(2,675)
Property, plant and equipment		(25,323)	3,111	(22,212)
Other non-current financial assets		25,331	(4,095)	21,236
Other non-current non-financial assets		-	(2,970)	(2,970)
Contract liabilities		3,817	(6,290)	(2,473)
Short-term borrowings		(18,434)	18,107	(327)
Long-term borrowings		18,107	(18,107)	-
Withholdings		-	11,385	11,385
Defined benefit liabilities		7,990	5,817	13,807
Others		2,774	(2,774)	-
Total	₩	(12,376)	28,147	15,771
Deferred tax assets (liabilities)	₩	(12,376)	28,147	15,771

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

E.	Deferred assets (liabilities)

i.	Details of unrecognized deferred income tax assets as of December 31, 2024 and 2023 is as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Unrecognized temporary difference	₩	19,620	-
Loss carried forward		20,933	-
Total	₩	40,553	-

ii.	The maturity of unused loss carryforwards that are not recognized as deferred income tax assets as of December 31, 2024 is as follows:

Year of expiration		Unused loss carryforwards
		(In thousands of Korean won)
2039	₩	211,448

iii.	The timing of recovery of deferred tax assets and liabilities as of December 31, 2024 and 2023 is as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deferred tax assets
- Deferred tax assets to be recovered after more than 12 months	₩	51,870	35,043
- Deferred tax assets to be recovered within 12 months		11,385	11,385
Sub-total		63,255	46,428
Deferred tax liabilities
- Deferred tax liabilities to be recovered after more than 12 months		(22,457)	(25,182)
- Deferred tax liabilities to be recovered within 12 months		(245)	(5,475)
Sub-total		(22,702)	(30,657)
Unrecognized deferred tax assets		(40,553)	-
Deferred tax assets (liabilities), net	₩	-	15,771

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

12. Other assets

Details of other assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current
Prepaid expenses	₩	2,279	2,164
Non-current
Non-current prepayments		-	30,000
Total	₩	2,279	32,164

13. Trade and other receivables

Details of trade and other receivables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Trade receivables
Accounts receivable — Trade	₩	18,449	-
Other receivables
Accounts receivable — Other	₩	-	30

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

14. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deposits in banks	₩	344,530	645,917
Foreign currency deposit in banks		7	13,689
Total	₩	344,537	659,606

The Company doesn’t have any restricted cash and cash equivalents as of December 31, 2024 and 2023.

15. Property, plant and equipment

A.	Reconciliation of carrying amount

Details of property, plant and equipment as of December 31, 2024 and 2023 are as follows:

		December 31, 2024
		Book value	Accumulated depreciation	Carrying amount
		(In thousands of Korean won)
Vehicles	₩	86,947	(64,215)	22,732
Office equipment		16,778	(12,492)	4,286
Furniture and fixtures		70,400	(27,171)	43,229
Right-of-use assets		259,838	(109,242)	150,596
Total	₩	433,963	(213,120)	220,843

		December 31, 2023
		Book value	Accumulated depreciation	Carrying amount
		(In thousands of Korean won)
Vehicles	₩	86,947	(52,925)	34,022
Office equipment		16,778	(11,022)	5,756
Construction in progress		70,400	(11,734)	58,666
Right-of-use assets		259,838	(57,276)	202,562
Total	₩	433,963	(132,957)	301,006

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Details of the changes in property and equipment for the years ended December 31, 2024 and 2023 are as follows:

		2024
		Vehicles	Office equipment	Furniture and fixtures	Right-of-Use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	34,022	5,756	58,666	202,562	301,006
Depreciation		(11,290)	(1,470)	(15,437)	(51,966)	(80,163)
Ending balance	₩	22,732	4,286	43,229	150,596	220,843

		2023
		Vehicles	Office equipment	Furniture and fixtures	Construction- In progress	Right-of-Use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	45,311	7,225	-	70,400	254,529	377,465
Replacement		-	-	70,400	(70,400)	-	-
Depreciation		(11,289)	(1,469)	(11,734)	-	(51,967)	(76,459)
Ending balance	₩	34,022	5,756	58,666	-	202,562	301,006

The classification of depreciation expenses in the statements of comprehensive income for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Selling, general and administrative expenses	₩	80,163	76,459

B.	Leased property, plant and equipment

The Company leased the building during the years ended December 31, 2024 and 2023. As of December 31, 2024, Korean Won 150,596 thousand of right-of-use assets was recognized (December 31, 2023: Korean Won 202,562 thousand of building).

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

16. Financial instruments by category

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial assets at amortized cost
Cash and cash equivalents	₩	344,537	659,606
Accounts receivable		18,449	30
Other non-current financial assets		431,827	385,494
Financial assets at fair value through profit or loss
Long-term investment securities		71,941	93,219
Total	₩	866,754	1,138,349

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial liabilities at amortized cost
Trade and other payables (*)	₩	19,112	19,119
Current portion of long-term borrowings, net		-	100,000
Total	₩	19,112	119,119

(*)	Trade and other payables that are not financial liabilities are excluded.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

A.	Classification of investment assets based on liquidity

The classification of investment assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Non-Current investments
Equity securities – at FVTPL	₩	71,941	93,219

(*)	Short-term financial instruments are consisted of time deposits.

B.	Equity Securities as at FVTPL

The Company designated the investments shown below as equity securities at FVTPL because these equity securities represent investment that the Company intends to sell for strategic purposes.

		Fair value at December 31, 2024	Fair value at December 31, 2023
		(In thousands of Korean won)
Equity Securities (listed stocks)	₩	71,941	93,219

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Net gains and losses by category of financial instruments

The net gains and losses by category of financial instruments for the years ended December 31, 2024 and 2023 are as follows:

		2024
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total
		(In thousands of Korean won)
Interest income	₩	46,885	-	46,885
Gain or loss on foreign currency transactions		253	-	253
Gain or loss on valuation of long-term investment securities		-	(20,017)	(20,017)
Dividend income		-	1,256	1,256
Total	₩	47,138	(18,761)	28,377

		2023
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total
		(In thousands of Korean won)
Interest income	₩	65,979	-	65,979
Gain or loss on foreign currency transactions		(93)	-	(93)
Gain or loss on valuation of long-term investment securities		-	19,576	19,576
Dividend income		-	1,121	1,121
Total	₩	65,886	20,697	86,583

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

17. Capital and reserves

A.	Share capital and share premium

Details of share capital and share premium as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In Korean won and number of shares)
Number of authorized shares		40,000	40,000
Value per share	₩	1,000	1,000
Number of shares issued		10,000	10,000
Common shares	₩	10,000,000	10,000,000

B.	Other components of equity

		December 31, 2024	December 31, 2023
		(In Korean won and number of shares)
Remeasurements of defined benefit liability	₩	(51,945)	(81,522)

18. Capital management

The Company’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. The Company monitors capital using a ratio of ‘net debt’ to ‘total equity’. Net debt is calculated as total liabilities (as shown in the statement of financial position) less cash and cash equivalents. The Company’s net debt to adjusted equity ratio as of December 31, 2024 and 2023 is as follows.

		December 31, 2024	December 31, 2023
		(In Korean won and number of shares)
Total liabilities	₩	263,489	392,278
Less: Cash and cash equivalents		(344,537)	(659,606)
Net debt	₩	(81,048)	(267,328)
Total equity		826,387	1,103,685
Net debt to total equity ratio		-	-

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

19. Borrowings

Borrowings as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current Liabilities
Current portion of long-term borrowings, net	₩	-	100,000
Total		-	100,000

A.	Terms and repayment schedule

The terms and conditions of outstanding borrowings as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
				(In thousands of Korean won)
	Currency	Nominal interest rate	Maturity	Face value	Carrying amount	Face value	Carrying amount
Unsecured borrowings	KRW	-	30-Sep-24	-	-	100,000	100,000

20. Trade and other payables

Trade and other payables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Other payable	₩	19,112	19,119

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

21. Financial Instruments – Fair values and risk management

A.	Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

As of December 31, 2024		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Long-term investment securities	₩	71,941	71,941	-	-	71,941

As of December 31, 2023		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Long-term investment securities	₩	93,219	93,219	-	-	93,219

B.	Measurement of fair values

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical asset or liability.

●	Level 2: all inputs other than quoted prices included in Level 1 that are observable (either directly that is, prices, or indirectly that is, derived from prices) for the asset or liability.

●	Level 3: unobservable inputs for the asset or liability.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The fair value of financial instruments traded in an active market is determined based on the quoted market price as of the end of the reporting period. If the quoted prices are readily and regularly available through exchanges, sellers, brokers, industry groups, rating agencies or regulators and such prices represent actual market transactions that occur regularly between independent parties, they are considered active markets.

The fair value of financial instruments that are not traded in an active market is determined using valuation techniques. These valuation techniques use as much market observable information as possible and use the least amount of Company-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2.

If more than one significant input variable is not based on observable market information, the item is included in Level 3.

The valuation techniques used to measure the fair value of a financial instrument include:

●	Market price or dealer price of a similar financial instrument

●	The fair value of derivative instruments is determined by discounting the amount to present value using the leading exchange rate as of the end of the reporting period.

C.	Financial risk management

The Company’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which the Company’s risk management program focuses on minimizing any adverse effects on its financial performance. The Company operates financial risk management policies and programs that closely monitor and respond to each risk factor.

i.	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterpart to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s receivables from customers. In order to manage credit risk, the Company regularly evaluate the credit worthiness of each customer or counterparty considering the party’s financial information, past experience, its own trading records and other factors. In relation to the impairment of financial assets subsequent to initial recognition, the Company recognizes the changes in expected credit loss(“ECL”) in profit or loss at each reporting date. The carrying amount of a financial asset represents the maximum exposure to credit risk.

The maximum exposure to credit risk of the Company as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Cash and cash equivalents	₩	344,537	659,606
Accounts receivable, net		18,449	30
Other non-current financial assets		431,827	385,494
Total	₩	794,813	1,045,130

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Cash and cash equivalents and short-term financial instruments are deposited in financial institutions with strong credit rating.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The Company has established a credit policy under which each new customer is analyzed individually before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, if they are available, financial statements, credit agency information, industry information and in some cases bank references.

The Company monitors customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or a legal entity, their geographic location, industry, trading history with the Company and existence of previous financial difficulties. The Company does not require collateral in respect of trade and other receivables.

Expected credit losses (ECLs) and credit risk exposures for Accounts receivable as of December 31, 2024 and 2023 are as follows:

①	Accounts receivable — trade

As of December 31, 2024	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	18,449	-
More than 1 year	100.00%		-	-
Total		₩	18,449	-

②	Other receivables

As of December 31, 2024	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	431,827	-
More than 1 year	100.00%		-	-
Total		₩	431,827	-

As of December 31, 2023	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	385,524	-
More than 1 year	100.00%		-	-
Total		₩	385,524	-

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii.	Liquidity risk

Liquidity risk management includes the maintenance of sufficient cash and marketable securities, the availability of funds from appropriately committed credit lines, and the ability to settle market positions. Financial liabilities of the Company by maturity according to the remaining period from December 31, 2024 to the contractual maturity date are as follows:

		December 31, 2024
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Non-derivative financial liabilities
Other payable (*)	₩	19,112	19,112	-	-	-	-	19,112

(*)	Other payable excludes non-financial liabilities.

Financial liabilities of the Company by maturity according to the remaining period from December 31, 2023 to the contractual maturity date are as follows:

		December 31, 2023
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Non-derivative financial liabilities
Other payable (*)	₩	19,119	19,119	-	-	-	-	19,119
Current portion of long-term borrowings, net		100,000	-	100,000	-	-	-	100,000
Total	₩	119,119	19,119	100,000	-	-	-	119,119

(*)	Other payable excludes non-financial liabilities.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

iii.	Market risk

(a)	Foreign exchange risk

The Company is exposed to foreign exchange risk arising from cash equivalents primarily with respect to the US Dollar. Financial assets are exposed to foreign currency risk as of December 31, 2024 and 2023 are as follows:

December 31, 2024
(In U.S. Dollars)			(In thousands of Korean won)
Assets in U.S. Dollars	Liabilities in U.S. Dollars		Assets in Korean Won	Liabilities in Korean Won
$4.69	-	₩	7	-

December 31, 2023
(In U.S. Dollars)			(In thousands of Korean won)
Assets in U.S. Dollars	Liabilities in U.S. Dollars		Assets in Korean Won	Liabilities in Korean Won
$10,616	-	₩	13,689	-

The Company measures foreign exchange risk as a 10% fluctuation in the exchange rate of each foreign currency, which reflects the management’s assessment of the risk of exchange rate fluctuation that can be reasonably occur. The impact of a 10% fluctuation in foreign currency exchange rates on the Company’s profit or loss (before income tax effects) for the years ended December 31, 2024 and 2023 are as follows:

	2024		2023
	Increased by 10%	Decreased by 10%	Decreased by 10%	Decreased by 10%
	(In thousands of Korean won)
USD	1	(1)	1,369	(1,369)

The sensitivity analysis is based on monetary assets and liabilities denominated in foreign currencies other than the functional currency as of the end of the reporting period.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

(b)	Price risk

The Company’s marketable available-for-sale equity securities are susceptible to market price risk arising from the fluctuation in the price of the securities. The following table demonstrates the sensitivity analysis of a 10% change in the price of marketable equity securities on the Company’s statements of comprehensive income (before income tax effects) as of December 31, 2024 and 2023.

		December 31, 2024		December 31, 2023
		Increased by 10%	Decreased by 10%	Increased by 10%	Decreased by 10%
		(In thousands of Korean won)
Gain (loss) on valuation of financial assets at fair value through profit or loss	₩	7,194	(7,194)	9,322	(9,322)

22. Leases

A.	Leases as lessee

The Company leases building. The leases typically run for a period of 5 years with an option to renew or terminate the lease after that date.

Information about leases for which the Company is a lessee is presented below.

i.	Right-of-use assets

Right-of-use assets related to leased properties that do not meet the definition of investment property are presented as property, plant and equipment.

Details of right-of-use assets and lease liabilities recognized in the statements of financial position as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Building)
Acquisition price	₩	259,838	259,838
Accumulated depreciation		(109,242)	(57,276)
Net book value	₩	150,596	202,562

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in right-of-use assets for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Beginning balance	₩	202,562	254,529
Depreciation		(51,966)	(51,967)
Ending balance	₩	150,596	202,562

ii.	Extension options

Some property leases contain extension options exercisable by the Company. Where practicable, the Company seeks to include extension options in new leases to provide operational flexibility. The extension options held are exercisable only by the Company and not by the lessors. The Company assesses at the lease commencement date whether it is reasonably certain to exercise the extension options. The Company reassesses whether it is reasonably certain to exercise the options if there is a significant event or significant changes in circumstances within its control.

23. Statement of Cash flows

Adjustments for income and expenses from operating activities for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Depreciation	₩	80,163	76,459
Impairment of prepayment		30,000	-
Gains on valuation of long-term investment securities		(3,750)	(20,739)
Losses on valuation of long-term investment securities		23,767	1,163
Gains on foreign currency translation		(428)	(13)
Interest income		(46,885)	(65,979)
Severance benefits		20,595	14,217
Dividend income		(1,256)	(1,121)
Tax benefit (expenses)		7,576	(14,612)
Total	₩	109,782	(10,625)

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in assets and liabilities from operating activities for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Other current non-financial liabilities	₩	(17,113)	115,433
Other current assets		(84)	26,724
Trade and other payables		(7)	(959)
Accounts receivable		(18,449)	213,419
Value added tax payable		1,267	-
Value added tax receivable		385	6,806
Contract liabilities		-	(90,000)
Total	₩	(34,001)	271,423

Significant non-cash transactions for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Reclassification of long-term borrowings	₩	-	100,000

The movements of liabilities to cash flows arising from financing activities for the years ended December 31, 2024 and 2023 are as follows:

		Current portion of long-term borrowings, net	Long-term borrowings, excluding current portion, net	Total
Balance at 1 January 2023	₩	82,900	100,000	182,900
Changes from financing cash flows
Repayment of borrowings		(82,900)	-	(82,900)
Reclassification		100,000	(100,000)	-
Total	₩	17,100	(100,000)	(82,900)
Balance at 31 December 2023	₩	100,000	-	100,000
Balance at 1 January 2024		100,000	-	100,000
Changes from financing cash flows
Repayment of borrowings		(100,000)	-	(100,000)
Total	₩	(100,000)	-	(100,000)
Balance at 31 December 2024	₩	-	-	-

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

24. Related parties

A.	List of related parties

List of related parties as of December 31, 2024 and 2023 are as follows:

Relationship	Entity
Key management personnel	Jung, Byung Shik
Key management personnel	Jung, Byung Gil
Other related parties	Jung, Moon Young
Other related parties	Dominico Inc.

B.	Transactions with related parties

Details of transaction with related parties for the years ended December 31, 2024 and 2023 are as follows:

			2024	2023
Related party	Name		Interest income	Interest income
			(In thousands of Korean won)
Other related parties	Jung, Moon Young	₩	46,334	41,362

C.	Account balances with related parties

The balances of receivables and payables to related parties as of December 31, 2024 and 2023 are as follows:

			December 31, 2024		December 31, 2023
Related party	Name of entity		Receivables	Other current non-financial liabilities (*1)	Receivables	Borrowings	Other current non-financial liabilities (*1)
			(In thousands of Korean won)
Key management personnel	Jung, Byung Gil	₩	-	70,000	-	100,000	83,905
Key management personnel	Jung, Byung Shik		-	45,000	-	-	45,000
Other related parties	Jung, Moon Young (*2)		600,000	-	600,000	-	-
Total		₩	600,000	115,000	600,000	100,000	128,905

(*1)	The company has entered into a service contract with the key management personnels and an unrelated film production company for the provision of services. Pursuant to this agreement, the key management personnels undertakes the provision of services while the Company acts in the capacity of an agency. The company received the service contract amount from an unrelated film production company in the previous year and paid 13,905 thousand Korean won to the key management during the current period. As of December 31, 2024 and 2023, the outstanding amount payable to the key management personnels is related to this contract. In connection with this contract, the Company has neither recognized revenue from the received amount nor incurred expenses.
(*2)	This is the amount excluding the present value discount of 168,173 in thousands of Korean won (prior year: 214,506 in thousands of Korean won) for the lease deposit.

APEITDA CO., LTD.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D.	Financial transactions with related parties

Details of significant financial transactions with related parties for the years ended December 31, 2024 and 2023 are as follows:

			2024	2023
Related party	Name		Repayment of borrowings	Repayment of borrowings
			(In thousands of Korean won)
Key management personnel	Jung, Byung Gil	₩	100,000	82,900
Total		₩	100,000	82,900

E.	Key management personnel compensation

The compensation for the key management personnel for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Short-term employee benefits	₩	124,800	111,300
Post-employment benefits		20,595	13,685
Total	₩	145,395	124,985

Compensation of the Company’s key management personnel includes salaries, non-cash benefits and contributions to a defined benefit plan.

25. Commitments

On September 14, 2023, an amendment was made to the equity interest exchange agreement, originally entered into on April 9, 2023, between the CEO, who is the dominant shareholder of the Company, and K Enter Holdings, Inc. for the purpose of listing on the NASDAQ through a merger with a SPAC company. The equity interest exchange agreement is effective on the date designated by K Enter Holdings, Inc. Upon the approval, the CEO of the Company will exchange 5,100 shares with the equity interest of K Enter Holdings, Inc. Following the equity interest exchange transaction, the Company is expected to be a subsidiary of K Enter Holdings, Inc.

26. Subsequent event

On January 2, 2025, K Enter Holdings Inc. completed the acquisition of a controlling interest in six Korean entities, including Apeitda Co., Ltd., through a share exchange. Upon the approval, the CEO of the Company exchanged 5,100 shares with the equity interest of K Enter Holdings, Inc. Following the equity interest exchange transaction, the Company become a subsidiary of K Enter Holdings, Inc.

Report of Independent Auditors

To the Board of Directors of
The LAMP Co., Ltd.

Opinion

We have audited the accompanying financial statements of The LAMP Co., Ltd. (the “Company”), which comprise the statements of financial position as of December 31, 2024 and 2023, and the related statements of comprehensive income, of changes in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

May 14, 2025

THE LAMP CO., LTD.

STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
			(In thousands of Korean won)
Assets
Cash and cash equivalents	14,16,18,22,25	₩	863,927	1,919,916
Accounts receivable — trade, net	7,13,16,22		90,537	196,380
- Related parties	26		20,000	20,000
- Non-related parties			70,537	176,380
Accounts receivable — other, net	13,16,22		95,124	7,287
- Related parties	26		1,357	897
- Non-related parties			93,767	6,390
Other current assets	12		1,281,695	2,270,255
Contract assets	7		614,023	158,697
Total current assets			2,945,306	4,552,535
Long-term loans, net	16,19,22		130,056	130,087
- Related parties	26		130,056	130,087
- Non-related parties			-	-
Long-term investments	9,16,22		800,000	800,000
- Related parties	26		800,000	800,000
- Non-related parties			-	-
Property and equipment including right-of-use assets	15,23		159,539	374,000
Other non-current financial assets	16,22		39,080	147,406
Other non-current non-financial assets	12		1,375,087	1,394,586
Long-term accounts receivable – other, net	13,16,22		45,899	-
Deferred tax assets	11		45,845	166,846
Total non-current assets			2,595,506	3,012,925
Total assets		₩	5,540,812	7,565,460
Liabilities
Trade and other payables	16,20,22	₩	2,037,596	1,999,967
- Related parties			1,184,828	1,138,798
- Non-related parties			852,768	861,169
Other current non-financial liability			53,296	69,553
Contract liability	7		355,594	2,210,942
Short-term borrowings	16,19,22		1,445,453	1,505,000
Current lease liability	19,22,23		80,165	62,797
Current tax liability	11		14,915	61,453
Financial guarantee liability	16,22,26		2,573	-
- Related parties			2,573	-
- Non-related parties			-	-
Total current liabilities			3,989,592	5,909,712
Defined benefit liability	10		255,006	258,999
Non-current contract liability	7		900,000	900,000
Other non-current provisions	21		4,924	3,471
Non-current lease liability	19,22,23		65,483	267,583
Total non-current liabilities			1,225,413	1,430,053
Total liabilities		₩	5,215,005	7,339,765
Equity
Share capital	17		78	78
Other reserves	17		(585,468)	(585,468)
Retained earnings			911,197	811,085
Total equity			325,807	225,695
Total liabilities and equity		₩	5,540,812	7,565,460

The accompanying notes are an integral part of these financial statements.

THE LAMP CO., LTD.

STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2024 and 2023

	Note		2024	2023
			(In thousands of Korean won)
Revenues
Media production revenue	6,7	₩	16,336,027	20,836,856
- Related parties	26		254,615	432,411
- Non-related parties			16,081,412	20,404,445
Cost of revenues	8		(15,023,554)	(19,509,364)
Gross profit			1,312,473	1,327,492
Selling, general and administrative expenses	8		(948,282)	(729,875)
Other income	8		194,401	89,285
Other expenses	8		(285,162)	(109,479)
Operating Profit			273,430	577,423
Finance income	9,16		22,690	48,640
- Related parties	26		428	430
- Non-related parties			22,262	48,210
Finance costs	9,16,22		(136,554)	(107,583)
- Related parties	26		(52,283)	(57,521)
- Non-related parties			(84,270)	(50,062)
Profit before income tax			159,566	518,480
Income tax benefit (expenses)	11		(92,089)	18,799
Income for the year		₩	67,477	537,279
Other comprehensive income (loss)
Items that will not be reclassified to income or loss:
Remeasurement of defined benefit liabilities	10,17		32,635	(61,004)
Total comprehensive income for the year		₩	100,112	476,275

The accompanying notes are an integral part of these financial statements.

THE LAMP CO., LTD.

STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2024 and 2023

	Note		Net parent investment	Share capital	Other reserves	Retained earnings	Total
			(In thousands of Korean won)
Balance at January 1, 2023		₩	1,874,660	-	-	-	1,874,660
Total comprehensive income (loss) for the year
Income (loss) for the year			(334,810)	-	-	872,089	537,279
Remeasurement of defined benefit liabilities	17		-	-	-	(61,004)	(61,004)
Total comprehensive income (loss) for the year			(334,810)	-	-	811,085	476,275
Transaction directly recognized in equity
Capital distribution to the Parent company			(2,125,240)	-	-	-	(2,125,240)
Capital re-organization			585,390	78	(585,468)	-	-
Balance at December 31, 2023		₩	-	78	(585,468)	811,085	225,694
Balance at January 1, 2024		₩	-	78	(585,468)	811,085	225,695
Total comprehensive income (loss) for the year
Income (loss) for the year			-	-	-	67,477	67,477
Remeasurement of defined benefit liabilities	17		-	-	-	32,635	32,635
Total comprehensive income (loss) for the year			-	-	-	100,112	100,112
Balance at December 31, 2024		₩	-	78	(585,468)	911,197	325,807

The accompanying notes are an integral part of these financial statements.

THE LAMP CO., LTD.

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	Note		2024	2023
			(In thousands of Korean won)
Cash flows from operating activities	25
Net income (loss)		₩	67,477	537,279
Adjustments to reconcile net loss to net cash provided by(used in) operating activities			(969,063)	398,172
Interest received			4,802	1,995
Interest paid			(84,501)	(48,130)
Income taxes paid			(27,924)	(13,770)
Net cash inflow(outflow) from operating activities		₩	(1,009,209)	875,546
Cash flows from investing activities
Payments for long-term loans		₩	-	(20,000)
- Related parties	26		-	(20,000)
- Non-related parties			-	-
Payments for other financial assets			(22,285)	(64,730)
Proceeds from other financial assets			138,505	13,410
Disposal of long-term investments			5,094	336,246
Purchase of property and equipment			(17,846)	(40,000)
Net cash inflow(outflow) from investing activities		₩	103,468	224,926
Cash flows from financing activities	25
Proceeds from short-term borrowings		₩	883,302	1,000,000
Repayments of short-term borrowings			(942,850)	(15,000)
Capital contribution(distribution) from(to) Parent company			-	(1,043,963)
Repayment of lease liability			(90,700)	(64,547)
Net cash inflow(outflow) from financing activities		₩	(150,248)	(123,510)
Net increase(decrease) in cash and cash equivalents			(1,055,989)	976,962
Cash and cash equivalents at beginning of the year	14		1,919,916	942,954
Cash and cash equivalents at end of the year	14	₩	863,927	1,919,916

The accompanying notes are an integral part of these financial statements.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

1. Reporting entity

The LAMP Co., Ltd. (formerly, The LAMP Pictures Co., Ltd.)

On February 15, 2023, Pluto Co., Ltd. (formerly, The LAMP Co., Ltd.) (“Pluto” or “Parent”) announced the proposed plan (“the Separation Proposal”) to establish a new company, The LAMP Co., Ltd. (formerly, The LAMP Pictures Co., Ltd.) (the “Company”) through a spin-off of its media production business. Before the spin-off, Pluto produced television programs and feature films including “Commitment”, “Three Summer Night”, “Love, Lies”, “Taxi Driver”, “Samjin Company English Class”, “Life is beautiful”, and “Phantom”. Following the spin-off, the Company primarily engaged in the business of media production for theatrical films and television programs, and the surviving split, Pluto, continued to engage in the remaining investment properties leasing business. The Company was separated from the remaining businesses of Pluto through the spin-off that resulted in the transfer of the media production business. The spin-off will permit the Company to strengthen competitiveness and concentrate its financial resources solely on its own operations in media content production industry and increase transparency in governance and stability in management.

In accordance with the Separation Proposal, the Company’s common shares were distributed pro rata to the shareholders of Pluto. On March 31, 2023, the date of spin-off, the spin-off of media production business was completed. The Company’s registered office is at 35 Dosan-daero 26 gil, Gangnam-gu, Seoul, Korea. Park Un Kyoung, the CEO of the Company, holds 100% of ownership of the Company as of December 31, 2024 and 2023.

2. Basis of Accounting

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”). These financial statements were authorized for issuance by the Board of Directors on May 14, 2025.

These financial statements are presented in a combined basis whereby combining the Pluto’s standalone financial statements using historical results of operation, cashflows and assets and liabilities attributable to the media production division before the spin-off as at March 31, 2023 with the Company’s financial statements after the spin-off as at March 31, 2023. The Company accounts the spin-off as a capital re-organization. On the basis that there is no substantive economic change, the Company incorporated the assets and liabilities of the Pluto at their pre-transaction carrying amounts.

Details of the Company’s accounting policies, including changes thereto, are included in Note 5.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following items, which are measured on an alternative basis on each reporting date.

Items	Measurement basis
Defined benefit liability	Present value
Financial instruments measured at fair value through profit or loss (“FVTPL”)	Fair value

3. Functional and presentation currency

These financial statements are presented in Korean Won, which the Company’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

4. Use of judgements and estimates

In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

A.	Judgements

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognized in the financial statements is included in the following notes:

Note 5(C): revenue recognition: whether revenue from providing service is recognized over time or at a point in time and the methods used to recognize revenue;

Note 23(A): lease term: whether the Company is reasonably certain to exercise extension options.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties at the reporting date that have a risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

●	Note 10(C) (i): measurement of defined benefit obligations: key actuarial assumptions;

●	Note 11(E): uncertain tax treatments;

i.	Measurement of fair values

A number of the Company’s accounting policies and disclosures require the measurement of fair values for financial assets.

When measuring the fair value of a financial instruments, the Company uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

●	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

●	Note 22(B): financial instruments.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

5. Material accounting policies

The material accounting policies followed by the Company in preparation of its financial statements are as follows:

A.	New and amended standards or interpretations adopted by the Company

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current, Non-current Liabilities with Covenants

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. Covenants that the entity must comply with after the end of the reporting period do not affect the classification of a liability at the end of the reporting period. However, if a liability is classified as non-current as of the end of the reporting period despite covenants that must be complied with within 12 months after that date, the entity shall disclose information about the risk that the liability could become repayable within 12 months after the reporting period. The amendments do not have a significant impact on the financial statements.

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the financial statements.

B.	New and amended standards or interpretations not yet adopted by the Company

The following new accounting standards and interpretations that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Company.

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Company does not expect that these amendments have a significant impact on the Company’s financial statements.

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognised on the ‘settlement date’ and introduce an accounting policy choice to derecognise financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI.

The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Company does not expect that these amendments have a significant impact on the financial statements.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

-	IFRS 1 First-time adoption of International Financial Reporting Standards;

-	IFRS 7 Financial instruments: Disclosures;

-	IFRS 9 Financial instruments;

-	IFRS 10 Consolidated financial instruments; and

-	IAS 7 Statement of cash flows

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Company to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company does not expect that these amendments have a significant impact on the financial statements.

C.	Revenue from contracts with customers

The Company generates revenue primarily through providing the media production service.

The Company determines revenue recognition by:

●	identifying the contract, or contracts, with a customer;

●	identifying the performance obligations in each contract;

●	determining the transaction price;

●	allocating the transaction price to the performance obligations in each contract; and

●	recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Media production revenue

The Company operates the media production business that consists of planning, producing, and selling the theatrical films and television programs. The Company identifies the license which is provided along with media product as combined output and recognizes revenue over time by measuring its progress based on cost incurred towards complete satisfaction of the performance obligation of media production in accordance with Paragraph 35 (3) of IFRS 15 Revenue from contracts with customers. The percentage-of-completion for each contract is calculated by dividing the cumulative cost incurred in relation to service performed by the Company by estimated total contract costs. The Company is also eligible to receive its share of profits from film distributors once the film generates profits beyond the break-even point, which is considered as variable consideration and recognized as the revenue on the settlement date.

The Company recognizes unbilled receivables from media production service as contract assets and recognizes receipts in advance for prepaid media production services as contract liabilities. The Company capitalizes the cost associated with the production, including development costs, direct costs, and production overhead per title as prepayments and prepaid expenses. The Company amortizes the capitalized asset in ‘Cost of revenues’ on the combined statements of comprehensive income based on the percentage-of-completion for each contract.

D.	Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses. The Company has one reportable segment, for which it generates separately identifiable financial information that is regularly reported to the chief operating decision maker for the purpose of resource allocation and assessment of segment performance.

E.	Common control transactions

The Company accounts the Spin-off as a capital re-organization. On the basis that there is no substantive economic change, the Company incorporates the assets and liabilities of the Pluto at their pre-transaction carrying amounts.

F.	Employee benefits

i.	Short-term employee benefits

Short-term employee benefits are employee benefits due to be settled within 12 months after the end of the period in which the employees render related services. When an employee has rendered a service during an accounting period, the Company recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

ii.	Defined benefit plans

The Company’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Company, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Company determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then- net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Company recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

G.	Finance income and finance costs

The Company’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	dividend income;

●	the net gain or loss on settlement and/or impairment of project investments;

●	the foreign currency gain or loss on financial assets and financial liabilities;

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

H.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

The Company has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

i.	Current tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Current tax assets and liabilities are offset only if certain criteria are met.

●	Has a legally enforceable right to set off the recognized amounts; and

●	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

ii.	Deferred tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans of the Company. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Company, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset only if certain criteria are met.

●	Has a legally enforceable right to set off the recognized amounts; and

●	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

I.	Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, deposits held at banks, and investment securities with maturities of three months or less from the acquisition date that are easily convertible to cash and subject to an insignificant risk of changes in their fair value.

J.	Property and equipment

i.	Recognition and measurement

Items of property and equipment are measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property and equipment have different useful lives, then they are accounted for as separate items (major components) of property and equipment.

Any gain or loss on disposal of an item of property and equipment is recognized in profit or loss.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Company. The carrying amount of the replaced parts are derecognized and the repairs and maintenance expenses are recognized in profit or loss in the period they are incurred.

iii.	Depreciation

Depreciation is calculated to write off the cost of items of property and equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognized in profit or loss. Land is not depreciated.

The estimated useful lives of property and equipment for current and comparative periods are as follows:

Office equipment	5 years
Furniture and fixtures	5 years
Right-of-use assets	5 – 10 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

K.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at:

●	amortized cost;

●	FVOCI - debt investment;

●	FVOCI - equity investment;

●	or FVTPL.

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Financial assets - Business model assessment

The Company makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

●	how the performance of the portfolio is evaluated and reported to the Company’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated - e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Company’s continuing recognition of the assets.

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets - Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Company considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Company considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Company’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Financial assets - Subsequent measurement and gains and losses

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial liabilities - Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

iii.	Derecognition

Financial assets

The Company derecognizes a financial asset when:

●	the contractual rights to the cash flows from the financial asset expire; or

●	it transfers the rights to receive the contractual cash flows in a transaction in which either:

-	substantially all of the risks and rewards of ownership of the financial asset are transferred; or

-	the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognized in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

When changes were made to a financial asset or financial liability in addition to changes to the basis for determining the contractual cash flows required by interest rate benchmark reform, the Company first updated the effective interest rate of the financial asset or financial liability to reflect the change that is required by interest rate benchmark reform. After that, the Company applied the policies on accounting for modifications to the additional changes.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

L.	Impairment

i.	Non-derivative financial assets

Financial instruments and contract assets

The Company recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost; and

●	contract assets and financial guarantee contracts

The Company also recognizes loss allowances for ECLs on lease receivables, which are disclosed as part of trade and other receivables.

The Company measures loss allowances at an amount equal to lifetime ECLs, except for the following, which are measured at 12-month ECLs:

●	debt securities that are determined to have low credit risk at the reporting date; and

●	other debt securities and bank balances for which credit risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since initial recognition.

Loss allowances for trade receivables (including lease receivables) and contract assets are always measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Company’s historical experience and informed credit assessment, that includes forward-looking information.

The Company assumes that the credit risk on a financial asset has increased significantly if it is more than 30 days past due.

The Company considers a financial asset to be in default when:

●	the debtor is unlikely to pay its credit obligations to the Company in full, without recourse by the Company to actions such as realizing security (if any is held); or

●	the financial asset is more than 90 days past due.

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months).

The maximum period considered when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Company expects to receive).

ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, the Company assesses whether financial assets carried at amortized cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the debtor;

●	a breach of contract such as a default or being more than 90 days past due;

●	the restructuring of a loan or advance by the Company on terms that the Company would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECL in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off when the Company has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Company has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets. For corporate customers, the Company individually makes an assessment with respect to the timing and amount of write-off based on whether there is a reasonable expectation of recovery. The Company expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Company’s procedures for recovery of amounts due.

ii.	Non-financial assets

At each reporting date, the Company reviews the carrying amounts of its non-financial assets (other than biological assets, investment property, developing contents, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

M.	Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

i.	As a lessee

At commencement or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Company by the end of the lease term or the cost of the right-of-use asset reflects that the Company will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

The Company determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, if the Company changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

At the date of transition to IFRSs, the Company applies the following approach to all of its leases.

The Company measures that lease liability at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

The Company measures right-of-use asset at its carrying amount as if IFRS 16 had been applied since the commencement date of the lease, but discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

The Company uses hindsight in applying IFRS 16 such as the determination of lease term for contracts that contain options to extend or terminate a lease.

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets (leases for which the underlying asset is valued at USD 5,000 or less) and short-term leases (leases that have a lease term of 12 months or less at the commencement date). The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

N.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price - i.e. the fair value of the consideration given or received. If the Company determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognized in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

O.	Concentration of Credit Risk

The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Company maintains reserves for potential credit losses, which are periodically reviewed.

6. Operating segments

A.	Basis for segmentation

The Company’s operating segments have been identified to be a single unit, by which the Company provides the services for media production.

The following summary describes the operations of each reportable segment.

Reportable segments	Operations
Media Production	Media production revenue

B.	Information about reportable segments

		2024	2023
		(In thousands of Korean won)
Segment revenue	₩	16,336,027	20,836,856
Depreciation/Amortization		(109,094)	(77,808)
Segment operating profit (loss)		273,430	577,423

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Geographic information

Media production is managed and operated in Seoul, Korea. The geographic information analyses the Company’s revenue by the Company’s country of domicile and other countries. In presenting the geographic information, segment revenue has been based on the geographic location of customers.

Summary of the Company’s operation by region based on the location of customers for the years ended December 31, 2024 and 2023 is as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Korea	₩	16,336,027	20,836,856

Summary of the Company’s non-current assets based on the location as of December 31, 2024 and 2023 is as follows:

		2024	2023
		(In thousands of Korean won)
Korea	₩	1,534,626	1,768,586

D.	Major customer

Revenues by major customers for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Customer A (Media production segment)
Revenue	₩	9,649,408	10,938,655
%		59%	52%
Customer B (Media production segment)
Revenue	₩	5,135,473	-
%		31%	0%
Customer C (Media production segment)
Revenue	₩	421,035	8,274,728
%		3%	40%
Total	₩	15,205,916	19,213,383

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

7. Revenue

A.	Revenue streams

The Company generates revenue primarily through providing the services for production of feature films for initial exhibition in theaters and production of television programs to third parties for internal television and streaming services.

Revenue from contracts with customers for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Revenue from contracts with customers	₩	16,336,027	20,836,856

B.	Disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by major products and service lines and timing of revenue recognition. The table also includes a reconciliation of the disaggregated revenue with the Company’s reportable segment. (see Note 6)

Revenue from contracts with customers based on the service contract type and the timing of satisfaction of performance obligations for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Major products/service lines
Media production	₩	16,336,027	20,836,856
Timing of revenue recognition
Over time	₩	16,336,027	20,836,856

C.	Contract balance

The balance of accounts receivables and contract liability from contracts with customers as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current
Accounts receivable — trade, net	₩	90,537	196,380
Contract asset (Unbilled receivables)		614,023	158,697
Contract liability (Deferred revenue)		355,594	2,210,942
Non-current
Contract liability (Deferred revenue)	₩	900,000	900,000

The contract liability primarily relate to the advance consideration received from customers for media production service, for which revenue is recognized over time. This will be recognized as revenue when the Company satisfies the performance obligations.

The amount of Korean Won 2,150,034 thousand included in contract liability as of December 31, 2023 has been recognized as revenue in 2024. (2023: Korean Won 1,306,160 thousand)

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

8. Income and Expenses

A.	Other income

Details of other income for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Gain on disposal of right-of-use assets		14,767	-
Reversal of bad debt expenses (*1)		179,533	-
Grants for film production	₩	-	66,300
Miscellaneous income		101	22,985
Total	₩	194,401	89,285

(*1)	A portion of the balance recognized under Other non-current non-financial assets was previously subject to an allowance for doubtful accounts. During the reporting period, certain amounts were recovered and the corresponding allowance was reversed. The reversal was recognized as other income.

B.	Other expenses

Details of other expenses for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Other bad debt expenses	₩	242,000	105,000
Donations		2,500	-
Loss on retirement of Property and equipment		39,615	-
Miscellaneous expenses		1,047	4,479
Total	₩	285,162	109,479

C.	Expenses by nature

Details of classification of expenses by nature for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Outsourcing Fee	₩	10,922,033	13,985,841
Employee benefits		1,176,699	1,372,480
Depreciation		109,094	77,809
Commission paid		119,051	63,236
Transportation		986,843	917,159
Rent		1,950,254	2,436,273
Supplies		585,700	1,271,958
Other expenses		122,162	114,483
Total	₩	15,971,836	20,239,239

Total expenses consist of cost of sales and selling, general and administrative expenses.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

9. Finance income and costs

Details of finance income and costs for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean Won)
Finance income
Reversal of loss on valuation of long-term investments	₩	3,897	39,355
Gain on project settlements		3,165	3,999
Interest income		15,628	5,286
Total	₩	22,690	48,640
Finance costs
Interest expenses	₩	133,981	107,583
Financial guarantee expense		2,573	-
Total	₩	136,554	107,583

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

10. Employee benefits

Details of defined benefit liability recognized as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean Won)
Defined benefit liability	₩	255,006	258,999

The Company operates defined benefit plans as a retirement pension scheme. Defined benefit plans expose the Company to actuarial risks, such as longevity risk, interest rate risk and market (investment) risk.

A.	Movement in net defined benefit (asset) liability

Details of reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components as of December 31, 2024 and 2023 is as follows:

		Defined benefit obligation		Fair value of plan assets		Net defined benefit liability
		2024	2023	2024	2023	2024	2023
		(In thousands of Korean won)
Balance at January 1	₩	258,999	156,092	-	-	258,999	156,092
Included in profit or loss
Current service cost		28,464	20,542	-	-	28,464	20,542
Past service credit		-	-	-	-	-	-
Interest cost		10,473	7,948	-	-	10,473	7,948
Subtotal		38,937	28,490	-	-	38,937	28,490
Included in OCI
Remeasurement loss(gain)
Demographic assumption		(162)	-	-	-	(162)	-
Financial assumption		22,719	17,816	-	-	22,719	17,816
Adjustment based on experience		(65,487)	56,601	-	-	(65,487)	56,601
Return on plan assets excluding interest income		-	-	-	-	-	-
Subtotal		(42,930)	74,417	-	-	(42,930)	74,417
Other
Benefits paid		-	-	-	-	-	-
Subtotal		-	-	-	-	-	-
Balance at December 31	₩	255,006	258,999	-	-	255,006	258,999

B.	Plan assets

There are no contributions funded to its defined benefit plans as of December 31, 2024 and 2023.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Defined benefit obligation

i.	Actuarial assumptions

Details of actuarial assumptions used for the years ended December 31, 2024 and 2023 are as follows:

	2024	2023
Discount rate	3.50%	4.20%
Future salary growth	5.52~8.44%	6.10~8.20%

Assumptions regarding future longevity have been based on published statistics and mortality tables.

As of December 31, 2024 and 2023, the weighted average duration of the defined benefit obligation was 6.7 years and 6.7 years, respectively.

ii.	Sensitivity analysis

The Company measures the risk of actuarial assumption changes as a 1% fluctuation in the discount rate and future salary growth rate of the amounts of defined benefit obligation, which reflects the management’s assessment of the risk of actuarial assumption fluctuation that can be reasonably occur. The impact of a 1% fluctuation in discount rates and future salary growth rates on the Company’s defined benefit obligation as of December 31, 2024 and 2023 are as follows:

		December 31, 2024		December 31, 2023
		Increased by 1%	Decreased by 1%	Increased by 1%	Decreased by 1%
		(In thousands of Korean won)
Discount rate	₩	(16,161)	18,210	(16,283)	18,227
Future salary growth		18,015	(16,300)	18,158	(16,524)

Although the analysis does not take account of the full distribution of cash flows expected under the plan, it does provide an approximation of the sensitivity of the assumptions shown.

D.	Employee benefit expenses

i.	Details of employee benefit expenses recognized for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Wages and salaries	₩	1,035,401	1,257,852
Fringe benefit		102,361	86,139
Expenses related to post-employment defined benefit plans		38,937	28,490
Total	₩	1,176,699	1,372,481

ii.	Expenses are recognized in the statements of comprehensive income (loss) as follows:

		2024	2023
		(In thousands of Korean won)
Cost of revenues	₩	683,857	965,955
Selling, general and administrative expenses		492,842	406,525
Total	₩	1,176,699	1,372,481

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

11. Income taxes

A.	Amounts recognized in profit or loss

		2024	2023
		(In Korean won and number of shares)
Current tax expenses (benefit)
Current year	₩	-	24,614
Adjustments recognized related to prior period incomes (*)		(18,616)	5,563
		(18,616)	30,177
Deferred tax expenses (benefit)
Origination and reversal of temporary differences	₩	121,001	(62,389)
Deferred taxes charged directly to equity		(10,296)	13,413
Income tax expenses (benefit)	₩	92,089	(18,799)

(*)	In the normal course of business, the Company is examined by taxation authority. The Company’s management regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its liability for income taxes.

The Company establish additional current tax liability for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liability for uncertain tax positions, as well as the related net interest and penalties, are included in income taxes in the statements of operations.

B.	Amounts recognized in OCI

		2024			2023
		Before tax	Tax (expense) benefit	Net of tax	Before tax	Tax (expense) benefit	Net of tax
		(In thousands of Korean won)
Items that will not be reclassified to profit or loss
Remeasurements of defined benefit liability	₩	42,931	(10,296)	32,635	(74,418)	13,413	(61,004)

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Reconciliation of effective tax rate

		2024	2023
		(In thousands of Korean won)
Profit before income tax	₩	159,566	518,480
Tax at the statutory income tax rate		15,798	86,362
Adjustments:
Expenses not deductible for tax purposes		3,526	3,661
Tax credits		-	(18,110)
Adjustments recognized related to prior period incomes		(18,616)	5,563
Changes in unrecognized deferred tax assets		-	(1,186)
Change in tax rates		71,689	(102,326)
Other		19,692	7,237
Income tax expenses (benefit)	₩	92,089	(18,799)
Effective income tax rate (*)		57.7%	-

(*)	The effective tax rate is not calculated as the Company recognized tax benefit for the year ended December 31, 2023.

D.	Movement in deferred tax balances

i.	Movement in deferred tax balances as of December 31, 2024

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Defined benefit liability	₩	54,131	(28,885)	25,246
Lease liability		69,049	(54,630)	14,419
Right-of-use assets		(68,845)	54,146	(14,699)
Contract liability		427,192	(380,108)	47,084
Contract assets		(48,476)	(12,312)	(60,788)
Prepaid expenses		(409,539)	289,450	(120,089)
Prepayments		(98,809)	77,444	(21,365)
Other		222,994	(107,428)	115,566
Total	₩	147,697	(162,323)	(14,626)
Loss carried forward	₩	-	41,322	41,322
Carryover tax credit		19,149	-	19,149
Deferred tax assets	₩	166,846	(121,001)	45,845

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii.	Movement in deferred tax balances as of December 31, 2023

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Defined benefit liability	₩	15,453	38,678	54,131
Lease liability		39,098	29,951	69,049
Right-of-use assets		(39,581)	(29,264)	(68,845)
Contract liability		153,466	273,726	427,192
Contract assets		(17,837)	(30,639)	(48,476)
Prepaid expenses		(96,550)	(312,989)	(409,539)
Prepayments		(25,474)	(73,335)	(98,809)
Other		63,519	159,475	222,994
Total	₩	92,094	55,603	147,697
Loss carried forward	₩	-	-	-
Carryover tax credit		13,549	5,600	19,149
Unrecognized deferred tax assets		(1,186)	1,186	-
Deferred tax assets	₩	104,457	62,389	166,846

E.	Details of unused tax loss carryforwards and unused tax credit carryforwards

i.	Details of unused tax loss carryforwards and unused tax credit carryforwards as of December 31, 2024 are as follows:

Year of expiration		Unused loss carryforwards	Unused tax credit carryforwards
		(In thousands of Korean won)
2032	₩	-	10,969
2033		-	8,180
2039		417,397	-
Total	₩	417,397	19,149

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii.	The timing of recovery of deferred tax assets and liability as of December 31, 2024 and 2023 is as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deferred tax assets
- Deferred tax assets to be recovered after more than 12 months	₩	150,218	248,080
- Deferred tax assets to be recovered within 12 months		141,020	579,367
Sub-total		291,238	827,447
Deferred tax liability
- Deferred tax liability to be recovered after more than 12 months		(166,504)	(388,154)
- Deferred tax liability to be recovered within 12 months		(78,889)	(272,447)
Sub-total		(245,393)	(660,601)
Deferred tax assets (liabilities), net	₩	45,845	166,846

12. Other assets

Details of other assets for the years ended December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current
Prepayments	₩	4,989	5,246
Prepaid expenses (*1)		1,213,021	1,959,519
Value added tax receivables		63,685	305,490
Non-current
Non-current prepayments (*2)		1,375,087	1,394,586
Total	₩	2,656,782	3,664,841

(*1)	The amount of Korean Won 1,040,653 thousand included in prepaid expenses as of December 31, 2023 has been recognized as cost of revenues in 2024. (2023: Korean Won 749,552 thousand)
(*2)	The Company recognized an impairment loss amounting to Korean Won 242,000 thousand in 2024. (2023: Korean Won 105,000 thousand)

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

13. Trade and other receivables

Details of trade and other receivables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Trade receivable
Accounts receivable — Trade	₩	90,537	196,380

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Other current receivables
Accrued income	₩	3,326	6,325
Non-trade receivables		91,798	962
Sub-total		95,124	7,287
Other non-current receivables
Long-term accounts receivable – other, net		45,899	-
Total	₩	141,023	7,287

14. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Cash on hand	₩	8,232	3,214
Deposits in banks		855,695	1,916,702
Total	₩	863,927	1,919,916

The Company doesn’t have any restricted cash and cash equivalents as of December 31, 2024 and 2023.

15. Property and equipment

A.	Reconciliation of carrying amount

Details of property and equipment as of December 31, 2024 and 2023 are as follows:

		December 31, 2024
		Book value	Accumulated depreciation	Carrying amount
		(In thousands of Korean won)
Office equipment	₩	32,250	(21,183)	11,067
Right-of-use assets		263,210	(114,738)	148,472
Total	₩	295,460	(135,921)	159,539

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

		December 31, 2023
		Book value	Accumulated depreciation	Carrying amount
		(In thousands of Korean won)
Office equipment	₩	22,304	(16,796)	5,508
Furniture and fixtures		52,700	(13,608)	39,092
Right-of-use assets		560,795	(231,395)	329,400
Total	₩	635,799	(261,799)	374,000

Details of the changes in property and equipment for the years ended December 31, 2024 and 2023 are as follows:

		2024
		Office equipment	Furniture and fixture	Right-of-Use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	5,508	39,092	329,400	374,000
Acquisitions		9,947	7,900	119,948	137,795
Depreciation		(4,388)	(7,377)	(97,329)	(109,094)
Disposals		-	(39,615)	(203,547)	(243,162)
Ending balance	₩	11,067	-	148,472	159,539

		2023
		Office equipment	Furniture and fixture	Right-of-Use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	9,037	2,965	399,806	411,808
Acquisitions		-	40,000	-	40,000
Depreciation		(3,529)	(3,873)	(70,406)	(77,808)
Ending balance	₩	5,508	39,092	329,400	374,000

The classification of depreciation expenses in the statements of comprehensive income for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Selling, general and administrative expenses	₩	109,094	77,808

B.	Leased property and equipment

As of December 31, 2024, the Company leased vehicles and building and recognized right-of-use assets of Korean Won 148,472 thousand. (2023: Korean Won 329,400 thousand)

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

16. Financial instruments by category

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial assets at amortized cost
Cash and cash equivalents	₩	863,927	1,919,916
Accounts receivable — trade, net		90,537	196,380
Accounts receivable — other, net		95,124	7,287
Long-term loans, net		130,056	130,087
Long-term accounts receivable – other, net		45,899	-
Other non-current financial assets		39,080	147,406
Financial assets at fair value through profit or loss
Long-term investments		800,000	800,000
Total	₩	2,064,623	3,201,076

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial liability at amortized cost
Trade and other payables (*)	₩	2,037,596	1,995,641
Short-term borrowings		1,445,453	1,505,000
Other financial liabilities
Financial guarantee liability		2,573	-
Total	₩	3,485,622	3,500,641

A.	Classification of investment assets

The classification of investment assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Non-Current investments
Equity investments – at FVTPL (*)	₩	800,000	800,000

(*)	Equity investments consist of profit-sharing project investment asset.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Project investment designated as at FVTPL

The Company designated the investments shown below as equity investments at FVTPL because there is no contractual obligation for repayment and it does not qualify as a cash flow with principal and interest payments.

	Fair value at December 31, 2024	Fair value at December 31, 2023
	(In thousands of Korean won)
Falling starlight	800,000	800,000

C.	Net gains and losses by category of financial instruments

The net gains and losses by category of financial instruments as of December 31, 2024 and 2023 are as follows:

		2024
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Other Financial liabilities	Total
		(In thousands of Korean won)
Gain on project settlements	₩	-	3,165	-	-	3,165
Interest income		15,628	-	-	-	15,628
Interest expense		-	-	(124,087)	-	(124,087)
Reversal of losses on valuation of long-term investments		-	3,897	-	-	3,897
Financial guarantee expense		-	-	-	(2,573)	(2,573)
Total	₩	15,628	7,062	(124,087)	(2,573)	(103,970)

		2023
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Financial liabilities at amortized cost	Total
		(In thousands of Korean won)
Gain on project settlements	₩	-	3,999	-	3,999
Interest income		5,286	-	-	5,286
Interest expense		-	-	(96,512)	(96,512)
Reversal of losses on valuation of long-term investments		-	39,355	-	39,355
Total	₩	5,286	43,354	(96,512)	(47,872)

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

17. Capital and reserves

A.	Share capital

Details of share capital as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In Korean won and number of shares)
Number of authorized shares		4,000	4,000
Value per share	₩	1,000	1,000
Number of shares issued		78	78
Common shares	₩	78,000	78,000

i.	Ordinary shares

Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company.

B.	Other reserves

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Other reserves	₩	(585,468)	(585,468)

Upon the spin-off, the aggregate net parent investment and accumulated other comprehensive income are reclassified to share capital and other reserves.

18. Capital management

The Company’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. The Company monitors capital using a ratio of ‘net debt’ to ‘total equity’. Net debt is calculated as total liability (as shown in the statement of financial position) less cash and cash equivalents. The Company’s net debt to total equity ratio as of December 31, 2024 and 2023 is as follows.

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Total liability	₩	5,215,005	7,339,765
Less: Cash and cash equivalents		(863,927)	(1,919,916)
Net debt		4,351,078	5,419,849
Total equity	₩	325,807	225,695
Net debt to total equity ratio		13.35	24.01

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

19. Borrowings/payable and Loans/receivable

Borrowings as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current Liability
Short-term borrowings	₩	1,445,453	1,505,000
Lease liability (*)		80,165	62,797
Total	₩	1,525,618	1,567,797
Non-Current liability
Lease liability (*)	₩	65,483	267,583

(*)	The interest rate related to lease liability reflects the incremental borrowing rate based on the Company’s credit. The amount of interest expense related to lease liability incurred during 2024 is Korean Won 9,766 thousand (2023: Korean Won 11,049 thousand). Additionally, the amount of short-term lease payments not included in the measurement of lease liability during 2024 is Korean Won 1,950,254 thousand (2023: Korean Won 2,436,273 thousand).

A.	Terms and repayment schedule

The terms and conditions of outstanding borrowings as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
	Currency	Nominal interest rate	Maturity	Face value	Carrying amount	Face value	Carrying amount
				(In thousands of Korean won)
Secured bank borrowings (*1)	KRW	4.57%	09-May-25	520,000	520,000	520,000	520,000
Secured bank borrowings (*2)	KRW	4.45%	23-Sep-25	940,000	925,000	1,000,000	985,000
Secured bank borrowings (*3)	KRW	6.90%	17-Oct-25	2,000,000	453	-	-
Total interest-bearing liability				3,460,000	1,445,453	1,520,000	1,505,000

(*1)	The Company has received a payment guarantee of Korean Won 468,000 thousand (2023: Korean Won 468,000 thousand) from Korea Credit Guarantee Fund as of December 31, 2024. The Company is provided a joint guarantee of Korean Won 62,400 thousand (2023: Korean Won 62,400 thousand) by the CEO of the Company as of December 31, 2024.
(*2)	The Company is provided a joint guarantee of Korean Won 1,128,000 thousand (2023: Korean Won 1,200,000 thousand) by the CEO of the Company as of December 31, 2024. The borrowing will be repaid in monthly installments of 5,000 thousand.
(*3)	The Company has received collateral in the form of land and buildings owned by Pluto Co., Ltd., a related party, to secure its borrowings of KRW 2,400,000 thousand as of December 31, 2024.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Terms and collection schedule

The terms and conditions of outstanding loans as of December 31, 2024 and 2023 are as follows:

				December 31, 2024		December 31, 2023
	Currency	Nominal interest rate	Maturity	Face value	Carrying amount	Face value	Carrying amount
				(In thousands of Korean won)
Falling Starlight Limited Company Specializing in The Cultural Industry	KRW	-	-	120,054	120,054	120,054	120,054
Park, Un Kyoung	KRW	4.60%	16-Jan-25	10,000	10,002	10,000	10,033
Total				130,054	130,056	130,054	130,087

(*)	The maturity of the loan is set as the later of January 16, 2025, or the liquidation date of Falling Starlight Limited Company Specializing in The Cultural Industry.

20. Trade and other payables

Trade and other payables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Other payable	₩	1,118,423	1,312,994
Accrued expenses		919,173	686,973
Total	₩	2,037,596	1,999,967

21. Provisions

Provisions for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean Won)
Site restoration
Beginning of the year	₩	3,471	3,448
Interest expense		128	23
Lease termination		(3,479)	-
New Lease Contract		4,804	-
Ending of the year	₩	4,924	3,471

The provision for building restoration relates to buildings leased during 2024 and 2023. The provision has been estimated based on historical data associated with similar buildings.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

22. Financial Instruments – Fair values and risk management

A.	Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liability, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liability not measured at fair value if the carrying amount is a reasonable approximation of fair value.

Carrying amounts of financial instruments by category as of December 31, 2024 are as follows:

		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Long-term investments	₩	800,000	-	-	800,000	800,000
Other financial liabilities
Financial guarantee liability	₩	2,573	-	-	2,573	2,573

Carrying amounts of financial instruments by category as of December 31, 2023 are as follows:

		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Long-term investments	₩	800,000	-	-	800,000	800,000

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Measurement of fair values

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical asset or liability;

●	Level 2: all inputs other than quoted prices included in Level 1 that are observable (either directly that is, prices, or indirectly that is, derived from prices) for the asset or liability;

●	Level 3: unobservable inputs for the asset or liability.

The fair value of financial instruments traded in an active market is determined based on the quoted market price as of the end of the reporting period. If the quoted prices are readily and regularly available through exchanges, sellers, brokers, industry groups, rating agencies or regulators and such prices represent actual market transactions that occur regularly between independent parties, they are considered active markets.

The fair value of financial instruments that are not traded in an active market is determined using valuation techniques. These valuation techniques use as much market observable information as possible and use the least amount of Company-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2.

If more than one significant input variable is not based on observable market information, the item is included in Level 3.

If the information is insufficient to measure fair value of the project investment, the Company recognizes gain on project settlements when the accumulated settlements exceed the project investment’s original invested amount. Before exceeding the project investment’s original invested amount, the settlements are recognized as the return of original project investment. The Company recognizes the valuation loss of the project investment based on its judgment as to whether the total amount of production costs and distribution fees could exceed the shared profit.

C.	Financial risk management

The Company’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which the Company’s risk management program focuses on minimizing any adverse effects on its financial performance. The Company operates financial risk management policies and programs that closely monitor and respond to each risk factor.

i.	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterpart to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s receivables from customers. In order to manage credit risk, the Company regularly evaluate the credit worthiness of each customer or counterparty considering the party’s financial information, past experience, its own trading records and other factors. In relation to the impairment of financial assets subsequent to initial recognition, the Company recognizes the changes in expected credit loss(“ECL”) in profit or loss at each reporting date. The carrying amount of a financial asset represents the maximum exposure to credit risk.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The maximum exposure to credit risk of the Company as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Cash and cash equivalents (*1)	₩	863,927	1,919,916
Accounts receivable, net		185,661	203,667
Long-term loans, net		130,056	130,087
Long-term accounts receivable – other, net		45,899	-
Other non-current financial assets		39,080	147,406
Financial guarantee liability (*2)		318,256	-
Total	₩	1,582,879	2,401,076

(*1)	Cash and cash equivalents are deposited in financial institutions with strong credit rating.
(*2)	The Company has provided a financial guarantee for the repayment of loans to other related parties.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The Company has established a credit policy under which each new customer is analyzed individually before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, if they are available, financial statements, credit agency information, industry information and in some cases bank references.

The Company monitors customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or a legal entity, their geographic location, industry, trading history with the Company and existence of previous financial difficulties. The Company does not require collateral in respect of trade and other receivables. Expected credit losses (ECLs) and credit risk exposures for accounts receivable and other receivables as of December 31, 2024 and 2023 are as follows:

- Accounts receivables and other receivables

As of December 31, 2024	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	231,560	-
More than 90 days ~ Less than 1 year	0.00%		-	-
More than 1 year	100.00%		-	-
Total		₩	231,560	-

As of December 31, 2023	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	203,667	-
More than 90 days ~ Less than 1 year	0.00%		-	-
More than 1 year	100.00%		-	-
Total		₩	203,667	-

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii.	Liquidity risk

Liquidity risk management includes the maintenance of sufficient cash and marketable securities, the availability of funds from appropriately committed credit lines, and the ability to settle market positions.

Financial liability of the Company by maturity according to the remaining period from December 31, 2024 to the contractual maturity date are as follows:

		December 31, 2024
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Payables (*1)	₩	1,118,423	25,072	1,093,351	-	-	-	1,118,423
Accrued expense (*1)		919,173	58,222	860,951	-	-	-	919,173
Short-term borrowings		1,445,453	31,394	1,452,667	-	-	-	1,484,061
Lease liability		145,647	22,577	67,730	35,306	27,781	-	153,394
Financial guarantee liability (*2)		2,573	285,000	-	-	-	-	285,000
Total	₩	3,631,269	422,265	3,474,699	35,306	27,781	-	3,960,051

(*1)	Payables and accrued expense exclude non-financial liability.
(*2)	For issued financial guarantee contracts, the maximum amount of the guarantee is allocated to the earliest period in which the guarantee could be called.

Financial liability of the Company by maturity according to the remaining period from December 31, 2023 to the contractual maturity date are as follows:

		December 31, 2023
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Payables (*)	₩	1,312,994	238,741	1,074,253	-	-	-	1,312,994
Accrued expense (*)		682,647	472,164	210,483	-	-	-	682,647
Short-term borrowings		1,505,000	33,985	1,517,736	-	-	-	1,551,721
Lease liability		330,379	18,947	56,840	75,786	194,527	7,580	353,680
Total	₩	3,831,020	763,837	2,859,312	75,786	194,527	7,580	3,901,042

(*)	Payables and accrued expense exclude non-financial liability.

iii.	Interest rate risk

The sensitivity analysis is based on borrowing under variable interest rate conditions as of December 31, 2024 and 2023.

		December 31, 2024 (*)		December 31, 2023
		Increased by 100 bp	Decreased by 100 bp	Increased by 100 bp	Decreased by 100 bp
		(In thousands of Korean won)
Interest	₩	-	-	7,250	(7,250)

(*)	As of December 31, 2024, The company had no borrowings subject to variable interest rates. Accordingly, a sensitivity analysis for interest rate risk has not been presented.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

23. Leases

A.	Leases as lessee

The Company leases buildings and vehicles. The leases typically run for a period of 5 to 10 years, with an option to renew or terminate the lease after that date. The Company also leases vehicles with contract terms of one year. This lease is short-term item. The Company has elected not to recognize right-of-use assets and lease liability for these leases. Information about leases for which the Company is a lessee is presented below.

i.	Right-of-use assets

Right-of-use assets related to leased properties that do not meet the definition of investment property are presented as property and equipment.

Details of right-of-use assets and lease liability recognized in the statements of financial position as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Acquisition price)
Building	₩	119,948	417,533
Vehicles		143,262	143,262
Total	₩	263,210	560,795

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Accumulated depreciation)
Building	₩	(54,814)	(200,123)
Vehicles		(59,924)	(31,272)
Total	₩	(114,738)	(231,395)

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Net book value)
Building	₩	65,134	217,410
Vehicles		83,338	111,990
Total	₩	148,472	329,400

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in right-of-use assets for the years ended December 31, 2024 and 2023 are as follows:

		2024
		Building	Vehicles	Total
		(In thousands of Korean won)
Balance as of January 1, 2024	₩	217,410	111,990	329,400
Depreciation		(68,677)	(28,652)	(97,329)
Lease termination		(203,547)	-	(203,547)
Acquisitions		119,948	-	119,948
Balance as of December 31, 2024	₩	65,134	83,338	148,472

		2023
		Building	Vehicles	Total
		(In thousands of Korean won)
Balance as of January 1, 2023	₩	259,163	140,643	399,806
Depreciation		(41,753)	(28,653)	(70,406)
Balance as of December 31, 2023	₩	217,410	111,990	329,400

ii.	Amounts recognized in profit or loss

Amounts recognized in profit or loss for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Interest expense relating to lease liability (included in finance cost)	₩	9,766	11,049
Expense relating to short-term leases		1,950,254	2,436,273

iii.	Amounts recognized in statement of cash flows

Amounts recognized in statement of cash flows for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Total cash outflows of leases	₩	2,050,720	2,511,869

iv.	Extension options

Some property leases contain extension options exercisable by the Company. The Company reflected extension options in measuring the lease liability. The extension options held are exercisable only by the Company and not by the lessors. The Company assesses at the lease commencement date whether it is reasonably certain to exercise the extension options. The Company reassesses whether it is reasonably certain to exercise the options if there is a significant event or significant changes in circumstances within its control.

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

24. Commitments

A.	Key commitments

Key commitments the Company has entered into with financial institutions and others as of December 31, 2024 are as follows:

Financial institutions	Categories		Credit limit	Disbursed borrowing amount
			(In thousands of Korean won)
Woori Bank	Corporate operating borrowings (*1)	₩	520,000	520,000
Woori Bank	Corporate operating borrowings (*2)		940,000	925,000
Pureun Savings Bank	Corporate operating borrowings (*3)		2,000,000	453
Total		₩	3,460,000	1,445,453

(*1)	The Company has received a payment guarantee of Korean Won 468,000 thousand (2023: Korean Won 468,000 thousand) from Korea Credit Guarantee Fund as of December 31, 2024. The Company is provided a joint guarantee of Korean Won 62,400 thousand (2023: Korean Won 62,400 thousand) by the CEO of the Company as of December 31, 2024.
(*2)	The Company is provided a joint guarantee of Korean Won 1,128,400 thousand (2023: Korean Won 1,200,000 thousand) by the CEO of the Company as of December 31, 2024.
(*3)	The Company has received collateral in the form of land and buildings owned by Pluto Co., Ltd., a related party, to secure its borrowings of KRW 2,400,000 thousand as of December 31, 2024.

B.	Other commitment

On September 14, 2023, an amendment was made to the equity interest exchange agreement, originally entered into on March 31, 2023, between the CEO, who is the dominant shareholder of the Company, and K Enter Holdings Inc. for the purpose of listing on the NASDAQ through a merger with a SPAC company. The equity interest exchange agreement is effective on the date designated by K Enter Holdings Inc. Upon the effective date, the CEO of the Company will exchange 40 shares with the equity interest of K Enter Holdings Inc. Following the equity interest exchange transaction, the Company is expected to be a subsidiary of K Enter Holdings Inc.

C.	Guarantees received

Details of guarantees received as of December 31, 2024 are as follows:

Guaranteed by	Details of guarantee	Guarantee limit
		(In thousands of Korean won)
Korea Credit Guarantee Fund	Payment guarantee	468,000

Details of guarantees received as of December 31, 2023 are as follows:

Guaranteed by	Details of guarantee	Guarantee limit
		(In thousands of Korean won)
Korea Credit Guarantee Fund	Payment guarantee	468,000

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D.	Details of guarantees

Contingent liabilities on outstanding guarantees provided by The company as of December 31, 2024 are as follows:

Guarantor	Guarantee beneficiary	Guarantee limit	Guarantee amount
		(In thousands of Korean won)
The LAMP Co., Ltd.,	Falling Starlight Limited Company Specializing in The Cultural Industry (*)	285,000	285,000

(*)	In relation to the above guarantee, the company assessed the financial guarantee obligation and recognized the associated financial guarantee expense under other financial liabilities in accordance with the relevant accounting standards.

E.	Legal Proceedings

Subsequent to the end of the current fiscal year, the company is involved in one pending legal proceeding in which it is named as a defendant, with a total claimed amount of KRW 50 million.
The outcome of the lawsuit is currently not reasonably predictable, and the timing and amount of any potential outflow of resources are uncertain. However, the Company believes that the ultimate resolution of this matter is not expected to have a material adverse effect on its financial statements for the current fiscal year.

25. Statement of Cash flows

Adjustments for income and expenses from operating activities for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Depreciation	₩	109,094	77,808
Other bad debt expenses		242,000	105,000
Reversal of allowance for doubtful accounts		(179,533)
Interest expenses		133,981	107,583
Interest income		(15,628)	(5,286)
Financial Guarantee Expense		2,573	-
Gain on project settlements		(3,165)	(3,999)
Reversal of losses on valuation of long-term investments		(3,897)	(39,355)
Severance benefits		38,937	28,490
Income tax expenses		92,089	(18,799)
Loss on retirement of Property and equipment		39,615	-
Gain on disposal of right of use assets		(14,767)	-
Total	₩	441,299	251,442

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in assets and liabilities from operating activities for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Other current non-financial liabilities	₩	(16,256)	12,612
Other current assets		988,560	(1,180,909)
Other non-current non-financial assets		(222,503)	131,000
Accounts receivable — other, net		162,234	(77,888)
Trade and other payables		(11,723)	509,249
Contract liabilities		(1,855,348)	780,775
Contract assets		(455,326)	(28,109)
Total	₩	(1,410,362)	146,730

Significant non-cash transactions for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Unsettled distribution to Pluto due to Spin-off	₩	-	1,081,277
Reclassification of non-current lease liability		89,377	66,822
Right-of-use assets obtained in exchange for lease liability		(115,143)	-
Lease termination		209,175	-
Total	₩	183,409	1,148,099

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The movements of liability to cash flows arising from financing activities for the years ended December 31, 2024 and 2023 are as follows:

		Short-term borrowings	Current lease liability	Non-current lease liability	Total
		(In thousands of Korean won)
Balance at January 1, 2023	₩	520,000	60,522	334,405	914,927
Changes from financing cash flows
Proceeds from borrowings		1,000,000	-	-	1,000,000
Repayment of borrowings		(15,000)	-	-	(15,000)
Payment of lease liability		-	(64,547)	-	(64,547)
Reclassification		-	66,822	(66,822)	-
Total		985,000	2,275	(66,822)	920,453
Other changes
Interest expense		-	11,049	-	11,049
Interest paid		-	(11,049)	-	(11,049)
Total	₩	-	-	-	-
Balance at December 31, 2023	₩	1,505,000	62,797	267,583	1,835,380
Balance at January 1, 2024		1,505,000	62,797	267,583	1,835,380
Changes from financing cash flows
Proceeds from borrowings		883,302	-	-	883,302
Repayment of borrowings		(942,849)	-	-	(942,849)
Payment of lease liability		-	(90,700)	-	(90,700)
Reclassification		-	89,377	(89,377)	-
Total	₩	(59,547)	(1,323)	(89,377)	(150,247)
Other changes
Right-of-use assets obtained in exchange for lease liability		-	56,321	58,822	115,143
Disposal of Lease liabilities			(37,630)	(171,545)	(209,175)
Interest expense		-	9,766	-	9,766
Interest paid		-	(9,766)	-	(9,766)
Total	₩	-	18,691	(112,723)	(94,032)
Balance at December 31, 2024	₩	1,445,453	80,165	65,483	1,591,101

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

26. Related parties

A.	List of related parties

List of related parties as of December 31, 2024 and 2023 are as follows:

Relationship	Entity
Other related parties	- Falling Starlight Limited Company Specializing in The Cultural Industry (hereafter referred to as “Falling Starlight”) - Pluto Co., Ltd
Key management personnel	- Park, Un Kyoung

B.	Transactions with related parties

Details of transaction with related parties for the years ended December 31, 2024 and 2023 are as follows:

			2024
Related party	Name of entity		Revenue	Interest income	Interest expenses	Financial Guarantee Expense
			(In thousands of Korean won)
Other related parties	Falling Starlight	₩	239,615	-	-	2,573
Other related parties	Pluto		15,000	-	49,710
Key management personnel	Park, Un Kyoung		-	428	-	-
Total		₩	254,615	428	49,710	2,573

			2023
Related party	Name of entity		Revenue	Interest income	Interest expenses
			(In thousands of Korean won)
Other related parties	Falling Starlight	₩	432,411	-	-
Other related parties	Pluto		-	-	57,521
Key management personnel	Park, Un Kyoung		-	430	-
Total		₩	432,411	430	57,521

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Account balances with related parties

The balances of receivables and payables to related parties as of December 31, 2024 are as follows:

Related party	Name of entity		Receivables	Loans	Project investment	Payables	Financial Guarantee Liability
			(In thousands of Korean won)
Other related parties	Falling Starlight	₩	20,000	120,054	800,000	-	2,573
Other related parties	Pluto (*)		-	-	-	1,184,828	-
Key management personnel	Park, Un Kyoung		1,357	10,002	-	-	-
Total		₩	21,357	130,056	800,000	1,184,828	2,573

(*)	On March 31, 2023, the date of spin-off, the Company agreed to pay Korean Won 2,053,480 thousand to Pluto in accordance with the Separation Proposal. As of December 31, 2024, the payables to Pluto is Korean Won 1,184,828 thousand after the settlement during the period ended December 31, 2024.

The balances of receivables and payables to related parties as of December 31, 2023 are as follows:

Related party	Name of entity		Receivables	Loans	Project investment	Payables
			(In thousands of Korean won)
Other related parties	Falling Starlight	₩	20,000	120,054	800,000	-
Other related parties	Pluto (*)		-	-	-	1,138,798
Key management personnel	Park, Un Kyoung		897	10,033	-	-
Total		₩	20,897	130,087	800,000	1,138,798

(*)	On March 31, 2023, the date of spin-off, the Company agreed to pay Korean Won 2,053,480 thousand to Pluto in accordance with the Separation Proposal. As of December 31, 2023, the payables to Pluto is Korean Won 1,138,798 thousand after the settlement during the period ended December 31, 2023.

D.	Financing and investing transactions with related parties

Details of significant financing and investing transactions with related parties for the years ended December 31, 2024 and 2023 are as follows:

			2024
Related party	Name of entity		Loans	Increase in accrued income	Increase in Payables
			(In thousands of Korean won)
Other related parties	Pluto	₩	-	-	46,030
Key management personnel	Park, Un Kyoung		-	460	-
Total		₩	-	460	46,030

			2023
Related party	Name of entity		Loans	Increase in accrued income	Increase in Payables
			(In thousands of Korean won)
Other related parties	Falling starlight	₩	20,000	-	-
Other related parties	Pluto		-	-	1,043,964
Key management personnel	Park, Un Kyoung		-	460	-
Total		₩	20,000	460	1,043,964

THE LAMP CO., LTD

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

E.	Commitments with related parties

During the year ended December 31, 2022, the Company entered into an agreement with Falling Starlight for the production service and profit sharing.

As of December 31, 2024, the Company has been satisfying its performance obligation for production service in accordance with the agreement and has received the consideration for the service provided. After the release of the content, the Company is entitled to share the profits in accordance with the agreed profit-sharing ratio.

The Company is provided a joint guarantee of Korean Won 1,190,400 thousand by the CEO of the Company as of December 31, 2024.

As of December 31, 2024, the Company has provided a joint guarantee of Korean Won 285,000 thousand to Falling Starlight, classified as other related parties.

The Company has received collateral in the form of land and buildings owned by Pluto Co., Ltd., a related party, to secure its borrowings of KRW 2,400,000 thousand as of December 31, 2024.

F.	Transactions with key management personnel

The compensation for the key management personnel for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Short-term employee benefits	₩	268,000	205,500
Post-employment benefits		27,760	19,468
Total	₩	295,760	224,968

Compensation of the Company’s key management personnel include salaries, non-cash benefits and contributions to a post-employment defined benefit plan.

27. Subsequent event

On January 3, 2025, K Enter Holdings Inc. completed the acquisition of a controlling interest in six Korean entities, including The LAMP Co., Ltd., through a share exchange. Upon the effective date, the CEO of the Company exchanged 40 shares with the equity interest of K Enter Holdings Inc. Following the equity interest exchange transaction, the Company became a subsidiary of K Enter Holdings Inc.

Report of Independent Auditors

To the Board of Directors of

Bidangil Pictures Co., Ltd.

Opinion

We have audited the accompanying consolidated financial statements of Bidangil Pictures Co.,Ltd. (the “Company”), which comprise the consolidated statements of financial position as of December 31, 2024 and 2023, and the related consolidated statements of comprehensive income, of changes in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

May 14, 2025

BIDANGIL PICTURES CO., LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
			(In thousands of Korean won)
Assets
Cash and cash equivalents	14,17,19,22,24	₩	1,448,485	3,723,417
Short-term financial instruments	17,22		862,868	1,537,640
Accounts receivable — trade, net	7,13,17,22		633	2,647
Accounts receivable — other, net	13,17,22		2,766	42,665
- Related parties	25		-	42,664
- Non-related parties			2,766	1
Short-term loans — net	15,17,22		135,000	952,500
- Related parties	25		-	952,500
- Non-related parties			135,000	-
Other current assets	12		66,424	5,070,905
Other current financial assets	17,22		50,600	49,000
Contract assets	7,17,22		724,848	143,834
Total current assets			3,291,624	11,522,609
Property, plant and equipment including right-of-use assets	16,23		123,789	138,006
Other non-current financial assets	17,22		86,781	131,620
Other non-current non-financial assets	12		518,100	441,600
Total non-current assets			728,670	711,226
Total assets		₩	4,020,294	12,233,835
Liabilities
Trade and other payables	17,21,22	₩	911,596	1,060,087
Other current financial liabilities	17,20,22		-	200,200
Other current non-financial liabilities			7,415	40,010
Contract liabilities	7		-	6,182,960
Current Lease liabilities	20,22		77,927	95,509
Current tax liabilities			81,512	72,520
Total current liabilities			1,078,450	7,651,286
Non-current Lease liabilities	20,22		45,402	44,421
Total non-current liabilities			45,402	44,421
Total liabilities		₩	1,123,852	7,695,707

The accompanying notes are an integral part of these consolidated financial statements.

BIDANGIL PICTURES CO., LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
			(In thousands of Korean won)
Equity
Share capital	18	₩	50,000	50,000
Share premium	18		50,000	50,000
Treasury shares	18		(2,000,000)	-
Retained earnings			4,796,442	4,438,128
Equity attributable to owners of the Parent Company			2,896,442	4,538,128
Total equity			2,896,442	4,538,128
Total liabilities and equity		₩	4,020,294	12,233,835

The accompanying notes are an integral part of these consolidated financial statements.

BIDANGIL PICTURES CO., LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2024 and 2023

	Note		2024	2023
			(In thousands of Korean won)
Revenues
Media production revenue	6,7	₩	18,632,504	7,746,081
Cost of revenues	8		(17,446,927)	(7,069,610)
Gross profit			1,185,577	676,471
Selling, general and administrative expenses	8		(710,258)	(759,395)
Other income	8		2	36,004
Other expenses	8		(21,498)	(2,016)
Operating profit (loss)			453,823	(48,936)
Finance income	9,17		55,972	245,390
- Related parties	25		2,154	42,664
- Non-related parties			53,818	202,726
Finance costs	9,17		(147,749)	(11,504)
Profit before income tax			362,046	184,950
Income tax benefit (expenses)	11		(3,732)	1,523
Profit for the year		₩	358,314	186,473
Total comprehensive income for the year		₩	358,314	186,473
Profit attributable to:
Owners of the Parent Company		₩	358,314	186,473
Total comprehensive income attributable to:
Owners of the Parent Company		₩	358,314	186,473

The accompanying notes are an integral part of these consolidated financial statements.

BIDANGIL PICTURES CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Years Ended December 31, 2024 and 2023

	Note		Share capital	Share premium	Treasury shares	Retained earnings	Total
			(In thousands of Korean won)
Balance at January 1, 2023		₩	50,000	50,000	-	4,251,655	4,351,655
Total comprehensive income for the year
Profit for the year			-	-	-	186,473	186,473
Balance at December 31, 2023		₩	50,000	50,000	-	4,438,128	4,538,128
Balance at January 1, 2024		₩	50,000	50,000	-	4,438,128	4,538,128
Total comprehensive income for the year
Profit for the year			-	-	-	358,314	358,314
Transaction with owners, recognized directly in equity
Acquisition of treasury shares	18		-	-	(2,000,000)	-	(2,000,000)
Balance at December 31, 2024		₩	50,000	50,000	(2,000,000)	4,796,442	2,896,442

The accompanying notes are an integral part of these consolidated financial statements.

BIDANGIL PICTURES CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2024 and 2023

	Note		2024	2023
			(In thousands of Korean won)
Cash flows from operating activities	24
Profit for the year		₩	358,314	186,473
Adjustments to reconcile net income to net cash provided by operating activities			(1,825,268)	1,862,599
Interest received			71,241	58,849
Interest paid			(10,616)	(11,504)
Income taxes refund(paid)			5,260	(8,128)
Net cash inflow(outflow) from operating activities		₩	(1,401,069)	2,088,289
Cash flows from investing activities
Disposal of short-term financial instruments		₩	2,551,823	8,300,231
Purchase of short-term financial instruments			(2,001,527)	(6,933,733)
Payments for short-term loans			(135,000)	(25,380)
Payments for other current financial assets			-	(49,000)
Proceeds from other current financial assets			49,000	-
Proceeds from other non-current financial assets			-	850
Collection of short-term loans			952,500	-
- Related parties			952,500	-
- Non-related parties			-	-
Net cash inflow in investing activities		₩	1,416,796	1,292,968
Cash flows from financing activities	24
Acquisition of treasury shares			(2,000,000)	-
Repayment of investment withholdings			(200,200)	(600,600)
Repayment of lease liabilities			(90,459)	(84,532)
Net cash outflow in financing activities		₩	(2,290,659)	(685,132)
Net increase (decrease) in cash and cash equivalents			(2,274,932)	2,696,125
Cash and cash equivalents at beginning of the year	14		3,723,417	1,027,292
Cash and cash equivalents at end of the year	14	₩	1,448,485	3,723,417

The accompanying notes are an integral part of these consolidated financial statements.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

1. Reporting entity

The Parent Company

Bidangil Pictures Co., Ltd. (“the Parent Company”) was incorporated in February 2005 and the Parent Company’s registered office is at 220, Yeoksam-ro, Gangnam-gu, Seoul, Korea. These consolidated financial statements comprise the Parent Company and its subsidiary (together referred to as the “Group”). The Group generates revenue primarily through providing the media production services. The Parent Company is primarily providing the media production service that consists of planning, producing, and selling the theatrical films and television programs. Trigger Limited Company Specializing in The Cultural Industry (the “Subsidiary”) is engaged in the business of planning, development and production of the film Trigger.

The Parent Company’s major shareholders and their respective percentage of ownership as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	Number of shares	Ownership (%)	Number of shares	Ownership (%)
Yoon, In Bum	4,750	47.50%	5,000	50%
Kim, Soo Jin	4,750	47.50%	5,000	50%
Treasury shares	500	5.00%	-	-
Total	10,000	100%	10,000	100%

Consolidated Subsidiary

Details of the consolidated subsidiary as of December 31, 2024 and December 31, 2023 are as follows:

		Percentage of ownership (%)
Subsidiary	Location	December 31, 2024	December 31, 2023	Fiscal year end	Main business
Trigger Limited Company Specializing in The Cultural Industry	Korea	100	100	December	Planning, development and production of the film Trigger

The Parent Company established a special purpose company to plan, develop and manage the production of the new project ‘Trigger’ as of April 5, 2023. The initial capital amounted to Korean won 10,000 thousand, but no capital has been contributed as of December 31, 2024.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

2. Basis of Accounting

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”). These consolidated financial statements were authorized for issuance by the Board of Directors on May 14, 2025.

Details of the Group’s accounting policies are included in Note 5.

Basis of measurement

The consolidated financial statements have been prepared on the historical cost basis except for the following items, which are measured on an alternative basis on each reporting date.

Items	Measurement bases
Financial instruments measured at fair value through profit or loss (“FVTPL”)	Fair value

3. Functional and presentation currency

These consolidated financial statements are presented in Korean Won, which the Group’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

4. Use of judgements and estimates

In preparing these consolidated financial statements, management has made judgements and estimates that affect the application of the Group’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

A.	Judgements

Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognized in the consolidated financial statements is included in the following note:

Note 7(B): revenue recognition: whether revenue from providing service is recognized over time or at a point in time; and

Note 23(A): lease term: whether the Group is reasonably certain to exercise extension options.

B.	Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

●	Note 11(A): uncertain tax treatments;

i.	Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for financial assets.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

When measuring the fair value of a financial instruments measured at FVTPL, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

●	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Group recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following note:

●	Note 22(B): financial instruments.

5. Material accounting policies

The material accounting policies followed by the Group in preparation of its consolidated financial statements are as follows:

A.	New and amended standards or interpretations adopted by the Group

The Group has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2024.

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current, Non-current Liabilities with Covenants

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. Covenants that the entity must comply with after the end of the reporting period do not affect the classification of a liability at the end of the reporting period. However, if a liability is classified as non-current as of the end of the reporting period despite covenants that must be complied with within 12 months after that date, the entity shall disclose information about the risk that the liability could become repayable within 12 months after the reporting period. The amendments do not have a significant impact on the consolidated financial statements.

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the consolidated financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the consolidated financial statements.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	New and amended standards or interpretations not yet adopted by the Group

The following new accounting standards and interpretation that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Group.

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Group does not expect that these amendments have a significant impact on the consolidated financial statements.

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognised on the ‘settlement date’ and introduce an accounting policy choice to derecognise financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI. The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Group does not expect that these amendments have a significant impact on the consolidated financial statements.

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

-	IFRS 1 First-time adoption of International Financial Reporting Standards;

-	IFRS 7 Financial instruments: Disclosures;

-	IFRS 9 Financial instruments;

-	IFRS 10 Consolidated financial instruments; and

-	IAS 7 Statement of cash flows

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Group is in review for the impact of this new standard on the consolidated financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Group to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Group is in review for the impact of this new standard on the consolidated financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Group does not expect that these amendments have a significant impact on the consolidated financial statements.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Basis of consolidation

i.	Subsidiary

Subsidiary is an entity controlled by the Group. The Group ‘controls’ an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiary are included in the consolidated financial statements from the date on which control commences until the date on which control ceases.

ii.	Non-controlling interests

Non-controlling interests are measured initially at their proportionate share of the acquiree’s identifiable net assets at the date of acquisition.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as equity transactions.

iii.	Loss of control

When the Group loses control over a subsidiary, it derecognizes the assets and liabilities of the subsidiary, and any related non-controlling interests and other components of equity. Any resulting gain or loss is recognized in profit or loss. Any interest retained in the former subsidiary is measured at fair value when control is lost.

iv.	Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses (except for foreign currency transaction gains or losses) arising from intra-group transactions, are eliminated. Unrealized gains arising from transactions with equity- accounted investees are eliminated against the investment to the extent of the Group’s interest in the investee. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

D.	Foreign currency

Transactions in foreign currencies are translated into the respective functional currencies of Group at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss and presented within finance costs. Translation differences on Non-monetary assets and liabilities carried at fair value are reported as part of the fair value gain or loss.

However, foreign currency differences arising from the translation of the following items are recognized in OCI:

●	an investment in equity securities designated as at FVOCI (except on impairment, in which case foreign currency differences that have been recognized in OCI are reclassified to profit or loss);

●	a financial liability designated as a hedge of the net investment in a foreign operation to the extent that the hedge is effective; and

●	qualifying cash flow hedges to the extent that the hedges are effective.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

E.	Revenue from contracts with customers

The Group generates revenue primarily through providing the media production service.

The Group determines revenue recognition by:

●	identifying the contract, or contracts, with a customer;

●	identifying the performance obligations in each contract;

●	determining the transaction price;

●	allocating the transaction price to the performance obligations in each contract; and

●	recognizing revenue when, or as, we satisfy performance obligations by transferring the promised goods or services.

Media production revenue

The Group operates the media production business that consists of planning, producing, and selling the theatrical films and television programs. The Group identifies the license which is provided along with media product as combined output and recognizes revenue over time by measuring its progress based on cost incurred towards complete satisfaction of the performance obligation in accordance with Paragraph 35 (2) and (3) of IFRS 15 Revenue from contracts with customers. The percentage-of-completion for each contract is calculated by dividing the cumulative cost incurred in relation to service performed by the Group by estimated total contract costs.

The Group recognizes unbilled receivables from media production service as contract assets and recognizes receipts in advance for prepaid media production services as contract liabilities. The Group capitalizes the cost associated with the production, including development costs, direct costs, and production overhead per title as prepayments and prepaid expenses. The Group amortizes the capitalized asset in ‘Cost of revenues’ on the consolidated statements of comprehensive income based on the percentage-of-completion for each contract.

F.	Operating segments

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Group’s other components. The chief operating decision-maker has been identified as the chief executive officer. The Group’s operating segment has been determined to be a single business unit, for which the Group generates identifiable financial information that is regularly reported to the chief executive officer for the purpose of resource allocation and assessment of segment performance. The Group has a reportable segment as described in Note 6. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

G.	Employee benefits

i.	Short-term employee benefits

Short-term employee benefits are employee benefits due to be settled within 12 months after the end of the period in which the employees render related services. When an employee has rendered a service to the Group during an accounting period, the Group recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service

ii.	Defined contribution plans

Obligations for contributions to defined contribution plans are expensed as the related service is provided. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in future payments is available.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

H.	Finance income and finance costs

The Group’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	dividend income;

●	the net gain or loss on financial assets at FVTPL;

●	the foreign currency gain or loss on financial assets and financial liabilities;

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

I.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

i.	Current income tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Current tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

ii.	Deferred income tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent that the Group is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in the Group. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. For this purpose, the carrying amount of investment property measured at fair value is presumed to be recovered through sale, and the Group has not rebutted this presumption.

Deferred tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

J.	Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, deposits held at banks, and investment securities with maturities of three months or less from the acquisition date that are easily convertible to cash and subject to an insignificant risk of changes in their fair value.

K.	Property, plant and equipment

i.	Recognition and measurement

Items of property, plant and equipment are measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

If significant parts of an item of property, plant and equipment have different useful lives, then they are accounted for as separate items (major components) of property, plant and equipment.

Any gain or loss on disposal of an item of property, plant and equipment is recognized in profit or loss.

ii.	Subsequent expenditure

Subsequent expenditure is capitalized only if it is probable that the future economic benefits associated with the expenditure will flow to the Group. The carrying amount of the replaced parts are derecognized and the repairs and maintenance expenses are recognized in profit or loss in the period they are incurred.

iii.	Depreciation

Depreciation is calculated using the straight-line method to allocate the cost or revalued amounts of the assets, net of their residual values, over their estimated useful lives as follows:

Office equipment	5 years
Furniture and fixtures	5 years
Right-of-use assets	5~7 years

Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

L.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Group becomes a party to the contractual provisions of the instrument.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at:

●	amortized cost; or

●	FVTPL

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Group may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Group may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets - Business model assessment

The Group makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

●	how the performance of the portfolio is evaluated and reported to the Group’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated - e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Group’s continuing recognition of the assets.

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets - Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Group considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Group considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Group’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets - Subsequent measurement and gains and losses

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial liabilities - Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

iii.	Derecognition

Financial assets

The Group derecognizes a financial asset when:

●	the contractual rights to the cash flows from the financial asset expire; or

●	it transfers the rights to receive the contractual cash flows in a transaction in which either:

-	substantially all of the risks and rewards of ownership of the financial asset are transferred; or

-	the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Group enters into transactions whereby it transfers assets recognized in its statement of financial position, but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial liabilities

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

When changes were made to a financial asset or financial liability in addition to changes to the basis for determining the contractual cash flows required by interest rate benchmark reform, the Group first updated the effective interest rate of the financial asset or financial liability to reflect the change that is required by interest rate benchmark reform. After that, the Group applied the policies on accounting for modifications to the additional changes.

M.	Impairment

i.	Non-derivative financial assets

Financial instruments and contract assets

The Group recognizes loss allowances for ECLs on:

●	financial assets measured at amortized cost; and

●	contract assets.

The Group also recognizes loss allowances for ECLs on lease receivables, which are disclosed as part of trade and other receivables.

The Group measures loss allowances at an amount equal to lifetime ECLs, except for the following, which are measured at 12-month ECLs:

●	debt securities that are determined to have low credit risk at the reporting date; and

●	other debt securities and bank balances for which credit risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since initial recognition.

Loss allowances for trade receivables (including lease receivables) and contract assets are always measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Group’s historical experience and informed credit assessment, that includes forward-looking information.

The Group assumes that the credit risk on a financial asset has increased significantly if it is more than 12 months past due.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The Group considers a financial asset to be in default when:

●	the debtor is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing security (if any is held).

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument.

12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months).

The maximum period considered when estimating ECLs is the maximum contractual period over which the Group is exposed to credit risk.

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Group expects to receive).

ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, the Group assesses whether financial assets carried at amortized cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

●	significant financial difficulty of the debtor;

●	the restructuring of a loan or advance by the Group on terms that the Group would not consider otherwise;

●	it is probable that the debtor will enter bankruptcy or other financial reorganization; or

●	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECL in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off when the Group has no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. For individual customers, the Group has a policy of writing off the gross carrying amount when the financial asset is 180 days past due based on historical experience of recoveries of similar assets. For corporate customers, the Group individually makes an assessment with respect to the timing and amount of write-off based on whether there is a reasonable expectation of recovery. The Group expects no significant recovery from the amount written off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due.

ii.	Non-financial assets

At each reporting date, the Group reviews the carrying amounts of its non-financial assets (other than biological assets, investment property, developing contents, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

N.	Leases

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

i.	As a lessee

At commencement or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Group has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Group by the end of the lease term or the cost of the right-of-use asset reflects that the Group will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Group is reasonably certain to exercise, lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Group is reasonably certain not to terminate early.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, if the Group changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

At the date of transition to IFRSs, The Group applies the following approach to all of its leases.

The Group measures that lease liability at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

The Group measures right-of-use asset at its carrying amount as if IFRS 16 had been applied since the commencement date of the lease, but discounted using the lessee’s incremental borrowing rate at the date of transition to IFRSs.

The Group uses hindsight in applying IFRS 16 such as the determination of lease term for contracts that contain options to extend or terminate a lease.

The Group has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets (leases for which the underlying asset is valued at USD 5,000 or less) and short-term leases (leases that have a lease term of 12 months or less at the commencement date), including IT equipment. The Group recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

O.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Group has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Group measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Group uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price - i.e. the fair value of the consideration given or received. If the Group determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognized in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data or the transaction is closed out.

P.	Concentration of Credit Risk

The Group performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Group maintains reserves for potential credit losses, which are periodically reviewed.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

6. Operating segments

A.	Basis for segmentation

The Group’s operating segments have been identified to be a single business unit, by which the Group provides media production services.

The following summary describes the operations of each reportable segment.

Reportable segment	Operations
Media Production	Planning, producing, and selling the media content such as theatrical films and television programs

The Group’s chief executive officer reviews the internal management reports at least quarterly.

B.	Geographic information

Media production is managed and operated in Seoul, South Korea. The geographic information analyses the Group’s revenue by the customer’s country of domicile. In presenting the geographic information, segment revenue and non-current assets have been based on the geographic location of customers.

Summary of the Group’s operation by region based on the location of customers for the years ended December 31, 2024 and 2023 is as follows:

		2024	2023
		(In thousands of Korean won)
Korea	₩	115,571	188,823
USA		18,516,933	7,557,258
Total	₩	18,632,504	7,746,081

Summary of the Group’s non-current assets based on the location as of December 31, 2024 and 2023 is as follows:

		2024	2023
		(In thousands of Korean won)
Korea	₩	728,670	711,226

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Major customer

Revenues from major customers that amount to 10% or more of the Group’s revenue for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Customer A (Media production segment)
Revenue	₩	18,516,933	7,557,258
%		99.4%	97.6%

7. Revenue

A.	Revenue streams

The Group generates revenue primarily through providing the services for production of feature films for initial exhibition in theaters and streaming services.

Revenue from contracts with customers as of December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Revenue from contracts with customers	₩	18,632,504	7,746,081

B.	Disaggregation of revenue from contracts with customers

In the following table, revenue from contracts with customers is disaggregated by major products and service lines and timing of revenue recognition. The table also includes a reconciliation of the disaggregated revenue with the Group’s reportable segments (see Note 6).

Revenue from contracts with customers based on the service contract type and the timing of satisfaction of performance obligations for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Major products/service lines
Media production	₩	18,632,504	7,746,081
Timing of revenue recognition
At a point in time	₩	102,939	171,691
Over time		18,529,565	7,574,390
Total	₩	18,632,504	7,746,081

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Contract balance

The balance of contract assets from contracts with customers as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Accounts receivable — trade, net	₩	633	2,647
Contract asset (Unbilled receivables)		724,848	143,834
Contract liabilities (Deferred revenue)		-	6,182,960

The contract liabilities primarily relate to the advance consideration received from customers for media production service, for which revenue is recognized over time. This will be recognized as revenue when the Group satisfies the performance obligations.

The amount of revenue recognized that was included in the contract liability balance at the beginning of the year is 6,182,960 thousand Korean won.

As of December 31, 2024, the Group had two ongoing projects. The aggregate transaction prices allocated to the remaining performance obligations under these contracts amounted to KRW 742,534 thousand and KRW 183,809 thousand, respectively, all of which are expected to be recognized as revenue during the year ending December 31, 2025.

D.	Asset recognized from costs to fulfil a Contract

The Group recognized the expenses related to the screenplay for the film and drama production as assets, which are presented under “Other assets” in the statement of financial position.

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Asset recognized from costs to fulfil a contract (*)	₩	19,170	4,128,054

(*)	This is presented within ‘other assets’ in the statements of financial position.

The costs relate directly to the contract, generate resources that will be used in satisfying the contract and are expected to be recovered. They were therefore recognized as an asset from costs to fulfil a contract. The asset is amortized as expense on a basis that is consistent with the transfer to the customer of the services to which the asset related over the term of the specific film production contract.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

8. Income and Expenses

A.	Other income

Details of other income for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Reversal for impairment of prepayments (*)	₩	-	20,000
Miscellaneous income		2	103
Debt forgiveness gain		-	15,901
Total	₩	2	36,004

(*)	Recouping prepaid directing fees that were previously acknowledged as a prepayment impairment in the past.

B.	Other expenses

Details of other expenses for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Miscellaneous expenses	₩	498	2,016
Impairment of prepayments (*)		21,000	-
Total	₩	21,498	2,016

(*)	Loss on impairment of prepaid movie development fee for the project that has been prolonged without progress.

C.	Expenses by nature

Details of classification of expenses by nature for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Subcontracted production and operating services	₩	959,872	690,459
Employee benefits		548,451	557,970
Depreciation and amortization		94,285	84,999
Actor’s appearance fee		4,435,410	1,673,030
Staff and equipment, etc		9,087,898	3,290,008
Transportation		477,886	147,706
Rent		1,624,749	816,587
Supplies		840,519	485,067
Other		88,115	83,179
Total	₩	18,157,185	7,829,005

Total expenses consist of cost of sales and selling, general and administrative expenses.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

9. Finance income and costs

Details of finance income and costs for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean Won)
Finance income
Interest income	₩	43,315	69,940
Gains on disposal of short-term financial instruments		12,657	137,811
Gains on valuation of short-term financial instruments		-	37,639
Total	₩	55,972	245,390
Finance costs
Interest expenses	₩	10,617	11,504
Losses on valuation of short-term financial instruments		137,132	-
Total	₩	147,749	11,504

10. Employee benefits

The expenses recognized in relation to defined contribution plan for the years ended December 31, 2024 and 2023 are Korean Won 75,450 thousand and Korean Won 79,537 thousand.

A.	Employee benefit expenses

i.	Details of employee benefit expenses recognized for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Wages and salaries	₩	434,027	437,543
Expenses related to post-employment plans		75,450	79,537
Fringe benefit		38,974	40,890
Total	₩	548,451	557,970

ii.	Expenses are recognized in the consolidated statements of comprehensive income (loss) as follows:

		2024	2023
		(In thousands of Korean won)
Selling, general and administrative expenses	₩	548,451	557,970

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

11. Income taxes

A.	Amounts recognized in profit or loss

		2024	2023
		(In thousands of Korean won)
Current tax expense
Current year	₩	-	-
Adjustments recognized related to prior period incomes (*)		3,732	(1,523)
Tax expense (benefit) on continuing operations	₩	3,732	(1,523)

(*)	In the normal course of business, the Group is examined by taxation authority. The Group’s management regularly assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of its liabilities for income taxes.

The Group establish additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, are included in income taxes in the consolidated statements of operations.

B.	Reconciliation of effective tax rate

		2024	2023
		(In thousands of Korean won)
Profit before income tax	₩	362,046	184,950
Tax at the statutory income tax rate		35,843	18,310
Adjustments:
Expenses not deductible for tax purposes		1,119	1,658
Changes in unrecognized deferred tax assets		(36,703)	(15,085)
Adjustments recognized related to prior period incomes		3,732	(1,523)
Differences in tax rate		(259)	(4,883)
Income tax expenses (benefit)	₩	3,732	(1,523)
Effective income tax rate (*)		1.03%	-

(*)	The effective tax rate is not calculated as the Group incurred a income tax benefit for the year ended December 31, 2023.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

C.	Movement in deferred tax balances

i.	Movement in deferred tax balances as of December 31, 2024

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Contract assets	₩	367,244	(488,801)	(121,557)
Prepayments		(1,311)	(16,438)	(17,749)
Lease liabilities		2,086	(806)	1,280
Others		(363,533)	465,687	102,154
Total	₩	4,486	(40,358)	(35,872)
Loss carried forward	₩	29,972	3,395	33,367
Carryover tax credit		2,155,094	(1,870,543)	284,551
Unrecognized deferred tax income asset (*)		(2,189,552)	1,907,506	(282,046)
Deferred tax assets (liabilities)	₩	-	-	-

(*)	As of December 31, 2024, the Group did not recognize deferred income tax assets for the carryover tax credit exceeding taxable temporary difference as it is not probable such carryover tax credit can be utilized in the foreseeable future.

ii.	Movement in deferred tax balances as of December 31, 2023

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Contract assets	₩	(584,353)	951,597	367,244
Prepayments		539,340	(540,651)	(1,311)
Lease liabilities		3,137	(1,051)	2,086
Others		10,703	(374,236)	(363,533)
Total	₩	(31,173)	35,659	4,486
Loss carried forward	₩	85,649	(55,677)	29,972
Carryover tax credit		2,119,665	35,429	2,155,094
Unrecognized deferred tax income assets (*)		(2,174,141)	(15,411)	(2,189,552)
Deferred tax assets (liabilities)	₩	-	-	-

(*)	As of December 31, 2023, the Group did not recognize deferred income tax asset for the temporary difference as it is not probable such loss carried forward and carryover tax credit can be utilized in the foreseeable future.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

D.	Deferred assets (liabilities)

i.	Details of unrecognized deferred income tax assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Unrecognized temporary difference	₩	-	4,486
Loss carried forward		-	29,972
Carryover tax credit		282,046	2,155,094
Total	₩	282,046	2,189,552

ii.	The maturity of unused carryover tax credit that are not recognized as deferred income tax assets as of December 31, 2024 is as follows:

Year of expiration		Unused carryover tax credit
		(In thousands of Korean won)
2029	₩	282,046
Total	₩	282,046

iii.	The timing of recovery of deferred tax assets and liabilities as of December 31, 2024 and 2023 is as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deferred tax assets
- Deferred tax assets to be recovered after more than 12 months	₩	387,211	2,275,843
- Deferred tax assets to be recovered within 12 months		214,840	949,054
Sub-total		602,051	3,224,897
Deferred tax liabilities
- Deferred tax liabilities to be recovered after more than 12 months		(108,591)	(132,409)
- Deferred tax liabilities to be recovered within 12 months		(211,414)	(902,936)
Sub-total		(320,005)	(1,035,345)
Unrecognized deferred tax assets		(282,046)	(2,189,552)
Deferred tax assets (liabilities), net	₩	-	-

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

12. Other assets

Details of other assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current
Prepaid expenses	₩	21,195	4,129,482
Value added tax receivables		45,229	941,424
Non-current
Non-current prepayments		518,100	441,600
Total	₩	584,524	5,512,505

13. Trade and other receivables

Details of trade and other receivables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Trade receivable
Accounts receivable — Trade	₩	633	2,647
Other receivables
Accrued income		2,766	42,664
Non-trade receivables		-	1
Accounts receivable — other, net		2,766	42,665
Total	₩	3,399	45,312

14. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deposits in banks	₩	1,448,485	3,723,417

The Group doesn’t have any restricted cash and cash equivalents as of December 31, 2024 and 2023.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

15. Loans receivable

The terms and conditions of outstanding loans as of December 31, 2024 and 2023 are as follows:

			December 31, 2024		December 31, 2023
			(In thousands of Korean won)
	Currency	Nominal interest rate	Face value	Carrying amount	Face value	Carrying amount
Key management personnel	KRW	4.60%	-	-	927,120	927,120
Key management personnel	KRW	4.60%	-	-	25,380	25,380
K Enter Holdings Inc.	KRW	3.00%	135,000	135,000	-	-
Total loans receivable			135,000	135,000	952,500	952,500

16. Property, plant and equipment

A.	Reconciliation of carrying amount

Details of property, plant and equipment as of December 31, 2024 and 2023 are as follows:

		December 31, 2024
		Book value	Accumulated depreciation	Carrying amount
		(In thousands of Korean won)
Office equipment	₩	6,067	(6,063)	4
Furniture and fixtures		2,500	(2,499)	1
Right-of-use assets		678,021	(554,237)	123,784
Total	₩	686,588	(562,799)	123,789

		December 31, 2023
		Book value	Accumulated depreciation	Carrying amount
		(In thousands of Korean won)
Office equipment	₩	6,067	(6,063)	4
Furniture and fixtures		2,500	(2,499)	1
Right-of-use assets		597,953	(459,952)	138,001
Total	₩	606,520	(468,514)	138,006

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Details of the changes in property and equipment for the years ended December 31, 2024 and 2023 are as follows:

		2024
		Office equipment	Furniture and fixture	Right-of-Use assets	Total

Beginning balance	₩	4	1	138,001	138,006
Depreciation		-	-	(94,285)	(94,285)
Lease modification		-	-	80,068	80,068
Ending balance	₩	4	1	123,784	123,789

		2023
		Office equipment	Furniture and fixture	Right-of-Use assets	Total
		(In thousands of Korean won)
Beginning balance	₩	4	1	145,725	145,730
Depreciation		-	-	(84,999)	(84,999)
Lease modification		-	-	77,275	77,275
Ending balance	₩	4	1	138,001	138,006

The classification of depreciation expenses in the consolidated statements of comprehensive income for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Cost of revenues	₩	27,000	18,400
Selling, general and administrative expenses		67,285	66,599
Total	₩	94,285	84,999

B.	Leased property, plant and equipment

The Group leased the building and vehicles during the years ended December 31, 2024 and 2023. The amount of right-of-use assets recognized by category is as follows.

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Buildings	₩	122,758	111,555
Vehicles		1,026	26,446
Total	₩	123,784	138,001

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

17. Financial instruments by category

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial assets at amortized cost
Cash and cash equivalents	₩	1,448,485	3,723,417
Accounts receivable — trade, net		633	2,647
Accounts receivable — other, net		2,766	42,665
Contract assets		724,848	143,834
Short-term loans, net		135,000	952,500
Other current financial assets		50,600	49,000
Other non-current financial assets		86,781	131,620
Financial assets at fair value through profit or loss
Short-term financial instruments		862,868	1,537,640
Total	₩	3,311,981	6,583,323

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial liabilities at amortized cost
Trade and other payables (*)	₩	835,225	894,333
Other current financial liabilities		-	200,200
Total	₩	835,225	1,094,533

(*)	Trade and other payables that are not financial liabilities are excluded.

A.	Classification of investment assets

The classification of investment assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current investments
Other securities – at FVTPL	₩	862,868	1,537,640

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Net gains and losses by category of financial instruments

The net gains and losses by category of financial instruments for the years ended December 31, 2024 and 2023 are as follows:

		2024
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total
		(In thousands of Korean won)
Interest income	₩	21,192	22,123	43,315
Gain on disposal of short-term financial instruments		-	12,657	12,657
Loss on valuation of short-term financial instruments		-	(137,132)	(137,132)
Total	₩	21,192	(102,352)	(81,160)

		2023
		Financial assets at amortized cost	Financial assets at fair value through profit or loss	Total
		(In thousands of Korean won)
Interest income	₩	66,322	3,618	69,940
Gain on disposal of short-term financial instruments		-	137,811	137,811
Gain on valuation of short-term financial instruments		-	37,639	37,639
Total	₩	66,322	179,068	245,390

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

18. Capital and reserves

A.	Share capital

Details of share capital as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In Korean won and number of shares)
Number of authorized shares		40,000	40,000
Value per share	₩	5,000	5,000
Number of shares issued		10,000	10,000
Common shares	₩	50,000,000	50,000,000

i.	Ordinary shares

Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Group.

B.	Share Premium

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Share premium	₩	50,000	50,000

C.	Treasury shares

On January 31, 2024, the Group acquired a 5% interest of the Parent Company’s issued shares for Korean Won 2,000,000 thousand.

Details of treasury shares as of December 31, 2024 and 2023 are as follows:

		December 31, 2024		December 31, 2023
		Number of shares	Carrying amount	Number of shares	Carrying amount
		(In thousands of Korean won and number of shares)
Beginning balance	₩	-	-	-	-
Acquisition		500	2,000,000	-	-
Ending balance	₩	500	2,000,000	-	-

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

19. Capital management

The Group’s policy is to maintain a strong capital base so as to maintain investor, creditor and market confidence and to sustain future development of the business. The Group monitors capital using a ratio of ‘net debt’ to ‘adjusted equity’. Net debt is calculated as total liabilities (as shown in the statement of financial position) less cash and cash equivalents. The Group’s net debt to adjusted equity ratio as of December 31, 2024 and 2023 is as follows.

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Total liabilities	₩	1,123,852	7,695,707
Less: Cash and cash equivalents		(1,448,485)	(3,723,417)
Net debt		(324,633)	3,972,290
Total equity	₩	2,896,442	4,538,128
Net debt to total equity ratio (*)		-	87.5%

(*)	The net debt to total equity ratio is not calculated as the Company’s net debt is negative.

20. Borrowings/payable

Borrowings as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current Liabilities
Lease liabilities (*1)		77,927	95,509
Investment withholdings (*2)		-	200,200
Total	₩	77,927	295,709
Non-Current liabilities
Lease liabilities (*1)		45,402	44,421

(*1)	The interest rate related to lease liabilities reflects the incremental borrowing rate based on the Group’s credit. The amount of interest expense related to lease liabilities incurred during the year ended December 31, 2024 is Korean Won 10,617 thousand (2023: Korean Won 11,504 thousand). Additionally, the amount of short-term lease payments and low-value assets lease payments not included in the measurement of lease liabilities during 2024 is Korean Won 6,280 thousand (2023: Korean Won 31,629 thousand).
(*2)	The amount corresponds to a payment made in accordance with the share subscription agreement with G&G Production, dated October 17, 2022. Notably, no shares were issued as a consequence of this subscription payment. On December 20, 2023, an additional agreement was established, outlining the complete refund of the subscription payment by June 30, 2024. A refund was fully processed and remitted to G&G Production as of December 31, 2024.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

21. Trade and other payables

Trade and other payables as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Other payable	₩	576	381,377
Accrued expenses		911,020	678,710
Total	₩	911,596	1,060,087

22. Financial Instruments – Fair values and risk management

A.	Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

The carrying amounts of financial instruments by category as of December 31, 2024 are as follows:

		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Short-term financial instruments	₩	862,868	-	862,868	-	862,868

Carrying amounts of financial instruments by category as December 31, 2023 are as follows:

		Fair value	Level 1	Level 2	Level 3	Total
		(In thousands of Korean won)
Financial assets at fair value
Short-term financial instruments	₩	1,537,640	-	1,537,640	-	1,537,640

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

B.	Measurement of fair values

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical asset or liability;

●	Level 2: all inputs other than quoted prices included in Level 1 that are observable (either directly that is, prices, or indirectly that is, derived from prices) for the asset or liability;

●	Level 3: unobservable inputs for the asset or liability.

The fair value of financial instruments traded in an active market is determined based on the quoted market price as of the end of the reporting period. If the quoted prices are readily and regularly available through exchanges, sellers, brokers, industry groups, rating agencies or regulators and such prices represent actual market transactions that occur regularly between independent parties, they are considered active markets.

The fair value of financial instruments that are not traded in an active market is determined using valuation techniques. These valuation techniques use as much market observable information as possible and use the least amount of Company-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2.

If more than one significant input variable is not based on observable market information, the item is included in Level 3.

The valuation techniques used to measure the fair value of a financial instrument include:

●	Market price or dealer price of a similar financial instrument

●	The fair value of derivative instruments is determined by discounting the amount to present value using the leading exchange rate as of the end of the reporting period

C.	Financial risk management

The Group’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which the Group’s risk management program focuses on minimizing any adverse effects on its financial performance. The Group operates financial risk management policies and programs that closely monitor and respond to each risk factor.

i.	Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterpart to a financial instrument fails to meet its contractual obligations and arises principally from the Group’s receivables from customers. In order to manage credit risk, the Group regularly evaluate the credit worthiness of each customer or counterparty considering the party’s financial information, past experience, its own trading records and other factors. In relation to the impairment of financial assets subsequent to initial recognition, the Group recognizes the changes in expected credit loss(“ECL”) in profit or loss at each reporting date. The carrying amount of a financial asset represents the maximum exposure to credit risk.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The maximum exposure to credit risk of the Group as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Cash and cash equivalents	₩	1,448,485	3,723,417
Accounts receivable, net		3,399	45,312
Short-term loans, net		135,000	952,500
Other current financial assets		50,600	49,000
Contract assets		724,848	143,834
Other non-current financial assets		86,781	131,620
Total	₩	2,449,113	5,045,683

Cash and cash equivalents are deposited in financial institutions with strong credit rating. The Group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The Group has established a credit policy under which each new customer is analyzed individually before the Group’s standard payment and delivery terms and conditions are offered. The Group’s review includes external ratings, if they are available, financial statements, credit agency information, industry information and in some cases bank references.

The Group monitors customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or a legal entity, their geographic location, industry, trading history with the Group and existence of previous financial difficulties. The Group does not require collateral in respect of trade and other receivables. Expected credit losses (ECLs) and credit risk exposures for accounts and other receivables as of December 31, 2024 and 2023 are as follows:

① Accounts receivables — trade, net

As of December 31, 2024	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	633	-
More than 90 days ~ Less than 1 year	0.00%		-	-
More than 1 year	100.00%		-	-
Total		₩	633	-

As of December 31, 2023	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	2,647	-
More than 90 days ~ Less than 1 year	0.00%		-	-
More than 1 year	100.00%		-	-
Total		₩	2,647	-

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

② Other receivables

As of December 31, 2024	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	140,147	-
More than 90 days ~ Less than 1 year	0.00%		-	-
More than 1 year	100.00%		-	-
Total		₩	140,147	-

As of December 31, 2023	Expected loss rate		Carrying amount	Loss allowance
			(In thousands of Korean won)
Not due or overdue less than 90 days	0.00%	₩	223,285	-
More than 90 days ~ Less than 1 year	0.00%		-	-
More than 1 year	100.00%		-	-
Total		₩	223,285	-

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

ii.	Liquidity risk

Liquidity risk management includes the maintenance of sufficient cash and marketable securities, the availability of funds from appropriately committed credit lines, and the ability to settle market positions.

Financial liabilities of the Group by maturity according to the remaining period from December 31, 2024 to the contractual maturity date are as follows:

		December 31, 2024
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Non-derivative financial liabilities
Other payables (*)	₩	576	576	-	-	-	-	576
Accrued expense (*)		834,649	834,649	-	-	-	-	834,649
Lease liabilities		123,329	21,766	58,185	51,720	-	-	131,671
Total	₩	958,554	856,991	58,185	51,720	-	-	966,896

(*)	Trade and other payables and accrued expense exclude non-financial liabilities.

Financial liabilities of the Group by maturity according to the remaining period from December 31, 2023 to the contractual maturity date are as follows:

		December 31, 2023
		Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
		(In thousands of Korean won)
Non-derivative financial liabilities
Other payables (*)	₩	381,377	381,377	-	-	-	-	381,377
Accrued expense (*)		512,956	512,956	-	-	-	-	512,956
Lease liabilities		139,930	24,849	74,547	50,731	-	-	150,127
Investment withholdings		200,200	-	200,200	-	-	-	200,200
Total	₩	1,234,463	919,182	274,747	50,731	-	-	1,244,660

(*)	Trade and other payables and accrued expense exclude non-financial liabilities.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

23. Leases

A.	Leases as lessee

The Group leases building and vehicles. The leases typically run for a period of 1~5 years, with an option to renew or terminate the lease after that date. The Group also leases printer with contract terms of one year. These leases are short-term and/or leases of low-value items. The Group has elected not to recognize right-of-use assets and lease liabilities for these leases. Information about leases for which the Group is a lessee is presented below.

i.	Right-of-use assets

Right-of-use assets related to leased properties that do not meet the definition of investment property are presented as property, plant and equipment.

Details of right-of-use assets and lease liabilities recognized in the consolidated statements of financial position as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Acquisition price)
Buildings	₩	550,924	470,856
Vehicles		127,097	127,097
Total	₩	678,021	597,953

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Accumulated depreciation)
Buildings	₩	(428,166)	(359,301)
Vehicles		(126,071)	(100,651)
Total	₩	(554,237)	(459,952)

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Right-of-use assets (Carrying amount)	₩
Buildings		122,758	111,555
Vehicles		1,026	26,446
Total	₩	123,784	138,001

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

Changes in right-of-use assets for the years ended December 31, 2024 and 2023 are as follows:

		2024
		Building	Vehicles	Total
		(In thousands of Korean won)
Balance as of January 1, 2024	₩	111,555	26,446	138,001
Depreciation		(68,865)	(25,420)	(94,285)
Lease modification		80,068	-	80,068
Balance as of December 31, 2024	₩	122,758	1,026	123,784

		2023
		Building	Vehicles	Total
		(In thousands of Korean won)
Balance as of January 1, 2023	₩	93,860	51,865	145,725
Depreciation		(59,580)	(25,419)	(84,999)
Lease modification		77,275	-	77,275
Balance as of December 31, 2023	₩	111,555	26,446	138,001

ii.	Amounts recognized in profit or loss

Amounts recognized in profit or loss for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Interest expense relating to lease liabilities (included in finance cost)	₩	10,617	11,504
Expense relating to short-term leases		4,176	30,284
Expense relating to leases of low-value assets excluding short-term leases		2,104	1,345

iii.	Amounts recognized in statement of cash flows

Amounts recognized in statement of cash flows for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Total cash outflows of leases	₩	107,356	127,665

iv.	Extension options

Some property leases contain extension options exercisable by the Group. Where practicable, the Group seeks to include extension options in new leases to provide operational flexibility. The extension options held are exercisable only by the Group and not by the lessors. The Group assesses at the lease commencement date whether it is reasonably certain to exercise the extension options. The Group reassesses whether it is reasonably certain to exercise the options if there is a significant event or significant changes in circumstances within its control.

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

24. Statement of Cash flows

Adjustments for income and expenses from operating activities for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Depreciation	₩	94,285	84,999
Impairment of prepayments		21,000	-
Gains on disposal of short-term financial instruments		(12,657)	(137,811)
Gains on valuation of short-term financial instruments		-	(37,639)
Losses on valuation of short-term financial instruments		137,132	-
Debt forgiveness gain		-	(15,901)
Interest expenses		10,617	11,504
Interest income		(43,315)	(69,940)
Tax expenses (benefit)		3,732	(1,523)
Total	₩	210,794	(166,311)

Changes in assets and liabilities from operating activities for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Other current non-financial liabilities	₩	(32,595)	32,634
Accounts receivable — trade, net		2,014	(843)
Other current assets		5,004,481	(5,069,181)
Other non-current non-financial assets		(97,500)	(58,000)
Accounts receivable — other, net		2	8,119
Trade and other payables		(148,491)	925,353
Contract assets		(581,013)	7,868
Contract liabilities		(6,182,960)	6,182,960
Total	₩	(2,036,062)	2,028,910

Significant non-cash transactions for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Reclassification of long-term loans	₩	-	927,120
Increase in lease liabilities due to lease agreements		73,858	67,166

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

The movements of liabilities to cash flows arising from financing activities for the years ended December 31, 2024 and 2023 are as follows:

		Current Lease liabilities	Non-current lease liabilities	Current investment withholdings	Non-current investment withholdings	Total
		(In thousands of Korean won)
Balance at 1 January 2023	₩	79,232	78,064	150,800	650,000	958,096
Changes from financing cash flows
Payment of lease liabilities		(84,532)	-	-	-	(84,532)
Repayment of investment withholdings		-	-	(600,600)	-	(600,600)
Reclassification		96,959	(96,959)	650,000	(650,000)	-
Total	₩	12,427	(96,959)	49,400	(650,000)	(685,132)
Other changes
Lease modification		3,850	63,316	-	-	67,166
Interest expense		11,504	-	-	-	11,504
Interest paid		(11,504)	-	-	-	(11,504)
Total	₩	3,850	63,316	-	-	67,166
Balance at 31 December 2023	₩	95,509	44,421	200,200	-	340,130
Balance at 1 January 2024		95,509	44,421	200,200	-	340,130
Changes from financing cash flows
Payment of lease liabilities		(90,459)	-	-	-	(90,459)
Repayment of investment withholdings		-	-	(200,200)	-	(200,200)
Reclassification		73,660	(73,660)	-	-	-
Total	₩	(16,799)	(73,660)	(200,200)	-	(290,659)
Other changes
Lease modification		(783)	74,641	-	-	73,858
Interest expense		10,616	-	-	-	10,616
Interest paid		(10,616)	-	-	-	(10,616)
Total		(783)	74,641	-	-	73,858
Balance at 31 December 2024	₩	77,927	45,402	-	-	123,329

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

25. Related parties

A.	List of related parties

List of related parties as of December 31, 2024 and 2023 are as follows:

Relationship	Name
Key management personnel	Yoon, In Bum
Key management personnel	Kim, Soo Jin

B.	Account balances with related parties

The balances of receivables and payables to related parties as of December 31, 2024 and 2023 are as follows:

			December 31, 2024	December 31, 2023
Related party	Name		Receivables	Receivables
			(In thousands of Korean won)
Key management personnel	Yoon, In Bum	₩	-	497,582
Key management personnel	Kim, Soo Jin		-	497,582
Total		₩	-	995,164

C.	Financial transactions with related parties

Details of significant financial transactions with related parties for the years ended December 31, 2024 and 2023 are as follows:

			2024		2023
Related party	Name		Increase in accrued income	Collection (*)	Payment for Loans	Increase in accrued income	Collection (*)
			(In thousands of Korean won)
Key management personnel	Yoon, In Bum	₩	1,077	498,659	12,690	21,332	21,324
Key management personnel	Kim, Soo Jin		1,077	498,659	12,690	21,332	21,324
Total		₩	2,154	997,318	25,380	42,664	42,648

(*)	Collection includes the accrued interest (2024: Korean Won 44,818 thousand, 2023: Korean Won 42,648 thousand).

Additionally, the Parent Company acquired 500 shares of treasury shares for Korean won 2,000 million from the Group’s key management personnel during the years ended December 31, 2024 (See Notes 1 and 18).

D.	Transactions with key management personnel

The compensation for the key management personnel for the years ended December 31, 2024 and 2023 are as follows:

		2024	2023
		(In thousands of Korean won)
Wages and salaries	₩	336,000	363,000
Post-employment benefits		67,200	72,600

Compensation of the Group’s key management personnel includes salaries, non-cash benefits and contributions to a defined contribution plan (See Note 10).

BIDANGIL PICTURES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2024 and 2023

26. Commitments

On September 14, 2023, an amendment was made to the equity interest exchange agreement, originally entered into on April 10, 2023, between the CEOs, who is the dominant shareholder of the Parent Company, and K Enter Holdings, Inc. for the purpose of listing on the NASDAQ through a merger with a SPAC company. The equity interest exchange agreement is effective on the date designated by K Enter Holdings, Inc. Upon the approval, the CEOs of the Group will exchange 5,100 shares with the equity interest of K Enter Holdings, Inc. Following the equity interest exchange transaction, the Group is expected to be a subsidiary of K Enter Holdings, Inc.

27. Subsequent events

On January 3, 2025, K Enter Holdings Inc. completed the acquisition of a controlling interest in six Korean entities, including Bidangil Pictures Co., Ltd. through a share exchange. Upon the approval, the CEOs of the Group exchanged 5,100 shares with the equity interest of K Enter Holdings, Inc. Following the equity interest exchange transaction, the Group become a subsidiary of K Enter Holdings, Inc.

Report of Independent Auditors

To the Board of Directors of

Studio Anseilen Co., Ltd.

Opinion

We have audited the accompanying financial statements of Studio Anseilen Co., Ltd. (the “Company”), which comprise the statements of financial position as of December 31, 2024 and 2023, and the related statements of comprehensive income, of changes in equity and of cash flows for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023, including the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Material Uncertainty Related to Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred a net loss and has a net total deficit and has stated that these events or conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

May 14, 2025

Studio Anseilen Co., Ltd.

STATEMENTS OF FINANCIAL POSITION

As of December 31, 2024 and 2023

	Note		December 31, 2024	December 31, 2023
			(In thousands of Korean won)
Assets
Cash and cash equivalents	12,14,16,19	₩	361,234	275,897
Other current financial assets	14,19		54,824	50,000
Other current assets	11		43	26,465
Total current assets			416,101	352,362
Long-term investments	14,19		-	30,000
Property, plant, and equipment	13		735	945
Other non-current non-financial assets	11		586,000	360,000
Total non-current assets			586,735	390,945
Total assets		₩	1,002,836	743,307
Liabilities
Trade and other payables	14,17,19	₩	17,724	2,715
Other current non-financial liabilities	11		61,220	1,931
Total current liabilities			78,944	4,646
Other non-current non-financial liabilities	11,18		1,500,000	1,000,000
Defined benefit liability	9		7,130	72,347
Total non-current liabilities			1,507,130	1,072,347
Total liabilities			1,586,074	1,076,993
Equity
Share capital	15		15,000	15,000
Other reserves	15		(1,721)	(1,054)
Accumulated deficit	2		(596,517)	(347,632)
Total equity			(583,238)	(333,686)
Total liabilities and equity		₩	1,002,836	743,307

The accompanying notes are an integral part of these financial statements.

Studio Anseilen Co., Ltd.

STATEMENTS OF COMPREHENSIVE INCOME

For the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023

	Note		2024	For the period from March 6, 2023 (inception) to December 31, 2023
			(In thousands of Korean won)
Revenue
Cost of revenue			-	-
Gross profit			-	-
Selling, general, and administrative expenses	7		(230,952)	(348,549)
Operating loss			(230,952)	(348,549)
Other income	7		11,905	614
Other expense			(49)	-
Finance income	8,14		211	303
Finance costs	8,14		(30,000)	-
Loss before income tax			(248,885)	(347,632)
Income tax income (expenses)	10		-	-
Loss for the period			(248,885)	(347,632)
Other comprehensive loss
Items that will not be reclassified to income or loss:
Remeasurement of defined benefit liability	9		(667)	-
Total comprehensive loss for the period		₩	(249,552)	(347,632)

The accompanying notes are an integral part of these financial statements.

Studio Anseilen Co., Ltd.

STATEMENTS OF CHANGES IN EQUITY

For the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023

	Note		Share capital	Other reserves	Accumulated deficit	Total
			(In thousands of Korean won)
Balance at March 6, 2023 (inception)	15	₩	-	-	-	-
Total comprehensive loss for the period
Loss for the period			-	-	(347,632)	(347,632)
Transaction with owners, recognized directly in equity
Shares issued	22		15,000	(1,054)	-	13,946
Balance at December 31, 2023	15	₩	15,000	(1,054)	(347,632)	(333,686)
Balance at January 1, 2024	15	₩	15,000	(1,054)	(347,632)	(333,686)
Total comprehensive loss for the period
Loss for the period			-	-	(248,885)	(248,885)
Remeasurement of defined benefit liability	9		-	(667)	-	(667)
Balance at December 31, 2024	15	₩	15,000	(1,721)	(596,517)	(583,238)

The accompanying notes are an integral part of these financial statements.

Studio Anseilen Co., Ltd.

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023

	Note		2024	For the period from March 6, 2023 (inception) to December 31, 2023
			(In thousands of Korean won)
Cash flows from operating activities
Loss for the period		₩	(248,885)	(347,632)
Adjustments to reconcile net loss to net cash provided by operating activities	21		335,497	690,376
Interest received			211	303
Income taxes received (paid)			13	(46)
Net cash provided (used) by operating activities		₩	86,836	343,001
Cash flows from investing activities
Payments for other current financial assets			(1,500)	(50,000)
Purchases of long-term investments			-	(30,000)
Purchase of property and equipment			-	(1,050)
Net cash outflow in investing activities		₩	(1,500)	(81,050)
Cash flows from financing activities
Proceeds from issues of shares	15,22		-	15,000
Share issue cost	15		-	(1,054)
Net cash inflow in financing activities		₩	-	13,946
Net increase in cash and cash equivalents			85,337	275,897
Cash and cash equivalents at beginning of the period	12		275,897	-
Cash and cash equivalents at end of the period	12	₩	361,234	275,897

The accompanying notes are an integral part of these financial statements.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

1. Reporting entity

The Company

Studio Anseilen Co., Ltd. (“the Company”) was incorporated in March 2023 and the Company’s registered office is at B 907, 606, Hosu-ro, Ilsandong-gu, Goyang-si, Gyeonggi-do, Republic of Korea. The Company is primarily providing the media production service that consists of planning, producing, and selling the television programs.

The Company’s major shareholders and their respective percentage of ownership as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	Number of shares	Ownership (%)	Number of shares	Ownership (%)
Park, Jun Woo	1,000	33.33	1,000	33.33
Shin, Kyung Soo	1,000	33.33	1,000	33.33
Kim, Seung Ho	1,000	33.33	1,000	33.33
Total	3,000	100	3,000	100

2. Basis of Accounting

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standard Board (“IASB”). These financial statements were authorized for issuance by the board of directors on May 14, 2025.

Details of the Company’s accounting policies are included in Note 5.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which is dependent upon the Company receiving the proceeds from the loans or securing other forms of investment and/or financing. The Company incurred a loss of Korean Won 248,885 thousand for the year ended December 31, 2024, and had net total deficit of Korean Won 596,517 thousand as of December 31, 2024. The Company acknowledges that there is a risk that the quantum and timing of cash flows sufficient to sustain operations may not be achievable and that management forecasts regarding cash flow from operations may prove inaccurate. The continuation of the Company’s activities is dependent on the availability of adequate financial support. The Company has stated that these conditions indicate that a material uncertainty exists that may cast significant doubt on the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Based on management’s forecasts, the day-to-day operations and expenditure requirements as described above are anticipated to be funded by the cash generated through the new commitments from K Enter Holdings. On June 21, 2024, the Company entered into an investment agreement with K Enter Holdings for Korean Won 1,000,000 thousand, designated for content development purposes. As of December 31, 2024, Korean Won 500,000 thousand has been received and the remaining Korean Won 500,000 thousand will be received before June 30, 2025. In addition, the Company received a separate non-binding loan LOI from K Enter Holdings to support the Company’s day-to-day operational expenditure. The maximum loan amount, conditions, and execution timing will be discussed in detail depending on the company’s future business environment.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

Basis of measurement

These financial statements have been prepared on the historical cost basis except for the following items, which are measured on an alternative basis on each reporting date.

Items	Measurement bases
Defined benefit liability	Present value
Financial instruments measured at fair value through profit or loss (“FVTPL”)	Fair value

3. Functional and presentation currency

These financial statements are presented in Korean Won, which the Company’s functional currency. All amounts have been rounded to the nearest thousand, unless otherwise indicated.

4. Use of judgements and estimates

In preparing these financial statements, management has made judgements and estimates that affect the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

A.	Assumptions and estimation uncertainties

Information about assumptions and estimation uncertainties at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

-	Note 9: measurement of defined benefit obligations: key actuarial assumptions;

i.	Measurement of fair values

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for financial assets.

When measuring the fair value of a financial instruments measured at FVTPL, the Company uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows.

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices).

●	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

The Company recognizes transfers between levels of the fair value hierarchy at the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following note:

●	Note 19(B): financial instruments.

5. Material Accounting Policies

The material accounting policies followed by the Company in preparation of its financial statements are as follows:

A.	New and amended standards or interpretations adopted by the Company

The Company has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2024.

IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current, Non-current Liabilities with Covenants

The amendments to IAS 1 clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. Covenants that the entity must comply with after the end of the reporting period do not affect the classification of a liability at the end of the reporting period. However, if a liability is classified as non-current as of the end of the reporting period despite covenants that must be complied with within 12 months after that date, the entity shall disclose information about the risk that the liability could become repayable within 12 months after the reporting period. The amendments do not have a significant impact on the financial statements.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

IAS 7 Statement of Cash Flows - IFRS 7 Financial Instruments: Disclosures – Supplier finance arrangements

The amendments to IAS 7 require entity to disclose information about its supplier finance arrangements that enables users of financial statements to assess the effects of those arrangements on the entity’s liabilities and cash flows and on the entity’s exposure to liquidity risk when applying supplier finance arrangements. The amendments do not have a significant impact on the financial statements.

IFRS 16 – Lease Liability in a Sale and Leaseback

The amendments to IFRS 16 require a seller-lessee shall determine lease payments or revised lease payments in a way that the seller-lessee would not recognize any amount of the gain or loss that relates to the right of use retained by the seller-lessee when subsequently measuring lease liabilities arising from a sale and leaseback. The amendments do not have a significant impact on the financial statements.

B.	New and amended standards or interpretations not yet adopted by the Company

The following new accounting standards and interpretations that have been published that are not mandatory for December 31, 2024 reporting periods and have not been early adopted by the Company.

IAS 21 The Effects of Changes in Foreign Exchange Rates – Lack of Exchangeability

The amendments require exchangeability of two currencies should be assessed in order to clarify reporting of foreign currency transactions in the absence of normal-functioning foreign exchange market. The amendments also require applicable spot exchange rate should be determined when the assessment indicates two currencies lack exchangeability. The amendments are effective for annual reporting periods beginning on or after January 1, 2025, with early application permitted. The Company does not expect that these amendments have a significant impact on the Company’s financial statements.

IFRS 9 Financial Instruments - IFRS 7 Financial Instruments: Disclosures – Classification and Measurement of Financial Instruments

The amendments clarify that a financial liability is derecognized on the ‘settlement date’ and introduce an accounting policy choice to derecognize financial liabilities settled using an electronic payment system before the settlement date. Other clarifications include the classification of financial assets with ESG linked features via additional guidance on the assessment of contingent features. Clarifications have been made to non-recourse loans and contractually linked instruments. Additional disclosures are introduced for financial instruments with contingent features and equity instruments classified at fair value through OCI.

The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted, with an option to early adopt the amendments for contingent features only. The Company does not expect that these amendments have a significant impact on the financial statements.

Annual Improvements to IFRS Accounting Standards – Volume 11

The amendments are annual improvements to the following standards:

A.	IFRS 1 First-time adoption of International Financial Reporting Standards;

B.	IFRS 7 Financial instruments: Disclosures;

C.	IFRS 9 Financial instruments;

D.	IFRS 10 Consolidated financial instruments; and

E.	IAS 7 Statement of cash flows

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

The new standard should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 18 Presentation and Disclosure in Financial Statements

Items in the statement of profit or loss will need to be classified into one of five categories: operating, investing, financing, income taxes and discontinued operations. IFRS 18 requires the Company to present specified totals and subtotals: ‘Operating profit or loss’, ‘Profit or loss’ and ‘Profit or loss before financing and income taxes’. Information related to management-defined performance measures should be disclosed. IFRS 18 also provides enhanced guidance on the principles of aggregation and disaggregation which focus on grouping items based on their shared characteristics. The new standard should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company is in review for the impact of this new standard on the financial statements.

IFRS 19 Subsidiaries without Public Accountability: Disclosures

IFRS 19 allows eligible subsidiaries to apply IFRS Accounting Standards with the reduced disclosure requirements of IFRS 19. A subsidiary may choose to apply the new standard in its consolidated, separate, or individual financial statements provided that, at the reporting date, it does not have public accountability, and its parent produces consolidated financial statements under IFRS Accounting Standards. A subsidiary applying IFRS 19 is required to disclose in its explicit and unreserved statements of compliance with IFRS Accounting Standards that IFRS 19 has been adopted. The amendments should be applied for annual periods beginning on or after January 1, 2027, and earlier application is permitted. The Company does not expect that these amendments have a significant impact on the financial statements.

The significant following accounting policies followed by the Company in preparation of its financial statements are as follows:

C.	Foreign currency

Transactions in foreign currencies are translated into the functional currency of the Company at the exchange rates at the dates of the transactions.

Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are generally recognized in profit or loss and presented within finance income and finance costs. Translation differences on Non-monetary assets and liabilities carried at fair value are reported as part of the fair value gain or loss.

However, foreign currency differences arising from the translation of the following items are recognized in OCI:

●	an investment in equity securities designated as at FVOCI (except on impairment, in which case foreign currency differences that have been recognized in OCI are reclassified to profit or loss);

●	a financial liability designated as a hedge of the net investment in a foreign operation to the extent that the hedge is effective; and

●	qualifying cash flow hedges to the extent that the hedges are effective.

D.	Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company’s other components. The chief operating decision-maker has been identified as the chief executive officer. The Company’s operating segment has been determined to be a single business unit, for which the Company generates identifiable financial information that is regularly reported to the chief executive officer for the purpose of resource allocation and assessment of segment performance. The Company has a reportable segment as described in Note 6. Segment results that are reported to the chief operating decision maker include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

E.	Employee benefits

i.	Short-term employee benefits

Short-term employee benefits are employee benefits due to be settled within 12 months after the end of the period in which the employees render related services. When an employee has rendered a service to the Company during an accounting period, the Company recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service

ii.	Defined benefit plans

The Company’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount, and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually using the projected unit credit method. When the calculation results in a potential asset for the Company, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Company determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then- net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Company recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

F.	Finance income and finance costs

The Company’s finance income and finance costs include:

●	interest income;

●	interest expense;

●	the net gain or loss on settlement of project investments;

●	the foreign currency gain or loss on financial assets and financial liabilities;

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

●	the gross carrying amount of the financial asset; or

●	the amortized cost of the financial liability.

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

G.	Income tax

Income tax expense comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in OCI.

The Company has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

i.	Current income tax

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Current tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

ii.	Deferred income tax

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

●	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

●	temporary differences related to investments in subsidiaries, associates, and joint arrangements to the extent that the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

●	taxable temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in the Company. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. For this purpose, the carrying amount of investment property measured at fair value is presumed to be recovered through sale, and the Company has not rebutted this presumption.

Deferred tax assets and liabilities are offset only if certain criteria are met.

-	Has a legally enforceable right to set off the recognized amounts; and

-	Intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

H.	Cash and cash Equivalents

Cash and cash equivalents comprise deposits held at banks with maturities of three months or less from the acquisition date that are easily convertible to cash and subject to an insignificant risk of changes in their fair value.

I.	Financial instruments

i.	Recognition and initial measurement

Trade receivables and debt securities issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus, for an item not at FVTPL, transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii.	Classification and subsequent measurement

Financial assets

On initial recognition, a financial asset is classified as measured at:

●	amortized cost; or

●	FVTPL

●	FVOCI

Financial assets are not reclassified subsequent to their initial recognition unless the Company changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

●	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

●	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Company may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

Financial assets - Business model assessment

The Company makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed, and information is provided to management. The information considered includes:

●	the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

●	how the performance of the portfolio is evaluated and reported to the Company’s management;

●	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

●	how managers of the business are compensated - e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

●	the frequency, volume, and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Company’s continuing recognition of the assets.

Financial assets that are held for trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets - Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g., liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Company considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Company considers:

●	contingent events that would change the amount or timing of cash flows;

●	terms that may adjust the contractual coupon rate, including variable-rate features;

●	prepayment and extension features; and

●	terms that limit the Company’s claim to cash flows from specified assets (e.g., non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets - Subsequent measurement and gains and losses

Financial assets at FVTPL: These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

Financial assets at amortized cost: These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial liabilities - Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. Any gain or loss on derecognition is also recognized in profit or loss.

iii.	Derecognition

Financial assets

The Company derecognizes a financial asset when:

●	the contractual rights to the cash flows from the financial asset expire; or

●	it transfers the rights to receive the contractual cash flows in a transaction in which either:

-	substantially all of the risks and rewards of ownership of the financial asset are transferred; or

-	the Company neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

The Company enters into transactions whereby it transfers assets recognized in its statement of financial position but retains either all or substantially all of the risks and rewards of the transferred assets. In these cases, the transferred assets are not derecognized.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged, cancelled, or expire. The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

When changes were made to a financial asset or financial liability in addition to changes to the basis for determining the contractual cash flows required by interest rate benchmark reform, the Company first updated the effective interest rate of the financial asset or financial liability to reflect the change that is required by interest rate benchmark reform. After that, the Company applied the policies on accounting for modifications to the additional changes.

J.	Impairment

●	Non-financial assets

At each reporting date, the Company reviews the carrying amounts of its non-financial assets (other than biological assets, investment property, developing contents, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment.

For impairment testing, assets are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Goodwill arising from a business combination is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

An impairment loss is recognized if the carrying amount of an asset or CGU exceeds its recoverable amount.

Impairment losses are recognized in profit or loss. They are allocated first to reduce the carrying amount of any goodwill allocated to the CGU, and then to reduce the carrying amounts of the other assets in the CGU on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. For other assets, an impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

K.	Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

●	As a lessee

At commencement or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Company by the end of the lease term or the cost of the right-of-use asset reflects that the Company will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate.

The Company determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

●	fixed payments, including in-substance fixed payments;

●	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

●	amounts expected to be payable under a residual value guarantee; and

●	the exercise price under a purchase option that the Company is reasonably certain to exercise, lease payments in an optional renewal period if the Company is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Company is reasonably certain not to terminate early.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, if the Company changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company uses hindsight in applying IFRS 16 such as the determination of lease term for contracts that contain options to extend or terminate a lease.

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets (leases for which the underlying asset is valued at USD 5,000 or less) and short-term leases (leases that have a lease term of 12 months or less at the commencement date). The Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

L.	Fair value measurement

‘Fair value’ is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or, in its absence, the most advantageous market to which the Company has access at that date. The fair value of a liability reflects its non-performance risk.

A number of the Company’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

When one is available, the Company measures the fair value of an instrument using the quoted price in an active market for that instrument. A market is regarded as ‘active’ if transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

If there is no quoted price in an active market, then the Company uses valuation techniques that maximize the use of relevant observable inputs and minimize the use of unobservable inputs. The chosen valuation technique incorporates all of the factors that market participants would take into account in pricing a transaction.

The best evidence of the fair value of a financial instrument on initial recognition is normally the transaction price - i.e. the fair value of the consideration given or received. If the Company determines that the fair value on initial recognition differs from the transaction price and the fair value is evidenced neither by a quoted price in an active market for an identical asset or liability nor based on a valuation technique for which any unobservable inputs are judged to be insignificant in relation to the measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value on initial recognition and the transaction price. Subsequently, that difference is recognized in profit or loss on an appropriate basis over the life of the instrument but no later than when the valuation is wholly supported by observable market data, or the transaction is closed out.

M.	Concentration of credit risk

The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral for customers on accounts receivable. The Company maintains reserves for potential credit losses, which are periodically reviewed.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

6. Operating segments

A.	Basis for segmentation

The Company’s operating segments have been identified to be a single business unit, by which the Company provides media production services.

The following summary describes the operations of the reportable segment.

Reportable segment	Operations
Media Production	Planning, producing, and selling the media content such as television programs

7. Income and Expenses

A.	Other income

Details of other income for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

	2024	For the period from March 6, 2023 (inception) to December 31, 2023
	(In thousands of Korean won)
Miscellaneous income	11,905	614

B.	Expenses by nature

Details of classification of expenses by nature for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Employee benefits		182,082	320,372
Commission paid		6,005	5,732
Rent		22,800	12,000
Supplies		1,568	5,422
Taxes & dues		63	909
Depreciation and amortization		210	105
Other expenses		18,224	4,009
Total	₩	230,952	348,549

Total expenses consist of cost of sales and selling, general and administrative expenses.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

8. Finance income and costs

Details of finance income and costs for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Finance income
Interest income	₩	211	303
Finance costs
Loss on the fair value of financial investment assets		30,000	-

9. Employee benefits

Details of defined benefit liability recognized as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Defined benefit liability	₩	7,130	72,347

The Company operates the defined benefit plans as a retirement pension scheme. Defined benefit plans expose the Company to actuarial risks, such as longevity risk, interest rate risk and market (investment) risk.

A.	Movement in net defined benefit (asset) liability

Details of reconciliation from the opening balances to the closing balances for the net defined benefit liability and its components for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		Defined benefit obligation		Fair value of plan assets		Net defined benefit liability
		(In thousands of Korean won)
		2024	2023	2024	2023	2024	2023
Balance at 1 January	₩	72,347	-	-	-	72,347	-
Included in profit or loss
Current service cost		91,684	72,347	-	-	91,684	72,347
Gains on settlement		(160,656)	-	-	-	(160,656)	-
Interest cost(income)		3,088	-	-	-	3,088	-
		(65,884)	72,347	-	-	(65,884)	72,347
Included in OCI
Remeasurement loss(gain)
- Demographic assumption		(13)	-	-	-	(13)	-
- Financial assumption		925	-	-	-	925	-
- Adjustment based on experience		(245)	-	-	-	(245)	-
- Return on plan assets excluding interest income			-	-	-	-	-
		667	-	-	-	667	-
Other
Benefits paid		-	-	-	-	-	-
Balance at 31 December	₩	7,130	72,347	-	-	7,130	72,347

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

B.	Plan assets

There are no contributions funded to its defined benefit plans as of December 31, 2024 and 2023.

C.	Defined benefit obligation

i.	Actuarial assumptions

Details of actuarial assumptions used for the year ended December 31, 2024 and period from March 6, 2023 (inception) to December 31, 2023 are as follows:

	2024	2023
Discount rate	4.00%	4.50%
Future salary growth	2.88%	2.88%

Assumptions regarding future longevity have been based on published statistics and mortality tables. As of December 31, 2024 and 2023, the weighted average duration of the defined benefit obligation was 9.2 years and 8.6 years, respectively.

The expected maturity analysis of undiscounted defined severance benefits as of December 31, 2024 and 2023 are as follows:

		December 31, 2024
		Less than 1 year	Between 1~2 years	Between 2~5 years	Over 5 years	Total
Expected Retirement Benefits	₩	443	438	1,273	8,486	10,640

		December 31, 2023
		Less than 1 year	Between 1~2 years	Between 2~5 years	Over 5 years	Total
Expected Retirement Benefits	₩	4,564	4,550	13,496	87,210	109,820

ii.	Sensitivity analysis

The Company measures the risk of actuarial assumption changes as a 1% fluctuation in the discount rate and future salary growth rate of the amounts of defined benefit obligation, which reflects the management’s assessment of the risk of actuarial assumption fluctuation that can be reasonably occur. The impact of a 1% fluctuation in discount rates and future salary growth rates on the Company’s defined benefit obligation as of December 31, 2024 and 2023 are as follows:

	December 31, 2024		December 31, 2023
	Increased by 1%	Decreased by 1%	Increased by 1%	Decreased by 1%
	(In thousands of Korean won)
Discount rate	(610)	699	(5,819)	6,578
Future salary growth	700	(622)	6,625	(5,964)

Although the analysis does not take account of the full distribution of cash flows expected under the plan, it does provide an approximation of the sensitivity of the assumptions shown.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

D.	Employee benefit expenses

i.	Details of employee benefit expenses recognized for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Wages and salaries	₩	207,000	231,000
Expenses related to post-employment plans (*)		(65,884)	72,347
Fringe benefit		40,966	17,025
Total	₩	180,082	320,372

(*)	Gains on defined benefit settlement occurred as management agreed on the settlement of retirement benefits in December, 2024.

ii.	Expenses are recognized in the statements of comprehensive income (loss) as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Selling, general, and administrative expenses	₩	182,082	320,372

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

10. Income Tax

A.	Amounts recognized in profit or loss

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
(In thousands of Korean won)
Current tax expense
Current period	₩	-	-

The Company establish additional current tax liabilities for income taxes when, despite the belief that tax positions are fully supportable, there remain positions that do not meet the minimum probability threshold, which is a tax position that is more likely than not to be sustained upon examination by the applicable taxation authority. The impact of current tax liabilities for uncertain tax positions, as well as the related net interest and penalties, are included in income taxes in the statements of operations.

B.	Reconciliation of effective tax rate

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Loss before income tax	₩	(248,885)	(347,632)
Tax at the statutory income tax rate		(24,640)	(34,416)
Adjustments:
Tax credits		-	-
Changes in unrecognized temporary difference		24,706	34,520
Other		(66)	(104)
Income tax expenses	₩	-	-
Effective income tax rate (*)		-	-

(*)	The effective tax rate is not calculated as the Company incurred a loss before income taxes for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

C.	Movement in deferred tax balances

A.	Movement in deferred tax balances for the year ended December 31, 2024

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Property and equipment		183	21	204
Defined benefit liability		7,162	(6,456)	706
Non-current prepayments		(11,879)	(46,134)	(58,013)
Long-term investments		-	2,970	2,970
Contract liabilities		-	49,500	49,500
Others		269	(229)	40
Total		(4,265)	(328)	(4,593)
Loss carried forward	₩	38,785	25,034	63,819
Unrecognized deferred tax income asset (*)		(34,520)	(24,706)	(59,226)
Deferred tax assets (liabilities)	₩	-	-	-

(*)	As of December 31, 2024, the Company did not recognize deferred income tax asset for the temporary difference as it is not probable such loss carried forward can be utilized in the foreseeable future.

B.	Movement in deferred tax balances for the period from March 6, 2023 (inception) to December 31, 2023

		Tax effect
		Beginning	Increase (decrease)	Ending
		(In thousands of Korean won)
Property and equipment		-	183	183
Defined benefit liability		-	7,162	7,162
Non-current prepayments		-	(11,879)	(11,879)
Others		-	269	269
Total		-	(4,265)	(4,265)
Loss carried forward	₩	-	38,785	38,785
Unrecognized deferred tax income asset (*)		-	(34,520)	(34,520)
Deferred tax assets (liabilities)	₩	-	-	-

(*)	As of December 31, 2023, the Company did not recognize deferred income tax asset for the temporary difference as it is not probable such loss carried forward can be utilized in the foreseeable future.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

D.	Deferred assets (liabilities)

●	Details of unrecognized as deferred income tax assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Loss carried forward	₩	59,226	34,520
Total	₩	59,226	34,520

i.	The timing of recovery of deferred tax assets and liabilities as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deferred tax assets	₩
- Deferred tax assets to be recovered after more than 12 months		58,124	11,611
- Deferred tax assets to be recovered within 12 months		368	269
Sub-total		58,492	11,880
Deferred tax liabilities
- Deferred tax liabilities to be recovered after more than 12 months		(58,014)	(11,880)
- Deferred tax liabilities to be recovered within 12 months		(478)	-
Sub-total		(58,492)	(11,880)
Deferred tax assets (liabilities), net (*)	₩	-	-

(*)	Deferred tax assets have not been recognized because it is not probable that sufficient taxable profit will be available against which part or all of the deferred tax assets can be utilized.

ii.	Details of unused tax loss carryforwards and unused tax credit carryforwards that are recognized as deferred income tax assets as of December 31, 2024 are as follows:

Year of expiration		Unused loss carryforwards
		(In thousands of Korean won)
2038	₩	34,191
2039		25,035
Total	₩	59,226

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

11. Other assets and liabilities

Details of other assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current
Prepayments		11	-
Value added tax receivables		-	26,419
prepayment tax		32	46
Non-current
Non-current prepayments		586,000	360,000
Total	₩	586,043	386,465

Details of other liabilities as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Current
Withholdings		15,929	1,931
Value added tax payables		45,291	-
Non-current
Contract liabilities (*)		1,500,000	1,000,000
Total	₩	1,561,220	1,001,931

(*)	The contract liabilities primarily relate to the advance consideration received from the counterparty for drama scenario development service.

12. Cash and cash equivalents

Cash and cash equivalents as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Deposits in banks	₩	361,234	275,897

The Company doesn’t have any restricted cash and cash equivalents as of December 31, 2024 and 2023.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

13. Property, plant, and equipment

A.	Reconciliation of carrying amount

Details of property and equipment as of December 31, 2024 and 2023 are as follows:

	December 31, 2024			December 31, 2023
	Book value	Accumulated depreciation	Carrying amount	Book value	Accumulated depreciation	Carrying amount
	(In thousands of Korean won)			(In thousands of Korean won)
Office equipment	1,050	(315)	735	1,050	(105)	945

Details of the changes in property and equipment for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		Office equipment	Office equipment
		(In thousands of Korean won)
Beginning balance	₩	945	-
Acquisitions		-	1,050
Depreciation		(210)	(105)
Ending balance	₩	735	945

The classification of depreciation expenses in the statements of comprehensive income for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		December 31, 2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Selling, general and administrative expenses	₩	210	105

14. Financial instruments by category

The carrying amounts of financial instruments by category as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Financial assets at amortized cost
Cash and cash equivalents	₩	361,234	275,897
Other current financial assets (*)		54,824	50,000
Subtotal	₩	416,058	325,897
Financial assets at fair value through profit or loss
Long-term investments		-	30,000
Total	₩	416,058	355,897

(*)	Other current financial assets consist of a rent deposit and other receivables.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)	(In thousands of Korean won)
Financial liabilities at amortized cost
Trade and other payables	₩	17,724	2,715

A.	Classification of investment assets based on liquidity

The classification of investment assets as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)	(In thousands of Korean won)
Non-Current investments
Project investment (*)	₩	-	30,000

(*)	An investment in a film production company.

B.	Net gains and losses by category of financial instruments

The net gains and losses by category of financial instruments for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		Financial assets at amortized cost	Financial assets at amortized cost
		(In thousands of Korean won)
Interest income	₩	211	303
Loss on the fair value of financial investment assets		(30,000)	-
Total	₩	(29,789)	303

15. Capital and reserves

A. Share capital and share premium

Details of share capital and share premium as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Number of authorized shares		1,000,000	1,000,000
Value per share	₩	5	5
Number of shares issued		3,000	3,000
Common shares	₩	15,000	15,000

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

i.	Ordinary shares

Holders of these shares are entitled to dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company.

B.	Other reserves

Details of other reserves as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Share issue cost	₩	(1,054)	(1,054)
Remeasurement of defined benefit liability		(667)	-
Total		(1,721)	(1,054)

16. Capital management

The Company’s policy is to maintain a strong capital base so as to maintain investor, creditor, and market confidence and to sustain future development of the business. The Company monitors capital using a ratio of ‘net debt’ to ‘total capital.’ Net debt is calculated as total borrowings (as shown in the statement of financial position) less cash and cash equivalents. The Company’s net debt to total capital ratio as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)
Total liabilities	₩	1,586,074	1,076,993
Less: Cash and cash equivalents		(361,234)	(275,897)
Net debt		1,224,840	801,096
Total equity		(583,238)	(333,686)
Total capital	₩	641,602	467,410
Net debt to total capital ratio		191%	171%

17. Trade and other payables

Trade and other payables as of December 31, 2024 and 2023 are as follows:

	December 31, 2024	December 31, 2023
	(In thousands of Korean won)
Other payables	15,503	-
Accrued expenses	2,221	2,715
Total	17,724	2,715

18. Contract liabilities

Contract liabilities as of December 31, 2024 and 2023 are as follows:

	December 31, 2024	December 31, 2023
	(In thousands of Korean won)
Contract liabilities	1,500,000	1,000,000

The Company received Korean Won 250,000 thousand in October 2024, 250,000 thousand in June 2024 and 1,000,000 thousand in May 2023 from K Enter Holdings for the purpose of planning and developing a drama. In accordance with the terms of the contract with K Enter Holdings, the Company received payment before having completed performance obligations and recognized contract liabilities.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

19. Financial Instruments – Fair values and risk management

A.	Accounting classifications and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

The carrying amounts of financial instruments by category as of December 31, 2024 are as follows:

	Fair value	Level 1	Level 2	Level 3	Total
(In thousands of Korean won)
Financial assets at fair value
Project investment	-	-	-	-	-

The carrying amounts of financial instruments by category as of December 31, 2023 are as follows:

	Fair value	Level 1	Level 2	Level 3	Total
	(In thousands of Korean won)
Financial assets at fair value
Project investment	30,000	-	-	30,000	30,000

Details of the changes in project investment for the year ended December 31, 2024 are as follows:

		2024
		Beginning balance	Loss on the fair value of financial investment assets	Ending balance
		(In thousands of Korean won)
Project investment	₩	30,000	(30,000)	-

Details of the changes in project investment intangible assets for the period from March 6, 2023 (inception) to December 31, 2023 are as follows

		For the period from March 6, 2023 (inception) to December 31, 2023
		Beginning balance	Acquisitions	Ending balance
		(In thousands of Korean won)
Project investment	₩	-	30,000	30,000

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

B.	Measurement of fair values

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

A.	Level 1: quoted prices (unadjusted) in active markets for identical asset or liability;

B.	Level 2: all inputs other than quoted prices included in Level 1 that are observable (either directly that is, prices, or indirectly that is, derived from prices) for the asset or liability;

C.	Level 3: unobservable inputs for the asset or liability.

The fair value of financial instruments traded in an active market is determined based on the quoted market price as of the end of the reporting period. If the quoted prices are readily and regularly available through exchanges, sellers, brokers, industry groups, rating agencies or regulators and such prices represent actual market transactions that occur regularly between independent parties, they are considered active markets.

The fair value of financial instruments that are not traded in an active market is determined using valuation techniques. These valuation techniques use as much market observable information as possible and use the least amount of Company-specific information. At this time, if all the significant input variables required to measure the fair value are observable, the financial instruments are classified as Level 2.

If more than one significant input variable is not based on observable market information, the item is included in Level 3.

If the information is insufficient to measure fair value of the project investment, the Company recognizes gain on project settlements when the accumulated settlements exceed the project investment’s original invested amount. Before exceeding the project investment’s original invested amount, the settlements are recognized as the return of original project investment. The Company recognizes the valuation loss of the project investment based on its judgment as to whether the total amount of production costs and distribution fees could exceed the shared profit.

C.	Financial risk management

The Company’s operating activities expose itself to a variety of financial risks: market risk, credit risk and liquidity risk from which the Company’s risk management program focuses on minimizing any adverse effects on its financial performance. The Company operates financial risk management policies and programs that closely monitor and respond to each risk factor.

i.	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterpart to a financial instrument fails to meet its contractual obligations and arises principally from the Company’s receivables from customers. In order to manage credit risk, the Company regularly evaluates the credit worthiness of each customer or counterparty considering the party’s financial information, past experience, its own trading records, and other factors. In relation to the impairment of financial assets subsequent to initial recognition, the Company recognizes the changes in expected credit loss(“ECL”) in profit or loss at each reporting date. The carrying amount of a financial asset represents the maximum exposure to credit risk.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

The maximum exposure to credit risk of the Company as of December 31, 2024 and 2023 are as follows:

		December 31, 2024	December 31, 2023
		(In thousands of Korean won)	(In thousands of Korean won)
Cash and cash equivalents	₩	361,234	275,897
Other current financial assets		54,824	50,000
Total	₩	416,058	325,897

Cash and cash equivalents are deposited in financial institutions with strong credit rating. The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. The Company has established a credit policy under which each new customer is analyzed individually before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, if they are available, financial statements, credit agency information, industry information and in some cases bank references.

The Company monitors customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or a legal entity, their geographic location, industry, trading history with the Company and existence of previous financial difficulties. The Company does not require collateral in respect of trade and other receivables.

ii.	Liquidity risk

Liquidity risk management includes the maintenance of sufficient cash and marketable securities, the availability of funds from appropriately committed credit lines, and the ability to settle market positions.

Financial liabilities of the Company by maturity according to the remaining period from December 31, 2024 and 2023 to the contractual maturity date are as follows:

	December 31, 2024
	Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
	(In thousands of Korean won)
Non-derivative financial liabilities
Other payables	17,724	-	17,724	-	-	-	17,724

	December 31, 2023
	Carrying Amount	Less than 3 months	3 months ~ 1 year	1~2 years	2~5 years	More than 5 years	Total
	(In thousands of Korean won)
Non-derivative financial liabilities
Other payables	2,715	2,715	-	-	-	-	2,715

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

20. Leases

A.	Leases as lessee

The Company leases an office. The lease typically run for a period of 1 year, with an option to renew or terminate the lease after that date. The Company has elected not to recognize right-of-use asset and lease liability for this lease. Information about lease for which the Company is a lessee is presented below.

i.	Amounts recognized in profit or loss.

Amounts recognized in profit or loss for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Expense relating to short-term leases	₩	22,800	12,000

ii.	Amounts recognized in statement of cash flows.

Amounts recognized in statements of cash flows for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Total cash outflows of leases	₩	22,800	12,000

iii.	Extension options

The lease contains an extension option exercisable by the Company. Where practicable, the Company seeks to include extension option in new lease to provide operational flexibility. The extension option held is exercisable only by the Company and not by the lessor. The Company assesses at the lease commencement date whether it is reasonably certain to exercise the extension option. The Company reassesses whether it is reasonably certain to exercise the option if there is a significant event or significant changes in circumstances within its control.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

21. Statement of cash flows

Adjustments for income from operating activities for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Interest income	₩	(211)	(303)
Severance Benefits		(65,884)	72,347
Depreciation		210	105
Loss on the fair value of financial investment assets		30,000	-
Total	₩	(35,885)	72,149

Changes in assets and liabilities from operating activities for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Other current assets	₩	26,408	(26,419)
Other non-current non-financial assets		(226,000)	(360,000)
Accounts receivable — other, net		(3,324)
Trade and other payables		15,010	2,715
Other current non-financial liabilities		59,288	1,931
Other non-current non-financial liabilities		500,000	1,000,000
Total	₩	371,382	618,227

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

22. Related parties

A.	List of related parties

List of related parties as of December 31, 2024 and 2023 are as follows:

Relationship	December 31, 2024	December 31, 2023
Key management personnel	Park, Jun Woo (*1)	Park, Jun Woo
Key management personnel	Shin, Kyung Soo	Shin, Kyung Soo
Key management personnel	Kim, Seung Ho (*1)	Kim, Seung Ho
Other related parties	Shining park Co., Ltd.	Shining park Co., Ltd.
Other related parties	Its story Co., Ltd.	Its story Co., Ltd.
Other related parties	- (*2)	Poseidon pictures Co., Ltd.

(*1)	Two key management personnel resigned as registered directors subsequent to the end of the reporting period.
(*2)	Due to a change in the management of Poseidon pictures Co., Ltd. during the year, the entity has been excluded from the scope of related parties.

B.	Transactions with related parties

Details of transactions with related parties for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

			2024	For the period from March 6, 2023 (inception) to December 31, 2023
Related party	Name		Acquisition of prepayments	Acquisition of prepayments
			(In thousands of Korean won)
Other related parties	Its story Co., Ltd.	₩	-	60,000

C.	Account balances with related parties.

The balances of receivables and payables to related parties as of December 31, 2024 are as follows:

			December 31, 2024
Related party	Name of entity		Other payables (*)
			(In thousands of Korean won)
Key management personnel	Park, Jun Woo	₩	4,655
Key management personnel	Shin, Kyung Soo		4,655
Key management personnel	Kim, Seung Ho		4,694

(*)	Other payables is the income tax refund payable to each management.

There are no balances of receivables and payables to related parties as of December 31, 2023.

D.	Financial transactions with related parties

There are no significant financial transactions with related parties for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023.

Studio Anseilen Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

For the year ended December 31, 2024 and the period from

March 6, 2023 (inception) to December 31, 2023

E.	Transactions with key management personnel

The compensation for the key management personnel for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Short-term employee benefits	₩	150,000	196,000
Post-employment benefits (*)		(70,718)	70,718
Total	₩	79,282	266,718

(*)	Gains on defined benefit settlement occurred as management agreed on the settlement of retirement benefits in December, 2024.

Compensation of the Company’s key management personnel includes salaries, contributions to a post-employment defined benefit plan.

F.	Financial Transactions with key management personnel

Details of significant financial transaction the key management personnel for the year ended December 31, 2024 and the period from March 6, 2023 (inception) to December 31, 2023 are as follows:

		2024	For the period from March 6, 2023 (inception) to December 31, 2023
		(In thousands of Korean won)
Shares issued	₩	-	15,000

23. Commitments

On September 14, 2023, an amendment was made to the equity interest exchange agreement, originally entered into on April 9, 2023, between the CEOs, who are the dominant shareholders of the Company, and K Enter Holdings for the purpose of listing on NASDAQ through a merger with a SPAC company. The equity interest exchange agreement is effective on the date designated by K Enter Holdings. Upon the approval, the CEOs of the Company will exchange each of 510 shares with the equity interest of K Enter Holdings. Following the equity interest exchange transaction, the Group is expected to be a subsidiary of K Enter Holdings, Inc.

24. Subsequent event

On January 3, 2025, K Enter Holdings Inc. completed the acquisition of a controlling interest in six Korean entities, including Studio Anseilen Co., Ltd., through a share exchange. Upon the approval, the CEOs of the Company exchanged 1,530 shares with the equity interest of K Enter Holdings Inc. Following the equity interest exchange transaction, the Company became a subsidiary of K Enter Holdings Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

K Enter Holdings Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of K Enter Holdings Inc. (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations and comprehensive loss, of changes in stockholders’ equity and of cash flows for the year ended December 31, 2024 and the period from January 4, 2023 (inception) to December 31, 2023, including the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and the period from January 4, 2023 (inception) to December 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses and negative cash flows from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Samil PricewaterhouseCoopers

Seoul, KOREA

May 14, 2025

We have served as the Company’s auditor since 2023.

K ENTER HOLDINGS INC.

BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$333,069	$2,525,682
Accounts receivable	6,496	-
Other receivables	905,827	70,906
Convertible debt security	-	1,006,757
Deferred transaction costs	2,152,048	1,363,241
Prepaid expenses and other current assets	422,239	227,416
Prepaid expenses and other current assets - related party	67,699	-
Total current assets	3,887,378	5,194,002

Investment in equity securities	1,600,000	1,600,000
Investment in equity securities - related party	1,178,055	-
Property and equipment, net	24,356	33,598
Operating lease right-of-use assets, net	21,048	95,191
Operating lease right-of-use assets, net - related party	19,189	72,635
Other assets, noncurrent	1,762,368	1,705,412
Other assets, noncurrent - related party	-	77,500
Total non-current assets	4,605,016	3,584,336
TOTAL ASSETS	$8,492,394	$8,778,338

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$836,592	$294,717
Accounts payable - related party	1,332,603	16,828
Accrued expenses and other current liabilities	3,761,147	2,237,163
Short-term borrowings	564,282	405
Short-term borrowings - related party	400,942	142
Defined severance benefits, current	-	2,462
Lease liabilities, current	20,165	60,619
Lease liabilities, current - related party	19,189	55,122
Total current liabilities	6,934,920	2,667,458

Defined severance benefits, noncurrent	-	46,691
Convertible Note	2,666,833	-
Derivative liabilities	401,374	-
Lease liabilities, noncurrent	-	34,571
Lease liabilities, noncurrent - related party	-	17,514
Total non-current liabilities	3,068,207	98,776
TOTAL LIABILITIES	$10,003,127	$2,766,234

STOCKHOLDERS’ EQUITY
Series A-1 convertible preferred stock	-	-
Series A convertible preferred stock	355	355
Preferred stock subscription receivable	-	(369,000)
Common stock	1,000	1,000
Treasury Stock	-	(57)
Additional paid-in capital	20,542,076	15,238,711
Accumulated deficit	(21,801,180)	(8,930,946)
Accumulated other comprehensive income (loss)	(252,984)	72,041
Total stockholders’ equity	$(1,510,733)	$6,012,104
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,492,394	$8,778,338

The accompanying notes are an integral part of these financial statements.

K ENTER HOLDINGS INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	2024	For the period from January 4, 2023 (inception) to December 31, 2023
Revenue	$485,271	$208,704
Cost of revenues	$483,462	$207,153
Operating expenses
General and administrative expenses	$11,838,397	$8,954,316
Total operating expenses	12,321,859	9,161,469

Loss from operations	(11,836,588)	(8,952,765)

Other income (expense)
Interest income	399	7,956
Other income (expense)	(1,034,045)	13,863

Total other income (expense), net	(1,033,646)	21,819

Income tax expense	-	-

Net loss	$(12,870,234)	$(8,930,946)

Other comprehensive loss
Foreign currency translation adjustment	(277,727)	65,284
Unrealized gain (loss) of available-for-sales	(47,297)	6,757
Comprehensive loss	$(13,195,258)	$(8,858,905)

Weighted average number of Ordinary Shares outstanding, basic and diluted	96,150	76,540
Basic and diluted net loss per share of common stock	$(133.86)	$(116.68)

The accompanying notes are an integral part of these financial statements.

K ENTER HOLDINGS INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Series A-1 Convertible Preferred Stock		Series A Convertible Preferred Stock		Common stock		Treasury stock		Preferred Stock Subscription	Additional Paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Loss	Total
Balance, January 4, 2023 (inception)	-	$-	-	$-	-	$-	-	$-	$-	$-	$-	$-	$-
Shares issued for common stock	-	-	-	-	100,000	1,000	-	-	-	-	-	-	1,000
Shares issued for Series A convertible preferred stock, net of issuance costs	-	-	35,484	355	-	-	-	-	-	10,600,609	-	-	10,600,964
Shares issued for Series A-1 convertible preferred stock	4,814	-	-	-	-	-	-	-	(369,000)	2,888,400	-	-	2,519,400
Treasury stock shares acquired	-	-	-	-	-	-	(12,074)	(121)	-	-	-	-	(121)
Shares transferred back to the Company	-	-	-	-	-	-	6,353	64	-	1,749,702	-	-	1,749,766
Net loss	-	-	-	-	-	-	-	-	-	-	(8,930,946)	-	(8,930,946)
Unrealized gain of available-for-sales												6,757	6,757
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	65,284	65,283
Balance, December 31, 2023	4,814	$-	35,484	$355	100,000	$1,000	(5,721)	$(57)	$(369,000)	$15,238,711	$(8,930,946)	$72,041	$6,012,104

Balance, January 1, 2024	4,814	$-	35,484	$355	100,000	$1,000	(5,721)	$(57)	$(369,000)	$15,238,711	$(8,930,946)	$72,041	$6,012,104
Shares issued for Series A-1 convertible preferred stock	500	-	-	-	-	-	-	-	-	300,000	-	-	300,000
Shares issued for Ordinary Shares as a share-based compensation	-	-	-	-	1,202	-	-	-	-	669,201	-	-	669,201
Cash received for Preferred Stock Subscription Receivable	-	-	-	-	-	-	-	-	369,000	-	-	-	369,000
Treasury stock shares acquired	-	-	-	-	-	-	(1,376)	-	-	-	-	-	-
Shares issued for Ordinary Shares from the Company’s treasury shares	-	-	-	-	-	-	2,100	7	-	1,169,147	-	-	1,169,154
Settlement of liabilities by issuance of shares							4,997	50		2,781,980			2,782,030
Share-based compensation										383,037			383,037
Net loss	-	-	-	-	-	-	-	-	-	-	(12,870,234)	-	(12,870,234)
Unrealized Loss of Available-For-Investments	-	-	-	-	-	-	-	-	-	-	-	(47,297)	(47,297)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	-	(277,728)	(277,728)
Balance, December 31, 2024	5,314	$-	35,484	$355	101,202	$1,000	-	$-	$-	$20,542,076	$(21,801,180)	$(252,984)	$(1,510,733)

The accompanying notes are an integral part of these financial statements.

K ENTER HOLDINGS INC.

STATEMENTS OF CASH FLOWS

	2024	For the period from January 4, 2023 (inception) to December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,870,234)	$(8,930,946)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Share-based compensation	2,221,393	1,749,741
Severance Benefits	37,078	48,559
Amortization of operating lease right-of-use assets	108,909	36,638
Amortization of operating lease right-of-use assets – related party	13,276	27,957
Depreciation expense	7,562	4,198
Interest expenses	41,445	-
Loss on valuation of Derivative liabilities	26,762
Impairment Loss on Convertible Debt Security	959,459	-
Loss on valuation of Convertible Debt Security	40,541	-
Changes in operating assets and liabilities
Accounts receivable	(7,041)	-
Other receivables	51,473	(70,070)
Deferred transaction costs	-	(212,079)
Prepaid and other current assets	(49,713)	(224,895)
Other assets, noncurrent	(408,647)	(1,684,800)
Other assets, noncurrent – related party	-	(76,563)
Accounts payable	(612,612)	292,354
Accounts payable – related party	1,314,531	16,625
Accrued expenses and other current liabilities	3,531,931	1,085,336
Lease liabilities	(70,573)	(36,638)
Lease liabilities – related party	(52,568)	(27,957)
Defined benefit liabilities	(83,619)	-
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(5,800,647)	(8,002,540)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(2,150)	(37,390)
Payments for short-term loans	(14,669)	-
Collection of short-term loans	-	1,530,499
Advances under note receivable	-	(1,530,499)
Purchase of convertible debt security	-	(1,000,000)
Purchase of investment in equity securities	-	(1,600,000)
CASH USED IN INVESTING ACTIVITIES	(16,819)	(2,637,390)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A-1 convertible preferred stock, net of issuance costs	669,000	2,519,400
Proceeds from issuance of Series A convertible preferred stock, net of issuance costs	-	10,600,964
Proceeds from issuance of convertible notes, net of issuance costs	2,625,000	-
Proceeds from issuance of common stock, net of issuance costs	-	1,000
Purchase of treasury shares	-	(121)
Proceeds from issuance of Ordinary Shares from treasury shares	-	25
Proceeds from short-term borrowings	120,000	-
Proceeds from short-term borrowings – related party	740,265	-
Repayment of short-term borrowings	(120,547)	-
Repayment of short-term borrowings – related party	(257,437)	-
CASH PROVIDED BY FINANCING ACTIVITIES	3,776,281	13,121,268
Effect of exchange rate changes on cash	(151,428)	44,345
Change in cash and cash equivalents	(2,192,613)	2,525,682
Cash and cash equivalents, beginning of period	2,525,682	-
Cash and cash equivalents, end of period	$333,069	$2,525,682

Supplemental disclosure of noncash investing and financing activities:
Outstanding payable related to acquisition of Play Company common stock.	$1,276,919	$-
Operating right-of-use assets obtained in exchange for lease obligations		129,236
Operating right-of-use assets obtained in exchange for lease obligations – related party		98,613
Deferred transaction costs included in Accrued Expenses	$788,694	$1,151,162
Consulting Fee included in Accrued Expenses	$2,781,980	$-
Proceeds from Convertible Notes not yet received	$375,000	-
Proceeds from short-term borrowings not yet received	$500,000	-

The accompanying notes are an integral part of these financial statements.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

1. NATURE OF OPERATIONS

K Enter Holdings Inc. (the “Company”), a Delaware corporation, was formed on January 4, 2023 to become a leading tech and intellectual property (“IP”) based diversified entertainment company. To fulfill this vision, the Company established an internal Korean drama production team and entered into equity purchase agreements to acquire a controlling equity interest in six separate Korean entertainment companies (collectively, the “Six Korean Entities”) in order to combine initial capabilities believed to serve as the foundation for the Company’s growth – content production, content merchandising, and content investment. The Six Korean Entities include one Korean content-specialized private equity firm, one Korean drama production company, three Korean movie production companies, and one IP merchandising company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). References to GAAP in the accompanying financial statements are to the Accounting Standards Codification (“ASC”).

Going Concern: The Company has incurred significant losses and negative cash flows from operations, net loss was $12,870,234 for the year ended December 31, 2024. During 2024, the Company had negative cash flows from operations of $5,800,647. As of December 31, 2024, the Company’s accumulated deficit was $21,801,180. The Company has funded its operations to date through equity and debt financing and has cash equivalents of $333,069 as of December 31, 2024. The Company monitors its cash flow projections on a current basis and takes active measures to obtain the funding it requires to continue its operations. However, these cash flow projections are subject to various uncertainties concerning their fulfilment such as the ability to increase revenues by attracting and expanding its customer base and completing additional financing. The Company expects to fund operations using cash on hand and raising additional proceeds. There are no assurances, however, that the Company will be able to generate the revenue necessary to support its cost structure or that it will be successful in obtaining the level of financing necessary for its operations. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Foreign Currency: The U.S. dollar is the reporting currency of the Company. The functional currency of the Company’s domestic branch and international branch is the U.S. dollar and Korean Won, respectively. The functional currencies are the local currencies used in the primary economic environment for each respective branch. Remeasurement gains and losses from transactions that are not denominated in the functional currency are recorded as other income (expense) in the statement of operations and comprehensive loss. The Company recognized realized loss of $2,249 on foreign currency transactions and balances within other income on the accompanying statement of operations and comprehensive loss for the year ended December 31, 2024.(2023: gains of $15,979)

Assets and liabilities of the international branch are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenue and expenses are translated at average exchange rates in effect during the period. Foreign currency translation gains and losses are recorded in the cumulative translation adjustment account, which is a separate component of other comprehensive income.

Use of Estimates: The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses in the financial statements and accompanying notes. The Company’s most significant estimates and judgments involve the valuation of share-based compensation, convertible debt security and convertible note, including the fair value of common stock. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying value of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

Segment Information: ASC 280, Segment Reporting (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The Company has concluded that net income (loss) is the measure of segment profitability. The CODM assesses performance for the Company, monitors budget versus actual results, and determines how to allocate resources based on net income (loss) as reported in the statements of operations. There are no other expense categories regularly provided to the CODM that are not already included in the primary financial statements herein. The Company currently operates a branch office in Korea, which serves as the Company’s principal business management. Accordingly, during the year ended December 31, 2024 and period from January 4, 2023 (inception) through December 31, 2023, the Company only generated revenues in Korea and as of December 31, 2024 and 2023, the Company did not have material assets located outside of Korea.

The following table sets forth the Company’s significant segment expenses:

	2024	2023
Revenue	$485,271	$208,704
Less:
Drama Production cost	483,462	207,153
Stock-based compensation expense	2,221,393	1,749,742
Salaries and benefits	1,696,289	807,088
Consulting Fees	7,427,273	6,160,204
Other items	493,442	237,283
Total cost and expense	12,321,859	9,161,469
Loss from operations	(11,836,588)	(8,952,765)
Interest income	399	7,956
Impairment loss on Investment Assets	(959,459)	-
Other income (expense), net	(74,586)	13,863
Income before income taxes	(12,870,234)	(8,930,946)
Provision for (benefit from) income taxes	-	-
Net income	$(12,870,234)	$(8,930,946)

Cash and Cash Equivalents: Cash and cash equivalents comprise cash in bank which are subject to an insignificant risk of changes in value. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024.

Fair Value Measurements: ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company can assess at the measurement date.

Level 2: Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market date.

Level 3: Significant unobservable inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques noted in ASC 820:

●	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities.

●	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).

●	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing, and excess earning models)

The Company believes its valuation methods are appropriate and consistent with other market participants, however the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s financial instruments with a carrying value that approximates fair value consists of cash, other receivables, accounts payable, accrued expenses, and other current liabilities because of the short-term nature of these instruments. The convertible note, classified as a non-current liability, is initially recognized at fair value, net of transaction costs directly attributable to the issuance of the financial liability. Subsequent to initial recognition, this financial liability is measured at amortized cost using the effective interest method. The Company’s financial instruments measured at fair value on a recurring basis consist of the convertible debt security and derivative liabilities (see Note 5, Note 10 and Note 11).

Other Receivables: Other receivables consist of a refund for value add tax from the government, outstanding loan amounts, and receivables from convertible senior unsecured note. All amounts are expected to be received within the next 12 months.

Convertible Debt Security: Convertible debt security consists of a convertible bond purchased from a private company and is considered an available for sale debt securities with a private company that is recorded at fair value (see Note 5).

Prepaid Expenses and Other Current Assets: Prepaid expenses and other current assets consist entirely of advance payments to vendors which are expected to be recognized or realized within the next 12 months.

Deferred Transaction Costs: Commissions, legal fees and other costs that are direct and incremental costs related to a contemplated transaction are capitalized as deferred transaction costs until the consummation of the transaction. The costs will be reclassified to additional paid-in capital upon the closing of the transaction. If the transaction does not close, these transaction costs will be written off to general and administrative expenses at such time the transaction is determined to be unsuccessful. As of December 31, 2024 and December 31, 2023, deferred transaction costs related to the Merger Agreement (see Note 3) totaled $2,152,048 and $1,363,241 respectively.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

Investment in Equity Securities: Investments in equity securities that have a readily determinable fair value are reported at fair value. Changes in fair value between accounting periods are recorded in other income (expense) in the statement of operations and comprehensive loss. The Company has elected to account for investments in equity securities that do not have a readily determinable fair value under the measurement alternative permitted by ASC 321, Investments in Equity Securities (“ASC 321”). Under the measurement alternative, investments in equity securities that do not have a readily determinable fair value are recorded at cost, less impairment. The investment in equity securities without readily determinable fair values will be subsequently remeasured to fair value when observable price changes occur as of the date the transaction occurred or its impairment, with all changes in fair value reflected as a component of other income (expense) on the accompanying statement of operations and comprehensive loss. Realized gains or losses upon sale are recorded in other income (expense) in the statement of operations and comprehensive loss.

Property and Equipment, Net: Purchased and constructed property and equipment is recorded at cost. Property and equipment consists of office equipment and is depreciated using the straight-line method over a five year period.

Other Assets, Noncurrent: Other assets, noncurrent include security deposits on the Company’s office leases, capitalized implementation costs associated with the Company’s cloud computing arrangement, advances to production companies for content development, and advances to writers for content development which are not expected to be recognized or realized within the next 12 months.

The Company measures the capitalized implementation costs associated with its cloud computing arrangements for its accounting software at cost in accordance with ASC 350-40, Internal-use software (“ASC 350-40”), and will amortize these costs over the remaining life of the three-year hosting arrangement at the time the cloud computing arrangement is placed into service. Options to extend or terminate the hosting arrangement that are reasonably certain to be exercised will be included in the determination of the useful life at the time the cloud computing arrangement is placed into service.

The Company advanced money to additional production companies to fund the planning and development costs for the production of dramas. Certain contracts with production companies permit the Company to earn a set percentage of the profit of the drama. Other contracts with production companies require a separate agreement to be entered into that will define the Company’s role with the production of the drama (e.g., co-producer) as well as its investment stake in the drama. These factors will then be used to allocate the profits of the drama between the Company and the production company, at which point the recognition pattern of the costs will be determined. To the extent that the production of a drama developed using this advance is not approved, the planning and development costs paid by the Company will be reclassified to the statement of operations and comprehensive loss in the period the decision is made. Certain contracts permit the advance to be returned to the Company if a separate agreement is not entered into that will define the Company’s role with the production of the drama.

The Company advanced money to writers to fund the writing of drama scripts for a set number of episodes for a set number of dramas. Payments are owed to the writers based on achievement of milestones which may include (1) contract execution (2) start of filming (3) filming completion (4) broadcasting schedule confirmation (5) approval to write a subsequent draft of a script (6) approval of a script. Certain contracts with writers permit a revenue share of the profit distribution of the drama.

Impairment of Long-Lived Assets: The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that an asset group’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analysis in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets (“ASC 360-10”), which requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value. The Company did not record impairment losses for the year ended December 31, 2024 and period from January 4, 2023 (inception) to December 31, 2023.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

Leases: The Company’s determination of whether an arrangement contains a lease is based on an evaluation of whether the arrangement conveys the right to use and control specific property or equipment. The Company leases office facilities under operating leases primarily having initial terms of two years.

Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: the lease transfers ownership of the asset by the end of the lease term, the lease contains an option to purchase the asset that is reasonably certain to be exercised, the lease term is for a major part of the remaining useful life of the asset or the present value of the lease payments equals or exceeds substantially all of the fair value of the asset. A lease is classified as an operating lease if it does not meet any one of these criteria.

The Company recognizes a lease liability and a right of use (“ROU”) asset at the commencement date of each lease. Lease payments may be fixed or variable; however, only fixed payments or in-substance fixed payments are included in the Company’s lease liability calculation. Lease agreements may include options to extend or terminate the lease which are included in the measurement of the lease liability when it is reasonably certain that the option will be exercised.

The lease liability is initially and subsequently recognized based on the present value of the contract’s fixed future lease payments. The discount rate used to calculate the present value is the implicit rate, if it is readily determinable, or the Company’s incremental borrowing rate. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. For all leases entered into during the year ended December 31, 2024 and period from January 4, 2023 (inception) to December 31, 2023, the ICE BofA BBB US Corporate Index Effective Yield in effect on the lease commencement date was used as the incremental borrowing rate.

Variable lease payments, such as periodic adjustments for inflation, reimbursement of real estate taxes, any variable common area maintenance and any other variable costs associated with the leased property, are expensed as incurred on the accompanying statement of operations and comprehensive loss and future variable rent obligations are not included within the lease liabilities on the balance sheet.

The depreciable life of right of use assets and leasehold improvements are limited by the expected lease term. None of the Company’s leases contain any material residual value guarantees or restrictive covenants.

The Company accounts for fixed lease and non-lease components of a lease as a single lease component. Leases with an initial term of 12 months or less are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term within general administrative expenses on the accompanying statement of operations and comprehensive loss.

Rent expense for the Company’s operating leases, which may have escalating rentals over the term of the lease and may include rent holidays, is recorded on a straight-line basis over the initial lease term and those renewal or termination periods that are reasonably certain that the option to extend or terminate will be exercised. Payments received from landlords as incentives for leasehold improvements are recorded as a reduction of the operating lease right-of-use asset and amortized on a straight-line basis over the term of the lease as a reduction of rent expense.

Defined Severance Benefits: The Company accrues severance benefits for employees of Korean branch. Pursuant to the Employee Retirement Benefit Security Act of Korea, eligible employees with one or more years of service are entitled to severance payments upon the termination of their employment based on their length of service and pay rate.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

The Company recognizes the defined severance benefits obligation in the balance sheets with a corresponding adjustment to operating expenses. The obligations are measured annually, or more frequently if there is a remeasurement event, based on the Company’s measurement date utilizing various actuarial assumptions and methodologies. The Company uses certain assumptions including, but not limited to, the selection of the: (i) discount rates; (ii) salary growth rates; and (iii) certain employee-related factors, such as turnover, retirement age and mortality. The Company reviews actuarial assumptions and make modifications to the assumptions based on current rates and trends when appropriate.

Defined Contribution plans: The Company has transitioned from a defined benefit retirement plan to a defined contribution retirement plan in 2024. Obligations for contributions to defined contributions plans are expensed as the related service is provided.

Revenue: The Company is a holding company which operates as a drama production studio. The Company provides the service for planning, producing, and selling stage set and prop production and the television programs such as dramas. The Company recognizes revenue using the input method for performance obligations to be satisfied over time, as the customers receive and use the benefits simultaneously. This determination is based on the actual costs incurred relative to the total expected costs. Payment for services is collected within a short period following transfer of control or commencement of delivery of services, as applicable.

Share-Based Compensation: The Company accounts for its share-based compensation awards in accordance with ASC 718, Compensation – Stock Compensation (“ASC 718”), under which share based payments that involve the issuance of Ordinary Shares from the Company’s treasury shares to employees and nonemployees and meet the criteria for equity-classified awards are recognized in the financial statements as share-based compensation expense based on the fair value of Ordinary Shares on the date of issuance. Also, the Company recognizes the fair value of common shares transferred from shareholders to employees as a share-based compensation, which is included within general and administrative expenses. The inputs and assumption used in determining the fair value of a share of Ordinary Shares are management’s best estimates, but the estimates involve inherent uncertainties and the application of management judgment (see Note 8). Share-based compensation is recognized in the period Ordinary Shares are issued from the Company’s treasury shares as the awards do not have a vesting period for employees or a specified contract period for nonemployees.

Other Comprehensive Loss: Other comprehensive loss reflects gains and losses that are recorded as a component of stockholders’ equity and are excluded from net loss and consists of foreign currency translation gains and losses related to the translation of the Company’s functional currency into its reporting currency.

Tax Incentives: In the normal course of business, the Company, or a third-party producing content on the Company’s behalf, may qualify for tax incentives through eligible spend on productions. The accounting for tax incentives is dependent on the particular type of incentive, including the nature of the benefit and the location where the incentive is earned. In general, tax incentives are realized as cash receipts and may be received prior to or after a title was launched. Tax incentives are generally accounted for as a reduction to the cost basis of the Company’s content assets and reduces cost of revenue when the content is sold on the statement of operations and comprehensive loss. For the year ended December 31, 2024 and period from January 4, 2023 (inception) to December 31, 2023, there were no tax incentives received.

Income Taxes: The Company accounts for income taxes in accordance with authoritative guidance, which requires the use of the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence, including past operating results, estimates of future taxable income, and the feasibility of tax planning strategies.

In the event that the Company changes its determination as to the amount of deferred tax assets that can be realized, the valuation allowance is adjusted with a corresponding impact to the provision for income taxes in the period in which such determination is made.

The Company is required to evaluate the tax positions taken when preparing its tax returns to determine whether tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax benefits of positions not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount that is initially recognized.

Earnings (Loss) per Share: Basic earnings (loss) per share (“EPS”) is computed using the two-class method as the Company had issued securities, other than common stock, that contractually entitle the holds to participate in dividends and earnings. Under the two-class method, all securities that meet the definition of a participating security, irrespective of whether the securities are convertible, nonconvertible, or potential Ordinary Shares securities, are included in the computation of basic EPS. The two-class method requires earnings for the period to be allocated between Ordinary Shares and participating securities based upon their respective rights to receive distributed and undistributed earnings.

Under the two-class method, for period with net income, basic net income per common share is computed by dividing the net income attributable to common stockholders by the weighted average number of Ordinary Shares outstanding during the period. Net income attributable to common stockholders is computed by subtracting from net income the portion of current period earnings that the participating securities would have been entitled to receive pursuant to their dividend rights had all of the period’s earnings been distributed. No such adjustment to earnings is made during periods with a net loss, as the holders of the participating securities have no obligation to fund losses.

The number of shares used to calculate diluted loss per share of common shares attributable to common shareholders is the same as the number of shares used to calculate basic loss per share of common shares attributable to common shareholders for the period presented because there were no potentially dilutive securities outstanding during the period.

The earnings (loss) per share presented in the statement of operations and comprehensive loss is based on the following for the year ended December 31, 2024 and period from January 4, 2023 (inception) to December 31, 2023:

	December 31, 2024	Period from January 4, 2023 (inception) to December 31, 2023
Basic and diluted net loss per share:
Numerator
Allocation of net loss	$(12,870,234)	$(8,930,946)
Denominator:
Basic and diluted weighted average number of shares outstanding	96,150	76,540
Basic and diluted net loss per share	$(133.86)	$(116.68)

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

Emerging Growth Company: The Company is expected to be an “emerging growth company”, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timeline for new or revised accounting standards as other public companies that are not emerging growth companies. At times, the Company may elect to early adopt a new or revised accounting standard.

Recent Accounting Pronouncements, not yet adopted: In October 2023, the FASB issued ASU 2023-06, Disclosure Agreements - Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative (ASU 2023-06). This amendment will impact various disclosure areas, including the statement of cash flows, accounting changes and error corrections, earnings per share, debt, equity, derivatives, and transfers of financial assets. The amendments in ASU 2023-06 will be effective on the date the related disclosures are removed from Regulation S-X or Regulation S-K by the SEC, and will no longer be effective if the SEC has not removed the applicable disclosure requirement by June 30, 2027. Early adoption is prohibited. We are currently evaluating the impacts of the amendment on our disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) (“ASC 280”): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), that would enhance disclosures for significant segment expenses for all public entities required to report segment information in accordance with ASC 280. ASC 280 requires a public entity to report for each reportable segment a measure of segment profit or loss that its chief operating decision maker (“CODM”) uses to assess segment performance and to make decisions about resource allocations. The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more useful financial analyses. Currently, Topic 280 requires that a public entity disclose certain information about its reportable segments. For example, a public entity is required to report a measure of segment profit or loss that the CODM uses to assess segment performance and make decisions about allocating resources. ASC 280 also requires other specified segment items and amounts such as depreciation, amortization and depletion expense to be disclosed under certain circumstances. The amendments in ASU 2023-07 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in ASU 2023-07 retrospectively to all prior periods presented in the financial statements. The Company adopted ASU 2023-07 for the year ended December 31, 2024 and the impact was considered immaterial on Company’s financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. ASU 2023-09 will be effective for us in the annual period beginning October 1, 2025, though early adoption is permitted. We are still evaluating the presentational effect that ASU 2023-09 will have on our financial statements, but we expect considerable changes to our income tax footnote.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

In November 2024, the FASB issued ASU No. 2024-03, “Disaggregation of Income Statements Expenses (DISE)” (ASU 2024-03), which requires that a public entity provide additional disclosure of the nature of expenses included in the income statement. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. ASU 2024-03 will be effective for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with retrospective application. The standard allows early adoption of these requirements. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

In November 2024, the FASB issued ASU No. 2024-04, “Induced Conversions of Convertible Debt Instruments” (ASU 2024-04), which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as induced conversions. ASU 2024-04 will be effective for annual periods beginning after December 15, 2025, and interim reporting periods within those annual periods. The standard allows early adoption of these requirements for all entities that have adopted the amendments in ASU 2020-06. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

3. BUSINESS COMBINATIONS

Merger Agreement with Global Star Acquisition, Inc.

On June 15, 2023, K Enter announced that K Enter entered into a Merger Agreement with Global Star, a publicly traded special purpose acquisition company and certain of its subsidiaries.

March 11, 2024, Global Star, K Enter, PubCo and Merger Sub executed the First Amendment to Merger Agreement to, among other things, reduce the base value of the merger consideration to be received by Company shareholders from $610 million to $590 million.

On June 28, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Second Amendment to Merger Agreement, which extended the outside date for the parties to consummate the closing of the Business Combination from June 22, 2024 to December 22, 2024.

On July 25, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Third Amendment to Merger Agreement, which conditioned the closing of the Business Combination on K Enter’s prior consummation of the acquisition of the controlling equity interests in the Six Korean Entities.

On December 11, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Fourth Amendment to Merger Agreement, which extended the outside date for the parties to consummate the closing of the Business Combination from December 22, 2024 to June 22, 2025.

On May 13, 2025, the transactions contemplated under the Merger Agreement were consummated. The following transactions occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of common stock of Global Star, other than Global Star common stock owned by Global Star as treasury shares or any Global Star common stock owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one ordinary share of PubCo (the “PubCo Ordinary Share”), (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one PubCo Ordinary Share at a price of $11.50 per whole share (the “PubCo Warrant”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one PubCo Ordinary Share at the closing of a business combination (the “PubCo Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one PubCo Ordinary Share, one PubCo Warrant, and one PubCo Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically canceled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter common stock issued and outstanding, including shares of K Enter common stock deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of PubCo Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub common stock issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

In connection with the closing of the Business Combination, the aggregate consideration for the Acquisition Merger was $590,000,000, payable in the form of 59,000,000 newly issued PubCo’s Ordinary Shares valued at $10.00 per share.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

●

The aggregate consideration for the Acquisition Merger is $590,000,000 and is expected to be settled by issuing 59,000,000 shares of PubCo’s ordinary shares in exchange for 189,013 shares of Company common stock, including the shares of the Company’s Ordinary Shares underlying the Company’s outstanding Series A and Series A-1 preferred stock at an exchange rate of approximately 312.148 shares of the Company’s Ordinary Shares on an as converted basis for each ordinary share of the PubCo (the “Conversion Ratio”) at the time of the Acquisition Merger.

●	Certain of the Company’s stockholders have provided written consent, pursuant to which, among other things, such stockholders have approved the Merger Agreement and the Acquisition Merger. Each issued and outstanding share of the Company’s Ordinary Shares and each issued and outstanding share of convertible preferred stock on an as-converted basis will automatically be cancelled and converted into the right to receive the number of shares of the PubCo’s ordinary shares equal to the Conversion Ratio in accordance with the Acquisition Merger.

●	The Merger Agreement is subject to the approval by the stockholders of the Company and Global Star. Holders of Global Star’s Class A Ordinary Shares will have the opportunity to redeem their shares of Global Star Class A Ordinary Shares for cash in connection with the Business Combination.

On February 3, 2025, the Company closed the previously announced business combination pursuant to the Merger Agreement, dated as of June 15, 2023, amended on March 11, 2024, June 28, 2024, and July 25, 2024, with Global Star and Merger Sub.

Acquisitions of Controlling Equity Interests in the Six Korean Entities

During March 2023, and as amended in December 2023, the Company entered into an equity purchase agreement with the owner of Play Company Corp (“Play Company”) to acquire 100% of the outstanding Ordinary Shares in exchange for 163,732,016,220 Korean Won ($110,789,937 at December 31, 2024), payable through the issuance of the shares of the Company’s Ordinary Shares totaling 127,498,912,820 Korean Won ($86,272,660 at December 31, 2024) and in exchange for cash totaling 36,233,103,400 Korean Won ($24,517,277 at December 31, 2024). Additional payments in cash will be made to the owner of Play Company if the annual average net profit for fiscal years from 2023 to 2025 reaches specified thresholds, with payments due to the owner of Play Company on January 31, 2027 and January 31, 2028.

An additional payment in cash may be owed to the owner of Play Company if the shares of PubCo that shares of the Company’s Ordinary Shares convert to at closing of the Acquisition Merger are sold during the three-month period (the “Sale Period”) following the six-month lock-up period of the newly issued shares of PubCo at a per share price less than the per-share value at closing of the Acquisition Merger for the shortfall in share price. The amount to be paid will be reduced by (i) any gains from the sale of shares of PubCo by the owner of Play Company between the end of the Sale Period and December 31, 2026 and (ii) any unrealized gain as of December 31, 2026 for the shares of PubCo that remain held by the owner of Play Company (calculated as the number of remaining shares of PubCo times the difference of (i) the average closing price of PubCo from December 1, 2026 to December 31, 2026 and (ii) the per-share value of PubCo at the closing of the Acquisition Merger).

During March 2023, and as amended in December 2023, the Company entered into an equity purchase agreement with the owners of Solaire Partners, LLC (“Solaire Partners”) to acquire 95% of the outstanding Ordinary Shares in exchange for shares of the Company’s Ordinary Shares totaling 14,250,000,000 Korean Won ($9,642,321 at December 31, 2024).

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

During April 2023, and as amended in December 2023, the Company entered into an equity purchase agreement with the owners of Studio Anseilen Co., Ltd (“Anseilen”) to acquire 51% of the outstanding Ordinary Shares in exchange for shares of the Company’s Ordinary Shares totaling 7,700,000,400 Korean Won ($5,210,237 at December 31, 2024).

During April 2023, and as amended in December 2023, the Company entered into an equity purchase agreement with the owner of Apeitda Co. Ltd (“Apeitda”) to acquire 51% of the outstanding Ordinary Shares in exchange for shares of the Company’s Ordinary Shares totaling 15,300,000,000 Korean Won ($10,352,807 at December 31, 2024).

During April 2023, and as amended in December 2023, the Company entered into an equity purchase agreement with the owners of Bidangil Pictures Co., Ltd. (“Bidangil”) to acquire 51% of the outstanding Ordinary Shares in exchange for shares of the Company’s Ordinary Shares totaling 20,400,000,000 Koren Won ($13,803,743 at December 31, 2024).

During April 2023, and as amended in December 2023, the Company entered into an equity purchase agreement with the owner of The LAMP Co., Ltd. (“Lamp”) to acquire 51% of the outstanding Ordinary Shares in exchange for shares of the Company’s Ordinary Shares totaling 30,600,000,000 Korean Won ($20,705,615 at December 31, 2024).

During April 2023, the Company entered into an equity purchase agreement with the owners of First Virtual Lab Inc.(“First Virtual”) to acquire 51% of the outstanding Ordinary Shares and preferred stock in exchange for shares of the Company’s Ordinary Shares totaling 25,500,000,000 Korean Won ($17,254,679 at December 31, 2024). However, the Company entered into the termination agreement during March 2024, which terminated all agreements entered into in connection with the original equity purchase agreement.

The number of shares of the Company’s Ordinary Shares to be issued to the sellers of the Six Korean Entities at closing of the respective transactions will be adjusted by changes in exchange rates as the share purchase agreements are denominated in Korean Won and the Company’s equity transactions are denominated in U.S. Dollar.

In certain circumstances, including prior to the closing of the Merger Agreement and if the shares of PubCo, excluding the shares subject to a lock-up on the Nasdaq market, remain not issued or registered sixty days after the shareholder vote approving the merger, either party may elect to terminate the equity purchase agreements.

4. REVENUE

Details of total revenue was as follows:

	2024	Period from January 4, 2023 (inception) to December 31, 2023
Revenue
Media production	$485,271	208,704

	2024	Period from January 4, 2023 (inception) to December 31, 2023
Geographic information:
Korea	$485,271	208,704

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

5. CONVERTIBLE DEBT SECURITY

During August 2023, the Company purchased a $1,000,000 convertible bond from Prototype Group, Inc. (“Prototype Group”), a company that operates in virtual studio technology. The convertible bond was due and payable on demand after August 10, 2024 and the company entered into 1-year extension agreement with Prototype group, and bears interest at a fixed rate equal to the Applicable Federal Rate plus 1% additional interest for short term loans, which as of the date of the bond was 5.96%. If there are any overdue payments, Prototype shall bear a late payment interest rate of the Applicable Federal Rate plus 10% additional interest.

At the Company’s option, at any time prior to payment in full of the principal amount and all accrued interest, the convertible bond can be converted into such number of Ordinary Shares of Prototype Group equal to the entire principal amount of the convertible bond and all accrued and unpaid interest thereon, divided by $7.40 per share in case the pre-money valuation of Prototype Group shall meet or exceed $94,800,000. In the event the pre-money valuation is below $94,800,000, the conversion price shall be proportionally reduced.

If the convertible bond is not repaid or converted through the Company’s voluntary election and Prototype Group issues and sells shares of its equity securities before the maturity date resulting in gross proceeds of $10,000,000 (excluding the conversion of this bond), then at any time on or after the maturity date, Prototype Group shall have the option to (a) repay all outstanding principal and accrued unpaid interest of the convertible bond or (b) convert all or any portion of the outstanding principal and accrued unpaid interest of the convertible bond into such number of its common shares equal to the principal amount and all accrued unpaid interest thereon to be converted divided by the conversion price.

On December 31, 2024, the company measured the repayment possibilities and concluded that the possibility of recovery is low. Therefore, the Company recognized $959,459 as an impairment loss, which was included within other expenses on the accompanying statement of operations and comprehensive loss

6. INVESTMENT IN EQUITY SECURITIES

During July 2023, the Company purchased 160,000 shares of Global Star Class B Ordinary Shares (the “Founder Shares”) for an aggregate purchase price of $1,600,000 from Global Star Acquisition 1, LLC, the sponsor of Global Star (the “Sponsor”). During January 2024, the Company purchased 1,000 shares of Play Company Co., Ltd. Ordinary Shares for an aggregate purchase price of $1,178,055 from Solaire Partners LLC. The Company’s investments are recorded at cost minus impairment and adjusted for changes in observable prices.

As of December 31, 2024, there were no indicators of impairment and for the period between the date of acquisition and December 31, 2024, there were no observable price changes or sales of Founder Shares and Play Company shares.

7. STOCKHOLDERS’ EQUITY

The Company was authorized to issue 100,000 Ordinary Shares at a par value of $0.01 when it was formed on January 4, 2023. The Company amended its certificate of incorporation on May 31, 2023 and again on August 31, 2023 in order to increase Ordinary Shares it is authorized to issue to 10,000,000 Ordinary Shares at a par value of $0.0001 per share and 1,000,000 shares of preferred stock at a par value of $0.0001 per share, of which 45,000 shares have been designated as Series A Convertible Preferred Stock (“Series A”) and 15,000 shares have been designated as Series A-1 Convertible Preferred Stock (“Series A-1”) by the board of directors (the “Board”).

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

Common Stock: On September 29, 2024, the Company issued 1,202 shares ($669,201, $556.74 per share) of the Company’s Ordinary Shares to Lodestar USA, Inc. in consideration for services rendered to the Company by Ted Kim, a co-founder and a director of the Company and the owner of Lodestar USA Inc. (See Note 18).

Convertible preferred stock: On September 21, 2024, the Company entered into an agreement to issue 250 shares of Series A-1 for gross proceeds of $150,000 (“Say Coon Loh Agreement”). Each issued Series A-1 shares are convertible into Ordinary Shares of the Company on a one-for-one basis. On September 25, 2024, the Company entered into an agreement to issue 250 shares of Series A-1 for gross proceeds of $150,000 (“Innocus Global Agreement”). Each issued Series A-1 shares are convertible into Ordinary Shares of the Company on a one-for-one basis.

Treasury Stock: On August 31, 2024, the Company issued 1,932 shares ($1,075,622, $556.74 per share) of the Company’s Ordinary Shares to one employee in consideration for services rendered. On August 31, 2024, a total of 1,376 shares of treasury stock were returned as a settlement for no consideration to the Company under the employment agreements, which were initially given to two employees. On September 24, 2024, the Company entered into a share subscription agreement with GF Korea Inc. (the “GF Agreement”) pursuant to which the Company issued 4,997 shares ($2,782,030, $556.74 per share) of the Company’s Ordinary Shares to GF Korea Inc. The liabilities were paid with the shares and the difference between fair value of issued shares and liabilities was recognized as expense. On September 30, 2024, the Company issued Tan Chin Hwee, a director, Executive Chairman and Interim CEO of the Company, 168 shares ($93,532, $556.74 per share) of the Company’s Ordinary Shares in consideration for services rendered. (See Note 18)

As of December 31, 2024 and 2023, 101,202 shares (no treasury share) and 94,279 shares (5,721 treasury shares) of Ordinary Shares were issued and outstanding, respectively, and the Company reserved 40,798 shares and 40,298 Ordinary Shares for the conversion of Series A and Series A-1, respectively.

8. SHARE-BASED COMPENSATION

Share-based compensation expense of $2,221,393 was recorded during the period from January 1, 2024 to December 31, 2024, and $1,749,741 was recorded during the period from January 4, 2023 (inception) to December 31, 2023, in connection with the issuance of Ordinary Shares from the Company’s treasury shares to employees and nonemployees (See Note 8) as the estimated fair value of such Ordinary Shares as of the issuance date exceeded the consideration paid, if any, and is included within general and administrative expenses on the accompanying statement of operations and comprehensive loss. Details of share-based compensation that the Company recognized as expense for the period from January 1, 2024 to December 31, 2024 are as follows:

Grant date	Holder	Total shares	Share fair value	Total fair value
August 31, 2024	Employee	1,932	$556.74	$1,075,622
September 29, 2024	Lodestar USA	1,202	556.74	669,201
September 30, 2024	Employee	168	556.74	93,532
September 12, 2024	Employee*	688	556.74	383,037
		3,990		2,221,393

*	One employee purchased 688 shares from a shareholder at a price lower than the fair value. The difference between the transaction price and the fair value was accounted for as an expense.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

The Company’s board of directors (the “Board”) determines the fair value of Ordinary Shares at the time of issuance due to the absence of an active market for the Company’s common stock. The Board determined the fair value of such Ordinary Shares by considering a number of objective and subjective factors, operating and financial performance, the lack of liquidity of capital stock, and general and industry-specific economic outlook, amongst other factors. The fair value of the underlying Ordinary Shares will be determined by the Company’s Board until such time the Company’s Ordinary Shares is listed on an established exchange or national market system.

In connection with estimating the fair value of Ordinary Shares at the time Ordinary Shares were issued from the Company’s treasury shares an option pricing model (the “OPM”) was utilized.

9. EMPLOYEE BENEFITS

Changes in defined severance benefits obligation were as follows:

	2024	2023
Balance at 1 January	$49,153	$-
Current service cost	37,078	48,559
Included in profit or loss (*1)	(12,712)	-
Benefits paid	(6,752)	-
Payments from plans for the transition to a defined contribution retirement plan	(58,665)	-
Cumulative effects of foreign currency translation	(8,102)	594
Balance at 31 December	$-	$49,153
Current	-	2,462
Noncurrent	-	46,691

(*1)	The difference between the defined benefit obligations and the settled amount upon the transition of post-employment benefit.

Effective May 3, 2024, the Company has transitioned from a defined benefit retirement plan to a defined contribution retirement plan. The expense recognized in relation to defined contribution plan for the period ended December 31, 2024 is $55,392.

The principal actuarial assumptions used to determine defined severance benefits obligation were as follows:

	2024	2023
Discount rates	-	4.70%
Salary growth rates	-	3.38%+Experienced salary scale

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

10. FAIR VALUE MEASUREMENTS

The convertible debt security is classified within Level 3 value hierarchy because the value of the asset is based on the credit worthiness of the obligor, which is an unobservable input. The Company used a Tsiveriotis-Fernandes model (the “T-F Model”) to value the convertible debt security as of December 31, 2024.

Financial assets measured at fair value on a recurring basis are as follows:

	Level 1	Level 2	Level 3	Total
Financial liabilities:
Derivative liabilities	$-	-	401,374	401,374

The table below presents the ranges of significant unobservable inputs used to value the Company’s Level 3 financial instruments. These ranges represent the significant unobservable inputs that were used in the valuation of each type of financial instrument. These inputs are not representative of the inputs that could have been used in the valuation of any one financial instrument. Valuation techniques and inputs for assets measured by the fair value hierarchy Level 3 are as follows:

Classification	Valuation technique	Input
Financial assets at fair value
Convertible debt security	Tsiveriotis-Fernandes model	Discount rate, stock price and volatility
Derivative liabilities	Probability Weighted Return model	Discount rate, stock price and volatility

A reconciliation of the beginning and ending balances for the convertible debt security measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows:

Balance as of January 1, 2024		$1,006,757
Adjustment to fair value		(47,298)
Impairment Loss		(959,459)
Balance as of December 31, 2024	$

A reconciliation of the beginning and ending balances for the derivative liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows:

Balance as of January 1, 2024	$-
Issuance	374,612
Adjustment to fair value	26,762
Balance as of December 31, 2024	$401,374

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

11. CONVERTIBLE NOTES

In May and December 2024, The Company issued $3 million in aggregate principal amount of the convertible senior unsecured notes. The convertible notes contain a right to convert the notes into the common shares. The Company accounted the embedded conversion features associated with the convertible notes separately from the host contract as the economic characteristics and risks of the embedded conversion feature are not closely related to the economic characteristics and risks of the host contract. The Company accounted the embedded conversion feature as a derivative instrument and periodically measures its fair value in accordance with ASC 820. The Company determined the carrying amount of the convertible notes for the difference between the fair value of the embedded conversion features and the principal amount of the convertible notes. The difference between the carrying value and principal amount of the convertible notes represents the discount on notes that was amortized to interest expense over the terms of the convertible notes using the effective interest rate method.

Details of convertible notes issued and outstanding as of December 31, 2024 are as follows:

December 31, 2024
Noncurrent
Convertible Notes	$3,000,000
Discount on Notes	(333,168)
$2,666,833

Amounts recognized in profit or loss and changes in fair value of derivative liabilities at fair value through profit or loss for the period ended December 31, 2024 are as follows:

	1st	2nd	Total
Balance at 1 January	$-	-	-
Issuance	283,324	91,288	374,612
Adjustment to fair value	17,706	9,056	26,762
Balance at 31 December	$301,030	100,344	401,374

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

Details of the convertible notes issued by the Company and outstanding as of December 31, 2024 are as follows:

Series	1st	2nd(*)
Type	Convertible Notes	Convertible Notes
Issuance amount	2,250,000	750,000
Coupon rate (%)	3%	3%
Issuance date	2024-06-04 / 2024-12-30	2024-06-05 / 2024-12-30
Maturity date	2027-06-03	2027-06-04
Principal redemption	1. Redemption at maturity: Redeemed on the maturity date, at their outstanding principal amount, which has not been early redeemed	1. Redemption at maturity: Redeemed on the maturity date, at their outstanding principal amount, which has not been early redeemed
Conversion price

●

Conversion before the business combination:

Before the consummation of the Business Combination, the holders shall be entitled to convert the Pre-PIPE Notes into ordinary shares in the Company at the conversion price of $1,200 per share (the Pre-Merger Conversion Price).

Upon the consummation of the Business Combination, 1 ordinary share of the Company shall be converted into 300 ordinary shares (1 share is worth $10.00) of a combined entity (the Combined Entity).

●

Conversion after the business combination

Upon the consummation of the Business Combination, the Pre-PIPE Notes shall be a part of the Combined Entity and the Investor shall be entitled to convert the Pre- PIPE Notes into ordinary shares in the Combined Entity at the conversion price of $10 per share (the Post-Merger Conversion Price).

The Post-Merger Conversion Prices shall be adjusted downwardly to the greater of the following:

●

60% discount to the 5-day average of the volume-weighted average prices of ordinary shares over 5 consecutive trading days following the conversion notice date; and

●

Floor price of $4 per share.

●

Conversion before the business combination:

Before the consummation of the Business Combination, the Investor shall be entitled to convert the Pre-PIPE Notes into ordinary shares in the Company at the conversion price of $1,200 per share (the Pre-Merger Conversion Price).

Upon the consummation of the Business Combination, 1 ordinary share of the Company shall be converted into 300 ordinary shares (1 share is worth $10.00) of a combined entity (the Combined Entity).

●

Conversion after the business combination

Upon the consummation of the Business Combination, the Pre-PIPE Notes shall be a part of the Combined Entity and the Investor shall be entitled to convert the Pre- PIPE Notes into ordinary shares in the Combined Entity at the conversion price of $10 per share (the Post-Merger Conversion Price).

The Post-Merger Conversion Prices shall be adjusted downwardly to the greater of the following:

●

60% discount to the 5-day average of the volume-weighted average prices of ordinary shares over 5 consecutive trading days following the conversion notice date; and

●

Floor price of $4 per share.

(*)	As of December 31, 2024, the Company satisfied the conditions to receive $375,000; however, the payment remained outstanding as of that date and was subsequently received in January 2025.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

12. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Office equipment	$35,044	$37,847
	35,044	37,847
Less: accumulated depreciation	(10,688)	(4,249)
Property and equipment, net	$24,356	$33,598

Depreciation expense for the year ended December 31, 2024 and for the period from January 4, 2023 (inception) to December 31, 2023 totaled $7,562 and $4,198 and was included within general and administrative expenses on the accompanying statement of operations and comprehensive loss.

13. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Advances to a production company for content development	$153,328	$77,461
Advances to writers for development of content		69,716
Prepaid cloud computing arrangement hosting services	96,925	61,413
Prepaid income tax	55	-
Accounting services	-	18,826
Security deposit for office lease	67,665	-
Capitalized implementation costs for cloud computing arrangement	104,265
	$422,238	$227,416

Prepaid expenses and other current assets – related party consisted of a security deposit for an office lease totaling $67,699 (see Note 18).

14. OTHER ASSETS, NONCURRENT

Other assets, noncurrent consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Advances to production companies for content development	$1,082,647	$852,072
Advances to writers for development of content	630,303	480,259
Capitalized implementation costs for cloud computing arrangement	49,418	295,619
Security deposit for office lease	-	77,462
	$1,762,368	$1,705,412

As of December 31, 2023, Other assets, noncurrent – related party consisted of a security deposit for an office lease totaling $77,500 (see Note 18).

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

15. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following as of December 31, 2024 and 2023:

	2024	2023
Accrued legal services	$2,000,722	$1,468,900
Accrued accounting services	1,461,779	667,906
Unearned Revenue	135,331	-
Annual leave allowance	66,479	65,272
Payroll withholding tax	36,784	34,337
Other payable	60,052	1,295
	$3,761,147	$2,237,710

16. COMMITMENTS AND CONTINGENCIES

Operating Leases: The Company has obligations as a lessee for two office space leases, both of which are classified as operating leases. For the year ended December 31, 2024, the total lease cost was $123,337.(2023: $70,831)

The weighted average remaining lease term was 0.4 years and the weighted average discount rate was 5.7% as of December 31, 2024.

Future minimum payments of lease liabilities under the noncancelable operating leases are as follows at December 31, 2024 and 2023:

	2024	2023
Less than 1 year	$39,662	$122,911
1 ~ 2years	-	51,213
Total undiscounted lease payments	39,662	174,124
Less: imputed interest	(307)	(6,297)
Total future minimum payments	$39,354	$167,826

Legal Matters: From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company is not currently a party to any legal proceedings, nor is it aware of any pending or threatened litigation, that would have a material adverse effect on the Company’s business, operating results, cash flows, or financing condition should such litigation be resolved unfavorably.

Loan: On December 31, 2024, the Company entered into a loan agreement with Nikhil Suresh Nanda, pursuant to which the Nikhil Suresh Nanda will provide working capital loans to the Company. The total loan amount will not exceed 50% of the total committed PIPE financing totalling $1,000,000 for the SPAC. The loan will be paid by converting the subject loan to a Convertible Senior Unsecured Note (PIPE) immediately prior to the completion of the business combination. The agreement includes various conditions, including the issuance of free trading bonus shares by the Company and the use of the loan for working capital purposes related to the business combination.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

17. INCOME TAXES

The Company’s effective tax rate for the year ended December 31, 2024 and the period from January 4, 2023 (inception) the December 31, 2023 was zero percent. The effective tax rate may vary significantly from period to period and can be influenced by many factors. These factors include, but are not limited to, changes to the statutory rates in the jurisdictions where the Company has operations and changes in the valuation of deferred tax assets and liabilities. The difference between the effective tax rate and the federal statutory rate of 21.0% (Korea: 20.9%) primarily relates to certain nondeductible items, state and local income taxes, the absence of current income tax, and a full valuation allowance for deferred tax assets.

	2024	2023
Current taxes
United States	$-	$-
Foreign - Korea	-	-
Current taxes	$-	$-
Deferred taxes
United States	$-	$-
Foreign - Korea	-	-
Deferred taxes	$-	$-

Deferred tax assets of the following as of December 31, 2024 and 2023:

	2024	2023
Deferred tax assets
Net operating loss carryforward	$2,802,948	$1,837,180
Lease liabilities	8,225	48,741
Accrued Expenses	751,990	-
Stock Compensation	811,711	-
Defined severance benefits	-	10,273
Others	(1,283)	(36,495)
Total gross deferred tax assets	4,373,591	1,859,699
Valuation allowance	(4,373,591)	(1,859,699)
Net deferred tax assets	$-	$-

There are no deferred taxes that are directly charged to (credited from) equity for the years ended December 31, 2024 and 2023.

The Company’s policy is to record estimated interest and penalties related to the underpayment of income taxes or unrecognized tax benefits as a component of its income tax provision. The Company has not recorded any interest or penalties related to unrecognized tax benefits through December 31, 2024 and 2023.

In the normal course of business, the Company is subject to examination by federal and state jurisdictions where applicable based on the statute of limitations that apply in each jurisdiction. The Company is not currently under audit by the taxing jurisdictions to which the Company is subject.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

18. RELATED PARTIES

Two of the Company’s directors, one of whom is the Executive Chairman and the other is also the Chief Executive Officer, are also senior officers of Solaire Partners. A director of the Company is also a managing member of Global Star Acquisition 1, LLC, the entity the Company purchased its shares of Global Star Class B Ordinary Shares from.

The Company entered into a two-year operating lease for one of its office spaces commencing in June 2023 with Solaire Partners as the landlord. At inception, total gross rental payments due under this operating lease approximated $92,938 and a security deposit due approximated $67,699. For the year ended December 31, 2024, the Company made $46,469 of rental payments associated with this operating lease. As of December 31, 2024, $19,189 associated with the present value of lease payments is included as components of lease liabilities, current – related party on the accompanying balance sheet, $67,699 associated with the security deposit is included as a component of prepaid expenses and other current assets - related party on the accompanying balance sheet

During January 2024, the Company purchased 1,000 shares of Play Company Co., Ltd. Ordinary Shares for an aggregate purchase price of $1,178,055 from Solaire Partners LLC.

On April 22, 2024, Young Jae Lee, the Company’s Chief Executive Officer, loaned the Company $121,798 (the “1st Lee Loan”). On May 3, 2024, the Company repaid $67,665 of the 1st Lee Loan, leaving a balance of $54,132 on the 1st Lee Loan. The 1st Lee Loan is for a term of nine months and bears interest at the rate of 4.6% per annum. On October 23, 2024, the Company entered into an extension agreement on the 1st Lee Loan to amend the maturity date to June 30, 2025 or within five days after the K Wave Media Ltd registration statement on Form F-4 is declared effective by the U.S. Securities and Exchange Commission. The Loan bears interest at the rate of 4.6% per annum.

On April 23, 2024, Young Jae Lee, the Company’s Chief Executive Officer, loaned the Company $169,164 (the “2nd Lee Loan”). On May 3, 2024, the Company repaid $169,164 of the 2nd Lee Loan, leaving a balance of $0.00 on the 2nd Lee Loan. The 2nd Lee Loan is for a term of three months and bears interest at the rate of 4.6% per annum.

On April 26, 2024, Bidangil Pictures Co.,Ltd., loaned the Company $91,348. The Loan is for a term of three months and bears interest at the rate of 3% per annum. On July 26, 2024, the Company entered into the extension agreement with Bidangil in order to differ the maturity to October 23, 2024. On October 25, 2024, the Company entered into an extension agreement on the loan with Bidangil Pictures Co.,Ltd. to amend the maturity date to June 30, 2025 or within five business days after K Wave Media Ltd F-4 registration statement becomes effective. The Loan is for a term of three months and bears interest at the rate of 3% per annum.

On May 3, 2024, Young Jae Lee, K Enter’s Chief Executive Officer, loaned the Company $236,829 (the “3rd Lee Loan”). The 3rd Lee Loan is for a term of nine months and bears interest at the rate of 4.6% per annum. On November 3, 2024, the Company entered into an extension agreement on the 3rd Lee Loan to amend the maturity date to April 30, 2025 or within five days after the K Wave Media Ltd registration statement on Form F-4 is declared effective by the U.S. Securities and Exchange Commission. The Loan bears interest at the rate of 4.6% per annum.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

On June 4, 2024, the Company issued a convertible senior unsecured note in the principal amount of $3,000,000 to Innocus Global Group Pte Ltd., an entity owned by Jaekeun (Jason) Kim, a nominee director PubCo (the “Jason Note”). The Jason Note has a maturity date of 3 years and will pay an annual coupon rate of 3% to be paid semi-annually until the maturity date of the Jason Notes. Under the Jason Note, the proceeds shall be wired to the company as follows: (i) 25% of the committed amount at the time of signing this definitive agreement, (ii) 50% at the time SEC declares effectiveness on the F-4, and (iii) the remaining 25% at the time of shareholder approval and going public. From the time the company issued the Jason Note and until the closing of the Business Combination, the Jason Note will be convertible, at the option of the holder, at a conversion price per share of $1,200 per share. The Post-Merger Conversion Price for the Notes shall be the greater of (a) a 60% discount to the 5-day average of the volume-weighted average prices of ordinary shares over 5 consecutive trading days following the conversion notice date, and (b) a Floor price of $4 per share.

On August 19. 2024, Global Star Acquisition I LLC loaned the Company $120,000. The loan is for a term of three months or within five business days after K Wave Media Ltd F-4 registration statement becomes effective, whichever is earlier and bears no interest. On October 18. 2024, the Company repaid $120,000 of Global Star Acquisition I LLC loan, leaving a balance of $0.00 on the loan.

On August 31, 2024, the Company issued 1,932 shares ($1,075,622, $556.74 per share) of the Company’s Ordinary Shares to an employee of the Company, in consideration for services rendered.

On August 31, 2024, a total of 1,376 shares of treasury stock were returned as a settlement for no consideration to the Company under the employment agreements, which were initially given to two employees.

On September 12, 2024, one founder of the Company transferred a total of 688 shares ($383,037, $556.74 per share) of the founder to an employee at par value. The Company recognized the transaction as a share-based compensation at fair value (See Note 8), which is included within general and administrative expenses on the accompanying statement of operations and comprehensive loss.

On September 24, 2024, the Company entered into a share subscription agreement with GF Korea Inc. (the “GF Agreement”) pursuant to which the Company issued 4,997 shares ($2,782,030, $556.74 per share) of the Company’s Ordinary Shares to GF Korea Inc. in consideration for GF Korea Inc. assuming certain payment obligations of the Company in the aggregate $8.52 million owed to its service providers of the Company. The GF Agreement closed on September 25, 2024 and the company issued the 4,997 shares of its Ordinary Shares to GF Korea Inc., which will be converted to 1,559,805 shares of Pubco based on an estimated 312.1:1 conversion ratio calculated with a foreign exchange rate of KRW 1,470.00 / USD $1.00 in the Business Combination. Pursuant to the GF Agreement, GF Korea Inc. shall sell the shares within sixty(60) days following the listing date on the NASDAQ Stock Market.; However, if any lock-up period is imposed under applicable laws, GF Korea shall sell those ordinary shares within sixty (60) days after the expiration of such lock-up period.

On September 29, 2024, the Company entered into an agreement with Lodestar USA, Inc. (the “Lodestar Agreement”) pursuant to which the Company issued 1,202 shares ($669,201, $556.74 per share) of the Company’s Ordinary Shares to Lodestar USA, Inc. in consideration for services rendered to the Company by Ted Kim, a co-founder and a director of the Company and the owner of Lodestar USA Inc. The Company’s Ordinary Shares will be converted to 375,202 shares of Pubco based on an estimated 312.1:1 conversion ratio calculated with a foreign exchange rate of KRW 1, 470.00 / USD $1.00.

On September 30, 2024, the Company issued Tan Chin Hwee, a director, Executive Chairman and Interim CEO of the Company, 168 shares ($93,532, $556.74 per share) of the Company’s Ordinary Shares in consideration for services rendered.

K ENTER HOLDINGS INC.
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended December 31, 2024 and Period from January 4, 2023 (inception) to December 31, 2023

19. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to May 14, 2025, the date that the financial statements were available to be issued.

On January 2, 2025, upon the closing of equity purchase agreement, the Company completed the acquisition of the controlling interest of Six Korean Entities by share exchange. However, the purchase price allocation to assets acquired and liabilities assumed allocation to assets and liabilities is based on estimates, assumptions, valuations, and other studies that have not progressed to a stage where there is sufficient information to make a definitive calculation.

On February 3, 2025, shareholders of Global Star approved the proposals regarding Merger Agreement on the shareholders’ meeting. The Merger Agreement was completed on May 13, 2025.

On, February 10, 2025 the company fully repaid the “1st Lee Loan” and partially paid the 3rd Lee Loan by $25,046, which remaining balance is $222,091.

On February 27, 2025, Play company Co.,Ltd. loaned the Company $744,319. The Loan is for a term of one year and bears interest at the rate of 4.6% per annum.

GLOBAL STAR ACQUISITION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$97,355	$510,939
Prepaid expenses and other current assets	12,200	7,500
Total Current Assets	109,555	518,439
Cash and marketable securities held in Trust Account	4,411,236	4,374,657
Total Assets	$4,520,791	$4,893,096

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$2,637,170	$1,726,331
Redemptions payable	3,936,142	-
Accrued franchise tax payable	2,199	131,798
Income taxes payable	327,960	324,943
Excise tax payable attributable to redemption of common stock	998,431	959,070
Liability to be settled in shares	255,389	-
Due to Sponsor	60,094	15,094
Promissory note	2,022,630	-
Sponsor working capital loan	1,596,000	1,596,000
Promissory note - related party	862,855	733,661
Total Current Liabilities	12,698,870	5,486,897
Deferred underwriting commission	-	3,220,000
Total Liabilities	$12,698,870	$8,706,897

COMMITMENTS AND CONTINGENCIES (Note 6)
Class A common stock subject to possible redemption; 40,043 and 380,875 shares issued and outstanding at redemption value of $11.86 and $11.63 per share at March 31, 2025 and December 31, 2024, respectively	475,094	4,430,398

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 613,225 shares issued and outstanding (excluding 40,043 and 380,875 shares subject to possible redemption at March 31, 2025 and December 31, 2024, respectively)	62	62
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 2,300,000 shares issued and outstanding	230	230
Additional paid-in capital	-	-
Accumulated deficit	(8,653,465)	(8,244,491)
Total Stockholders’ Deficit	(8,653,173)	(8,244,199)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$4,520,791	$4,893,096

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

GLOBAL STAR ACQUISITION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31, 2025	March 31, 2024
OPERATING EXPENSES
General and administrative	$686,167	$775,858
Administration fee - related party	30,000	30,000
TOTAL OPERATING EXPENSES	(716,167)	(805,858)

OTHER (EXPENSE) INCOME
Amortization of deferred finance cost	(129,194)	-
Change in fair value of liability to be settled in shares	244,611	-
Interest expense	(22,630)	-
Income earned on cash and investments held in Trust Account	13,839	728,910
Interest income	3,783	9,050
TOTAL OTHER (EXPENSE) INCOME	110,409	737,960

Loss before provision for income taxes	(605,758)	(67,898)
Provision for income taxes	(3,017)	(144,472)
Net loss	$(608,775)	$(212,370)

Weighted average number of shares of redeemable Class A common stock outstanding, basic and diluted	168,802	5,761,159

Basic and diluted net loss per share of redeemable Class A common stock	$(0.20)	$(0.03)

Weighted average number of shares of non-redeemable Class A and B common stock outstanding, basic and diluted	2,913,225	2,300,000

Basic and diluted net loss per share of Class A and Class B common stock	$(0.20)	$(0.03)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

GLOBAL STAR ACQUISITION INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2025 AND 2024

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2024	613,225	$62	2,300,000	$230	$-	$(8,244,491)	$(8,244,199)
Remeasurement adjustment of Class A ordinary shares to redemption value	-	-	-	-	-	19,162	19,162
Impact of settlement of deferred underwriting liability	-	-	-	-	-	220,000	220,000
Excise tax payable attributable to redemption of common stock	-	-	-	-	-	(39,361)	(39,361)
Net loss	-	-	-	-	-	(608,775)	(608,775)
Balance as of March 31, 2025	613,225	$62	2,300,000	$230	$-	$(8,653,465)	$(8,653,173)

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2023	613,225	$62	2,300,000	$230	$-	$(5,169,475)	$(5,169,183)
Remeasurement adjustment of Class A ordinary shares to redemption value	-	-	-	-	-	(909,438)	(909,438)
Net loss	-	-	-	-	-	(212,370)	(212,370)
Balance as of March 31, 2024	613,225	$62	2,300,000	$230	$-	$(6,291,283)	$(6,290,991)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

GLOBAL STAR ACQUISITION INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31, 2025	March 31, 2024
Cash Flows from Operating Activities:
Net loss	$(608,775)	$(212,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred finance costs	129,194	-
Interest expense	22,630	-
Change in fair value of liability to be settled in shares	(244,611)	-
Income earned on cash and investments held in Trust Account	(13,839)	(728,910)
Changes in operating assets and liabilities:
Other current assets	-	15,032
Prepaid expenses and other current assets	(4,700)	-
Accrued franchise taxes	(129,599)	-
Accrued franchise tax payable	-	50,000
Accounts payable and accrued expenses	410,840	245,170
Income taxes payable	3,017	144,472
Net cash used in Operating Activities	(435,843)	(486,606)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(22,740)	(375,000)
Net Cash used in Investing Activities	(22,740)	(375,000)

Cash Flows from Financing Activities:
Repayment of promissory note - related party	-	(4,000)
Advances from related party	45,000	-
Net cash provided by (used in) Financing Activities	45,000	(4,000)

Net change in cash	(413,583)	(865,607)
Cash and cash equivalents at beginning of year	510,939	1,506,914
Cash and cash equivalents at end of year	$97,355	$641,308

Supplemental disclosure of non-cash financing activities:
Class A Ordinary Shares remeasurement to redemption value	$(19,162)	$909,438
Merger distributions payable	$3,936,142	$-
Impact of settlement of deferred underwriting liability	$3,220,000	$-
Excise tax payable attributable to redemption of common stock	$39,361	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Global Star Acquisition, Inc. (the “Company”) is a blank check company incorporated in the State of Delaware on July 24, 2019, whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, which we refer to as our initial business combination. On May 13, 2025, the Company has completed its initial Business Combination with K Enter Holdings Inc. (“K Enter”) in accordance with the provisions of Merger Agreement as described below.

As of March 31, 2025, the Company had two wholly-owned subsidiaries, GLST Merger Sub, Inc., a majority-owned subsidiary of the Company incorporated in Delaware on June 12, 2023 (“GLST Merger Sub”), and K Wave Media Ltd., a Cayman Islands exempted company formed on June 22, 2023 (See “Merger Agreement” section below).

As of March 31, 2025, the Company had not commenced any operations. All activity for the period from July 24, 2019 (inception) through March 31, 2025, relates to organizational activities and identifying a target company for a business combination and completion of such business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on the proceeds derived from the Offering placed in Trust Account. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Global Star Acquisition 1 LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 19, 2022.

On September 22, 2022, the Company consummated its initial public offering (the “IPO”) of 8,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, and one Right, with each Right entitling the holder to receive one-tenth of one share of Class A Common Stock. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,000,000. On October 4, 2022, the Company closed on the over-allotment through the sale of 1,200,000 Units at a purchase of $10.00 per share for gross proceeds of approximately $12.0 million.

Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 456,225 units (the “Private Placement Units”) to Global Star Acquisition 1 LLC, the sponsor of the Company (the “Sponsor”), at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $4,562,250 (the “Private Placement”) (see Note 4).

On October 4, 2022, the Company consummated the closing of the sale of 1,200,000 additional units at a price of $10 per unit upon receiving notice of the underwriters’ election to exercise their overallotment option generating additional gross proceeds of $12.0 million. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 42,000 Private Placement Units to the Sponsor, generating gross proceeds of $420,000.

Transaction costs amounted to $4,788,510 consisting of $920,000 of underwriting fees (net of underwriter reimbursements), $3,220,000 of deferred underwriting fees payable, which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) and $648,510 of other offering costs related to the Initial Public Offering. The underwriters were also issued 115,000 shares of Class A common stock as representative shares, in connection with the IPO. Upon close of the Initial Public Offering, the Company recorded additional issuance costs of $79,338, the grant date fair value of the shares, with an offset to additional paid-in capital. As described in Note 6, the $3,220,000 deferred underwriting fees are contingent upon the consummation of the Business Combination within 27 months from the closing of the IPO pursuant to six one-month extensions, from June 22, 2023 until December 22, 2024, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account $22,740 for each such one-month extension until December 22, 2024, unless the closing of the Company’s initial business combination shall have occurred. (See “Special Meetings” section below).

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

Nasdaq rules provide that at least 90% of the gross proceeds from the IPO and the sale of the placement units be deposited in a trust account. Of the net proceeds of the IPO and the sale of the placement units, $94,300,000, $10.25 per unit, was placed into a trust account (the “Trust Account”) established for the benefit of the holders of the outstanding Public Shares (the “public stockholders”), with Continental Stock Transfer & Trust Company acting as trustee and Morgan Stanley Wealth Management acting as investment manager. These proceeds include $3,220,000 in deferred underwriting commissions.

The proceeds in the trust account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

NASDAQ Notices

On August 19, 2024, the Company received a letter (the “MVLS Deficiency Notice”) from the listing qualifications department staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that from July 5, 2024 to August 14, 2024, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”).

The MVLS Deficiency Notice has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Global Market under the symbol “GLST.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days from the date of the MVLS Deficiency Notice, or until February 17, 2025 (the “Compliance Date”), to regain compliance with respect to the MVLS Requirement. The MVLS Deficiency Notice states that to regain compliance with the MVLS Requirement, the Company’s MVLS must close at $50 million or more for a minimum of ten consecutive business days during the compliance period ending on the Compliance Date.

If the Company does not regain compliance by the Compliance Date, Nasdaq will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination. However, there can be no assurance that, if the Company receives a delisting notice from the Staff and appeals the delisting determination, such appeal would be successful. Alternatively, the Company may consider applying for transfer to The Nasdaq Capital Market (the “Capital Market”).

As previously disclosed via a Form 8-K filed with the SEC on January 31, 2025, the Company received a written notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company securities would be delisted for failing to comply with the 400 total holders requirement under Listing Rule 5450(a)(2) and the minimum 1,100,000 publicly held shares under Listing Rule 5450(b)(2)(A). Further, as announced by the Company, on February 7, 2025, the Company requested a hearing. On March 11, 2025, the Company advised the Nasdaq Hearings Panel that the Company was withdrawing its appeal of the January 31, 2025 delist determination issued by the Staff in this matter. On March 12, 2025, the company filed a Form 25 with the SEC. On March 12, 2025, the Company received written notification (the “Delisting Notice”) from Nasdaq that trading in the Company’s securities will be suspended at the open of trading on March 14, 2025. Following Trading Suspension, GLST units, Class A ordinary shares and warrants became eligible to trade on the OTC Markets under the ticker symbols GLST, GLSTU, GLSTR, and GLSTW on March 14, 2025, respectively.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

Special Meetings

On August 22, 2023, the Company held a Special Meeting of Stockholders (the “August 2023 Meeting”). At the Meeting, the Company’s stockholders approved the Charter Amendment, which extends the date by which the Company must consummate its initial business combination by an additional nine-months pursuant to nine one-month extensions, from September 22, 2023 to June 22, 2024 (the “First New Termination Date”), subject to the approval of the Board of Directors of the Company (the “Board”), provided the sponsor or its designees deposit into the trust account a monthly amount equal to $125,000, prior to the commencement of each extension period (the “Extension”). The Company filed the Charter Amendment with the Office of the Secretary of State of Delaware on August 28, 2023, a copy of which is attached as Exhibit 3.1 in the Form 8-K filed with the SEC on August 28, 2023 and is incorporated by reference herein. At the Meeting, Stockholders holding 4,052,066 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.53 per share of the funds in the Trust Account. As a result, an aggregate of $42,680,726 was withdrawn from the Trust Account to pay such holders. Following the redemption, the Company’s remaining shares of Class A common stock outstanding were 5,147,934. The Company has made nine monthly payments of $125,000 in the Trust Account to extend the period of time it has to consummate its initial business combination to June 22, 2024 (see Note 11).

On June 11, 2024, the Company held a Special Meeting of Stockholders (the “June 2024 Meeting”). At the Meeting, the Company’s stockholders approved the Charter Amendment, which further extends the date by which the Company must consummate its initial business combination by an additional six-months pursuant to six one-month extensions, from June 22, 2024 to December 22, 2024 (the “Second New Termination Date”), provided that the sponsor or its designees deposit into the trust account approximately $22,740 prior to the commencement of each extension period. At the June 2024 Meeting, Stockholders holding 4,010,928 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.12 per share of the funds in the Trust Account. As a result, $44,605,448 was removed from the Trust Account to pay such holders. The Company has made five monthly extension payments in the Trust Account to extend the period of time by which it has to consummate its initial business combination to November 22, 2024.

On November 27, 2024, the Company held a Special Meeting of Stockholders (the “November 2024 Meeting”). As approved by its stockholders at the November 2024 Meeting, the Company entered into an amendment to the Investment Management Trust Agreement, dated as of September 22, 2022, as amended (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“Continental”). The Trust Amendment extended the date on which Continental must commence liquidation of the Trust Account to up to June 22, 2025 (the “Third New Termination Date”), provided that the sponsor or its designees deposit into the trust account the lesser of: (i) $60,000 and (ii) 0.02 per share for each public share that is not redeemed in connection with the November 2024 Meeting. At the November 2024 Meeting, Stockholders holding 756,131 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.40 per share of the funds in the Trust Account. As a result, approximately $8,620,940 was removed from the Trust Account to pay such holders. The Company has made five monthly extension payments in the Trust Account to extend the period of time by which it has to consummate its initial business combination to May 22, 2025.

On February 3, 2025, the Company held a special meeting of its stockholders (the “Merger Meeting”) for the purposes of considering and voting upon the proposals (the “Proposals”). In connection with the vote to approve the Proposals, the holders of 340,832 Class A ordinary shares of Global Star properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.55 per share, for an aggregate redemption amount of approximately $3,936,142. As a result, following satisfaction of such redemptions upon the closing of the business combination, the Company will have 40,043 Class A ordinary shares outstanding and the balance in the Trust Account is approximately $475,094.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

The Company had until May 22, 2025 (or up to June 22, 2025, in the event the Company extends the term to the fullest), to consummate a Business Combination. If we do not complete our initial business combination by June 22, 2025, or (i) as extended by the Company’s stockholders in accordance with our amended and restated certificate of incorporation or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by them if we fail to complete our initial business combination prior to the Third New Termination date, the public stockholders will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the Third New Termination Date unless our initial business combination shall have occurred earlier and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. The Company completed the business combination on May 13, 2025.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than the independent public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.25 per public share and (ii) the actual amount per public share held in the trust account due to reductions in the value of the trust assets as of the date of the liquidation of the trust account, if less than $10.25 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third-party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

Franchise and Income Tax Withdrawals from Trust Account

Since completion of its IPO on September 22, 2022, and through March 31, 2025, the Company withdrew $1,794,938 from the Trust Account to pay its liabilities related to income and Delaware franchise taxes. Through March 31, 2025, the Company remitted $1,421,796 to the respective tax authorities, with the difference of $373,142 to be remitted as Company’s tax obligations become due. As of March 31, 2025, the Company had accrued but unpaid income tax liability of $327,960 and accrued but unpaid Delaware franchise tax liability of $2,199.

Liquidity and Going Concern

As of March 31, 2025, the Company had cash of $97,355 in its operating bank accounts. The Company had $4,411,236 of marketable securities held in the Trust Account to be used for an initial Business Combination or to repurchase or redeem stock in connection therewith and working capital deficit of $12,589,315. From the date of the IPO and through March 31, 2025, the Company has withdrawn an aggregate of $1,794,938 for payment of its income and franchise taxes.

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors, the Sponsor or their affiliates may, but are not obligated to loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will not have sufficient cash to meet its obligations over the period of 12 months since issuance of this report.

However, if the Company’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are more than the actual amount necessary to do so, or if the Company’s shareholders approve an extension to the mandatory liquidation date beyond 21 months from the closing of the IPO, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of a Business Combination. If the Company does not complete a Business Combination because it does not have sufficient funds available, it will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Presentation of Financial Statements - Going Concern,” the Company has determined that the liquidity condition due to insufficient working capital and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date that the condensed consolidated financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after 12 months from the date that the condensed consolidated financial statements are issued. The condensed consolidated financial statements do not include any adjustment that might be necessary, if the Company is unable to continue as a going concern.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

Merger Agreement

On June 15, 2023, K Enter announced that K Enter entered into a Merger Agreement with the Company, a publicly traded special purpose acquisition company and certain of its subsidiaries.

March 11, 2024, the Company, K Enter, PubCo and Merger Sub executed the First Amendment to Merger Agreement to, among other things, reduce the base value of the merger consideration to be received by Company shareholders from $610 million to $590 million.

On June 28, 2024, the Company, K Enter, PubCo and Merger Sub entered into the Second Amendment to Merger Agreement, which extended the outside date for the parties to consummate the closing of the Business Combination from June 22, 2024 to December 22, 2024.

On July 25, 2024, the Company, K Enter, PubCo and Merger Sub entered into the Third Amendment to Merger Agreement, which conditioned the closing of the Business Combination on K Enter’s prior consummation of the acquisition of the controlling equity interests in the Six Korean Entities.

On December 11, 2024, the Company, K Enter, PubCo and Merger Sub entered into the Fourth Amendment to Merger Agreement, which extended the outside date for the parties to consummate the closing of the Business Combination from December 22, 2024 to June 22, 2025.

On May 13, 2025, the transactions contemplated under the Merger Agreement were consummated. The following transactions occurred pursuant to the terms of the Merger Agreement (collectively, the “Business Combination”):

●	On May 13, 2025, Global Star was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of common stock of Global Star, other than Global Star common stock owned by Global Star as treasury shares or any Global Star common stock owned by any direct or indirect wholly owned subsidiary of Global Star, was converted into one ordinary share of PubCo (the “PubCo Ordinary Share”), (ii) each issued and outstanding warrant of Global Star was converted automatically into a warrant to purchase one PubCo Ordinary Share at a price of $11.50 per whole share (the “PubCo Warrant”), (iii) each issued and outstanding right of Global Star was converted automatically into a right to receive one-tenth (1/10) of one PubCo Ordinary Share at the closing of a business combination (the “PubCo Right”), and (iv) each issued and outstanding unit of Global Star was separated and converted automatically into one PubCo Ordinary Share, one PubCo Warrant, and one PubCo Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of Global Star ceased to be outstanding and were automatically canceled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by Global Star, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter common stock issued and outstanding, including shares of K Enter common stock deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of PubCo Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub common stock issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

In connection with the closing of the Business Combination, the aggregate consideration for the Acquisition Merger was $590,000,000, payable in the form of 59,000,000 newly issued PubCo’s Ordinary Shares valued at $10.00 per share.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

Conditions to Closing

The Closing was subject to certain customary conditions, including, among other things, (i) approval by the Company’s stockholders of the Merger Agreement and related proposals, (ii) approval by K Enter’s shareholders of the Merger Agreement, (iii) the effectiveness of a registration statement on Form F-4 (the “Registration Statement”) to be filed by Purchaser relating to the Business Combination, which will contain a proxy statement of the Company in connection with its solicitation for proxies for the vote by stockholders of the Company in connection with the Business Combination and other matters as described in the Registration Statement, (iv) the approval for Purchaser’s initial listing application with Nasdaq or an alternate exchange, (v) the Company having at least $5,000,001 of net tangible assets, (vi) the accuracy of each party’s representations and warranties, except generally as would not have a Material Adverse Effect and in the case of certain fundamental representations, in all material respects, (vii) compliance by each party with pre-closing covenants in all material respects, (viii) the absence of any legal restraints or injunctions enjoining or prohibiting the consummation of the Business Combination, (ix) the receipt, expiration or termination of applicable government approvals and antitrust waiting periods, (x) the Reincorporation Merger has been consummated and the applicable certificates has filed in the appropriate jurisdictions, (xi) the acquisition of certain entities of the Six Korean Entities have been consummated, and (xii) the Purchaser and Merger Sub having entered into a joinder to the merger agreement.

The above conditions to closing were satisfied prior to Closing on May 13, 2025.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

Lock-Up Agreement

At the Closing, Purchaser, Global Star Acquisition 1 LLC, a Delaware limited liability company (the “Sponsor”), certain former stockholders of K Enter (such stockholders, the “Target Holders”), and other persons and entities (collectively, the “Holders” and each, a “Holder”), entered into lock-up agreements (the “Lock-Up Agreements”) with respect to the Purchaser Ordinary Shares and Purchaser Warrants held by the Sponsor immediately following the Closing, and the Purchaser Ordinary Shares held by the Target Holders immediately following the Closing (the “Lock-Up Shares”), pursuant to which, each Holder agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, directly or indirectly, any Lock-Up Shares during the application lock-up period, on the terms and subject to the conditions set forth in the Lock-Up Agreement. Lock-up period means, (i) with respect to 50% of the Lock-up Shares, the earlier of (A) six months after the Closing and (B) the date on which the closing price of the Purchaser’s Ordinary Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, rights issuances, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date hereof and (ii) with respect to the remaining 50% Lock-up Shares (or Ordinary Shares issuable upon conversion thereof), six months after the Closing.

Registration Rights Agreement

The Merger Agreement contemplated that, at the Closing, the Purchaser, the Sponsor, certain former stockholders of the Company (such stockholders, together with the Sponsor, the “Company Holders”), and certain former stockholders of K Enter, will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Purchaser will be obligated to file a registration statement to register the resale, pursuant to Rule 415 under the Securities Act of 1933, as amended, of certain securities of Purchaser held by the parties to the Registration Rights Agreement. The Registration Rights Agreement will also provide the Sponsor, the Company Holders, the Target Holders with unlimited “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by the Company, the Sponsor and the other parties thereto in connection with the Company’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the Registration Rights Agreement or (b) with respect to any holder, on the date that such holder no longer holds any Registrable Securities (as defined therein).

Purchase Agreement

In connection with this Merger Agreement, on July 12, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) by and between the Company, K Enter, and Global Star Acquisition I LLC, a Delaware limited liability company (the “Sponsor”). Pursuant to the Purchase Agreement, K Enter purchased from the Sponsor 160,000 shares of Class B common stock (“the SPAC Securities”) for an aggregate purchase price of $1,600,000 (the “Purchase Price”), which was payable within 10 days from the effective date of the Purchase Agreement.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

In addition to the payment of the Purchase Price, K Enter acknowledged that (x) it is an accredited investor as defined by Rule 501 of the Securities Act, (y) and has knowledge and experience in financial and business matters and in investments of this type and is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision. K Enter further acknowledged and agreed that the SPAC Securities: (a) are subject to limitations on transfer, (b) are being acquired pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state, (c) will not be sold except in compliance with the Securities Act and any applicable U.S. state securities laws, and in accordance with any limitations set forth in any applicable lock-up agreements applicable to the SPAC Securities.

First Amendment

On March 11, 2024, the Company, K Enter, Purchaser, and Merger Sub entered into a First Amendment to the Merger Agreement (the “First Amendment”) to amend certain of the terms of the Merger Agreement. The First Amendment (i) reduces the base value of the merger consideration to be received by Company shareholders from $610 million to $590 million, and (ii) removes in its entirety respective references to the “Share Purchase Agreement” dated April 12, 2023 with certain sellers of First Virtual Lab Inc. from its disclosure schedules and includes the “Termination Agreement and Re-Purchase Option Agreement, dated March 5, 2024, by and among Sungkwon Kim, King Bear Film LLC and K Enter Holdings Inc” to the disclosure schedule. Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and Section 4.5 of the Company’s bylaws, the board approved and authorized the First Amendment on March 11, 2024. The board obtained an updated fairness opinion with respect to the First Amendment. The modification in the purchase consideration was made in connection with the cessation of the planned acquisition of a majority equity stake in First Virtual Lab Inc.

Second, Third and Fourth Amendment

On June 28, 2024, the Company entered into a Second Amendment to the Business Combination Agreement (the “Second BCA Amendment”), by and among K Enter, K Wave Media Ltd., a Cayman Islands exempted company (the “K Wave Media Ltd.”), and GLST Merger Sub Inc., a Delaware corporation (the “GLST Merger Sub Inc.”) to extend the outside date by which the parties’ must consummate the business combination. Other than the extension of the date to December 22, 2024, by which we must consummate a business combination, all of the terms, covenants, agreements, and conditions of the BCA remain in full force and effect in accordance with its original terms. On July 25, 2024, the Company entered into a Third Amendment to the Business Combination Agreement (the “Third BCA Amendment”), by and among K Enter, K Wave Media Ltd., and GLST Merger Sub Inc. to amend the conditions to the parties’ obligations to consummate the business combination. Other than the amendment to the condition to the obligations of the parties whereby K Enter must complete its acquisition of the controlling equity interests of (1) Play Company Co. Ltd., (2) Solaire Partners LLC, (3) Apeitda Co., Ltd., (4) The LAMP Co., Ltd., (5) Bidangil Pictures Co., Ltd., and (6) Studio Anseilen Co., Ltd., all of the terms, covenants, agreements, and conditions of the BCA remain in full force and effect in accordance with its original terms. On December 11, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Fourth Amendment to Merger Agreement (the “Fourth BCA Amendment”), which extended the outside date for the parties to consummate the closing of the Business Combination from December 22, 2024 to June 22, 2025.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

Risks and Uncertainties

Management continues to evaluate the impact of various factors, including the geopolitical conditions resulting from the invasion of Ukraine by Russia and subsequent sanctions against Russia, Israel and Gaza conflict and the status of debt and equity markets, as well as protectionist legislation in our target markets, and has concluded that while it is reasonably possible that these factors could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of the condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (CONTINUED)

On August 22, 2023, in connection with the implementation of the Extension, the Company’s public stockholders elected to redeem 4,052,066 Public Shares for a total of $42,680,726. As such the Company has recorded a 1% excise tax liability in the amount of $426,807 on the Company’s condensed consolidated balance sheets as of December 31, 2023. On June 25, 2024, in connection with the implementation of the Second Extension, the Company’s public stockholders elected to redeem 4,010,928 Public Shares for a total of $44,605,448. On November 27, 2024, in connection with the implementation of the Third Extension, the Company’s public stockholders elected to redeem 756,131 Public Shares for a total consideration of $8,620,940. On February 3, 2025, in connection with the Merger Meeting, the Company’s public stockholders elected to redeem 340,832 for a total consideration of $3,936,142.

As such the Company has recorded a 1% excise tax liability in the amount of $998,431 on the Company’s condensed consolidated balance sheets as of March 31, 2025. The total liability of $998,431 recorded as of March 31, 2025 does not impact the Company’s condensed consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available. This liability will be reevaluated and remeasured at the end of each quarterly period.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the Excise Tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. The Company has filed its excise tax return and is currently evaluating its options with respect to payment of this obligation. Any amount of such Excise Tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024, until paid in full. The Company has recorded and estimated penalties and interest of $11,284 for the unpaid liability for excise tax related to 2023 in its accrued liabilities.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION

The accompanying condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Certain information and note disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed consolidated. As such, the information included in these financial statements should be read in conjunction with the audited financial statements as of December 31, 2024 filed with the SEC on Form 10-K. In the opinion of the Company’s management, these condensed consolidated financial statements include all adjustments, which are only of a normal and recurring nature, necessary for a fair statement of the Company’s financial position as of March 31, 2025 and the Company’s results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2025 are not necessarily indicative of the results to be expected for the full year ending December 31, 2025.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION (CONTINUED)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company’s operating account is classified as cash equivalent in the Company’s condensed consolidated balance sheet.

Cash and Marketable Securities Held in Trust Account

At March 31, 2025, all of the assets held in the Trust Account were held cash in a demand deposit account, which was classified as cash. At December 31, 2024, substantially all of the assets held in the Trust Account were held in money market funds that invest in U.S. Treasury Securities. The Company accounts for its marketable securities as Trading Securities under ASC 320, where securities are presented at fair value on the condensed consolidated balance sheets and with unrealized gains or losses, if any, presented on the condensed consolidated statements of operations. From the date of the IPO and through March 31, 2025, the Company withdrew an aggregate of $1,794,938 of interest earned on the Trust Account to pay its income and franchise taxes and remitted $1,421,796 to respective tax authorities. The remaining balance of $373,142 is available for payment of Company’s tax liabilities as of March 31, 2025.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION (CONTINUED)

Offering Costs

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering. Offering costs, including underwriter fees, associated with the Units were allocated between temporary equity and the Public Warrants and the Public Rights by the relative fair value method. Offering costs of $648,510 consisted principally of costs incurred in connection with preparation for the Initial Public Offering. The Company issued 115,000 shares of Class A Common Stock to the representative of the underwriter for services related to the Initial Public Offering. The shares have a grant date fair value of $79,338.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, on March 31, 2025 and December 31, 2024, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed consolidated balance sheets.

The Company recognizes changes in the redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit.

At March 31, 2025 and December 31, 2024, the Class A common stock reflected in the condensed consolidated balance sheets is reconciled in the following table:

Class A common stock subject to possible redemption at December 31, 2022	$94,797,761
Plus:
Remeasurement adjustment of Class A common stock to redemption value	3,458,355
Less:
Redemption of Class A common stock subject to redemption	(42,680,726)
Class A common stock subject to possible redemption at December 31, 2023	$55,575,390
Plus:
Remeasurement adjustment of Class A common stock to redemption value	2,081,396
Less:
Redemption of Class A common stock subject to redemption	(53,226,388)
Class A common stock subject to possible redemption at December 31, 2024	$4,430,398
Plus:
Remeasurement adjustment of Class A common stock to redemption value	(19,162)
Less:
Redemption of Class A common stock subject to redemption	(3,936,142)
Class A common stock subject to possible redemption at March 31, 2025	$475,094

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION (CONTINUED)

The balance of the liability for Class A common stock subject to possible redemption at March 31, 2025, included an amount of $55,634 of the difference between amount of cash on hand withdrawn from the Trust Account for taxes and total of income and Delaware franchise tax liabilities as of March 31, 2025. Subsequent to March 31, 2025, the Company has incurred an estimated additional amount of $30,000 for the income and Delaware franchise tax through the date of this report and will continue to incur further amounts for such taxes through the date of the close of the business combination or, if business combination does not occur, the date of the liquidation. At that point the Company will determine if it is entitled to further withdrawal for taxes from the Trust Account or will have to return excess funds withdrawn from the Trust Account for distribution to redeeming shareholders.

Warrant Classification

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance. The fair value of the warrants are remeasured at each balance sheet date with the change in the estimated fair value of the warrants recognized as a non-cash gain or loss on the condensed consolidated statements of operations. The Company has analyzed the Public Warrants (as defined in Note 3) and Private Placement Warrants and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

While ASC 740 identifies usage of the effective annual tax rate (“ETR”) for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual or infrequent. Computing the ETR for the Company is complicated due to the potential impact of the Company’s change in fair value of warrants (or any other change in fair value of a complex financial instrument), the timing of any potential business combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in the current period based on 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (or benefit) but is otherwise able to make a reliable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the unusual elements that can impact its annualized book income and its impact on ETR. As such, the Company is computing its taxable income (loss) and associated income tax provision based on actual results through first quarter of 2025 and 2024, respectively.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits and income taxes, if any, as income tax expense. The Company recorded $7,163 of interest and penalties related to income taxes for the year 2023, which is included in the Company’s income tax expenses for the year ended December 31, 2024.

As of March 31, 2025, and December 31, 2024, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was (0.5%) and (212.78%) for the three months ended March 31, 2025, and 2024, respectively. The effective tax rate differs from the statutory tax rate of 21.0% for the three months ended March 31, 2025, and 2024, due to non-deductible meals & entertainment expenses, penalties and interest, business combination expenses, amortization of deferred finance cost and changes in the valuation allowance on the deferred tax assets, as applicable.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION (CONTINUED)

The Company has identified the United States as our only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months and is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Segment Reporting

The Company complies with FASB ASU Topic 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements.

Net Loss Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss income per share of common stock is computed by dividing net loss income by the weighted average number of common shares outstanding for the period. Subsequent measurement of the redeemable shares of Class A common stock are excluded from income per shares of common stock as the redemption value approximates fair value.

The Company calculates its earnings per share by allocating net income pro rata to shares of redeemable Class A and non-redeemable Class A and B common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income of the Company.

The calculation of diluted (loss) income per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 9,698,225 shares of Class A common stock in the aggregate. The Company will also issue 98,200 shares of Class B common stock underlying the conversion feature in the amended Sponsor note. Issuance of these shares would be anti-dilutive under the if converted method.

As a result, diluted net loss per share of common stock is the same as basic net loss per share of common stock for the period presented.

The following table reflects the calculation of basic and diluted net loss per share of common stock (in dollars, except per share amounts):

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
	Redeemable Class A	Non-Redeemable Class A and B	Redeemable Class A	Non-Redeemable Class A and B
Numerator: Basic and diluted net loss per share of common stock
Allocation of net loss	$(33,342)	$(575,433)	$(151,777)	$(60,593)
Denominator: Basic and diluted weighted average shares outstanding	168,802	2,913,225	5,761,159	2,300,000
Basic and diluted loss per share of common stock	$(0.20)	$(0.20)	$(0.03)	$(0.03)

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION (CONTINUED)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Share-Based Payment Arrangements

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” (“ASC 718”) which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the condensed consolidated statements of Operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

Recently Issued Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company adopted the ASU 2023-09 for the year end December 31, 2024, and it’s adoption did not have a material impact on its condensed consolidated financial statements and disclosures.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION (CONTINUED)

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company has adopted this standard as of December 31, 2024.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 8,000,000 Units at a price of $10.00 per Unit generating gross proceeds of $80,000,000. Each Unit consists of one share of Common stock, one redeemable warrant (“Public Warrant”) and one right (“Public Right). Each whole Public Warrant will entitle the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment (see Note 7). Each Public Right entitles the holder to receive one-tenth of one share of Common Stock upon the consummation of the business combination. On October 4, 2022, the Company consummated the closing of the sale of 1,200,000 additional units at a price of $10 per unit upon receiving notice of the underwriters’ election to exercise their overallotment option generating additional gross proceeds of $12.0 million and incurred additional offering costs of $412,500 in underwriting fees, of which $262,500 are for deferred underwriting commissions.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 456,225 units (the “Private Placement Units”) to the Sponsor at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $4,562,250. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 42,000 Private Placement Units to the Sponsor, generating gross proceeds of $420,000.

The proceeds from the sale of the Placement Units will be added to the net proceeds from the Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Public Offering, except for the placement warrants (“Private Placement Warrants”), as described in Note 7. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants and the rights underlying the Placement Units (“Private Rights”) will expire worthless.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

During the year ended December 31, 2021, the Sponsor agreed to purchase 2,300,000 shares of the Company’s Common stock (the “Founder Shares”) for $25,000. On February 14, 2022, the Sponsor received the 2,875,000 shares and paid the Company $25,000 in full satisfaction of the outstanding receivable. The Founder Shares include an aggregate of up to 300,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (see Note 9).In accordance with ASC 505, “Equity”, all shares, and the associated amounts have been retroactively restated to account for this share issuance. On April 5, 2022, the Sponsor entered into share transfer agreements (collectively, the “Share Transfer Agreements”) for an aggregate of 500,000 founder shares to the Company’s officers and directors (subject to certain performance conditions discussed in Note 8). On July 26, 2022, the Sponsor surrendered 575,000 founder shares to the Company for cancellation, for no consideration. All share amounts have been retroactively restated to reflect this surrender. K Enter purchased 160,000 Founder Shares from the Sponsor pursuant to the Purchase Agreement discussed herein. In accordance with the Purchase Agreement, the Sponsor owns 1,640,000 Founder Shares.

The Sponsor and each Insider agrees that (i) 50% of the Founder Shares (or shares of Common Stock issuable upon conversion thereof) will not be transferred, assigned or sold until the earlier of (A) six months after the date of the consummation of the Company’s initial business combination and (B) the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination and (i) the remaining 50% of the Founder Shares (or shares of Common Stock issuable upon conversion thereof) will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Company’s initial business combination.

Due to Related Party

Prior to September 30, 2022, and in connection with the close of the overallotment on October 4, 2022, the Company received $112,250 which should have been deposited into the Sponsor’s bank account. The amount was transferred to the Trust Account prior to December 31, 2022.

At the close of the Initial Public Offering, a related party deposited $25,000 greater than the agreed upon initial investment. The Company repaid this amount in full, and no balance related to this transaction was outstanding as of March 31, 2025 and December 31, 2024.

Due to Sponsor

As of March 31, 2025 and December 31, 2024, the outstanding balance due to the Sponsor was $60,094 and $15,094, respectively, which represents certain amounts paid by Sponsor on behalf of the Company, which are non-interest bearing and are due on demand.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS (CONTINUED)

Promissory Notes — Related Party Working Capital Loans

On February 14, 2022, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, which was fully drawn prior to Initial Public Offering. Upon closing of the Initial Public Offering, the Company repaid the outstanding balance in full.

In order to finance transaction costs in connection with the Business Combination, our Sponsor extended to us a line of credit of up to $1,600,000 pursuant to a Promissory Note dated July 31, 2023 (“Sponsor Working Capital Loan”). Such Sponsor Working Capital Loan is without interest and is to be repaid on the later of (i) December 31, 2023 or (ii) upon the consummation of a Business Combination. The Sponsor in its sole discretion may elect to convert up to $1,500,000 amount of the Sponsor Working Capital Loan into the Company’s Common Stock at a price of $10.00 per share in lieu of cash repayment. The conversion options embedded in the Sponsor Working Capital Loan are considered related to those of an equity instrument. As a result, this would be considered a contract that would be issued or held by the Company that is (i) indexed to its own stock and (ii) classified in stockholders’ equity the Company’s statement of financial position; therefore, this embedded feature meets the scope exception criteria under ASC 815-10-15-74(a) and is not accounted for as a derivative instrument within the scope of ASC 815.

As of March 31, 2025 and December 31, 2024, the amount outstanding under the Sponsor Working Capital Loan was $1,596,000. In connection with the consummation of the Business Combination, the Company issued 150,000 Ordinary Shares to the Sponsor as repayment of $1,500,000 of the Sponsor Working Capital Loan. As of the date of this prospectus, approximately $100,000 remains payable by the Company to the Sponsor pursuant to the Sponsor Working Capital Loan.

On April 15, 2024, the Company issued a promissory note to the Sponsor in an amount of up to $1,000,000 for working capital needs. The note bears no interest and shall be payable by the Maker on the earlier of: (i) December 31, 2024 or (ii) the date on which Maker consummates an initial public offering of its securities. The principal balance may be prepaid at any time. $982,000 was drawn and outstanding under the promissory note as of March 31, 2025 and December 31, 2024.

On November 20, 2024, the Company amended the terms of the promissory note to allow conversion of up to $1,000,000 into Class B Common shares of the Company at a price of $10.00 per share in lieu of cash repayment, effective immediately prior to the Business Combination. The Company used extinguishment method of accounting for the amendment and recorded the difference between the initial amount of the promissory note and the fair value of the amended note as of the date of the amendment as a gain on modification of terms of a promissory note of $307,194 included in the Company’s condensed consolidated statement of changes in stockholders’ deficit with corresponding recognition of the deferred finance costs related to the amended promissory note, which is amortized over the expected term of the note. The net amount of the note of $862,855 and $733,661 is included in the Company’s condensed consolidated balance sheets as of March 31, 2025 and December 31, 2024, respectively.

Administrative Support Agreement

The Sponsor has agreed to make available, or cause to be made available, to the Company, or any successor location of Global Star Acquisition 1 LLC, certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefore, the Company shall pay the Sponsor the sum of $10,000 per month on the Initial Public Offering date and continuing monthly thereafter until the Termination Date. The Company incurred $30,000 of expenses pursuant to this agreement for the three months ended March 31, 2025 and 2024.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on September 22, 2022, the holders of the Founder Shares, Private Placement Warrants (and the underlying shares of Class A common stock) and any warrants that may be issued upon conversion of the Working Capital Loans (and the underlying shares of common stock) are entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. The holders of the majority of the securities can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,200,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On October 4, 2022, the Company consummated the closing of the sale of 1,200,000 additional units at a price of $10 per unit upon receiving notice of the underwriters’ election to exercise their overallotment option generating additional gross proceeds of $12.0 million and incurred additional offering costs of $412,500 in underwriting fees, of which $262,500 are for deferred underwriting commissions. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 42,000 Private Placement Units to the Sponsor, generating gross proceeds of $420,000.

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,840,000, upon the closing of the Initial Public Offering. The underwriters reimbursed $920,000 to the Company for certain expenses in connection with the IPO. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $3,220,000.

The underwriters were also issued 115,000 of Class A common stock as representative shares, in connection with our IPO. The Representative Shares have been deemed compensation by FINRA and the lock up period expired on March 19, 2023. The Company recorded additional issuance costs of $79,338, the grant date fair value of the shares, with an offset to additional paid-in capital.

Service Provider Agreements

From time to time the Company has entered into and may enter into agreements with various services providers and advisors, including investment banks, to help us identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

On September 24, 2023, the Company has engaged EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) to act as the exclusive placement agent (“Placement Agent”) for the Company, in connection with the proposed offering by private placement of equity or equity-linked securities in the form of a PIPE, forward purchase arrangement or similar type of equity line financing (the “Placement”) to “qualified institutional buyers” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and to the institutional accredited investors as such term is defined in Regulation D promulgated under the Securities Act of the Company’s equity or equity-linked securities, including warrants, options or other rights to purchase such securities (collectively, the “Securities”). In case of successful Placements, a non-refundable cash placement fee (the “Placement Fee”), payable at each closing of a Placement, in an amount equal to seven percent (7.0%), as well as foreign placement fee of 1% and reduced placement fee of 1% of the aggregate gross proceeds from the sale of all Securities in the Placement would be due and payable to EF Hutton.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (CONTINUED)

On January 31, 2025, the Company and EF Hutton entered into a satisfaction and discharge of indebtedness agreement (the “Satisfaction and Discharge Agreement”), effective November 5, 2024, pursuant to which, in lieu of the $3.2 million deferred underwriting commission payable by K Wave to EF Hutton in connection with the consummation of the Business Combination, EF Hutton agreed to accept (i) $500,000 in cash, payable starting from the date of the consummation of the Business Combination (ii) 50,000 Ordinary Shares of K Wave; and (iii) a promissory note in the principal amount of $2,000,000 (the “EF Hutton Note”). Accordingly, at the closing of the Business Combination on May 13, 2025, K Wave paid to EF Hutton $150,000 in cash and delivered the EF Hutton Note. The number of Ordinary shares of K Wave deliverable within 60 following the closing of the Business Combination stipulated in the Satisfaction and Discharge Agreement are subject various provisions, including a make whole provision and a floor price at the date of their issuance and can range to, but not exceed 100,000. The Company accounts for such shares as financial liability which is remeasured at the fair value at the end of each reporting period subsequent to the date of the agreement with resulting gain or loss recorded in the Company’s statement of operations for the respective period. As of March 31, 2025, the amount of liability to settled in shares was $255,389.

The EF Hutton Note only bears interest at 5% per annum if there is an event of default under the EF Hutton Note. The EF Hutton note matures on January 31, 2027, and, if by such date, K Wave fails to (i) consummate any EF Hutton Financing (as defined below), or (ii) consummate a sufficient amount of EF Hutton Financings so as to satisfy the outstanding amount owed under the EF Hutton Note, the EF Hutton Note will expire and any unpaid amounts thereunder will be forgiven. As of March 31, 2025, the amount outstanding under EF Hutton Note was 2,022,630, including accrued interest.

Pursuant to the EF Hutton Note, K Wave is only obligated to pay to EF Hutton the amounts of principal, interest (if any) and other amounts payable thereunder from the gross proceeds pursuant to a the closing, if any, of one or more financings from the sale of any equity, equity derivative or debt instruments of K Wave and/or any of its subsidiaries involving EF Hutton (an “EF Hutton Financing”). Pursuant to the EF Hutton Note, K Wave is obligated to pay to EF Hutton 10% of the gross proceeds of any EF Hutton Financing until amounts payable under the EF Hutton note are paid in full.

On May 13, 2025, the Company entered into an engagement letter agreement with EF Hutton (the “May 2025 EF Hutton Engagement Letter”), pursuant to which EF Hutton was engaged to serve as the sole underwriter and/or placement agent for the proposed registered and/or unregistered offering of the Company’s equity, debt and/or equity derivative instruments (or the equity, debt and/or equity derivative instruments of any legal successor of the Company, including K Wave). As consideration for such services, the Company agreed to pay to D. Boral Capital LLC, upon the closing of the Offering, 7% of the gross proceeds of the Offering (provided that this percentage would be reduced to 3.5% if the Company raised proceeds outside of the United States), plus 1%) of the gross proceeds of the Offering for non-accountable expenses (together, the “8% Placement Fee”).

On July 4, 2025, K Wave and EF Hutton entered into Amendment No. 1 to the May 2025 EF Hutton Letter Agreement, pursuant to which (i) K Wave paid the $1,200,000 payable under the May 2025 EF Hutton Letter Agreement in connection with the Initial Closing (representing the 8% Placement Fee in connection with such offering), and, (ii) K Wave and EF Hutton agreed to amend the payment terms in the EF Hutton Note, as they pertain solely to the Initial Closing, such that K Wave would pay to EF Hutton at the time of the Initial Closing $500,000 as partial payment on the EF Hutton Note, rather than a payment of $1,500,000 (as required under the EF Hutton Note), leaving a balance of $1,500,000 of principal due on the EF Hutton Note. Pursuant to the Amendment No. 1, the parties also agreed to reduce the amount of gross proceeds payable under the EF Hutton Note in connection with the Second Closing and any Additional Closing (as such terms are defined in the SPA) from 10% to 7%.

On November 27, 2023, the Company engaged MZHCI, LLC, a MZ Group Company (“MZHCI”) as its public relations consultant starting from January 1, 2024 (the “MZHCI Agreement”). According to terms of the MZHCI Agreement, MZHCI will be paid a monthly fee of $10,000 through May 2024, which was updated to $5,000 starting from June 2024 for its services for the period of the Proposed Business Combination. Subsequent to the closing of the Proposed Business Combination monthly fee will increase to $14,000 (subject to 5% cost of living adjustment) upon closing of the Proposed Business Combination. In addition, upon successful closing of the Proposed Business Combination, the Company will issue to MZHCI $150,000 worth of the Company’s restricted stock as valued on the first day of trading post-closing.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 — COMMITMENTS AND CONTINGENCIES (CONTINUED)

Joinder Agreement

A form of Joinder Agreement was included as an exhibit to the Merger Agreement to be executed by Purchaser and Merger Sub, following their formation, to bind them to the terms and conditions of the Merger Agreement. On July 13, 2023, the Purchaser and the Merger Sub executed the Joinder Agreement by and between the Company, K Enter, the Purchaser and Merger Sub. Pursuant to the Joinder Agreement, the Purchaser and Merger Sub agreed to become a party to, to be bound by, and to comply with the terms and conditions of the Merger Agreement.

Purchase Agreement

In connection with the Merger Agreement, on July 12, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) by and between the Company, K Enter, and the Sponsor. Pursuant to the Purchase Agreement, K Enter purchased from the Sponsor 160,000 shares of Class B common stock (“the SPAC Securities”) for an aggregate purchase price of $1,600,000 (the “Purchase Price”), which was payable within 10 days from the effective date of the Purchase Agreement.

In addition to the payment of the Purchase Price, K Enter acknowledged that (x) it is an accredited investor as defined by Rule 501 of the Securities Act, (y) and has knowledge and experience in financial and business matters and in investments of this type and is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision. K Enter further acknowledged and agreed that the SPAC Securities: (a) are subject to limitations on transfer, (b) are being acquired pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state, (c) will not be sold except in compliance with the Securities Act and any applicable U.S. state securities laws, and in accordance with any limitations set forth in any applicable lock-up agreements applicable to the SPAC Securities

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.2 on the Company’s Form 8-K as filed with the SEC on July 17, 2023.

PIPE Investment

On January 31, 2025, the Company entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), promissory notes (the “PIPE Notes”) convertible into shares of Company common stock, par value $0.0001 per share (the financing under the PIPE Securities Purchase Agreement hereinafter referred to as the “PIPE Financing”) with an aggregate original principal amount of $4.5 million (the “Aggregate Closing PIPE Proceeds”). The PIPE Notes issued in the PIPE Financing were offered in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the PIPE Subscription Agreements. In addition, the PIPE Investors shall receive approximately 900,000 shares of K Enter common stock from a K Enter shareholder, such shares shall be convertible into shares of Company common stock, par value $0.0001 per share.

The Aggregate Closing PIPE Proceeds will be a part of the aggregate cash proceeds available for release to the Company in connection with the transactions contemplated by the Business Combination Agreement. The PIPE Notes are convertible into shares of Common Stock, $0.0001 par value per share, at a price of $10.00 per share, to be adjusted downwardly as further described in the Form of Convertible Senior Unsecured Note, bear interest at 3.00% to be paid semi-annually, and mature on the thirty-sixth (36) month anniversary of the issuance date of the PIPE Notes. Pursuant to the PIPE Securities Purchase Agreement, the PIPE Investors will enter into a registration rights agreement (the “PIPE Registration Rights Agreement”) at the closing of the transactions contemplated by the PIPE Securities Purchase Agreement (the “PIPE Closing”). Pursuant to the PIPE Registration Rights Agreement, the Company agrees to provide certain registration rights with respect to the shares of its Common Stock issuable upon conversion of the PIPE Notes in accordance with the terms of the PIPE Notes.

NOTE 7 — STOCKHOLDERS’ DEFICIT

Preferred Stock—The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of March 31, 2025 and December 31, 2024, there were no preferred shares issued or outstanding.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — STOCKHOLDERS’ DEFICIT (CONTINUED)

Class A Common Stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of March 31, 2025 and December 31, 2024, there were 613,225 shares of Class A Common Stock issued and outstanding (excluding 40,043 and 380,875 shares of Class A Common Stock subject to possible redemption), respectively.

Class B Common Stock—The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of March 31, 2025 and December 31, 2024, there were 2,300,000 shares of Class B common stock issued and outstanding, respectively.

Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholder agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of our IPO.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

Only holders of the Common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholder agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of our IPO.

Warrants—As of March 31, 2025 and December 31, 2024, there are 9,200,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — STOCKHOLDERS’ DEFICIT (CONTINUED)

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger, or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

As of March 31, 2025 and December 31, 2024, there are 498,225 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering. The Company accounts for the warrants issued in connection with the Initial Public Offering in accordance with the guidance contained in ASC815-40. Such guidance provides that the warrants are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — STOCKHOLDERS’ DEFICIT (CONTINUED)

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants (including the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants held by Stifel Venture will not be exercisable more than five years from the commencement of sales of the Initial Public Offering in accordance with FINRA Rule 5110(g)(8)(A).

Rights—Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one share of Class A common stock upon consummation of the initial business combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of United States law.

The Company accounts for the rights issued in connection with the Initial Public Offering in accordance with the guidance contained in ASC815-40. Such guidance provides that the rights are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8 — STOCK BASED COMPENSATION

The sale of the Founder Shares to the Company’s director nominees and strategic advisors is in the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Company has assessed the fair value associated with the Founder Shares granted. The fair value of the 500,000 Founder Shares granted to the Company’s officers and directors was $1,150,000 or $2.30 per share (see Note 5). The Founder Shares were granted subject to the following performance condition: (i) the occurrence of a Business Combination. Compensation expense related to the Founder Shares is recognized only when the performance conditions are probable of occurrence under the applicable accounting literature in this circumstance.

As of March 31, 2025, there are 500,000 shares that remain unvested as the Company determined that a Business Combination is not considered probable. Therefore, the remaining fair value of stock-based compensation expense associated with these shares totaling $1,150,000 has not been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares.

NOTE 9 — FAIR VALUE MEASUREMENTS

The Public Warrants were valued at $0.05 per warrant at the Initial Public Offering. Significant inputs included a risk-free rate of 3.74%, volatility of 1.5%, probability of business combination of 7%, dividend of $0 and life of 5.88 years.

The Company follows the guidance in ASC 820 for its financial assets and liabilities that arere-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — FAIR VALUE MEASUREMENTS (CONTINUED)

The following table presents information about the Company’s assets and liabilities that are measured at fair value as of March 31, 2025 and December 31, 2024 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Description	Level	December 31, 2024
Assets:
Marketable securities held in Trust Account		1	$55,707,757

Liabilities:

	Description	Level	November 20, 2024
Promissory note – related party		2	$733,661

	Level	March 31, 2025	January 31, 2025
Fair value of liability to be settled in shares	2	$255,389	$500,000

The Company used Monte Carlo Model to estimate the fair value of Liability to be settled in shares, which was classified within Level 2 of the fair value hierarchy at the measurement date due to use of inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly.

The following table presents the quantitative information regarding assumptions used in the valuation of the Liability to be settled in shares, which was determined principally by reference to the fair value of the underlying shares into which the note is convertible. Assumptions used to estimate the fair value of the underlying shares are as follows:

March 31, 2025
Closing stock price	$8.50
Risk free rate	4.11%
Discounts for the risks of:
Lack of marketability	4.6%
Volatility	31.4%

The Company developed a Probability Weighted Expected Return Model (“PWERM”) to estimate the fair value of the Promissory note – related party as of the date of the amendment of the terms of the initial promissory note. The initial fair value of the amended Promissory note – related party was classified within Level 2 of the fair value hierarchy at the measurement date due to use of inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly.

The following table presents the quantitative information regarding assumptions used in the valuation of the Promissory note – related party, which was determined principally by reference to the fair value of the underlying shares into which the note is convertible. Assumptions used to estimate the fair value of the underlying shares are as follows:

November 20, 2024
Closing stock price	$11.45
Expected time to liquidity	1.1 years
Discounts for the risks of:
Lack of marketability	10.0%
Non-occurrence of a business combination	29.2%

The Promissory note – related party is a non-recurring fair value measurement for which the initial recognition is classified as Level 2 due to the use of a combination of observable an unobservable inputs.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Three Months Ended March 31, 2025	For the Three Months Ended March 31, 2024
Professional service fee in connection with Business Combination	$509,551	$549,541
Other general and administrative expenses	$206,616	$256,317
Total operating expenses	$716,167	$805,858
Income earned on Investments held in Trust Account	$13,839	$728,910

The key measures of segment profit or loss reviewed by our CODM are interest earned on marketable securities held in Trust Account and professional fees and other expenses. The CODM reviews interest earned on marketable securities held in Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Professional fees and other expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews other general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the consolidated financial statements were issued. Based upon this review, or within these consolidated financial statements, other than as disclosed below, the Company did not identify any subsequent events that would have required recognition or disclosure in the consolidated financial statements.

On May 13, 2025, the Company consummated the Business Combination pursuant to the Merger Agreement. Pursuant to the closing of the Business Combination, the following transactions occurred in accordance with the terms of the Merger Agreement:

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SUBSEQUENT EVENTS (CONTINUED)

●	On May 13, 2025, the Company was reincorporated to Cayman Islands by merging with and into PubCo, with PubCo remaining as the surviving publicly traded entity (the “Reincorporation Merger”). In connection with the closing of the Reincorporation Merger, (i) each issued and outstanding share of Ordinary Shares of the Company, other than the Company Ordinary Shares owned by the Company as treasury shares or any the Company Ordinary Shares owned by any direct or indirect wholly owned subsidiary of the Company, was converted into one ordinary share of K Wave (the “K Wave Ordinary Share”), (ii) each issued and outstanding warrant of the Company was converted automatically into a warrant to purchase one K Wave Ordinary Share at a price of $11.50 per whole share (the “K Wave Warrant”), (iii) each issued and outstanding right of the Company was converted automatically into a right to receive one-tenth (1/10) of one K Wave Ordinary Share at the closing of a business combination (the “K Wave Right”), and (iv) each issued and outstanding unit of the Company was separated and converted automatically into one K Wave Ordinary Share, one K Wave Warrant, and one K Wave Right. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units and other securities of the Company ceased to be outstanding and were automatically cancelled and retired and ceased to exist.

●	On May 13, 2025, Merger Sub merged with and into K Enter, resulting in K Enter being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). In connection with the closing of the Acquisition Merger, (i) each share of K Enter capital stock that was owned by the Company, Merger Sub and K Enter (as treasury stock or otherwise), was automatically cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding was deemed converted into shares of K Enter common stock, (iii) each share of K Enter Ordinary Shares issued and outstanding, including shares of K Enter Ordinary Shares deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, was converted into the right to receive a number of K Wave Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub Ordinary Shares issued and outstanding was converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock.

Additionally, in connection with the Business Combination, the Registration Rights Agreement was amended as described in Note 1 above, and the Purchase Agreement closed on May 13, 2025. For a complete description of the closing of the Business Combination, see the Company’s Annual Report on Form 20-F, as amended by the Form 20-F/A filed with the SEC on May 16, 2025.

On June 3, 2025, K Wave entered into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC (“Bitcoin Strategic”), providing for the sale by K Wave of up to $500 million of Ordinary Shares. Proceeds from the Bitcoin Strategic facility will be used to support K Wave’s Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, K Wave plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards.

GLOBAL STAR ACQUISITION INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SUBSEQUENT EVENTS (CONTINUED)

In addition, on July 3, 2025, we entered into a Securities Purchase Agreement, by and among the Company, the Selling Shareholders, and Anson Investments Master Fund L.P., as collateral agent for the Selling Shareholders (the “SPA”), pursuant to which we (i) issued and sold Senior Secured Convertible Notes on July 11, 2025 to the Selling Shareholders in the aggregate principal amount of $15,789,473.68 (for aggregate proceeds to K Wave of $15 million) and warrants to purchase up to $15,789,478.29 of our Ordinary Shares (the “Initial Closing”), and (ii) may issue and sell to the Selling Shareholders up to $485 million in Senior Secured Convertible Notes and Warrants to Purchase up to $510,526,316 of Ordinary Shares. Pursuant to the SPA, the Company will use at least 80% of the net proceeds from the sale of these notes and warrants exclusively for the purchase of Bitcoin (BTC), thus further supporting K Wave’s Bitcoin-centric digital asset treasury strategy. We currently intend to use the remaining proceeds we receive from the sale of the SPA Notes and the SPA Warrants for working capital and other general corporate purposes.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Global Star Acquisition Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Global Star Acquisition Inc. (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the consolidated financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before June 22, 2025. The Company entered into a definitive merger agreement with a business combination target on June 15, 2023; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to June 22, 2025, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after June 22, 2025, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

April 29, 2025, except for the last section of Note 12 as to which the date is August 7, 2025

GLOBAL STAR ACQUISITION, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$510,939	$1,506,914
Prepaid expenses and other current assets	7,500	80,782
Total Current Assets	518,439	1,587,696
Marketable securities held in Trust Account	4,374,657	55,707,757
Total Assets	$4,893,096	$57,295,453

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$1,726,331	$781,967
Accrued franchise tax payable	131,798	59,313
Income taxes payable	324,943	796,065
Excise tax payable attributable to redemption of common stock	959,070	426,807
Due to Sponsor	15,094	15,094
Sponsor working capital loan	1,596,000	1,590,000
Promissory note - related party	733,661	-
Total Current Liabilities	5,486,897	3,669,246
Deferred underwriting commission	3,220,000	3,220,000
Total Liabilities	$8,706,897	$6,889,246

COMMITMENTS AND CONTINGENCIES (Note 6)
Class A common stock subject to possible redemption; 380,875 and 5,147,934 shares issued and outstanding at redemption value of $11.63 and $10.80 per share at December 31, 2024 and 2023, respectively	4,430,398	55,575,390

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Class A common stock, $0.0001 par value, 100,000,000 shares authorized, 613,225 shares issued and outstanding (excluding 380,875 and 5,147,934 shares subject to possible redemption at December 31, 2024 and 2023, respectively)	62	62
Class B common stock, $0.0001 par value, 10,000,000 shares authorized, 2,300,000 shares issued and outstanding	230	230
Additional paid-in capital	-	-
Accumulated deficit	(8,244,491)	(5,169,475)
Total Stockholders’ Deficit	(8,244,199)	(5,169,183)
Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$4,893,096	$57,295,453

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL STAR ACQUISITION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,	December 31,
	2024	2023
OPERATING EXPENSES
Administration fee - related party	$120,000	$121,666
General and administrative expenses	1,971,648	2,005,281
TOTAL OPERATING EXPENSES	(2,091,648)	(2,126,947)

OTHER INCOME
Amortization of deferred finance cost	(58,855)	-
Income earned on Investments held in Trust Account	1,722,436	3,942,920
Interest income	18,394	23,833
TOTAL OTHER INCOME	1,681,975	3,966,753

(Loss) Income before provision for income taxes	(409,673)	1,839,806

Provision for income taxes	(358,878)	(795,729)
Net (loss) income	$(768,551)	$1,044,077

Weighted average number of shares of redeemable Class A common stock outstanding, basic and diluted	2,853,052	7,823,408

Basic and diluted net (loss) income per share of redeemable Class A common stock	$(0.13)	$0.10

Weighted average number of shares of non-redeemable Class A and B common stock outstanding, basic and diluted	2,913,225	2,913,225

Basic and diluted net (loss) income per share of non-redeemable Class A and B common stock	$(0.13)	$0.10

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL STAR ACQUISITION, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Class A		Class B		Additional
	Common Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2022	613,225	$62	2,300,000	$230	$-	$(2,328,390)	$(2,328,098)
Remeasurement adjustment of Class A ordinary shares to redemption value	-	-	-	-	-	(3,458,355)	(3,458,355)
Excise tax payable attributable to redemption of common stock	-	-	-	-	-	(426,807)	(426,807)
Net income	-	-	-	-	-	1,044,077	1,044,077
Balance as of December 31, 2023	613,225	$62	2,300,000	$230	$-	$(5,169,475)	$(5,169,183)
Remeasurement adjustment of Class A ordinary shares to redemption value	-	-	-	-	-	(2,081,396)	(2,081,396)
Excise tax payable attributable to redemption of common stock	-	-	-	-	-	(532,263)	(532,263)
Gain on modification of terms of a promissory note	-	-	-	-	-	307,194	307,194
Net loss	-	-	-	-	-	(768,551)	(768,551)
Balance as of December 31, 2024	613,225	$62	2,300,000	$230	$-	$(8,244,491)	$(8,244,199)

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL STAR ACQUISITION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2024	December 31, 2023
Cash Flows from Operating Activities:
Net (loss) income	$(768,551)	$1,044,077
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Amortization of deferred finance costs	58,855	-
Income earned on Investments held in Trust Account	(1,722,436)	(3,942,920)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	73,282	150,746
Other assets	-	49,526
Accounts payable and accrued expenses	944,364	597,763
Income taxes payable	(471,122)	660,744
Accrued franchise taxes	72,485	(142,283)
Net cash used in Operating Activities	(1,813,123)	(1,582,347)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(776,675)	(500,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	605,823	1,189,115
Cash withdrawn from Trust Account for redemptions	53,226,388	42,680,726
Net Cash provided by Investing Activities	53,055,536	43,369,841

Cash Flows from Financing Activities:
Payment of offering costs	-	(67,414)
Proceeds from working capital loan	10,000	1,590,000
Repayment of working capital loan	(4,000)	-
Proceeds from promissory note - related party	982,000	-
Redemption of common stock	(53,226,388)	(42,680,726)
Net cash used in Financing Activities	(52,238,388)	(41,158,140)

Net change in cash	(995,975)	629,354
Cash and cash equivalents at beginning of year	1,506,914	877,560
Cash and cash equivalents at end of year	$510,939	$1,506,914

Supplemental disclosure of non-cash financing activities:
Class A Ordinary Shares remeasurement to redemption value	$2,081,396	$3,458,355
Gain on modification of terms of a promissory note	$307,194	$-
Excise tax payable attributable to redemption of common stock	$532,263	$426,807

Supplemental disclosure of information:
Income taxes paid	$830,000	$134,985

The accompanying notes are an integral part of these consolidated financial statements

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Global Star Acquisition, Inc. (the “Company”) is a blank check company incorporated in the State of Delaware on July 24, 2019, whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses, which we refer to as our initial business combination. To date, our efforts have been limited to organizational activities as well as activities related to the initial public offering and the completion of its initial Business Combination.

As of December 31, 2024, the Company had two wholly-owned subsidiaries, GLST Merger Sub, Inc., a majority-owned subsidiary of the Company incorporated in Delaware on June 12, 2023 (“GLST Merger Sub”), and K Wave Media Ltd., a Cayman Islands exempted company formed on June 22, 2023 (See “Merger Agreement” section below).

As of December 31, 2024, the Company had not commenced any operations. All activity for the period from July 24, 2019 (inception) through December 31, 2024, relates to organizational activities and identifying a target company for a business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on the proceeds derived from the Offering placed in Trust Account. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Global Star Acquisition 1 LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 19, 2022.

On September 22, 2022, the Company consummated its initial public offering (the “IPO”) of 8,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, and one Right, with each Right entitling the holder to receive one-tenth of one share of Class A Common Stock. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,000,000. On October 4, 2022, the Company closed on the over-allotment through the sale of 1,200,000 Units at a purchase of $10.00 per share for gross proceeds of approximately $12.0 million.

Simultaneously with the consummation of the closing of the Offering, the Company consummated the private placement of an aggregate of 456,225 units (the “Private Placement Units”) to Global Star Acquisition 1 LLC, the sponsor of the Company (the “Sponsor”), at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $4,562,250 (the “Private Placement”) (see Note 4).

On October 4, 2022, the Company consummated the closing of the sale of 1,200,000 additional units at a price of $10 per unit upon receiving notice of the underwriters’ election to exercise their overallotment option generating additional gross proceeds of $12.0 million. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 42,000 Private Placement Units to the Sponsor, generating gross proceeds of $420,000.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Transaction costs amounted to $4,788,510 consisting of $920,000 of underwriting fees (net of underwriter reimbursements), $3,220,000 of deferred underwriting fees payable, which are held in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) and $648,510 of other offering costs related to the Initial Public Offering. The underwriters were also issued 115,000 shares of Class A common stock as representative shares, in connection with the IPO. Upon close of the Initial Public Offering, the Company recorded additional issuance costs of $79,338, the grant date fair value of the shares, with an offset to additional paid-in capital. As described in Note 6, the $3,220,000 deferred underwriting fees are contingent upon the consummation of the Business Combination within 27 months from the closing of the IPO pursuant to six one-month extensions, from June 22, 2023 until December 22, 2024, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account $22,740 for each such one-month extension until December 22, 2024, unless the closing of the Company’s initial business combination shall have occurred. (See “Special Meetings” section below).

Nasdaq rules provide that at least 90% of the gross proceeds from the IPO and the sale of the placement units be deposited in a trust account. Of the net proceeds of the IPO and the sale of the placement units, $94,300,000, $10.25 per unit, was placed into a trust account (the “Trust Account”) established for the benefit of the holders of the outstanding Public Shares (the “public stockholders”), with Continental Stock Transfer & Trust Company acting as trustee and Morgan Stanley Wealth Management acting as investment manager. These proceeds include $3,220,000 in deferred underwriting commissions.

The proceeds in the trust account may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to the Company’s stockholders, as described below.

On August 19, 2024, the Company received a letter (the “MVLS Deficiency Notice”) from the listing qualifications department staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that from July 5, 2024 to August 14, 2024, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Requirement”).

The MVLS Deficiency Notice has no immediate effect on the listing of the Company’s common stock, and the Company’s common stock continues to trade on the Nasdaq Global Market under the symbol “GLST.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days from the date of the MVLS Deficiency Notice, or until February 17, 2025 (the “Compliance Date”), to regain compliance with respect to the MVLS Requirement. The MVLS Deficiency Notice states that to regain compliance with the MVLS Requirement, the Company’s MVLS must close at $50 million or more for a minimum of ten consecutive business days during the compliance period ending on the Compliance Date.

If the Company does not regain compliance by the Compliance Date, Nasdaq will provide written notice to the Company that its securities are subject to delisting. At that time, the Company may appeal any such delisting determination. However, there can be no assurance that, if the Company receives a delisting notice from the Staff and appeals the delisting determination, such appeal would be successful. Alternatively, the Company may consider applying for transfer to The Nasdaq Capital Market (the “Capital Market”).

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Special Meetings

On August 22, 2023, the Company held a Special Meeting of Stockholders (the “August 2023 Meeting”). At the Meeting, the Company’s stockholders approved the Charter Amendment, which extends the date by which the Company must consummate its initial business combination by an additional nine-months pursuant to nine one-month extensions, from September 22, 2023 to June 22, 2024 (the “First New Termination Date”), subject to the approval of the Board of Directors of the Company (the “Board”), provided the sponsor or its designees deposit into the trust account a monthly amount equal to $125,000, prior to the commencement of each extension period (the “Extension”). The Company filed the Charter Amendment with the Office of the Secretary of State of Delaware on August 28, 2023, a copy of which is attached as Exhibit 3.1 in the Form 8-K filed with the SEC on August 28, 2023 and is incorporated by reference herein. At the Meeting, Stockholders holding 4,052,066 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.53 per share of the funds in the Trust Account. As a result, an aggregate of $42,680,726 was withdrawn from the Trust Account to pay such holders. Following the redemption, the Company’s remaining shares of Class A common stock outstanding were 5,147,934. The Company has made nine monthly payments of $125,000 in the Trust Account to extend the period of time it has to consummate its initial business combination to June 22, 2024 (see Note 11).

On June 11, 2024, the Company held a Special Meeting of Stockholders (the “June 2024 Meeting”). At the Meeting, the Company’s stockholders approved the Charter Amendment, which further extends the date by which the Company must consummate its initial business combination by an additional six-months pursuant to six one-month extensions, from June 22, 2024 to December 22, 2024 (the “Second New Termination Date”), provided that the sponsor or its designees deposit into the trust account approximately $22,740 prior to the commencement of each extension period. At the June 2024 Meeting, Stockholders holding 4,010,928 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.12 per share of the funds in the Trust Account. As a result, $44,605,448 was removed from the Trust Account to pay such holders. The Company has made five monthly extension payments in the Trust Account to extend the period of time by which it has to consummate its initial business combination to November 22, 2024.

On November 27, 2024, the Company held a Special Meeting of Stockholders (the “November 2024 Meeting”). As approved by its stockholders at the November 2024 Meeting, the Company entered into an amendment to the Investment Management Trust Agreement, dated as of September 22, 2022, as amended (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“Continental”). The Trust Amendment extended the date on which Continental must commence liquidation of the Trust Account to up to June 22, 2025 (the “Third New Termination Date”), provided that the sponsor or its designees deposit into the trust account the lesser of: (i) $60,000 and (ii) 0.02 per share for each public share that is not redeemed in connection with the November 2024 Meeting. At the November 2024 Meeting, Stockholders holding 756,131 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.40 per share of the funds in the Trust Account. As a result, approximately $8,620,940 was removed from the Trust Account to pay such holders. The Company has made five monthly extension payments in the Trust Account to extend the period of time by which it has to consummate its initial business combination to May 22, 2025.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has until May 22, 2025 (or up to June 22, 2025, in the event the Company extends the term to the fullest), to consummate a Business Combination. If we do not complete our initial business combination by June 22, 2025, or (i) as extended by the Company’s stockholders in accordance with our amended and restated certificate of incorporation or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by them if we fail to complete our initial business combination prior to the Third New Termination date, the public stockholders will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the Third New Termination Date unless our initial business combination shall have occurred earlier and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than the independent public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.25 per public share and (ii) the actual amount per public share held in the trust account due to reductions in the value of the trust assets as of the date of the liquidation of the trust account, if less than $10.25 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third-party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Franchise and Income Tax Withdrawals from Trust Account

Since completion of its IPO on September 22, 2022, and through December 31, 2024, the Company withdrew $1,794,938 from the Trust Account to pay its liabilities related to income and Delaware franchise taxes. Through December 31, 2024, the Company remitted $1,288,941 to the respective tax authorities, with the difference of $505,997 to be remitted as Company’s tax obligations become due. As of December 31, 2024, the Company had accrued but unpaid income tax liability of $324,943 and accrued but unpaid Delaware franchise tax liability of $131,798.

Liquidity and Going Concern

As of December 31, 2024, the Company had cash of $510,939 in its operating bank accounts, out of which $505,997 is restricted for payment of the Company’s tax obligations (as described above). The Company had $4,374,657 of marketable securities held in the Trust Account to be used for an initial Business Combination or to repurchase or redeem stock in connection therewith and working capital deficit of $5,017,714. From the date of the IPO and through December 31, 2024, the Company has withdrawn an aggregate of $1,794,938 for payment of its income and franchise taxes.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company may raise additional capital through loans or additional investments from the Sponsor or its shareholders, officers, directors, or third parties. The Company’s officers and directors, the Sponsor or their affiliates may, but are not obligated to loan us funds, from time to time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Based on the foregoing, the Company believes it will not have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or June 22, 2025.

However, if the Company’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are more than the actual amount necessary to do so, or if the Company’s shareholders approve an extension to the mandatory liquidation date beyond 21 months from the closing of the IPO, the Company may have insufficient funds available to operate its business prior to a Business Combination. Moreover, the Company may need to obtain additional financing either to complete a Business Combination or because it becomes obligated to redeem a significant number of its Public Shares upon completion of a Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of a Business Combination. If the Company does not complete a Business Combination because it does not have sufficient funds available, it will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.

If the Company does not consummate a Business Combination by June 22, 2025, there will be a mandatory liquidation and subsequent dissolution of the Company. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Presentation of Financial Statements - Going Concern,” the Company has determined that the liquidity condition due to insufficient working capital and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date that the consolidated financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after 12 months from the closing of the Public Offering. The consolidated financial statements do not include any adjustment that might be necessary, if the Company is unable to continue as a going concern.

Merger Agreement

On June 15, 2023, the Company and K Enter Holdings Inc., a Delaware corporation (the “K Enter”) executed of a definitive Merger Agreement (as amended by that certain First, Second, Third and Fourth Amendments, the “Merger Agreement”) pursuant to which, among other things, (i) the Company will merge with and into K Wave Media Ltd., a Cayman Islands exempted company, formed on June 22, 2023, and wholly-owned subsidiary of the Company (the “Purchaser”), with Purchaser continuing as the surviving corporation (the “Reincorporation Merger”) and (ii) GLST Merger Sub Inc., a Delaware corporation, formed on June 12, 2023, and wholly-owned subsidiary of Purchaser (the “Merger Sub”) will merge with and into K Enter, with K Enter surviving the merger as a wholly-owned subsidiary of Purchaser (the “Acquisition Merger”). The Reincorporation Merger, the Acquisition Merger and the other transactions contemplated by the Merger Agreement, together, are referred to herein as the “Proposed Business Combination”. Pursuant to the Merger Agreement, the parent of the combined company will be named “K Wave Media Ltd.” and the Company expects that the securities of the parent of the combined company will be listed on The Nasdaq Stock Market.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Merger Consideration

Upon the effective time of the Reincorporation Merger, (i) each issued and outstanding share of common stock of the Company (the “Company Common Stock”), other than Company Common Stock that are owned by the Company as treasury shares or any Company Common Stock owned by any direct or indirect wholly owned subsidiary of the Company, will be converted automatically into one ordinary share of the Purchaser (the “Purchaser Ordinary Share”), and (ii) each issued and outstanding warrant of the Company will convert automatically into a warrant to purchase one Purchaser Ordinary Share at a price of $11.50 per whole share (the “Purchaser Warrant”), (iii) each issued and outstanding right of the Company shall convert automatically into a right to receive one-tenth (1/10) of one Purchaser Ordinary Share at the closing of a business combination (the “Purchaser Right”), and (iv) each issued and outstanding unit of the Company shall separate and convert automatically into one Purchaser Ordinary Share, one Purchaser Warrant and one Purchaser Right. Each of the Purchaser Warrants and Purchaser Rights shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the warrants of the Company and the rights of the Company, respectively. At the closing of the Reincorporation Merger, all common stock, warrants, rights, units, and other securities of the Company shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist.

Upon the closing of the Acquisition Merger, (i) each share of K Enter capital stock, if any, that is owned by Company or Merger Sub (or any other subsidiary of Company) or K Enter (as treasury stock or otherwise), will automatically be cancelled and retired without any conversion, (ii) each share of K Enter preferred stock issued and outstanding shall be deemed converted into shares of K Enter common stock, (iii) each share of K Enter common stock issued and outstanding, including shares of K Enter common stock deemed outstanding as a result of the mandatory conversion of K Enter preferred stock, shall be converted into the right to receive a number of Purchaser Ordinary Shares equal to the Conversion Ratio, and (iv) each share of Merger Sub common stock issued and outstanding shall be converted into and become one newly issued, fully paid and nonassessable share of K Enter common stock. Conversion Ratio means the quotient obtained by dividing (a) 59,000,000 Purchaser Ordinary Shares, by (b) the Aggregate Fully Diluted K Enter Common Shares. Aggregate Fully Diluted K Enter Common Shares means the sum of (a) all shares of K Enter common stock that are issued and outstanding immediately prior to the Closing; plus (b) the aggregate shares of K Enter common stock issuable upon conversion of all shares of K Enter preferred stock that are issued and outstanding immediately prior to the Closing; plus (c) the aggregate shares of K Enter common stock issuable upon full conversion, exercise or exchange of any other securities of K Enter outstanding immediately prior to the Closing directly or indirectly convertible into or exchangeable or exercisable for K Enter.

Conditions to Closing

The Closing is subject to certain customary conditions, including, among other things, (i) approval by the Company’s stockholders of the Merger Agreement and related proposals, (ii) approval by K Enter’s shareholders of the Merger Agreement, (iii) the effectiveness of a registration statement on Form F-4 (the “Registration Statement”) to be filed by Purchaser relating to the Business Combination, which will contain a proxy statement of the Company in connection with its solicitation for proxies for the vote by stockholders of the Company in connection with the Business Combination and other matters as described in the Registration Statement, (iv) the approval for Purchaser’s initial listing application with Nasdaq or an alternate exchange, (v) the Company having at least $5,000,001 of net tangible assets, (vi) the accuracy of each party’s representations and warranties, except generally as would not have a Material Adverse Effect and in the case of certain fundamental representations, in all material respects, (vii) compliance by each party with pre-closing covenants in all material respects, (viii) the absence of any legal restraints or injunctions enjoining or prohibiting the consummation of the Business Combination, (ix) the receipt, expiration or termination of applicable government approvals and antitrust waiting periods, (x) the Reincorporation Merger has been consummated and the applicable certificates has filed in the appropriate jurisdictions, (xi) the acquisition of certain entities of the Six Korean Entities have been consummated, and (xii) the Purchaser and Merger Sub having entered into a joinder to the merger agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, copy of which, is filed as Exhibit 2.1 in a Form 8-K filed with the SEC on June 22, 2023.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Lock-Up Agreement

At the Closing, Purchaser, Global Star Acquisition 1 LLC, a Delaware limited liability company (the “Sponsor”), certain former stockholders of K Enter (such stockholders, the “Target Holders”), and other persons and entities (collectively, the “Holders” and each, a “Holder”), will enter into lock-up agreements (the “Lock-Up Agreements”) with respect to the Purchaser Ordinary Shares and Purchaser Warrants held by the Sponsor immediately following the Closing, and the Purchaser Ordinary Shares held by the Target Holders immediately following the Closing (the “Lock-Up Shares”), pursuant to which, each Holder agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, directly or indirectly, any Lock-Up Shares during the application lock-up period, on the terms and subject to the conditions set forth in the Lock-Up Agreement. Lock-up period means, (i) with respect to 50% of the Lock-up Shares, the earlier of (A) six months after the Closing and (B) the date on which the closing price of the Purchaser’s Ordinary Shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, rights issuances, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date hereof and (ii) with respect to the remaining 50% Lock-up Shares (or Ordinary Shares issuable upon conversion thereof), six months after the Closing.

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Lock-Up Agreement, a form of which is filed as Exhibit 10.1 in a Form 8-K filed with the SEC on June 22, 2023.

Registration Rights Agreement

The Merger Agreement contemplates that, at the Closing, the Purchaser, the Sponsor, certain former stockholders of the Company (such stockholders, together with the Sponsor, the “Company Holders”), and certain former stockholders of K Enter, will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which Purchaser will be obligated to file a registration statement to register the resale, pursuant to Rule 415 under the Securities Act of 1933, as amended, of certain securities of Purchaser held by the parties to the Registration Rights Agreement. The Registration Rights Agreement will also provide the Sponsor, the Company Holders, the Target Holders with unlimited “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Registration Rights Agreement amends and restates the registration rights agreement that was entered into by the Company, the Sponsor and the other parties thereto in connection with the Company’s initial public offering. The Registration Rights Agreement will terminate on the earlier of (a) the five year anniversary of the date of the Registration Rights Agreement or (b) with respect to any holder, on the date that such holder no longer holds any Registrable Securities (as defined therein).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, a form of which is filed as Exhibit 10.2 in a Form 8-K filed with the SEC on June 22, 2023.

Purchase Agreement

In connection with this Merger Agreement, on July 12, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) by and between the Company, K Enter, and Global Star Acquisition I LLC, a Delaware limited liability company (the “Sponsor”). Pursuant to the Purchase Agreement, K Enter purchased from the Sponsor 160,000 shares of Class B common stock (“the SPAC Securities”) for an aggregate purchase price of $1,600,000 (the “Purchase Price”), which was payable within 10 days from the effective date of the Purchase Agreement.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition to the payment of the Purchase Price, K Enter acknowledged that (x) it is an accredited investor as defined by Rule 501 of the Securities Act, (y) and has knowledge and experience in financial and business matters and in investments of this type and is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision. K Enter further acknowledged and agreed that the SPAC Securities: (a) are subject to limitations on transfer, (b) are being acquired pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state, (c) will not be sold except in compliance with the Securities Act and any applicable U.S. state securities laws, and in accordance with any limitations set forth in any applicable lock-up agreements applicable to the SPAC Securities.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.2 in the Form 8-K filed with the SEC on July 17, 2023.

First Amendment

On March 11, 2024, the Company, K Enter, Purchaser, and Merger Sub entered into a First Amendment to the Merger Agreement (the “First Amendment”) to amend certain of the terms of the Merger Agreement. The First Amendment (i) reduces the base value of the merger consideration to be received by Company shareholders from $610 million to $590 million, and (ii) removes in its entirety respective references to the “Share Purchase Agreement” dated April 12, 2023 with certain sellers of First Virtual Lab Inc. from its disclosure schedules and includes the “Termination Agreement and Re-Purchase Option Agreement, dated March 5, 2024, by and among Sungkwon Kim, King Bear Film LLC and K Enter Holdings Inc” to the disclosure schedule. Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and Section 4.5 of the Company’s bylaws, the board approved and authorized the First Amendment on March 11, 2024. The board obtained an updated fairness opinion with respect to the First Amendment. The modification in the purchase consideration was made in connection with the cessation of the planned acquisition of a majority equity stake in First Virtual Lab Inc.

Second, Third and Fourth Amendment

On June 28, 2024, the Company entered into a Second Amendment to the Business Combination Agreement (the “Second BCA Amendment”), by and among K Enter, K Wave Media Ltd., a Cayman Islands exempted company (the “K Wave Media Ltd.”), and GLST Merger Sub Inc., a Delaware corporation (the “GLST Merger Sub Inc.”) to extend the outside date by which the parties’ must consummate the business combination. Other than the extension of the date to December 22, 2024, by which we must consummate a business combination, all of the terms, covenants, agreements, and conditions of the BCA remain in full force and effect in accordance with its original terms. On July 25, 2024, the Company entered into a Third Amendment to the Business Combination Agreement (the “Third BCA Amendment”), by and among K Enter, K Wave Media Ltd., and GLST Merger Sub Inc. to amend the conditions to the parties’ obligations to consummate the business combination. Other than the amendment to the condition to the obligations of the parties whereby K Enter must complete its acquisition of the controlling equity interests of (1) Play Company Co. Ltd., (2) Solaire Partners LLC, (3) Apeitda Co., Ltd., (4) The LAMP Co., Ltd., (5) Bidangil Pictures Co., Ltd., and (6) Studio Anseilen Co., Ltd., all of the terms, covenants, agreements, and conditions of the BCA remain in full force and effect in accordance with its original terms. On December 11, 2024, Global Star, K Enter, PubCo and Merger Sub entered into the Fourth Amendment to Merger Agreement (the “Fourth BCA Amendment”), which extended the outside date for the parties to consummate the closing of the Business Combination from December 22, 2024 to June 22, 2025.

The foregoing description of the Second BCA Amendment, Third BCA Amendment, and Fourth BCA Amendment (the “BCA Amendments”) do not purport to be complete and is qualified in its entirety by the terms and conditions of the BCA Amendments, copies of which, are filed as Exhibit 2.1 and 2.2 in a Form 8-K filed with the SEC on July 31, 2024, and as Annex A to the DEFM14A filed with the SEC on January 8, 2025.

Risks and Uncertainties

Management continues to evaluate the impact of various factors, including the geopolitical conditions resulting from the invasion of Ukraine by Russia and subsequent sanctions against Russia, Israel and Gaza conflict and the status of debt and equity markets, as well as protectionist legislation in our target markets, and has concluded that while it is reasonably possible that these factors could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

On August 22, 2023, in connection with the implementation of the Extension, the Company’s public stockholders elected to redeem 4,052,066 Public Shares for a total of $42,680,726. As such the Company has recorded a 1% excise tax liability in the amount of $426,807 on the Company’s consolidated balance sheets as of December 31, 2023. On June 25, 2024, in connection with the implementation of the Second Extension, the Company’s public stockholders elected to redeem 4,010,928 Public Shares for a total of $44,605,448. On November 27, 2024, in connection with the implementation of the Third Extension, the Company’s public stockholders elected to redeem 756,131 Public Shares for a total of $8,620,940. As such the Company has recorded a 1% excise tax liability in the amount of $532,263 on the Company’s consolidated balance sheets as of December 31, 2024. The total liability of $959,070 recorded as of December 31, 2024 does not impact the Company’s consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available. This liability will be reevaluated and remeasured at the end of each quarterly period.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the Excise Tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. The Company has filed its excise tax return and is currently evaluating its options with respect to payment of this obligation. Any amount of such Excise Tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full. The Company has recorded and estimated penalties and interest of $11,284 for the unpaid liability for excise tax related to 2023 in its accrued liabilities.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES BASIS OF PRESENTATION

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation. Activities in relation to the noncontrolling interest are not considered to be significant and are, therefore, not presented in the accompanying consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company’s operating account is classified as cash equivalent in the Company’s consolidated balance sheet.

Marketable Securities Held in Trust Account

At December 31, 2024 and 2023, substantially all of the assets held in the Trust Account were held in money market funds that invest in U.S. Treasury Securities. The Company accounts for its marketable securities as Trading Securities under ASC 320, where securities are presented at fair value on the consolidated balance sheets and with unrealized gains or losses, if any, presented on the consolidated statements of operations. From the date of the IPO and through December 31, 2024, the Company withdrew an aggregate of $1,794,938 of interest earned on the Trust Account to pay its income and franchise taxes and remitted $1,288,941 to respective tax authorities. The remaining balance of $505,997 is available for payment of Company’s tax liabilities as of December 31, 2024.

Offering Costs

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC340-10-S99-1and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering.” Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering. Offering costs, including underwriter fees, associated with the Units were allocated between temporary equity and the Public Warrants and the Public Rights by the relative fair value method. Offering costs of $648,510 consisted principally of costs incurred in connection with preparation for the Initial Public Offering. The Company issued 115,000 shares of Class A Common Stock to the representative of the underwriter for services related to the Initial Public Offering. The shares have a grant date fair value of $79,338.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, on December 31, 2024 and 2023, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheets.

The Company recognizes changes in the redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid-in capital and accumulated deficit.

At December 31, 2024 and 2023, the Class A common stock reflected in the consolidated balance sheets is reconciled in the following table:

Class A common stock subject to possible redemption at December 31, 2022	$94,797,761
Plus:
Remeasurement adjustment of Class A common stock to redemption value	3,458,355
Less:
Redemption of Class A common stock subject to redemption	(42,680,726)
Class A common stock subject to possible redemption at December 31, 2023	$55,575,390
Plus:
Remeasurement adjustment of Class A common stock to redemption value	2,081,396
Less:
Redemption of Class A common stock subject to redemption	(53,226,388)
Class A common stock subject to possible redemption at December 31, 2024	$4,430,398

The balance of the liability for Class A common stock subject to possible redemption at December 31, 2024, included an amount of $55,740 of the difference between amount of cash on hand withdrawn from the Trust Account for taxes and total of income and Delaware franchise tax liabilities as of December 31, 2024. Subsequent to December 31, 2024, the Company has incurred an estimated additional amount of $30,000 for the income and Delaware franchise tax through the date of this report and will continue to incur further amounts for such taxes through the date of the close of the business combination or, if business combination does not occur, the date of the liquidation. At that point the Company will determine if it is entitled to further withdrawal for taxes from the Trust Account or will have to return excess funds withdrawn from the Trust Account for distribution to redeeming shareholders.

Warrant Classification

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance. The fair value of the warrants are remeasured at each balance sheet date with the change in the estimated fair value of the warrants recognized as a non-cash gain or loss on the consolidated statements of operations. The Company has analyzed the Public Warrants (as defined in Note 3) and Private Placement Warrants and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The Company does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits and income taxes, if any, as income tax expense. The Company recorded $7,163 of interest and penalties related to income taxes for the year 2023, which is included in the Company’s income tax expenses for the year ended December 31, 2024.

The Company has identified the United States as our only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months and is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Segment Reporting

The Company complies with FASB ASU Topic 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses among other disclosure requirements.

Net (Loss) Income Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net (loss) income per share of common stock is computed by dividing net (loss) income by the weighted average number of common shares outstanding for the period. Subsequent measurement of the redeemable shares of Class A common stock are excluded from income per shares of common stock as the redemption value approximates fair value.

The Company calculates its earnings per share by allocating net income pro rata to shares of redeemable Class A and non-redeemable Class A and B common stock. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income of the Company.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The calculation of diluted (loss) income per share of common stock does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement since the exercise of the warrants is contingent upon the occurrence of future events. The warrants are exercisable to purchase 9,698,225 shares of Class A common stock in the aggregate. The Company will also issue 98,200 shares of Class B common stock underlying the conversion feature in the amended Sponsor note. Issuance of these shares would be anti-dilutive under the if converted method.

As a result, diluted net (loss) income per share of common stock is the same as basic net (loss) income per share of common stock for the period presented.

The following table reflects the calculation of basic and diluted net (loss) income per share of common stock (in dollars, except per share amounts):

	Year Ended		Year Ended
	December 31, 2024		December 31, 2023
	Redeemable Class A	Non-Redeemable Class A & B	Redeemable Class A	Non-Redeemable Class A & B
Numerator: Basic and diluted net (loss) income per share of common stock
Allocation of net (loss) income	$(380,265)	$(388,286)	$760,782	$283,295
Denominator: Basic and diluted weighted average shares outstanding	2,853,052	2,913,225	7,823,408	2,913,225
Basic and diluted (loss) income per share of common stock	$(0.13)	$(0.13)	$0.10	$0.10

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts.

Fair Value of Financial Instruments

The Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Share-Based Payment Arrangements

The Company accounts for share-based payments in accordance with FASB ASC Topic 718, “Compensation—Stock Compensation,” (“ASC 718”) which requires that all equity awards be accounted for at their “fair value.” The Company measures and recognizes compensation expense for all share-based payments on their estimated fair values measured as of the grant date. These costs are recognized as an expense in the consolidated statements of Operations upon vesting, once the applicable performance conditions are met, with an offsetting increase to additional paid-in capital. Forfeitures are recognized as they occur.

Recently Issued Accounting Standards

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating officer decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company has adopted this standard as of December 31, 2024.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 8,000,000 Units at a price of $10.00 per Unit generating gross proceeds of $80,000,000. Each Unit consists of one share of Common stock, one redeemable warrant (“Public Warrant”) and one right (“Public Right). Each whole Public Warrant will entitle the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment (see Note 7). Each Public Right entitles the holder to receive one-tenth of one share of Common Stock upon the consummation of the business combination. On October 4, 2022, the Company consummated the closing of the sale of 1,200,000 additional units at a price of $10 per unit upon receiving notice of the underwriters’ election to exercise their overallotment option generating additional gross proceeds of $12.0 million and incurred additional offering costs of $412,500 in underwriting fees, of which $262,500 are for deferred underwriting commissions.

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale (the “Private Placement”) of an aggregate of 456,225 units (the “Private Placement Units”) to the Sponsor at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company in the amount of $4,562,250. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 42,000 Private Placement Units to the Sponsor, generating gross proceeds of $420,000.

The proceeds from the sale of the Placement Units will be added to the net proceeds from the Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Public Offering, except for the placement warrants (“Private Placement Warrants”), as described in Note 7. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants and the rights underlying the Placement Units (“Private Rights”) will expire worthless.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

During the year ended December 31, 2021, the Sponsor agreed to purchase 2,300,000 shares of the Company’s Common stock (the “Founder Shares”) for $25,000. On February 14, 2022, the Sponsor received the 2,875,000 shares and paid the Company $25,000 in full satisfaction of the outstanding receivable. The Founder Shares include an aggregate of up to 300,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding shares of common stock after the Initial Public Offering (see Note 9).In accordance with ASC 505, “Equity”, all shares, and the associated amounts have been retroactively restated to account for this share issuance. On April 5, 2022, the Sponsor entered into share transfer agreements (collectively, the “Share Transfer Agreements”) for an aggregate of 500,000 founder shares to the Company’s officers and directors (subject to certain performance conditions discussed in Note 8). On July 26, 2022, the Sponsor surrendered 575,000 founder shares to the Company for cancellation, for no consideration. All share amounts have been retroactively restated to reflect this surrender. K Enter purchased 160,000 Founder Shares from the Sponsor pursuant to the Purchase Agreement discussed herein. In accordance with the Purchase Agreement, the Sponsor owns 1,640,000 Founder Shares.

The Sponsor and each Insider agrees that (i) 50% of the Founder Shares (or shares of Common Stock issuable upon conversion thereof) will not be transferred, assigned or sold until the earlier of (A) six months after the date of the consummation of the Company’s initial business combination and (B) the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination and (i) the remaining 50% of the Founder Shares (or shares of Common Stock issuable upon conversion thereof) will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Company’s initial business combination.

Due to Related Party

Prior to September 30, 2022, and in connection with the close of the overallotment on October 4, 2022, the Company received $112,250 which should have been deposited into the Sponsor’s bank account. The amount was transferred to the Trust Account prior to December 31, 2022.

At the close of the Initial Public Offering, a related party deposited $25,000 greater than the agreed upon initial investment. The Company repaid this amount in full, and no balance related to this transaction was outstanding as of December 31, 2024 and 2023.

Due to Sponsor

As of December 31, 2024 and 2023, the outstanding balance due to the Sponsor was $15,094, which represents certain amounts paid by Sponsor on behalf of the Company.

Promissory Notes — Related Party Working Capital Loans

On February 14, 2022, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, which was fully drawn prior to Initial Public Offering. Upon closing of the Initial Public Offering, the Company repaid the outstanding balance in full.

In order to finance transaction costs in connection with the Business Combination, our Sponsor extended to us a line of credit of up to $1,600,000 pursuant to a Promissory Note dated July 31, 2023 (“Sponsor Working Capital Loan”). Such Sponsor Working Capital Loan is without interest and is to be repaid on the later of (i) December 31, 2023 or (ii) upon the consummation of a Business Combination. The Sponsor in its sole discretion may elect to convert up to $1,500,000 amount of the Sponsor Working Capital Loan into the Company’s Common Stock at a price of $10.00 per share in lieu of cash repayment. The conversion options embedded in the Sponsor Working Capital Loan are considered related to those of an equity instrument. As a result, this would be considered a contract that would be issued or held by the Company that is (i) indexed to its own stock and (ii) classified in stockholders’ equity the Company’s statement of financial position; therefore, this embedded feature meets the scope exception criteria under ASC 815-10-15-74(a) and is not accounted for as a derivative instrument within the scope of ASC 815.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In the event that a Business Combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Sponsor Working Capital Loan, but no proceeds held in the Trust Account would be used to repay the Sponsor Working Capital Loans. As of December 31, 2024 and 2023, the amount outstanding under the Sponsor Working Capital Loan was $1,596,000 and $1,590,000, respectively.

On April 15, 2024, the Company issued a promissory note to the Sponsor in an amount of up to $1,000,000 for working capital needs. The note bears no interest and shall be payable by the Maker on the earlier of: (i) December 31, 2024 or (ii) the date on which Maker consummates an initial public offering of its securities. The principal balance may be prepaid at any time. As of December 31, 2024, $982,000 was drawn and outstanding under the promissory note.

On November 20, 2024, the Company amended the terms of the promissory note to allow conversion of up to $1,000,000 into Class B Common shares of the Company at a price of $10.00 per share in lieu of cash repayment, effective immediately prior to the Business Combination. The Company used extinguishment method of accounting for the amendment and recorded the difference between the initial amount of the promissory note and the fair value of the amended note as of the date of the amendment as a gain on modification of terms of a promissory note of $307,194 included in the Company’s consolidated statement of changes in stockholders’ deficit with corresponding recognition of the deferred finance costs related to the amended promissory note, which is amortized over the expected term of the note. The net amount of the note of $733,661 is included in the Company’s consolidated balance sheet.

Administrative Support Agreement

The Sponsor has agreed to make available, or cause to be made available, to the Company, or any successor location of Global Star Acquisition 1 LLC, certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefore, the Company shall pay the Sponsor the sum of $10,000 per month on the Initial Public Offering date and continuing monthly thereafter until the Termination Date. The Company incurred $120,000 of expenses pursuant to this agreement for the year ended December 31, 2024. The Company incurred $121,666 (including a catch up payment of $1,666 for the previous year) of expenses pursuant to this agreement for the years ended December 31, 2023.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on September 22, 2022, the holders of the Founder Shares, Private Placement Warrants (and the underlying shares of Class A common stock) and any warrants that may be issued upon conversion of the Working Capital Loans (and the underlying shares of common stock) are entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. The holders of the majority of the securities can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of Initial Public Offering to purchase up to 1,200,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On October 4, 2022, the Company consummated the closing of the sale of 1,200,000 additional units at a price of $10 per unit upon receiving notice of the underwriters’ election to exercise their overallotment option generating additional gross proceeds of $12.0 million and incurred additional offering costs of $412,500 in underwriting fees, of which $262,500 are for deferred underwriting commissions. Simultaneously with the exercise of the overallotment, the Company consummated the Private Placement of an additional 42,000 Private Placement Units to the Sponsor, generating gross proceeds of $420,000.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The underwriters were paid a cash underwriting discount of $0.20 per Unit, or $1,840,000, upon the closing of the Initial Public Offering. The underwriters reimbursed $920,000 to the Company for certain expenses in connection with the IPO. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $3,220,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

The underwriters were also issued 115,000 of Class A common stock as representative shares, in connection with our IPO. The Representative Shares have been deemed compensation by FINRA and the lock up period expired on March 19, 2023. The Company recorded additional issuance costs of $79,338, the grant date fair value of the shares, with an offset to additional paid-in capital.

Service Provider Agreements

From time to time the Company has entered into and may enter into agreements with various services providers and advisors, including investment banks, to help us identify targets, negotiate terms of potential Business Combinations, consummate a Business Combination and/or provide other services. In connection with these agreements, the Company may be required to pay such service providers and advisors fees in connection with their services to the extent that certain conditions, including the closing of a potential Business Combination, are met. If a Business Combination does not occur, the Company would not expect to be required to pay these contingent fees. There can be no assurance that the Company will complete a Business Combination.

On September 24, 2023, the Company has engaged EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) to act as the exclusive placement agent (“Placement Agent”) for the Company, in connection with the proposed offering by private placement of equity or equity-linked securities in the form of a PIPE, forward purchase arrangement or similar type of equity line financing (the “Placement”) to “qualified institutional buyers” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and to the institutional accredited investors as such term is defined in Regulation D promulgated under the Securities Act of the Company’s equity or equity-linked securities, including warrants, options or other rights to purchase such securities (collectively, the “Securities”). In case of successful Placements, a non-refundable cash placement fee (the “Placement Fee”), payable at each closing of a Placement, in an amount equal to seven percent (7.0%), as well as foreign placement fee of 1% and reduced placement fee of 1% of the aggregate gross proceeds from the sale of all Securities in the Placement would be due and payable to EF Hutton.

On November 27, 2023, the Company engaged MZHCI, LLC, a MZ Group Company (“MZHCI”) as its public relations consultant starting from January 1, 2024 (the “MZHCI Agreement”). According to terms of the MZHCI Agreement, MZHCI will be paid a monthly fee of $10,000 through May 2024, which was updated to $5,000 starting from June 2024 for its services for the period of the Proposed Business Combination. Subsequent to the closing of the Proposed Business Combination monthly fee will increase to $14,000 (subject to 5% cost of living adjustment) upon closing of the Proposed Business Combination. In addition, upon successful closing of the Proposed Business Combination, the Company will issue to MZHCI $150,000 worth of the Company’s restricted stock as valued on the first day of trading post-closing.

Joinder Agreement

A form of Joinder Agreement was included as an exhibit to the Merger Agreement to be executed by Purchaser and Merger Sub, following their formation, to bind them to the terms and conditions of the Merger Agreement. On July 13, 2023, the Purchaser and the Merger Sub executed the Joinder Agreement by and between the Company, K Enter, the Purchaser and Merger Sub. Pursuant to the Joinder Agreement, the Purchaser and Merger Sub agreed to become a party to, to be bound by, and to comply with the terms and conditions of the Merger Agreement.

The foregoing description of the Joinder Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Joinder Agreement, copy of which, or the form of which, is filed as Exhibit 10.1 on the Company’s Form 8-K as filed with the SEC on July 18, 2023.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Purchase Agreement

In connection with the Merger Agreement, on July 12, 2023, the Company entered into a Purchase Agreement (the “Purchase Agreement”) by and between the Company, K Enter, and the Sponsor. Pursuant to the Purchase Agreement, K Enter purchased from the Sponsor 160,000 shares of Class B common stock (“the SPAC Securities”) for an aggregate purchase price of $1,600,000 (the “Purchase Price”), which was payable within 10 days from the effective date of the Purchase Agreement.

In addition to the payment of the Purchase Price, K Enter acknowledged that (x) it is an accredited investor as defined by Rule 501 of the Securities Act, (y) and has knowledge and experience in financial and business matters and in investments of this type and is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision. K Enter further acknowledged and agreed that the SPAC Securities: (a) are subject to limitations on transfer, (b) are being acquired pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state, (c) will not be sold except in compliance with the Securities Act and any applicable U.S. state securities laws, and in accordance with any limitations set forth in any applicable lock-up agreements applicable to the SPAC Securities

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.2 on the Company’s Form 8-K as filed with the SEC on July 18, 2023.

NOTE 7 — STOCKHOLDERS’ DEFICIT

Preferred Stock—The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of December 31, 2024 and 2023, there were no preferred shares issued or outstanding.

Class A Common Stock—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. As of December 31, 2024 and 2023, there were 613,225 shares of Class A Common Stock issued and outstanding (excluding 380,875 shares of Class A Common Stock subject to possible redemption), respectively.

Class B Common Stock—The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. As of December 31, 2024 and 2023, there were 2,300,000 shares of Class B common stock issued and outstanding, respectively.

Only holders of the Class B common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholder agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of our IPO.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (net of the number of shares of Class A common stock redeemed in connection with a Business Combination), excluding any shares or equity-linked securities issued or issuable to any seller of an interest in the target to us in a Business Combination.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Only holders of the Common stock will have the right to vote on the election of directors prior to the Business Combination. Holders of Common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law. In connection with our initial business combination, we may enter into a stockholder agreement or other arrangements with the stockholders of the target or other investors to provide for voting or other corporate governance arrangements that differ from those in effect upon completion of our IPO.

Warrants—As of December 31, 2024 and 2023, there are 9,200,000 Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of residence of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, the Company will use its commercially reasonable efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganization, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger, or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

As of December 31, 2024 and 2023, there are 498,225 Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering. The Company accounts for the warrants issued in connection with the Initial Public Offering in accordance with the guidance contained in ASC815-40. Such guidance provides that the warrants are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants (including the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants held by Stifel Venture will not be exercisable more than five years from the commencement of sales of the Initial Public Offering in accordance with FINRA Rule 5110(g)(8)(A).

Rights—Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one share of Class A common stock upon consummation of the initial business combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of United States law.

The Company accounts for the rights issued in connection with the Initial Public Offering in accordance with the guidance contained in ASC815-40. Such guidance provides that the rights are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8 — STOCK BASED COMPENSATION

The sale of the Founder Shares to the Company’s director nominees and strategic advisors is in the scope of ASC 718. Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The Company has assessed the fair value associated with the Founder Shares granted. The fair value of the 500,000 Founder Shares granted to the Company’s officers and directors was $1,150,000 or $2.30 per share (see Note 5). The Founder Shares were granted subject to the following performance condition: (i) the occurrence of a Business Combination. Compensation expense related to the Founder Shares is recognized only when the performance conditions are probable of occurrence under the applicable accounting literature in this circumstance.

As of December 31, 2024, there are 500,000 shares that remain unvested as the Company determined that a Business Combination is not considered probable. Therefore, the remaining fair value of stock-based compensation expense associated with these shares totaling $1,150,000 has not been recognized. Stock-based compensation would be recognized at the date a Business Combination is considered probable (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founder Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — FAIR VALUE MEASUREMENTS

The Public Warrants were valued at $0.05 per warrant at the Initial Public Offering. Significant inputs included a risk-free rate of 3.74%, volatility of 1.5%, probability of business combination of 7%, dividend of $0 and life of 5.88 years.

The Company follows the guidance in ASC 820 for its financial assets and liabilities that arere-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities).

The following table presents information about the Company’s assets and liabilities that are measured at fair value as of December 31, 2024 and 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Description	Level	December 31, 2024	December 31, 2023
Assets:
Marketable securities held in Trust Account		1	$4,374,657	$55,707,757

	Description	Level	November 20, 2024
Liabilities:
Promissory note – related party		2	$733,661

The Company developed a Probability Weighted Expected Return Model (“PWERM”) to estimate the fair value of the Promissory note – related party as of the date of the amendment of the terms of the initial promissory note. The initial fair value of the amended Promissory note – related party was classified within Level 2 of the fair value hierarchy at the measurement date due to use of inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly.

The following table presents the quantitative information regarding assumptions used in the valuation of the Promissory note – related party, which was determined principally by reference to the fair value of the underlying shares into which the note is convertible. Assumptions used to estimate the fair value of the underlying shares are as follows:

November 20, 2024
Closing stock price	$11.45
Expected time to liquidity	1.1 years
Discounts for the risks of:
Lack of marketability	10.0%
Non-occurrence of a business combination	29.2%

The Promissory note – related party is a non-recurring fair value measurement for which the initial recognition is classified as Level 2 due to the use of a combination of observable an unobservable inputs.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — TAXES

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Federal:
Current	$358,878	$796,065
Deferred	(247,649)	(250,221)
State and local:
Current	-	-
Deferred	-	-
Change in valuation allowance	247,649	250,221
Total tax provision	$358,878	$796,065

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2024, the change in the valuation allowance was $247,649. For the year ended December 31, 2023, the change in the valuation allowance was $250,221.

As of December 31, 2024 and 2023 the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was (87.6%) for the year ended December 31, 2024, 43.25% for the year ended December 31, 2023. The effective tax rate differs from the statutory tax rate of 21.0% for the year ended December 31, 2024, and 2023, due to non-deductible meals & entertainment expenses, penalties and interest, business combination expenses, amortization of deferred finance cost and changes in the valuation allowance on the deferred tax assets.

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
U.S. federal statutory rate	21.0%	21.0%
Business combination expenses	(41.4)%	8.4%
Amortization of deferred finance cost	(3.0)%	-
Meals & entertainment	(0.8)%	0.1%
Penalties and interest	(2.7)%	0.2%
Valuation allowance	(60.7)%	13.6%
Income tax provision	(87.6)%	43.3%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Deferred tax assets:
Start up costs	$570,922	$323,273
Total deferred tax assets	570,922	323,273
Valuation Allowance	(570,922)	(323,273)
Net deferred tax asset	$-	$-

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns for the years ended December 31, 2024 and 2023 remain open and subject to examination.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023
Professional service fee in connection with Business Combination	$807,261	$734,946
Other general and administrative expenses	$1,284,387	$1,392,001
Total operating expenses	$2,091,648	$2,126,947
Income earned on Investments held in Trust Account	$1,722,436	$3,942,920

The key measures of segment profit or loss reviewed by our CODM are interest earned on marketable securities held in Trust Account and professional fees and other expenses. The CODM reviews interest earned on marketable securities held in Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. Professional fees and other expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews other general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date that the consolidated financial statements were issued. Based upon this review, or within these consolidated financial statements, other than as disclosed below, the Company did not identify any subsequent events that would have required recognition or disclosure in the consolidated financial statements.

Special Meeting

On February 3, 2025, the Company held a special meeting of its stockholders (the “Special Meeting”) at 9:30 a.m. Eastern Time for the purposes of considering and voting upon the proposals (the “Proposals”). As of the record date of December 13, 2024, there were a total of 3,214,100 ordinary shares issued and outstanding and entitled to vote at the Special Meeting. Proxies were received for 3,202,211 ordinary shares, or approximately 97.21% of the shares issued and outstanding and entitled to vote at the Special Meeting. In connection with the vote to approve the Proposals, as of the date of this Current Report on Form 8-K, the holders of 340,832 Class A ordinary shares of Global Star properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.50 per share, for an aggregate redemption amount of approximately $3,922,609. As a result, following satisfaction of such redemptions upon the closing of the business combination, the Company has 40,043 Class A ordinary shares outstanding and the balance in the Trust Account is approximately $460,851. The final redemption payment amount and the balance in the Trust Account was subject to approximately $12,651 tax withdrawal.

Nasdaq Notice

As previously disclosed via a Form 8-K filed with the SEC on January 31, 2025, the Company received a written notice from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company securities would be delisted for failing to comply with the 400 total holders requirement under Listing Rule 5450(a)(2) and the minimum 1,100,000 publicly held shares under Listing Rule 5450(b)(2)(A). Further, as announced by the Company, on February 7, 2025, the Company requested a hearing. On March 11, 2025, the Company advised the Nasdaq Hearings Panel that the Company was withdrawing its appeal of the January 31, 2025 delist determination issued by the Staff in this matter. On March 12, 2025, the company filed a Form 25 with the SEC. On March 12, 2025, the Company received written notification (the “Delisting Notice”) from Nasdaq that trading in the Company’s securities will be suspended at the open of trading on March 14, 2025. Following Trading Suspension, GLST units, Class A ordinary shares and warrants became eligible to trade on the OTC Markets under the ticker symbols GLST, GLSTU, GLSTR, and GLSTW on March 14, 2025, respectively.

PIPE Investment

On January 31, 2025, the Company entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), promissory notes (the “PIPE Notes”) convertible into shares of Company common stock, par value $0.0001 per share (the financing under the PIPE Securities Purchase Agreement hereinafter referred to as the “PIPE Financing”) with an aggregate original principal amount of $4.5 million (the “Aggregate Closing PIPE Proceeds”). The PIPE Notes issued in the PIPE Financing were offered in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the PIPE Subscription Agreements. In addition, the PIPE Investors shall receive approximately 900,000 shares of K Enter common stock from a K Enter shareholder, such shares shall be convertible into shares of Company common stock, par value $0.0001 per share.

The Aggregate Closing PIPE Proceeds will be a part of the aggregate cash proceeds available for release to the Company in connection with the transactions contemplated by the Business Combination Agreement. The PIPE Notes are convertible into shares of Common Stock, $0.0001 par value per share, at a price of $10.00 per share, to be adjusted downwardly as further described in the Form of Convertible Senior Unsecured Note, bear interest at 3.00% to be paid semi-annually, and mature on the thirty-sixth (36) month anniversary of the issuance date of the PIPE Notes. Pursuant to the PIPE Securities Purchase Agreement, the PIPE Investors will enter into a registration rights agreement (the “PIPE Registration Rights Agreement”) at the closing of the transactions contemplated by the PIPE Securities Purchase Agreement (the “PIPE Closing”). Pursuant to the Registration Rights Agreement, the Company agrees to provide certain registration rights with respect to the shares of its Common Stock issuable upon conversion of the PIPE Notes in accordance with the terms of the PIPE Notes.

The foregoing description of the PIPE Securities Purchase Agreement, PIPE Notes, and PIPE Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of PIPE Securities Purchase Agreement, PIPE Notes, and PIPE Registration Rights Agreement, a copy of each is attached to the Form 8-K filed with the SEC on February 6, 2025 as Exhibit 10.1, 10.2 and 10.3.

GLOBAL STAR ACQUISITION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other

On March 16, 2025, K Wave Media Ltd. entered in an agreement with a financial advisor for assistance with closing of the business combination with the total stipulated compensation amount of $400,000. The financial advisor partially performed its commitments under the terms of the agreement and was paid a total amount of $185,000, which was equally shared by the Company and the K Wave Media Ltd. No further amounts are payable to the financial advisor under the terms of the agreement.

Subsequent to December 31, 2024, the Company used approximately $0.3 million of the funds withdrawn from the Trust Account to pay operating expenses, which is not permitted under the terms of the investment management trust agreement. The Company’s audit committee reviewed the matter with management following its discovery of the issue and as a result, the Sponsor deposited $0.3 million in the Company’s operating account to replenish the shortage on April 29, 2025.

Satisfaction and discharge of indebtedness agreement with EF Hutton

The Company omitted the following disclosure that should have been made in its financial statements included in its report on the Form 10-K filed with the SEC on April 30, 2025.

On January 31, 2025, the Company and EF Hutton entered into a satisfaction and discharge of indebtedness agreement (the “Satisfaction and Discharge Agreement”), effective November 5, 2024, pursuant to which, in lieu of the $3.2 million deferred underwriting commission payable by K Wave to EF Hutton in connection with the consummation of the Business Combination, EF Hutton agreed to accept (i) $500,000 in cash, payable starting from the date of the consummation of the Business Combination, (ii) 50,000 Ordinary Shares of K Wave; and (iii) a promissory note in the principal amount of $2,000,000 (the “EF Hutton Note”). The EF Hutton Note only bears interest at 5% per annum if there is an event of default under the EF Hutton Note. The EF Hutton note matures on January 31, 2027, and, if by such date, K Wave fails to (i) consummate any EF Hutton Financing (as defined below), or (ii) consummate a sufficient amount of EF Hutton Financings so as to satisfy the outstanding amount owed under the EF Hutton Note, the EF Hutton Note will expire and any unpaid amounts thereunder will be forgiven.

Pursuant to the EF Hutton Note, K Wave is only obligated to pay to EF Hutton the amounts of principal, interest (if any) and other amounts payable thereunder from the gross proceeds pursuant to a closing, if any, of one or more financings from the sale of any equity, equity derivative or debt instruments of K Wave and/or any of its subsidiaries involving EF Hutton (an “EF Hutton Financing”). Pursuant to the EF Hutton Note, K Wave is obligated to pay to EF Hutton 10% of the gross proceeds of any EF Hutton Financing until amounts payable under the EF Hutton note are paid in full.

The number of Ordinary shares of K Wave deliverable within 60 following the closing of the Business Combination stipulated in the Satisfaction and Discharge Agreement are subject various provisions, including a make whole provision and a floor price at the date of their issuance and can range to, but not exceed 100,000.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, actual fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

PIPE Securities Purchase Agreement

On January 31, 2025, the Company entered into a securities purchase agreement (the “PIPE Securities Purchase Agreement”), with certain institutional and accredited investors (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the PIPE Investors, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), promissory notes (the “PIPE Notes”) convertible into shares of Company common stock, par value $0.0001 per share (the financing under the PIPE Securities Purchase Agreement hereinafter referred to as the “PIPE Financing”) with an aggregate original principal amount of $4.5 million (the “Aggregate Closing PIPE Proceeds”). The PIPE Notes issued in the PIPE Financing were offered in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the PIPE Subscription Agreements. In addition, upon conversion the PIPE Investors shall receive approximately 900,000 shares of K Enter Ordinary Shares from a K Enter shareholder, such shares shall be convertible into shares of Company common stock, par value $0.0001 per share.

The Aggregate Closing PIPE Proceeds will be a part of the aggregate cash proceeds available for release to the Company in connection with the transactions contemplated by the Business Combination Agreement. The PIPE Notes are convertible into Ordinary Shares, $0.0001 par value per share, at a price of $10.00 per share, to be adjusted downwardly as further described in the Form of Convertible Senior Unsecured Note, bear interest at 3.00% to be paid semi-annually, and mature on the thirty-sixth (36) month anniversary of the issuance date of the PIPE Notes.

Pursuant to the PIPE Securities Purchase Agreement, the PIPE Investors will entered into a registration rights agreement (the “PIPE Registration Rights Agreement”) at the closing of the transactions contemplated by the PIPE Securities Purchase Agreement (the “PIPE Closing”). Pursuant to the PIPE Registration Rights Agreement, the Company agrees to provide certain registration rights with respect to the shares of its Ordinary Shares issuable upon conversion of the PIPE Notes in accordance with the terms of the PIPE Notes.

Standby Equity Purchase Agreement

On June 3, 2025, we entered into a securities purchase agreement with Bitcoin Strategic Reserve KWM LLC, providing for the sale by the Company of up to $500 million of Ordinary Shares.

Proceeds from the facility will be used to support the Company’s Bitcoin-centric digital asset treasury strategy as well as for working capital and M&A activities, further expanding its content and K-POP related businesses. Under this initiative, K Wave will, subject to certain limitations, allocate a significant portion of the proceeds received from the sale of any shares under the facility to the purchasing, long-term holding, and yield optimization of Bitcoin (BTC) — positioning itself among the first publicly traded media companies to integrate BTC directly into its core treasury operations. In addition, the Company plans to operate Bitcoin Lightning Network nodes and invest in Bitcoin-native infrastructure to enhance decentralization and facilitate on-chain transaction rewards.

Copies of the press release and the securities purchase agreement are attached as Exhibits 99.1 and 99.2 with the current report on Form 6-K filed with the SEC on June 4, 2025, available at www.sec.gov.

Item 8. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the audited consolidated financial statements or the notes thereto.

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Number	Description
1.1**	Form of Amended and Restated Memorandum and Articles of Association of K Wave Media Ltd. (incorporated by reference to Annex B to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.1**	Merger Agreement, dated as of June 15, 2023, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.2**	First Amendment to the Merger Agreement, dated as of March 11, 2024, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.3**	Second Amendment to the Merger Agreement, dated as of June 28, 2024, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.4**	Third Amendment to the Merger Agreement, dated as of July 25, 2024, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

2.5**	Fourth Amendment to the Merger Agreement, dated as of December 11, 2024, by and among Global Star Acquisition Inc., K Enter Holdings Inc., K Wave Media Ltd. and GLST Merger Sub Inc. (incorporated by reference to Annex A to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

3.1**	Global Star Acquisition, Inc. Amended and Restated Certificate of Incorporation, dated September 19, 2022 (incorporated by reference to Exhibit 3.2 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

3.2**	Global Star Acquisition, Inc. Bylaws (incorporated by reference to Exhibit 3.3 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

3.3**	Form of PubCo’s Amended and Restated Memorandum and Articles of Association (incorporated by reference to Annex B to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

3.4**	First Amendment to the Amended and Restated Certificate of Incorporation of Global Star Acquisition Inc., dated August 28, 2023 (incorporated by reference to Exhibit 3.1 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on August 28, 2023).

3.5**	Second Amendment to the Amended and Restated Certificate of Incorporation of Global Star Acquisition Inc., dated June 14, 2024 (incorporated by reference to Exhibit 3.1 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on June 17, 2024).

3.6**	Third Amendment to the Amended and Restated Certificate of Incorporation of Global Star Acquisition Inc., dated December 6, 2024. (incorporated by reference to Exhibit 3.6 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

4.1**	Specimen Unit Certificate of Global Star Acquisition, Inc. (incorporated by reference to Exhibit 4.1 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.2**	Specimen Class A Common Stock Certificate of Global Star Acquisition, Inc. (incorporated by reference to Exhibit 4.2 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.3**	Specimen Warrant Certificate of Global Star Acquisition, Inc. (incorporated by reference to Exhibit 4.3 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.4**	Warrant Agreement, dated as of September 19, 2022, between Global Star Acquisition, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.5**	Placement Unit Purchase Agreement, dated September 22, 2022, between Global Star Acquisition, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.7 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

4.6**	Rights Agreement, dated September 22, 2022, between Global Star Acquisition, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

4.7**	Specimen Common Share Certificate of K Wave Media Ltd. (incorporated by reference to Exhibit 4.7 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

4.8**	Specimen Warrant Certificate of K Wave Media Ltd. (incorporated by reference to Exhibit 4.8 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

4.9**	Specimen Rights Certificate of K Wave Media Ltd. (incorporated by reference to Exhibit 4.9 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

5.1**	Opinion of Maples and Calder (Cayman) LLP as to the validity of K Wave Media Ltd. ordinary shares.

8.1**	Tax Opinion Letter of Nelson Mullins Riley & Scarborough LLP (incorporated by reference to Exhibit 8.1 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

8.2**	Tax Opinion Letter of Loeb & Loeb LLP (incorporated by reference to Exhibit 8.2 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.1**	Letter Agreement, dated as of September 22, 2022, by and among Global Star Acquisition, Inc., its officer, its directors and Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.1 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.2**	Investment Management Trust Agreement, dated as of September 22, 2022, by and between Global Star Acquisition, Inc. and Continental Stock & Trust Company (incorporated by reference to Exhibit 10.2 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.3**	Registration Rights Agreement, dated as of September 22, 2022, by and among Global Star Acquisition, Inc., Global Star Acquisition 1 LLC and certain security holders (incorporated by reference to Exhibit 10.3 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.4**	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Annex D to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

10.5**	Placement Unit Purchase Agreement, dated as of September 22, 2022, by and between Global Star Acquisition, Inc. and Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.4 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.6**	Promissory Note, dated February 14, 2022, issued from Global Star Acquisition, Inc. to Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.2 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

10.7**	Securities Subscription Agreement, dated as of February 14, 2022, by and between Global Star Acquisition, Inc. and Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.5 of Global Star Acquisition, Inc.’s Form S-1 filed with the SEC on July 28, 2022).

10.8**	Administrative Services Agreement, dated as of September 22, 2022, by and between Global Star Acquisition, Inc. and Global Star Acquisition 1 LLC (incorporated by reference to Exhibit 10.6 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on September 22, 2022).

10.9**	Form of Lock-Up Agreement by and among K Wave Media Ltd., Global Star Acquisition, Inc., K Enter Holdings Inc. and certain other persons (incorporated by reference to Exhibit 10.1 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on June 22, 2023).

10.10**	Form of Amended and Restated Registration Rights Agreement by and among K Wave Media Ltd., Global Star Acquisition, Inc., certain former stockholders of Global Star Acquisition, Inc., certain former stockholders of K Enter Holdings Inc. and certain other persons (incorporated by reference to Exhibit 10.2 of Global Star Acquisition, Inc.’s Current Report on Form 8-K filed with the SEC on June 22, 2023).

10.11**	Form of PubCo’s 2024 Equity Incentive Plan (incorporated by reference to Annex C to Global Star Prospectus/Proxy Statement filed with the SEC on January 8, 2025).

10.12**	Share Purchase Agreement, dated April 9, 2023, by and between K Enter Holdings Inc. and certain shareholders of Apeitda Co., Ltd. and Amendment thereto dated September 14, 2023 (incorporated by reference to Exhibit 10.12 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.13**	Share Purchase Agreement, dated April 10, 2023, by and between K Enter Holdings Inc. and certain shareholders of Bidangil Pictures Co., Ltd. and Amendment thereto dated September 14, 2023 (incorporated by reference to Exhibit 10.13 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.14**	Share Purchase Agreement, dated April 10, 2023, by and between K Enter Holdings Inc. and certain shareholders of The LAMP Co., Ltd. and Amendment thereto dated September 14, 2023. (incorporated by reference to Exhibit 10.14 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.15**	Share Purchase Agreement, dated April 9, 2023, by and between K Enter Holdings Inc. and certain shareholders of Studio Anseilen Co., Ltd. and Amendment thereto dated September 14, 2023 (incorporated by reference to Exhibit 10.15 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.16**	Share Purchase Agreement and Shareholder Agreement, both dated April 12, 2023, by and between K Enter Holdings Inc. and certain shareholders of First Virtual Lab Inc. (incorporated by reference to Exhibit 10.16 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.17**	Share Purchase Agreement, dated March 31, 2023, by and between K Enter Holdings Inc. and certain shareholders of Play Company Co., Ltd. and Amendment thereto dated September 30, 2023 (incorporated by reference to Exhibit 10.17 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.18**	Equity Purchase Agreement, dated March 31, 2023, by and between K Enter Holdings Inc. and certain shareholders of Solaire Partners LLC. and Amendments thereto dated September 14, 2023 and January 18, 2024, respectively (incorporated by reference to Exhibit 10.18 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.19**	Share Purchase Agreement, dated January 31, 2024, by and between Solaire Partners Limited Liability Company and K Enter Holdings Inc. (incorporated by reference to Exhibit 10.19 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.20**	Share Purchase Agreement, dated January 31, 2024, by and between King Bear Film LLC and K Enter Holdings Inc. (incorporated by reference to Exhibit 10.20 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.21**	April 27, 2023 Lease between Zoa Zoa, Inc., as landlord and K Enter Holdings Inc., as tenant (incorporated by reference to Exhibit 10.21 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.22††**	June 1, 2023 Lease between Solaire Partners, LLC, as landlord and K Enter Holdings Inc., as tenant (incorporated by reference to Exhibit 10.22 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.23**	Development Agreement, dated May 25, 2023, between K Enter Holdings Inc. and Studio Anseilen Co., Ltd. (incorporated by reference to Exhibit 10.23 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.24**	$1,000,000 Convertible Bond, issued by Prototype Group, Inc., dated August 10, 2023 (incorporated by reference to Exhibit 10.24 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.25**	Loan Agreement, dated September 6, 2023, between K Enter Holdings Inc., as lender and Studio V Plus Co., Ltd., as borrower (incorporated by reference to Exhibit 10.25 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.26**	Series A Convertible Preferred Stock Purchase Agreement, dated as of May 4, 2023, by and between K Enter Holdings Inc. and K Enter Holdings Korea Investment Partnership (incorporated by reference to Exhibit 10.26 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.27**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 13, 2023, by and between K Enter Holdings Inc. and Tan Chin Hwee (incorporated by reference to Exhibit 10.27 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.28**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 13, 2023, by and between K Enter Holdings Inc. and Young Han Yoon (incorporated by reference to Exhibit 10.28 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.29**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 13, 2023, by and between K Enter Holdings Inc. and Hyeonho Yoon (incorporated by reference to Exhibit 10.29 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.30**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 19, 2023, by and between K Enter Holdings Inc. and Assai OY (incorporated by reference to Exhibit 10.30 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.31**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 19, 2023, by and between K Enter Holdings Inc. and Graham NG Yong Qian (incorporated by reference to Exhibit 10.31 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.32**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 19, 2023, by and between K Enter Holdings Inc. and Integrity Capital International (incorporated by reference to Exhibit 10.32 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.33**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 19, 2023, by and between K Enter Holdings Inc. and Rossipohja Sijoitus OY (incorporated by reference to Exhibit 10.33 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.34**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 20, 2023, by and between K Enter Holdings Inc. and Gan Cher Siong (incorporated by reference to Exhibit 10.34 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.35**	Series A Convertible Preferred Stock Purchase Agreement, dated as of June 30, 2023, by and between K Enter Holdings Inc. and Xeno Investment Asia (incorporated by reference to Exhibit 10.35 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.36**	Series A Convertible Preferred Stock Purchase Agreement, dated as of August 22, 2023, by and between K Enter Holdings Inc. and JVC INC. (incorporated by reference to Exhibit 10.36 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.37**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of August 25, 2023, by and between K Enter Holdings Inc. and Studio Santa Claus Entertainment (incorporated by reference to Exhibit 10.37 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.38**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of August 31, 2023, by and between K Enter Holdings Inc. and Dong Hwan Kim (incorporated by reference to Exhibit 10.38 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.39**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 5, 2023, by and between K Enter Holdings Inc. and Dan Ah Kim (incorporated by reference to Exhibit 10.39 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.40**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 5, 2023, by and between K Enter Holdings Inc. and Ji Gun Kim (incorporated by reference to Exhibit 10.40 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.41**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 5, 2023, by and between K Enter Holdings Inc. and Woon Jun Sung (incorporated by reference to Exhibit 10.41 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.42**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 7, 2023, by and between K Enter Holdings Inc. and Younglan Choi (incorporated by reference to Exhibit 10.42 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.43**	Termination and Amendment to the Share Purchase Agreement and the Shareholders Agreement by and amongst Sungkwon Kim, King Bear Film LLC, and K Enter Holdings Inc., dated January 31, 2024 (incorporated by reference to Exhibit 10.43 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.44**	Termination Agreement and Re-purchase Option Agreement by and amongst Sungkwon Kim, King Bear Film LLC, and K Enter Holdings Inc., dated March 5, 2024 (incorporated by reference to Exhibit 10.44 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.45**	Convertible Senior Unsecured Note, dated June 4, 2024 issued by K Enter Holdings, Inc. to Innocus Global Group Pte Ltd., as Purchaser (incorporated by reference to Exhibit 10.45 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.46**	Convertible Senior Unsecured Note, dated June 5, 2024 issued by K Enter Holdings, Inc. to Global Star Capital VCC – Alpha Opportunities Fund, as Purchaser (incorporated by reference to Exhibit 10.46 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.47††**	Form of Employment Agreement by and between K Wave Media Ltd. and Tan Chin Hwee (incorporated by reference to Exhibit 10.47 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.48††**	Form of Employment Agreement by and between K Wave Media Ltd. and Jun Jong (incorporated by reference to Exhibit 10.48 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.49††**	Form of Employment Agreement by and between K Wave Media Ltd. and Jihun Byun (incorporated by reference to Exhibit 10.49 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.50**	Loan Agreement, dated April 22, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.50 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.51**	Loan Agreement, dated April 23, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.51 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.52**	Loan Agreement, dated May 3, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.52 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.53**	Loan Agreement, dated April 26, 2024 between K Enter Holdings, Inc. and Bidangil Pictures Co., Ltd (incorporated by reference to Exhibit 10.53 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.54**	Extension and Amendment Agreement to the Convertible Bond, dated August 9, 2024 (incorporated by reference to Exhibit 10.54 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.55**	Loan Agreement, dated August 19, 2024 between Global Star Acquisition I LLC and K Enter Holdings Inc. (incorporated by reference to Exhibit 10.55 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.56†**	Agreement between Play Company Co., Ltd. and Hybe Co., Ltd, dated January 26, 2024 (incorporated by reference to Exhibit 10.56 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.57†**	Agreement between Play Company Co., Ltd. and SM Entertainment Co., Ltd, dated December 12, 2023 (incorporated by reference to Exhibit 10.57 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.58**	Share Subscription Agreement, dated September 24, 2024 between K Enter Holdings, Inc. and GF Korea Inc. (incorporated by reference to Exhibit 10.58 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.59**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of October 10, 2023, by and between K Enter Holdings Inc. and Mavs Inc. (incorporated by reference to Exhibit 10.59 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.60**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 21, 2024, by and between K Enter Holdings Inc. and Shawn Loh (incorporated by reference to Exhibit 10.60 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.61**	Series A-1 Convertible Preferred Stock Purchase Agreement, dated as of September 25, 2024, by and between K Enter Holdings Inc. and Innocus Global Group PTE. Ltd. (incorporated by reference to Exhibit 10.61 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.62**	Release Agreement No. 1, dated as of September 30, 2024, by and between K Enter Holdings Inc. and KPMG Samjong Accounting Corp. (incorporated by reference to Exhibit 10.62 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.63**	Release Agreement No. 2, dated as of September 30, 2024, by and between K Enter Holdings Inc. and KPMG Samjong Accounting Corp. (incorporated by reference to Exhibit 10.63 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.64**	Release Agreement, dated as of September 30, 2024, by and between K Enter Holdings Inc. and Lee & Ko. (incorporated by reference to Exhibit 10.64 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.65**	Release Agreement, dated as of September 30, 2024, by and between K Enter Holdings Inc. and BAE, Kim & Lee LLC. (incorporated by reference to Exhibit 10.65 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.66**	Loan Extension Agreement, dated October 23, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.66 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.67**	Loan Extension Agreement, dated October 25, 2024 between K Enter Holdings, Inc. and Bindangil Pictures Co., Ltd. (incorporated by reference to Exhibit 10.67 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

10.68**	Loan Extension Agreement, dated November 4, 2024 between K Enter Holdings, Inc. and Young Jae Lee (incorporated by reference to Exhibit 10.68 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

21**	List of Subsidiaries of K Wave Media Ltd. (incorporated by reference to Exhibit 21 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

23.1	Consent of Samil PricewaterhouseCoopers of K Wave Media Ltd. for report dated May 14, 2025.

23.2	Consent of Samil PricewaterhouseCoopers, independent registered public accounting firm of K Enter Holdings Inc. for report dated May 14, 2025.

23.3	Consent of Samil PricewaterhouseCoopers, independent registered public accounting firm of Play Company Co., Ltd. for report dated May 14, 2025.

23.4	Consent of Samil PricewaterhouseCoopers, independent auditors of Solaire Partners LLC. for report dated May 14, 2025.

23.5	Consent of Samil PricewaterhouseCoopers, independent auditors of Bidangil Pictures Co., Ltd. for report dated May 14, 2025.

23.6	Consent of Samil PricewaterhouseCoopers, independent auditors of The LAMP Co., Ltd. for report dated May 14, 2025.

23.7	Consent of Samil PricewaterhouseCoopers, independent auditors of Apeitda Co., Ltd. for report dated May 14, 2025.

23.8	Consent of Samil PricewaterhouseCoopers, independent auditors of Studio Anseilen Co., Ltd. for report dated May 14, 2025.

23.9	Consent of Marcum LLP, independent registered accounting firm for Global Star Acquisition, Inc. for report dated April 29, 2025, except for the last section of Note 12 as to which the date is August 7, 2025.

23.10**	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 23.10 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

23.11**	Consent of EverEdge Pte. Ltd., provider of fairness opinions to Global Star Acquisition, Inc. (incorporated by reference to Exhibit 23.11 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

23.12**	Consent of KPMG (incorporated by reference to Exhibit 23.12 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

24.1**	Power of attorney dated August 7, 2025.

99.1**	Form of Proxy Card for Extraordinary General Meeting (incorporated by reference to Exhibit 99.1 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

99.2**	Fairness Opinion Letter, dated June 9, 2023, by EverEdge PTE Ltd. and Opinion of EverEdge PTE Ltd., dated June 9, 2023 (included as Annex F to the proxy statement/prospectus) (incorporated by reference to Exhibit 99.9 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

99.3**	KPMG Samjong Accounting Corp. Valuation Report, dated March 2023 (incorporated by reference to Exhibit 99.10 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

99.4**	Fairness Opinion Letter, dated March 12, 2024, Revised April 29, 2024, by EverEdge PTE, Ltd. and Opinion of EverEdge PTE., Ltd., dated March 12, 2024, Revised April 29, 2024 (included as Annex G to the proxy statement/prospectus) (incorporated by reference to Exhibit 99.11 of K Wave Media Ltd.’s Registration Statement on Form F-4/A, dated December 23, 2024).

99.5**	Press Release dated July 10, 2025 (incorporated by reference to Exhibit 99.1 of K Wave Media Ltd.’s Report on Form 6-K, dated July 30, 2025).

99.6**	Securities Purchase Agreement, dated July 3, 2025 (incorporated by reference to Exhibit 99.2 of K Wave Media Ltd.’s Report on Form 6-K, dated July 30, 2025).

99.7**	Press Release dated June 4, 2025 (incorporated by reference to Exhibit 99.1 of K Wave Media Ltd.’s Report on Form 6-K, dated June 4, 2025).

99.8**	Standby Equity Purchase Agreement dated June 3, 2025 (incorporated by reference to Exhibit 99.2 of K Wave Media Ltd.’s Report on Form 6-K, dated June 4, 2025).

99.9**	Purchase Agreement, dated July 12, 2023, by and between Global Star Acquisition I, K Enter Holdings Inc. and Global Star Acquisition I LLC (incorporated by reference to Exhibit 10.2 of Global Star Acquisition Inc.’s 8-K, dated July 17, 2023).

99.10**	PIPE Securities Purchase Agreement, PIPE Notes, and PIPE Registration Rights Agreement (incorporated by reference to Exhibits 10.1, 10.2, and 10.3 of Global Star Acquisition Inc.’s 8-K, dated February 7, 2025).

101	Inline Interactive Data Files

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing Fee Table.

*	To be filed by amendment.
**	Previously filed.
†	The Registrant has redacted provisions or terms of this Exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the Exhibits have been omitted, these Exhibits include a prominent statement on the first page of each redacted Exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.
††	Indicates a management contract or compensatory plan.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lewes, Delaware, on September 19, 2025.

K WAVE MEDIA LTD.

By:	/s/ Ted Kim
Name:	Ted Kim
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ted Kim	Director and Chief Executive Officer	September 19, 2025
Ted Kim	(Principal Executive Officer)

/s/ Jung Jong	Chief Financial Officer	September 19, 2025
Jung Jong	(Principal Financial Officer)

/s/ Jihun Byunn	Chief Accounts Officer	September 19, 2025
Jihun Byunn	(Principal Accounting Officer)

*	Director and Chairman	September 19, 2025
Pyeung Ho Choi

*	Director	September 19, 2025
Hyung Seok Cho

*	Director	September 19, 2025
Yang Kan Chong

*	Director	September 19, 2025
Jaekeun Kim

*	Director	September 19, 2025
Tae Woo Kim

*	Director	September 19, 2025
Young Jae Lee

The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the registration statement on Form F-1 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and previously filed on behalf of the registrant.

By:	/s/ Ted Kim
Ted Kim
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Under the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of K Wave Media Ltd., has signed this registration statement or amendment thereto on September 19, 2025.

Authorized United States Representative

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.